Filed Pursuant to Rule 424(b)(3)

Registration No. 333-265308

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF MANA CAPITAL ACQUISITION CORP.

PROSPECTUS FOR SHARES OF
COMMON STOCK OF MANA CAPITAL ACQUISITION CORP.

Proxy Statement dated October 7, 2022
and first mailed to stockholders on or about October 7, 2022

Dear Stockholders:

You are cordially invited to attend the special meeting of the stockholders of Mana Capital Acquisition Corp., a Delaware corporation (“MANA”) to be held on October 25, 2022. MANA is a Delaware corporation incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Holders of the common stock of MANA will be asked to approve the Merger Agreement and Plan of Reorganization, dated as of May 27, 2022 by and among Cardio Diagnostics, Inc., a Delaware corporation (“Cardio”), Meeshanthini (Meesha) Dogan, PhD (as the “Shareholders’ Representative”) and Mana Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MANA (the “Merger Sub”), entered into by MANA, Cardio, Merger Sub, and the Shareholders’ Representative on May 27, 2022, as amended on September 15, 2022 (as amended from time to time, the “Merger Agreement”) and the other related proposals, pursuant to which the Merger Sub will merge with and into Cardio, with Cardio surviving the merger (the “Business Combination”). As a result, Cardio will become a wholly-owned subsidiary of MANA. The former holders of the capital stock, options and warrants and equity rights of Cardio will be entitled to receive up to a maximum aggregate of 11,170,232 shares of Common Stock on a fully-diluted basis, subject to the terms and conditions of the Merger Agreement (as described herein).

To vote its public shares at the special meeting on the Business Combination Proposal (as defined in Proposal No. 1 of this proxy statement), a stockholder must be a stockholder as of September 27, 2022, the record date for the special meeting (the “Record Date”).

As of June 30, 2022, there was $65,010,733 in cash and marketable securities in MANA’s trust account. On September 27, 2022, the Record Date for the special meeting of stockholders, the closing price of MANA’s common stock was $10.04. As of June 30, 2022, $45,587 of cash was held outside of the trust account and was available for working capital purposes.

Each stockholder’s vote is very important. Whether or not you plan to attend the MANA special meeting in person, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting in person at the special meeting if such stockholder subsequently chooses to attend the MANA special meeting.

We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 21.

MANA’s Board of Directors unanimously recommends that MANA stockholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

/s/ Jonathan Intrater
Jonathan Intrater
Chief Executive Officer
Mana Capital Acquisition Corp.
October 7, 2022

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about MANA that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by MANA with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Solicitation Agent:
Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

or

Mana Capital Acquisition Corp.
8 The Green, Suite #12490
Dover, Delaware 19901

Attn: Chief Executive Officer
Telephone: (302) 281-2147

If you would like to request documents, please do so no later than five business days before the special meeting in order to receive them before MANA’s special meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about MANA and Cardio. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. Neither MANA, Cardio nor the Merger Sub has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement/prospectus, or the context otherwise requires:

•        Unless noted otherwise, references to “MANA,” “we,” “us” or “our Company” refer to Mana Capital Acquisition Corp., a Delaware corporation. After the completion of the Business Combination, all references to the “Company” or “our Company” refers to Cardio Diagnostics Holdings, Inc.

•        References to “Merger Sub” in this proxy statement/prospectus refer to Mana Merger Sub Inc., a Delaware company and wholly-owned subsidiary of MANA.

•        References to “Cardio” refer to Cardio Diagnostics, Inc., a Delaware corporation and its subsidiary.

•        References to “U.S. Dollars” and “$” refer to the legal currency of the United States.

MANA CAPITAL ACQUISITION CORPORATION

Mana Capital Acquisition Corp.
8 The Green, Suite #12490
Dover, Delaware 19901
Telephone: (302) 281-2147

NOTICE OF SPECIAL MEETING OF
MANA CAPITAL ACQUISITION CORP. STOCKHOLDERS
To Be Held on October 25, 2022

To: Mana Capital Acquisition Corp. Stockholders:

NOTICE IS HEREBY GIVEN, that a special meeting of stockholders of Mana Capital Acquisition Corp. (“MANA”) will be held on October 25, 2022, at 10:00 a.m., Eastern time at https://www.cstproxy.com/manacapitalacquisition/2022 (the “special meeting”). You are cordially invited to attend the special meeting to conduct the following items of business:

•        To approve the Merger Agreement and Plan of Reorganization, dated as of May 27, 2022 by and among MANA, Cardio Diagnostics, Inc. (“Cardio”), Meeshanthini (Meesha) Dogan, PhD (as the “Shareholders’ Representative”) and Mana Merger Sub Inc. (the “Merger Sub”), entered into by MANA, Cardio, Merger Sub, and the Shareholders’ Representative on May 27, 2022, as amended on September 15, 2022 (as amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). A copy of the Merger Agreement is attached to this proxy statement/preliminary prospectus as Annex A. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve amendments to MANA’s Amended and Restated Certificate of Incorporation, substantially in the form attached to the accompanying proxy statement as Annex B, in connection with the Business Combination in order to (i) change the name of the public entity to “Cardio Diagnostics Holdings Inc.” from “Mana Capital Acquisition Corp.” This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve the Cardio Diagnostics Holdings Inc. 2022 Incentive Plan, substantially in the form attached to the accompanying proxy statement as Annex C, including the authorization of the initial share reserve under the 2022 Omnibus Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

•        To approve the issuance of shares constituting more than 20% of the issued and outstanding common stock of MANA pursuant to the terms of the Merger Agreement, as required by Listing Rules 5635(a) and (b) of the Nasdaq Global Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

•        To elect Warren Hosseinion, MD, Meeshanthini (Meesha) Dogan, PhD, Robert Philibert, MD PhD, Brandon Sim, Stanley K. Lau, MD, Oded Levy and James Intrater to serve as directors on the Company’s board of directors (the “Board”) until the next annual meeting of stockholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event MANA does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Cardio.

Proposals 1 through 6 are sometimes collectively referred to herein as the “Proposals.” Unless waived by the parties to the Merger Agreement, the closing of the Business Combination (the “Closing”) is conditioned upon the approval by our stockholders of the Business Combination Proposal, the Charter Amendment Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal, and the Director Election Proposal (collectively, the “Condition Precedent Proposals”). Further, the Charter Amendment Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal and the Director Election Proposal are all conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal does not require the approval of the Business Combination Proposal and Business Combination to be effective.

It is important for you to note that in the event that the Business Combination Proposal is not approved, then MANA will not consummate the Business Combination. If MANA does not consummate the Business Combination and fails to complete an initial business combination by October 26, 2022 or obtain the approval of MANA’s board of directors to extend such date by up to twelve (12) months thereafter or the MANA stockholders to extend the deadline beyond then, then MANA will be required to dissolve and liquidate. On August 22, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to September 26, 2022. On September 21, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from September 26, 2022 to October 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to October 26, 2022.

As of September 27, 2022, there were 8,125,000 shares of common stock of MANA issued and outstanding and entitled to vote. Only MANA stockholders who hold common stock of record as of the close of business on September 27, 2022 are entitled to vote at the special meeting or any adjournment of the special meeting. This proxy statement is first being mailed to stockholders on or about October 7, 2022.

In light of ongoing developments related to the novel coronavirus (COVID-19), after careful consideration, MANA has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and our management team. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting https://www.cstproxy.com/manacapitalacquisition/2022 and using a control number assigned by Continental Stock Transfer & Trust Company, our Transfer Agent, where you will be able to listen to the meeting live and vote during the meeting. Additionally, you have the option to listen to the special meeting by dialing 1 -800-450-7155 (toll-free within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 7806413#, but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the special meeting by means of remote communication. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. The record date for the special meeting is September 27, 2022 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten (10) days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting. All references below to voting in person shall mean voting through the virtual meeting platform.

Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require the affirmative vote of a majority of the issued and outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “AGAINST” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of all then issued and outstanding shares of MANA common stock entitled to vote thereon at the special meeting. Accordingly, abstentions or a broker non-vote will have the same effect as a vote AGAINST this proposal.

The Director Election Proposal is decided by a plurality of the votes cast by the stockholders present in person (through the virtual meeting platform) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Director Election Proposal.

The presence in person or by proxy of a majority of the issued and outstanding shares of MANA common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Votes of stockholders of record who participate in the special meeting or by proxy will be counted as present for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on all of the proposals. If you are a beneficial owner (as defined below) of shares of the Company’s common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present at the special meeting for purposes of determining whether a quorum exists.

Our Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.

MANA currently has authorized share capital of 300,000,000 shares of common stock of which 8,125,000 are issued and outstanding, with a par value of $0.00001 per share, and 100,000,000 shares of preferred stock with a par value of $0.00001 per share, none of which are issued or outstanding.

Holders of MANA’s common stock will not be entitled to appraisal rights under Delaware law in connection with the Business Combination and any other Proposal.

Pursuant to MANA’s current Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of common stock of MANA then held by them (sometimes referred to as the “public shares”) for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount of cash then on deposit in the trust account as of two (2) business days prior to the consummation of the Business Combination, including interest not previously released by us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission that we will pay to the underwriters of our initial public offering (“IPO”) or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of marketable securities and cash held in our trust account of $65,612,574 as of September 27, 2022, the estimated per share redemption price would have been approximately $10.09, net of taxes payable. Public stockholders may elect to redeem their MANA Shares even if they vote for the Business Combination.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares, warrants (the “public warrants”) and rights (the “public rights”) prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., Eastern time, on October 21, 2022, (a) submit a written request to the Transfer Agent, that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

To vote its public shares on the Business Combination Proposal at the special meeting, a stockholder must be a stockholder as of September 27, 2022, the Record Date for the special meeting.

Holders of units must elect to separate the underlying public shares, public warrants, and public rights prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

If you hold units registered in your own name, you must deliver the certificate for those units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate those units into public shares, public warrants and rights. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct the nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. The written instructions must include the number of units to be split and the nominee holding your units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the requisite number of public shares, public warrants and rights. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this may be done electronically on the same business day, our Transfer Agent has advised us that you should allow at least 24 hours prior to the redemption deadline to electronically accomplish the separation. In either case, if you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Accordingly, it is recommended that you contact the Transfer Agent as soon as possible to separate your units into its components.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of common stock included in the units sold in our IPO without the prior consent of the Company. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. Every share of common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held cash and marketable securities with a fair value of $65,010,733 as of June 30, 2022. Holders of our outstanding public warrants or public rights do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to public shares.

Mana Capital LLC, which is the sponsor of MANA (the “Sponsor”), and our officers and directors have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the Business Combination, and the shares of common stock held by them will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor beneficially owns approximately 19.26% of our issued and outstanding shares of common stock, including all of the founder shares. The Sponsor and our directors and officers have agreed to vote any shares of the common stock owned by them in favor of the Business Combination.

Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation that is received by us before we take the vote at the special meeting to Mana Capital Acquisition Corp., 8 The Green, Suite #12490, Dover, Delaware 19901; telephone: (302) 281-2147. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding revocation of proxies.

MANA’s Board of Directors unanimously recommends that MANA stockholders vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

/s/ Jonathan Intrater
Jonathan Intrater Chief Executive Officer and Chairman of the Board

Page
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR MANA STOCKHOLDERS	1
DELIVERY OF DOCUMENTS TO MANA’S STOCKHOLDERS	9
SUMMARY OF THE PROXY STATEMENT	10
TRADING MARKET AND DIVIDENDS	20
RISK FACTORS	21
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	61
SPECIAL MEETING OF MANA STOCKHOLDERS	57
PROPOSAL NO. 1 THE BUSINESS COMBINATION PROPOSAL	70
THE MERGER AGREEMENT	89
PROPOSAL NO. 2 THE CHARTER AMENDMENT PROPOSAL	96
PROPOSAL NO. 3 THE EQUITY PLAN ADOPTION PROPOSAL	97
PROPOSAL NO. 4 THE NASDAQ 20% SHARE ISSUANCE PROPOSAL	105
PROPOSAL NO. 5 THE DIRECTOR ELECTION PROPOSAL	106
PROPOSAL NO. 6 THE ADJOURNMENT PROPOSAL	107
INFORMATION ABOUT CARDIO	108
CARDIO’S DIRECTORS AND EXECUTIVE OFFICERS	131
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF CARDIO	135
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CARDIO	138
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	147
SELECTED HISTORICAL FINANCIAL INFORMATION OF MANA	156
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MANA FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND THE FISCAL YEAR ENDED DECEMBER 31, 2021	157
MANA’S BUSINESS	162
MANA’S DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE	168
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	176
CERTAIN RELATIONSHIPS, AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	178
SECURITY OWNERSHIP OF THE COMPANY AFTER THE BUSINESS COMBINATION	192
DESCRIPTION OF MANA’S SECURITIES	194
EXPERTS	202
STOCKHOLDER PROPOSALS AND OTHER MATTERS	202
WHERE YOU CAN FIND ADDITIONAL INFORMATION	203

Annex A	Merger Agreement and Plan of Reorganization dated May 27, 2022 and Amendment to the Merger Agreement dated September 15, 2022, by and among, Cardio Diagnostics, Inc., Meeshanthini (Meesha) Dogan as Representative of the Shareholders of Cardio Diagnostics, Inc., Mana Capital Acquisition Corp. and Mana Merger Sub Inc.	A-1
Annex B	Form of Amendment to Amended and Restated Certificate of Incorporation of MANA	B-1
Annex C	Cardio Diagnostics Holdings, Inc. 2022 Equity Incentive Plan	C-1
Annex D	Fairness Opinion	D-1

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by MANA (File No. 333-265308), constitutes a prospectus of MANA under Section 5 of the Securities Act, with respect to the shares of MANA Common Stock (as defined below) to be issued if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Special Meeting of MANA stockholders at which MANA stockholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Merger Agreement, among other matters. The proxy statement/prospectus is referred to herein as the “proxy statement.”

ii

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR MANA stockholders

Q:     What is the purpose of this document?

A:     Mana Capital Acquisition Corp., a Delaware corporation (“MANA” or the “Company”), Cardio Diagnostics, Inc. a Delaware private corporation (“Cardio”) and Mana Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MANA (the “Merger Sub”), have agreed to a Business Combination (as defined below) under the terms of a Merger Agreement, dated as of May 27, 2022, (as amended on September 15 , 2022) by and among MANA, the Merger Sub, the Shareholders’ Representative and Cardio (the “Merger Agreement”). Under the terms of the Business Combination, Merger Sub will merge with and into Cardio, with Cardio surviving the merger. As a result, Cardio will be a wholly-owned subsidiary of MANA. The former securityholders of Cardio will receive shares of Common Stock of MANA. The transaction is intended to be a “reverse triangular merger” and qualify as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The consummation of the transactions contemplated by the Merger Agreement, are referred to collectively as the “Business Combination” and the proposal to approve the Business Combination is referred to as the “Business Combination Proposal.” The Merger Agreement is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including “Risk Factors” and all the Annexes hereto.

The units (the “MANA Units”) that were issued in MANA’s initial public offering (“Initial Public Offering” or the “IPO”) each consist of one share of common stock of MANA, par value $0.00001 per share (the “MANA Shares”), one-half of one redeemable warrant (“MANA Warrants”), and a right (“MANA Rights”) to acquire 1/7th of a MANA Share. Each whole warrant entitles the holder thereof to purchase one share of common stock at $11.50 per share. Simultaneously with the consummation of the Initial Public Offering completed on November 26, 2021, we consummated the private placement of an aggregate of 2,500,000 warrants, each exercisable to purchase one MANA Share for $11.50 per share (the “Private MANA Warrants”) which were sold and issued to our sponsor, MANA Capital LLC (“Sponsor”). MANA stockholders (except for our Sponsor and MANA’s officers and directors) will be entitled to redeem their MANA Shares for a pro rata share of the trust account that holds the proceeds of our IPO that closed on November 26, 2021 (the “trust account”) (currently anticipated to be no less than approximately $10.00 per share for stockholders) net of taxes payable.

The MANA Units, MANA Shares, MANA Warrants and MANA Rights are currently listed on the Nasdaq Global Market. Only holders of MANA Shares are receiving this proxy statement and are entitled to vote on the Proposals.

We are required under our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and the rules of the Nasdaq Stock Market Inc. to obtain approval of our stockholders for the Business Combination and other matters described herein. This proxy statement contains important information as required under the rules and regulations of the Securities and Exchange Commission (the “SEC”) about the proposed Business Combination and the other matters to be acted upon at the special meeting of MANA stockholders. You should read it carefully.

Q:     What is being voted on?

A:     Below are the proposals on which MANA stockholders are being asked to vote:

•        To approve the Business Combination contemplated under Merger Agreement, dated as of May 27, 2022, and as amended on September 15, 2022 by and among MANA, Cardio, the Shareholders’ Representative and Merger Sub, and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve amendments to MANA’s Amended and Restated Certificate of Incorporation to, simultaneous with the Business Combination, change the name of the public entity to “Cardio Diagnostics Holdings Inc.” from “Mana Capital Acquisition Corp.” This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve the Cardio Diagnostics, Inc. 2022 Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

•        To approve the issuance of shares constituting more than 20% of the issued and outstanding common stock of MANA pursuant to the terms of the Merger Agreement, as required by Listing Rules 5635(a) and (b) of the Nasdaq Global Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

•        To elect Warren Hosseinion, MD, Meeshanthini (Meesha) Dogan, PhD, Robert Philibert, MD PhD, Brandon Sim, Stanley K. Lau, MD, Oded Levy and James Intrater to serve as directors on the Company’s board of directors (the “Board” or the “Board of Directors”) until the next annual meeting of stockholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event MANA does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Q:     Are the proposals conditioned on one another?

A:     Yes. The Business Combination is conditioned on the approval of the Condition Precedent Proposals at the special meeting. It is important for you to note that if the Condition Precedent Proposals do not receive the requisite vote for approval and are not waived by the parties to the Merger Agreement, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 26, 2022, or further extend the deadline for us to consummate an initial business combination, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders. On August 22, 2022, we notified the trustee of our trust account that we were extending the time available to us to consummate our initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to September 26, 2022. On September 21, 2022, we notified the trustee of our trust account that we were extending the time available to us to consummate our initial business combination for a period of one (1) month from September 26, 2022 to October 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to October 26, 2022.

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Q:     What is the consideration being paid to Cardio securityholders?

A:      The maximum number of MANA Shares which may be issued to the holders of Cardio securities is 10,170,235 MANA Shares (excluding MANA Shares issuable pursuant to the earnout and upon conversion of notes issued to Cardio in connection with the extension of MANA’s duration (such notes may be referred to as the “Extension Notes”)). We estimate that the Cardio stockholders will receive an aggregate of 6,452,076 MANA Shares (excluding the contingent right to receive up to 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes, but including 101,702 MANA Shares issuable to the holder of Cardio equity rights, which are expected to be exercised in connection with the Business Combination), and holders of Cardio options will receive options to acquire 1,656,383 MANA Shares to be granted under the 2022 Mana Capital Acquisition Corp. Omnibus Incentive Plan, as described herein, and holders of Cardio warrants will receive warrants to acquire 2,061,773 MANA Shares. Of the MANA Shares to be delivered to at Closing, 800,000 MANA Shares will be placed in escrow for a period of up to 36 months to provide for indemnification claims which may be brought by MANA as described in the section entitled “The Merger Agreement.”

Q:     Following the Closing of the Business Combination, what percentage of the combined company will the former MANA public stockholders own?

A:      Assuming the maximum redemption of our public shares (to maintain at least $5,000,001 in our trust account, or 5,999,999 shares valued at approximately $10.00 per share, net of taxes payable), a closing net debt of $0, $8,400,000 of cash, net of $500,000 in accordance with the Merger Agreement (using the cash balance on October 3, 2022), approximately 513,413 Cardio options and 639,069 Cardio warrants outstanding at the time of Business Combination with an aggregate exercise price of $18,302,354, and the issuance of MANA Shares upon the conversion of the MANA Rights, we anticipate that upon completion of the Business Combination, we will issue the Cardio stockholders and the holder of Cardio equity rights an aggregate of 6,452,076 MANA Shares, excluding 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes, and the ownership of the outstanding shares of common stock of MANA of the post-Business Combination company will be as follows:

•        MANA public stockholders (which excludes our Sponsor and officers and directors) will own 500,001 MANA Shares, which will represent approximately 5.2% of our common shares;

•        Our Sponsor, officers and directors will own 1,625,000 MANA Shares, which will represent approximately 17.1% of our common shares;

•        Our holders of MANA Rights will own 928,571 MANA Shares, which will represent approximately 9.8% of our common shares; and

•        Cardio former stockholders and the holder of Cardio equity rights, will own approximately 6,452,076 MANA Shares, (excluding the contingent right to receive up to 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes), which will represent approximately 67.9% of our common shares.

The ownership percentages with respect to the post-Merger company following the Business Combination set forth above do not take into account: (a) warrants to purchase 3,250,000 MANA Shares that will remain issued and outstanding and are held by our public stockholders; (b) warrants to purchase 2,500,000 MANA Shares held by our Sponsor; (c) options to purchase approximately up to 1,656,383 MANA Shares to be issued to current option holders of Cardio, (d) approximately 2,061,773 warrants to purchase MANA common shares to be issued to current warrant holders of Cardio, and (e) any reductions in the compensation to be paid to the Cardio stockholders pursuant to the terms of the Merger Agreement; but does include an aggregate of (i) 928,571 MANA Shares issuable upon conversion of the MANA Rights, which will be automatically converted into MANA Shares at the Closing of the Business Combination on the basis of 1/7th MANA Share for each outstanding MANA Right and (ii) the exercise of Cardio equity rights that are expected to be exercised in connection with the Business Combination, which entitle the holder to be issued 101,702 MANA Shares, equaling 1% of the Merger Consideration. If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the Business Combination will be different. The numbers of MANA Shares and percentage interests set forth above are based on a number of additional assumptions, including that Cardio does not issue any additional equity securities prior to the Business Combination. If the actual facts differ from our assumptions, the numbers of shares and percentage interests set forth above will be different. After giving effect to the conversion of our outstanding rights into 928,571 MANA shares, all securities, ownership and voting control of our Sponsor, officers and directors will be as follows:

	Assuming No Redemptions(1)			Assuming Maximum Redemptions(2)
	Shares	Ownership %(3)	Voting %(3)	Shares	Ownership %(3)	Voting %(3)
Sponsor and affiliates(4)	1,625,000	10.5%	10.5%	1,625,000	17.1%	17.1%

____________

(1) This presentation assumes no additional holders of our common stock exercise their redemption rights with respect to their redeemable common stock upon the Closing.

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(2)  This presentation assumes the maximum redemption of our public shares to maintain at least $5,000,001 in assets in our trust account).

(3)  Percentage calculations do not give effect to the (A) exercise of: (i) 3,250,000 public warrants, (ii) 2,500,000 private placement warrants, (iii) 1,656,383 options to be issued to Cardio employees, and (iv) 2,061,773 warrants held by Cardio warrant holders, and (B) the issuance of the Earnout Shares and shares issuable upon conversion of the Extension Notes.

(4)  Holdings of the listed category of stockholder consists of the sponsor shares held by the Sponsor and our current officers and directors but exclude the 2,500,000 shares issuable upon exercise of the private warrants held by the Sponsor.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:     Do any of MANA’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:     MANA’s directors and officers have interests in the Business Combination that are different from your interests as a stockholder. You should keep in mind the following interests of MANA’s directors and officers:

Prior to our Initial Public Offering, MANA issued the Sponsor Shares for an aggregate purchase price of $25,000. In addition, in conjunction with the closing of the Initial Public Offering, the Sponsor purchased 2,500,000 warrants, each warrant to purchase one MANA Share, at a price of $1.00 per warrant. The warrants held by our Sponsor are exercisable at $11.50 per share. Two (2) of our directors currently hold an aggregate of 60,000 MANA Shares. In addition, our Sponsor will transfer to our Chief Executive Officer 150,000 MANA Shares and 100,000 private warrants to purchase MANA common stock at $11.50 per share upon the Closing of the Business Combination. Therefore, in light of the amount of consideration paid for the foregoing securities, MANA’s directors and officers will likely benefit from the completion of the Business Combination even if the Business Combination causes the market price of MANA’s securities to significantly decrease. The likely benefit to MANA’s directors and officers may influence their motivation for promoting the Business Combination and/or soliciting proxies for the approval of the Business Combination Proposal. See “Risk Factors — Risks Related to MANA’s Business as a SPAC  — MANA’s directors and officers may have certain conflicts in determining to recommend the Business Combination with Cardio, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.”

Our Amended and Restated Certificate of Incorporation provides that if MANA does not consummate the Business Combination by August 26, 2022 (unless further extended by the MANA board upon the funding of additional contribution to the trust account based on the amount of $0.0333 per public share or $216,667 per each one month extension for up to 12 months), MANA will be required to dissolve and liquidate, and the securities held by MANA’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions. On August 22, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to September 26, 2022. On September 21, 2022, we notified the trustee of our trust account that we were extending the time available to us to consummate our initial business combination for a period of one (1) month from September 26, 2022 to October 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to October 26, 2022. MANA expects that, if needed, it will receive at least a one additional payment to further extend the deadline.

In addition, pursuant to a Business Combination Marketing Agreement, Ladenburg, Thalmann & Co., Inc. (“Ladenburg”) and I-Bankers Securities, Inc. (“I-Bankers”) will receive a fee from MANA only if the Business Combination is consummated. In addition, MANA has agreed to indemnify Ladenburg and I-Bankers for certain liabilities arising out of its engagement. In addition, a managing director of Ladenburg, Jonathan Intrater, currently serves as the Chief Executive Officer, Principal Financial Officer and Chairman of MANA; however, Mr. Intrater is not covered by the indemnity contained in the Business Combination Marketing Agreement.

In addition, the exercise of MANA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in MANA stockholders’ best interests. See “Risk Factors — Risks Related to MANA’s Business as a SPAC — Because MANA’s Sponsor and its officers and directors own MANA Shares and MANA Warrants which will not participate in liquidation distributions and, therefore, they will lose their entire investment in us and face other financial consequences if the Business Combination is not completed, and they may have a conflict of interest in determining whether the Business Combination is appropriate.”

Q:     When and where is the special meeting of MANA’s stockholders?

A:     The special meeting will be held virtually on October 25, 2022, at 10:00 a.m., Eastern time at https://www.cstproxy.com/manacapitalacquisition/2022.

In light of ongoing developments related to COVID-19, and the related protocols that governments have implemented, the Board determined that the special meeting will be a virtual meeting conducted exclusively via live webcast. The Board believes that this is the right choice for the Company and its stockholders at this time, as it permits stockholders to attend and participate in the special meeting while safeguarding the health and safety of the Company’s stockholders, directors and the Company’s management team. You will be able to attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/manacapitalacquisition/2022. To participate in the virtual meeting, you will need a control number assigned by Continental Stock Transfer & Trust Company, the Company’s Transfer Agent. Additionally, you have the option to listen to the special meeting by dialing +1-800-450-7155 (toll-free within the U.S. and Canada) or +1-857-999-9155 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 7806413#, but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the special meeting by means of remote communication. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the special meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

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Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Q:     Who may vote at the special meeting of stockholders?

A:     Only holders of record of MANA Shares as of the close of business on September 27, 2022, the Record Date, may vote at the special meeting of stockholders. As of the Record Date, there were 8,125,000 shares of MANA Shares issued and outstanding and entitled to vote. MANA’s Sponsor and initial stockholders own an aggregate of 1,625,000 shares and have agreed to vote in favor of the Business Combination.

Please see “Special Meeting of MANA Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the special meeting of stockholders?

A:     Stockholders representing a majority (4,062,501 shares) of the MANA Shares issued and outstanding as of the Record Date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. MANA Shares will be counted for purposes of determining whether there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present. If you are a beneficial owner of shares of MANA common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present for purposes of determining whether a quorum exists.

Q:     What vote is required to approve the Proposals?

A:     Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal, and the Adjournment Proposal each require the affirmative vote of a majority of the outstanding shares of our common stock present in person (through the virtual meeting platform) or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “AGAINST” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of all then issued and outstanding shares of our common stock entitled to vote thereon at the special meeting, or any adjournment thereof. Accordingly, abstentions or a broker non-vote will have the same effect as a vote AGAINST this proposal.

The Director Election Proposal is decided by a plurality of the votes cast by the stockholders present in person (through the virtual meeting platform) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Director Election Proposal.

Q:     How will the initial stockholders vote?

A:     MANA’s Sponsor and other initial stockholders, who as of the Record Date owned 1,625,000 Sponsor Shares, or approximately 20% of the issued and outstanding MANA Shares, have agreed, pursuant to a letter agreement dated November 22, 2021 with the underwriter of the IPO, to vote their respective shares of MANA common stock acquired by them prior to the Initial Public Offering in favor of each of the Proposals, including the Business Combination Proposal. MANA’s Sponsor and other initial stockholders have also agreed that they will vote any MANA Shares they purchase or have purchased in the open market since the Initial Public Offering in favor of each of the other Proposals.

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Q:     Am I required to vote against the Business Combination Proposal in order to have my common stock redeemed?

A:     No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that MANA redeem your common stock for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). These rights to demand redemption of MANA Shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not completed, then holders of MANA Shares electing to exercise their redemption rights will not be entitled to receive such payments.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public stockholder who holds MANA Shares on or before October 21, 2022 (two (2) business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

To vote its public shares on the Business Combination Proposal at the special meeting, a stockholder must be a stockholder as of September 27, 2022, the Record Date.

Q:     Do I have redemption rights?

A:     Yes, provided that you own your MANA public shares when you submit the request in writing to MANA's transfer agent to redeem your public shares into cash, you will be able to exercise redemption rights with respect to your public shares.

If you transfer your public shares after the Record Date, but before the special meeting, you would retain your right to vote at the special meeting. However, you will not be able to exercise the redemption rights with respect to the public shares because you no longer own such shares.

However, a redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. You may not elect to redeem your shares prior to the completion of the Business Combination.

The units (the “MANA Units”) that were issued in MANA’s Initial Public Offering, each consist of one share of common stock of MANA, par value $0.00001 per share (the “MANA Shares”), one half of one redeemable warrant, and one right to acquire 1/7 of a MANA Share. Each whole warrant entitles the holder thereof to purchase one MANA Share at $11.50 per share, subject to adjustment. Assuming the Proposed Business Combination closes, MANA stockholders (except for the Sponsor or MANA’s officers and directors) who elect their redemption right will be entitled to redeem their MANA Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.09 per share for stockholders), net of taxes payable.

MANA’s Certificate of Incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our Initial Public Offering. Therefore, any persons who hold more than 15% of our shares will not be able to redeem any shares in excess of the 15% limitation, regardless of the manner in which they vote their shares.

Q:     How do I exercise my redemption rights?

A:     If you are a public stockholder as of the Record Date and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on October 21, 2022 (two (2) business days before the special meeting), that MANA redeem your shares into cash; and (ii) submit your request in writing to MANA’s transfer agent, at the address listed at the end of this section and deliver your shares to MANA’s transfer agent physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two (2) business days before the special meeting. Holders of outstanding MANA Units must separate the underlying MANA Shares, MANA Warrants, and MANA Rights prior to exercising redemption rights with respect to the shares of MANA common stock. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights tendering the physical certificates or electronically delivering the shares within the required time limitation.

If you hold units registered in your own name, you must deliver the certificate for those units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate those units into public shares, public warrants and rights. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct the nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. The written instructions must include the number of units to be split and the nominee holding your units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the requisite number of public shares, public warrants and rights. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this may be done electronically on the same business day, our Transfer Agent has advised us that you should allow at least 24 hours prior to the redemption deadline to electronically accomplish the separation. In either case, if you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Accordingly, it is recommended that you contact the Transfer Agent as soon as possible to separate your units into its components.

Any corrected or changed written demand of redemption rights must be received by MANA’s transfer agent two (2) business days before the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days before the special meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public stockholder who continues to hold such MANA Shares on or before October 21, 2022 (two (2) business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination).

Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting of MANA stockholders. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable), divided by the number of shares of common stock sold in the Initial Public Offering. Please see the section entitled “Special Meeting of MANA Stockholders — Redemption Rights” for more information on the procedures to be followed if you wish to redeem your MANA Shares for cash.

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Q:     How can I vote?

A:      If you were a holder of record MANA Shares on the Record Date for the special meeting of MANA stockholders, you may vote with respect to the applicable Proposals in person at the special meeting of MANA stockholders via the live webcast, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on October 25, 2022, in accordance with the instructions provided to you under “Special Meeting of MANA Stockholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your bank, broker or other nominee in advance of the special meeting to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide your bank, broker or other nominee with instructions on how to vote your shares or, if you wish to attend the special meeting of MANA stockholders and vote in person, obtain a proxy from your bank, broker or other nominee.

Q:     If my shares are held in “street name” by my bank, broker or other nominee, will they automatically vote my shares for me?

A:     No. Under the rules of various national securities exchanges, your bank, broker or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your bank, broker or other nominee. MANA believes the Proposals are non-discretionary and, therefore, your bank, broker or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or other nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals except for the Charter Amendment Proposal, for which it would have the same effect as an against vote. You should instruct your broker to vote your MANA Shares in accordance with directions you provide.

If your shares are held in “street name” through a broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. Many banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

Q:     What if I abstain from voting or fail to instruct my bank, broker or other nominee on how to vote my shares?

A:     MANA will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the special meeting of MANA stockholders. For purposes of approval, an abstention on any of the Proposals will have the same effect as a vote “AGAINST” such Proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your MANA common stock redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such MANA Shares or submit a request in writing to MANA’s transfer agent at the address listed on page 7 and deliver your shares to MANA’s transfer agent physically or electronically through DTC prior to the special meeting of MANA stockholders.

If you are a “street name” holder and you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares of MANA Common Stock; this indication that a bank, broker or nominee is not voting your shares of MANA Common Stock is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares of MANA Common Stock only if you provide instructions on how to vote. You should instruct your broker to vote your shares of MANA Common Stock in accordance with directions you provide. A broker non-vote will have no effect on Proposals Nos. 1, 3, 4, 5 and 6, and will have the effect of a vote “AGAINST” Proposal No. 2.

Q:     What will happen if I return my proxy card without indicating how to vote?

A:     If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of MANA Common Stock represented by your proxy will be voted in favor of each Proposal and for each of the nominees for election to our Board of Directors. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

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Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the special meeting. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Continental Stock Transfer & Trust Company
1 State Street,
New York, New York 10004
Attn.: Proxy Department
Telephone: (212) 509-4000

or

Mana Capital Acquisition Corp.
8 The Green

Suite #12490

Dover, Delaware 19901

Attn: Chief Executive Officer
Telephone: (302) 281-2147

Q:     Should I send in my share certificates now?

A:     MANA stockholders who intend to have their MANA Shares redeemed should send their certificates to MANA’s transfer agent at least two (2) business days before the special meeting. Please see “Special Meeting of MANA Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your common stock for cash.

Q:     When is the Business Combination expected to occur?

A:     Assuming the requisite stockholder approvals are received and all other conditions to Closing satisfied, MANA expects that the Business Combination will occur no later than October 26, 2022.

Q:     May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:     No. Appraisal rights are not available to holders of MANA Shares in connection with the proposed Business Combination. For additional information, see the sections entitled “Special Meeting of MANA Stockholders — Appraisal Rights.”

Q:     What happens if I sell my MANA Shares before the Meeting?

A:     The Record Date for the special meeting is earlier than the date of the special meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your MANA Shares after the Record Date, but before the special meeting, unless the transferee obtains from you a proxy or a written agreement to vote those shares, you would retain your right to vote at the special meeting, but will not hold an interest in MANA after the Business Combination is consummated. If you transfer your MANA Shares after the Record Date but before the special meeting, you will no longer have the right to exercise redemption rights with respect to your MANA Shares.

Q:     Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:     Yes. There are several risks related to the Business Combination and other transactions contemplated by the Merger Agreement, that are discussed in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 21 of this proxy statement.

Q:     What happens if the Business Combination is not consummated?

A:     Pursuant to our Amended and Restated Certificate of Incorporation, if MANA does not consummate a Business Combination by August 26, 2022, unless the Board of Directors approves up to twelve (12) one-month extensions to complete its initial business combination (subject to the contribution of $216,667 to the Trust Account for each one-month extension), or we obtain the approval of MANA stockholders to extend the deadline for it to consummate an initial business combination, then pursuant to our Certificate of Incorporation, MANA’s officers must take all actions necessary in accordance with the Delaware General Corporation Law (referred to herein as the “DGCL”) to dissolve and liquidate MANA as soon as reasonably practicable. Following dissolution, MANA will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of MANA Shares who acquired such common stock in MANA’s Initial Public Offering or in the aftermarket. The estimated consideration that each MANA Share would be paid at liquidation would be approximately $10.09 per share for stockholders is based on amounts on deposit in the trust account as of the Record Date, net of taxes payable. The closing price of MANA’s Shares on the Nasdaq Global Market as of the Record Date was $10.04. MANA’s Sponsor and other initial stockholders waived the right to any liquidation distribution with respect to any MANA Shares held by them. On August 22, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to September 26, 2022. On September 21, 2022, we notified the trustee of our trust account that we were extending the time available to us to consummate our initial business combination for a period of one (1) month from September 26, 2022 to October 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to October 26, 2022. MANA expects that, if needed, it will receive at least one additional payment to further extend the deadline.

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Q:     What happens to the funds deposited in the trust account following the Business Combination?

A:     Following the Closing of the Business Combination, funds in the trust account will be released to MANA. Holders of MANA Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of September 27, 2022, there was approximately $$65,612,574 in MANA’s trust account; based upon which amount approximately $10.09 per outstanding share issued in MANA’s Initial Public Offering, net of taxes payable, will be paid to the public investors that elect to redeem MANA Shares. Any funds remaining in the trust account after such payments will be used for future working capital and other corporate purposes of the combined entity.

Q:     Who will solicit the proxies and pay the cost of soliciting proxies for the special meeting?

A:     MANA will pay the cost of soliciting proxies for the special meeting. MANA has engaged Advantage Proxy as its solicitation agent to assist in the solicitation of proxies for the special meeting. MANA has agreed to pay Advantage Proxy, the solicitation agent, a fee of $10,000, plus disbursements, and will reimburse the solicitation agent for its reasonable out-of-pocket expenses and indemnify the solicitation agent and its affiliates against certain claims, liabilities, losses, damages and expenses. MANA will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of MANA Shares for their expenses in forwarding soliciting materials to beneficial owners of the MANA Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     How does MANA’s Board of Directors recommend that I vote?

A:     The MANA Board of Directors recommends that its stockholders vote or give instruction to vote:

•        “FOR” Proposal No. 1, the Business Combination Proposal;

•        “FOR” Proposal No. 2, the Charter Amendment Proposal;

•        “FOR” Proposal No. 3, the Equity Plan Adoption Proposal;

•        “FOR” Proposal No. 4, the Nasdaq 20% Proposal;

•        “FOR” Proposal No. 5, the Director Election Proposal”; and

•        “FOR” Proposal No. 6, the Adjournment Proposal, if presented.

You should read “Business Combination Proposal: Approval of the Business Combination — MANA’s Board’s Reasons for Approval of the Business Combination” beginning on page 77 for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the Business Combination Proposal.

Q:     How many votes do I and others have?

A:     You are entitled to one (1) vote for each share of MANA common stock that you held as of the Record Date. As of the close of business on the Record Date, there were 8,125,000 issued and outstanding shares of MANA common stock.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact MANA’s proxy solicitor at:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

You may also obtain additional information about MANA from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

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DELIVERY OF DOCUMENTS TO MANA’s stockholders

Pursuant to the rules of the SEC, MANA and service providers that it employs to deliver communications to its stockholders are permitted to deliver to two (2) or more stockholders sharing the same address a single copy of the proxy statement, unless MANA has received contrary instructions from one (1) or more of such stockholders. Upon written or oral request, MANA will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that MANA deliver single copies of the proxy statement in the future. Stockholders may notify MANA of their requests by contacting MANA as follows:

Mana Capital Acquisition Corp.
8 The Green

Suite #12490

Dover, Delaware 19901

Attn: Chief Executive Officer
Telephone: (302) 281-2147

or

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

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SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Merger Agreement executed among MANA, Cardio, the Shareholders’ Representative and Merger Sub, which is attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights related to voting, any redemption rights and in the Business Combination.

Unless otherwise specified, all calculations and figures related to number of shares and share percentages assume no exercise of the redemption rights by MANA’s stockholders, the issuance of the maximum number of shares under the Merger Agreement, and the issuance of MANA Shares upon the conversion of the MANA Rights.

The Parties to the Business Combination

Mana Capital Acquisition Corp. was formed on May 19, 2021 under the laws of the State of Delaware, as a blank check company for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. Our efforts to identify a prospective target business were not limited to a particular industry or geographic region, although we intended to focus our search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy, and consumer products sectors. We believe that we will add value to Cardio and, potentially, other businesses, primarily by providing them with access to the U.S. capital markets.

Our Registration Statement on Form S-1 was declared effective by the SEC on November 22, 2021. Ladenburg Thalmann & Co., Inc., acted as lead bookrunner for our Initial Public Offering. On November 26, 2021, we consummated our Initial Public Offering of 6,200,000 Units. Each Unit consists of one share of common stock, par value $0.00001 per share, one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share, subject to adjustment, and one right to receive one-seventh (1/7) of one share of common stock upon the consummation of our initial business combination. The MANA Units were sold at a price of $10.00 per Unit, generating gross proceeds to us of $62,000,000. In connection with our Initial Public Offering, the underwriters were granted a 45-day option to purchase up to 930,000 additional Units to cover over-allotments, if any. On November 30, 2021, the underwriters purchased an additional 300,000 Units pursuant to the partial exercise of the over-allotment option. The additional Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds of $3,000,000.

Simultaneously with the consummation of the Initial Public Offering, we completed the private sale of an aggregate of 2,500,000 private warrants to our Sponsor at a purchase price of $1.00 per private warrant, generating gross proceeds to the Company of $2,500,000.

A total of $65,000,000 of the proceeds from our IPO were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

Since our IPO, our sole business activity has been identifying and evaluating suitable acquisition transaction candidates and engaging in non-binding discussions with potential target entities. Other than the proposed transaction with Cardio, we are not a party to any binding agreement with any other target entity. We presently have no revenue and have had losses since inception from incurring formation and operating costs since completion of our IPO. The MANA Units, MANA Shares, MANA Warrants and MANA Rights are each quoted on the Nasdaq Global Market, under the symbols “MAAQU,” “MAAQ”, “MAAQW” and “MAAQR,” respectively. Each of MANA Units consists of one MANA Share, one half of one redeemable MANA Warrant, and one MANA Right. MANA Units commenced trading on the Nasdaq Global Market on November 23, 2021. MANA Shares, MANA Warrants and MANA Rights individually commenced trading on the Nasdaq Global Market on January 14, 2022.

Merger Sub

Mana Merger Sub Inc. is a Delaware corporation and wholly-owned subsidiary of MANA, formed on May 24, 2022 to consummate a business combination. The Merger Sub will merge with Cardio, with Cardio surviving the merger and continuing as the surviving entity. Cardio will then be a direct wholly-owned subsidiary of MANA. The merger is intended to qualify as a reverse triangular merger under Section 368(a) of the Code and related Internal Revenue Service (the “IRS”) regulations.

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Cardio

The information in this section of the summary describes the current and proposed business and operations of Cardio. Unless the context otherwise requires, all references in this section to “Cardio,” “we,” “us,” or “our” refer to the current and proposed business and operations of Cardio Diagnostics, Inc. and its wholly-owned subsidiary.

Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes, by leveraging our proprietary Artificial Intelligence (AI)-driven Integrated Genetic-Epigenetic Engine™. Cardio aims to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. Cardio is transforming the approach to cardiovascular disease from reactive to proactive and hopes to accelerate the adoption of Precision Medicine for all.

We believe Cardio is the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (1) patients, (2) clinicians, (3) hospitals/health systems, (4) employers and (5) payors. According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence.

Cardio’s first test, Epi+Gen CHD™, which was introduced for market testing in 2021, is a three-year symptomatic CHD risk assessment test, targeting CHD events, including heart attacks. Cardio believes its Epi+Gen CHD™ test is categorized as a laboratory-developed test, or “LDT,” which, under current FDA policy, does not require premarket authorization or other FDA clearance or approval. As such, Cardio believes that the Epi+Gen CHD™ does not require FDA premarket evaluation of Cardio’s performance claims or marketing authorization, and such premarket review and authorization has not been obtained. Although submissions that are pending before the FDA or that have been denied are not publicly available, to the best of Cardio’s knowledge, no epigenetic-based clinical test for cardiovascular disease has to date been cleared or approved by the FDA.

To date, Cardio has sold its Epi+Gen CHD™ test to multiple customers who are patients through a telemedicine provider platform. Since inception, Cardio has earned only $901 in revenue, all of which was earned in 2021. Rather than using its resources to actively pursue this initial sales channel, Cardio has focused its efforts on establishing relationships with potential customers, a process that can take many months and up to as much as a year or more to finalize, depending on the sales channel. For example, hospitals routinely take a year or longer to make purchasing decisions. While these relationships take considerable time to establish, Cardio believes that they provide far greater revenue potential for its existing and future tests. Future revenue from this product will be generated through the recurring sale of this test and through licensing agreements.

As a company in the early stages of its development, Cardio continuously reevaluates its business, the market in which it operates and potential new opportunities. Cardio may seek other alternatives within the healthcare field in order to grow its business and increase revenues. Such alternatives may include, but not be limited to, combinations or strategic partnerships with other laboratory companies or with medical practices such as hospitalists or behavioral health.

Cardio was formed in January 2017 as an Iowa limited liability company (Cardio Diagnostics, LLC) and was subsequently incorporated as a Delaware C-Corp (Cardio Diagnostics, Inc.) on September 6, 2019. Cardio Diagnostics, LLC (“Cardio LLC”) is a wholly-owned subsidiary of Cardio. Cardio’s corporate headquarters is located at 400 N. Aberdeen St., Suite 900, Chicago IL 60642. Cardio’s principal website address is cardiodiagnosticsinc.com.

The Merger Agreement

On May 27, 2022, MANA, Merger Sub, the Shareholders’ Representative and Cardio entered into the Business Combination Agreement (referred to in this proxy statement as either the “Business Combination Agreement” or the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Cardio, with Cardio surviving the merger in accordance with Section 252 of the Delaware General Corporation Law. Cardio and its subsidiary will thereafter be direct or indirect subsidiaries of MANA.

On September 15, 2022, the parties entered into the First Amendment to the Merger Agreement pursuant to which they agreed to amend the Merger Agreement to, among other things, (i) reflect their agreement to increase the number of shares to be reserved under the Cardio Diagnostics Holdings, Inc. 2022 Incentive Plan to 3,265,516 shares and (ii) provide that upon Closing of the Business Combination, the University of Iowa Research Foundation (“UIRF”) will be issued such number of MANA Shares as is equal to 1% of the aggregate merger consideration issuable to the Cardio stockholders of Cardio in lieu of UIRF retaining its equity rights in Cardio under the license agreement between Cardio and UIRF.

For more information about the Business Combination, please see the section entitled “The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to Cardio Security Holders

Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), in consideration for all of the issued and outstanding capital stock of Cardio, the maximum number of MANA Shares that may be issued to the Cardio security holders consists of 10,170,235 MANA Shares including (i) up to approximately 1,656,383 options to purchase MANA Shares to be issued to current holders of Cardio options (ii) up to approximately 2,061,773 warrants to purchase MANA Shares to be issued to current holders of outstanding Cardio warrants) and (iii) 101,702 MANA Shares to be issued to the holder of Cardio equity rights (the “Equity Rights Shares”) that are expected to be exercised in connection with the Business Combination, but excluding the contingent right to receive up to 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes. At the Closing, we estimate that the Cardio stockholders will receive approximately 6,452,076 MANA Shares, including the Equity Rights Shares, but excluding the contingent right to receive 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes, options to acquire 1,656,383 MANA Shares and warrants to purchase 2,061,773 MANA Shares based on Cardio’s estimated net closing debt of $0 and that the Exchange Ratio, as defined in the Merger Agreement (the “Exchange Ratio”) is 3.226. The aggregate number of shares of MANA Common Stock to be issued, including shares underlying options and warrants to be exchanged for Cardio options and warrants, shall be determined by (i) adding the agreed valuation of $75.0 million to the amount by which Cardio’s closing cash exceeds $500,000 and the sum of the aggregate exercise prices of all Cardio options and warrants outstanding immediately prior to the effective time of the Merger, and subtracting the amount by which the Closing Net Debt, as defined in the Merger Agreement, exceeds $500,000, and (ii) dividing such difference by $10.00, which represents the agreed valuation of one (1) share of MANA Common Stock at the Closing of the Business Combination. The calculations above are based on Cardio’s cash balance on October 3, 2022. However, in accordance with the terms of the Merger Agreement, in the event that the Company Closing Cash or Closing Net Debt of Cardio is different from the assumptions stated above and/or Cardio’s capital structure prior to the Effective Time of the Closing changes, the allocation of the MANA Shares issuable to the Cardio security holders will change. The number of MANA Shares that each Cardio stockholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Cardio held by such stockholders by the Exchange Ratio (as defined in the Merger Agreement).

A portion of the total merger consideration is subject to an earnout over a four-year period (the “Earnout Period”). Upon certain triggering events that occur during the Earnout Period, Cardio stockholders are entitled to receive up to an additional 1,000,000 MANA shares (the “Earnout Shares”). The Earnout Shares shall be placed into an exchange account (the “Exchange Account”) at the Closing and may be released therefrom upon the following triggering events after the Closing of the Business Combination. The triggering events that will result in the issuance of the Earnout Shares during the Earnout Period are the following:

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(i) one-quarter of the Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group (as defined in the Merger Agreement) (“Stockholder Earnout Group”) on a pro rata basis if, on or prior to the fourth (4th) anniversary of the Closing, the VWAP (as defined in the Merger Agreement) (“VWAP”), of shares of Mana Shares equals or exceeds $12.50 per share (subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization) for thirty (30) of any forty (40) consecutive trading days commencing after the closing on the Nasdaq;

(ii) in addition to the issuance of Earnout Shares contemplated by the immediately preceding clause (i), an additional one-quarter of the Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth (4th) anniversary of the Closing the VWAP of Mana Shares equals or exceeds $15.00 per share (subject to adjustment) for thirty (30) of any forty (40) consecutive trading days commencing after the Closing on the Nasdaq;

(iii) in addition to the issuance of Earnout Shares contemplated by the immediately preceding clauses (i) and (ii), an additional one-quarter of the Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth (4th) anniversary of the Closing the VWAP of shares of Mana Shares equals or exceeds $17.50 per share (subject to adjustment) for thirty (30) of any forty (40) consecutive trading days commencing after the Closing on the Nasdaq; and

(iv) in addition to the issuance of Earnout Shares contemplated by the immediately preceding clauses (i), (ii) and (iii), an additional one-quarter of the Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth (4th) anniversary of the Closing the VWAP of shares of Mana Shares equals or exceeds $20.00 per share (subject to adjustment) for thirty (30) of any forty (40) consecutive trading days commencing after the Closing on the Nasdaq.

Each Cardio Option and each Cardio Warrant that is outstanding immediately prior to the Effective Time of the Closing, will be converted into an option or warrant, as the case may be, to purchase a number of shares of MANA Common Stock (such option, an “Exchanged Option” and such warrant, and “Exchanged Warrant”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of MANA Shares subject to such option or warrant immediately prior to the Effective Time (as defined in the Merger Agreement) (“Effective Time”); and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such option or warrant, as the case may be, immediately prior to the effective time of the Effective Date divided by (B) the Exchange Ratio.

Potential PIPE Investment

Although not a condition to Closing of the Business Combination, MANA and Cardio have agreed to cooperate and use their best efforts to consummate an investment in securities with the intent of raising proceeds of $3.0 million as soon as reasonably practicable after Closing of the Business Combination (the “PIPE Investment”).

See the Section entitled “The Merger Agreement — The Potential PIPE Investment” for a further discussion of the proposed PIPE Investment.

Management and Board of Directors Following the Business Combination

Effective as of the Closing, the Board of Directors of MANA will consist of seven (7) members. Under the rules of the Nasdaq Stock Market, a majority of our board members must qualify as independent directors, and certain of our board’s committees (notably the audit committee, the compensation committee and, if existing, the nominating committee) must be comprised of independent directors. The members designated by Cardio will include Warren Hosseinion, MD, Meeshanthini (Meesha) Dogan, PhD, Robert (Rob) Philibert, MD PhD, Brandon Sim, Stanley K. Lau, MD, and Oded Levy. The member designated by MANA will be James Intrater. Mr. Intrater’s brother is Jonathan Intrater, the Chairman of the Board, Chief Executive Officer and Principal Financial Officer of MANA. Immediately after the Closing, our independent directors will be James Intrater, Brandon Sim, Stanley K. Lau, MD, and Oded Levy. If, at or after the Closing, a vacancy exists on the Post-Closing Board of Directors, such vacancy shall be filled in the manner provided in the MANA Amended and Restated Certificate of Incorporation, as amended in connection with the Business Combination, MANA’s Bylaws and applicable Law.

The executive officers of MANA and Cardio after the consummation of the Business Combination will include: (i) Meeshanthini Dogan as Chief Executive Officer; (ii) Robert Philibert as Chief Medical Officer; (iii) Elisa Luqman as Chief Financial Officer; (iv) Timur Dogan as Chief Technology Officer and (v) Khullani Abdullahi as Vice President of Revenue and Strategy.

See “Management of the Company After the Business Combination” for additional information.

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Other Agreements Relating to the Business Combination

Employment Agreements

In connection with preparations for the Business Combination, Cardio executed employment agreements as of May 27, 2022 with each person expected to be named an executive officer of the combined entity. Other than the agreement with Khullani Abdullahi, whose agreement was effective as of May 19, 2022, the agreements will be effective upon Closing of the Business Combination. All are presently engaged as employees or as consultants in the Cardio business:

Meeshanthini (Meesha) Dogan – Chief Executive Officer

Robert (Rob) Philibert – Chief Medical Officer

Elisa Luqman – Chief Financial Officer

Timur Dogan – Chief Technology Officer

Khullani Abdullahi – Vice President of Revenue and Strategy

See “Management of the Company After the Business Combination” for additional information.

In addition, MANA will enter into a non-executive chairman and consulting agreement with Dr. Warren Hosseinion on or before the Closing of the Business Combination, pursuant to which he will serve as the Non-Executive Chairman of the Board and provide other services as mutually agreed upon.

Non-Compete Agreements

At or prior to the Closing of the Business Combination, each member of Cardio’s senior Management will enter into a non-competition and non-solicitation agreement, pursuant to which Cardio’s senior management will agree to non-solicitation and non-compete covenants for a period of the lesser of three years from the Closing or one year following the termination of such person’s employment.

Lock-Up Agreements

In connection with the Closing, certain of the Cardio stockholders will agree, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any MANA Shares held by them (the “Lock-up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is six months after the Closing Date (the “Lock-Up Period”).

Indemnification Escrow Agreement

In connection with the Business Combination, MANA, certain stockholders of Cardio, and MANA’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”) will enter into a stock escrow agreement for the escrow of the 800,000 indemnification escrow shares to be deposited for a period of up to thirty-six (36) months after the Closing Date to satisfy any potential indemnification claims pursuant to the Merger Agreement. As provided for in the Merger Agreement, from and after the Closing, certain of the Cardio stockholders have agreed to indemnify and hold harmless MANA against and in respect of specified actual and direct losses incurred or sustained by MANA as a result of: (a) any breach of any of Cardio’s representations and warranties set forth in the Merger Agreement (as modified by the Cardio disclosure schedule to the Merger Agreement); (b) any breach of any covenants or obligations of Cardio contained in the Merger Agreement to be performed prior to the Closing; and (c) certain additional losses as specified in the Merger Agreement. The indemnification to which MANA is entitled from the Escrow Participant (as defined in the Merger Agreement) pursuant to the Merger shall be effective so long as it is asserted prior to the expiration of the 24-month anniversary of the Closing Date, except for certain claims that may be asserted prior to the expiration the 36-month anniversary of the Closing Date.

Extension of MANA’s Duration

Under its Amended and Restated Certificate of Incorporation, if MANA does not consummate the Business Combination and fails to complete an initial business combination by August 26, 2022 or obtain the approval of MANA’s board of directors to extend such date by up to twelve (12) months thereafter or the MANA stockholders to extend the deadline beyond then, then MANA will be required to dissolve and liquidate. On August 22, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022. Thereafter, pursuant to the terms of the Merger Agreement, on August 23, 2022, Cardio loaned MANA the sum of $216,667 (the “Extension Payment”) which was deposited into the trust account in order to extend the existence of MANA to September 26, 2022. This extension is the first of up to twelve one-month extensions permitted under MANA’s Amended and Restated Certificate of Incorporation. MANA expects that it will receive at least a second payment to further extend the deadline. In connection with the deposit of such funds and the exercise of the extension, MANA issued to Cardio a promissory note in the aggregate principal amount equal to the Extension Payment, which note is convertible into shares of MANA at the rate of $10.00 per share. The shares issuable upon conversion of such notes will be issued proportionately to Cardio stockholders at Closing and are covered by the registration statement of which this prospectus forms a part.

Redemption Rights

Pursuant to MANA’s Amended and Restated Certificate of Incorporation, holders of public shares of Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two (2) business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by the total number of then issued and outstanding public shares, subject to the limitations described herein. As of September 27, 2022, this would have amounted to approximately $10.09 per share.

You will be entitled to receive cash for any public shares of MANA common stock to be redeemed only if you:

(i)        hold public shares of common stock, or (b) hold public shares of common stock through Units and you elect to separate your Units into the underlying public shares of common stock, Public Warrants and rights prior to exercising your redemption rights with respect to the public shares of common stock; and

(ii)    prior to 5:00 p.m., Eastern Time, on October 21, 2022, (a) submit a written request to the Transfer Agent, that MANA redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

To vote its public shares on the Business Combination Proposal at the special meeting, a stockholder must be a stockholder as of September 27, 2022, the Record Date for the special meeting.

Holders of outstanding MANA Units must separate the underlying MANA Shares, MANA Warrants, and MANA Rights prior to exercising redemption rights with respect to the shares of MANA common stock. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the shares of MANA common stock from the MANA Units. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

If you hold units registered in your own name, you must deliver the certificate for those units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate those units into public shares, public warrants and rights. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct the nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. The written instructions must include the number of units to be split and the nominee holding your units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the requisite number of public shares, public warrants and rights. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this may be done electronically on the same business day, our Transfer Agent has advised us that you should allow at least 24 hours prior to the redemption deadline to electronically accomplish the separation. In either case, if you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Accordingly, it is recommended that you contact the Transfer Agent as soon as possible to separate your units into its components.

If a holder exercises its redemption rights, then such holder will be exchanging its public shares of MANA common stock for cash and will no longer own shares of MANA following the Closing of the Business Combination. Such a holder will be entitled to receive cash for its public shares of MANA common stock only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section titled “The Special Meeting of MANA Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares of MANA common stock for cash.

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Impact of the Business Combination on the Public Float and Shares outstanding of MANA

Assuming there are no redemptions of our public shares, that Cardio’s Closing Net Debt at the Effective Time of the Business Combination is $0, Cardio’s closing cash is $8,900,000, the aggregate exercise prices of the Cardio’s outstanding options and warrants is $18,302,354 and the issuance of 928,571 MANA Shares upon the conversion of the MANA Rights, MANA will issue the Cardio security holders approximately 6,452,076 MANA Shares, including 101,702 Equity Rights Shares, but excluding the contingent right to receive 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes, assume options to acquire approximately 1,656,383 MANA Shares to the holders of Cardio options, assume warrants to acquire approximately 2,061,773 MANA Shares to the holders of Cardio warrants and have an aggregate of approximately 15,505,647 shares issued and outstanding. Of such amount, it is anticipated that upon the Closing of the Business Combination, assuming no redemptions, the ownership of the issued and outstanding shares of MANA Common Stock of the post-Merger company will be as follows:

•        MANA public stockholders (which excludes our Sponsor) will own 6,500,000 MANA common shares, which will represent approximately 41.9% of our common shares;

•        Our Sponsor, officers and directors will own 1,625,000 MANA common shares, which will represent approximately 10.5% of our common shares;

•        Our holders of MANA Rights will own 928,571 MANA common shares, which will represent approximately 6.0% of our common shares; and

•        Cardio former stockholders and the holder of Cardio equity rights will own approximately 6,452,076 MANA Shares (excluding the Earnout Shares and shares issuable upon conversion of the Extension Notes), which will represent approximately 41.6% of our common shares.

Assuming (i) redemption by holders of 5,999,999 shares of MANA’s common stock (based upon no redemptions by our Sponsor, officers or directors and maintaining a number of shares to maintain at least $5,000,001 in assets at a value of $10.00 per share),that Cardio’s Closing Net Debt at the Effective Time of the Business Combination is $0, Cardio’s closing cash is $8,900,000 (the cash balance on October 3, 2022), the aggregate exercise prices of the Cardio options and warrants is $18,302,354, and the issuance of 928,571 MANA Shares upon the conversion of the MANA Rights, MANA will issue the Cardio stockholders approximately 6,452,076 MANA Shares, excluding the contingent right to receive 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes, and MANA will have approximately 9,505,648 shares of common stock issued and outstanding at the Closing of the Business Combination. In addition, we estimate that MANA will issue to the holders of outstanding Cardio options, new options to acquire approximately 1,656,383 shares under the 2022 Omnibus Plan, and we estimate that MANA will issue to the holders of Cardio warrants, new warrants to acquire approximately 2,061,773 shares of common stock. Of such amount, it is anticipated that upon completion of the Business Combination, assuming maximum redemptions, the ownership of the issued and outstanding shares of MANA common stock of the post-Merger company will be as follows:

•        MANA public stockholders (which excludes our Sponsor) will own 500,001 MANA common shares, which will represent approximately 5.2% of our common shares;

•        Our Sponsor, officers and directors will own 1,625,000 MANA common shares, which will represent approximately 17.1% of our common shares;

•        Our holders of MANA Rights will own 928,571 MANA Common Shares, which will represent approximately 9.9% of our common shares; and

•        Cardio former stockholders will own approximately 6,452,076 MANA common shares (excluding the Earnout Shares and shares issuable upon conversion of the Extension Notes), which will represent approximately 67.6% of our common shares.

The ownership percentages with respect to the post-Business Combination company set forth above do not take into account:

(a)    shares underlying issued and outstanding MANA Warrants issued in our IPO that will remain outstanding immediately following the Business Combination;

(b)    shares underlying the Private Warrants held by our Sponsor; and

(c)    options to acquire an aggregate of approximately 1,656,383 shares of MANA Common Stock which will be issued to holders of Cardio options in connection with the Closing of the Business Combination and warrants to acquire an aggregate of approximately 2,061,773 shares of MANA Common Stock which will be issued to holders of warrants prior in connection with the Closing of the Business Combination.

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 After giving effect to the conversion of our outstanding rights into 928,571 MANA shares, ownership and voting control of our Sponsor, officers and directors will be as follows:

	Assuming No Redemptions(1)			Assuming Maximum Redemptions(2)
	Shares	Ownership %(3)	Voting %(3)	Shares	Ownership %(3)	Voting %(3)
Sponsor and affiliates(4)	1,625,000	10.5%	10.5%	1,625,000	17.1%	17.1%

____________

(1) This presentation assumes no holders of our common stock exercise their redemption rights with respect to their redeemable common stock upon the Closing.

(2)  This presentation assumes the maximum redemption of our public shares to maintain at least $5 million in assets in our trust account).

(3)  Percentage calculations do not give effect to the (A) exercise of: (i) 3,250,000 public warrants, (ii) 2,500,000 private placement warrants, (iii) 1,656,383 options to be issued to Cardio employees, and (iv) 2,061,773 warrants held by Cardio warrant holders, and (B) the issuance of the Earnout Shares and shares issuable upon conversion of the Extension Notes.

(4)  Holdings of the listed category of stockholder consists of the sponsor shares held by the Sponsor and our current officers and directors but exclude the 2,500,000 shares issuable upon exercise of the private warrants held by the Sponsor.

The numbers of MANA Shares and percentage interests set forth above are based on a number of additional assumptions, including that Cardio does not issue any additional equity securities prior to the Business Combination and that Cardio’s closing cash is $8,900,000 (the cash balance on October 3, 2022). If the actual facts are different than these assumptions, the percentage ownership and percentage of voting power retained by our public stockholders following the Business Combination will be different.

The Proposals

At the special meeting, stockholders of the Company will be asked to vote:

•        To approve the Merger Agreement and the transactions contemplated thereby (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve the amendment to the Amended and Restated Certificate of Incorporation of MANA. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve the Mana Capital Acquisition Corp. 2022 Omnibus Long-Term Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

•        To approve the issuance of more than 20% of the issued and outstanding common stock of MANA pursuant to the terms of the Merger Agreement, as required by Listing Rules 5635(a) and (b) of the Nasdaq Global Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

•        To elect Warren Hosseinion, MD, Meeshanthini (Meesha) Dogan, PhD, Robert Philibert, MD PhD, Brandon Sim, Stanley K. Lau, MD, Oded Levy and James Intrater to serve as directors on the Board of Directors of MANA upon the consummation of the Business Combination until the next annual meeting of stockholders of MANA or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event MANA does not receive the requisite stockholder vote to approve the one or more presented to the stockholders for vote and proposals included in this proxy statement. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Please see the sections entitled “The Business Combination Proposal,” “The Charter Amendment Proposal,” “The Equity Plan Adoption Proposal,” “The Nasdaq 20% Proposal,” “The Director Election Proposal” and “The Adjournment Proposal” for more information on Proposals 1 through 6.

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Voting Securities, Record Date

As of the Record Date of September 27, 2022 there were 8,125,000 shares of common stock of MANA issued and outstanding. Only MANA stockholders who hold common stock of record as of the close of business on September 27, 2022 are entitled to vote at the special meeting of stockholders or any adjournment of the special meeting.

Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require the affirmative vote of a majority of the issued and outstanding MANA Shares present in person or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “against” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of all then issued and outstanding MANA Shares of entitled to vote thereon at the special meeting, or any adjournment. Accordingly, abstentions or a broker non-vote will have the same effect as a vote against this proposal.

The Director Election Proposal is decided by a plurality of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote, will have no effect on the outcome of any vote on the Director Election Proposal.

As of the Record Date, MANA’s Sponsor and other initial stockholders owned, either directly or beneficially, and were entitled to vote 1,625,000 MANA Shares, or approximately 20% of MANA’s issued and outstanding common stock. With respect to the Business Combination, MANA’s Sponsor and other initial stockholders have agreed to vote their respective MANA Shares in favor of the Business Combination Proposal. They have also indicated that they intend to vote in favor of the other Proposals.

Date, Time and Place of Special Meeting

The special meeting will be a virtual meeting conducted exclusively via live webcast starting at 10:00 a.m., Eastern time, on October 25, 2022, or at such other date, time and place to which the meeting may be adjourned or postponed, to consider and vote upon the proposals. You may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https:// www.cstproxy.com/manacapitalacquisition/2022 and entering your control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company. Additionally, you have the option to listen to the special meeting by dialing 1 -800-450-7155 (toll-free within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 7806413#, but please note that you cannot vote or ask questions if you choose to participate telephonically. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Registering for the Special Meeting

Pre-registration at https:// www.cstproxy.com/manacapitalacquisition/2022 is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by October 24, 2022. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to https:// www.cstproxy.com/manacapitalacquisition/2022, enter- the control number included on your proxy card or obtained through Continental Stock Transfer & Trust Company and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

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Anticipated Accounting Treatment

The Business Combination will be treated by MANA as a “reverse merger” in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For accounting purposes, Cardio is considered to be acquiring MANA in this transaction. Therefore, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Cardio is issuing stock for the net assets of MANA. The net assets of MANA will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of MANA will show the consolidated balances and transactions of MANA and Cardio as well as comparative financial information of Cardio (the acquirer for accounting purposes).

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any federal or state regulatory requirements or approvals, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Consummation of the Business Combination (and the issuance of the shares to the Cardio securityholders) will require listing approval from the Nasdaq Stock Market Inc.

Appraisal Rights

Holders of MANA Shares are not entitled to appraisal rights under Delaware law in connection with any of the Proposals.

Stockholder Interests of Certain Persons in the Business Combination

When you consider the recommendation of MANA’s Board of Directors in favor of adoption of the Business Combination Proposal and other Proposals, you should keep in mind that MANA’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•        Under MANA’s Certificate of Incorporation, if the proposed Business Combination is not completed by August 26, 2022, and MANA does not further extend such date, MANA will be required to liquidate. In such event, the 1,625,000 Sponsor Shares held by MANA’s Sponsor and two directors, which were initially acquired by the Sponsor prior to the IPO for an aggregate purchase price of $25,000 will be worthless. On August 22, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to September 26, 2022. On September 21, 2022, we notified the trustee of our trust account that we were extending the time available to us to consummate our initial business combination for a period of one (1) month from September 26, 2022 to October 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to October 26, 2022. MANA expects that, if necessary, it will receive at least one additional payment to further extend the deadline. Such shares of common stock had an aggregate market value of approximately $16,315,000 based on the closing price of MANA’s common stock of $10.04 on the Nasdaq Global Market as of the Record Date of September 27, 2022.

.•        Further, if the proposed Business Combination is not completed by October 26, 2022, and MANA does not extend such date, the 2,500,000 Private MANA Warrants purchased by our Sponsor, for a total purchase price of $2,500,000, will be worthless. On August 22, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to September 26, 2022. On September 21, 2022, we notified the trustee of our trust account that we were extending the time available to us to consummate our initial business combination for a period of one (1) month from September 26, 2022 to October 26, 2022 and in connection with such decision, the amount of $216,667 was thereafter deposited into the trust account in order to extend the existence of MANA to October 26, 2022. MANA expects that, if necessary, it will receive at least one additional payment to further extend the deadline. Such Private MANA Warrants had an aggregate market value of approximately $450,000 based on the closing price of MANA’s warrants of $0.18 on the Nasdaq Global Market as of the Record Date.

•        If the proposed Business Combination is completed, the approximate dollar value of the Sponsor Shares held by the Sponsor and the other initial stockholders in the post-combination company, based on the transaction value would be approximately $16,192,000 (assuming no redemptions by the public stockholders) and approximately $16,205,000 (assuming maximum redemptions). Further, the approximate dollar value of such Sponsor Shares based on recent trading prices would be $16,315,000, based on the closing price of MANA Shares of $10.04 on the Nasdaq Global Market as of September 27, 2022. Such accretion in value over the purchase price paid by the Sponsor for its founder shares would result in the Sponsor earning a positive rate of return on its investment, which could occur even if other MANA stockholders experience a negative rate of return on their investment in the post-Business Combination company.

•        If the proposed Business Combination is completed, the approximate dollar value of the 150,000 Sponsor Shares to be transferred by the Sponsor to Mr. Jonathan Intrater, our chief executive officer, based on the transaction value would be approximately $1,495,800 (assuming no redemptions by the public stockholders) and approximately $1,507,000 (assuming maximum redemptions). Such MANA Shares had an aggregate market value of $1,506,000 based on the closing price of MANA Shares of $10.04 on the Nasdaq Global Market on September 27, 2022. Further, the approximate dollar value of the 100,000 private warrants that our Sponsor will transfer to Mr. Intrater following the Closing of the Business Combination would be $18,000, based on the closing price of MANA’s Warrants of $0.18 on the Nasdaq Global Market on September 27, 2022.

•        The exercise of MANA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in MANA stockholders’ best interest.

•        If the Business Combination is completed, MANA will designate one (1) member to the Board of Directors of MANA. James Intrater, who is not currently a director of MANA, and will be an independent director, will serve as the nominee of MANA.

Recommendations of the Board of Directors to Stockholders

After careful consideration of the terms and conditions of the Merger Agreement, the Board of Directors of MANA has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of MANA and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the MANA Board of Directors reviewed various industry and financial data and the due diligence and evaluation materials provided by Cardio. In addition, the MANA Board of Directors obtained a fairness opinion from an independent third party, The Benchmark Company, LLC, on which to base its assessment and recommendation to its stockholders in favor of the Business Combination. Although the financial advisor engaged by MANA relied, in part, on Cardio’s FY2025-26 projections, since Cardio is an early stage enterprise which has not generated meaningful revenues to date, the Board of MANA considered the financial projections inherently unreliable as they were not supported by a sufficiently long operating history. MANA’s Board of Directors recommends that MANA stockholders vote:

•        FOR Proposal No. 1, the Business Combination Proposal;

•        FOR Proposal No. 2, the Charter Amendment Proposal;

•        FOR Proposal No. 3, the Equity Plan Adoption Proposal;

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•        FOR Proposal No. 4, the Nasdaq 20% Proposal;

•        FOR Proposal No. 5, the Director Election Proposal; and

•        FOR Proposal No. 6, the Adjournment Proposal.

Summary of Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” included elsewhere in this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of MANA and Cardio to complete the Business Combination and (ii) the business, cash flows, financial condition and results of operations of the combined companies following consummation of the Business Combination. You should carefully consider all of the risks and uncertainties described in the section of this proxy statement captioned “Risk Factors.” These risks include, but are not limited to, the following:

Risks Related to Cardio’s Business, Industry and Business Operations

•	Cardio has a limited operating history that makes it impossible to reliably predict future growth and operating results.
•	Cardio has an unproven business model, has not generated significant revenues and with no assurance of generating significant revenues or operating profit.
•	The market for epigenetic tests is fairly new and unproven, and it may decline or experience limited growth, which would adversely affect Cardio’s ability to fully realize the potential of Cardio’s platform.
•	The estimates of market opportunity and forecasts of market growth included in this proxy statement may prove to be inaccurate, and even if the market in which Cardio competes achieves the forecasted growth, Cardio’s business could fail to grow at similar rates, if at all.
•	If Cardio is not able to enhance or introduce new products that achieve market acceptance and keep pace with technological developments, Cardio’s business, results of operations and financial condition could be harmed.
•	The success of Cardio’s business depends on its ability to expand into new vertical markets and attract new customers in a cost-effective manner.
•	The growth strategy of Cardio may not prove viable and expected growth and value may not be realized.
•	Cardio’s future growth could be harmed if it loses the services of its key personnel.
•	Cardio may face intense competition, which could limit Cardio’s ability to maintain or expand market share within Cardio’s industry, and if Cardio does not maintain or expand its market share Cardio’s business and operating results will be harmed.
•	Cardio’s business depends on customers increasing their use of Cardio’s solutions, and Cardio may experience loss of customers or decline in their use of Cardio’s solutions.
•	Cardio relies on a limited number of suppliers, contract manufacturers, and logistics providers, and Cardio’s test is performed by a single contract high complexity Clinical Laboratory Improvement Amendments (CLIA) laboratory.
•	Cardio may be unable to scale its operations successfully.
•	Cardio may be unable to manage its growth.
•	Cardio’s success depends upon its ability to adapt to a changing market and its continued development of additional tests and services.
•	Cardio’s future growth could be harmed if it loses the services of its key personnel.
•	Cardio’s Board of Directors may change Cardio’s strategies, policies, and procedures without stockholder approval and Cardio may become highly leveraged, which may increase its risk of default under its obligations.
•	Cardio may need to seek alternative business opportunities and change the nature of its business.
•	Cardio is subject to general litigation that may materially adversely affect it.

Risks Related to Cardio’s Intellectual Property

•	Certain core technology of Cardio is licensed, and that license may be terminated if Cardio were to breach its obligations under the license.
•	Cardio’s license agreement with University of Iowa Research Foundation (UIRF) includes a non-exclusive license of “technical information” that potentially could grant unaffiliated third parties access to materials and information considered derivative work made by Cardio, which could be used by such licensees to develop competitive products.

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Risks Related to Government Regulation

•	Cardio conducts business in a heavily regulated industry, and if it fails to comply with these laws and government regulations, it could incur penalties or be required to make significant changes to its operations or experience adverse publicity, which could have a material adverse effect on its business, financial condition, and results of operations.
•	If the FDA were to begin actively regulating Cardio’s tests, Cardio could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls.
•	If Cardio’s products do not receive adequate coverage and reimbursement from third-party payors, its ability to expand access to its tests beyond its initial sales channels will be limited and its overall commercial success will be limited.

Risks Related to the Financial Projections

•	You should be aware that uncertainties are inherent in prospective financial projections of any kind, and such uncertainties increase with the passage of time. None of MANA, Cardio or any of their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation or can give any assurance to any MANA stockholders, or any other person, regarding the ultimate performance of Cardio compared to the information set forth under “The Business Combination Proposal — Summary of MANA Financial Analysis” or that any such results will be achieved.
•	Cardio management made numerous material estimates with respect to the years ending December 31, 2022 through 2026 in developing the projections provided to MANA and its financial advisor.

Risks Related to the Business Combination and being a Public Company

•	Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to our completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
•	Cardio’s Management will be required to devote substantial time to maintaining and improving its internal controls over financial reporting and the requirements of being a public company which may, among other things, strain its resources, divert Management’s attention and affect its ability to accurately report its financial results and prevent fraud.
•	Cardio will need to grow the size of its organization and may experience difficulties in managing this growth.
•	In the event that a significant number of MANA Shares are redeemed, its stock may become less liquid following the Business Combination.
•	MANA’s stockholders will experience immediate dilution as a consequence of the issuance of MANA Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that MANA’s current stockholders have on the Management of MANA.

Risks Related to MANA’s Business as a SPAC

•	The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
•	In connection with any vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek redemption of his, her or its shares.
•	We may not be able to complete our business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our rights and warrants will expire worthless.
•	In connection with any stockholder meeting called to approve a proposed initial business combination, we may require stockholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their redemption rights.
•	If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our shares of common stock, you will lose the ability to redeem all such shares in excess of 15% of our shares of common stock.

Risks Related to MANA’s Common Stock and Organizational Structure

•	The price of MANA common stock likely will be volatile like the stocks of other early-stage companies.
•	A significant number of shares of our common stock are subject to issuance upon exercise of outstanding warrants and options, which upon such exercise may result in dilution to our security holders.
•	We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.
•	Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.
•	Insiders will continue to have substantial influence over the Company after the Business Combination, which could limit investors’ ability to affect the outcome of key transactions, including a change of control.

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TRADING MARKET AND DIVIDENDS

Ticker Symbols and Market Price

The MANA Units, MANA Shares, MANA Warrants, and MANA Rights are each quoted on the Nasdaq Global Market, under the symbols “MAAQU,” “MAAQ,” “MAAQW” and “MAAQR,” respectively. Each of the MANA Units consists of one MANA Share, one half of one redeemable MANA Warrant and a MANA Right to acquire one-seventh of a MANA Share. The MANA Units commenced trading on November 23, 2021. The MANA Shares, MANA Warrants and MANA Rights commenced trading on January 14, 2022.

On May 27, 2022, the trading date before the public announcement of the Business Combination, MANA’s common stock, warrants, units and rights closed at $9.94, $0.30, $9.95 and $0.12, respectively. On October 4, 2022,, MANA’s common stock, warrants, units and rights closed at $10.04, $0.195, $11.18 and $0.299, respectively. The MANA Rights will convert into MANA Shares upon completion of the Business Combination, and as a result, the MANA Rights will cease trading upon the completion of the Business Combination.

Holders

As of the Record Date of September 27, 2022, there were 1 holder of record of MANA Units, 4 holders of record of MANA Shares, 1 holder of record of MANA Rights, and 2 holders of record of MANA Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, common stock, rights and warrants are held of record by banks, brokers and other financial institutions.

Dividends

MANA has not paid any cash dividends on its MANA Shares to date and does not intend to pay cash dividends prior to the completion of a Business Combination. The payment of cash dividends in the future will depend upon MANA’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of its then Board of Directors. It is the present intention of MANA’s Board of Directors to retain all earnings, if any, for use in its business operations and, accordingly, MANA’s Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Cardio

No Cardio securities are publicly traded. It is a privately-held corporation with approximately 99 stockholders.

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RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the special meeting. The following risk factors apply to the business and operations of Cardio and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Unless otherwise indicated or the context otherwise requires, references in “Risk Related to the Business Combination and being a Public Company” to “Cardio” or the “Company” refers to the current business and operations of Cardio after giving effect, and is subject, to the consummation of the Business Combination.

Risks Related to Cardio’s Business and Industry

Cardio has a limited operating history that makes it impossible to reliably predict future growth and operating results.

Cardio was incorporated as an Iowa LLC in January 2017 with all assets of the LLC being subsumed into a Delaware C-Corp in September 2019. Accordingly, Cardio has a limited operating history upon which investors can evaluate its business prospects, which makes it difficult to forecast Cardio’s future operating results. The evolving nature of the medical diagnostics industry increases these uncertainties. Investors must consider Cardio’s business prospects in light of the risks, uncertainties, and problems frequently encountered by companies with limited operating histories.

Cardio has an unproven business model with no assurance of significant revenues or operating profit.

Cardio’s current business model is unproven and the profit potential, if any, is unknown at this time. Cardio is subject to all of the risks inherent in the creation of a new business. Cardio’s ability to achieve profitability is dependent, among other things, on its initial marketing to generate sufficient operating cash flow to fund future expansion. There can be no assurance that Cardio’s results of operations or business strategy will achieve significant revenue or profitability.

Cardio is a medical diagnostic testing company with a limited operating history and has not yet generated significant revenue from product sales. Cardio has incurred operating losses since its inception and may never achieve or maintain profitability.

Cardio has generated only nominal revenue in 2021 and 2022. Its net losses totaled approximately $620,500 and approximately $1,132,000 for the year ended December 31, 2021 and the six months ended June 30, 2022, respectively, and it has an accumulated deficit of approximately $2,462,600 at June 30, 2022. Cardio expects losses to continue as a result of its activities to commercially launch its first diagnostic assessment test, to gain market recognition and acceptance of its initial product, to expand its marketing channels and otherwise position itself to grow its revenue opportunities, all of which will require hiring additional employees as well as other significant expenses. Cardio is unable to predict when it will become profitable, and it may never become profitable. It may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect its business. The size of Cardio’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. Even if it achieves profitability in the future, it may not be able to sustain profitability in subsequent periods. If additional capital is not available when required, if at all, or is not available on acceptable terms, Cardio could be forced to modify or abandon its current business plan.

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The market for epigenetic tests is fairly new and unproven, and it may decline or experience limited growth, which would adversely affect Cardio’s ability to fully realize the potential of Cardio’s platform.

Epigenetics is at the heart of Cardio’s technology, products and services. According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence. The market for epigenetic tests is relatively new and evaluating the size and scope of the market is subject to a number of risks and uncertainties. Cardio believes that its future success will depend in large part on the growth of this market. The utilization of Cardio’s solution is still relatively new, and customers may not recognize the need for, or benefits of, Cardio’s tests and services, which may prompt them to cease use of Cardio’s tests and services or decide to adopt alternative products and services to satisfy their healthcare requirements. In order to expand Cardio’s business and extend its market position, Cardio intends to focus its marketing and sales efforts on educating customers about the benefits and technological capabilities of its tests and services and the application of its tests and services to specific needs of customers in different market verticals. Cardio’s ability to access and expand the market that its tests and services are designed to address depends upon a number of factors, including the cost, performance and perceived value of its tests and services. Market opportunity estimates are subject to significant uncertainty and are based on assumptions and estimates. Assessing the market for Cardio’s solutions in each of the vertical markets Cardio is competing in, or planning to compete in, is particularly difficult due to a number of factors, including limited available information and rapid evolution of the market. The market for Cardio’s tests and services may fail to grow significantly or be unable to meet the level of growth Cardio expects. As a result, Cardio may experience lower-than-expected demand for its products and services due to lack of customer acceptance, technological challenges, competing products and services, decreases in expenditures by current and prospective customers, weakening economic conditions and other causes. If Cardio’s market does not experience significant growth, or if demand for Cardio’s solution does not increase, then Cardio’s business, results of operations and financial condition will be adversely affected.

The estimates of market opportunity and forecasts of market growth included in this proxy statement may prove to be inaccurate, and even if the market in which Cardio competes achieves the forecasted growth, Cardio’s business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this proxy statement relating to the size and expected growth of the cardiovascular diagnostics market may prove to be inaccurate. Even if the market in which Cardio competes meets its size estimates and forecasted growth, Cardio’s business could fail to grow at similar rates, if at all.

Any future litigation against Cardio could be costly and time-consuming to defend.

Cardio may become subject, from time to time, to legal proceedings and claims that arise in the ordinary course of business such as claims brought by Cardio’s customers in connection with commercial disputes or employment claims made by Cardio’s current or former associates. Litigation may result in substantial costs and may divert Cardio’s management’s attention and resources, which may substantially harm its business, financial condition and results of operations. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims and may not continue to be available on terms acceptable to Cardio. A claim brought against Cardio that is uninsured or underinsured could result in unanticipated costs, thereby reducing its revenue and potential profits.

If Cardio is not able to enhance or introduce new products that achieve market acceptance and keep pace with technological developments, Cardio’s business, results of operations and financial condition could be harmed.

Cardio’s ability to attract new customers and increase revenue from existing customers depends in part on Cardio’s ability to enhance and improve its solutions, increase adoption and usage of its products and introduce new products and features. The success of any enhancements or new products depends on several factors, including timely completion, adequate quality testing, actual performance quality, market-accepted pricing levels and overall market acceptance and demand. Enhancements and new products that Cardio develops may not be introduced in a timely or cost-effective manner, may contain defects, may have interoperability difficulties with Cardio’s solutions, or may not achieve the market acceptance necessary to generate significant revenue. If Cardio is unable to successfully enhance its existing solutions and capabilities to meet evolving customer requirements, increase adoption and usage of its solutions, develop new products, or if Cardio’s efforts to increase the usage of its products are more expensive than Cardio expects, then Cardio’s business, results of operations and financial condition could be harmed.

The success of Cardio’s business depends on its ability to expand into new vertical markets and attract new customers in a cost-effective manner.

In order to grow Cardio’s business, Cardio plans to drive greater awareness and adoption of its tests and services from enterprises across new vertical markets. Cardio intends to increase its investment in sales and marketing, as well as in technological development, to meet evolving customer needs in these and other markets. There is no guarantee, however, that Cardio will be successful in gaining new customers from any or all of these markets. Cardio has limited experience in marketing and selling its products and services generally, and in particular in these new markets, which may present unique and unexpected challenges and difficulties. Furthermore, Cardio may incur additional costs to modify its current solutions to conform to the customer’s requirements, and Cardio may not be able to generate sufficient revenue to offset these costs. Cardio will also be required to comply with certain regulations required by government customers, which will require Cardio to incur costs, devote management time and modify its current solutions and operations. If Cardio is unable to comply with those regulations effectively and in a cost-effective manner, Cardio’s financial results could be adversely affected.

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If the costs of the new marketing channels Cardio uses or plans to pursue increase dramatically, then Cardio may choose to use alternative and less expensive channels, which may not be as effective as the channels Cardio currently uses. As Cardio adds to or changes the mix of its marketing strategies, Cardio may need to expand into more expensive channels than those Cardio is currently in, which could adversely affect its business, results of operations and financial condition. In addition, Cardio has limited experience marketing its products and services and Cardio may not be successful in selecting the marketing channels that will provide Cardio with exposure to customers in a cost-effective manner. As part of Cardio’s strategy to penetrate the new vertical markets, Cardio will incur marketing expenses before it is able to recognize any revenue in such markets, and these expenses may not result in increased revenue or brand awareness. Cardio expects to make significant expenditures and investments in new marketing campaigns, and these investments may not lead to the cost-effective acquisition of additional customers. If Cardio is unable to maintain effective marketing programs, then its ability to attract new customers or enter into new vertical markets could be adversely affected.

Consolidation in the health care industry could have a material adverse effect on Cardio’s business, financial condition and results of operations.

Many health care industry participants and payers are consolidating to create larger and more integrated health care delivery systems with greater market power. Cardio expects regulatory and economic conditions to result in additional consolidation in the health care industry in the future. As consolidation accelerates, the economies of scale of Cardio’s partners’ organizations may grow. If a partner experiences sizable growth following consolidation, that partner may determine that it no longer needs to rely on Cardio and may reduce its demand for Cardio’s products and services. In addition, as health care providers consolidate to create larger and more integrated health care delivery systems with greater market power, these providers may try to use their market power to negotiate fee reductions for Cardio’s products and services. Finally, consolidation may also result in the acquisition or future development by Cardio’s partners of products and services that compete with Cardio’s products and services. Any of these potential results of consolidation could have a material adverse effect on Cardio’s business, financial condition and results of operations.

Cardio may face intense competition, which could limit Cardio’s ability to maintain or expand market share within Cardio’s industry, and if Cardio does not maintain or expand its market share Cardio’s business and operating results will be harmed.

The market for Cardio’s products and services is fragmented, competitive and characterized by rapidly evolving technology standards, customer needs and the frequent introduction of new products and services. Cardio’s competitors range from smaller niche companies to large, well-financed and technologically-sophisticated entities.

Cardio competes on the basis of several factors, including the utility and quality of product and service offerings, ability to deliver clinical and financial performance improvement to patients and organizations through the use of products and services, quality and reliability of services, ease of use and convenience, brand recognition and the ability to integrate services with existing technology. Some of Cardio’s competitors and their technologies, such as conventional lipid testing, are more established, benefit from greater recognition, have larger customer bases and have substantially greater financial, technical and marketing resources. Other competitors have proprietary technology that differentiates their product and service offerings from those of Cardio. Cardio’s competitors are constantly developing products and services that may become more efficient or appealing to Cardio’s existing partners and potential partners. As a result of these competitive advantages, Cardio’s competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands, products and services and make more attractive offers to Cardio’s existing partners and potential partners.

Cardio also competes on the basis of price. Cardio may be subject to pricing pressures as a result of, among other things, competition within the industry, consolidation of health care industry participants, practices of managed care organizations, government action and financial stress experienced by Cardio’s partners. If Cardio’s pricing experiences significant downward pressure, Cardio’s business will be less profitable, and Cardio’s results of operations will be adversely affected.

Cardio cannot be certain that Cardio will be able to retain Cardio’s current partners or expand Cardio’s partner base in this competitive environment. If Cardio does not retain current partners or expand Cardio’s partner base, or if Cardio has to renegotiate existing contracts, Cardio’s business, financial condition and results of operations will be harmed. Moreover, Cardio expects that competition will continue to increase as a result of consolidation in both the health care information technology and health care industries. If one or more of Cardio’s competitors or potential competitors were to merge or partner with another of Cardio’s competitors, the change in the competitive landscape could also adversely affect Cardio’s ability to compete effectively and could harm Cardio’s business, financial condition and results of operations.

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Cardio’s business depends on customers increasing their use of Cardio’s solutions, and Cardio may experience loss of customers or decline in their use of Cardio’s solutions.

Cardio’s ability to grow and generate revenue depends, in part, on Cardio’s ability to maintain and grow Cardio’s relationships with existing customers and convince them to increase their usage of Cardio’s tests and services. If Cardio’s customers do not increase their use of Cardio’s tests and services, then Cardio’s revenue may not grow, and Cardio’s results of operations may be harmed. It is difficult to accurately predict customers’ usage levels and the loss of customers or reductions in their usage levels may have a negative impact on Cardio’s business, results of operations and financial condition. If a significant number of customers cease using, or reduce their usage of, Cardio’s tests and services, then Cardio may be required to expend significantly more on sales and marketing than Cardio currently plans to expend in order to maintain or increase revenue from customers. These additional expenditures could adversely affect Cardio’s business, results of operations and financial condition.

Interruptions or performance problems associated with Cardio’s technology and infrastructure may adversely affect Cardio’s business and operating results.

Cardio’s continued growth depends in part on the ability of customers to access its tests and services at any time and within an acceptable amount of time. Cardio may in the future experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, introductions of new applications and functionality, software errors and defects, capacity constraints due to an increasing number of customers or security related incidents. In addition, from time-to-time, Cardio or its vendors may experience limited periods of equipment downtime, server downtime due to server failure or other technical difficulties (as well as maintenance requirements). It may become increasingly difficult to maintain and improve Cardio’s performance, especially during high volume times and as its solution becomes more complex and its customer traffic increases. If Cardio’s solution is unavailable or if Cardio’s customers are unable to access Cardio’s solutions within a reasonable amount of time or at all, Cardio’s business would be adversely affected, and its brand could be harmed. In the event of any of the factors described above, or certain other failures of Cardio’s infrastructure, customer or patient data may be permanently lost. To the extent that Cardio does not effectively address capacity constraints, upgrade its systems, as needed, and continually develop Cardio’s technology and network architecture to accommodate actual and anticipated changes in technology, customers may cease to use Cardio’s solutions and Cardio’s business and operating results may be adversely affected.

Cardio relies on a limited number of suppliers, contract manufacturers, and logistics providers, and Cardio’s test is performed by a single contract high complexity Clinical Laboratory Improvement Amendments (CLIA) laboratory.

For Cardio’s Epi+Gen CHD™ test, Cardio and its vendors rely on a limited number of suppliers for laboratory reagents and sampling kit supplies, contract manufacturers, and logistics providers. For example, certain proprietary reagents are manufactured under Good Manufacturing Practice (GMP) by a single contract manufacturer located in Michigan; the sample collection kits are assembled and fulfilled by one fulfillment center located in Iowa; and the Epi+Gen CHD™ test is performed in one high complexity CLIA laboratory located in Missouri. The reliance on a limited number of suppliers and a sole contract manufacturer, fulfillment center and laboratory present various risks. These include the risk that in the event of an interruption from any part of Cardio’s supply chain for any reason, such as a natural catastrophe, labor dispute, or system interruption, Cardio may not be able to develop an alternate source without incurring material additional costs and substantial delays. For example, during 2021, the Coronavirus pandemic impacted the ability to conduct in-person training of personnel at the laboratory, which delayed launch of Epi+Gen CHD™ by approximately two and a half months. As a public company, the delay of a product launch by a nearly a fiscal quarter could cause Cardio’s reported results of operations to fail to meet market expectations, which, in turn, and could negatively impact Cardio’s stock price.

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The security of Cardio’s solutions, networks or computer systems may be breached, and any unauthorized access to Cardio’s customer data will have an adverse effect on its business and reputation.

The use of Cardio’s solutions involves the storage, transmission and processing of Cardio’s customers’ private data, and this data may contain confidential and proprietary information of Cardio’s customers or their customers’ patients, employees, business partners or other persons (“customer personnel”) or other personal or identifying information regarding Cardio’s customers and customer personnel. Individuals or entities may attempt to penetrate Cardio’s network or platform security, or that of Cardio’s third-party hosting and storage providers, and could gain access to Cardio’s customer and customer personnel private data, which could result in the destruction, disclosure or misappropriation of proprietary or confidential information of Cardio’s customers and customer personnel. If any of Cardio’s customers’ or customer personnel’s private data is leaked, obtained by others or destroyed without authorization, it could harm Cardio’s reputation, Cardio could be exposed to civil and criminal liability, and Cardio may lose its ability to access private data, which will adversely affect the quality and performance of its solutions.

In addition, Cardio’s services may be subject to computer malware, viruses and computer hacking, fraudulent use attempts and phishing attacks, all of which have become more prevalent in Cardio’s industry. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, they may include the theft or destruction of data owned by Cardio or Cardio’s customers or customer personnel, and/or damage to its platform. Any failure to maintain the performance, reliability, security and availability of Cardio’s products and technical infrastructure to the satisfaction of Cardio’s customers may harm Cardio’s reputation and Cardio’s ability to retain existing customers and attract new customers.

While Cardio has implemented and is continuing to implement procedures and safeguards that are designed to prevent security breaches and cyber attacks, they may not be able to protect against all attempts to breach Cardio’s systems, and Cardio may not become aware in a timely manner of any such security breach. Unauthorized access to or security breaches of its platform, network or computer systems, or those of Cardio’s technology service providers, could result in the loss of business, reputational damage, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, civil and criminal penalties for violation of applicable laws, regulations or contractual obligations, and significant costs, fees and other monetary payments for remediation. If customers believe that Cardio’s platform does not provide adequate security for the storage of sensitive information or its transmission over the Internet, Cardio’s business will be harmed. Customers’ concerns about security or privacy may deter them from using Cardio’s solutions for activities that involve personal or other sensitive information.

If Cardio is not able to compete effectively, its business and operating results will be harmed.

While the clinical epigenetics market is still fairly new, Cardio faces competition from various sources, including large, well-capitalized technology companies such as Exact Sciences and Prevencio. These competitors may have better brand name recognition, greater financial and engineering resources and larger sales teams than Cardio has. As a result, these competitors may be able to develop and introduce competing solutions and technologies that may have greater capabilities than those of Cardio or that are able to achieve greater customer acceptance, and they may be able to respond more quickly and effectively than Cardio can to new or changing opportunities, technologies, standards or customer requirements. In addition, Cardio may also compete with smaller companies, who may develop their own platforms that perform similar services as Cardio’s platform. Cardio expects that competition will increase and intensify as Cardio continues to expand its serviceable markets and improve its tests and services. Increased competition may result in pricing pressures and require Cardio to incur additional sales and marketing expenses, which could negatively impact Cardio’s sales, profitability and market share.

Any failure to offer high-quality customer support may adversely affect Cardio’s relationships with Cardio’s customers.

Cardio’s ability to retain existing customers and attract new customers depends in part on its ability to maintain a consistently high level of customer service and technical support. Cardio’s current and future customers depend on its customer support team to assist them in utilizing Cardio’s tests and services effectively and to help them to resolve issues quickly and to provide ongoing support. If Cardio is unable to hire and train sufficient support resources or is otherwise unsuccessful in assisting its customers effectively, it could adversely affect Cardio’s ability to retain existing customers and could prevent prospective customers from adopting Cardio’s solutions. Cardio may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. Cardio also may be unable to modify the nature, scope and delivery of Cardio’s customer support to compete with changes in the support services provided by Cardio’s competitors. Increased demand for customer support, without corresponding revenue, could increase Cardio’s costs and adversely affect Cardio’s business, results of operations and financial condition. Cardio’s sales are and will be highly dependent on its business reputation and on positive recommendations from customers. Any failure to maintain high-quality customer support, or a market perception that Cardio does not maintain high-quality customer support, could adversely affect Cardio’s reputation, business, results of operations and financial condition.

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The information that Cardio provides to Cardio’s customers could be inaccurate or incomplete, which could harm its business reputation, financial condition, and results of operations.

Cardio aggregates, processes, and analyzes customers’/patients’ healthcare-related data and information for use by its customers. Because data in the healthcare industry is fragmented in origin, inconsistent in format, and often incomplete, the overall quality of data received or accessed in the healthcare industry is often poor, the degree or amount of data which is knowingly or unknowingly absent or omitted can be material. If the test results that Cardio provides to its customers are based on incorrect or incomplete data or if Cardio makes mistakes in the capture, input, or analysis of these data, Cardio’s reputation may suffer, and its ability to attract and retain customers may be materially harmed.

In addition, in the future, Cardio may assist its customers with the management and submission of data to governmental entities, including CMS. These processes and submissions are governed by complex data processing and validation policies and regulations. If Cardio fails to abide by such policies or submits incorrect or incomplete data, Cardio may be exposed to liability to a client, court, or government agency that concludes that its storage, handling, submission, delivery, or display of health information or other data was wrongful or erroneous.

Cardio’s proprietary applications may not operate properly, which could damage its reputation, give rise to a variety of claims against Cardio, or divert Cardio’s resources from other purposes, any of which could harm Cardio’s business and operating results.

Proprietary software, product and application development is time-consuming, expensive, and complex, and may involve unforeseen difficulties. Cardio may encounter technical obstacles, and it is possible that it discovers additional problems that prevent its proprietary solutions from operating properly. If Cardio’s solutions and services do not function reliably or fail to achieve customer expectations in terms of performance, customers could assert liability claims against Cardio and attempt to cancel their contracts with Cardio. Moreover, material performance problems, defects, or errors in its existing or new solutions may arise in the future and may result from, among other things, the lack of interoperability of its applications with systems and data that Cardio did not develop and the function of which is outside of its control or undetected in its testing. Defects or errors in Cardio’s solutions might discourage existing or potential customers from purchasing products and services from Cardio. Correction of defects or errors could prove to be time consuming, costly, impossible, or impracticable. The existence of errors or defects in Cardio’s solutions and the correction of such errors could divert its resources from other matters relating to its business, damage its reputation, increase its costs, and have a material adverse effect on its business, financial condition, and results of operations.

Cardio’s solutions face intense competition in the marketplace. If Cardio is unable to compete effectively, Cardio’s operating results could be adversely affected.

The market for Cardio’s tests and services is increasingly competitive, rapidly evolving and fragmented, and is subject to changing technology and shifting customer needs. Although Cardio believes that the solutions that it offers are unique, many companies develop and market products and services that compete to varying extents with Cardio’s offerings, and Cardio expects competition in Cardio’s market to continue to intensify. Moreover, industry consolidation may increase competition.

Many of Cardio’s existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, marketing and other resources than Cardio does. As a result, Cardio’s competitors may be able to respond more quickly and effectively than Cardio can to new or changing opportunities, technologies, standards or customer requirements. Cardio could lose customers if Cardio’s competitors introduce new competitive products and technologies, add new features, acquire competitive products, reduce prices, form strategic alliances with other companies or are acquired by third parties with greater available resources. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to Cardio’s tests and services without access to setup support services. If Cardio is unable to provide those tests and services on terms attractive to the customer, the prospective customer may be unwilling to utilize Cardio’s solutions. If Cardio’s competitors’ products, services or technologies become more accepted than Cardio’s solutions, if they are successful in bringing their products or services to market earlier than Cardio, or if their products or services are more technologically capable than those of Cardio, then Cardio’s revenue could be adversely affected. In addition, some of Cardio’s competitors may offer their products and services at a lower price.

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If Cardio does not keep pace with technological changes, Cardio’s solutions may become less competitive, and Cardio’s business may suffer.

The clinical epigenetic testing and cardiovascular diagnostics markets are undergoing rapid technological change, frequent product and service innovation and evolving industry standards. If Cardio is unable to provide enhancements and new features for Cardio’s existing tests and services or additional tests and services that achieve market acceptance or that keep pace with these technological developments, Cardio’s business could be adversely affected. The success of enhancements, new tests and services depends on several factors, including the timely completion, introduction and market acceptance of the innovations. Failure in this regard may significantly impair Cardio’s revenue growth. In addition, because Cardio’s solutions are designed to operate on existing cloud software and technologies, Cardio will need to continuously modify and enhance Cardio’s solutions to keep pace with changes in internet-related hardware, software, communication, browser and database technologies, alongside changes in laboratory technologies. Cardio may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new diagnostic tests, network platforms or technologies, including laboratory technologies, or modifications to existing tests, platforms or technologies, could increase Cardio’s research and development expenses. Any failure of Cardio’s solutions to keep pace with technological changes or operate effectively with future network platforms and technologies, including laboratory technologies, could reduce the demand for Cardio’s solutions, result in customer dissatisfaction and adversely affect Cardio’s business.

If Cardio cannot maintain Cardio’s corporate culture as it grows, Cardio could lose the innovation, teamwork, passion and focus on execution that it believes contribute to its success, and its business may be harmed.

Cardio believes that its corporate culture is a critical component to Cardio’s success. Cardio has and will continue to invest substantial time and resources in building its team. As Cardio grows and develops the infrastructure of a public company, it may find it difficult to maintain its corporate culture. Any failure to preserve Cardio’s culture could negatively affect its future success, including its ability to retain and recruit personnel and effectively focus on and pursue its corporate objectives.

The growth strategy of Cardio may not prove viable and expected growth and value may not be realized.

While Cardio’s overall sales and marketing initiatives will span the gamut across traditional, print and digital mediums, its primary sales and marketing strategy consists of the branding, collaboration, co-marketing, and co-sales opportunities involved in strategic channel partnerships. By prioritizing strategic channel partnerships, Cardio believes it can accelerate its market penetration into the key healthcare sub-verticals it intends to prioritize for its growth. The key to its efforts is a well-defined and executed channel partnership integration strategy that Cardio believes will serve to accelerate the sales cycle. Although there is no assurance, Cardio believes such strategic channel partnerships will generate revenue in a myriad of ways, including larger contracts for its Epi+Gen CHDTM test and bundling its solutions alongside other synergistic technologies, services, and products. There can be no assurance that Cardio will be successful in acquiring customers through these and other strategies.

Cardio’s future growth could be harmed if it loses the services of its key personnel.

Cardio is highly dependent upon the talents and services of a number of key employees, specifically Meeshanthini Dogan PhD and Robert Philibert MD PhD and other senior technical and management personnel, including Cardio’s executive officers, all of whom would be difficult to replace. In connection with preparations for the Business Combination, Cardio executed employment agreements with each person expected to be named an executive officer of the combined entity, which agreements will be effective upon Closing of the Business Combination, other than the agreement with Khullani Abdullahi, whose agreement was effective as of May 19, 2022. In addition, Cardio plans to seek to secure key man life insurance on the lives of Meeshanthini Dogan PhD and Robert Philibert MD PhD, in that the loss of either would have a substantial adverse impact on Cardio. The loss of the services of one or more of these key employees would disrupt Cardio’s business and harm its results of operations. Cardio may not be able to successfully attract and retain senior leadership necessary to grow its business.

Cardio’s future success also depends on its ability to attract and retain other key employees and qualified personnel, and its operations may be severely disrupted if it lost their services. As Cardio becomes more well known, there is increased risk that competitors or other companies will seek to hire its personnel. The failure to attract, integrate, train, motivate, and retain these personnel could impact Cardio’s ability to successfully grow its operations and execute its strategy.

Insiders will continue to have substantial influence over Cardio after the Business Combination, which could limit investors’ ability to affect the outcome of key transactions, including a change of control.

Upon the consummation of the Business Combination, our Sponsor, officers and directors will beneficially own approximately 10.5% and 17.2% of MANA common stock outstanding, and Cardio’s executive officers, directors and their affiliates as a group will beneficially own approximately 21.3% and 34.9% of the outstanding MANA common stock, assuming no redemptions and maximum redemptions, respectively. As a result, these stockholders, if they act together, will be able to influence Cardio’s management and affairs and all matters requiring stockholder approval, including the election of directors, amendments of organizational documents and approval of significant corporate transactions. They may also have interests that differ from other investors and may vote in a way with which other investors disagree and which may be adverse to other investors’ interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of Cardio and might affect the market price of Cardio’s common stock.

The numbers of shares and percentage interests set forth above are based on a number of assumptions, including that: (1) MANA does not issue any additional equity securities prior to the Business Combination and (2) there is no exercise of MANA’s outstanding warrants at an exercise price of $11.50 per share (which warrants are not exercisable until 30 days after the completion of the Business Combination). If the actual facts differ from these assumptions, the numbers of shares and percentage interests set forth above will be different.

Economic conditions or changing consumer preferences could adversely impact Cardio.

A downturn in economic conditions in one or more of its markets could have a material adverse effect on the results of operations, financial condition, business and prospects. Although Cardio attempts to stay informed of customer preferences, any sustained failure to identify and respond to trends could have a material adverse effect on its results of operations, financial condition, business and prospects.

Cardio may be unable to scale its operations successfully.

Cardio’s growth strategy will place significant demands on Management and its financial, administrative and other resources. Operating results will depend substantially on the ability of its officers and key employees to manage changing business conditions and to implement and improve its financial, administrative and other resources. If Cardio is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

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Cardio may be unable to manage its growth.

Currently, Cardio has less than 10 full and part-time employees. Its ability to manage its growth effectively will require it to continue to improve its operational, financial and management controls and information systems to accurately forecast sales demand, to manage its operating costs, manage its marketing programs in conjunction with an emerging market, and attract, train, motivate and manage its employees effectively. If management fails to manage the expected growth, Cardio’s results of operations, financial condition, business and prospects could be adversely affected. In addition, Cardio’s growth strategy may depend on effectively integrating future entities, which requires cooperative efforts from the managers and employees of the respective business entities. If Cardio’s management is unable to effectively integrate its various business entities, its results of operations, financial condition, business and prospects could be adversely affected.

Cardio’s success depends upon its ability to adapt to a changing market and its continued development of additional tests and services.

Although Cardio believes that it will provide a competitive range of tests and services, there can be no assurance of acceptance by the marketplace. The procurement of new contracts by Cardio may be dependent upon the continuing results achieved with current and future customers, upon pricing and operational considerations, as well as the potential need for continuing improvement to existing products and services. Moreover, the markets for such services may not develop as expected nor can there be any assurance that Cardio will be successful in its marketing of any such products and services.

Compliance with changing regulation of corporate governance and public disclosure, once Cardio is subject to such requirements, will result in significant additional expenses.

Changing laws, regulations, and standards relating to corporate governance and public disclosure for public companies, including the Sarbanes-Oxley Act of 2002 and various rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), are creating uncertainty for public companies. Following the completion of the Business Combination, Cardio’s management will need to invest significant time and financial resources to comply with both existing and evolving requirements for public companies, which will lead, among other things, to significantly increased general and administrative expenses and a certain diversion of management time and attention from revenue generating activities to compliance activities.

Risks Related to Cardio’s Business Operations

Cardio could experience losses or liability not covered by insurance.

Cardio’s business exposes it to risks that are inherent in the provision of testing services that assist clinical decision-making. If customers or customer personnel assert liability claims against Cardio, any ensuing litigation, regardless of outcome, could result in a substantial cost to Cardio, divert management’s attention from operations, and decrease market acceptance of Cardio’s toolsets. Cardio attempts to limit Cardio’s liability to customers by contract; however, the limitations of liability set forth in the contracts may not be enforceable or may not otherwise protect Cardio from liability for damages. Additionally, Cardio may be subject to claims that are not explicitly covered by contract. Cardio also maintains general liability coverage; however, this coverage may not continue to be available on acceptable terms, may not be available in sufficient amounts to cover one or more large claims against Cardio, and may include larger self-insured retentions or exclusions for certain products. In addition, the insurer might disclaim coverage as to any future claim. A successful claim not fully covered by Cardio’s insurance could have a material adverse impact on Cardio’s liquidity, financial condition, and results of operations.

If Cardio is unable to hire, retain and motivate qualified personnel, Cardio’s business will suffer.

Cardio’s future success depends, in part, on Cardio’s ability to continue to attract and retain highly skilled personnel. Cardio believes that there is, and will continue to be, intense competition for highly skilled management, medical, engineering, data science, sales and other personnel with experience in Cardio’s industry. Cardio must provide competitive compensation packages and a high-quality work environment to hire, retain and motivate employees. If Cardio is unable to retain and motivate its existing employees and attract qualified personnel to fill key positions, Cardio may be unable to manage its business effectively, including the development, marketing and sale of its products, which could adversely affect its business, results of operations and financial condition. To the extent Cardio hires personnel from competitors, it also may be subject to allegations that they have been improperly solicited or that they have divulged proprietary or other confidential information. If Cardio is unable to retain its employees, Cardio’s business, results of operations and financial condition could be adversely affected.

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Cardio’s Board of Directors may change its strategies, policies, and procedures without stockholder approval and Cardio may become highly leveraged, which may increase its risk of default under its obligations.

Cardio’s investment, financing, leverage, and dividend policies, and Cardio’s policies with respect to all other activities, including growth, capitalization, and operations, are determined exclusively by Cardio’s board of directors, and may be amended or revised at any time by Cardio’s board of directors without notice to or a vote of Cardio’s stockholders. This could result in Cardio conducting operational matters, making investments, or pursuing different business or growth strategies than those contemplated in this proxy statement. Further, Cardio’s charter and bylaws do not limit the amount or percentage of indebtedness, funded or otherwise, that Cardio may incur. High leverage also increases the risk of default on Cardio’s obligations. In addition, a change in Cardio’s investment policies, including the manner in which Cardio allocates Cardio’s resources across Cardio’s portfolio or the types of assets in which Cardio seeks to invest, may increase Cardio’s exposure to interest rate risk and liquidity risk. Changes to Cardio’s policies with regards to the foregoing could materially adversely affect Cardio’s financial condition, results of operations, and cash flow.

Cardio’s business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by man-made problems, such as power disruptions, computer viruses, data security breaches or terrorism.

A significant natural disaster, such as a tornado, hurricane or a flood, occurring at Cardio’s headquarters or where a business partner is located could adversely affect Cardio’s business, results of operations and financial condition. Further, if a natural disaster or man-made problem were to affect Cardio’s network service providers or Internet service providers, this could adversely affect the ability of Cardio’s customers to use its products and platform. In addition, natural disasters and acts of terrorism could cause disruptions in Cardio’s business, or the businesses of Cardio’s customers or service providers. Cardio also relies, and will continue to rely, on its network and third-party infrastructure and enterprise applications and internal technology systems for its engineering, sales and marketing and operations activities. Further, if a natural disaster, health epidemics or pandemic, or man-made problem were to affect Cardio’s network service providers or Internet service providers, this could adversely affect the ability of Cardio’s customers to use Cardio’s products and platform. In addition, health epidemics or pandemics, natural disasters and acts of terrorism could cause disruptions in Cardio’s business, or the businesses of its customers or service providers. Although Cardio maintains incident management and disaster response plans, in the event of a major disruption caused by a health epidemic or pandemic, natural disaster or man-made problem, Cardio may be unable to continue its operations and may endure system interruptions, reputational harm, delays in its development activities, lengthy interruptions in service, breaches of data security and loss of critical data, any of which could adversely affect its business, results of operations and financial condition.

Cardio may need to seek alternative business opportunities and change the nature of its business.

As a company in the early stages of its development, Cardio continuously reevaluates its business, the market in which it operates and potential new opportunities. Cardio may seek other alternatives within the healthcare field in order to grow its business and increase revenues. Such alternatives may include, but not be limited to, combinations or strategic partnerships with other laboratory companies or with medical practices such as hospitalists or behavioral health. Pursuing alternative business opportunities could increase Cardio’s expenses, may require Cardio to obtain additional financing, which may not be available on favorable terms or at all, and result in potentially dilutive issuances of Cardio’s equity securities or the incurrence of debt that may be burdensome to service, any of which could have a material adverse effect on Cardio. In addition, pursuing alternative business opportunities may never be successful and may divert significant time and attention. Moreover, accomplishing and integrating any business opportunity that is pursued by Cardio may disrupt the existing business and may be a complex, risky and costly endeavor and could have a material adverse effect on Cardio’s business, results of operations, financial condition and prospects.

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Cardio is subject to general litigation that may materially adversely affect its business.

From time to time, Cardio may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. Cardio expects that the number and significance of these potential disputes may increase as its business expands and Cardio’s company grows larger. While Cardio’s product limitation disclosures limit its liability for damages arising from its tests and services, Cardio cannot assure investors that these limitations will protect it from liability for damages in the event Cardio is sued. Although Cardio may carry general liability insurance coverage, its insurance may not cover all potential claims to which it is exposed or may not be adequate to indemnify it for all liability that may be imposed. Any claims against Cardio, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of Cardio’s management time, and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, Cardio cannot assure investors that the results of any of these actions will not have a material adverse effect on its business, financial condition, results of operations and prospects.

Legal claims could be filed that would have a material adverse effect on Cardio’s business, operating results and financial condition. Cardio may in the future face risks of litigation and liability claims on technological liability and other matters, the extent of such exposure can be difficult or impossible to estimate and which can negatively impact Cardio’s financial condition and results of operations.

Although there is no current pending litigation against Cardio, in the future, customers or competitors may threaten lawsuits for what they believe to be infractions against themselves.

Cardio’s operations are subject to numerous US laws and regulations. Liability under these laws involves inherent uncertainties. Violations of these laws and regulations are subject to civil, and, in some cases, criminal sanctions. Although Cardio is not aware of any compliance related issues, Cardio may not have been, or may not be, at all times, in complete compliance with all requirements, and Cardio may incur costs or liabilities in connection with such requirements. Cardio may also incur unexpected interruptions to Cardio’s operations, administrative injunctions requiring operation stoppages, fines and other penalties.

There can also be no assurance that any insurance coverage Cardio take will be adequate or that Cardio will prevail in any future cases. Cardio can provide no assurance that Cardio will be able to obtain liability insurance that would protect Cardio from any such lawsuits. Cardio is not currently subject to any claims from its employees or customers; however, Cardio may be subject to such claims in the future. In the event that any such claims are not covered by insurance, Cardio’s management could expend significant time addressing any such issues.

Risks Related to Cardio’s Intellectual Property

Cardio’s license agreement with the University of Iowa Research Foundation includes a non-exclusive license of “technical information” that potentially could grant unaffiliated third parties access to materials and information considered derivative work made by the Company, which could be used by such licensees to develop competitive products.

The University of Iowa Research Foundation, or UIRF, license agreement grants to Cardio a worldwide, exclusive, non-transferable license under the Patent Rights, as defined in the agreement, to make, have made, use, sell, offer for sale and import the Licensed Products(s) and/or Licensed Processes, as defined in the agreement, in the field of research tools and clinical diagnostics for cardiovascular disease, stroke, congestive heart failure and diabetes in humans. However, the agreement also confers a non-exclusive license as to Technical Information. Technical Information is defined as certain research and development information, materials, confidential information, technical data, unpatented inventions, know-how and supportive information owned and controlled by the licensor that was not in the public domain as of May 2, 2017 and that describes the Invention, as defined in the agreement, its manufacture and/or use and selected by the licensor to provide to Cardio for use in or with the development, manufacture or use of the Licensed Products and/or Licensed Processes. Technical Information further includes materials, all progeny and derivatives of the materials made by Cardio or its sublicensees, as well as software or other copyrightable work, all derivatives of such software and other copyrightable work made by Cardio and its sublicensees. The ability of UIRF to grant non-exclusive licenses to third parties in and to this broad definition of Technical Information raises the possibility that unaffiliated third parties could use such Technical Information, including Technical Information developed by the Company, to make, use, sell, offer to sell and import products and/or processes that compete with the Company’s exclusively-licensed products and/or processes or are positioned in markets that the Company may enter in the future. Increased competition could result in reduced demand for the Company’s products and/or processes, slow its growth and materially adversely affect its business, operating results and financial condition.

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Cardio could incur substantial costs in protecting or defending Cardio’s intellectual property rights, and any failure to protect or defend Cardio’s intellectual property could adversely affect Cardio’s business, results of operations and financial condition.

Cardio’s success depends, in part, on its ability to protect its brand and the proprietary methods and technologies that it develops under patent and other intellectual property laws of the United States and foreign jurisdictions so that Cardio can prevent others from using its inventions and proprietary information. Any patents that have been issued or that may be issued in the future may not provide significant protection for its intellectual property. If Cardio fails to protect its intellectual property rights adequately, its competitors might gain access to its technology and Cardio’s business, results of operations and financial condition may be adversely affected.

The particular forms of intellectual property protection that Cardio seeks, or Cardio’s business decisions about when to file patent applications and trademark applications, may not be adequate to protect Cardio’s business. Cardio could be required to expend significant resources to monitor and protect its intellectual property rights. Litigation may be necessary in the future to enforce its intellectual property rights, determine the validity and scope of its proprietary rights or those of others, or defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to Management, result in a diversion of significant resources, lead to the narrowing or invalidation of portions of its intellectual property and have an adverse effect on its business, results of operations and financial condition. Cardio’s efforts to enforce its intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of its intellectual property rights or alleging that Cardio infringes the counterclaimant’s own intellectual property. Any of Cardio’s patents, copyrights, trademarks or other intellectual property rights could be challenged by others or invalidated through administrative process or litigation.

Cardio also relies, in part, on confidentiality agreements with its business partners, employees, consultants, advisors, customers and others in its efforts to protect its proprietary technology, processes and methods. These agreements may not effectively prevent disclosure of Cardio’s confidential information, and it may be possible for unauthorized parties to copy its software or other proprietary technology or information, or to develop similar technology independently without Cardio’s having an adequate remedy for unauthorized use or disclosure of its confidential information. In addition, others may independently discover its trade secrets and proprietary information, and in these cases, Cardio would not be able to assert any trade secret rights against those parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Cardio’s proprietary rights, and the failure to obtain or maintain trade secret protection could adversely affect its competitive business position.

In addition, the laws of some countries do not protect intellectual property and other proprietary rights to the same extent as the laws of the United States. To the extent Cardio expands its international activities, its exposure to unauthorized copying, transfer and use of its proprietary technology or information may increase.

Cardio’s means of protecting its intellectual property and proprietary rights may not be adequate or its competitors could independently develop similar technology. If Cardio fails to meaningfully protect its intellectual property and proprietary rights, Cardio’s business, results of operations and financial condition could be adversely affected.

Assertions by third parties of infringement or other violations by Cardio of its intellectual property rights could result in significant costs and harm Cardio’s business and operating results.

Cardio’s success depends upon its ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of Cardio’s competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us. As Cardio grows and enters new markets, it will face a growing number of competitors. As the number of competitors in Cardio’s industry grows and the functionality of products in different industry segments overlaps, Cardio expects that software and other solutions in its industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against Cardio. Cardio cannot assure investors that infringement claims will not be asserted against it in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against Cardio could require that it pay substantial damages or ongoing royalty payments, prevent it from offering its services, or require that it comply with other unfavorable terms. Cardio may also be obligated to indemnify its customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if Cardio were to prevail in such a dispute, any litigation regarding its intellectual property could be costly and time-consuming, and divert the attention of Cardio’s management and key personnel from its business operations.

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Certain core technology of Cardio is licensed, and that license may be terminated if Cardio were to breach its obligations under the license.

The initial work on Cardio’s core technology is derived from work done by Cardio’s founders while at the University of Iowa, around which there is currently a family of patent applications, the rights of which are owned by the University of Iowa Research Foundation (UIRF) and exclusively licensed to Cardio. In addition, follow-on work on Cardio’s core technology also is derived from work done by Cardio’s founders while at the University of Iowa but was furthered by Cardio’s founders. Therefore, the follow-on work is co-owned by UIRF and Cardio, and exclusively licensed to Cardio under a license agreement with UIRF. That license agreement and those licenses granted under the license agreement terminate on the expiration of the patent rights licensed under the license agreement, unless certain proprietary, non-patented technical information is still being used by Cardio, in which case the license agreement will not terminate until the date of termination of such use. The licenses under the license agreement could terminate prior to the expiration of the licensed patent rights if Cardio materially breaches its obligations under the license agreement, including failing to pay the applicable license fees and any interest on such fees, and fails to fully remedy such breach within the period specified in the license agreement, or if Cardio enters liquidation, has a receiver or administrator appointed over any assets related to the license agreement, or ceases to carry on business, or files for bankruptcy or if an involuntary bankruptcy petition is filed against Cardio. The license agreement can also be terminated by UIRF as a result of the failure of Cardio to timely achieve certain performance goals, including minimum requirements for commercial sales of its cardiac test, provided that URIF first provides written notice to Cardio of such failure and if such failure is not remedied within 90 days following any such notice.

Some of Cardio’s technologies incorporate “open-source” software or other similar licensed technologies , which could become unavailable or subject us to increased costs, delays in production or assessment or litigation.

In order to provide its products, Cardio currently uses a variety of technologies including, for example, genotyping, digital methylation assessment and data processing technologies owned by third parties. The terms of these agreements, and any other “open source” software agreements it may rely upon in the future, are subject to change without notice and may increase its costs. Moreover, Cardio’s failure to comply with the terms of one or more of these agreements could expose it to business disruption because the license may be terminated automatically due to non-compliance.

The use and distribution of open-source software may also entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Many of the risks associated with use of open-source software cannot be eliminated and could negatively affect Cardio’s business.

In addition, the wide availability of open-source code used in Cardio’s current and future products could expose it to security vulnerabilities. From time to time, Cardio may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that Cardio developed using such software (which could include its proprietary source code), or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation that could be costly to defend, have a negative effect on Cardio’s operating results and financial condition or require Cardio to devote additional research and development resources to change its existing or future. Responding to any infringement or noncompliance claim by an open-source vendor, regardless of its validity, discovering certain open-source software code in Cardio’s products, or a finding that Cardio has breached the terms of an open-source software license, could harm its business, results of operations and financial condition In each case, Cardio would be required to either seek licenses to software or services from other parties and redesign its products to function with such other parties’ software or services or develop these components internally, which would result in increased costs and could result in delays to product launches. Furthermore, Cardio might be forced to limit the features available in its current or future solutions. If these delays and feature limitations occur, its business, results of operations and financial condition could be adversely affected.

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Risks Related to Government Regulation

Cardio conducts business in a heavily regulated industry, and if it fails to comply with these laws and government regulations, Cardio could incur penalties or be required to make significant changes to its operations or experience adverse publicity, which could have a material adverse effect on Cardio’s business, financial condition, and results of operations.

The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which Cardio provides and bills for services and collects reimbursement from governmental programs and private payors, Cardio’s contractual relationships with its providers, vendors and customers, its marketing activities and other aspects of its operations. Of particular importance are:

•        the federal physician self-referral law, commonly referred to as the Stark Law;

•        the federal Anti-Kickback Act;

•        the criminal healthcare fraud provisions of HIPAA;

•        the federal False Claims Act;

•        reassignment of payment rules that prohibit certain types of billing and collection;

•        similar state law provisions pertaining to anti-kickback, self-referral and false claims issues;

•        state laws that prohibit general business corporations, such as us, from practicing medicine; and

•        laws that regulate debt collection practices as applied to Cardio’s debt collection practices;

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of Cardio’s business activities could be subject to challenge under one or more of such laws. Achieving and sustaining compliance with these laws may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment recoupment loss of enrollment status and exclusion from the Medicare and Medicaid programs. The risk of Cardio being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Cardio’s failure to accurately anticipate the application of these laws and regulations to its business or any other failure to comply with regulatory requirements could create liability for Cardio and negatively affect its business. Any action against Cardio for violation of these laws or regulations, even if Cardio successfully defends against it, could cause Cardio to incur significant legal expenses, divert its management’s attention from the operation of its business and result in adverse publicity.

To enforce compliance with the federal laws, the U.S. Department of Justice and the Office of the Inspector General (OIG), have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time- and resource-consuming and can divert Management’s attention from the business. Any such investigation or settlement could increase Cardio’s costs or otherwise have an adverse effect on its business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and mandatory minimum penalties of $5,500 to $11,000 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

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The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. Cardio cannot assure investors that any new or changed healthcare laws, regulations or standards will not materially adversely affect its business. Cardio cannot assure investors that a review of its business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect its operations.

If the U. S. Food and Drug Administration (the “FDA”) were to begin actively regulating Cardio’s tests, Cardio could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls.

Cardio believes the test that Cardio currently offers is a laboratory-developed test, or “LDT.” The FDA generally considers an LDT to be a test that is developed, validated and performed within a single laboratory. The FDA sometimes determines that a test that is being offered by a laboratory as an LDT is not an LDT under the FDA’s interpretation of that term but is an in vitro diagnostic (“IVD”) medical device in commercial distribution, and therefore must comply with the regulations that apply to IVDs, including the need for successfully completing the FDA review process. If the FDA were to conclude that Cardio’s test is not an LDT, Cardio would be subject to extensive regulation as a medical device.

Moreover, even for tests that are deemed to be LDTs, the FDA has historically taken the position that it has the authority to regulate such tests as IVDs under the Federal Food, Drug, and Cosmetic Act, or FDC Act, although it has generally exercised enforcement discretion with regard to LDTs. This means that even though the FDA believes it can impose regulatory requirements on LDTs, such as requirements to obtain premarket approval, de novo authorization or clearance of LDTs, it has generally chosen not to enforce those requirements. The regulatory environment for LDTs has changed over time. For example, in 2020, the Department of Health and Human Services, or HHS, directed the FDA to stop regulating LDTs, but in 2021, HHS reversed its policy. Thereafter, the FDA resumed requiring submission of emergency use authorization, or EUA, requests, for COVID-19 LDTs, but has not indicated an intent to change its policy of enforcement discretion with respect to other, non-COVID, LDTs. Various bills have been introduced in Congress seeking to substantially revamp the regulation of both LDTs and IVDs. For example, the VALID Act, introduced in June 2021, would clarify and enhance the FDA’s authority to regulate LDTs, while the VITAL Act, introduced in May 2021, would assign oversight of LDTs exclusively to the Centers for Medicare and Medicaid Services, or CMS.

Neither the VALID Act nor the VITAL Act has been enacted into law as of July 2022, although the VALID Act is currently included in the FDA Safety and Landmark Advancements, or FDASLA, legislation, which was favorably voted upon in June 2022 by the Senate Health, Education, Labor and Pensions (HELP) Committee and will now be considered by the full Senate. In May 2022, the House Energy and Commerce Committee approved a version of the FDASLA that does not include the VALID Act, and which will now be considered by the full House. If the Senate and the House pass their respective versions of the FDASLA, a Senate-House conference committee will be convened to reconcile the differences in the legislation, including any differences relating to the VALID Act. The VITAL Act is not part of FDASLA. Congress may, through the enactment of FDASLA or other legislation, establish new regulatory requirements for LDTs.

In the meantime, the regulation by the FDA of LDTs remains uncertain. The FDA may, if Congress does not enact new legislation, seek to establish new requirements for LDTs. If the FDA premarket clearance, approval or authorization is required by FDA for any of Cardio’s existing or future tests, or for any components or materials Cardio uses in tests, such as the component used to collect samples from patients, Cardio may be forced to stop selling its tests or Cardio may be required to modify claims for or make other changes to its tests while Cardio works to obtain FDA clearance, approval or de novo authorization. Cardio’s business would be adversely affected while such review is ongoing and if Cardio is ultimately unable to obtain premarket clearance, approval or de novo authorization. For example, the regulatory premarket clearance, approval or de novo authorization process may involve, among other things, successfully completing analytical, pre-clinical and/or clinical studies beyond the studies Cardio has already performed or plans to perform for Cardio’s LDT. These studies may be extensive and costly and may take a substantial period of time to complete. Any such studies may fail to generate data that meets the FDA’s requirements. The studies may also not be conducted in a manner that meets the FDA’s requirements, and therefore could not be used in support of the marketing application. Cardio would also need to submit a premarket notification, or 510(k), a request for de novo authorization, or a PMA application to the FDA and to include information (e.g., clinical and other data) supporting Cardio’s LDT. Completing such studies requires the expenditure of time, attention and financial and other resources, and may not yield the desired results, which may delay, limit or prevent regulatory clearances, approvals or de novo authorizations. There can be no assurance that the submission of such an application will result in a timely response by the FDA or a favorable outcome that will allow the test to be marketed.

Certain types of standalone diagnostics software are subject to FDA regulation as a medical device (specifically, software as a medical device or “SaMD”). Some types of SaMD are subject to premarket authorization requirements. If the FDA were to conclude that Cardio or its licensee is required to obtain premarket authorization for the software used in Epi+Gen CHD™, Cardio’s ability to offer the test as an LDT could be delayed or prevented, which would adversely affect its business.

In addition, Cardio may require cooperation in its filings for FDA clearance, approval or de novo authorization from third-party manufacturers of the components of its tests.

Cardio cannot assure investors that any of its tests for which it decides to pursue or is required to obtain premarket clearance, approval or de novo authorization by the FDA will be cleared, approved or authorized on a timely basis, if at all. In addition, if a test has been cleared, approved or authorized, certain kinds of changes that Cardio may make, e.g., to improve the test, or because of issues with suppliers of the components of the test or modification by a supplier to a component upon which Cardio’s test approval relies, may result in the need for the test to obtain new clearance, approval or authorization from the FDA before Cardio can implement them, which could increase the time and expense involved in implementing such changes commercially. Ongoing compliance with FDA regulations, such as the Quality System Regulation, labeling requirements, Medical Device Reports, and recall reporting, would increase the cost of conducting Cardio’s business and subject Cardio to heightened regulation by the FDA. Cardio will be subject to periodic inspection by the FDA to ascertain whether its facility does comply with applicable requirements. The penalties for failure to comply with these and other requirements may include Warning Letters, product seizure, injunctions, civil penalties, criminal penalties, mandatory customer notification, and recalls, any of which may adversely impact Cardio’s business and results of operations.

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Furthermore, the FDA or the Federal Trade Commission (“FTC”), as well as state consumer protection agencies and competitors, may object to the materials and methods Cardio uses to promote the use of its current tests or other LDTs Cardio may develop in the future, including with respect to the product claims in its promotional materials, and may initiate enforcement actions against it. Enforcement actions by these agencies may include, among others, injunctions, civil penalties, and equitable monetary relief.

If Cardio’s products do not receive adequate coverage and reimbursement from third-party payors, its ability to expand access to its tests beyond its initial sales channels will be limited and its overall commercial success will be limited.

Cardio currently does not have broad-based coverage and reimbursement for the Epi+Gen CHD™ test. However, Cardio’s strategy is to expand access to its tests by pursuing coverage and reimbursement by third-party payors, including government payors. Coverage and reimbursement by third-party payors, including managed care organizations, private health insurers, and government healthcare programs, such as Medicare and Medicaid in the United States and similar programs in other countries, for the types of early detection tests Cardio performs can be limited and uncertain. Healthcare providers may not order Cardio’s products unless third-party payors cover and provide adequate reimbursement for a substantial portion of the price of the products. If Cardio is not able to obtain adequate coverage and an acceptable level of reimbursement for its products from third-party payors, there could be a greater co-insurance or co-payment obligation for any individual for whom a test is ordered. The individual may be forced to pay the entire cost of a test out-of-pocket, which could dissuade physicians from ordering Cardio’s products and, if ordered, could result in delay in or decreased likelihood of collection of payment.

Medicare is the single largest U.S. payor and a particularly important payor for many cardiac-related laboratory services given the demographics of the Medicare population. Generally, traditional Medicare fee-for-service will not cover screening tests that are performed in the absence of signs, symptoms, complaints, personal history of disease, or injury except when there is a statutory provision that explicitly covers the test. Epi+Gen CHD™ could be considered a screening test under Medicare and, accordingly, may not be eligible for traditional Medicare fee-for-service coverage and reimbursement unless Cardio pursues substantial additional measures, which would require significant investments, and may ultimately be unsuccessful or may take several years to achieve.

If eligible for reimbursement, laboratory tests such as Cardio’s generally are classified for reimbursement purposes under CMS’s Healthcare Common Procedure Coding System (HCPCS) and the American Medical Association’s (AMA) Current Procedural Terminology (CPT) coding systems. Cardio and payors must use those coding systems to bill and pay for Cardio’s diagnostic tests, respectively. These HCPCS and CPT codes are associated with the particular product or service that is provided to the individual. Accordingly, without a HCPCS or CPT code applicable to Cardio’s products, the submission of claims could be a significant challenge. Once CMS creates an HCPCS code or the AMA establishes a CPT code, CMS establishes payment rates and coverage rules under traditional Medicare, and private payors establish rates and coverage rules independently. Under Medicare, payment for laboratory tests is generally made under the Clinical Laboratory Fee Schedule (CLFS) with payment amounts assigned to specific HCPCS and CPT codes. In addition, effective January 1, 2018, a new Medicare payment methodology went into effect for clinical laboratory tests, under which laboratory-reported private payor rates are used to establish Medicare payment rates for tests reimbursed via the CLFS. The new methodology implements Section 216 of the Protecting Access to Medicare Act of 2014 (PAMA) and requires laboratories that meet certain requirements related to volume and type of Medicare revenues to report to CMS their private payor payment rates for each test they perform, the volume of tests paid at each rate, and the HCPCS code associated with the test. CMS uses the reported information to set the Medicare payment rate for each test at the weighted median private payor rate. The full impact of the PAMA rate-setting methodology and its applicability to Cardio’s products remains uncertain at this time.

Coverage and reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that a product is appropriate, medically necessary, and cost-effective. Each payor will make its own decision as to whether to establish a policy or enter into a contract to cover Cardio’s products and the amount it will reimburse for such products. Obtaining approvals from third-party payors to cover Cardio’s products and establishing adequate coding recognition and reimbursement levels is an unpredictable, challenging, time-consuming, and costly process, and Cardio may never be successful. If third-party payors do not provide adequate coverage and reimbursement for Cardio products, its ability to succeed commercially will be limited.

Even if Cardio establishes relationships with payors to provide its products at negotiated rates, such agreements would not obligate any healthcare providers to order Cardio products or guarantee that Cardio would receive reimbursement for its products from these or any other payors at adequate levels. Thus, these payor relationships, or any similar relationships, may not result in acceptable levels of coverage and reimbursement for Cardio products or meaningful increases in the number of billable tests it sells to healthcare providers. Cardio believes it may take several years to achieve coverage and adequate reimbursement with a majority of third-party payors, including with those payors offering negotiated rates. In addition, Cardio cannot predict whether, under what circumstances, or at what payment levels payors will cover and reimburse for its products. Cardio does not expect Epi+Gen CHD™ to have Medicare or other third-party coverage or reimbursement in the near term. If Cardio fails to establish and maintain broad-based coverage and reimbursement for its products, its ability to expand access to its products, generate increased revenue, and grow its test volume and customer base will be limited and its overall commercial success will be limited.

Cardio’s products may fail to achieve the degree of market acceptance necessary for commercial success.

The failure of Cardio’s products, once introduced, to be listed in physician guidelines or of its studies to produce favorable results or to be published in peer-reviewed journals could limit the adoption of its products. In addition, healthcare providers and third-party payors, including Medicare, may rely on physician guidelines issued by industry groups, medical societies, and other key organizations, before utilizing or reimbursing the cost of any diagnostic or screening test. Although Cardio has published a study showing the test is associated with cost saving, Epi+Gen CHD™ is not yet, and may never be, listed in any such guidelines.

Further, if Cardio’s products or the technology underlying them do not receive sufficient favorable exposure in peer-reviewed publications, the rate of physician and market acceptance of its products and positive reimbursement coverage decisions for its products could be negatively affected. The publication of clinical data in peer-reviewed journals is an important step in commercializing and obtaining reimbursement for products, such as Epi+Gen CHD™, and our inability to control when, if ever, results are published may delay or limit our ability to derive sufficient revenues from any product that is developed using data from a clinical study.

Failure to achieve broad market acceptance of Cardio’s products, including Epi+Gen CHD™, would materially harm its business, financial condition, and results of operations.

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Risks Related to Customer Privacy, Cybersecurity and Data

Cardio’s use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and Cardio’s failure to comply with those regulations or to adequately secure the information it holds could result in significant liability or reputational harm and, in turn, a material adverse effect on its customer base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of Personally Identifiable Information (“PII”), including protected health information. These laws and regulations include the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). HIPAA establishes a set of basic national privacy and security standards for the protection of protected health information, (“PHI”), by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services, which includes Cardio.

HIPAA requires healthcare providers like Cardio to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $100 per violation and are not to exceed $50,000 per violation, subject to a cap of $1.5 million for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts will be able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue Cardio in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of Health and Human Services, or HHS, conduct periodic compliance audits of HIPAA-covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of personally identifiable information, or PII, including PHI. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for Cardio, and Cardio’s customers and potentially exposing Cardio to additional expense, adverse publicity and liability.

New health information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which Cardio must handle healthcare related data, and the cost of complying with standards could be significant. If Cardio does not comply with existing or new laws and regulations related to PHI, it could be subject to criminal or civil sanctions.

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Because of the extreme sensitivity of the PII that Cardio stores and transmits, the security features of its technology platform are very important. If Cardio’s security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive client and patient data, including HIPAA-regulated PHI. As a result, Cardio’s reputation could be severely damaged, adversely affecting client and patient confidence. Members may curtail their use of or stop using Cardio’s services or its customer base could decrease, which would cause Cardio’s business to suffer. In addition, Cardio could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to customers or other business partners in an effort to maintain Cardio’s business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While Cardio maintains insurance covering certain security and privacy damages and claims expenses in the amount of at least $2.0 million, Cardio may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

Cardio outsources important aspects of the storage and transmission of customer and customer personnel information, and thus rely on third parties to manage functions that have material cyber-security risks. Cardio attempts to address these risks by requiring outsourcing subcontractors who handle customer and customer personnel information to sign business associate agreements contractually requiring those subcontractors to adequately safeguard personal health data to the same extent that applies to Cardio and in some cases by requiring such outsourcing subcontractors to undergo third-party security examinations. In addition, Cardio periodically hires third-party security experts to assess and test Cardio’s security posture. However, Cardio cannot assure investors that these contractual measures and other safeguards will adequately protect Cardio from the risks associated with the storage and transmission of client and patient’s proprietary and protected health information.

In addition, various states have enacted laws governing the privacy of personal information collected and used by businesses online. For example, California has recently adopted the California Consumer Privacy Act of 2018, which went into effect on January 1, 2020. This law, in part, requires that companies make certain disclosures to consumers via their privacy policies, or otherwise at the time the personal data is collected. Cardio will have to determine what personal data it is collecting from individuals and for what purposes, and to update its privacy policy every 12 months to make the required disclosures, among other things. Since this law is newly enacted and has not yet gone fully into effect, it is unclear whether it will have any material impact on Cardio’s business and operations.

Privacy and data security laws and regulations could require Cardio to make changes to its business, impose additional costs on Cardio and reduce the demand for Cardio’s tests and services.

Cardio’s business model contemplates that it will store, process and transmit both public data and Cardio’s customers’ and customer personnel’s private data. Cardio’s customers may store and/or transmit a significant amount of personal or identifying information through Cardio’s platform. Privacy and data security have become significant issues in the United States and in other jurisdictions where Cardio may offer its software solutions. The regulatory framework relating to privacy and data security issues worldwide is evolving rapidly and is likely to remain uncertain for the foreseeable future. Federal, state and foreign government bodies and agencies have in the past adopted, or may in the future adopt, laws and regulations regarding the collection, use, processing, storage and disclosure of personal or identifying information obtained from customers and other individuals. In addition to government regulation, privacy advocates and industry groups may propose various self-regulatory standards that may legally or contractually apply to Cardio’s business. Because the interpretation and application of many privacy and data security laws, regulations and applicable industry standards are uncertain, it is possible that these laws, regulations and standards may be interpreted and applied in a manner inconsistent with Cardio’s existing privacy and data Management practices. As Cardio expands into new jurisdictions or verticals, Cardio will need to understand and comply with various new requirements applicable in those jurisdictions or verticals.

To the extent applicable to Cardio’s business or the businesses of its customers, these laws, regulations and industry standards could have negative effects on Cardio’s business, including by increasing its costs and operating expenses, and delaying or impeding its deployment of new core functionality and products. Compliance with these laws, regulations and industry standards requires significant Management time and attention, and failure to comply could result in negative publicity, subject Cardio to fines or penalties or result in demands that Cardio modify or cease existing business practices. In addition, the costs of compliance with, and other burdens imposed by, such laws, regulations and industry standards may adversely affect Cardio’s customers’ ability or desire to collect, use, process and store personal information using Cardio’s software solutions, which could reduce overall demand for them. Even the perception of privacy and data security concerns, whether or not valid, may inhibit market acceptance of Cardio’s software solutions in certain verticals. Furthermore, privacy and data security concerns may cause Cardio’s customers’ customers, vendors, employees and other industry participants to resist providing the personal information necessary to allow Cardio’s customers to use its applications effectively. Any of these outcomes could adversely affect Cardio’s business and operating results.

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General Risks Affecting Cardio

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect Cardio’s business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, Cardio’s business may be adversely affected. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. As of the date of this proxy statement, the extent to which the COVID-19 pandemic may impact Cardio’s business, results of operations and financial condition remains uncertain.

Numerous state and local jurisdictions, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions have resulted in largely remote operations at Cardio’s place of business, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby significantly and negatively impacting its operations. Other disruptions or potential disruptions include restrictions on the ability of Cardio’s personnel to travel; inability of its suppliers to manufacture goods and to deliver these to Cardio on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; diversion of or limitations on employee resources that would otherwise be focused on the operations of its business, including because of sickness of employees or their families or the desire of employees to avoid contact with groups of people; business adjustments or disruptions of certain third parties; and additional government requirements or other incremental mitigation efforts. The extent to which the COVID-19 pandemic impacts Cardio’s business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

It is not currently possible to reliably project the direct impact of COVID-19 on Cardio’s operating revenues and expenses. Key factors include the duration and extent of the outbreak in Cardio’s service areas as well as societal and governmental responses. If the COVID-19 pandemic worsens, especially in regions where Cardio has offices or operations, its business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on Cardio employees’ and service providers’ ability to travel, impacts to productivity if its employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. Cardio may take further actions that alter its business operations as may be required by local, state, or federal authorities or that it determines are in the best interests of Cardio’s employees. Such measures could negatively affect Cardio’s sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm Cardio’s financial condition and business operations.

The extent and continued impact of the COVID-19 pandemic on Cardio’s business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on Cardio’s customers and its sales cycles; the impact on customer, industry, or employee events; and the effect on its partners and supply chains, all of which are uncertain and cannot be predicted. Because of Cardio’s business model, the full impact of the COVID-19 pandemic may not be fully reflected in Cardio’s results of operations and overall financial condition until future periods. To the extent the COVID-19 pandemic adversely affects Cardio’s business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities, interruptions or delays due to third-parties, or Cardio’s ability to raise additional capital or generate sufficient cash flows necessary to expand its operations.

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Risks Related to the Financial Projections

You should be aware that uncertainties are inherent in prospective financial projections of any kind, and such uncertainties increase with the passage of time. None of MANA, Cardio or any of their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation or can give any assurance to any MANA stockholders, or any other person, regarding the ultimate performance of Cardio compared to the information set forth under “The Business Combination Proposal — Summary of MANA Financial Analysis” or that any such results will be achieved.

The inclusion of Cardio’s projections relating to its business in this proxy statement should not be regarded as an indication that MANA, Cardio or their respective advisors or other representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the projections set forth under “The Business Combination Proposal — Summary of MANA Financial Analysis” should not be relied upon as such.

The projections were prepared by management of Cardio based, in part, on certain information furnished by Cardio and speak as of the date that such projections were made. Neither the independent registered public accounting firm of MANA or Cardio nor any other independent accounts has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of MANA or Cardio, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement. Due to inherent uncertainties in financial projections of any kind, and as Cardio is an early stage enterprise which has not generated meaningful revenues to date, the Board of MANA did not rely upon the financial projections of Cardio in recommending the Business Combination to its stockholders and considered them inherently unreliable as the projections were not supported by a sufficiently long operating history. Although MANA’s Board considered Cardio’s financial projections inherently unreliable, its financial advisor, Benchmark, based its fairness opinion in part upon Cardio’s FY2025 and FY2026 projections. Accordingly, stockholders of MANA are strongly cautioned not to place undue reliance, if any, on these projections and not to rely on these financial projections in making any decision regarding the Business Combination.

Cardio management made numerous material estimates with respect to the years ending December 31, 2022 through 2026 in developing the projections provided to MANA and its financial advisor.

The projections prepared by Cardio management were based on estimates from both discussions with, and materials provided, by Cardio for the years from 2022 to 2026, which themselves were based on numerous assumptions. The selected summary of the adjusted and unadjusted projections that were made available to MANA and its financial advisor can be found in the section titled “The Business Combination Proposal — Certain Unaudited Cardio Prospective Financial Information” beginning on page 81.

Cardio’s projections are inherently subjective in nature and susceptible to interpretation and, accordingly, such projections may not be achieved. Additionally, as Cardio is an early stage enterprise which has not generated meaningful revenues to date, its financial projections are not supported by a sufficiently long operating history the Board of MANA considered them inherently unreliable. Although MANA’s Board considered Cardio’s financial projections inherently unreliable, its financial advisor, Benchmark, based its fairness opinion in part upon Cardio’s FY2025 and FY2026 projections. The projections regarding Cardio’s future performance reflect and consider numerous material assumptions made by Cardio management. Generally, Cardio’s projected revenue is based on a variety of operational assumptions, including, the timing of development and commercialization of its products, population size and growth, level of product awareness with health care professionals, and pricing and payer mix. Further, projected gross profit is driven by the projected revenue and corresponding costs related to the delivery of our product, including salaries and benefits for product support and patient services and related overhead costs.

The projections also reflect numerous assumptions made by Cardio management, including material assumptions regarding, among other things:

•	Future product development and product launch timelines;
•	Sales and marketing performance, marketing channels, investment levels and sales and marketing effectiveness based on industry trends;
•	Time and cost to acquire customers, including conversion rate from lead funnel for various healthcare sub-verticals and onboarding timeline;

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•	Access to continuous working capital;
•	Ability to grow customer base, customer retention, purchase volume and recurring purchases;
•	Payor coverage, including the specific payors, level of coverage, timing of when such coverage is available, the payment amount and the covered products;
•	Regulatory requirements for current and future products, including pursuing FDA premarket authorization to broaden access to our products;
•	Other key assumptions affecting profitability projections include maintain pricing, maintaining or reducing cost of goods sold and maintaining or increasing gross margin;
•	Strategic partnerships for research and development, and sales and marketing across various healthcare sub-verticals;
•	Key hires and operating costs;
•	Net proceeds from private placement;
•	Estimated timing of Closing the Business Combination and receiving the estimated net proceeds of the Business Combination, which at the time of preparing the prospective financial information was expected to close in August of 2022;
•	Third-party forecasts for industry growth and growth of comparable companies;
•	Market size based on third-party data;
•	Continued growth of the global healthcare and diagnostics markets;
•	Increase in demand for healthcare services driven by the global population growth, and the increasing prevalence of chronic diseases;
•	No material liabilities;
•	No mergers or acquisitions.

Some of the specific assumptions applicable to the above include:

•	Second product for prevalent CHD will be launched as an LDT in the third quarter of fiscal 2022;
•	Many of Cardio’s customers for Epi+Gen CHD will also be customers for the second product;
•	Cardio will raise and have access to the specified yearly operating capital;
•	Cardio will hire at least 3-5 full-time sales and marketing personnel in the next 24 months;
•	Cardio will have payor coverage for products 1 and 2 by 2025;
•	Cardio will receive the necessary FDA approval for products 1 and 2 by 2025 so these tests can be scaled across multiple labs;
•	Traction for its products prior to being reimbursed will be driven by select healthcare sub-verticals: concierge medicine, self-insured employers, health-conscious consumers and providers/organizations at the forefront of innovation; and
•	The margin of the tests is 40%.

Accordingly, there can be no assurance that the assumptions made in preparing the projections will be realized. There may be differences between actual and projected results, and the differences may be material, some of which differences Cardio has identified and discussed in greater detail in the section entitled “The Business Combination Proposal — Summary of MANA Financial Analysis.” The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. Cardio’s business is subject to numerous risks.

Moreover, projections for the years 2022 to 2026 in the context of an early-stage company operating in Cardio’s industry are inherently unreliable given the many variables, including without limitation the COVID-19 pandemic, especially in later years, that may affect results. All of these assumptions involve variables making them difficult to predict, and some are beyond the control of Cardio and MANA. Although Cardio’s management believes that there was a reasonable basis for the projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and such uncertainty increases with the length of the projected period. The projections are forward-looking statements and are subject to risks and uncertainties. See the section titled “Special Note Regarding Forward-Looking Statements” on page 61. For a discussion of these projections, please see the section titled “The Business Combination Proposal — Certain Unaudited Cardio Prospective Financial Information” beginning on page 81.

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Risks Related to the Business Combination and being a Public Company

Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to our completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Going public through a merger rather than an underwritten offering, as Cardio is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. We cannot assure you that due diligence conducted in connection with this business combination has identified all material issues that may be present in Cardio’s business prior to the completion of the business combination during the course of our due diligence, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Cardio’s and our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing thereafter. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the business combination could suffer a reduction in the value of their securities. These stockholders or warrant holders are unlikely to have a remedy for the reduction in value.

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The combined company expects to incur significant costs as a result of operating as a public company.

As a public company, the combined company will incur significant legal, accounting and other expenses. The combined company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require, among other things, that it file with the SEC annual, quarterly and current reports with respect to its business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the Nasdaq Global Market to implement provisions of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Public Company Accounting Oversight Board impose significant requirements on public companies, including requiring the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. These expenses will likely increase in the future, particularly after the combined company ceases to be an “emerging growth company” if it is also no longer a “smaller reporting company” as a result of additional corporate governance and disclosure requirements under the Sarbanes-Oxley Act, the Dodd-Frank Act, and SEC rules and regulations.

The combined company expects the rules and regulations applicable to public companies to result in it continuing to incur substantial legal and financial compliance costs. These costs will increase its net loss or decrease any net income and may require the combined company to reduce costs in other areas of its business.

Cardio’s Management will be required to devote substantial time to maintaining and improving its internal controls over financial reporting and the requirements of being a public company which may, among other things, strain its resources, divert Management’s attention and affect its ability to accurately report its financial results and prevent fraud.

Historically, Cardio has operated as a private company. Following the Business Combination, the combined company will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules of the Nasdaq Global Market. The Sarbanes-Oxley Act requires, among other things, that a company maintain effective disclosure controls and procedures (“DCP”) and internal controls over financial reporting (“ICFR”). Cardio’s Management and other personnel, who will be managing MANA after completion of the Business Combination, have limited experience operating as a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective ICFR and DCP necessary to ensure timely and accurate reporting of operational and financial results. Cardio’s existing Management team will need to devote a substantial amount of time to these compliance initiatives and may need to add personnel in areas such as accounting, financial reporting, investor relations and legal in connection with operations as a public company. Ensuring that the combined company has adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently. The combined company’s compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of Management’s time and attention.

Pursuant to Sections 302 and 404 of the Sarbanes-Oxley Act (“Section 404”), the combined company will be required to furnish certain certifications and reports by its Management on its ICFR, which, after it is no longer an emerging growth company and if it becomes an accelerated or large accelerated filer under SEC rules, must be accompanied by an attestation report on ICFR issued by its independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, the combined company will document and evaluate its ICFR, which is both costly and challenging. Implementing any appropriate changes to its internal controls may require specific compliance training for the combined company’s directors, officers and employees, entail substantial costs to modify its existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of its ICFR, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase its operating costs and could materially impair its ability to operate its business. Moreover, effective internal controls are necessary for the combined company to produce reliable and timely financial reports and are important to help prevent fraud. Any failure by the combined company to file its periodic reports in a timely manner may cause investors to lose confidence in its reported financial information and may lead to a decline in the price of our common stock.

In accordance with Nasdaq Global Market rules, the majority of the directors of a company that has securities quoted on Nasdaq must be directors that are “independent” under those rules. The various rules and regulations applicable to public companies make it more difficult and more expensive to maintain directors’ and officers’ liability insurance, and the combined company may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If the combined company is unable to maintain adequate directors’ and officers’ insurance, its ability to recruit and retain qualified officers and directors will be significantly curtailed.

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Cardio will need to grow the size of its organization and may experience difficulties in managing this growth.

As Cardio’s expansion plans and strategies develop, and as it transitions into operating as part of a public company, it expects it will need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of Management, including:

•        identifying, recruiting, compensating, integrating, maintaining and motivating additional employees;

•        coping with demands on Management related to the increased size of its business;

•        assimilating different corporate cultures and business practices;

•        converting other entities’ books and records and conforming their practices to ours;

•        integrating operating, accounting and information technology systems of other entities with ours and in maintaining uniform procedures, policies and standards, such as internal accounting controls; and

•        improving Cardio’s operational, financial and Management controls, reporting systems and procedures.

Cardio’s future financial performance as part of MANA and its ability to expand its business will depend, in part, on its ability to effectively manage any future growth, and Cardio’s Management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

If Cardio is not able to effectively expand its organization by hiring new employees and expanding its groups of consultants and contractors, Cardio may not be able to successfully implement the tasks necessary to further develop and commercialize its product candidates and, accordingly, may not achieve its research, development and commercialization goals.

We are an “emerging growth company,” and we cannot be certain that the reduced disclosure requirements applicable to “emerging growth companies” will not make our common stock less attractive to investors.

We are an “emerging growth company,” as defined under the JOBS Act and will continue to be after the Business Combination is completed. For so long as we are an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years from the end of our most recently completed fiscal year, although we may lose such status earlier, depending on the occurrence of certain events, including when we have generated total annual gross revenue of at least $1.07 billion or when we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of December 31st of the prior year, or when we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

We cannot predict if investors will not find our common stock less attractive or our company less comparable to certain other public companies because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

We are currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act and will continue to be one immediately after the Business Combination. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our common stock less attractive as a result of our smaller reporting company status. If some investors find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.

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MANA and Cardio have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by MANA.

MANA and Cardio expect to incur significant costs associated with the Business Combination. We will only pay some of these expenses if the Business Combination occurs, such as the fee to Ladenburg. Other fees and expenses, including legal fees, independent auditor fees, fees to our solicitation agent, and expenses incurred in connection with the proxy solicitation for the special meeting will be incurred regardless of whether the Business Combination occurs. These expenses will reduce the amount of cash available to be used for other corporate purposes by MANA whether or not the Business Combination is completed.

In the event that a significant number of MANA Shares are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of MANA Shares are redeemed, MANA may be left with a significantly smaller number of outstanding shares. As a result, trading in the shares of the surviving company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. The Nasdaq Global Market may delist the MANA Shares on its exchange, which could limit investors’ ability to make transactions in MANA’s securities and subject MANA to additional trading restrictions.

MANA will be required to meet the initial listing requirements to be listed on the Nasdaq Global Market following the Business Combination. MANA may not be able to meet those initial listing requirements. Even if MANA’s securities are so listed, MANA may be unable to maintain the listing of its securities in the future.

If MANA fails to meet the listing requirements and the Nasdaq Global Market does not list its securities on its exchange, the Business Combination will not close. However even if MANA meets the initial listing requirements, if MANA is subsequently delisted, MANA could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

MANA may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.

MANA may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board of Directors of MANA will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is warranted. In some instances, if the Board of Directors of MANA determines that a waiver is not sufficiently material to warrant re-solicitation of stockholders, MANA has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to MANA’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Cardio’s conduct of its business, however, if the Board of Directors of MANA determines that any such order or injunction is not material to the business of Cardio, then the Board of Directors may elect to waive that condition and close the Business Combination.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.

Lawsuits may be filed against MANA or its directors and officers in connection with the Business Combination. Defending this or any additional lawsuits could require MANA to incur significant costs and draw the attention of its Management team away from the Business Combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is consummated may adversely affect the post-combination Company’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business Combination from becoming effective within the agreed upon timeframe.

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MANA’s stockholders will experience immediate dilution as a consequence of the issuance of MANA Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that MANA’s current stockholders have on the Management of MANA.

Assuming no redemptions of MANA Shares for cash and giving effect to the estimated issuance of approximately 6,452,076 MANA Shares (excluding the 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes) to be issued pursuant to the Merger Agreement at an assumed Exchange Ratio of 3.226, and the MANA Shares to be issued upon conversion of the MANA Rights, we would have an aggregate of approximately 15,505,647 shares issued and outstanding after the Business Combination, of which:

•        MANA public stockholders (which excludes our Sponsor) will own 41.9% of our common shares;

•        MANA’s Sponsor, officers and directors will own approximately 10.5%;

•        Holders of MANA Rights will own approximately 6.0%; and

•        the former Cardio stockholders and holder of Cardio equity rights will own approximately 41.6%.

Given the other factors above, but assuming redemption by holders of all but 500,001 outstanding MANA Shares (which would allow us to retain $5,000,001 in net tangible assets), we would have an aggregate of 9,505,648 shares issued and outstanding immediately after the Business Combination, of which:

•        MANA public stockholders (which excludes our Sponsor) will own 5.2% of our common shares;

•        MANA’s Sponsor, officers and directors will own approximately 17.1%;

•        Holders of MANA Rights will own approximately 9.8%; and

•        the former Cardio stockholders and holder of Cardio equity rights will own approximately 67.9%.

After giving effect to the conversion of our outstanding rights into 928,571 MANA shares, ownership and voting control of our Sponsor, officers and directors will be as follows:

	Assuming No Redemptions(1)			Assuming Maximum Redemptions(2)
	Shares	Ownership %(3)	Voting %(3)	Shares	Ownership %(3)	Voting %(3)
Sponsor and affiliates(4)	1,625,000	10.5%	10.5%	1,625,000	17.1%	17.1%

____________

(1) This presentation assumes no holders of our common stock exercise their redemption rights with respect to their redeemable common stock upon the Closing.

(2)  This presentation assumes the maximum redemption of our public shares to maintain at least $5 million in assets in our trust account).

(3)  Percentage calculations do not give effect to the (A) exercise of: (i) 3,250,000 public warrants, (ii) 2,500,000 private placement warrants, (iii) 1,656,383 options to be issued to Cardio employees and directors, and (iv) 2,061,773 warrants held by Cardio warrant holders, and (B) the issuance of the Earnout Shares and shares issuable upon conversion of the Extension Notes.

(4)  Holdings of the listed category of stockholder consists of the sponsor shares held by the Sponsor and our current officers and directors but exclude the 2,500,000 shares issuable upon exercise of the private warrants held by the Sponsor..

 If the actual facts are different than these assumptions, the percentage ownership and percentage of voting power retained by our public stockholders following the Business Combination will be different.

Risks Related to MANA’s Business as a SPAC

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our business combination unless the business combination would require stockholder approval under applicable Delaware law or the rules of the Nasdaq or if we decide to hold a stockholder vote for business or other reasons. Examples of transactions that would not ordinarily require stockholder approval include asset acquisitions and share purchases, while transactions such as direct mergers with our company or transactions where we issue more than 20% of our outstanding shares would require stockholder. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our business combination even if holders of a majority of the issued and outstanding shares of common stock do not approve of the business combination we consummate.

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If we seek stockholder approval of our business combination, our sponsor, officers and directors have agreed to vote in favor of such business combination, regardless of how our public stockholders vote.

Unlike other blank check companies in which the initial stockholders agree to vote their sponsor shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our sponsor, officers and directors have agreed (and any permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any sponsor shares held by them, as well as any public shares purchased during or after our IPO, in favor of our initial business combination. We expect that our sponsor and its permitted transferees will own approximately 20% of our issued and outstanding shares at the time of any such stockholder vote (assuming it does not purchase units in our IPO, and not taking into account ownership of the private placement warrants). As a result, in addition to our initial stockholder’s sponsor shares, we would need only 2,437,501, or approximately 37.5%, of the 6,500,000 public shares sold in our IPO to be voted in favor of a transaction in order to have our initial business combination approved. Further, assuming that only a quorum of 4,062,501 shares of our common stock is present in person or by proxy at stockholder meeting to approve our initial business combination, if only the minimum number of shares representing a quorum are voted, such approval would require the affirmative vote of 2,031,251 shares of our common stock, which means that, in addition to our initial stockholders’ shares, we would need only 406,251, or approximately 6.25%, of the 6,500,000 public shares sold in our IPO to be voted in favor of an initial business combination in order to have our initial business combination approved. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the cast if such persons agreed to vote their sponsor shares in accordance with the majority of the votes cast by our public stockholders.

Our sponsor has the right to extend the term we have to consummate our business combination, without providing our stockholders with redemption rights.

We will have until nine months from the closing of our IPO to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, our board of directors may extend the period of time to consummate a business combination up to twelve (12) times, each by an additional one month period (for a total of up to 21 months to complete a business combination), subject to the authorization by our board of directors and the deposit of additional funds into the trust account by our sponsor or its affiliates or designees as described elsewhere in this proxy statement. Our stockholders will not be entitled to vote or redeem their shares in connection with any such extension. In order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees must deposit into the trust account $216,667 (approximately $0.0333 per public share) for each one-month extension, on or prior to the date of the applicable deadline, up to an aggregate of $2,600,000, or $0.40 per public share if we extend for the full 12 months (for an aggregate of 21 months).

Any such payments may be made in the form of a non-interest-bearing loan from our sponsor or its affiliates or designees and may be repaid, if at all, from funds released to us upon completion of our initial business combination. Under the Merger Agreement, upon consummation of our Business Combination, such notes will convert into MANA Shares at $10.00 per Share and the shares issuable upon conversion of such notes will be issued proportionately to Cardio stockholders at Closing and are covered by the registration statement of which this prospectus forms a part. Any obligation to repay such loans may reduce the amount available to us to pay as purchase price in our initial business combination, and/or may reduce the amount of funds available to the combined company following the initial business combination. This feature is different than the traditional special purpose acquisition company structure, in which any extension of the company’s period to complete a business combination requires a vote of the company’s stockholders and stockholders have the right to redeem their public shares in connection with such vote, and which do not provide the sponsor with the right to loan funds to the company to fund extension payments.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our Board of Directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder approval. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.

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The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 upon consummation of our business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon consummation of our business combination or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our business combination, we will not know how many stockholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our Merger Agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at Closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our Merger Agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at Closing, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our business combination within nine months from the closing of our Initial Public Offering (or up to 21 months from the closing of our IPO if we extend the period of time to consummate a business combination, as described in more detail in this report). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our business combination with that particular target business, we may be unable to complete our business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our business combination on terms that we would have rejected upon a more comprehensive investigation.

In connection with any vote to approve a business combination, we are offering each public stockholder the option to vote in favor of a proposed business combination and still seek redemption of his, her or its shares.

In connection with the vote to approve the proposed Business Combination, we will offer each public stockholder (but not our founders, officers or directors) the right to have his, her or its shares of common stock redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination. This ability to seek redemption while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

It is possible that our stockholders will vote in favor of the Business Combination and related proposals and yet the Business Combination may not close.

The Closing of the Business Combination is subject to various conditions precedent that, if not satisfied or waived, will result in the failure of the Merger transaction. The requirement to obtain approval of the Business Combination from both the MANA and Cardio stockholders is among those conditions. However, neither MANA nor Cardio has control over the satisfaction of all of the required conditions. For example, if all of our public stockholders were to redeem their MANA Shares, we would have insufficient funds in the Trust to meet the $5.0 million net tangible assets requirement of the Merger Agreement and Nasdaq’s initial listing requirements, which Cardio must satisfy in order for the MANA Shares to trade following the Closing. Accordingly, it is possible that the stockholders of both companies may approve the Business Combination and yet the transaction may not close because one or more other conditions to Closing are not satisfied or waived.

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We may not be able to complete our business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our rights and warrants will expire worthless.

Our sponsor, officers and directors have agreed that we must complete our business combination within 9 months from the closing of our Initial Public Offering (or up to 21 months from the closing of our Initial Public Offering if we extend the period of time to consummate a business combination). We may not be able to find a suitable target business and complete our business combination within such time period. If we have not completed our business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.00 per share, and our rights and warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Our sponsor may decide not to extend the term we have to consummate our business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the warrants and rights will be worthless.

We will have until nine months from the closing of our IPO to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may extend the period of time to consummate a business combination up to twelve (12) times, each by an additional one month period (for a total of up to 21 months to complete a business combination), subject to our board of directors authorizing such extension and the sponsor depositing additional funds into the trust account as described elsewhere in this report. However, our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants and rights will be worthless.

Our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

In connection with seeking stockholder approval of our initial business combination and offering public stockholders the right to redeem their shares, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

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If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy solicitation or tender offer materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer or proxy materials documents mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption, and our warrants and rights will expire worthless.

We may be unable to complete our initial business combination for a number of reasons. For example, we expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries and possess greater technical, human and other resources or more local industry knowledge than we do. Further, our financial resources may be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of our IPO and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed, it would reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants and rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, rights or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our Amended and Restated Certificate of Incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within nine months (or 21 months) from the closing of our IPO and (iii) the redemption of our public shares if we are unable to complete an initial business combination within nine months (or 21 months) from the closing of our IPO, subject to applicable law and as further described herein. In addition, if we have not completed an initial business combination within the required time period for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond the end of such period before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants and rights will not have any right to the proceeds held in the trust account with respect to the warrants and rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares, warrants, or rights, potentially at a loss.

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The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete an initial business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If Nasdaq delists our securities from trading on its exchange after the Closing of the Business Combination, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

In connection with any stockholder meeting called to approve a proposed initial business combination, we will require stockholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their redemption rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we redeem his or her shares into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. We will require public stockholders who wish to redeem their shares in connection with a proposed business combination to either (i) tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical share certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

If, in connection with any stockholder meeting called to approve a proposed business combination, we require public stockholders who wish to redeem their shares to comply with specific requirements for redemption, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

We will require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The transfer agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

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The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the stockholder meeting set forth in our proxy materials, as applicable (unless we elect to allow additional withdrawal rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination until nine months from the consummation of our IPO or during any extension period. If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our shares of common stock, you will lose the ability to redeem all such shares in excess of 15% of our shares of common stock.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our Management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if Management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Further, a court may not uphold the validity of such agreements. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

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Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by Management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where Management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

If we are unable to complete a business combination and distribute the proceeds held in trust to our public stockholders, our sponsor has agreed (subject to certain exceptions) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. We believe that the primary assets of the sponsor are comprised of our securities and therefore we cannot assure you it will have sufficient liquid assets to satisfy such obligations if it is required to do so. Therefore, the per-share distribution from the trust account may be less than $10.00, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.00.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per public share and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable or the independent directors may determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

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If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board of Directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board of Directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities;
•	each of which may make it difficult for us to complete our business combination.
•	in addition, we may have imposed upon us burdensome requirements, including:
•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights and warrants will expire worthless.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

The proceeds held in the trust account are invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our Amended and Restated Certificate of Incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $50,000 of interest).  Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.00 per share.

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If we are unable to consummate our business combination within nine months (or up to 21 months from the closing of our Initial Public Offering if we extend the period of time to consummate a business combination) of the closing of our Initial Public Offering, our public stockholders may be forced to wait beyond nine months (or up to 21 months) before redemption from our trust account.

If we are unable to consummate our business combination within nine months from the closing of our Initial Public Offering (or up to 21 months from the closing of our Initial Public Offering if we extend the period of time to consummate a business combination), we will distribute the aggregate amount then on deposit in the trust account (less the net interest earned thereon to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of applicable Delaware law. In that case, investors may be forced to wait beyond the nine months (or up to 21 months) before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares or warrants, potentially at a loss. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our business combination prior thereto and only then in cases where investors have sought to redeem their shares of common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we are unable to complete our business combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, or the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the ninth (9th) month from the closing of our IPO (or the end of any extension period) in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we do not intend to comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

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Holders of rights and public warrants will not have redemption rights with respect to such securities.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the rights and public warrants will expire and holders of such securities will not receive any of the amounts held in the trust account in exchange for their rights or public warrants.

The grant of registration rights to our sponsor and holders of our private placement warrants may make it more difficult to complete our business combination, and the future exercise of such rights may adversely affect the market price of our shares of common stock.

We entered into a registration rights agreement with our sponsor and our other initial stockholders, pursuant to which such persons and their permitted transferees can demand that we register their founder shares, the private placement warrants, the shares underlying such warrants, and any warrants we may issue upon conversion of working capital loans. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our shares of common stock. In addition, the existence of the registration rights may make our business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of common stock that is expected when the shares owned by our sponsor, holders of our private placement warrants or holders of our working capital loans or their respective permitted transferees are registered.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and could cause a change in control of our ownership.

Our Certificate of Incorporation authorizes the issuance of up to 300,000,000 shares of common stock, $0.00001 par value, and 100,000,000 shares of preferred stock, $0.00001 par value. Following our IPO, we have 285,196,429 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the public and private warrants and the rights but excluding any working capital warrants). Although we have no commitment as of the date of this report, we may issue a substantial number of additional shares of common stock or preferred stock, or a combination of shares of common stock and preferred stock, to obtain additional working capital or to complete a business combination. The issuance of additional shares of common stock or preferred stock will not reduce the per-share redemption amount in the trust account, but:

•        may significantly dilute the equity interest of investors in our Initial Public Offering;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our shares of common stock.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

•        our inability to pay dividends on our common stock;

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•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes:

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

If we incur indebtedness, our lenders will not have a claim on the cash in the trust account and such indebtedness will not decrease the per-share redemption amount in the trust account.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we presently have no commitments to issue any notes or other debt securities, or to otherwise incur outstanding debt following our IPO, we may choose to incur substantial debt to complete our business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•       default and foreclosure on our assets if our operating revenues after an business combination are insufficient to repay our debt obligations;

•       acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•       our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•       our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•       our inability to pay dividends on our shares of common stock;

•       using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•       limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•       increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•       limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

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Risks Related to Our Common Stock and Organizational Structure

The price of our common stock likely will be volatile like the stocks of other early-stage companies.

The stock markets in general and the markets for early-stage stocks have experienced extreme volatility. The market for the common stock of smaller companies such as ours is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will be more volatile than the shares of such larger, more established companies for the indefinite future.

In addition to the factors discussed in this “Risk Factors” section, price declines in our common stock could also result from general market and economic conditions and a variety of other factors, including:

•        adverse actions taken by regulatory agencies with respect to our products;

•        announcements of technological innovations, patents or new products by our competitors;

•        regulatory developments in the United States and foreign countries;

•        any lawsuit involving us or our product candidates;

•        announcements concerning our competitors, or the industry in which we compete in general;

•        developments concerning any strategic alliances or acquisitions we may enter into;

•        actual or anticipated variations in our operating results;

•        changes in recommendations by securities analysts or lack of analyst coverage;

•        deviations in our operating results from the estimates of analysts;

•        our inability, or the perception by investors that we will be unable, to continue to meet all applicable requirements for continued listing of our common stock on the Nasdaq Global Market, and the possible delisting of our common stock;

•        sales of our common stock by our executive officers, directors and principal stockholders or sales of substantial amounts of common stock; and

•        loss of any of our key Management personnel.

In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and Management time and attention, which could adversely affect our business.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Cardio’s securities. Accordingly, the valuation ascribed to Cardio’s common shares in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving the post-combination company;

•        changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of our common stock available for public sale;

•        any major change in our Board or Management;

•        sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the company. Because the Business Combination will result in Cardio being acquired by a special purpose acquisition company (“SPAC”), research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of our company, our stock price and trading volume could be negatively impacted.

If any of the analysts who may cover the company change their recommendation regarding our stock adversely, provide more favorable relative recommendations about our competitors or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst who may cover us ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Furthermore, if one or more of the analysts who do cover us downgrade our securities stock, its price would likely decline. If one or more of these analysts cease coverage of us, we could lose market visibility, which in turn could cause the price of our securities to decline.

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We may fail to realize any or all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on our ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although we intend to use the cash received upon the consummation of the Business Combination for the continued development of our product candidates, there can be no assurance that we will be able to achieve our intended objectives.

We have broad discretion in the use of our existing cash, cash equivalents and the net proceeds from the Business Combination and may not use them effectively.

Our Management will have broad discretion in the application of our existing cash, cash equivalents and the net proceeds from the Business Combination, and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and the net proceeds from the Business Combination, their ultimate use may vary substantially from their currently intended use. Our Management might not apply our cash resources in ways that ultimately increase the value of your investment. The failure by our Management to apply these funds effectively could harm our business. Pending their use, we may invest our cash resources in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

A significant number of shares of our common stock are subject to issuance upon exercise of outstanding warrants and options, which upon such exercise may result in dilution to our security holders.

Upon completion of the Business Transaction, we will have outstanding:

•        3,250,000 public warrants, exercisable at a price of $11.50 per share, subject to adjustment and subject to MANA having an effective registration on file with the SEC which allows for the exercise for cash of the Public Warrants;

•        2,500,000 warrants issued to the Sponsor, exercisable at a price of $11.50 per share;

•        approximately 1,656,383 Exchanged Options that we expect to issue in exchange for Cardio options with an expected exercise price of $4.14 per share; and

•        approximately 2,061,773 warrants that we expect to issue in exchange for outstanding Cardio warrants, with expected exercise prices ranging between $4.14 and $6.60 per share.

Warrants and options may be exercised only for a whole number of shares of MANA’s common stock. To the extent such warrants and options are exercised, additional shares of our common stock will be issued, which will result in dilution to the then existing holders of common stock of MANA and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

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Our Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Company’s stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers and employees.

Our Amended and Restated Certificate of Incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the Amended and Restated Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our Management and board of directors.

This provision would not apply to any action brought to enforce a duty or liability created by the Exchange Act and inclusive of rules and regulations thereunder. Section 22 of the Securities Act establishes concurrent jurisdiction for federal and state courts over Securities Act claims. Accordingly, both state and federal courts have jurisdiction to hear such claims.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of the Company’s securities shall be deemed to have notice of and consented to the foregoing bylaw provisions. Although we believe these exclusive forum provisions benefit the Company by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or the Company’s current or former directors, officers, stockholders or other employees, which may discourage such lawsuits against the Company and its current and former directors, officers, stockholders and other employees. In addition, a stockholder that is unable to bring a claim in the judicial forum of its choosing may be required to incur additional costs in the pursuit of actions which are subject to the exclusive forum provisions described above. The Company’s stockholders will not be deemed to have waived its compliance with the federal securities laws and the rules and regulations thereunder as a result of the Company’s exclusive forum provisions.

Further, the enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings and it is possible that a court of law could rule that these types of provisions are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. If a court were to find either exclusive forum provision contained in the Company’s bylaws to be inapplicable or unenforceable in an action, the Company may incur significant additional costs associated with resolving such action in other jurisdictions, all of which could harm the Company’s results of operations.

The Company’s anti-takeover provisions could prevent or delay a change in control of the company, even if such change in control would be beneficial to its stockholders.

Provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of the company, even if such change in control would be beneficial to its stockholders. These provisions include:

•        the authority to issue “blank check” preferred stock that could be issued by the Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

•        prohibiting the use of cumulative voting for the election of directors;

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•        requiring all stockholder actions to be taken at a meeting of its stockholders; and

•        its advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause the Company to take other corporate actions you desire. In addition, because the Board of Directors is responsible for appointing the members of its Management team, these provisions could in turn affect any attempt by its stockholders to replace current members of its Management team.

In addition, the Delaware General Corporation Law (the “DGCL”), to which the post-combination Company is subject, prohibits it, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of its common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows and financial position.

Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Cardio,” and “Cardio’s Business.” The risks and uncertainties include, but are not limited to:

•        Cardio’s limited operating history;

•        the ability to generate revenues, and raise sufficient financing to meet working capital requirements;

•        the ability to pursue and effectively develop new product opportunities and acquisitions and to obtain value from such product opportunities and acquisitions;

•        market acceptance of Cardio’s services and new services from time to time and ability to identify or discover additional product and service candidates;

•        the ability to maintain and obtain required licenses;

•        competition from similar service providers;

•        protection of Cardio’s intellectual property rights and compliance with the terms and conditions of current and future licenses with third parties;

•        infringement on the intellectual property rights of third parties and claims for remuneration or royalties for assigned service invention rights;

•        reliance on third-party collaborators;

•        the ability to manage the growth of the business;

•        the ability to attract and retain key employees or to enforce the terms of noncompetition agreements with employees;

•        the failure to comply with applicable laws and regulations;

•        potential security breaches, including cybersecurity incidents;

•        political, economic and social instability resulting from the COVID-19 pandemic or other pandemics which may occur;

•        costs associated with being a public company; and

•        other factors discussed in the section of this proxy statement entitled “Risk Factors” beginning on page 21.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement.

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Special meeting OF MANA STOCKHOLDERS

General

We are furnishing this proxy statement to the MANA stockholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting of MANA stockholders to be held on October 25, 2022 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about October 7, 2022 in connection with the vote on the following proposals: (i) the Business Combination Proposal, (ii) the Charter Amendment Proposal, (iii) the Equity Plan Adoption Proposal, (iv) the Nasdaq 20% Proposal, (v) the Director Election Proposal, and (vi) the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on October 25, 2022 at 10:00 a.m.

In light of ongoing developments related to the novel coronavirus (COVID-19), after careful consideration, MANA has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and Management team. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting https://www.cstproxy.com/manacapitalacquisition/2022 and using a control number assigned by Continental Stock Transfer & Trust Company. Additionally, you have the option to listen to the special meeting by dialing 1 -800-450-7155 (toll-free within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 7806413#, but please note that you cannot vote or ask questions if you choose to participate telephonically. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. The record date for the special meeting is September 27, 2022. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Registering for the Special Meeting

Pre-registration at https://www.cstproxy.com/manacapitalacquisition/2022 is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by October 24, 2022. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to https://www.cstproxy.com/manacapitalacquisition/2022, enter the control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Purpose of the Special Meeting of MANA Stockholders

At the special meeting of stockholders, we are asking holders of MANA Shares to approve the following proposals:

•        To approve the Merger Agreement, dated as of May 27, 2022, as amended on September 15, 2022, by and among MANA, Cardio. the Shareholders’ Representative and Merger Sub, and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

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•        To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, substantially in the form attached to the accompanying proxy statement as Annex B, in connection with the Business Combination in order to change the name of the public entity to “Cardio Diagnostics Holdings Inc.” from “Mana Capital Acquisition Corp.” This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve the Mana Capital Acquisition Corp. 2022 Omnibus Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

•        To approve the issuance of more than 20% of the issued and outstanding common stock of MANA pursuant to the terms of the Merger Agreement, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Global Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

•        To elect Warren Hosseinion, MD, Meeshanthini (Meesha) Dogan, PhD, Robert Philibert, MD PhD, Brandon Sim, Stanley K. Lau, MD, Oded Levy and James Intrater to serve as directors on the Company’s board of directors (the “Board”) until the next annual meeting of stockholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event MANA does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Recommendation of the MANA Board of Directors to Stockholders

After careful consideration of the terms and conditions of the Merger Agreement, the Board of Directors of MANA has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of MANA and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board of Directors of MANA reviewed various industry and financial data and the due diligence and evaluation materials provided by Cardio, including financial information related to its current operations and business plan and its potential future expansion, and the fairness opinion provided to it by The Benchmark Company, LLC, MANA’s Board of Directors recommends that MANA stockholders vote:

•        FOR Proposal No. 1, the Business Combination Proposal;

•        FOR Proposal No. 2, the Charter Amendment Proposal;

•        FOR Proposal No. 3, the Equity Plan Adoption Proposal;

•        FOR Proposal No. 4, the Nasdaq 20% Proposal;

•        FOR Proposal No. 5, the Director Election Proposal; and

•        FOR Proposal No. 6, the Adjournment Proposal.

MANA’s Board of Directors have interests that may be different from or in addition to your interests as a stockholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Record Date; Who Is Entitled to Vote

We have fixed the close of business on September 27, 2022, as the “record date” for determining those MANA stockholders entitled to notice of and to vote at the special meeting. As of the close of business on the record date, there were 8,125,000 shares of common stock of MANA issued and outstanding and entitled to vote. Each holder of MANA Shares is entitled to one vote per share on each of the Proposal described herein.

As of the Record Date, MANA’s Sponsor and other initial stockholders, either directly or beneficially, owned and were entitled to vote 1,625,000 shares of common stock, or approximately 20% of MANA’s issued and outstanding common stock. With respect to the Business Combination, MANA’s Sponsor and other initial stockholders have agreed to vote their respective shares of common stock owned by them in favor of the Business Combination Proposal and the other Proposals.

Quorum and Required Vote for Stockholder Proposals

A quorum of MANA stockholders is necessary to hold a valid meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Votes of stockholders of record who participate in the special meeting or by proxy, including votes to abstain on the proposals, will be counted as present for purposes of determining whether a quorum exists. If you are a beneficial owner (as defined below) of shares of the Company’s common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals (also referred to as broker non-votes), your shares will not be counted as present at the special meeting for purposes of determining whether a quorum exists.

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Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require the affirmative vote of a majority of the outstanding shares of our Common Stock present in person (through the virtual meeting platform) or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “AGAINST” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires the affirmative vote in person (through the virtual meeting platform) or by proxy of the holders of a majority of all the outstanding shares of MANA Common Stock entitled to vote thereon at the special meeting. Accordingly, abstentions or a broker non-vote will have the same effect as a vote AGAINST this proposal.

The Director Election Proposal is decided by a plurality of the votes cast by the stockholders present in person (through the virtual meeting platform) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Director Election Proposal.

Our Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.

Voting Your Shares — Stockholders of Record

If you are a stockholder of record, you may vote by mail or at the special meeting. Each share of our common stock that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the special meeting. Your one or more proxy cards show the number of shares of our common stock that you own.

Voting by Mail.  You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Equity Plan Adoption Proposal, “FOR” the Nasdaq 20% Proposal, “FOR” the Director Election Proposal, and “FOR” the Adjournment Proposal. To ensure that votes submitted by mail are counted, votes submitted by mail must be received by 9:00 a.m., Eastern time, on October 25, 2022.

Voting at the Special Meeting.    If you attend the special meeting, you may also submit your vote at the special meeting via the special meeting website at https://www.cstproxy.com/manacapitalacquisition/2022, in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the special meeting.

Voting Your Shares — Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the special meeting, you will need to obtain a legal proxy from your bank, broker, or other nominee and e-mail a copy (a legible photograph is sufficient) of the legal proxy to proxy@continentalstock.com. You will then be issued a  meeting control number that will allow you to register to attend and participate in the special meeting.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND TENDER YOUR PHYSICAL STOCK CERTIFICATE TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF CONTINENTAL STOCK TRANSFER & TRUST COMPANY, OUR TRANSFER AGENT, AT LEAST TWO DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

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Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy at Mana Capital Acquisition Corp., 8 The Green, Suite #12490, Dover, Delaware 19901, Attn: Chief Executive Officer; or our solicitation agent, Advantage Proxy at 1 (877) 870-8565.

•        you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares?

If you have any questions about how to vote or direct a vote in respect of your common stock, you may call Advantage Proxy, our proxy solicitor, at (877) 870-8565 or MANA at (302) 289-8280.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the Business Combination and the five other proposals stated herein. Under MANA’s Amended and Restated Certificate of Incorporation, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Redemption Rights

Pursuant to MANA’s Amended and Restated Certificate of Incorporation, a holder of MANA Shares may demand that MANA redeem such common stock for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.

If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on October 21, 2022 (two (2) business days before the special meeting), that MANA redeem your shares into cash; and (ii) submit your request in writing to MANA’s transfer agent, at the address listed at the end of this section and delivering your shares to MANA’s transfer agent physically or electronically using the DWAC system at least two (2) business days prior to the vote at the meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to MANA’s transfer agent. The proxy card or separate request must be signed by the applicable stockholder in order to validly request redemption.

You may tender the MANA Shares for which you are electing redemption by two (2) business days before the special meeting by either:

•        Delivering certificates representing MANA’s Shares to MANA’s transfer agent, or

•        Delivering the MANA Shares electronically through the DWAC system.

MANA stockholders will be entitled to redeem their MANA Shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately $10.09 per share), net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by MANA’s transfer agent two (2) business days prior to the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public stockholder who voted on the Business Combination Proposal and holds shares of MANA on or before October 21, 2022 (two (2) business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to MANA’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by the business day prior to the special meeting.

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Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and MANA’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a fee and the broker would determine whether or not to pass this cost on to the redeeming holder. It is MANA’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. MANA does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their MANA Shares before exercising their redemption rights and thus will be unable to redeem their MANA Shares.

In the event that a stockholder tenders its MANA Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its MANA Shares, the stockholder may withdraw the tender. In the event that a stockholder tenders MANA Shares and the Business Combination is not completed, these MANA Shares will not be redeemed for cash and the physical certificates representing these MANA Shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. MANA anticipates that a stockholder who tenders MANA Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such MANA Shares soon after the completion of the Business Combination.

If properly demanded by MANA’s public stockholders, MANA will redeem each share into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $10.09 per share, net of taxes payable. If you exercise your redemption rights, you will be exchanging your MANA Shares for cash and will no longer own the MANA Shares.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the MANA Shares.

If too many public stockholders exercise their redemption rights, we may not be able to meet certain conditions, and as a result, would not be able to proceed with the Business Combination.

Tendering Common Stock Share Certificates in connection with Redemption Rights

MANA is requiring the MANA public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to MANA’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option at least two (2) business days prior to the special meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether MANA requires holders seeking to exercise redemption rights to tender their MANA Shares. The need to deliver MANA Shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, MANA will promptly return the share certificates to the public stockholder.

United States Federal Income Taxation Relating to Redeeming Stockholders

General

This section is a general summary of the material U.S. federal income tax provisions relating to the redemption of MANA’s common stock in connection with a business combination. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

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The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only the redemption of our shares of common stockholders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        regulated investment companies;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

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THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR SECURITIES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Redemption of Common Stock

If a U.S. Holder redeems common stock into the right to receive cash pursuant to the exercise of a stockholder redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the common stock under Section 302 of the Code:

•        a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

•        The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of shares of MANA common stock treated as held by such U.S. Holder. The redemption of common stock generally will be treated as a sale or exchange of common stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only the MANA common stock actually owned by such holder, but also the MANA common stock that is constructively owned by such holder. A U.S. Holder may constructively own, in addition to our common stock owned directly, common stock owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any common stock such holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our common stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and common stock actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our common stock is actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our common stock actually owned by such U.S. Holder is redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the common stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution a U.S. Holder generally will be required to include in gross income as dividends the amount received. Such amount will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see above) if our common stock is readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our common stock. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed common stock will be added to the adjusted tax basis in such holder’s remaining common stock. If there are no remaining common stock, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

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Appraisal Rights

Appraisal rights are not available to holders of MANA Shares in connection with the proposed Business Combination or any other Proposals.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. MANA and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. MANA has engaged Solicitation Agent to assist in the solicitation of proxies for the Special Meeting. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card.

MANA will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. MANA will pay Advantage Proxy a fee of $10,000, plus disbursements, reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. MANA will ask banks, brokers and other nominees to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. MANA will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the special meeting.

MANA Initial Stockholders

Prior to the closing of the Initial Public Offering, we issued an aggregate of 1,625,000 shares of Common Stock to our Sponsor, MANA Capital LLC, for an aggregate purchase price of $25,000. The Sponsor transferred an aggregate of 60,000 sponsor Shares to our two of our independent directors, Allan Liu and Loren Mortman.

In addition, in conjunction with the closing of the Initial Public Offering, the Sponsor purchased 2,500,000 warrants, each warrant to purchase one MANA Share, at a price of $1.00 per warrant. The warrants held by the Sponsor have an exercise price of $11.50 per warrant. These Private Warrants are identical to the public MANA Warrants included in the Units sold in the Initial Public Offering, except that our Sponsor has agreed that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions.

Our Sponsor has agreed to transfer to Mr. Intrater, our Chief Executive Officer, an aggregate of 150,000 of its sponsor shares upon, or subsequent to, the consummation of our initial business combination. In addition, our Sponsor agreed to transfer to Mr. Intrater 100,000 of the private warrants following the consummation of our initial business combination if the closing price of our common stock is greater than $12.50 per share for twenty (20) consecutive trading days prior to the consummation of our initial business combination.

Pursuant to a registration rights agreement between us and our initial stockholders, those stockholders are entitled to certain registration rights with respect to the MANA Shares and MANA Warrants held by them, as well as the underlying securities. The holders of a majority of these securities are entitled to make up to two demands that MANA register the sale of such securities. Such holders can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. MANA will bear the expenses incurred in connection with the filing of any such registration statements.

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PROPOSAL NO. 1
THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached hereto as Annex A.

General Description of the Business Combination

Business Combination with Cardio; Business Combination Consideration

On the closing date of the Business Combination contemplated by the Merger Agreement (the “Closing”), the Merger Sub will merge with and into Cardio and Cardio will survive the merger as the surviving corporation under Delaware Law. As a result, Cardio will become a wholly-owned subsidiary of MANA. Thereafter, MANA will file with the Secretary of State of Delaware to change its name to Cardio Diagnostics Holdings Inc. pursuant to Section 242 of the Delaware General Corporation Law of the State of Delaware without further stockholder approval.

Upon Closing, (assuming no redemptions of MANA’s Shares) in consideration for all of the outstanding capital stock of Cardio and the assumption by MANA of outstanding warrants and options, and assuming that Cardio’s closing cash at the time of the Business Combination is $8,900,000 (the cash balance on October 3, 2022) and its closing net debt at the time of the Business Combination is $0, the aggregate exercise prices of the Cardio options and warrants is $18,302,354, and that Cardio has raised total gross proceeds of approximately $10 million in private placements in 2022, MANA will issue the Cardio stockholders and the holder of Cardio equity rights 6,452,076 MANA Shares (excluding the contingent right to 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes), assume options to acquire approximately 1,656,383 MANA Shares to the holders of Cardio options, assume warrants to acquire approximately 2,061,773 MANA Shares to the holders of Cardio warrants, and have an aggregate of approximately 15,505,647 shares issued and outstanding. The foregoing also gives effect to the issuance of MANA Shares upon the conversion of the MANA Rights but does not include any MANA Shares which may be issued upon exercise of 3,250,000 public warrants or 2,500,000 warrants issued to the Sponsor. Further, we have assumed that the Exchange Ratio under the Merger Agreement is 3.226. The aggregate number of MANA Shares to be issued, including shares underlying options to be issued in exchange for vested Cardio options, shall be determined by subtracting the “Closing Net Debt” of Cardio (as defined in the Merger Agreement) from the sum of agreed valuation of $75,000,000, Company Closing Cash of Cardio (as defined in the Merger Agreement), and the “Aggregate Exercise Price of Cardio (as defined in the Merger Agreement), and dividing such difference by $10.00, which represents the agreed valuation of one share of MANA Common Stock.

Of such shares to be issued at Closing, 800,000 shares of MANA common stock issuable to the Cardio stockholders shall be deposited into a third-party escrow account to serve as MANA’s exclusive security for its obligation to indemnify MANA under the Merger Agreement.

However, in the event that the factors described above under the definition of Aggregate Closing Merger Consideration is different from the assumptions stated above and/or Cardio’s capital structure prior to the Effective Time of the Closing changes, the allocation of the MANA Shares issuable to the Cardio security holders will change. The number of shares of MANA Shares that each Cardio stockholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Cardio held by such stockholders by the Exchange Ratio (as defined in the Merger Agreement).

The Earnout

Pursuant to the terms of the Merger Agreement, holders of Cardio common stock and the holder of Cardio equity rights, which rights are expected to be exercised in connection with the Business Combination, will also receive, in the aggregate, up to an additional 1,000,000 shares of Common Stock (the “Earnout Shares”) in four equal tranches if, during the period from the Closing through and including the fourth anniversary of the date of the Closing, the dollar volume-weighted average price of Common Stock (as determined in accordance with the Merger Agreement) equals or exceeds $12.50, $15.00, $17.50 and $20.00, respectively, and in each instance, subject to adjustment for stock splits, reverse stock splits and other similar events of recapitalization, per share for thirty (30) of any forty (40) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange, as applicable for each of such four tranches, respectively. The Earnout Shares will be allocated on a pro rata basis among the members of the Stockholder Earnout Group, which, as defined in the Merger Agreement, includes Cardio stockholders and the holder of Cardio equity rights who have received, or are entitled to receive, any per share Merger Consideration in accordance with the Merger Agreement.

The Cardio Private Placements

In early May 2022, Cardio completed a private placement of units that it had commenced in late 2021. The units consisting of one share of its common stock and one-half warrant to purchase common stock. The warrants that are a component of the units are exercisable, only as whole warrants, at the same price as the unit purchase price. In this final closing of the 2021 financing in May 2022, Cardio sold 411,988 units at $13.35 per unit, for total gross proceeds of approximately $5,500,000.

In late May 2022, Cardio commenced a new private placement of units. Again, the units consisted of one share of common stock and one-half warrant to purchase common stock. The unit purchase price of this new financing was $21.29 per unit, and the exercise price of the warrants is $21.29 per share, subject to adjustment. Cardio received and accepted subscriptions for a total of 304,659 units, for aggregate gross proceeds of approximately $6,486,190 in this private placement. The final closing was held on September 21, 2022. The total cash Cardio has received in 2022 through sales of its common stock and warrants in private placements aggregated approximately $11,986,190. All holders of Cardio common stock on the Closing Date of the Merger, including the purchasers of units in the private placement, are entitled to participate in the allocation of the MANA Shares on a pro rata basis.

In connection with the private placements, Cardio retained the services of Emerson Equity LLC, as placement agent, which has been or will be paid 10% of the gross proceeds as a placement agent fee. In addition, the placement agent has been or will be issued warrants to purchase that number of shares of common stock equal to 60% of the total number of warrant shares underlying the warrants that are a component of the units being sold in the private placement and will be exercisable at the same exercise price as the investor warrants. The Placement Agent Warrants will be exercisable on 61 days’ prior notice and will expire five years after the date of issuance. None of the securities issued in connection with the Cardio private placement have registration rights.

Outstanding Options and Warrants

Based on the assumed Exchange Ratio, outstanding warrants and options of Cardio shall be exchanged for an aggregate of approximately 2,061,773 warrants and 1,656,383 options to be issued by MANA upon the Closing. Each warrant and option to be exchanged, will be converted into a warrant or option to purchase a number of shares of MANA Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of MANA Common Stock subject to such warrant or option immediately prior to the Closing and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such warrant or option immediately prior to the effective time of the Closing divided by (B) Exchange Ratio.

Background of the Business Combination

Mana Capital Acquisition Corp. was formed on May 19, 2021 formed under the laws of the State of Delaware, as a blank check company for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy, and consumer products sectors. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets.

Under Nasdaq listing rules, any SPAC, including MANA, can only proceed with a business combination if the SPAC has net tangible assets of at least $5,000,001 at completion of the transaction. Further, Nasdaq rules require that our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) (at least $52,000,000) at the time of our signing a definitive agreement in connection with our business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets.

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In connection with MANA’s formation, the Sponsor (MANA Capital LLC) acquired a total of 1,625,000 shares of the Company’s common stock for an aggregate purchase price of $25,000. The Sponsor subsequently transferred a total of 60,000 shares to two directors of the Company.

Our Registration Statement on Form S-1 was declared effective by the SEC on November 22, 2021. Ladenburg Thalmann & Co., Inc., acted as lead bookrunner for our initial public offering. On November 26, 2021, we consummated our initial public offering of 6,200,000 units. Each unit consists of one share of common stock, par value $0.00001 per share, one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share, subject to adjustment, and one right to receive one-seventh (1/7) of one share of common stock upon the consummation of our initial business combination. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of $62,000,000. In connection with our initial public offering, the underwriters were granted a 45-day option to purchase up to 930,000 additional units to cover over-allotments, if any. On November 30, 2021, the underwriters purchased an additional 300,000 units pursuant to the partial exercise of the over-allotment option. The additional units were sold at an offering price of $10.00 per unit, generating additional gross proceeds of $3,000,000.

Simultaneously with the consummation of the initial public offering, we completed the private sale of an aggregate of 2,500,000 private warrants to our Sponsor at a purchase price of $1.00 per private warrant, generating gross proceeds to the Company of $2,500,000.

A total of $65,000,000 of the proceeds from our IPO were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company, acting as trustee.

In accordance with MANA’s Amended and Restated Certificate of Incorporation, the amounts held in the trust account may only be used by MANA upon the consummation of a business combination, except that there can be released to MANA, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination or MANA’s liquidation.

Under its Amended and Restated Certificate of Incorporation, MANA had until August 26, 2022 to consummate a business combination, which is nine months from the closing of our Initial Public Offering. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may, but are not obligated to, extend the period of time to consummate a business combination up to 12 times, each by an additional one month (for a total of up to 21 months to complete a business combination), subject to our board of directors authorizing such extension and the sponsor or its affiliates or designees depositing additional funds into the trust account as set out below. Pursuant to the terms of our Amended and Restated Certificate of Incorporation and the trust agreement entered into between us and Continental Stock Transfer & Trust Company and based upon the actual number of units sold, including a partial exercise of the over-allotment option, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution approving such extension and our founders or their respective affiliates or designees (which may include the potential target business), upon five days advance notice prior to each applicable deadline, must deposit into the trust account $216,667 (approximately $0.0333 per public share) for each one-month extension, up to an aggregate of $2,600,000, or $0.40 per public share (for an aggregate of 12 months), on or prior to the date of the applicable deadline, for each extension. The insiders or sponsor (or their respective affiliates or designees) providing such additional funds will receive non-interest bearing, unsecured promissory notes equal to the amount of any such deposit. Any such loan would be interest free and will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Under the Merger Agreement, such notes will convert upon consummation of our business combination into MANA Shares at the price of $10.00 per Share. Public stockholders will not be offered the opportunity to vote on or redeem their shares in connection with such extension. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of taxes payable), pro rata to our public stockholders, by way of redemption of their shares, and thereafter cease operations except for the purpose of winding up our affairs, as further described herein.

On August 22, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022. Thereafter, pursuant to the terms of the Merger Agreement, on August 23, 2022, Cardio loaned to MANA the sum of $216,667 which was deposited into the trust account in order to extend the existence of MANA to September 26, 2022. In connection with the deposit of such funds and the exercise of the extension, MANA issued to Cardio a promissory note in the aggregate principal amount equal to the Extension Payment, which note is convertible into shares of MANA at the rate of $10.00 per share.

On September 21, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from September 26, 2022 to October 26, 2022. Thereafter, pursuant to the terms of the Merger Agreement, on September 23, 2022, Cardio loaned to MANA the sum of $216,667 which was deposited into the trust account in order to extend the existence of MANA to October 26, 2022. In connection with the deposit of such funds and the exercise of the extension, MANA issued to Cardio a promissory note in the aggregate principal amount equal to the Extension Payment, which note is convertible into shares of MANA at the rate of $10.00 per share.

The shares issuable upon conversion of such notes will be issued proportionately to Cardio stockholders at Closing and are covered by the registration statement of which this prospectus forms a part. MANA expects that it will receive at least a second payment to further extend the deadline.

Immediately after closing the Initial Public Offering, the officers and directors of MANA began to contact potential candidates for a business combination. In addition, we were contacted by a number of individuals and entities with respect to business combination opportunities.

MANA’s evaluated each candidate in the context of the screening criteria established by its Management, which included:

•        those which have exhibited strong growth in revenue or profit in recent fiscal periods or have healthy cash flow from operations;

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•        those which may offer an attractive return for our stockholders, potential upside from growth in the target business and with an improved capital structure will be provide a favorable upside reward metric measured against any identified downside risks;

•        candidates which meet some key characteristics such as being or having the capability of being a disruptive participant within an industry, especially life sciences or the healthcare industries;

•        candidates which are capable of obtaining both organic and acquisitive growth;

•        those candidates which are or can be positioned to enhance stockholder value and revenue growth as a result of increased presence across geographic borders; and

•        candidates which possess exploitable intellectual property

Our business strategy was to identify and complete our business combination with one or more entities that meets one or more criteria of:

•        being or having the potential to be disruptive in the life science or healthcare industry;

•        possessing a strong growth record;

•        significant potential for further growth;

•        a leading technology position or potential for such position; or

•        a proven Management team prepared for being a public company.

From and after the closing of our initial public offering, in addition to its proposal to Cardio, MANA reviewed more than 20 potential business combination candidates, entered into non-disclosure agreements, or NDAs, with most of these potential targets and submitted letters of intent, or LOIs, to certain of these potential targets. The MANA management team held frequent discussions during this period with a wide range of management teams at these potential targets. MANA failed to reach NDA terms with certain targets.

With regard to some of those targets with which MANA did not pursue a business combination, we summarize our review and analysis process below.

Candidate One:    On November 26, 2021, the candidate was introduced to MANA by a third party. This candidate is a company providing discount pharmaceuticals and medical services in the United States. On November 30, 2021, MANA held a conference call with the management of the candidate and Mr. Jonathan Intrater, Mr. Allan Lui and Ms. Loren Mortman from MANA and MANA’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and telephone calls. An NDA was signed on December 4, 2021. We reviewed the candidate’s presentation material and found that the candidate’s requested valuation of the company did not meet with MANA’s management’s estimates of value. Therefore, we did not pursue a transaction with this candidate.

Candidate Two:    On November 30, 2021, the candidate was introduced to MANA by a third party. This candidate is a company engaged in the material science industry. On December 1, 2021, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater from MANA and MANA’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and telephone calls. An NDA was signed on December 15, 2021, and a letter of intent was signed on January 4, 2022. After two months of unsuccessful efforts, MANA determined on March 11, 2022, that necessary capital for the company would be difficult to secure and the LOI was terminated on that date.

Candidate Three:    On December 3, 2021, the candidate was introduced to MANA by a third party. This candidate is a medical testing company. On December 6, 2019, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater from MANA attended the call. An NDA was signed on December 6, 2021, and an LOI on December 8, 2021. After five months of unsuccessful efforts, MANA determined that necessary capital for the company would be difficult to secure and the LOI was terminated on May 23, 2022.

Candidate Four:    On December 6, 2021, the candidate was contacted by Mr. Jonathan Intrater of MANA. This candidate is a beverage distributor. On December 8, 2021, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater from MANA attended the call. The call was followed by a series of emails and telephone calls. A letter of intent was signed on January 5, 2022. After four months of unsuccessful efforts, MANA determined that necessary capital for the company would be difficult to secure and the LOI was terminated on May 16, 2022.

Candidate Five:    On December 13, 2021, the candidate was introduced to MANA by a third party. This candidate is a medical device company. On December 14, 2021, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater the call. The call was followed by a series of emails and telephone calls. An NDA was signed on December 18, 2021. A letter of intent was signed on January 17, 2022 and extended on April 15, 2022. After 4 months of unsuccessful efforts, MANA determined that necessary capital for the company would be difficult to secure and the LOI was terminated on May 23, 2022.

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Candidate Six: This candidate is a medical testing company. On January 7, 2022, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater from MANA attended the call. The call was followed by a series of emails and telephone calls. An NDA was signed on January 14, 2022. A letter of intent was signed on February 27, 2022. We further analyzed the candidate’s business operations, financials, management team, products and growth strategy. After this review we terminated discussions with the company and formally terminated the LOI on May 16, 2022.

Candidate Seven:    On January 12, 2022, the candidate was introduced to MANA by a third party. This candidate is an electric vehicle charging company. On January 14, 2022, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater from MANA attended the call. The call was followed by a series of emails and telephone calls. An NDA was signed on January 18, 2022 and a letter of intent was signed on February 16, 2022. After a month of due diligence, MANA determined that necessary capital for the company would be difficult to secure and the LOI expired on May 1, 2022.

Candidate Eight:   On January 20, 2022, the candidate was introduced to the company by a third party. This candidate is a bio-tech company. On January 21, 2022, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater attended the call. An NDA was signed on January 26, 2022. We analyzed the candidate’s business operations, legal structure, technology, management team and development history. Although this candidate was a good target with proprietary intellectual property, we could not reach a mutually agreed upon valuation, so the candidate decided not to pursue further discussions with MANA.

Candidate Nine:    On January 26, 2022, the candidate was introduced to MANA by a third party. This candidate is a medical device company. On January 27, 2022, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater from MANA attended the call. An NDA was signed on February 2, 2022. We analyzed the candidate’s business operations, management team, products and growth strategy. Although we believed the candidate had good potential, it was still in a very early stage of product commercialization. The transaction was not pursued.

Candidate Ten:    On January 27, 2022, the candidate was introduced to MANA by its lawyers at Becker & Poliakoff, LLP. This candidate is a medical technology company. On January 31, 2022, MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater from MANA. The call was followed by a series of emails and calls. An NDA was signed on February 7, 2022. We analyzed the candidate’s business operations, legal structure, management team and products. However, we were not able to reach an agreement on the price of the company and both parties terminated discussions on March 8, 2022

Candidate Eleven:    On February 6, 2022, the candidate contacted Mr. Jonathan Intrater of MANA. This candidate is a real estate development company. On February 23, Ms. Loren Mortman visited the real estate development site. The site visit was followed by a series of emails and calls. A letter of intent was signed on March 18, 2022. However, after two months of unsuccessful efforts, MANA determined that necessary capital for the company would be difficult to secure and the LOI was terminated on May 16, 2022.

Candidate Twelve:    On March 15, 2022, the candidate was introduced to the company by a third party. This candidate is a medical device company. On March 17, 2022 MANA held a conference call with the management of the candidate. Mr. Allan Liu, Ms. Loren Mortman and Mr. Jonathan Intrater from MANA attended the call. The call was followed by a series of emails and telephone calls. An NDA was signed on March 26, 2022. Although this candidate was a good target with proprietary intellectual property, we could not reach a mutually agreed upon valuation, so the candidate decided not to pursue further discussions with MANA.

Cardio’s Prior Merger Discussions

Cardio previously entered into an Agreement and Plan of Merger and Reorganization (as amended, the “I-On Merger Agreement”) on April 27, 2021, the parties to which were I-On Digital Corp., a Delaware corporation (“I-On”), CDI Acquisition Corp., a Delaware corporation created for purposes of the proposed transaction and a wholly-owned subsidiary of I-On (“CDI Acquisition”), Cardio and the Cardio stockholders. Under the terms of the I-On Merger Agreement, CDI Acquisition would merge with Cardio, and Cardio would be the surviving corporation in a “reverse triangular merger” transaction. The I-On Merger Agreement was amended to extend the period under which the parties could consummate the merger on August 29, 2021, October 11, 2021 and December 28, 2021, which third amendment extended the deadline to February 28, 2022.

The I-On Merger Agreement provided that, post-merger, the Cardio stockholders would own approximately 90% of the outstanding shares of I-On common stock. The plan anticipated that I-On would issue to the Cardio stockholders 25,000,000 post-reverse stock split shares of its common stock in exchange for all of the outstanding shares of Cardio, and Cardio would purchase from I-On’s chief executive officer 500,000 pre-reverse stock split shares for $250,000. The existing I-On business was to be spun off in connection with the merger, resulting in Cardio continuing to operate its existing business, but as a public company, while the existing I-On business would be operated in a separate, newly-created entity, with its pre-merger stockholders owning that entity.

Although neither Cardio nor I-On affixed a valuation to the Cardio business in connection with their proposed transaction, based on the $0.302 closing price of I-On’s publicly traded shares on the date the I-On Merger Agreement was executed, and assuming, a 10-to-1 and 15-to-1 reverse stock split of I-On shares (as contemplated by the I-On Merger Agreement and approved by the I-On stockholders), the Cardio business would have been valued at approximately $75,000,000 or $113,400,000, respectively.

On January 27, 2022, I-On held a special meeting of stockholders to approve the merger and related matters. However, between January 27, 2022 and April 20, 2022, I-On did not take the steps required of it in order to consummate the transaction. Meanwhile, as discussed below, on April 8, 2022, Cardio and MANA began conversations about a potential merger transaction between the two companies, and Cardio’s board of directors ultimately determined that pursuing the MANA transaction was in the best interests of Cardio stockholders. Accordingly, it terminated the I-On Merger Agreement on April 20, 2022 in accordance with its terms. In connection with the termination of the I-On Merger Agreement, the parties disagreed about the appropriate disposition of the $250,000 currently held in an escrow account. See “Information about Cardio – Cardio’s Business -- Prior Relationships of Cardio with I-On Digital Corp. and Boustead Securities, LLC” for further details. In July 2022, the parties entered into a final settlement agreement pursuant to which the funds deposited in escrow were allocated to the parties and mutual releases were given.

Background to Negotiations with Cardio

The background of MANA’s interaction with Cardio is as follows:

Jonathan Intrater, MANA’s CEO, was contacted on April 8, 2022 about the possibility of a merger between Cardio and MANA, by Warren Hosseinion, MD, a member of Cardio’s board of directors. Dr. Hosseinion is currently the President and a director of Nutex Health, Inc. (NASDAQ: “NUTX), a $6 billion market capitalization company, and founder and former CEO and director Apollo Medical Holdings, Inc. (NASDAQ: “AMEH”), a $1.5 billion market capitalization company. Messrs. Intrater and Hosseinion knew each other from previous business dealings.

On April 9, 2022, Dr. Hosseinion and the board of directors of MANA had a call to review the benefits of a merger between Cardio and MANA. This was followed by another call on April 10, 2022 on the same matter. At that point, the companies decided to enter into an NDA.

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On April 10, 2022, MANA and Cardio entered into an NDA that allowed MANA to receive and evaluate detailed materials and information concerning Cardio.

Between April 11, 2022 and April 20, 2022, numerous discussions were held between Cardio’s management, its counsel and MANA’s board and its advisors, including Becker & Poliakoff LLP, counsel to MANA, and The Benchmark Company, LLC (“Benchmark”), MANA’s financial advisor.

During this time period, MANA and Cardio had several discussions regarding the terms of a LOI between the parties, including (i) the proposed valuation for Cardio, (ii) the amount Cardio would attempt to raise in a private financing, (iii) whether MANA would be obligated to complete a private investment in public equity (“PIPE”) transaction contemporaneously with the Closing of the Business Combination (iv) the amount of funds remaining at MANA at the Closing of the Business Combination, and (v) the exclusivity period of the LOI. During the negotiation of these terms of the LOI, Cardio originally proposed a $175 million valuation. MANA conducted its own preliminary analysis and considered a proposed valuation of $75 million to be acceptable, subject to further due diligence and a fairness opinion prepared by a reputable, independent valuation expert or investment bank selected by MANA.

Cardio proposed its valuation of $175 million based on the following factors:

•        analysis of comparable public transactions;

•        analysis of the valuations of comparable public companies; and

•        anticipated potential growth of Cardio’s business in the near term.

MANA, with the advice and input of its financial advisor, believed that a $75 million valuation of Cardio was appropriate based on the stage of Cardio’s business development at the present time and the market correction being experienced in U.S. equity markets.

On April 12, 2022, MANA proposed a letter of intent (“LOI”) to Cardio. The initial terms of the LOI included, among others, (i) a preliminary valuation, subject to further due diligence and a fairness opinion prepared by a reputable, independent valuation expert or investment bank selected by MANA and reasonably acceptable to Cardio, (ii) Cardio’s obligation to complete a private placement of $10 million, (iii) a closing condition for MANA to have at least $20 million in cash at the Closing of the Business Combination, and (v) an exclusivity period of 90 days for the LOI.

On April 15, 2022, MANA and Cardio settled on an enterprise value of $75 million.

On April 20, 2022, MANA and Cardio reached agreement on the terms of the LOI and entered into the LOI regarding a proposed business combination between MANA and Cardio. The terms of the final LOI include, among others, (i) a preliminary valuation of $75 million for Cardio subject to further due diligence and a fairness opinion prepared by a reputable, independent valuation expert or investment bank selected by MANA and reasonably acceptable to Cardio, (ii) an earn-out of an additional $10 million to vest over a three-year period based on mutually agreeable stock performance targets; (iii) a private placement of Cardio’s securities to raise up to $10 million prior to the Closing of the proposed Business Combination; (iv) as a condition to Closing, MANA to have at least $20 million in cash at the Closing of the Business Combination, and (v) an exclusivity period of 90 days for the LOI.

The LOI also contemplates the following additional terms: (a) the parties would agree that the shares of MANA Common Stock issuable to the Cardio stockholders be subject to a six-month lock-up period; (b) each member of Cardio’s management team enter into a two-year non-competition and non-solicitation agreement; (c) the initial post-closing board of directors of Cardio to consist of five or seven members, with MANA having the right to appoint one member; (d) and that Cardio’s stockholders agree that ten percent of the shares to be delivered as consideration be held in escrow to secure indemnification obligations arising under the Business Combination Agreement, with the representations and warranties of Cardio surviving for a period of 24 months from the Closing.

On May 2, 2022 and through the negotiation of the final terms of the Business Combination Agreement, MANA conducted a business and legal due diligence review of the materials and information provided by Cardio and had a series of internal discussions. MANA also had a series of conference calls with Cardio Management regarding issues identified in the due diligence and the proposed Business Combination.

On May 3, 2022, MANA provided the business and legal due diligence request lists to Cardio. Cardio started to set up a data room for the due diligence review by MANA.

Technical due diligence was performed by James Intrater, a research scientist whose previous clients include NASA, The United States Department of Defense and DARPA. In addition, MANA was supported in its technical due diligence by Dr. Stanley K. Lau, MD, founder and Medical Director of Synergy Imaging Center and a former Assistant Professor of Cardiology at Texas Tech University. As described elsewhere in this proxy statement, Dr. Lau has been nominated to serve as a director of Cardio upon completion of the Business Combination. Dr. Lau, who was introduced to MANA by Dr. Hosseinion at Cardio, had completed his due diligence role before he was considered and subsequently selected by Cardio to serve on its board of directors following the transaction. Financial due diligence was undertaken by Jonathan Intrater, CEO of MANA. Messrs. Intrater are brothers. Additional diligence was conducted by Loren Mortman, an independent board member of MANA. Further, financial and technical diligence was also provided by The Benchmark Company, LLC, MANA’s financial advisor.

Below is a summary of major issues that arose during the financial, business and legal due diligence of MANA and its counsel with respect to Cardio:

The primary concerns of diligence were the technical viability of Cardio’s product, anticipated market demand, technical expertise of Cardio’s staff in both product development and standard public company systems and procedures, and the past experience of Cardio’s Non-Executive Chairman of the Board, Dr. Warren Hosseinion in managing businesses that generated significant returns on invested capital.

With respect to the technical viability of Cardio’s product, MANA sought to confirm the efficacy of Cardio’s product and technology as well as understanding the overall competitive landscape in which Cardio would compete. MANA leveraged the expertise of Mr. James Intrater and Dr. Lau and the knowledge and experience of The Benchmark Company to assistant it in its evaluation of these topics. In addition, MANA reviewed relevant industry data to confirm the anticipated market demand for Cardio’s products, including U.S. census data, current heart disease information published by the Centers for Disease Control and Prevention (CDC), the CDC National Diabetes Statistics Report (January 2022); and the Morbidity and Mortality Weekly Report (May 2012) concerning the prevalence of stroke.

MANA also evaluated the expertise and background of Cardio’s management team, namely Dr. Hosseinion, Dr. Dogan, Dr. Philibert, and Ms. Luqman and believed that these executives possessed necessary technical expertise in product development and public company systems and procedures. In addition, to the professional and technical experience of Drs. Dogan and Philibert in development Cardio’s products, MANA believed that the experience of Dr. Hosseinion and Ms. Luqman were important factors in determining that the proposed Business Combination would be feasible. Specifically, MANA’s board noted the experience of Dr. Hosseinion, who is the President and a director of Nutex Health, Inc. and was the co-founder and Chief Executive Officer of Apollo Medical Holdings, Inc.  and Ms. Luqman, who serves as the Chief Financial Officer and General Counsel of Nutex Health, Inc. MANA’s board reviewed the corporate development of these companies and in particular the increases in the valuations of the companies during the tenure of Dr. Hosseinion’s leadership. Further, during the parties’ negotiation of the terms of the proposed Business Combination and in conducting its due diligence, members of MANA’s management held multiple discussions with Dr. Hosseinion, including his experiences with Nutex Health, Inc. and Apollo Medical Holdings, Inc. MANA’s management team viewed Dr. Hosseinion’s experience with these companies as indicative of his expertise and important considerations in pursuing this transaction.

As part of its diligence review, MANA reviewed the processes and procedures on which Cardio bases its belief that its existing and planned clinical tests would qualify as LDTs under current interpretations of applicable law and regulations, and the practices currently followed by the FDA and its regulation of similar tests. This review included a review of Cardio’s agreement with a CLIA-certified clinical laboratory that has assisted Cardio in the development of processes, procedures, and methods capable of identifying genetic and epigenetic DNA markers for Cardio’s tests for patients for cardiovascular disease risk screening and early detection. This agreement includes a description of the procedures and qualifications of the CLIA-certified clinical laboratory and includes representations and covenants by the laboratory regarding conformity and compliance with applicable law and procedures relating to LDTs. MANA also reviewed the certifications held by the laboratory and its statements as set forth on its website as relates to its experience and qualifications as a clinical laboratory qualified to provide the services required in connection with Cardio’s clinical tests. In addition, MANA reviewed the agreements between Cardio and its other vendors relating to its initial test, which agreements include descriptions and representations regarding the roles to be performed by them in connection with the Epi+Gen CHD™ test, and MANA believes such vendors and the services provided to Cardio under such agreements reasonably satisfy Cardio’s requirements and the requirements of applicable law. MANA also had a conversation with Cardio’s FDA regulatory counsel about Cardio’s clinical tests. In connection with its due diligence, MANA has considered both the current regulatory posture, as well as the risks attendant to a reevaluation by regulators of the regulation of laboratory developed tests, generally, and Cardio’s clinical tests, specifically, under current law, regulations, and regulatory practices, as well as the impact of possible changes in law discussed in this proxy statement. Based on the foregoing, and assuming that Cardio’s clinical laboratory and other vendors have complied or will comply with the requirements set forth in their agreements with Cardio to qualify Cardio’s clinical tests as LDTs, MANA believes that Cardio has a reasonable belief that its existing and planned tests do or will qualify as LDTs. Further, MANA believes that Cardio’s clinical laboratory vendor qualifies as a CLIA-certified clinical laboratory and that Cardio’s other vendors are qualified to provide the services to be provided under Cardio’s agreements with them.

Following the due diligence review, MANA believed that the proposed Business Combination with Cardio would be a feasible transaction.

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On May 12, 2022, MANA made a decision to engage Benchmark to provide a fairness opinion to the Board of Directors of MANA in connection with the proposed Business Combination with Cardio. The reason MANA’s Board of Directors decided to obtain a fairness opinion is because during the negotiation of the valuation under the Merger Agreement, the Board of Directors determined that it was prudent and in the best interests of the company and its stockholders to engage an independent investment banker with expertise in Cardio’s industry to provide a professional opinion as to whether the consideration to be paid in the transaction is fair to all stockholders of MANA from a financial point of view.

On May 14, 2022, a draft Business Combination Agreement prepared by MANA’s legal counsel was provided to Cardio and its legal counsel for review and discussion. The draft Business Combination Agreement substantially reflects the terms of the LOI, including a valuation of $75 million for Cardio. The Merger Consideration was determined to be (a) $75,000,000, plus (b) the Aggregate Exercise Price of all Cardio options and warrants outstanding immediately prior to the Closing, plus (c) the amount held by which the Company Closing Cash exceeds $500,000, minus (d) the amount by which the Company Closing Net Debt exceeds $500,000. In addition, the initial draft Business Combination Agreement proposed that Cardio should complete and deliver its financial statements required for the proxy statement for the proposed Business Combination by a certain date, that MANA would conduct a PIPE, and that Cardio should pay MANA a breakup fee in the event that the closing does not take place by a certain date, due to any material delay caused by or any reason directly attributable to Cardio, or there is a valid and effective termination of the merger agreement by MANA under the Business Combination Agreement. Furthermore, MANA proposed that a certain number of the consideration shares to be issued to the stockholders of Cardio in connection with the proposed merger be held in escrow to fund any potential claims and liabilities of Cardio in connection with the proposed Business Combination under the Business Combination Agreement.

On May 16, 2022, Cardio and its legal counsel, Shartsis Friese, LLP, provided comments to the draft Business Combination Agreement to MANA and its legal counsel for review. In these comments, Cardio had proposed changes to certain of the provisions to the initial draft of the Business Combination Agreement, including the PIPE investment, the proposed private placement being conducted by Cardio and a reduction in the breakup fee proposed by MANA.

In the next several days, MANA had internal discussions regarding these issues and other open business issues in the draft Business Combination Agreement.

On May 15, 2022 and May 25, 2022, Management of MANA had several telephone meetings with the Management of Cardio, discussing Cardio’s comments on the draft Business Combination Agreement and negotiating the outstanding business issues. As a result of these negotiations, MANA and Cardio reached agreement on outstanding business issues, including (i) the percentage of shares to be held in escrow for Cardio’s indemnification obligations, (ii) the final list of directors and officers for the post-merger company, (iii) the terms under which Cardio may be responsible for the breakup fee, (iv) the terms of the employment agreements and non-competition and non-solicitation agreements that Cardio would enter into with its executive team, and (v) the treatment of the advances that Cardio agreed to make for the extension fees that MANA would need to make in order to extend its corporate existence in accordance with its Amended and Restated Certificate of Incorporation.

Between May 18, 2022 and May 24, 2022, Management of MANA had several telephone meetings with the Management of Cardio, discussing Cardio’s comments on the draft Business Combination Agreement and negotiating the outstanding business issues. As a result of these negotiations, MANA and Cardio reached agreement on the outstanding issues that were discussed between the principals and their advisors.

During the negotiation of the Business Combination Agreement, the parties also discussed the amount of additional capital that Cardio believed was necessary for it to achieve its growth plans and the extent to which the Business Combination would be conditioned on the ability of the parties to obtain additional financing commitments. Throughout such discussions, the parties considered the initial terms of the LOI that MANA have at least $20 million in cash as a condition to closing. MANA sought to reduce the amount of such requirement based on its assessment of the capital needs of Cardio and after discussions, the parties reached an agreement in the proposed Business Combination Agreement that such requirement not be a condition. Based on its diligence review, MANA came to believe that $10 million would be sufficient for Cardio to sustain its operations through at least the end of calendar year-end 2023, which is a reduction from its initial view that $20 million was necessary. In reaching this conclusion, MANA believed that this was a more reasonable time frame for Cardio’s testing products to become more widespread, particularly with Cardio having highly successful healthcare industry executives on its board of directors. Cardio’s management ultimately agreed with this assessment.

MANA and Cardio agreed that by eliminating the $20 million cash closing condition, it would increase the likelihood of the successfully completing the transaction by eliminating a closing condition and that this additional capital would not be necessary for Cardio to successfully implement its growth plans. MANA and Cardio were cognizant of the current market downturn and believed that it was prudent not to condition the parties’ ability to otherwise close the Business Combination in the event that there were a high percentage of redemptions from the trust account, which was becoming an increasingly common phenomenon. During the same period, Benchmark worked on a fairness opinion for delivery to the Board of Directors of MANA in connection with the proposed Business Combination. As a result of its analysis, Benchmark advised that the proposed consideration to be paid by MANA to the stockholders of Cardio in connection with the Business Combination is fair, from a financial point of view, to MANA’s stockholders.

During the same period, MANA’s legal counsel, Becker & Poliakoff LLP, also had several conference calls with Cardio’s legal counsel, Shartsis Friese, LLP, discussing Cardio’s legal comments on the draft Business Combination Agreement. As a result of these discussions, Cardio agreed to include various representations regarding its business, operations and financial condition. MANA agreed to reduce the survival period for Cardio’s representations and warranties and to make revisions to certain representations and warranties and covenants of Cardio and certain closing conditions, as mutually agreed by the parties.

Between May 15, 2022 and May 25, 2022, Management of MANA had several telephone meetings with the Management of Cardio, discussing Cardio’s comments on the draft Business Combination Agreement and negotiating the outstanding business issues. As a result of these negotiations, MANA and Cardio reached agreement on outstanding business issues, including (i) the percentage of shares to be held in escrow for Cardio’s indemnification obligations, (ii) the final list of directors and officers for the post-merger company, (iii) the terms under which Cardio may be responsible for the breakup fee, (iv) the terms of the employment agreements and non-competition and non-solicitation agreements that Cardio would enter into with its executive team, and (v) the treatment of the advances that Cardio agreed to make for the extension fees that MANA would need to make in order to extend its corporate existence in accordance with its Amended and Restated Certificate of Incorporation.

During the same period, MANA’s legal counsel, Becker & Poliakoff LLP, also had several conference calls with Cardio’s legal counsel, Shartsis Friese, LLP, discussing Cardio’s legal comments on the revised draft Business Combination Agreement. As a result of these discussion, Cardio agreed to revisions regarding the removal of certain limitations for triggering events for the breakup fee.

On May 19, 2022, Cardio’s legal counsel, Shartsis Friese, LLP, provided a revised draft of the Business Combination Agreement to MANA and its legal counsel for review. The revised draft Business Combination Agreement addressed a number of the issues that had been discussed between MANA and Cardio and proposed revisions to certain of the representations and warranties to be made by Cardio, terms concerning the private placement being conducted by Cardio, the indemnification obligations, termination provisions and the terms under which MANA would repay the advances to cover extension fees in the event the transaction was not completed.

Between May 19, 2022 and May 22, 2022, MANA and its advisors held a series of conference call discussions and meetings with Cardio and its advisors regarding Cardio’s financial statements and the terms of the proposed Business Combination, including the Business Combination Agreement.

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On May 21, 2022, MANA’s legal counsel, Becker & Poliakoff LLP, provided a further revised draft of the Business Combination Agreement to Cardio and its legal counsel for review, along with various ancillary agreements referenced in the Business Combination Agreement, including the Lock-up Agreement, Non-Competition and Non-Solicitation Agreement and Indemnification Escrow Agreement. The revised draft Business Combination Agreement reflected the above discussions and negotiations between MANA and Cardio.

Between May 19, 2022 and May 26, 2022, MANA held a series of conference call discussions and meetings with its counsel Becker & Poliakoff LLP regarding legal due diligence on Cardio and discussed various matters that arose during the due diligence investigation in order to provide for mutually agreeable allocations of risk in the merger agreement. These diligence items concerned the Cardio’s capital structure and stockholder base; terms of certain of Cardio’s existing agreements with the UIRF and the founders Institute; Cardio’s compliance with various health regulations, particularly with respect to the FDA’s regulation of laboratory developed tests; the potential for litigation arising out of the Cardio’s unsuccessful merger transaction with I-On Digital Corp.; and the ability of Cardio to support its growth plans. These matters were ultimately addressed in the Business Combination Agreement through the negotiation of the terms of the relevant representations, covenants and indemnity provisions of, and the schedules to, the agreement.

On May 22, 2022, Cardio’s legal counsel, Shartsis Friese LLP, provided a further revised draft of the Merger Agreement and ancillary agreements to MANA and its legal counsel for review. These revised drafts reflect Cardio’s position on the business terms that were discussed by the parties.

During this period, the management of MANA had several telephone meetings with the management of Cardio, discussing Cardio’s comments on the draft Merger Agreement and negotiating the outstanding business issues. As a result of these negotiations, MANA and Cardio reached agreement on several of the remaining points and on May 25, 2022, Becker & Poliakoff, distributed a further revised version of the merger agreement. The changes reflected in this version included: (i) changes to certain representations and warranties to reflect additional due diligence conducted by MANA and its advisors, (ii) revisions to the indemnification provisions, and (iii) changes to the termination provisions and circumstances concerning the payment of the extension fees.

In further expansion of the parties’ resolution of these due diligence inquiries, the negotiation between the parties of the terms of the Business Combination Agreement resulted in the mutually-acceptable allocation of these risks. The representations and warranties given by Cardio with respect to its material agreements and compliance with health-care laws and regulations were revised to provide MANA with additional assurances that the company was operating in material compliance with applicable regulations and that the transaction was structured to account for the terms of Cardio’s agreements. In addition, Cardio finalized the schedules to the Business Combination Agreement during this time period. Similarly, the covenants concerning the operation of Cardio’s business between the execution of the Business Combination Agreement and the closing were revised to provide MANA with further comfort that Cardio would continue to operate its business in such a manner. Further, the parties also agreed on the final covenants regarding the agreement by Cardio to raise an additional amount of $4.5 million and removing the closing condition that MANA have at least $20 million in its trust account. This resolution allowed the parties to structure the transaction in a manner to provide for Cardio’s cash needs and to avoid closing conditions that were no longer considered important and which would be outside of the parties’ control.

In addition, Cardio and MANA agreed to supplement the scope of the indemnification provisions in light of the concerns raised through the diligence process over the potential of litigation from the I-On Digital matter. Cardio and MANA also negotiated over the events that would trigger payment by Cardio of a break-up fee in the event of the termination of the agreement and the Business Combination as well as the terms of repayment of any loans provided by Cardio to support MANA’s ability to extend the duration within which it must complete its initial business combination pursuant to its Amended and Restated Certificate of Incorporation. During this time period, the parties also determined that it would be appropriate to register the shares constituting the Merger Consideration as opposed to relying on an exemption.

Subsequent to that, counsel to both MANA and Cardio further discussed the terms and conditions of the draft Merger Agreement and exchanged revised drafts on May 26, 2022. Following additional discussion of these topics among the parties and their representatives, on May 26, 2022, the parties reached agreement on all of the remaining points of the agreement and a final version of the Merger Agreement was distributed to the parties.

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On May 27, 2022, the Board of Directors held a video conference call meeting with Benchmark to review their analysis of the fairness opinion in connection with the proposed merger with Cardio. Following the meeting, Benchmark rendered its opinion letter to the Board of Directors of MANA that, as of May 27, 2022, the date of the opinion letter, and based upon and subject to the factors and assumptions set forth therein, that the consideration to be paid by MANA in connection with the Business Combination pursuant to the Merger Agreement is fair, from a financial point of view, to MANA’s stockholders.

In undertaking its analysis and presenting its conclusions to the Board of Directors of MANA, Benchmark evaluated the fairness of the Business Combination to the stockholders unaffiliated with the Sponsor of MANA or its affiliates. Further, although Benchmark relied, in part, on Cardio’s FY2025-26 projections, since Cardio is an early stage enterprise which has not generated meaningful revenues to date, the Board of MANA did not rely upon Cardio’s financial projections in recommending the Business Combination and considered them inherently unreliable as the projections were not supported by a sufficiently long operating history. This analysis accounts for the dilutive impact of the shares held by the Sponsor or its affiliates on the unaffiliated stockholders. Thus, by extension, Benchmark’s conclusion that the Business Combination is fair to unaffiliated stockholders allowed it to conclude in the fairness opinion delivered to MANA’s Board of Directors that the Business Combination is fair, from a financial point of view, to MANA’s stockholders.

On May 27, 2022, MANA made the decision to eliminate other strategic alternatives from consideration and entered into the Merger Agreement with Cardio.

On September 15, 2022, the parties entered into an the First Amendment to the Merger Agreement pursuant to which they agreed to amend the Merger Agreement to, among other things, (i) reflect their agreement to increase the number of shares to be reserved under the Cardio Diagnostics Holdings, Inc. 2022 Incentive Plan to 3,265,516 shares and (ii) provide that upon Closing of the Business Combination, the University of Iowa Research Foundation (“UIRF”) will be issued such number of MANA Shares as is equal to 1% of the aggregate merger consideration issuable to the Cardio stockholders of Cardio in lieu of UIRF retaining its equity rights in Cardio under the license agreement between Cardio and UIRF.

MANA’s Board of Directors’ Reasons for the Approval of the Business Combination

For the purpose of approval of the Business Combination, MANA’s Board of Directors has reviewed and evaluated the business and financial information provided by Cardio, including presentations on business operations, unaudited financial statements for various time periods, including for the years ended December 31, 2021 and 2020, projections for various time periods, including for the years ending December 31, 2022 to 2026, copies of material contracts and other relevant information. The Board of MANA also reviewed and discussed with its legal counsel, Becker & Poliakoff, LLP, regarding its legal due diligence on Cardio. Additionally, the Board of MANA reviewed and discussed with Benchmark its analysis in rendering the fairness opinion described below. Although the MANA Board received certain financial projections included in Cardio’s financial model, it did not rely on these financial projections as a determinative factor in its decision to enter into the Merger Agreement. However, although MANA’s Board did not rely on Cardio’s financial projections in recommending the Business Combination to its stockholders, its financial advisor, Benchmark, based its fairness opinion in part upon Cardio’s FY2025 and FY2026 projections.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board of Directors did not assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board of Directors based its decision on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weights to different factors. This explanation of our reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.” Before reaching its decision, the Board of Directors discussed the material results of its management’s due diligence activities, which included:

•        extensive meetings and calls with Cardio’s management team regarding the company’s products, development plans, operations and projections;

•        research on the healthcare industry in general and the medical technology and medical device trends specifically, where market sizes were assessed with Cardio’s product offerings and potential revenue shares;

•        due diligence activities relating to business, accounting, legal, tax, environmental, insurance, operations and other matters;

•        financial and valuation analyses provided by Cardio; and

•        research on the public trading values of comparable peer companies.

MANA’s management believes that current U.S. healthcare trends favors Cardio’s business model. Heart disease is one of the leading causes of death in the United States. According to the Centers for Disease Control and Prevention, 90% of the $3.5 trillion the United States expends annually are for people with chronic physical and mental health conditions. Every year, one in six United States healthcare dollars is expended on cardiovascular disease. Further, heart disease and stroke costs the United States healthcare system $214 billion per year and is associated with $138 billion in lost productivity. Based on its analyses and research, management believes that these trends will accelerate in future periods.

To address this expected significant rise in healthcare and lost productivity costs, the United States healthcare market is seeking more efficient and effective methods to prevent cardiovascular disease. This same trend is playing out across modernized nations around the globe as the burden of cardiovascular disease continues to grow due to a rise in major risk factors such as obesity, poor diet and type 2 diabetes. Further, the healthcare industry is undergoing a significant transformation, driven by the COVID-19 pandemic from traditional in-person delivery of care to remote telemedicine-based care. This is both beneficial and necessary for patients and key stakeholders in the healthcare industry.

These factors are expected to further drive adoption by patients and clinicians of evidence-based tests such as Cardio’s initial product, Epi+Gen CHD™, that is highly accessible and has been shown to outperform current prevention risk estimators. Furthermore, epigenetics-based tests are now increasingly being considered in other segments of the healthcare industry, including pharmaceutical companies for drug development and understanding drug response.

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MANA’s Board of Directors considered several factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including but not limited to, the following material factors:

Experienced Management Team.  The combined company will be led by a management team with a long track record of success in the health care and medical management areas. The management team has decades of accomplished executive experience in the medical service field. The management of the post-Merger company will be led by Warren Hosseinion, M.D., who is the President and a director of Nutex Health, Inc. and was a Co-founder and is the former Chief Executive Officer of Apollo Medical Holdings, Inc. The Board believes the company’s management has the acumen to provide unparalleled leadership.

Industry Trends and Business and Financial Condition.  The Board is knowledgeable about the industry and considered the combined company’s business, financial condition, results of operations and future growth prospects. The Board discussed the company’s current prospects for growth in executing upon and achieving company’s business plans. The Board considered these potential prospects as they may have an impact on the future per share valuation of company relative to the $10.00 per share valuation at which the Merger Agreement was negotiated.

Market Demand. MANA’s management believes that current U.S. healthcare trends favors Cardio’s business model. Heart disease is one of the leading causes of death in the United States. According to the Centers for Disease Control and Prevention, 90% of the $3.5 trillion the United States expends annually are for people with chronic physical and mental health conditions. Further, the Board believes that although a high percentage of cardiovascular disease is preventable, it remains a leading cause of death in the United States which is attributable to weaknesses in current primary prevention approaches in clinical practice.

Attractive Valuation.   Our management and its financial advisors have conducted extensive research on various alternative opportunities, including other technology supported health care concerns. Our management and its financial advisors also considered numerous public listings for technology-based healthcare companies, including those that are early-stage, pre-revenue, companies pursuing near-term commercialization of a health product. Based on the valuations assigned to many of these concerns, the Board concluded that Cardio’s valuation of $75 million was attractive in comparison. Although the MANA Board received certain financial projections included in Cardio’s financial model, it did not rely on these financial projections as a determinative factor in its decision to enter into the Merger Agreement.

Potential for First Mover Advantage.   We believe Cardio is the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including patients, clinicians, hospitals/health systems, and payors. Since inception, Cardio has earned only $901 in revenue, all of which was earned in 2021 through a telemedicine platform. Rather than using its resources to actively pursue this sales channel, Cardio has focused its efforts on establishing relationships with potential customers, a process that can take many months and up to as much as a year or more to finalize, depending on the sales channel. For example, hospitals routinely take a year or longer to make purchasing decisions. While these relationships take considerable time to establish, Cardio believes that they provide far greater revenue potential for its existing and future tests.

However, we believe that Cardio has the potential to be a leader in developing artificial intelligence-driven technology as a diagnostic tool for treating cardiovascular disease. The company has already developed strong relationships with leading health care institutions may also provide it with a competitive advantage. Further, Cardio has multiple patents pending covering the systems and software that comprise its platform and a worldwide, exclusive license agreement with the UIRF relating to this technology.

Intellectual Property.  As stated above, Cardio has multiple patents pending covering the systems and software that comprise its platform and a worldwide, exclusive license agreement with the UIRF relating to this technology. The Board believes these rights may provide Cardio with a competitive advantage over existing and/or potential competitors.

Other Alternatives.  The belief of the Board is that the proposed Business Combination represents the best potential business combination opportunity for the company based upon the process utilized to evaluate and assess other potential acquisition targets, and the belief of the Board and management is that such processes had not presented a better alternative.

Terms of the Merger Agreement.   The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the negotiated valuation of $75 million for Cardio (less all outstanding and unpaid debts) at $10.00 per share and the consideration to be paid to its stockholders in the Business Combination, relative to the results of the Company’s financial analysis of Cardio’s potential future valuation.

Risks related to the above assumptions include those set out in the section entitled “Risk Factors,” principally those related to:

•        Competition from current and new entrants to its market. The company might face competition from competitors.

•        Unexpected increased operating expenses associated with assimilation of operations and products of an acquired company, including difficulties associated with integrating new personnel; and

•        Changes in regulations might have negative influence on company’s profitability.

MANA’s Board of Directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

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Future Financial Performance.   The risk that future financial performance may not meet our expectations due to factors in our control or out of our control, including due to economic cycles or other macroeconomic factors.

COVID-19.   Ongoing uncertainties regarding the potential impacts of the COVID-19 virus and related economic disruptions on Cardio’s operations and demand for its products.

Benefits Not Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

Liquidation of MANA.    The risks and costs to MANA if the Business Combination is not completed, including the risk of diverting Management focus and resources from other businesses combination opportunities, which could result in MANA being unable to affect a Business Combination by the date required by its Amended and Restated Certificate of Incorporation (or such later date as may be approved by its board and/or further extended upon a vote by MANA’s stockholders) and force MANA to liquidate and the warrants to expire worthless.

Stockholder Vote.    The risk that MANA’s stockholders may fail to provide the votes necessary to approve the Business Combination.

Closing Conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

Fees and Expenses.    The fees and expenses associated with completing the Business Combination could be significant.

Other Risks.    Various other risks associated with the Business Combination, the business of the Company and the business of Cardio described under the section entitled “Risk Factors.”

The Board of Directors concluded that the potential benefits that it expected MANA and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board of Directors unanimously determined that the Merger Agreement and the Business Combination were advisable, fair to, and in the best interests of, MANA and its stockholders.

Basis for MANA Board of Directors’ Recommendation — Fairness Opinion

In addition to the foregoing factors, the Board of Directors of MANA also considered the fairness opinion and supporting analysis provided by an independent investment bank, The Benchmark Company, LLC (“Benchmark”). Benchmark provides investment banking and advisory services to institutions and companies. The investment banking practice provides valuation services in connection with financings, and mergers and acquisitions for both public and private companies. Benchmark was selected to provide the opinion based on their experience and industry knowledge and their ability to complete the assignment in a timely manner. Separately, Benchmark has been retained to assist the Company in conducting the De-SPACing process and potentially raising capital in conjunction with the Business Combination; the engagement includes success fees based on completing the Business Combination and the financing. Such engagement did not affect or impact the independence and soundness of the opinion. Pursuant to a letter agreement dated May 12, 2022, MANA retained Benchmark to provide a fairness opinion to the Board of Directors of MANA in connection with the proposed merger with Cardio. On May 27, 2022 the Board of Directors held a webcast conference call meeting with Benchmark to review their analysis. Following the meeting, Benchmark rendered its opinion letter to the Board that, as of May 27, 2022, the date of the opinion letter, and based upon and subject to the factors and assumptions set forth therein, that the consideration to be paid by the Company in connection with the Business Combination pursuant to the Merger Agreement is fair, from a financial point of view, to the Company’s stockholders. Although MANA’s Board did not rely on Cardio’s financial projections in recommending the Business Combination to its stockholders, its financial advisor, Benchmark, based its fairness opinion, in part, upon Cardio’s FY2025 and FY2026 projections.

The full text of the written opinion of Benchmark, dated May 27, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this proxy statement. This summary of Benchmark’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Benchmark provided its opinion for the information and assistance of the MANA Board in connection with its consideration of the Merger. Benchmark’s opinion was not intended to and does not constitute a recommendation as to how any holder of MANA Common Stock should vote or take any action with respect to the Merger or any other matter. Although Benchmark relied, in part, on Cardio’s FY2025-26 projections, since Cardio is an early stage enterprise which has not generated meaningful revenues to date, the Board of MANA considered the financial projections inherently unreliable as they were not supported by a sufficiently long operating history.

Separately, pursuant to its engagement agreement with Benchmark, MANA also engaged Benchmark to provide services to MANA in connection with the “De-SPACing” process in its proposed Business Combination with Cardio and agreed to pay to Benchmark, subject to and upon the Closing of the Business Combination, as compensation for the services to be rendered by Benchmark, a cash advisory fee of $1,100,000.

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In connection with rendering the opinion described above and performing its related financial analyses, Benchmark reviewed and performed the following, among other things:

•        The letter of intent relating to the Business Combination;

•        A recent draft of the Merger Agreement and Plan of Reorganization;

•        The audited historical consolidated financial statements of Cardio for the years ended December 31, 2021 and December 31, 2020, unaudited condensed consolidated financial statements for the three months ended March 31, 2022, and financial forecasts by Cardio for the fiscal years ending December 31, 2022 through 2026;

•        Compared financial and other data for Cardio to similar data for publicly-held companies and transactions in similar and related sectors;

•        Discounted cash flow analysis of Cardio; and

•        Such other financial studies and analyses and other information Benchmark deemed appropriate for the purposes of its opinion.

Benchmark also held discussions with Management of both MANA and Cardio regarding their assessment of past and current business operations, financial condition and future prospects.

For purposes of rendering the fairness opinion described above, Benchmark relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting, and other information provided to, discussed with or reviewed by Benchmark, without assuming any responsibility for independent verification thereof. In that regard, Benchmark assumed that the forecasts provided were reasonably prepared on a basis reflecting the best currently available estimates and judgments of MANA’s and Cardio’s Management. Benchmark also assumed that the transactions contemplated by the Merger Agreement will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition, the effect of which would be in any way meaningful to its analysis. In rendering its fairness opinion, Benchmark relied, in part, on Cardio’s FY2025-26 projections, which MANA’s Board considered to be inherently unreliable in light of the fact that Cardio is an early stage enterprise which has not generated meaningful revenues to date, and its financial projections are not supported by a sufficiently long operating history.

Benchmark’s opinion does not address the underlying business decision of MANA to engage in the transaction contemplated by the Merger Agreement, or the relative merits of the transaction contemplated by the Merger Agreement as compared to any strategic alternatives that may be available to MANA; nor does it address any legal, regulatory, tax or accounting matters. Benchmark expressed no opinion or view as to any terms or other aspects of the Business Combination, including, without limitation, the form or structure of the Business Combination or any ongoing obligations of the parties pursuant to the Merger Agreement. Benchmark’s opinion addresses only the fairness, from a financial point of view, to the stockholders of MANA as of May 27, 2022, of the Merger Consideration to be paid to the stockholders of Cardio pursuant to the Merger Agreement. This opinion was necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Benchmark as of, the date of the opinion and Benchmark assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. The issuance of Benchmark’s opinion was approved by its internal fairness opinion review committee.

MANA has agreed to pay Benchmark for its services in connection with rendering the opinion a fee of $400,000.

The following is a summary of the material financial analyses delivered by Benchmark to the Board of Directors of MANA in connection with rendering the fairness opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Benchmark, nor does the order of analyses described represent the relative importance or weight given to those analyses. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Benchmark, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Benchmark. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Benchmark. Except as otherwise noted, the following information, to the extent that it is based on market data, is based on market data as it existed on or before the date of the opinion letter and is not necessarily indicative of current market conditions.

Benchmark primarily used three customary approaches in conducting its analyses and arriving at its opinion, including a comparison to selected public companies, a comparison to precedent transactions, and a discounted cash flow analysis.

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Selected Public Companies Analysis

Benchmark reviewed publicly available financial and stock market information for 11 publicly traded US diagnostics companies involved in the development and commercialization of genetic and epigenetic tests, testing platforms and related technologies, in its analysis of Cardio’s valuation. Benchmark reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on May 26, 2022, plus debt, plus preferred stock, plus minority interest, and less cash and cash equivalents, as a multiple of estimated calendar year 2024 revenues. The selected publicly traded companies, which we deemed comparable to Cardio but none of which is identical to Cardio, and their respective multiples are as follows:

	Enterprise Value / Revenue
Selected Publicly Traded Companies	2024	E
23andMe Holding Co	2.0	x
Aspira Women's Health Inc.	1.0	x
Celcuity Inc.	1.1	x
Exact Sciences Corporation	3.8	x
Guardant Health, Inc.	5.4	x
Invitae Corp.	1.5	x
Myriad Genetics, Inc.	2.0	x
Natera, Inc.	2.8	x
SomaLogic, Inc.	1.9	x
T2 Biosystems, Inc.	1.6	x
Veracyte Inc	2.9	x

Benchmark discounted the average and median of these multiples by 1 and 2 years to use as 2025 and 2026 multiples, respectively, applied to Cardio’s 2025 and 2026 revenue projections (2025 being the year when Cardio expects to have payor coverage and regulatory approvals for its main test products). This resulted in a range of enterprise value for Cardio between $100.9 million and $163.2 million, and a corresponding range of equity value between $110.9 million and $173.2 million.

Precedent Transactions Analysis

Benchmark reviewed, to the extent publicly available, financial information relating to four selected transactions involving U.S. diagnostics companies involved in the development and commercialization of genetic and epigenetic tests, testing platforms and related technologies. Benchmark reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s revenue over the trailing 12 months. The selected transactions and their respective multiples are as follows:

Target	Acquiror	Enterprise Value/Revenue
Biotheranostics, Inc.	Hologic, Inc.	6.97x
GenMark Diagnostics, Inc.	Roche Holding AG	10.08x
Genomic Health, Inc.	EXACT Sciences Corp.	5.88x
Luminex Corp.	DiaSorin SpA	4.01x

Benchmark discounted the average and median of these multiples by 4 and 5 years to use as 2025 and 2026 multiples, respectively, applied to Cardio’s 2025 and 2026 revenue projections. This resulted in a range of enterprise value for Cardio between $176.0 million and $246.0 million, and a corresponding range of equity value between $186.0 million and 256.0 million.

Certain Unaudited Cardio Prospective Financial Information

For purposes of evaluating Cardio’s financial condition and whether to proceed with the Business Combination, MANA was provided with documents from Cardio, including projections for the years ending December 31, 2022 through 2026, copies of material contracts, summaries of various industry analysis and trends and forecasts, and information related to governmental regulations. Additionally, the Board of MANA reviewed and discussed with its financial advisor its analysis in rendering the fairness opinion described herein. In light of the fact that Cardio is an early stage enterprise which has not generated meaningful revenues to date, and the financial projections prepared by Cardio are not supported by a sufficiently long operating history, the Board of MANA did not rely upon the following financial projections in recommending the Business Combination to its stockholders and considered them inherently unreliable. However, although MANA’s Board did not rely on Cardio’s financial projections in recommending the Business Combination to its stockholders, its financial advisor, Benchmark, based its fairness opinion, in part, upon Cardio’s FY2025 and FY2026 projections.

Cardio first made its financial projections available to MANA and its advisors on May 18, 2022. MANA thereafter requested its financial advisor to review the financial projections in connection with its engagement to provide an opinion as to the fairness of the Business Combination to MANA’s stockholders. On May 20, 2022, Benchmark reviewed the financial projections and requested further information in support of its review. The additional information was provided by Cardio on May 21, 2022. Upon its review, Benchmark then requested that Cardio provide financial projections that were only based on assumptions as to its current business operations and excluded the effect of a potential acquisition of a laboratory following the Closing of the Business Combination as such a transaction was only preliminary and its impacts overly contingent for the purposes of Benchmark’s engagement. Cardio furnished such modified projections on May 22, 2022. In rendering its opinion on the fairness of the transaction, Benchmark evaluated the modified financial projections of Cardio, which excluded any potential acquisitions by Cardio subsequent to the Business Combination.

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In developing its own financial model, MANA and Benchmark did not conclude that Cardio’s projections were unreasonable and did not modify the Cardio projections. MANA’s Board declined to rely on the Cardio financial projections in determining to enter into the Business Combination Agreement due to the early stage of Cardio’s business operations and lack of historical revenues. Accordingly, MANA’s Board did not consider the projections a determinative factor in entering into the agreement.

Cardio does not as a matter of ordinary course make public projections as to future revenues, performance, financial condition or other results. However, Cardio’s management prepared and provided to MANA and its financial advisor certain internal, unaudited prospective financial information in connection with the evaluation of the Business Combination. Cardio’s management prepared such financial information based on their judgment and assumptions regarding the future financial performance of Cardio. MANA is including the following summary of certain Cardio internal, unaudited prospective financial information from Cardio’s management team’s projections solely because that information was made available to MANA’s Board and financial advisor in connection with the evaluation of the Business Combination. The financial projections are being provided for information purposes only and are not and should not be viewed as public guidance regarding the future performance of Cardio. The inclusion of the below information should not be regarded as an indication that MANA or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results. Furthermore, the financial projections do not take into account any circumstances or events occurring after May 2022, the date they were prepared. You should review the financial statements of Cardio included in this proxy statement, as well as the financial information in the sections entitled “Cardio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Combined Financial Information” in this proxy statement and to not rely on any single financial measure.

Due to inherent uncertainties in financial projections of any kind, and as Cardio is an early stage enterprise which has not generated meaningful revenues to date, the Board of MANA did not rely upon the following financial projections in recommending the Business Combination to its stockholders and considered them inherently unreliable as the projections were not supported by a sufficiently long operating history. Accordingly, stockholders are strongly cautioned not to place undue reliance, if any, on the forecasts and not to rely on such financial projections in making any decision regarding the Business Combination.

There undoubtedly will be differences between actual and projected results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods.

While presented in this proxy statement with numeric specificity, the financial projections are forward-looking statements that are inherently subject to significant uncertainties, reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to Cardio’s business, all of which are difficult to predict and many of which are beyond Cardio’s control. Further, Cardio’s limited operating history make evaluating its business and future prospects, including the assumptions and analyses developed by Cardio upon which operating and financial results forecast rely, difficult and uncertain. The various risks and uncertainties include risks set forth in the sections entitled “Risk Factors,” “Cardio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Cardio believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information Cardio had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Cardio’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Cardio’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Cardio. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance, if any, on the prospective financial information.

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Further, the inclusion of financial projections in this proxy statement should not be regarded as an indication that MANA, Cardio, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now consider, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. You are cautioned that the projections solely represent Cardio’s best efforts in predicting future operating results and must be considered in that light. As a result, in making a decision regarding the Business Combination, please understand that the projections may be materially different than actual results. MANA does not intend to reference these financial projections in its future periodic reports filed with the SEC under the Exchange Act.

Cardio has not warranted the accuracy, reliability, appropriateness or completeness of the financial projections to anyone, including MANA. None of Cardio’s management nor any of its representatives has made or makes any representations to any person regarding the ultimate performance of Cardio relative to the financial projections. The financial projections are not fact, are not a guarantee of actual future performance and the future financial results of Cardio may differ materially from those expressed in the financial projections due to factors beyond Cardio’s ability to control or predict. The financial projections are included in this proxy statement solely for informational purposes and not to induce any MANA stockholders to vote in favor of any of the proposals at the Special Meeting.

Neither Cardio’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, CARDIO DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT ARE STRONGLY CAUTIONED NOT TO PLACE UNDUE RELIANCE, IF ANY, ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW AND NOT TO RELY ON SUCH FINANCIAL INFORMATION IN MAKING A DECISION REGARDING THE BUSINESS COMBINATION PROPOSAL, AS SUCH FINANCIAL INFORMATION MAY BE MATERIALLY DIFFERENT THAN ACTUAL RESULTS. NONE OF CARDIO, MANA OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY CARDIO STOCKHOLDER, MANA STOCKHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED. MANA DOES NOT INTEND TO REFERENCE THESE FINANIAL PROJECTIONS IN ITS FUTURE PERIODIC REPORTS FILED UNDER THE EXCHANGE ACT.

Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Cardio may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

In light of the foregoing factors and the uncertainties inherent in these projections, and due to the fact that the Board of MANA did not rely upon the financial projections of Cardio in recommending the Business Combination and considered them inherently unreliable as such financial projections are not supported by a sufficiently long operating history, stockholders of MANA are strongly cautioned not to place undue reliance, if any, on these projections, and not to rely on these projections in making any decision regarding the Business Combination.

As described above, Cardio’s ability to achieve these projections will depend upon a number of factors outside of its control. These factors include significant business, economic and competitive uncertainties and contingencies. Cardio developed these projections based upon assumptions with respect to future business decisions and conditions that are subject to change, including Cardio’s execution of its strategies and product development, as well as growth in the markets in which it currently operates and proposes to operate. As a result, Cardio’s actual results may materially vary from the projections set out below. See also “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

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The key elements of the projections provided by Cardio’s management team to MANA are summarized in the table below with specific assumptions immediately following the table:

Projected Financial Metrics:

	Q2-Q4 2022E	FY 2023E	FY 2024E	FY 2025E	FY 2026E

Total Revenue	$784,250	$5,151,000	$11,902,000	$63,870,000	$105,222,000
Cost of Goods Sold (COGS)	$470,550	$3,090,600	$7,141,200	$38,322,000	$63,133,200
Gross Profit	$313,700	$2,060,400	$4,760,800	$25,548,000	$42,088,800
Total Operating Expenses	$2,462,445	$7,050,000	$11,250,000	$19,850,000	$27,350,000
Operating Profit	($2,148,745)	($4,989,600)	($6,489,200)	$5,698,000	$14,738,800
EBIT**	($2,148,745)	($4,989,600)	($6,489,200)	$5,698,000	$14,738,800
Income Taxes	—	—	—	$1,196,580	$3,095,148
Net Income	($2,148,745)	($4,989,600)	($6,489,200)	$4,501,420	$11,643,652
Depreciation & Amortization	$12,000	$16,000	$16,000	$16,000	$16,000
Change in Working Capital	($871,280)	($782,490)	($449,880)	$3,656,160	$2,712,240
Free Cash Flow **	($1,265,465)	($4,191,110)	($6,023,320)	$861,260	$8,947,412
**	EBIT and Free Cash Flow are non-GAAP financial measures and are presented herein in an addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or as alternative to cash flows from operating activities as a measure of liquidity.

We caution investors that amounts presented in accordance with Cardio’s definitions of EBIT and Free Cash Flow may not be comparable to similar measures disclosed by other issuers because not all issuers calculate non-GAAP measures in the same manner.

The above financial metrics were included in Cardio’s forecasts that were provided to Benchmark solely for purpose of rendering its fairness opinion, which opinion is materially related to the Business Combination. Further, the forecasts are disclosed in this proxy statement in order to comply with Item 1015 of Regulation M-A regarding disclosure of Benchmark’s analyses or substantive work. Accordingly, consistent with SEC guidance, the metrics provided to Benchmark for purpose of rendering its fairness opinion are not deemed to be non-GAAP financial measures requiring reconciliation to GAAP and/or other additional disclosures.

Assumptions Utilized for the Projected Financial Metrics Table

The projections regarding Cardio’s future performance reflect and consider numerous material estimates and assumptions made by Cardio management and believed to be reasonable with respect to expected future financial performance. Generally, Cardio’s projected revenue is based on a variety of operational assumptions, including, the timing of development and commercialization of its products, population size and growth, level of product awareness with health care professionals, and pricing and payer mix. Further, projected gross profit is driven by the projected revenue and corresponding costs related to the delivery of its initial product, including salaries and benefits for product support and patient services and related overhead costs.

In connection with the preparation of the unaudited prospective financial information, Cardio’s management team considered various material assumptions, including but not limited to, the following:

•	Assumptions relating to future product development and product launch timelines;
•	Assumptions relating to sales and marketing performance, marketing channels, investment levels and sales and marketing effectiveness based on industry trends;
•	Assumptions relating to time and cost to acquire customers, including conversion rate from lead funnel for various healthcare sub-verticals and onboarding timeline;
•	Assumptions relating to access to continuous working capital;
•	Assumptions relating to the ability to grow customer base, customer retention, purchase volume and recurring purchases;
•	Assumptions relating to payor coverage, including the specific payors, level of coverage, timing of when such coverage is available, the payment amount and the covered products;
•	Assumptions relating to regulatory requirements for current and future products including pursuing FDA premarket authorization to broaden access to our products;
•	Other key assumptions affecting profitability projections include maintaining pricing, maintaining or reducing cost of goods sold and maintaining or increasing gross margin;

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•	Assumptions relating to strategic partnerships for research and development, and sales and marketing across various healthcare sub-verticals;
•	Assumptions relating to key hires including sales and marketing hires and operating costs;
•	Assumptions relating to net proceeds from private placement;
•	Assumptions relating to estimated timing of Closing the Business Combination and receiving the estimated net proceeds of the Business Combination, which at the time of preparing the prospective financial information was expected to close in August of 2022;
•	Assumptions relating to third-party forecasts for industry growth and growth of comparable companies;
•	Market size based on third-party data;
•	Assumptions relating to the continued growth of the US and global healthcare and diagnostics markets;
•	Assumptions relating to an increase in demand for healthcare services driven by the global population growth, and the increasing prevalence of chronic diseases;
•	Assumption that there will not be any material liabilities; and
•	Assumption that there will not be any mergers or acquisitions

The following provides more specificity or detail relative to certain of the above assumptions:

•	Second product for prevalent CHD will be launched as an LDT in the third quarter of fiscal 2022;
•	Many of Cardio’s customers for Epi+Gen CHD will also be customers for the second product;
•	Cardio will raise and have access to the specified yearly operating capital;
•	Cardio will hire at least 3-5 full-time sales and marketing personnel in the next 24 months;
•	Cardio will have payor coverage for products 1 and 2 by 2025;
•	Cardio will receive the necessary FDA approval for products 1 and 2 by 2025 so these tests can be scaled across multiple labs;
•	Traction for its products prior to being reimbursed will be driven by select healthcare sub-verticals: concierge medicine, self-insured employers, health-conscious consumers and providers/organizations at the forefront of innovation; and
•	The margin of the tests is 40%.

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Discounted Cash Flow Analysis

Benchmark performed a discounted cash flow analysis of Cardio to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Cardio was forecasted to generate during the last three quarters of 2022 and calendar years 2023 through 2026. The analysis included the following assumptions:

•	Cardio’s total revenue increasing from approximately $0.8 million in 2022 to $5.2 million in 2023 and increasing to $105.2 million in 2026 (excluding any potential acquisitions); and

•	Cardio having net cash of $10 million at closing.

Benchmark calculated terminal values for Cardio by applying terminal multiples of 2.9x to 4.6x revenue of Cardio’s calendar year 2026. The cash flows and terminal values were then discounted to present value as of May 26, 2022 using discount rates ranging from 21.6% to 25.6%, which were based on an estimate of Cardio’s weighted average cost of capital. This resulted in a range of enterprise value for Cardio between $101.4 million and $187.1 million, and a corresponding range of equity value between $111.4 million and $197.1 million.

Based on Benchmark’s analyses of the estimated equity value of Cardio, the equity value attributable to Mana’s unaffiliated public stockholders (excluding the sponsor of MANA and affiliated stockholders) was estimated to be between $11.30 and 15.40 per share assuming no redemptions, which implies an estimated aggregate equity stake at closing of approximately 42.4% by non-redeeming stockholders, and between $11.90 and $18.20 per share assuming 90% redemptions, which implies an estimated aggregate equity stake at closing of approximately 13.5% by non-redeeming stockholders, compared to a redemption value of $10.00 per share. The estimated equity stakes of non-redeeming stockholders at closing did not include Earnout Shares as the Earnout Shares are contingent on future stock price triggers that equal or exceed $12.50 per share (subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events), a level in excess of the redemption value per share that renders the consideration being fair to non-redeeming stockholders from a financial point of view.

Other MANA Considerations

The Board of Directors focused its analysis on whether the Business Combination is likely to generate a return for MANA’s stockholders that is greater than if the trust were to be liquidated. Our Board of Directors unanimously concluded that the Merger Agreement with Cardio is fair to and in the best interests of the MANA stockholders. See “The Business Combination Proposal — Basis for MANA Board of Directors’ Recommendation — Fairness Opinion.”

Satisfaction of 80% Test

It is a requirement under the Nasdaq rules that the business or assets acquired in MANA’s initial business combination have a fair market value equal to at least 80% of MANA’s assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such initial business combination. As of May 27, 2022, the date of the execution of the Business Combination Agreement, the fair value of marketable securities held in the trust account was approximately $65 million and 80% thereof represents approximately $52 million. In reaching its conclusion that the Business Combination meets the 80% asset test, the Board of Directors reviewed the equity value of Cardio of not less than $111.4 million. In determining whether the equity value described above represents the fair market value of Cardio, the Board of Directors considered all of the factors described in this section and the section of this proxy statement entitled “The Business Combination Proposal — The Merger Agreement” and that the equity value Cardio was determined as a result of arm’s length negotiations. As a result, MANA concluded that the fair market value of the equity acquired was in excess of 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account).

Recommendation of MANA’s Board of Directors

After careful consideration, MANA’s Board of Directors determined that the Business Combination with Cardio is fair to, and in the best interests of, MANA and its stockholders. On the basis of the foregoing, MANA’s Board of Directors has approved and declared advisable the Business Combination and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other Proposals.

MANA’s Board of Directors have interests that may be different from, or in addition to your interests as a stockholder. See “The Business Combination Proposal — Interests of Certain MANA-Related Persons in the Business Combination” for further information.

Interests of Certain MANA-Related Persons in the Business Combination

When you consider the recommendation of MANA’s Board of Directors in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that MANA’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•        If the proposed Business Combination is not completed by August 26, 2022 or the date that is 21 months from the closing of the Initial Public Offering, if extended beyond August 26, 2022 in monthly increments up to 12 monthly extensions (such date, as may be extended, the “Business Combination Closing Deadline”), the 1,625,000 Sponsor Shares held by MANA’s Sponsor and its current independent directors (Mr. Allan Liu and Ms. Loren Mortman) (the Sponsor and both independent directors may be referred to herein as the “initial stockholders” of MANA), which were initially acquired by the Sponsor prior to the Initial Public Offering for an aggregate purchase price of $25,000, will be worthless. As disclosed above, MANA has previously extended the Business Combination Closing Deadline on one occasion to September 26, 2022 and expects that it will further extend the deadline on at least one more occasion. Such MANA Shares had an aggregate market value of $16,315,000 based on the closing price of MANA Shares of $10.04 on the Nasdaq Global Market as of September 27, 2022.

•        If the proposed Business Combination is completed, the approximate dollar value of the Sponsor Shares held by the Sponsor and the other initial stockholders in the post-combination company, based on the transaction value would be approximately $16,192,000 (assuming no redemptions by the public stockholders) and approximately $16,205,000 (assuming maximum redemptions).

•        If the proposed Business Combination is completed, the approximate dollar value of the 150,000 Sponsor Shares to be transferred by the Sponsor to Mr. Jonathan Intrater, our chief executive officer, based on the transaction value would be approximately $1,495,800 (assuming no redemptions by the public stockholders) and approximately $1,507,000 (assuming maximum redemptions). Such MANA Shares had an aggregate market value of $1,506,000 based on the closing price of MANA Shares of $10.04 on the Nasdaq Global Market as of September 27, 2022. Further, the approximate dollar value of the 100,000 private warrants that our Sponsor will transfer to Mr. Intrater following the Closing of the Business Combination would be $18,000, based on the closing price of MANA’s Warrants of $0.18 on the Nasdaq Global Market as of September 27, 2022.

•        In each of the above scenarios, the accretion in value of the Sponsor Shares over the purchase price paid by the Sponsor for such shares would result in the Sponsor and other initial stockholders earning a positive rate of return on its investment, which could occur even if other MANA stockholders experience a negative rate of return on their investment in the post- Business Combination company.

•        If the proposed Business Combination is not completed by the Business Combination Closing Deadline, the 2,500,000 Private MANA Warrants purchased by our Sponsor, for a total purchase price of $2,500,000, will be worthless. Such Private MANA Warrants had an aggregate market value of approximately $450,000 based on the closing price of MANA’s Warrants of approximately $0.18 on the Nasdaq Global Market as of September 27, 2022.

•        The exercise of MANA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in MANA’s stockholders’ best interest.

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•        If the Business Combination with Cardio is completed, MANA will designate one member to the Board of Directors of the post Business combination company. Further, it is expected that the director designated by MANA to serve on the board of MANA following the Closing of the Business Combination will receive awards under the MANA 2022 Omnibus Incentive Plan if our stockholders approve the Equity Plan Adoption Proposal.

•        Our chief executive officer, Mr. Intrater, is a managing director at Ladenburg, Thalmann & Co., Inc., the underwriter of our Initial Public Offering. Pursuant to a Business Combination Marketing Agreement we entered into with Ladenburg, Thalmann & Co., Inc. and I-Bankers Securities, Inc., upon the consummation of our Initial Public Offering, we will pay them a business combination marketing fee of 2.5% of the gross proceeds of our Initial Public Offering upon the successful completion of our initial business combination. However, Mr. Intrater will not receive any of the deferred underwriting commissions, business combination marketing fees, or other potential payments to them based on the successful completion of the Business Combination.

•        Directors, officers and founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement.

Interests of Cardio’s Directors and Officers in the Business Combination

Stockholders should keep in mind that certain members of the Cardio Board and executive officers of Cardio have interests in the Business Combination that are different from, or in addition to, those of Cardio’s stockholders. The Cardio Board was aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Business Combination and in recommending to Cardio stockholders that they vote to approve the Merger. These interests include, among other things:

•        Certain members of the Cardio Board and executive officers of Cardio are expected to become directors and/or executive officers of Company upon the consummation of the Business Combination. Specifically, the following individuals who are currently executive officers of Cardio are expected to become executive officers of the Company upon the consummation of the Business Combination, serving in the offices set forth opposite their names below.

Name	Position
Warren Hosseinion, MD	Non-Executive Chairman of the Board
Meeshanthini (Meesha) Dogan, PhD	Chief Executive Officer
Robert (Rob) Philibert, MD PhD	Chief Medical Officer
Elisa Luqman, J.D., MBA	Chief Financial Officer
Timur Dogan, PhD	Chief Technology Officer
Khullani Abdullahi, J.D.	Vice President of Revenue and Strategy

In addition, the following individuals who are currently members of the Cardio Board are expected to become directors of Company’s board upon the consummation of the Business Combination: Warren Hosseinion, MD (Non-Executive Chairman of the Board), Meeshanthini Dogan, PhD and Robert Philibert, MD PhD See “Management of the Company After the Business Combination.”

•	Cardio is party to employment agreements with its executive officers that become effective upon the consummation of the Business Combination and that, among other things, provide for certain severance benefits. See “Cardio’s Executive Compensation” and “Management of the Company After the Business Combination.”
•

Cardio’s Board of Directors has determined that it is in Cardio’s best interests to award cash performance incentive payments to certain Cardio executive officers and directors in recognition of each such individual’s efforts required in connection with: (i) successfully completing the private placements of Cardio’s common stock in 2022, and (ii) since May 27, 2022, assisting in the preparation and filing with the SEC of the registration statement on Form S-4 of which this prospectus forms a part, together with the amendments thereto, responding to comments thereon made by the SEC applicable to Cardio, facilitating the completion of the SEC’s review thereof, including assisting in seeking to cause the registration statement to be declared effective, and handling numerous other matters incidental to consummating the Business Combination pursuant to the Merger Agreement. The Board has awarded an aggregate of $650,000 in performance incentive payments to Warren Hosseinion, Meeshanthini (Meesha) Dogan, Robert Philibert and Elisa Luqman. These payments are contingent upon, are not payable before, and will be payable promptly following the consummation of the Business Combination. See “Management of the Company after the Business Combination – Employment Arrangements with the Company’s Executive Officers.”

•	Cardio intends to enter into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the proposed Amended and Restated Certificate of Incorporation and the Company’s Bylaws. See “Management of the Company After the Business Combination—Limitation on Liability and Indemnification of Officers and Directors.”

•	Members of the Cardio Board and the executive officers of Cardio beneficially own, directly or indirectly, shares of Cardio common stock and will be entitled to receive the Merger Consideration contemplated by the Merger Agreement upon the consummation of the proposed Business Combination. In addition, all outstanding Cardio options will be assumed by the Company upon consummation of the Business Combination. In May 2022, 511,843 of the 513,413 options outstanding under Cardio’s equity incentive plan were granted to Cardio’s executive officers and directors. Those options will vest and become immediately exercisable upon consummation of the proposed Business Combination. See “Securities Ownership of Certain Beneficial Owners and Management of Cardio.”

In addition, certain members of the Cardio Board and executive officers of Cardio beneficially own options to purchase shares of Cardio Common Stock, which options will be assumed by the combined company upon consummation of the Business Combination. The treatment of such equity awards in connection with the Business Combination is described in the section entitled “The Merger Agreement—Consideration.” See “Beneficial Ownership of Securities,” “Cardio’s Executive Compensation” and “Management of the Company After the Business Combination.”

The ownership of equity by Cardio’s current executive officers and non-employee director as of the Record Date is set forth in the table below.

Name	Shares	Vested Stock Options	Unvested Stock Options(1)
Executive Officers
Meeshanthini (Meesha) Dogan	460,000	0	200,000
Robert (Rob) Philibert(2)	466,300	0	150,000
Elisa Luqman	16,800	0	50,000
Timur Dogan	31,922	0	11,843
Khullani Abdullahi	4,220	0	0
Non-Employee Director
Warren Hosseinion	33,650	0	100,000

___________

(1)	All options will vest and become immediately exercisable in full upon closing of a merger transaction with a public company.
(2)	Shares are held of record by BD Holdings, Inc., a corporation controlled by Dr. Philibert.

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Anticipated Accounting Treatment

The Business Combination will be treated by MANA as a “reverse merger” in accordance with GAAP. For accounting purposes, Cardio is considered to be acquiring MANA in this transaction. Therefore, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Cardio is issuing stock for the net assets of MANA. The net assets of MANA will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of MANA will show the consolidated balances and transactions of MANA and Cardio as well as comparative financial information of Cardio (the acquirer for accounting purposes).

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976.

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THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement, as amended, in its entirety for a more complete description of the terms and conditions of the Business Combination.

Acquisition of Cardio; Consideration

Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Cardio will become a wholly-owned subsidiary of MANA. The consummation of the transactions contemplated by the Merger Agreement are referred to collectively as the Business Combination. Merger Sub will merge with and into Cardio with Cardio surviving the merger.

At the Effective Time, each share of capital stock of Cardio issued and outstanding immediately prior to the Effective Time (including shares resulting from the conversion or exercise of equity rights, warrants and options of Cardio prior to the Effective Time) shall be canceled and converted into (i) the right to receive a number of MANA Shares equal to the product obtained by multiplying the shares of Cardio by Exchange Ratio, and (ii) the contingent right to receive a portion of the Earnout Shares in accordance with the provisions of Merger Agreement.

Each Cardio Option and each Cardio Warrant that is outstanding immediately prior to the effective time of the Closing, will be converted into an option or warrant, as the case may be, to purchase a number of shares of MANA Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of MANA Shares subject to such option or warrant immediately prior to the Effective Date; and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such option or warrant, as the case may be, immediately prior to the effective time of the Effective Date divided by (B) the Exchange Ratio.

The former stockholders of Cardio will receive shares of Common Stock of MANA. Assuming that the aggregate closing Merger Consideration value at the time of the Business Combination is $101,702,354, the maximum number of MANA Shares that may be issued to the Cardio security holders is 6,452,076 MANA Shares, including 101,702 MANA Shares to be issued to the holder of Cardio equity rights that are expected to be exercised in connection with the Business Combination, but excluding the contingent right to receive up to 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes. In addition, holders of Cardio options and warrants would receive, respectively, approximately 1,656,383 options to purchase MANA Shares and approximately 2,061,773 warrants to purchase MANA shares. These calculations are based on the definition of “Aggregate Closing Merger Consideration” means a number of shares of MANA common stock equal to the quotient of (a) the Aggregate Closing Merger Consideration Value divided by (b) $10.00, where the “Aggregate Closing Merger Consideration Value” is equal to result of (a) $75,000,000, plus (b) the aggregate exercise price of outstanding Cardio options and warrants, plus (c) the amount held by which the Company closing cash exceeds $500,000 (for purposes of these assumptions, using $8,900,000 as the closing cash balance, Cardio’s cash balance on October 3, 2022), minus (d) the amount by which the Company’s closing net debt exceeds $500,000. Based on the foregoing assumptions, the Exchange Ratio, as defined in the Merger Agreement (the “Exchange Ratio”) is 3.226. However, in accordance with the terms of the Merger Agreement, in the event that the Company Closing Cash or Closing Net Debt of Cardio is different from the assumptions stated above and/or Cardio’s capital structure prior to the Effective Time of the Closing changes, the allocation of the MANA Shares issuable to the Cardio security holders will change. The number of MANA Shares that each Cardio stockholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Cardio held by such stockholders by the Exchange Ratio (as defined in the Merger Agreement). Further, of the MANA Shares actually to be delivered at Closing, a total of 800,000 shares of Common Stock will be placed in escrow for a period of up to 36 months to provide for indemnification claims which may be brought by MANA. In the event that the factors described above under the definition of Aggregate Closing Merger Consideration is different from the assumptions stated above and/or Cardio’s capital structure prior to the Effective Time of the Closing changes, the allocation of the MANA Shares issuable to the Cardio security holders will change.

A portion of the total Merger Consideration is subject to an Earnout Period. Upon certain triggering events that occur during the Earnout Period, Cardio stockholders who are members of the “Stockholder Earnout Group,” as defined in the Merger Agreement, are entitled to receive up to an additional 1,000,000 Earnout Shares. The Earnout Shares may be released upon the following triggering events after the Closing of the Business Combination. The triggering events that will result in the issuance of the Earnout Shares during the Earnout Period are the following:

(i)       one-quarter of the Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth (4th) anniversary of the Closing, the VWAP of shares of Mana Shares equals or exceeds $12.50 per share, subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events, for thirty (30) of any forty (40) consecutive trading days commencing after the closing on the Nasdaq Global Market;

(ii) in addition to the issuance of Earnout Shares contemplated by the immediately preceding clause (i), an additional one-quarter of the Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth (4th) anniversary of the Closing the VWAP of Mana Shares equals or exceeds $15.00 per share, subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events, for thirty (30) of any forty (40) consecutive trading days commencing after the closing on the Nasdaq Global Market;

(iii) in addition to the issuance of Earnout Shares contemplated by the immediately preceding clauses (i) and (ii), an additional one-quarter of the Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth (4th) anniversary of the Closing the VWAP of shares of Mana Shares equals or exceeds $17.50 per share, subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events, for thirty (30) of any forty (40) consecutive trading days commencing after the closing on the Nasdaq Global Market; and

(iv) in addition to the issuance of Earnout Shares contemplated by the immediately preceding clauses (i), (ii) and (iii), an additional one-quarter of the Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a pro rata basis if, on or prior to the fourth (4th) anniversary of the Closing the VWAP of shares of Mana Shares equals or exceeds $20.00 per share, subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events, for thirty (30) of any forty (40) consecutive trading days commencing after the closing on the Nasdaq Global Market.

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Assuming there are no redemptions of our public shares, that Cardio’s closing cash at the time of the Business Combination is $8,900,000 (Cardio’s cash balance on October 3, 2022) and its closing net debt at the time of the Business Combination is $0, the aggregate exercise prices of the Cardio options and warrants is $18,302,354, that Cardio has raised total gross proceeds of $10 million in private placements in 2022, MANA will issue the Cardio security holders and the holder of Cardio equity rights 6,452,076 MANA Shares (excluding the contingent right to 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes), assume options to acquire approximately 1,656,383 MANA Shares to the holders of Cardio options, assume warrants to acquire approximately 2,061,773 MANA Shares to the holders of Cardio warrants, assume equity rights granted by Cardio and have an aggregate of approximately 15,505,647 shares issued and outstanding. The following presentation also gives effect to the issuance of MANA Shares upon the conversion of the MANA Rights but does not include any MANA Shares which may be issued upon exercise of 3,250,000 public warrants or 2,500,000 warrants issued to the Sponsor. Of such amount, it is anticipated that upon completion of the Business Combination, the ownership of the issued and outstanding shares of MANA Common Stock of the post-Merger company will be as follows:

•        MANA public stockholders (which excludes our Sponsor) will own 6,500,000 MANA common shares, which will represent approximately 41.9% of our common shares;

•        Our Sponsor, officers and directors will own 1,625,000 MANA common shares, which will represent approximately 10.5% of our common shares;

•        Our holders of MANA Rights will own 928,571 MANA common shares, which will represent approximately 6.0% of our common shares; and

•        Cardio former stockholders will own approximately 6,452,076 MANA common shares (excluding the Earnout Shares), which will represent approximately 41.6% of our common shares.

Assuming (i) redemption by holders of 5,999,999 shares of MANA’s common stock (based upon no redemptions by our Sponsor, officers or directors and maintaining a number of shares to maintain at least $5,000,001 in assets at a value of $10.00 per share), that Cardio’s closing cash at the time of the Business Combination is $8,900,000 (the cash balance on October 3, 2022) and its closing net debt at the time of the Business Combination is $0, the aggregate exercise prices of the Cardio options and warrants is $18,302,354, that Cardio has raised total gross proceeds of $10 million in private placements in 2022, MANA will issue the Cardio security holders and the holder of Cardio equity rights 6,452,076 MANA Shares (excluding the contingent right to 1,000,000 Earnout Shares and shares issuable upon conversion of the Extension Notes), assume options to acquire approximately 1,656,383 MANA Shares to the holders of Cardio options, assume warrants to acquire approximately 2,061,773 MANA Shares to the holders of Cardio warrants, assume equity rights granted by Cardio and have an aggregate of approximately 9,505,648 shares issued and outstanding. The following presentation also gives effect to the issuance of MANA Shares upon the conversion of the MANA Rights but does not include any MANA Shares which may be issued upon exercise of 3,250,000 public warrants or 2,500,000 warrants issued to the Sponsor. Of such amount, it is anticipated that upon completion of the Business Combination, the ownership of the issued and outstanding shares of MANA common stock of the post-Merger company will be as follows:

•        MANA public stockholders (which excludes our Sponsor) will own 500,001 MANA common shares, which will represent approximately 5.2% of our common shares;

•        Our Sponsor, officers and directors will own 1,625,000 MANA common shares, which will represent approximately 17.1% of our common shares;

•        Our holders of MANA Rights will own 928,571 MANA common shares, which will represent approximately 9.8% of our common shares; and

•        Cardio former stockholders will own approximately 6,452,076 MANA common shares (excluding the Earnout Shares and shares issuable upon conversion of the Extension Notes), which will represent approximately 67.9% of our common shares.

The ownership percentages with respect to the post-Business Combination company set forth above do not take into account:

(a)    shares underlying issued and outstanding MANA Warrants issued in our IPO that will remain outstanding immediately following the Business Combination;

(b)    shares underlying the Private Warrants held by our Sponsor; and

(c)    options to acquire an aggregate of approximately 1,656,383 shares of MANA Common Stock which will be issued to holders of Cardio options in connection with the Closing of the Business Combination and warrants to acquire an aggregate of approximately 2,061,773 shares of MANA Common Stock which will be issued to holders of warrants prior in connection with the Closing of the Business Combination.

After giving effect to the conversion of our outstanding rights into 928,571 MANA shares, all securities, ownership and voting control of our Sponsor, officers and directors will be as follows:

	Assuming No Redemptions(1)			Assuming Maximum Redemptions(2)
	Shares	Ownership %(3)	Voting %(3)	Shares	Ownership %(3)	Voting %(3)
Sponsor and affiliates(4)	1,625,000	10.5%	10.5%	1,625,000	17.1%	17.1%

____________

(1) This presentation assumes no additional holders of our common stock exercise their redemption rights with respect to their redeemable common stock upon the Closing.

(2)  This presentation assumes the maximum redemption of our public shares to maintain at least $5,000,001 million in assets in our trust account).

(3)  Percentage calculations do not give effect to the (A) exercise of: (i) 3,250,000 public warrants, (ii) 2,500,000 private placement warrants, (iii) 1,656,383 options to be issued to Cardio employees, and (iv) 2,061,773 warrants held by Cardio warrant holders, and (B) the issuance of the Earnout Shares and shares issuable upon conversion of the Extension Notes.

(4)  Holdings of the listed category of stockholder consists of the sponsor shares held by the Sponsor and our current officers and directors but exclude the 2,500,000 shares issuable upon exercise of the private warrants held by the Sponsor.

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The numbers of MANA Shares and percentage interests set forth above are based on a number of additional assumptions, including that Cardio does not issue any additional equity securities prior to the Business Combination and that its closing cash is $8,900,000 (the cash balance on October 3, 2022). If the actual facts are different than these assumptions, the percentage ownership and percentage of voting power retained by our public stockholders following the Business Combination will be different.

The number of MANA Shares to be issued at Closing is based upon a valuation of $75,000,000, subject to adjustment for Cardio’s closing net debt, closing cash and factors described in the Merger Agreement. See “General Description of the Business Combination” on page 70 above and “Conduct Prior to Closing; Covenants” below at page 92.

As a condition to the Merger Agreement, Cardio agreed to provide MANA with funds sufficient to pay the deposit required to extend the existence of MANA after August 26, 2022, if the proposed Business Combination has not closed by that date. In the event that any delay in the SEC declaring the Form S-4/Proxy Statement effective or the MANA’s stockholder meeting must be scheduled beyond the initial expiration date of MANA, MANA shall have the right to effect one or more one-month extensions of corporate duration, and Cardio shall, upon the request of MANA, advance to MANA the necessary extension fees of $216,667 per monthly extension (as provided for in the Amended and Restated Certificate of Incorporation of MANA) by wire transfer of immediately available funds. Such advance(s) shall be evidenced by the issuance of one or more promissory notes, which notes will be repaid for the benefit of the stockholders of MANA upon the consummation of the Business Combination as described elsewhere in this proxy statement; provided, however, in the event of the termination of the Merger Agreement, in some circumstances, MANA shall promptly repay to Cardio the full amount of such advances.

The parties agreed that immediately following the Closing of the Business Combination, MANA’s board of directors will consist of no more than seven directors, one of which will be designated by MANA and six of which will be designated by Cardio. The following persons will serve as directors of MANA following Closing: Warren Hosseinion, MD, Meeshanthini (Meesha) Dogan, PhD, Robert (Rob) Philibert, MD PhD, Brandon Sim, Stanley Lau, MD, Oded Levy and James Intrater.

Additionally, as part of the merger of Merger Sub with and into MANA, the corporate name of MANA will be changed from MANA Capital Acquisition Corp. to Cardio Diagnostics Holdings Inc.

The Potential PIPE Investment

The Company and Cardio are seeking to conduct an additional PIPE of $3 million following the Closing the Business Combination in support of efforts to enter into a strategic business relationship. It is expected that the $3 million sought to be raised in this financing will be supportive of, but is not necessary to, the business plans of Cardio, for the period commencing with the Closing through the end of 2023. The Company has been advised that $3 million is the cash amount that the potential strategic counterparty has proposed and is presently considering investing in the combined entity and reflects the potential opportunity that the potential strategic counterparty envisages from such a strategic business relationship.

Stockholder Approval

Prior to the consummation of the Business Combination, the holders of a majority of MANA’s common stock attending a stockholder’s meeting, in person or by proxy (at which there is a quorum), must approve the transactions contemplated by the Merger Agreement (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, MANA must call a special meeting of its common stockholders and must prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all stockholders entitled to vote at the meeting. Under the terms of the Merger Agreement, MANA also agreed to obtain stockholder approval for the Charter Amendment Proposal (Proposal No. 2), the Equity Plan Adoption Proposal (Proposal No. 3), the Nasdaq 20% Proposal (see Proposal No. 4), and the Director Election Proposal (Proposal No. 5). This proxy statement is intended to satisfy the information requirements under Schedule 14A for each of these proposals.

Representations and Warranties under the Merger Agreement

In the Merger Agreement, Cardio (on behalf of itself and its subsidiaries) and the Shareholders’ Representative made certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Cardio and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) Compliance and governmental authorization; (d) absence of conflicts; (e) capital structure; (f) accuracy of charter and organizational documents; (g) accuracy of corporate records; (h) complete and correct list of assumed names; (i) proper ownership, corporate power and authority of subsidiaries; (j) required consents and approvals; (k) financial information; accurate books and records; (l) absence of certain changes or events; (m) title to assets and properties; (n) Litigation; (o) material contracts; (p) licenses and permits; (q) compliance with laws, including those relating to foreign corrupt practices and money laundering; (r) ownership of intellectual property; (s) suppliers; (t) accounts receivable and payables; (u) Pre-payments; (v) employees; (w) employment and labor matters and related party matters; (x) withholding; (y) employee benefits and compensation; (z) other customary representations and warranties.

In the Merger Agreement, MANA and Merger Sub made certain representations and warranties relating to, among other things: (a) proper corporate organization and power; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) government authorization; (d) absence of conflict; (e) compliance; (f) duly issuance of Merger Consideration; (g) capital structure; (h) board approval; (i) compliance with SEC filing requirements; (j) absence of certain changes or events; (k) litigation; (l) tax matters; (m) absence of brokers and finders except for those disclosed; (n) other customary representations and warranties.

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Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of MANA and Cardio, including, among others, the following:

•        Cardio has agreed to

(i)     conduct its business in the ordinary course of business and in a manner consistent with past practice, and to timely file all tax returns and pay all taxes and observe and conform in all material respects to all applicable laws;

(ii)     use its commercially reasonable efforts to preserve substantially intact the business organization of Cardio and its subsidiaries, to keep available the services of the current officers, key employees and consultants and to preserve the current relationships with customers, suppliers and other persons with significant business relations;

(iii)   not, and to cause each subsidiary not to, between the date of the Merger Agreement and the Effective Time or the earlier termination of the Merger Agreement, without the prior written consent of MANA (a) amend or change its certificate of incorporation or other organizational documents; (b) issue, sell, pledge, or dispose of securities and material assets, (c) pay any dividend or distribution; (d) acquire any business organization in an amount in excess of $250,000 or incur any indebtedness in excess of $250,000, (e) other customary restrictions;

(iv)   enter into non-compete and non-solicit agreements with certain directors and officers pursuant to which they will agree to certain non-compete and non-solicit provisions; and

(v)   enter into lockup agreements with certain of its existing security holders pursuant to which the newly acquired MANA Shares shall be subject to a lock-up in accordance with the terms and conditions in the lock-up Agreement.

•        MANA has agreed to:

(i)     operate its business in the ordinary course prior to the Closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of Cardio;

(ii)     prepare and present to its board of directors, a long-term incentive plan for service providers and its subsidiaries that initially reserves 3,265,516 shares of its common shares. The equity incentive plan shall be adopted by MANA’s board of directors prior to the Closing; and

(iii)   use its reasonable best efforts to keep its units, common stock, rights and warrants listed for trading on the Nasdaq Stock Market.

Conditions to Closing

General Conditions

Pursuant to the terms of the Merger Agreement, the obligation of MANA and Cardio to consummate the Business Combination is conditioned on, among other things: (a) the absence of any order, stay, judgment or decree by any government agency restraining or prohibiting or imposing any condition on the Closing of the Business Combination; (b) all necessary governmental approvals having been obtained; (c) the absence of any litigation brought by a governmental agency seeking to enjoin or otherwise restrict the consummation of the Business Combination; (d) MANA’s listing application for the combined companies with the Nasdaq Global Market in connection with the transactions contemplated by the Merger Agreement shall have been approved, immediately following the Closing and MANA, on a combined basis, shall satisfy any applicable initial and continuing listing requirements of the Nasdaq Global Market and MANA shall not have received any notice of non-compliance therewith; (e) the MANA Shares shall have been approved for continued listing on the Nasdaq Global Market, subject to completion of the Business Combination; (f) the MANA stockholders have approved the Equity Incentive Plan Proposal; (g) each of the directors and officers of MANA shall provide their resignations effective at Closing, and the proposed new directors of the Purchaser shall have been appointed; and (i) each of MANA and Cardio shall have obtained the approval of its respective stockholders.

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Cardio’s Conditions to Closing

The obligations of Cardio to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

•        MANA complying in all material respects with all of its obligations required to be performed pursuant to the covenants in the Merger Agreement;

•        MANA Shares, after giving effect to the Business Combination, continue to remain accepted for listing and trading upon the Nasdaq Stock Market; and

•        All of the representations and warranties of MANA contained in the Merger Agreement and in any certificate delivered in connection with Closing, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Merger Agreement), shall be true and correct.

MANA’s Conditions to Closing

The obligations of MANA to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

•        There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a material adverse effect on Cardio;

•        Cardio shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

•        All of the representations and warranties of Cardio contained in the Merger Agreement and in any certificate delivered in connection with Closing, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Merger Agreement), shall be true and correct;

•        Cardio shall have delivered to MANA executed (i) payoff letters for all indebtedness, expenses and other liabilities of itself and each of its subsidiaries that remain unpaid as of immediately prior to the Closing, and (ii) any required consents to the transactions contemplated hereunder under any material contracts, leases or permits;

•        MANA shall have received executed employment agreements from certain members of Management of Cardio;

•        MANA shall have received executed non-compete agreements restrict their ability to compete against the businesses of the combined companies for up to three years following the Closing;

•        Each of the Lock-up Agreement, and Escrow Agreement shall have been duly executed and delivered by each party thereto other than MANA;

•        Cardio shall have available capital in an amount sufficient for the purposes of paying its indebtedness and to provide for sufficient working capital; and

•        Cardio shall have consummated sales of at least $4,500,000 of its securities in a private placement.

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Lock-up Agreements

In connection with the Closing, certain of the Cardio stockholders will agree, subject to certain customary exceptions and to the extent the public float requirements of the Nasdaq Stock Market are met, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of MANA Common Stock held by them (the “Lock-up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 6 months after the Closing Date (the “Lock-Up Period”).

Indemnification

 In connection with the Business Combination, MANA, the Shareholders’ Representative on behalf of the stockholders of Cardio, and MANA’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), will enter into an indemnification escrow agreement for the escrow of the 800,000 indemnification escrow shares (the “Escrow Shares”) to be deposited for a period of up to thirty-six (36) months after the Closing Date to satisfy any potential indemnification claims pursuant to the Merger Agreement. As provided for in the Merger Agreement, from and after the Closing, those Cardio stockholders who receive Merger Consideration under the Merger Agreement shall indemnify and hold harmless MANA against and in respect of specified actual and direct losses incurred or sustained by MANA as a result of: (a) any breach of any of Cardio’s representations and warranties set forth in the Merger Agreement (as modified by the Cardio disclosure schedule to the Merger Agreement); (b) any breach of any covenants or obligations of Cardio contained in the Merger Agreement to be performed prior to the Closing; and (c) certain additional losses as specified in the Merger Agreement. The indemnification to which MANA is entitled from the Escrow Participants (as defined in the Merger Agreement) pursuant to the Merger Agreement shall be effective so long as it is asserted prior to the expiration of the 24-month anniversary of the Closing date, except for certain claims that may be asserted prior to the expiration the 36-month anniversary of the Closing date. The Escrow Shares shall serve as MANA’s exclusive security for the indemnification obligations under the Merger Agreement. Of the Escrow Shares, 750,000 shares shall provide security for general indemnification claims for which the survival period is 24 months and 50,000 shares shall provide security for certain specified losses (referred to as the “Supplemental Indemnified Matters”) and for which the survival period is 36 months.

Notwithstanding anything in the Merger Agreement to the contrary:

•        MANA’s sole and exclusive remedy for all indemnifiable losses under the Merger Agreement shall be the recovery of a number of MANA Shares from the Escrow Shares having a value equal to the losses that have been finally determined to be owing to MANA in accordance with the Merger Agreement (at an assumed value equal to $10.00 per share (the “Escrow Share Value”)), subject to the Indemnifiable Loss Limit (as defined below).

•        Except for the Supplemental Indemnified Matters, the maximum liability of the indemnifying persons under the Merger Agreement or otherwise in connection with the transactions contemplated by the Merger Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”).

•        Except for the Supplemental Indemnified Matters, MANA shall not be entitled to indemnification unless and until the aggregate amount of losses is at least $375,000, at which time, subject to the Indemnifiable Loss Limit, MANA shall be entitled to indemnification for any losses above such threshold.

•        Except for the Supplemental Indemnified Matters, the indemnifying persons shall have no liability or obligation to indemnify MANA under the Merger Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to MANA or any of its representatives or disclosed in the information set out in any schedule to the Merger Agreement.

•        Nothing in the Merger Agreement (i) limits the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent MANA from bringing an action for fraud (with scienter) against the Person who committed such fraud (with scienter) or (iii) limit the right of any person or entity to pursue remedies under any other agreement entered into in connection with the transactions contemplated by the Merger Agreement against the parties thereto.

The indemnification to which MANA is entitled from the Escrow Participants pursuant to the Merger Agreement for losses shall be effective so long as it is asserted prior to the expiration of the 24 month anniversary of the Closing date (or 36 month period for the Supplemental Indemnified Matters) (the “Survival Period”); provided, that in the event that any indemnification notice shall have been given by MANA in accordance with the provisions of the Merger Agreement prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnification Notice shall survive solely for purposes of resolving any such claims.

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Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the Closing by:

•        the mutual written agreement of Cardio and MANA;

•        MANA or Cardio, in the event a governmental authority shall have issued an order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order is final and non-appealable.

•        MANA or Cardio, if the Effective Time shall not have occurred prior to December 23, 2022 (the “Outside Date”), so long as the party terminating the Merger Agreement is not directly or indirectly in breach of the Merger Agreement and such breach is not the principal cause of the failure to Close before the Outside Date. Cardio may extend the Outside Date for a three (3) month period if all of the conditions to Closing, other than the conditions set forth in Section 9.1(d), Section 9.1(f) and Section 9.1(g) of the Merger Agreement and, as a direct result of the failure to satisfy the conditions set forth in Section 9.1(g), Section 9.1(a) and Section 9.1(b) of the Merger Agreement, shall have been satisfied or shall be capable of being satisfied at such time, or, to the extent permitted by applicable Law, shall have been waived.

•        MANA, if Cardio amends, changes or modifies or seeks to amend, change or modify its disclosure schedules, financial statements or projections delivered to MANA in accordance with the Merger Agreement and such amendment, change or modification will constitute a material adverse change.

•        MANA or Cardio, if the Stockholders Meeting is held and it has concluded that its stockholders have not approved the Business Combination or any of the other proposals under consideration at the Stockholders Meeting.

•        MANA or Cardio, if the required number of shares held by Cardio stockholders fail to approve the Business Combination.

•        MANA, if: (i) Cardio shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.2 of the Merger Agreement impossible; and (ii) such breach shall not be cured within thirty (30) days following receipt by Cardio of a written notice from MANA describing in reasonable detail the nature of such breach.

•        Cardio, if: (i) MANA shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.3 of the Merger Agreement impossible; and (ii) such breach shall not be cured within thirty (30) days following receipt by MANA of a written notice from Cardio describing in reasonable detail the nature of such breach.

The Merger Agreement further provides, that other than with respect to the failure of (1) the SEC to provide to MANA notice of no further comments to its proxy statement or (2) MANA to comply with its obligation to take all necessary actions to extend its corporate existence as described in the Merger Agreement, in the event that (i) the Closing does not take place on or prior to the Outside Date (or a later date as may be extended by MANA’s board and/or its stockholders) due to any delay caused by or any reason directly attributable to Cardio or its subsidiaries, (ii) Cardio does not obtain the approval of the Business Combination by the required number of Cardio stockholders or (ii) there is a valid and effective termination of this Agreement by MANA as a result of any breach of the Merger Agreement by Cardio, but only if such breach does or would constitute a material adverse effect, then Cardio shall pay to MANA a break-up fee in cash equal to $3,000,000.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which are filed as Annex A hereto. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Except as described above, no consideration was paid by MANA in connection with the agreements described above.

The existence of financial and personal interests of one or more of MANA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of MANA and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of MANA’s Directors and Officers in the Business Combination” for a further discussion.

Vote Required for Approval

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the MANA Shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

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PROPOSAL NO. 2
THE CHARTER AMENDMENT PROPOSAL

Overview

In connection with the Business Combination, we are asking our stockholders to approve the adoption of the proposed amendment to our Amended and Restated Certificate of Incorporation, substantially in the form attached to this proxy statement as Annex B, to be effective upon the consummation of the Business Combination. If the Business Combination and the Charter Amendment Proposal are approved, we would amend our current Amended and Restated Certificate of Incorporation to reflect the matter described in this Proposal.

Comparison of Current Charter to Proposed Charter

The following is a summary of the only change effected by the proposed amendment (the “Charter Amendment”) relative to the current Amended and Restated Certificate of Incorporation. This summary is qualified in its entirety by reference to the full text of the proposed charter, substantially in the form included as Annex B to this proxy statement.

•        to change the name of the new public entity to “Cardio Diagnostics Holdings, Inc.” from “Mana Capital Acquisition Corp.”

Reasons for the Approval of the Charter Proposal

In the judgment of the Board, the proposed Charter Amendments are necessary to address the needs of the post-combination company. In particular, the name of the new public entity is desirable to reflect the business of the post-combination company.

Vote Required for Approval

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon at the special meeting. Abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal.

The Charter Amendment Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Charter Amendment Proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE CHARTER AMENDMENT PROPOSAL.

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PROPOSAL NO. 3
THE EQUITY PLAN ADOPTION PROPOSAL

The Board of Directors is asking stockholders to approve the proposed Mana Capital Acquisition Corp. 2022 Omnibus Incentive Plan (“Omnibus Plan”). The following summary of the Omnibus Plan is qualified in its entirety by the complete text of the Omnibus Plan contained in Annex C.

Overview

Prior to the consummation of the Business Combination, MANA’s board of directors is expected to approve and adopt, subject to MANA stockholder approval, the Omnibus Plan, effective as of and contingent upon the consummation of the Business Combination. The Board of Directors is seeking to reserve, assuming no redemptions of the outstanding public shares, 3,256,383 shares of common stock (approximately 21% of the anticipated shares of MANA common stock issued and outstanding immediately after Closing of the Business Combination on a fully-diluted basis, assuming no redemptions) for issuance pursuant to the Omnibus Plan. Within this reserve, a total of approximately 51% represents options previously granted by Cardio to its officers and employees and assumed by MANA under the Omnibus Plan and the remaining shares under the Omnibus Plan will be available for future awards to be granted under the Omnibus Plan.

Equity compensation is an important component of our future executive, employee and director compensation programs. We believe it aligns employee and director compensation with stockholder interests and motivates participants to achieve long-range goals. Stockholder approval of the Omnibus Plan would permit MANA Shares to be awarded as employee incentive compensation, allowing the Board of Directors to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for our growth. Upon stockholder approval, awards to participants will be made pursuant to the Omnibus Plan. We are seeking stockholder approval to make MANA Shares available for future grants under the Omnibus Plan as described below.

Reasons for the Approval of the Equity Plan Adoption Proposal

Stockholder approval of the Omnibus Plan is necessary in order for us to (1) satisfy the stockholder approval requirements of The Nasdaq Stock Market and (2) grant incentive stock options (“ISOs”) and other awards thereunder. Specifically, approval of the Omnibus Plan will constitute approval of the material terms of the Omnibus Plan pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs. If stockholders do not approve this proposal, the Omnibus Plan will not become effective, and we will not be able to grant equity awards under the Omnibus Plan.

Purpose of the Omnibus Plan

As described more generally above, the purpose of the Omnibus Plan is to:

•        attract and retain persons eligible to participate in the Omnibus Plan;

•        motivate eligible individuals to whom awards under the Omnibus Plan will be granted, who we refer to as the “Participants,” by means of appropriate incentives, to achieve long-range goals;

•        provide incentive compensation opportunities that are competitive with those of other similar companies; and

•        further align Participants’ interests with those of our other stockholders through compensation that is based on MANA Shares.

The Omnibus Plan promotes the long-term financial interest of our company and its subsidiaries, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

We intend to use equity-based compensation granted under our long-term incentive plans as a key element of our executives’ compensation packages, and each year will disclose the prior year grants to and other compensation of our named executive officers in our proxy statement. We believe the Omnibus Plan assists with linking executives’ overall compensation opportunities to the enhancement of long-term stockholder return.

The Omnibus Plan provides for the grant of non-qualified and incentive stock options, full value awards, and cash incentive awards. The flexibility inherent in the plan permits the Board of Directors to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for our industry and to a global company such as ours, given the volatility of the public markets and reactions to economic and world events. Equity compensation, which aligns the interests of executives and our stockholders, is an important tool for the Board of Directors.

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In connection with preparations for the Business Combination, Cardio executed employment agreements as of May 27, 2022 with each person expected to be named an executive officer of the combined entity, which agreements will be effective upon Closing of the Business Combination other than the agreement with Khullani Abdullahi, whose agreement was effective as of May 19, 2022. A maximum total of 1,656,383 shares will be reserved and allocated to Exchanged Options held by current Cardio employees and directors. See “Directors, Executive Officers, Executive Compensation and Corporate Governance.”

General Terms of the Omnibus Plan

The Omnibus Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless otherwise provided by the Board of Directors. The Committee selects the Participants, the time or times of receipt of awards, the types of awards to be granted and the applicable terms, conditions, performance targets, restrictions and other provisions of such awards, to cancel or suspend awards, and to accelerate the exercisability or vesting of any award under circumstances designated by it. The Committee may delegate all or any portion of its responsibilities or powers under the Omnibus Plan to persons selected by it. If the Committee does not exist or for any other reason determined by the Board of Directors, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board of Directors may take any action under the Omnibus Plan that would otherwise be the responsibility of the Committee.

If an award of common stock is settled in cash, the total number of shares with respect to which such payment is made shall not be considered to have been delivered. However, (i) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by MANA to satisfy such withholding obligation shall be considered to have been delivered; (ii) if the exercise price of any option granted under the Omnibus Plan is satisfied by tendering MANA Shares to us (including MANA Shares that would otherwise be distributable upon the exercise of the option), the number of MANA Shares tendered to satisfy such exercise price shall be considered to have been delivered; and (iii) if we repurchase MANA Shares with proceeds received from the exercise of an option issued under the Omnibus Plan, the total number of shares repurchased shall be deemed delivered.

Notwithstanding the minimum vesting limitations described below with respect to options and full value awards, the Committee may grant options and full value awards that are not subject to such minimum vesting provisions. The MANA Shares with respect to which awards may be made under the Omnibus Plan shall be:

•        shares currently authorized but unissued;

•        to the extent permitted by applicable law, currently held or acquired by MANA as treasury shares, including shares purchased in the open market or in private transactions; or

•        shares purchased in the open market by a direct or indirect wholly-owned subsidiary of MANA, and we may contribute to the subsidiary an amount sufficient to accomplish the purchase of the shares to be so acquired.

At the discretion of the Committee, an award under the Omnibus Plan may be settled in cash, MANA Shares, the granting of replacement awards, or a combination thereof; provided, however, that if a cash incentive award is settled in MANA Shares, it must satisfy the minimum vesting requirements related to full value awards.

The Committee may use MANA Shares available under the Omnibus Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of our company or a subsidiary, including the plans and arrangements of our company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving MANA (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust outstanding awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include:

•        adjustment of the number and kind of shares which may be delivered under the Omnibus Plan;

•        adjustment of the number and kind of shares subject to outstanding awards;

•        adjustment of the exercise price of outstanding options; and

•        any other adjustments that the Committee determines to be equitable, which may include, without limitation:

•        replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

•        cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the MANA Shares subject to the option at the time of the transaction over the exercise price.

Except as otherwise provided by the Committee, awards under the Omnibus Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

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Eligibility

All employees and directors of, and consultants and other persons providing services to, MANA or any of its subsidiaries (or any parent or other related company, as determined by the Committee) are eligible to become Participants in the Omnibus Plan, except that non-employees may not be granted incentive stock options.

Options

The Committee may grant an incentive stock option or non-qualified stock option to purchase MANA Shares at an exercise price determined by the Committee. Each option shall be designated as an incentive stock option, a tax-qualified option or non-qualified stock option when granted. An incentive stock option is a stock option intended to satisfy additional requirements required by federal tax rules in the United States as specified in the Omnibus Plan (and any incentive stock option granted that does not satisfy such requirements shall be treated as a non-qualified stock option).

Except as provided for under the Omnibus Plan (including with respect to Exchanged Options) and as described below, the exercise price for an option shall not be less than the fair market value of a MANA Share at the time the option is granted; provided, that the exercise price of an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be less than 110 percent of the fair market value of a MANA Share at the time of grant. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to MANA as consideration for the grant of a replacement option with a lower exercise price, except as approved by our stockholders or as adjusted for corporate transactions described above.

No option shall be surrendered to MANA in consideration for a cash payment or grant of any other award if at the time of such surrender the exercise price of such option is greater than the then current fair market value of a share of Common Stock, except as approved by our stockholders. In addition, the Committee may grant options with an exercise price less than the fair market value of the MANA Shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. No dividend equivalents may be granted under the Omnibus Plan with respect to any option.

The option shall be exercisable in accordance with the terms established by the Committee. In the event of the Participant’s termination occurs for any reason other than death, disability, retirement, or involuntary termination without cause, any unvested options will be forfeited. In the event the Participant’s termination occurs due to death, disability, retirement or involuntary termination without cause, any unvested options shall be exercisable only as determined by the Committee in its sole discretion.

The full purchase price of each MANA Share purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option shall be payable in cash, by promissory note, or by MANA Shares (valued at fair market value as of the day of exercise), including shares of stock otherwise distributable on the exercise of the option, or a combination thereof. If the shares remain publicly traded, the Committee may permit a Participant to pay the exercise price by irrevocably authorizing a third party to sell MANA Shares (or a sufficient portion of the MANA Shares) acquired upon exercise of the option and remit to MANA a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on MANA Shares acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option expire more than ten years after the grant date; provided, that an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in MANA or a subsidiary shall not be more than 5 years.

The option will expire on the earliest to occur of (i) the last day of the term of the option as described in the award agreement; (ii) if the Participant’s termination occurs by reason of death, disability, retirement or an involuntary termination without cause, the one-year anniversary of such termination date; or (iii) if the Participant’s termination occurs for any reason other than those listed in clause (ii), the Participant’s termination date.

Other Awards

Restricted Stock Awards.    A restricted stock award is a grant or sale of shares of Common Stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

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Restricted Stock Unit Awards.    A restricted stock unit award provides for a grant of shares of Common Stock or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder, the vesting requirements of which shall be determined by the Committee. The Committee shall set forth in the applicable restricted stock unit award agreement. The holder of a restricted stock unit may be entitled to receive a cash payment equal to the fair market value of one (1) share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the restricted stock unit award agreement, if and to the extent the holder satisfies the applicable vesting requirements.

Performance Stock Awards.   A performance stock award provides for the distribution of shares of Common Stock (or cash equal to the fair market value of shares of Common Stock) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives, which performance goals and objectives (and the period of time to which such goals and objectives shall apply) shall be determined by the Committee and shall set forth in the applicable performance stock award agreement. The holder of a performance stock award shall have no rights as a stockholder until such time, if any, as the holder actually receives shares pursuant to the performance stock award.

Performance Unit Awards.   A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder, which performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) shall be determined by the Committee and shall set forth in the applicable performance unit award agreement. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement.

Stock Appreciation Rights.   A Stock Appreciation Right (“SAR”) provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares of Common Stock equal to the excess of (A) the fair market value of the number of shares of Common Stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of Common Stock subject to the SAR multiplied by the base value for the SAR, as determined by the Committee or the Board of Directors. The Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a shares of Common Stock on the date of grant), the number of shares of Common Stock subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of shares of Common Stock under the related option. If the Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply.

Other Stock-Based Awards.   The Committee may grant to participants other stock-based awards under the Omnibus Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of common stock. The form of any other stock-based awards will be determined by the Committee and may include a grant or sale of unrestricted Shares of common stock. The number of shares of common stock related to other stock-based awards will be determined by the Committee. Other stock-based awards will be paid in cash, Shares of common stock, or a combination of cash and shares, as determined by the Committee. The terms and conditions, including vesting conditions and any performance goals and/or criteria, of any other stock-based award will be established by the Committee when the award is made and set forth in the applicable award agreement. The Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Dividends or dividend equivalents settled in cash or MANA Shares may be granted to a Participant in relation to a full value award with payments made either currently or credited to an account. No dividend or dividend equivalents granted in relation to a full value award that is subject to vesting shall be settled prior to the date such full value award (or applicable portion thereof) becomes vested and is settled.

Change in Control

A Change in Control shall have such effect on an award as is provided in the applicable award agreement, or, to the extent not prohibited by the Omnibus Plan or the applicable award agreement, as provided by the Committee. In the event of a Change in Control, the Committee may cancel any outstanding awards in return for cash payment of the current value of the award, determined with the award fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the MANA Shares subject to the option at the time of the transaction over the exercise price (and the option will be cancelled with no payment if the value of the shares at the time of the transaction are equal to or less than the exercise price).

For the purposes of the Omnibus Plan, a “change in control” is generally deemed to occur when:

•        any person becomes the beneficial owner of 50 percent or more of MANA’s voting stock;

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•        the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction involving our company where, immediately after the transaction, the MANA stockholders immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company;

•        the consummation of any plan of liquidation or dissolution providing for the distribution of all or substantially all of the assets of MANA and its subsidiaries or the consummation of a sale of substantially all of the assets of MANA and its subsidiaries; or

•        at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors, who we refer to as Incumbent Directors, cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by MANA’s stockholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors.

Amendment and Termination

The Board of Directors may amend or terminate the Omnibus Plan at any time, and the Board of Directors or the Committee may amend any award granted under the Omnibus Plan, but no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board of Directors may not amend the provision of the Omnibus Plan related to re-pricing without approval of stockholders or make any material amendments to the Omnibus Plan without stockholder approval. The Omnibus Plan will remain in effect as long as any awards under the Omnibus Plan remain outstanding, but no new awards may be granted after the tenth anniversary of the date on which the stockholders approve the Omnibus Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Incentive Plan applicable to U.S. participants. This summary deals with the general federal income tax principles that apply (based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation) and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options.    If a participant is granted a non-qualified stock option under the Omnibus Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction, subject to applicable limitations, at the same time and for the same amount as the participant recognizes as ordinary income. Any subsequent gain or loss generally will be taxable as long-term or short-term capital gain or loss for which we generally should not be entitled to a deduction.

Incentive Stock Options.    A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any corresponding deduction. If the holding period requirements are not met, the ISO will be treated as a nonqualified stock option, and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. In addition, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which a participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were actually nonqualified stock options. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

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Special Rule if Exercise Price is Paid for in Shares.    If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our common stock and the Business Combination is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The number of shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired upon exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the requisite holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Stock Appreciation Rights.    Generally, a participant will recognize ordinary income upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to applicable limitations, we or our subsidiaries or affiliates generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock.    A participant should not have taxable income on the grant of unvested restricted stock, nor will we or our subsidiaries or affiliates then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code (discussed below). However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse and the purchase price, if any, paid for the restricted stock. If the participant makes a valid election under Section 83(b) of the Code with respect to restricted stock, the participant generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares on that date and the purchase price, if any, paid for the restricted stock, and we or our subsidiaries or affiliates generally will be entitled to a deduction for the same amount, subject to applicable limitations.

Restricted Stock Units.    A participant generally will not recognize taxable income at the time of the grant of restricted stock units, and neither we nor our subsidiaries or affiliates will be entitled to a deduction at that time. When a restricted stock unit is paid, whether in cash or common stock, the participant will have ordinary income equal to the fair market value of the shares delivered or the cash paid, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations.

Other Stock-Based Award.    Generally, the granting of other stock-based awards should not result in the recognition of taxable income by the recipient or a tax deduction by us, our subsidiaries, or affiliates. The payment or settlement of other stock-based awards generally should result in immediate recognition of taxable ordinary income by the recipient, equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of any common stock received, and a corresponding tax deduction by us, subject to applicable limitations. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and to us generally will be similar to the tax consequences of restricted stock awards, as described above. If any other stock-based award consists of unrestricted shares, the recipient of those shares generally will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we generally will be entitled to a corresponding tax deduction, subject to applicable limitations.
Federal Tax Withholding.    Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the Omnibus Plan, as applicable, is subject to withholding of federal, state, and local income taxes and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we (or, if applicable, any of our subsidiaries or affiliates) will have the right to require, as a condition to delivery of any certificate for shares of our common stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding amount. Withholding does not represent an increase in the participant’s total income tax obligation because it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees no later than January 31 of the following year. Deferred compensation that is subject to Section 409A of the Code (discussed below) will also be subject to certain federal income tax withholding and reporting requirements.

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Million Dollar Deduction Limit and Other Tax Matters.    We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.

If an individual’s rights under the Omnibus Plan are accelerated as a result of a Change in Control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes, if applicable) payable by the individual on the value of such accelerated rights and (ii) the loss by us of a compensation deduction.

Section 409A of the Code.    Certain types of awards under the Omnibus Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Omnibus Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury Regulations and other authoritative guidance that may be issued under Section 409A of the Code. To the extent determined necessary and appropriate by the Committee, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Omnibus Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the Omnibus Plan. In addition, a number of Participants reside outside the U.S. and are subject to taxation in other countries. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

What Happens If Stockholders Do Not Approve This Proposal?

In the event this proposal is not approved by stockholders, MANA will not have the ability to grant equity compensation as a component of our executive, employee and director compensation programs.

Interest of Directors and Executive Officers

All members of our Board and all of our executive officers are eligible for awards under the Omnibus Plan and, thus, have a personal interest in the approval of the Omnibus Plan.

New Plan Benefits

Grants of awards under the Omnibus Plan are subject to the discretion of the Committee. Therefore, other than as identified below, it is not possible to determine the future benefits that will be received by any participants under the Omnibus Plan. A maximum of 1,656,383 shares will be reserved and allocated to Exchanged Options held by current Cardio employees.

Pursuant to the Merger Agreement, at the Closing, each outstanding Exchanged Option (whether vested or unvested) shall be assumed by the combined entity and automatically converted into an option to purchase Common Stock. Each Exchanged Option will be subject to the terms and conditions set forth in Omnibus Plan as described in the Equity Plan Adoption Proposal, and shall be adjusted to reflect, for the exercise price and number of shares underlying each Exchanged Option, the Exchange Ratio (provided that any fractional shares will be rounded up to the nearest whole number of shares of MANA Class A Common Stock) and subject to the same terms and conditions applicable to such Exchanged Option as of the date hereof.

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As of the date of this proxy statement, there are outstanding options to purchase a total of 513,413 shares of Cardio common stock, all of which are exercisable at $13.35 per share. These options, which are the Exchanged Options, would become options to purchase a total of approximately 1,656,383 MANA Shares at the post-merger exercise price of $4.14. The following table sets forth information as to the outstanding stock options held by Cardio’s officers, directors, 5% stockholders and all other option holders:

	Cardio Shares Subject to Option		MANA Shares Subject to Options
Option Holder	Shares	Exercise Price	Shares	Exercise Price
Meeshanthini (Meesha) Dogan	200,000	$13.35	645,244	$4.14
Robert (Rob) Philibert	150,000	$13.35	483,933	$4.14
Elisa Luqman	50,000	$13.35	161,311	$4.14
Timur Dogan	11,843	$13.35	38,208	$4.14
Warren Hosseinion	100,000	$13.35	322,622	$4.14
All Other Option Holders	1,570	$13.35	5,065	$4.14
Total	513,413		1,656,383

Form S-8

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock issuable under the Omnibus Plan.

Required Vote

Approval of the Equity Plan Adoption Proposal requires the affirmative vote of the holders of a majority of MANA Shares represented in person or by proxy at the special meeting of MANA stockholders and entitled to vote thereon.

Recommendation of the Board

Our Board of Directors unanimously recommends that our stockholders vote “FOR” adoption of the Equity Plan Adoption Proposal.

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PROPOSAL NO. 4
THE NASDAQ 20% SHARE ISSUANCE PROPOSAL

Background and Overview

We are seeking stockholder approval of the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), and (b).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control.

Prior to the Business Combination, we have 8,125,000 shares of common stock outstanding.

Pursuant to the Business Combination Agreement, we anticipate that we will issue to Cardio stockholders as Closing Merger Consideration upon Closing of the Business Combination an aggregate of approximately 11,170,232 shares of our common stock, including the contingent right to receive up to 1,000,000 Earnout Shares and shares underlying options and warrants being assumed by MANA. See “The Business Combination Proposal — The Merger Agreement.” Because the number of shares of our common stock we anticipate issuing in the Business Combination (1) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of MANA, we are required to obtain stockholder approval of such issuances pursuant to Nasdaq Listing Rules 5635(a) and (b).

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, we anticipate issuing up to an aggregate of approximately 8,500,000 shares of our common stock to the former Cardio stockholders as Merger Consideration pursuant to the Business Combination Agreement. The issuance of such shares would result in significant dilution to our stockholders and would result in our stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of MANA.

It is a condition to the obligation of the MANA to close the Business Combination that MANA’s common stock remain listed on The Nasdaq Stock Market, LLC. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the MANA Shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ 20% PROPOSAL.

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PROPOSAL NO. 5
THE DIRECTOR ELECTION PROPOSAL

Overview

Assuming the Business Combination Proposal and the other Condition Precedent Proposals are approved, MANA’s stockholders are also being asked to approve the Director Election Proposal to consider and vote upon a proposal to approve the election of seven directors who, upon consummation of the Business Combination, will be the directors of Cardio.

Nominees

As contemplated by the Merger Agreement, the Cardio Board of Directors following consummation of the transaction will consist of seven directors, one of which has been nominated by MANA and the remainder are nominees of Cardio:

1.	Warren Hosseinion, MD.
2.	Meeshanthini (Meesha) Dogan, PhD.
3.	Robert (Rob) Philibert, MD PhD.
4.	Brandon Sim, who qualifies as “independent” under applicable SEC and Nasdaq rules.
5.	Stanley K. Lau, MD, who qualifies as “independent” under applicable SEC and Nasdaq rules.
6.	Oded Levy who qualifies as “independent” under applicable SEC and Nasdaq rules.
7.	James Intrater, who qualifies as “independent” under applicable SEC and Nasdaq rules; Mr. Intrater is MANA’s nominee.

Accordingly, our Board of Directors has nominated each of the above-named individuals to serve as our directors upon the consummation of the Business Combination, with Dr. Hosseinion to serve as the Non-Executive Chairperson of the Board of Directors, in each case, in accordance with the terms and subject to the conditions of the Company’s organizational documents. For more information on the experience of each of these director nominees, please see the section titled “Management of the Company Following the Business Combination” for additional information.

The existence of financial and personal interests of one or more of MANA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of MANA and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section titled “Business Combination Proposal — Interests of MANA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Vote Required for Approval

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

The election of the seven director nominees under this Director Election Proposal is conditioned on the approval of the other condition precedent proposals.

Recommendation of the Board

MANA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL.

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PROPOSAL NO. 6
THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Business Combination Proposal, or any of the other Condition Precedent Proposals, the MANA Board of Directors may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders if there are insufficient votes for, or otherwise in connection with, the approval of any of such proposals.

In no event will MANA solicit proxies to adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under Delaware law and its Certificate of Incorporation. The purpose of the Adjournment Proposal would be to provide more time for MANA to further solicit proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the proposals. Such additional time would increase the likelihood of obtaining a favorable vote on each of the proposals.

In addition to an adjournment of the Special Meeting upon approval of an adjournment proposal, the MANA Board of Directors is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, MANA will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented at the Special Meeting and such proposal is not approved by its stockholders, MANA’s Board of Directors may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Business Combination. In such event, the Business Combination would not be completed.

Required Vote

Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of the majority of the shares of MANA’s Common Stock present in person or represented by proxy and entitled to vote. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of the Board

THE BOARD OF DIRECTORS OF MANA RECOMMENDS THAT THE MANA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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INFORMATION ABOUT CARDIO

The information in this section describes the current and proposed business and operations of Cardio Diagnostics, Inc. and its wholly-owned subsidiary, Cardio Diagnostics, LLC. Unless the context otherwise requires, all references in this section to “Cardio,” “we,” “us,” or “our” refer to the current and proposed business and operations of Cardio Diagnostics, Inc. and subsidiary.

CARDIO’S BUSINESS

Company Overview

Cardio Diagnostics, Inc. (“Cardio”) was founded in 2017 in Coralville, Iowa by Meeshanthini (Meesha) Dogan, PhD, and Robert (Rob) Philibert, MD PhD. It was formed in January 2017 as an Iowa LLC and was subsequently incorporated as a Delaware C-Corp in September 2019. Cardio Diagnostics, LLC (“CD LLC”) is a wholly owned subsidiary of Cardio.

Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities, including coronary heart disease (CHD), stroke, heart failure and diabetes, by leveraging our Artificial Intelligence (“AI”)-driven Integrated Genetic-Epigenetic Engine™. As a company, we aspire to give every American adult insight into their unique risk for various cardiovascular diseases. Cardio aims to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. Cardio is transforming the approach to cardiovascular disease from reactive to proactive and hope to accelerate the adoption of Precision Medicine for all. We believe that incorporating Cardio’s solutions into routine practice in primary care and prevention efforts can help alter the trajectory that nearly one in two Americans is expected to develop some form of cardiovascular disease by 2035.

Cardio believes it is the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (1) patients, (2) clinicians, (3) hospitals/health systems, (4) employers and (5) payors. According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence.

An estimated 80% of cardiovascular disease (“CVD”) is preventable, yet, it is responsible for one in every four deaths and remains the number one killer in the United States for both men and women. Coronary heart disease is the most common type of CVD and the major cause of heart attacks. The enormous number of unnecessary heart attacks and deaths associated with CHD is attributable to the failure of current primary prevention approaches in clinical practice to effectively detect, reduce and monitor risk for CHD prior to life altering and costly health complications. Several reasons for this failure include (1) the current in-person risk screening approach is incompatible with busy everyday life as demonstrated by the COVID-19 associated decrease in primary care visits for preventive screening; (2) even if the current risk screening tests are taken, they only identify 44% and 32% of men and women at high risk, respectively; and (3) the lack of patient care plan personalization. A highly accessible, personalized and precise solution for CHD prevention is not currently available.

Furthermore, with the ongoing COVID-19 pandemic, preventable illnesses such as CHD are expected to spike. Therefore, now more than ever, there is an urgent need for a highly sensitive, scalable, at-home risk screening tool that can help physicians better direct care and allow patients to receive the help they need sooner.

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Cardio’s first test, Epi+Gen CHD™, which was introduced for market testing in 2021, is a three-year symptomatic CHD risk assessment test targeting CHD events, including heart attacks. Since inception, Cardio has earned only $901 in revenue, all of which was earned in 2021 through a telemedicine platform. Rather than using its resources to actively pursue this sales channel, Cardio has focused its efforts on establishing relationships with potential customers, a process that can take many months and up to as much as a year or more to finalize, depending on the sales channel. For example, hospitals routinely take a year or longer to make purchasing decisions. While these relationships take considerable time to establish, Cardio believes that they provide far greater revenue potential for its existing and future tests.

Cardio believes its Epi+Gen CHD™ test is categorized as a laboratory-developed test, or “LDT,” which, under current FDA policy, does not require premarket authorization or other FDA clearance or approval. As such, Cardio believes that the Epi+Gen CHD™ does not require FDA premarket evaluation of Cardio’s performance claims or marketing authorization, and such premarket review and authorization has not been obtained. Although submissions that are pending before the FDA or that have been denied are not publicly available, to the best of Cardio’s knowledge, no epigenetic-based clinical test for cardiovascular disease has to date been cleared or approved by the FDA.

Cardio’s Plans and Uses of Proceeds

Since the beginning of 2022, Cardio has raised approximately $10 million in gross proceeds through the sale of its equity securities in private placements. For more information about the private placements, see “General Description of the Business Combination – The Cardio Private Placements.” The total amount of funds Cardio will have available for use in effectuating its business plans upon the Closing of the Business Combination will depend upon the cash to be received from MANA, which in turn depends upon the number of MANA Shares that are redeemed, if any. The cash from MANA, together with the $10 million Cardio raised from its private placements, will provide Cardio with aggregate funds ranging between approximately $15 million to approximately $75 million, assuming maximum redemptions and no redemptions by MANA’s stockholders, respectively. The following tables set forth Cardio’s plans and goals for use of available combined funds from both the private placements and Business Combination under these alternative redemption scenarios, taking into account that the private placement proceeds have been received and are already being applied to various uses set forth below.

The tables below represent Cardio’s best current estimate of the use of proceeds from its private placements and the Business Combination. The expected uses of the proceeds that will be available to Cardio following the Closing represent Cardio’s intentions based upon its present plans and business conditions, taking into account the uncertainty as to the actual cash consideration it will receive in connection with the Business Combination. Cardio cannot predict with certainty all of the particular uses for the proceeds or the amounts that it will actually need or want to spend on the uses set forth below. Accordingly, the tables include ranges of expenditures based on management’s reasonable assumptions about its current plans and the estimated costs to implement such plans, assuming no redemptions and maximum redemptions, respectively. The tables also assume that all of the conditions precedent to the parties’ respective obligations to close the Business Combination are satisfied.

Cardio’s management will have broad discretion in applying the proceeds and may reallocate the proceeds as it deems necessary or advisable, regardless of the extent of redemptions in connection with the Business Combination, if any. The amounts expended for each purpose may vary significantly from the specific allocation set forth below, depending on numerous factors, including cash flow from operations, anticipated growth of the business, sales and market needs, acquisition opportunities and changing economic or regulatory conditions. If conditions were to change, and Cardio determined that its available resources were insufficient to carry out one or more of the objectives described below, it would assess the availability of equity and/or debt financing and the advisability of pursuing such options. If necessary, Cardio would consider postponing or scaling back one or more of its currently-anticipated plans.

No Redemptions ($75 million - Maximum Proceeds that Could be Received)

•	Develop blood-based and/or saliva-based products for coronary heart disease, stroke, congestive heart failure and diabetes	$5,000,000-$7,000,000

•	Build out clinical and health economics evidence to obtain payor reimbursement	$3,000,000-$5,000,000

•	Introduce the test across several key channels including health systems and self-insurance employers	$15,000,000-$18,000,000

•	Pursue the FDA pathway, if and when applicable	$3,000,000-$5,000,000

•	Expand testing process outside of a single high complexity CLIA lab to multiple labs, including hospital laboratories	$2,000,000-$3,000,000

•	Pursue the potential acquisition of one or more labs and/or synergistic companies in the telemedicine, AI or remote patient monitoring space	$5,000,000-$10,000,000

•	Working capital and general corporate purposes	$27,000,000-$42,000,000

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Maximum Redemptions ($15 Million - Minimum Proceeds that Could be Received)

•	Focus on development of blood-based and/or saliva-based products for coronary heart disease and one other indication	$1,000,000-$1,500,000

•	Build out preliminary clinical and health economics evidence to obtain payor reimbursement	$500,000-$1,000,000

•	Prioritize key channels such as health systems and self-insured employers based on initial traction	$2,000,000-$3,000,000

•	Begin the FDA pathway, if applicable	$500,000-$1,000,000

•	Strategically expand testing process outside of a single high complexity CLIA lab to multiple labs, including hospital laboratories	$500,000-$1,000,000

•	Pursue the potential acquisition of one or more labs and/or synergistic companies in the telemedicine, AI or remote patient monitoring space	$2,000,000-$3,500,000

•	Working capital and general corporate purposes	$4,000,000-$8,500,000

Pending their use, Cardio intends to invest the net proceeds primarily in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

While MANA and Cardio believe that Cardio has the resources to enable it to conduct its business operations as currently planned, including the launch of its second product, through at least the end of 2023 without an additional capital investment, its plans could change both due to factors within and outside its control. Additional capital could be required, and there is no assurance that such additional capital would be available to Cardio when needed or that the terms would be acceptable to Cardio. In addition, if Cardio does identify an appropriate laboratory and negotiate its purchase, Cardio may need to seek additional financing, whether equity or debt, or issue additional equity securities, in order to consummate that transaction. Moreover, in as much as Cardio believes its initial product is classified as an LDT and therefore does not currently require FDA approval or clearance, it might need or voluntarily choose to pursue FDA approval, which would be expensive and time consuming, and might require additional capital, which may not be available on acceptable terms, if at all. In the event there are few redemptions of outstanding MANA shares in connection with the proposed Business Combination, or if warrants, whether public or private, are exercised for cash, more cash will be available to Cardio to implement and expand upon its business plan. Cardio continually assesses its business plan, and the strategic measures noted above could change at any time or from time to time.

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Industry Background

According to the American Heart Association (AHA), even though an estimated 80% of cardiovascular disease (CVD) is preventable, it remains the leading cause of death in the United States and globally. The AHA also reported that over 650,000 deaths in the United States each year are attributable to heart disease, which amounts to 1 in every 4 deaths. The Centers for Disease Control and Prevention (CDC) estimates that in the United States, one person dies every 36 seconds from CVD. Unfortunately, the incidence of CVD is expected to continue to rise with the AHA projecting that by 2035, nearly half of Americans will have some form of CVD.

CVD represents conditions that affect the heart and blood vessels such as coronary heart disease (CHD), stroke, and congestive heart failure (CHF). CHD is the most common type of heart disease and according to the CDC, was responsible for nearly 370,000 deaths in 2019. The National Center for Health Statistics reported that the prevalence of CHD is approximately 6.7%, and according to the AHA, over 20 million adults aged 20 or older in the United States have CHD. CHD is also the major cause of heart attacks. According to the AHA, every 40 seconds, someone in the United States has a heart attack, with over 800,000 Americans having a heart attack each year. The CDC reported that in 2020, stroke was responsible for 1 in 6 CVD-related deaths. The AHA estimates that every year, nearly 800,000 Americans have a stroke which is the leading cause of major long-term disability, with a stroke-related death occurring every 3.5 minutes. According to the AHA, over 6 million adults have heart failure and nearly 380,000 deaths in 2018 were attributable to heart failure. There are numerous risk factors that could increase an individual’s risk for CVD. Several key risk factors include diabetes, high blood cholesterol, and high blood pressure. For example, according to the CDC, over 34 million adults have diabetes and according to Johns Hopkins Medicine, those with diabetes are two to four times more likely to develop CVD. Alongside genetics, age, sex, and ethnicity, lifestyle factors such as smoking, unhealthy diet, physical inactivity, and being overweight can also increase the risk for CVD.

In addition to the enormous morbidity and mortality associated with CVD, the economic burden of CVD is also staggering as depicted in the figure below from the Cardiovascular Disease: A Costly Burden For America, Projections Through 2035 report by the AHA. CVD is the costliest disease in the United States and the economic burden associated with CVD is expected to continue to soar. According to the CDC Foundation, every year, one in six United States healthcare dollars is expended on CVD.

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The AHA reports that in 2016, the cost of CVD was $555 billion and is expected to rise to over $1 trillion by 2035. Of the $555 billion, $318 billion was associated with medical costs, and the remaining $237 billion with indirect costs such as lost productivity. By 2035, the medical costs associated with CVD are expected to increase 135% to $749 billion, while the indirect costs are expected to rise by 55% to $368 billion. Currently, among the various types of CVD, the medical costs of CHD are the highest at $89 billion and are expected to rise to $215 billion by 2035 as depicted in the figure below from the Cardiovascular Disease: A Costly Burden For America, Projections Through 2035 report by the AHA.

To address this expected significant rise in human health and economic burdens, the United States healthcare market is seeking more efficient and effective methods to better prevent CVD. This same trend is playing out across developed nations around the globe as the burden of CVD continues to grow due to a rise in major risk factors such as obesity, poor diet, and type 2 diabetes. This is consistent with the cardiovascular diagnostic testing market trends reported by Research and Markets in their Outlook on the Cardiovascular Diagnostic Testing Global Market to 2027 - Increasing Number of Insurance Providers Presents Opportunities press release published on July 4, 2022. They estimate that the Global Cardiovascular Diagnostic Testing Market is estimated to grow from $8.47 billion in 2022 to $12.41 billion by 2027, with a CAGR of 7.94%.

There are several healthcare tailwinds that are driving this expected growth and are expected to support the large-scale adoption of Cardio’s solutions:

●	The aging population: According to the Population Reference Bureau, by 2060, the number of Americans aged 65 and over is projected to more than double from 46 million to over 98 million. This demographic shift will result in increased demand for healthcare services in general and for CVD specifically because the risk for CVD increases with age. According to the AHA, the risk for CVD at age 24 is about 20% and more than doubles to 50% by age 45, with 90% of those over the age of 80 having some form of CVD.

●	The rise of chronic diseases: Chronic diseases such as heart disease, cancer, and diabetes are rising in the United States. The rise of these conditions is further driven by less-than-ideal lifestyle choices such as smoking, an unhealthy diet, and sedentary behavior. As a result, better predictive and diagnostic tools are needed to get ahead of these conditions alongside the need for improved treatment and management of these conditions.

●	The shift to value-based care: The shift to value-based care drives healthcare providers to focus on quality rather than quantity of care. The shift to value-based care is a crucial driver of growth for Cardio because it incentivizes health care providers to focus on providing quality care rather than simply providing more care. Cardio believes providers can tackle the costliest and deadliest disease category with its solutions while reducing costs.

●	The growth of telemedicine: Driven largely by the COVID-19 pandemic, telemedicine is a growing trend in healthcare, as it allows patients to receive care from providers remotely. Remote, telemedicine-based preventative programs and tests can serve those who are already undergoing routine screening, but more importantly, expand reach to most Americans who currently are not receiving preventative healthcare, including rural and underserved populations. Cardio’s evidence-based solutions can be deployed remotely, which is expected to further drive adoption by patients and clinicians.

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●	The adoption of Artificial Intelligence (AI): AI is increasingly incorporated into many aspects of healthcare, including administrative tasks, diagnosis and treatment. AI has the potential to improve the quality of care while reducing costs. Machine learning, which is a type of AI, is instrumental to Cardio’s cutting-edge solutions, powering their clinical performance and differentiating them from other technologies for CVD.

●	The rise of patient engagement: Thanks to technology, patients are becoming more engaged in their healthcare. They use online tools to research their conditions and treatments and are more likely to participate in their care. This includes demanding cutting-edge clinical tests that can help them better prevent chronic diseases such as CVD while improving the length and quality of life. As a result, healthcare providers and organizations that offer such services including Cardio’s solutions are likely to have an edge over those who do not.

Cardio’s Strategy

●	Building compelling evidence. Our AI-driven Integrated Genetic-Epigenetic Engine™ enables rapid design, development, and launch of diagnostic solutions resulting from a decade of research studies. Our solutions that result from this technology, including our Epi+Gen CHD™ test for coronary heart disease risk assessment, were and are being developed through rigorous studies that are peer-reviewed and published in collaboration with leading healthcare and research institutions. In addition to the superior sensitivity of the Epi+Gen CHD™ test, the evidence bases for this test also include an economic case to drive a more holistic and compelling argument for adoption. We plan to continue such studies.

●	Engaging experts and key stakeholders. At Cardio, we understand that engaging experts and key healthcare stakeholders is critical to realizing our solutions’ full potential and ensuring that these solutions reach as many people as possible.

●	Prioritizing and executing strategic acquisitions. Our expertise at several intersections across biology, machine learning, lab assay development, and cardiovascular disease, provide an array of strategic acquisition opportunities to better serve the cardiovascular disease market by horizontally and vertically integrating the cardiac care continuum.

●	Prioritizing payor coverage. We believe that to continue to grow the market traction of our solutions, it would require pursuing additional payor coverage. We are engaging the appropriate experts, building necessary evidence, and have a roadmap in place for this. As part of this priority, we are pursuing pilots and strategic collaborations. We expect that it will take six to twelve months to engage additional payors.

●	Evaluating FDA pathway. The Epi+Gen CHD test is currently offered as a Laboratory Developed Test (LDT) and does not currently require premarket authorization. Cardio is evaluating an FDA regulatory pathway to enable broader access to this test.

●	Targeting multiple revenue channels. To ensure that our revenue stream is diversified, Cardio has and will continue to target multiple revenue channels for which our solutions have compelling value propositions. This strategy includes, but is not limited to providers, health systems, and employers.

●	Launching synergistic products. To more fully address cardiovascular health, Cardio is leveraging our AI-driven Integrated Genetic-Epigenetic Engine™ to develop a series of clinical tests for major types of cardiovascular disease, including coronary heart disease, stroke and congestive heart failure.

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Cardio’s Technology

At the core of Cardio Diagnostics is our proprietary AI-driven Integrated Genetic-Epigenetic Engine™, an engine invented and built by three key employees/officers over the past decade. Our technology enables rapid design, development and launch of new diagnostic solutions through the identification of robust integrated genetic-epigenetic biomarkers and their translation into clinical tests for cardiovascular disease. This engine consists of multiple layers. It begins with genome-wide genetic (single nucleotide polymorphisms or SNPs), genome-wide epigenetic (DNA methylation) and clinical data points. Using high-performance computing, ML/AI techniques and deep domain expertise in medicine, molecular biology and engineering, a panel of SNP-DNA methylation biomarkers and mined, modeled and translated into standalone laboratory assays.

As a result, our products, which are clinical tests, consist of two components. The first is a laboratory component, which involves the use of proprietary laboratory testing assays to profile the panel of genetic and epigenetic DNA biomarkers. Genetic biomarkers (SNPs) represent an individual’s inherited risk for the disease, have been reported to drive less than 20% of the risk for cardiovascular disease (Hou, K et al, Aug 2019, Nature Genetics) and do not change with intervention (i.e. static). Epigenetic biomarkers (DNA methylation) represent an individual’s acquired risk for the disease that is influenced by lifestyle and environment which is a larger driver for cardiovascular risk compared to genetics, is largely confounded by genetics and has been shown to change over time with intervention or changes in one’s lifestyle and environment (i.e. dynamic). The second is an analytical component, which involves applying a proprietary interpretive predictive machine learning model to predict risk and provide personalized insights to assist physicians in tailoring a prevention and care plan. The combination of biomarkers and predictive machine learning model is unique to each clinical test we develop.

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Cardio’s Products and Services

Cardio has and will continue to leverage our AI-driven Integrated Genetic-Epigenetic Engine™ to develop a series of clinical tests for cardiovascular disease. Cardio believes that its first product, Epi+Gen CHD™, is the first epigenetics-based clinical test capable of assessing near-term (three-year) risk for coronary heart disease (CHD).

Clinicians’ Current Approach to Cardiovascular Disease

Currently, a patient’s risk for CVD is generally assessed using two common lipid-based clinical tests known as Framingham Risk Score (FRS) and ASCVD Pooled Cohort Equation (PCE). FRS and PCE are 10-year CVD risk calculators that aggregate common clinical variables such as cholesterol and diabetes, demographics and subjective, self-reported information such as smoking status. These tests have several limitations and are less effective for several reasons:

•	In a peer-reviewed published study by Cardio in collaboration with Intermountain Healthcare (Dogan, Meeshanthini & Knight, Stacey & Dogan, Timur & Knowlton, Kirk & Philibert, Robert. (2021). External validation of integrated genetic-epigenetic biomarkers for predicting incident coronary heart disease. Epigenomics. 13. 10.2217/epi-2021-0123), we found that for three-year coronary heart disease risk assessment, the average sensitivity of FRS and PCE was 44% in men and 32% in women. This means that for every 100 men and 100 women deemed “at-risk” for a coronary heart disease event, the test only correctly identifies 44 men and 32 women.
•	The fasting requirement of this test could be cumbersome for patients to comply, and the lack of fasting could affect test results.
•	The patient care plan that results from these tests generally lack personalization.
•	These tests depend on self-reported, subjective information such as smoking status from patients, and inaccurate information could affect the accuracy of test results.
•	Undergoing these tests requires an in-person clinic visit to collect blood samples and other necessary data points such as blood pressure, which may delay or prevent access to primary prevention, e.g., for those who are unable to make time for the visit, have transportation issues or live in rural areas are likely to delay primary prevention altogether.
•	These tests were also developed predominantly using data from men and therefore, may be less effective for women.

Epi+Gen CHD™ is the Only Epigenetics-based Clinical Test for Coronary Heart Disease

Epi+Gen CHD™ is a scientifically backed clinical test that is based on an individual’s objective genetic and epigenetic DNA biomarkers. In a peer-reviewed study done in collaboration with Intermountain Healthcare (Dogan, Meeshanthini & Knight, Stacey & Dogan, Timur & Knowlton, Kirk & Philibert, Robert. (2021). External validation of integrated genetic-epigenetic biomarkers for predicting incident coronary heart disease. Epigenomics. 13. 10.2217/epi-2021-0123), this test demonstrated a 76% and 78% sensitivity for men and women, respectively, for three-year CHD risk. This means that for every 100 men and 100 women deemed “at-risk” for a coronary heart disease event, the test correctly identifies 76 men and 78 women. In comparison, the average sensitivity of the Framingham Risk Score and the ASCVD Pooled Cohort Equation was found to be 44% and 32% for men and women, respectively. The performance of the test in this study was evaluated across two cohorts that were independent of each other. One cohort was used for the development of this test and the other was used to independently validate the performance of the test, showing Epi+Gen CHD™ to be approximately 1.7 times and 2.4 times more sensitive than the current lipid-based clinical risk estimators in men and women, respectively. In another peer-reviewed study focusing on the cost utility of Epi+Gen CHD™ (Jung, Younsoo & Frisvold, David & Dogan, Timur & Dogan, Meeshanthini & Philibert, Robert. (2021). Cost-utility analysis of an integrated genetic/epigenetic test for assessing risk for coronary heart disease. Epigenomics. 13. 10.2217/epi-2021-0021), this test was associated with up to $42,000 in cost savings per quality adjusted life year and improved survival compared to the ASCVD Pooled Cohort Equation.

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The blood-based version of this test was introduced for market testing in 2021 and the saliva-based version is anticipated to be launching in 2023. The current charge to perform the test is $350, which can be paid for either out-of-pocket or via HSA/FSA. The price of the test and revenue streams could change in the future depending on market forces and payor requirements, as well as on the customer and the region in which the test is being sold. Cardio is building additional clinical and health economics evidence to pursue payor coverage. To date, Cardio has sold its Epi+Gen CHD™ test to multiple customers who are patients through a telemedicine provider platform.

With Epi+Gen CHD™, Cardio believes that this test empowers patients to prevent CHD with actionable information about their near-term risk for CHD-related events, including a heart attack. Cardio believes that its initial product will enable clinicians to identify patients in need of clinical attention and gaps in cardiovascular care for their patients so they can bridge the gap in care and proactively manage them. In addition, Cardio believes that its products can enable healthcare organizations and payors to reduce the cost of care.

Cardio has a worldwide exclusive license agreement with the University of Iowa Research Foundation (UIRF) relating to its patent and patent-pending technology. Under the terms of that license agreement, Cardio will have to pay each of: (1) 1% of either the: (i) aggregate consideration (and trailing consideration, if any) for a liquidation event; or (ii) pre-money valuation for an initial public offering, (2) 2% of annual net sales, and (3) 15% of non-royalty fees paid to licensee if it enters into one or more sublicensing agreements. UIRF intends to exercise its equity rights referred to in (1)(i) above (the “Equity Rights”) upon Closing of the Business Combination, and in accordance therewith, will be issued 101,702 MANA Shares in accordance with the license agreement, as amended. The anticipated issuance of such shares had the effect of reducing the exchange ratio to 3.226, thereby reducing the number of MANA Shares to be issued to each of the existing Cardio stockholders on a pro rata basis. In addition to that licensed technology, Cardio has other patent applications pending relating to improvements to and bolstering Cardio’s technology, which are potentially valuable and of possible strategic importance to Cardio. Under UIRF’s Inventions Policy inventors are generally entitled to 25% of income from earnings from their inventions. Consequently, Meeshanthini Dogan and Robert Philibert will benefit from this policy.

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Cardio intends to accelerate the adoption of Epi+Gen CHD™ by:

•	developing strategic clinical partnerships to reach as many patients as possible;
•	leveraging industry organizations to engage and educate providers;
•	launching a piloting program to for innovative providers and key strategic partners; and
•	developing a customized customer portal to reduce transaction friction.

Cardio foresees potential opportunities to increase the gross margin of the Epi+Gen CHD™ by:

•	acquiring a laboratory to potentially reduce cost associated with processing samples;
•	integrating sample collection kit assembly and fulfillment internally;
•	processing patient samples in the laboratory in larger batches;
•	shipping sample collection kits in larger batches; and
•	increasing the level of automation to reduce manual processing.

FDA Pathway

The Epi+Gen CHD™ test is currently being offered as an LDT that does not require FDA premarket authorization. However, Cardio is evaluating an FDA regulatory pathway to enable broader access to the test. We are currently determining the appropriate FDA pathway and are assembling the necessary FDA pre-submission materials to obtain feedback from the FDA. We have engaged regulatory experts and attorneys for this process.

Product Pipeline

Cardio intends to launch our second clinical test for CHD detection in the second half of 2022. In addition to this test, we have several other tests in our product pipeline at various stages for congestive heart failure (expected launch in 2023), stroke (expected launch in 2023) and diabetes (expected launch in 2024).

However, as a company in the early stages of its development, Cardio continuously reevaluates its business, the market in which it operates and potential new opportunities. Cardio may modify its product pipeline, seek other alternatives within the healthcare field in order to grow its business and increase revenues. Such alternatives may include, but not be limited to, combinations or strategic partnerships with other laboratory companies or with medical practices such as hospitalists or behavioral health.

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Cardio’s Market Opportunity

Cardiovascular disease (CVD) is the leading cause of death in the United States, accounting for one in four deaths. Despite being largely preventable, the American Heart Association projects that by 2035, nearly 45% of Americans will have some form of CVD. One of the key ways to address the prevalence of CVD is to shift the approach for CVD from reactive treatment to proactive prevention and early detection. As such, technologies that can more precisely assess the risk for and detect CVD before symptoms emerge or a catastrophic cardiac event occurs becomes even more critical.

According to Research and Markets in their Outlook on the Cardiovascular Diagnostic Testing Global Market to 2027 - Increasing Number of Insurance Providers Presents Opportunities press release published on July 4, 2022, the Global Cardiovascular Diagnostic Testing Market is estimated to grow from $8.47 billion in 2022 to $12.41 billion by 2027, with a CAGR of 7.94%. The increasing prevalence of cardiovascular diseases, technological advancements in cardiovascular disease diagnostics, and the growing number of initiatives to promote cardiovascular disease testing are the major factors driving the growth of this market.

Cardio’s principal mission is to enable better detection of the presence and risk of major cardiovascular diseases through a series of clinical tests coupled with/in conjunction with our proprietary AI-driven Integrated Genetic-Epigenetic Engine™. Cardio’s flagship product, Epi+Gen CHD™, is a highly sensitive and accessible clinical test for three-year coronary heart disease (CHD) risk assessment.

Using data from the US Census Bureau, Cardio estimates that 146 million adults would potentially benefit from our Epi+Gen CHD™ test, 157 million adults for the CHD detection test, 152 million adults for the congestive heart failure test, 153 million adults for the stroke test and 140 million adults for the diabetes test. Assuming $350 per test, the US addressable market equates to $51 billion for Epi+Gen CHD, $55 billion for CHD detection, $53 billion for congestive heart failure, $53 billion for stroke and $49 billion for diabetes for a total US addressable market of $261 billion. This total addressable market evaluation also assumes that one patient could be tested with multiple tests, and each test is administered to each patient a single time in a year although some patients may benefit from being re-tested in less than a year.

Go-To-Market Strategy for Epi+Gen CHD™

Since the launch of Epi+Gen CHD™ in 2021 via telemedicine, the predominant initial go-to-market (GTM) strategy was bottom-up consumer-led sales focused on directly acquiring and retaining savvy and health-conscious consumers interested in using the latest technologies to address their cardiovascular disease risk concerns. Our sales and marketing efforts were largely limited due to constraints in resources and predominantly leveraged digital marketing channels. Sales were handled through our telemedicine partner to multiple customers. Moving forward, with additional resources and a growing team, in addition to this bottom-up GTM motion, Cardio Diagnostics has adopted a product-led innovation growth strategy that emphasizes enterprise-wide adoption across key healthcare sub-verticals with a particular emphasis on deeply centralized key opinion and health trend leaders like innovative providers, health systems, and employers.

Healthcare Sub-Vertical Priorities for Epi+Gen CHD™

By assessing the risk for CHD early and potentially averting a heart attack, Cardio believes the clinical and economic utility of Epi+Gen CHD™ will support its commercial adoption. Cardio believes that Epi+Gen CHD™ can address a significant addressable market opportunity even before it is covered by insurance and eligible for approval for reimbursement. While Cardio believes that such coverage and reimbursement would be necessary to gain widespread adoption, obtaining such coverage and reimbursement from federal and private payors is expected to take several years, if it is obtained at all. Cardio’s focus for Epi+Gen CHD™ is on individuals between the ages of 35-75 in the United States who have not been diagnosed with CHD (estimated total addressable US market of 146 million adults) through the following key channels:

•	Innovative Health Systems

As innovative health systems diversify their business models and care delivery pathways, there is a renewed emphasis on using precision medical technologies to better manage expensive and chronic conditions, including CHD. By assessing the risk for CHD before a cardiac event, Epi+Gen CHD™ has the potential to improve population health. Cardio believes that the improved performance of its test compared to other risk calculators, coupled with evidence of cost savings and enhanced survival, will drive the adoption of Epi+Gen CHD™ by health systems to continue improving the health of their patients.

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•	Physician-Directed Channels, Including Concierge Practices

Early adoption is driven by practices committed to innovation in medicine for patients who are more focused on preventive health and wellness and have the financial means to pay out-of-pocket for concierge subscription services. There is a convergence in innovative providers, health-conscious consumers, and best-in-class tests and technologies in concierge medicine practices to provide on-demand elite personalized and readily accessible healthcare. With an estimated 2,000 to 5,000 concierge practices in the United States, there is robust growth in high-end healthcare services with an equal demand for innovative diagnostic tools. Additionally, concierge practices are not price-sensitive, so reimbursement is not a top priority.

•	Employers

Early adoption in the employer space will be driven by remote-first companies looking to provide employee perks relevant to health. Cardio believes the two reasons for this are replacing in-office amenities and acknowledging that health is top of mind for most employees in a post-pandemic world. Health equity is top-of-mind for many employers to ensure that their employees are healthy and productive. Employers view healthcare investments as another investment in the business. Employers leveraging innovative diagnostic solutions can connect better health for employees to drive overall business objectives and have a competitive advantage in attracting and retaining talent.

•	Telemedicine and Marketplaces

Many Americans are concerned about being proactive with their health needs. Understanding their personalized risk with tests at the forefront of medicine is crucial for those with financial resources. According to the U.S. Census Bureau based on the 2020 census, there are nearly 44 million households that earn $100,000 or more annually. Because the Epi+Gen CHD™ test is currently out-of-pocket, Cardio expects high-earning Americans who are proactive about their health to constitute the initial attainable market. Additionally, many have discretionary flexible spending account ("FSA") or health savings account ("HSA") funds. A strategic partner will be health and wellness marketplaces that aggregate FSA and HSA- eligible items for those who wish to tackle their health using their pre-tax dollars. According to the Global Wellness Institute, Americans spend more than $275 billion annually on out-of-pocket wellness and health initiatives.

Sales and Marketing for Epi+Gen CHD™ with a Focus on Strategic Channel Partnerships

While our overall sales and marketing initiatives will span the gamut across traditional, print, and digital media, our primary sales and marketing strategy consist of the branding, collaboration, co-marketing, and co-sales opportunities involved in strategic channel partnerships. By prioritizing strategic channel partnerships, we believe we can accelerate our market penetration into the key healthcare sub-verticals we intend to prioritize for our growth. The key to our efforts is a well-defined and executed channel partnership integration strategy that will serve to accelerate the sales cycles for each of our distribution channels. The sales cycles are generally defined as the period in which such distribution channel will turn over its inventory of Cardio’s tests, which may vary for each distribution channel. Utilizing and developing such strategic channel partnerships, we believe, will generate revenue in a myriad of ways including larger contracts for our Epi+Gen CHD™ test and bundling our solutions alongside other synergistic technologies, services, and products. We are targeting accelerating the sales cycles for distribution channels for telemedicine, concierge practices, innovative health systems and employers to cycles of four to six weeks, one to nine months, nine to twelve months and six to nine months, respectively.

Strategic channel partnerships are key for the growth of Cardio Diagnostics' solutions. There are several key revenue and strategy benefits to developing a robust channel partnership strategy, including:

•	Defensibility and Displacement

Strategic channel partners would have exclusivity agreements with Epi+Gen CHD™, which forecloses distribution channels to potential competitors.

•	Distribution and Network Effects

Channel partners under consideration for Epi+Gen CHD™ strategic partnerships have large, related healthcare and life science networks that Cardio Diagnostics expects to leverage as part of the relationship.

•	Bi-Directional Value

The cardiovascular disease space is of paramount concern to stakeholders across the healthcare continuum; the scale of the disease across the population and the associated costs ensures that addressing cardiovascular disease from a payment, cost, patient outcome, and prevention standpoint for stakeholders across the spectrum.

•	Pricing Differentiation

The economics of each channel partnership can be crafted independently to offer each strategic partner a per-unit cost relevant to the size of their network.

•	Complementary Goods

Bundling Epi+Gen CHD™ and future Cardio solutions alongside complementary clinical, analytics, treatment pathways, and services-consulting for primary prevention optimization with key partners expands the ROI of the investment in Cardio's solutions.

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Hiring and Talent to Accelerate Growth

Our growth strategy will require investment in internal and external healthcare enterprise sales, marketing and deep customer insights. By combining best-in-class revenue operations technologies with seasoned healthcare sales and marketing experts, we believe we can quickly scale the selling approaches we have outlined and validated to transform the cardiovascular healthcare experience, driving revenue and increased margins. New hires will be targeting the entire continuum of revenue needs, including opportunity identification, campaign design, and execution.

Manufacture/Supply Chain

For our Epi+Gen CHD™ sample collections kits, we rely on third-party suppliers for kit contents required to collect and transport a blood sample to the lab for processing. These are commonly used supplies that are and can be sourced from multiple distributors. Upon sourcing these contents, they are assembled into lancet-based and vacutainer-based sample collection kits and fulfilled by a vendor under contract with Cardio. We intend to maintain an inventory of fully assembled kits to meet expected demand for at least six months. However, since there are no particular or unique assembly protocols, the lead time to assemble additional sample collection kits would be minimal after the contents are sourced. Over time, Cardio does intend to integrate assembly and fulfillment capabilities of sample collection kits internally.

Proprietary genetic and DNA methylation components are sourced from large manufacturers and manufactured under good manufacturing practices (“cGMP”). There are alternative manufacturers for each of these components, and no additional lead time is expected. Laboratory assays that are manufactured under cGMP to specifications are expected to be available to meet anticipated demand for at least six months.

Cardio’s Epi+Gen CHD™ test is currently offered as a Laboratory Developed Test (LDT) through an experienced laboratory with the appropriate Clinical Laboratory Improvement Amendments of 1988 (“CLIA”) certification and state licensure. However, Cardio does intend to acquire a laboratory that would become the only LDT site where the Epi+Gen CHD™ test is offered. Cardio is currently evaluating potential lab candidates for acquisition.

Cardio’s Competitive Strengths

Innovation is the key to success. In the rapidly moving cardiac diagnostics space, Cardio believes that it has the team, differentiated technology, and deep technical and business expertise to deliver a market differentiating suite of products for its customers to address unmet clinical needs in the cardiovascular space and help Cardio dominate its market.

The pillar of Cardio’s strategy has been innovation, from the onset with its technology development and intellectual property that account for future growth, to its commercialization and partnership efforts that bring together key healthcare stakeholders.

Cardio believes that, among other reasons, the future belongs to Cardio based on the following competitive strengths:

•        Technology and products are strongly backed by science.

Cardio’s technology and products stem from over a decade of rigorous scientific research by the Founders in collaboration with other clinical and research experts from leading organizations. The Founders are experts in machine learning approaches in healthcare and in epigenetics with highly cited peer-reviewed publications. The technology and products are developed and validated with extensive clinical data. The key findings have been published after undergoing stringent independent third-party peer review.

•              Broad intellectual property portfolio protects Cardio’s current and future products and their applications.

As of September 2022, Cardio’s patent portfolio includes three patent families, one issued U.S. patent, seven patent applications pending worldwide, one issued EU patent, and two pending PCT International applications, generally directed to biomarkers associated with cardiovascular disease and diabetes for diagnosis and other applications. In addition, the Company has extensive trade secrets and know-how, including algorithms and assay designs, that that are critical for the continued development and improvement of Cardio’s current and future products.

•        Big data and artificial intelligence (machine learning) expertise drive future product development.

Cardio’s expertise in processing billions of clinical genotypic, epigenetic and phenotypic data points to generate critical insights allows the Company to continue to develop innovative products.

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•        Proprietary cutting-edge AI-driven Integrated Genetic-Epigenetic Engine™ accelerates product development.

Cardio has built a proprietary AI-driven Integrated Genetic-Epigenetic Engine™ that is made up of layers of big data, Cardio’s algorithms informed by biology and its expert domain knowledge that was designed and built over the past decade and can be leveraged to enable rapid design, development and launch of new diagnostic solutions.

•        Multiple potential product offerings with strong value propositions for key healthcare stakeholders.

Cardio has built a robust product pipeline for various types of cardiovascular disease and other indications that leverage its AI-driven Integrated Genetic-Epigenetic Engine™ to continue to build market traction. Cardio believes that its current and future products have strong value propositions for various key stakeholders in healthcare. As a result, Cardio believes that its customers will adopt and champion its products.

•        Products that can potentially drive value in multiple ways.

Cardio believes that its tests are the first epigenetics-based clinical tests for heart disease. Unlike genetic biomarkers that are static, the DNA methylation (epigenetic) biomarkers included in Cardio’s products are generally dynamic. Therefore, DNA methylation biomarkers can change over time and as a result, in addition to initial assessment, Cardio’s products could potentially be used to personalize interventions and help monitor the effectiveness of these interventions.

•       Commercial processes that are inherently scalable to meet demand.

Cardio’s commercial pipeline is inherently scalable. Its laboratory testing kits consist of easy to synthesize oligonucleotide products, readily available PCR reagents, and can be kitted months in advance. Its lancet and vacutainer-based sampling kits incorporate readily available components that can be sourced from several vendors. Cardio’s propriety algorithms can be scaled and automated to process data from thousands of samples. In addition, the laboratory processes can be automated and scaled by adding existing commercial equipment.

•        A leadership team of seasoned healthcare professionals and executives that is led by a visionary founder.

Cardio is led by a management team with experience in inventing innovative technologies, developing and commercializing clinical products, and building high growth companies.

Competition

Even though Cardio believes that its solutions provide significant advantages over solutions that are currently available from other sources, Cardio expects continued intense competition. This includes companies that are entering the cardiovascular diagnostics market or existing companies that are looking to capitalize on the same or similar opportunities as Cardio is in the clinical and non-clinical spaces. Some of its potential and current competitors have longer operating histories and have, or will have, substantially greater financial, technical, research, and other resources than Cardio does, along with larger, more established marketing, sales, distribution, and service organizations. This could enable its competitors to respond more quickly or efficiently than it can to capture a larger market share, respond to changes in the regulatory landscape or adapt to meet new trends in the market. Having access to more resources, these competitors may undertake more extensive research and development efforts, substantially reduce the time to introducing new technologies, accelerate key hires to drive adoption of their technologies, deploy more far-reaching marketing campaigns and implement a more aggressive pricing policy to build larger customer bases than Cardio has. In some cases, Cardio is competing for the same resources its customers allocate for purchasing cardiovascular diagnostics products or for establishing strategic partnerships. Cardio expects new competitors to emerge and the intensity of competition to increase. There is a likelihood that its competitors may develop solutions that are similar to those of Cardio and ones that could achieve greater market acceptance than Cardio’s. This could attract customers away from its solutions and reduce its market share. To compete effectively, Cardio must scale its organization and infrastructure appropriately and demonstrate that its products have superior value propositions, cost savings, and clinical performance.

The clinical cardiovascular diagnostic space is perhaps the most intensely competitive market space in clinical medicine. Even though Cardio’s solutions offer significant advantages to existing methods, Cardio expects alternative biomarker assessment approaches to continue to exist and to be developed. With respect to coronary heart disease (CHD) risk assessment, its competitors use a variety of technologies including genetic, serum lipid-based, imaging, proteomic and “people tracking” approaches.

Genetic testing, both whole genome and more focused panel modalities, is the first type of biomarker assessment and is used by many clinicians to assess lifetime risk for CHD. However, whereas the scientific tenets for this approach are generally accepted, it does not identify when the CHD might develop, and Cardio believes that the relative power of this method for predicting CHD as compared to its Epi+Gen CHD™ test is limited. In addition, whereas the use of this test may divert revenues for testing, this approach is in some manners complementary, and it is conceivable that some clinicians may elect to get both forms of testing to have a more holistic assessment of both short term and lifetime risk.

The best-known biomarker approach is that embodied by the American Heart Association/American College of Cardiology Atherosclerotic Cardiovascular Risk Calculator (referred to ASCVD risk calculator or Pooled Cohort Equation). This method integrates laboratory assessment of serum lipids, blood pressure and self-reported health variables to impute 10-year risk for all forms of atherosclerotic cardiovascular disease (mainly CHD, but also stroke and peripheral artery disease) using a standard algebraic equation. This is the most commonly used method of assessing CHD risk and enjoys general acceptance by the medical community. It is perhaps the most direct competitor for Cardio’s Epi+Gen CHD™ test. Cardio believes that its test has superior performance, does not require overnight fasting and will eventually provide greater information to the clinician than this current market standard. In addition, Cardio notes that its test assesses risk over a three-year window rather than a 10-year window which it believes is a more relevant period of time for patient management.

Imaging modalities are also used to assess risk for CHD. Perhaps the most commonly used imaging method for predicting risk for CHD is Coronary Artery Calcium (CAC) screening. In this method, a low intensity computed tomography (CT) scan is taken of the heart. Then using this data, the amount of calcium laden plaque is determined and the result used to assess 10-year risk for CHD. Strengths of this approach include the general acceptance of the medical community. Weaknesses include the necessity of exposing patients to x-ray radiation and the inability of the CAC test to monitor patient response. In many ways, this test competes with Cardio’s test. At the same time, Cardio notes that its test is not yet recommended as a primary method for screening low risk individuals, uses a longer risk assessment window, and could actually be used as secondary testing to evaluate patients who are not found to be at low risk using Epi+Gen CHD™.

Proteomic methods, as exemplified by serologic assessments of individual proteins such as c-reactive protein or of entire protein panels, such as that for the HART CADhs or CVE tests from Prevencio are another risk assessment tool. The CADhs test is a good example of a proteomic competitor and predicts the 1-year risk for having ≥70% stenosis in a major coronary artery while another Prevencio test HART CVE, predicts one year risk for individuals at risk for developing a major adverse cardiovascular event. Important differences between Cardio’s tests and their offerings include the window of prediction (three-year vs one-year), the type of technology employed (AI guided interpretation of genotype and methylation sensitive digital PCR results compared to algorithm interpretation of results from Luminex bead immunoassays). Because Cardio believes that digital PCR based methods are more scalable testing solutions than Luminex bead platforms, it believes that its approach has an advantage.

Finally, researchers have described methods to use wearable devices, such as Huami wrist device, to predict risk for cardiovascular disease. Although people doubtlessly use these and similar method derived from wearable devices to assess risk, their exact clinical market penetrance is currently low, and whether they would pose as a direct competitor for Cardio’s test remains uncertain.

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However, the aforementioned is only a snapshot of the current market space in which Cardio currently competes and which it intends to compete in the future. Its intellectual property claims include methods to develop tests for coronary heart disease, as well as incident and prevalent heart failure, stroke and diabetes. The test for prevalent coronary heart disease, whose basis was published in 2018, is well underway and Cardio expects this test to become a strong competitor for other methods of establishing current CHD, such as exercise treadmill testing, and for monitoring response to CHD treatment.

In summary, the cardiovascular diagnostic space is extremely competitive and fast moving. Cardio believes that the serum lipid, proteomic and to a certain extent, imaging-based modalities are direct competitors for customers and enjoy both large existing market share and substantial financial backing. In addition, it is clear that these existing alternative assessment strategies have significant degrees of scientific literature supporting their use, enjoy backing from key medical constituencies for their use in certain circumstances, and have established strategies for obtaining third party reimbursement. As the population ages, this competition is likely to increase. At the same time, Cardio believes that there are important differences between the current tests offered with its solutions with respect to clinical performance, window of clinical assessment, scalability, capacity for assisting with interventions and response monitoring. However, the other technologies are not static and Cardio expects refinements and/or combination of existing approaches to vigorously compete for customers in our business space. Cardio will have to scale its efforts and orient its organization appropriately and demonstrate that its products provide better value for its customers.

Intellectual Property

Cardio has made broad pending intellectual property (“IP”) claims with respect to the use of epigenetic and gene-methylation interactions for the assessment and monitoring of cardiovascular disease, specifically coronary heart disease, congestive heart failure and stroke, as well as diabetes, and its portfolio falls into three patent families. These patent applications have been filed in the United States and foreign jurisdictions, including the European Union, Japan, Canada and China. In the European Union a patent has already been granted. In the U.S., Patent No. 11,414,704, titled COMPOSITIONS AND METHODS FOR DETECTING PREDISPOSITION TO CARDIOVASCULAR DISEASE, was recently issued to the University of Iowa Research Foundation (UIRF), the co-inventors of which are Dr. Dogan and Dr. Philibert, Cardio’s Chief Executive Officer and Chief Medical Officer, respectively. This patent is exclusively licensed to Cardio under its license agreement with UIRF. Cardio’s issued and pending patents cover general methods as well as key technological steps that enable these core approaches while facilitating the continued patenting of material included in the patent applications Cardio expects to continue to file new patent applications to protect additional products and methodologies as they emerge.

The initial work on Cardio’s AI-driven Integrated Genetic-Epigenetic Engine™ is derived from work done by Cardio’s founders while at the University of Iowa, around which there is currently a family of patent and patent applications. Follow-on work on Cardio’s core technology also is derived from work done by Cardio’s founders while at the University of Iowa but was furthered by Cardio’s founders independent of the University of Iowa. The follow-on work is described in the second and third families of patent applications.

The initial work is described in the first family of patents and patent applications and is generally directed to a number of single nucleotide polymorphism (SNP) biomarkers and a number of methylation site biomarkers that are highly associated, at a statistically significant level, with the presence or the early onset of a number of cardiovascular diseases. The first family of patents and patent applications is owned solely by the University of Iowa Research Foundation (UIRF) and is exclusively licensed by Cardio. As of July 2022, this family includes six granted patents, one soon-to-be issued patent, and seven pending patent applications. Any and all patents issuing in this family will be solely owned by UIRF and, barring any changes to the UIRF exclusive license agreement, will fall under the exclusive license to Cardio.

The first family includes a granted patent in Europe, an allowed application in the U.S., and pending applications in Australia, Canada, China, Europe, India, Japan and the U.S. The issued claims in the EP patent are directed to compositions (e.g., a kit) for determining the methylation status of at least one CpG dinucleotide and a genotype of at least one single-nucleotide polymorphism (SNP) that includes at least one primer that detects the presence or absence of methylation in a particular region of the genome (referred to as cg26910465) and at least one primer that detects a first SNP in a particular region of the genome (referred to as rs10275666) or another SNP in linkage disequilibrium with the first SNP. The European patent is validated in six European countries including France, Germany, Italy, Ireland, Switzerland, and United Kingdom. The allowed claims in the U.S. are directed to methods for determining the presence of a biomarker associated with coronary heart disease (CHD) that includes performing a genotyping assay on a nucleic acid sample to detect the presence of a SNP in a particular region of the genome (referred to as rs11597065), bisulfite converting a nucleic acid sample and performing a methylation assay to detect the presence or absence of methylation in a particular region of the genome (referred to as cg12586707), and inputting the data from the genotyping assay and the methylation assay into a basic, non-specific algorithm. The original algorithm developed during the initial work is not disclosed in the first family of patents and patent applications. This family of patents is in-licensed under an exclusive license agreement with UIRF, and is expected to expire in 2037, absent any applicable patent term adjustments or extensions.

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The second family, which is follow-on work conducted by Cardio, is generally directed to a number of SNP biomarkers and a number of methylation site biomarkers that are highly associated, at a statistically significant level, with diabetes. This family includes a pending PCT International application, with claims directed to compositions (e.g., a kit) that include at least one primer for determining the methylation status of at least one CpG dinucleotide from a group of five different methylation sites, or a different CpG dinucleotide in linkage disequilibrium with one of the listed CpG dinucleotides, and at least one primer for determining the genotype of at least one SNP from a group of five different SNPs, or a different SNP in linkage disequilibrium with one of the listed SNPs. The PCT application also includes claims to methods of determining the presence of biomarkers associated with diabetes, claims to a computer-readable medium for performing such methods, and claims to a system for determining the methylation status of at least one CpG dinucleotide and the genotype of at least one SNP. The specific algorithm developed for the association of biomarkers with diabetes, which includes an Artificial Intelligence (AI) component, is not a part of the disclosure of the second family of patent applications, and Cardio presently intends to maintain this aspect as a trade secret. Patents issuing from the second family are expected to expire in 2041, absent any applicable patent term adjustments or extensions.

The second family of patent applications is co-owned by UIRF and Cardio, since Cardio expanded on and further refined some of the original research that was done at the University of Iowa. As of July 2022, this family includes one International PCT application. The ownership of any and all patents that ultimately issue in this family will depend on the specific subject matter that is claimed in each issued patent; ownership could lie solely with UIRF or Cardio, or ownership could be shared between UIRF and Cardio. For example, depending upon the specific biomarkers claimed and when those biomarkers were identified (e.g., during the initial work at the University of Iowa or during the follow-on work at Cardio), ownership could lie solely with UIRF or Cardio, or ownership could be shared between UIRF and Cardio (e.g., if a claimed biomarker was initially identified at the University of Iowa and its significance with respect to diabetes was further refined by Cardio; or if one of the claimed biomarkers was identified at the University of Iowa and another one of the claimed biomarkers was identified at Cardio).

The third family of patent applications, also considered follow-on work of Cardio, is generally directed to a number of SNP biomarkers and a number of methylation site biomarkers that are highly associated, at a statistically significant level, with the three-year incidence of cardiovascular disease. This family includes one pending PCT International application and a pending U.S. application, with claims directed to compositions (e.g., a kit) that include at least one primer for determining the methylation status of at least one CpG dinucleotide from a group of three different methylation sites, or a different CpG dinucleotide in linkage disequilibrium with one of the listed CpG dinucleotides, and at least one primer for determining the genotype of at least one SNP from a group of five different SNPs, or a different SNP in linkage disequilibrium with one of the listed SNPs. The PCT application also includes claims to methods of determining the presence of biomarkers associated with three-year incidence of cardiovascular disease, claims to a computer-readable medium for performing such methods, and claims to a system for determining the methylation status of at least one CpG dinucleotide and the genotype of a SNP. The specific algorithm developed for the association of biomarkers with three-year incidence of cardiovascular disease, which includes an Artificial Intelligence (AI) component, is not a part of the disclosure of the third family of patent applications, and Cardio presently intends to maintain this aspect as a trade secret. This family of patents is owned exclusively by Cardio. As of July 2022, this family includes one International PCT application as well as a one U.S. utility application. Any and all patents issuing in this family will be solely owned by Cardio. Patents issuing from the third family are expected to expire in 2041, absent any applicable patent term adjustments or extensions.

The Exclusive License Agreement entered into with UIRF and those licenses granted under that license agreement terminate on the expiration of the patent rights licensed under the license agreement, unless certain proprietary, non-patented technical information is still being used by Cardio, in which case the license agreement will not terminate until the date of termination of such use. The licenses under the license agreement could terminate prior to the expiration of the licensed patent rights if Cardio materially breaches its obligations under the license agreement, including failing to pay the applicable license fees and any interest on such fees, and fails to fully remedy such breach within the period specified in the license agreement, or if Cardio enters liquidation, has a receiver or administrator appointed over any assets related to the license agreement, or ceases to carry on business, or files for bankruptcy or if an involuntary bankruptcy petition is filed against Cardio.

Additionally, Cardio has considerable IP in the form of trade secrets, including bioinformatics and high-performance computing techniques and machine learning algorithms used to identify genetic and epigenetic biomarkers for various products and to interpret genetic and epigenetic data from patient samples to generate clinically actionable information, as well as the methods to develop new methylation sensitive assays. Cardio protects its proprietary information, which includes, but is not limited to, trade secrets, know-how, trademarks and copyrights. Cardio’s future success depends on protecting that knowledge, obtaining trademarks on its products, copyright on key materials, and avoiding infringing on the IP rights of others. Where appropriate, Cardio will assess the operating space and acquire licenses for critical technologies that it does not possess or cannot create. Cardio continues to invest in technological innovation and will seek mutualistic and symbiotic licensing opportunities to promote and maintain its competitive position.

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In order to provide its products, Cardio currently uses a variety of third party technologies including, for example, genotyping, digital methylation assessment and data processing technologies. The terms of these agreements for the non-exclusive use of these technologies are subject to change without notice and could affect Cardio’s ability to deliver its solutions. In addition, from time to time, Cardio may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that Cardio developed using such software (which could include Cardio’s proprietary source code), or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation that could be costly to defend, have a negative effect on Cardio’s operating results and financial condition or require Cardio to devote additional research and development resources to change its existing or future. Responding to any infringement or noncompliance claim by an open-source vendor, regardless of its validity, discovering certain open-source software code in Cardio’s products, or a finding that Cardio has breached the terms of an open-source software license, could harm its business, results of operations and financial condition In each case, Cardio would be required to either seek licenses to software or services from other parties and redesign its products to function with such other parties’ software or services or develop these components internally, which would result in increased costs and could result in delays to product launches. Furthermore, Cardio might be forced to limit the features available in its current or future solutions.

Government Regulation

The laboratory testing and healthcare industry and the practice of medicine are extensively regulated at both the state and federal levels, and additionally, the practice of medicine is similarly extensively regulated by the various states. Cardio’s ability to operate profitably will depend in part upon its ability, and that of its vendor partners, to maintain all necessary licenses and to operate in compliance with applicable laws and rules. Those laws and rules continue to evolve, and Cardio therefore devotes significant resources to monitoring relevant developments in FDA, CLIA, healthcare and medical practice regulation. Those laws and rules include, but are not limited to, ones that govern the regulation of clinical laboratories in general and the regulation of laboratory-developed tests (“LDTs”) in particular. As discussed below, legislation has been introduced in Congress that would substantially alter federal regulation of diagnostic tests, including LDTs. As the applicable laws and rules change, Cardio is likely to make conforming modifications in its business processes from time to time. In many jurisdictions where Cardio operates, neither Cardio’s current nor its anticipated business model has been the subject of judicial or administrative interpretation. Cardio cannot be assured that a review of Cardio’s business by courts or regulatory authorities will not result in determinations that could adversely affect Cardio’s operations or that the laboratory and healthcare regulatory environment will not change in a way that restricts its operations.

State and Federal Regulatory Issues

Clinical Laboratory Improvement Amendments of 1988 and State Regulation

Clinical laboratories are required to hold certain federal and state licenses, certifications and permits to conduct Cardio’s business. As to federal certifications, in 1988, Congress passed the Clinical Laboratory Improvement Amendments of 1988, or CLIA, establishing more rigorous quality standards for all commercial laboratories that perform testing on human specimens for the purpose of providing information for the diagnosis, prevention, or treatment of disease or the assessment of the health of human beings. CLIA requires such laboratories to be certified by the federal government and mandates compliance with various operational, personnel, facilities administration, validation, quality and proficiency testing requirements intended to ensure the accuracy, reliability and timeliness of patient test results. CLIA certification is also a prerequisite to be eligible to bill state and federal healthcare programs, as well as many commercial third-party payers, for laboratory testing services.

Laboratories must comply with all applicable CLIA requirements. If a clinical laboratory is found not to comply with CLIA standards, the government may impose sanctions, limit or revoke the laboratory’s CLIA certificate (and prohibit the owner, operator or laboratory director from owning, operating, or directing a laboratory for two years following license revocation), subject the laboratory to a directed plan of correction, on-site monitoring, civil monetary penalties, civil actions for injunctive relief, criminal penalties, or suspension or exclusion from the Medicare and Medicaid programs.

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CLIA provides that a state may adopt laboratory licensure requirements and regulations that are more stringent than those under federal law and requires compliance with such laws and regulations. New York State in particular, has implemented its own more stringent laboratory regulatory requirements. State laws may require the laboratory to obtain state licensure and/or laboratory personnel to meet certain qualifications, specify certain quality control procedures or facility requirements, or prescribe record maintenance requirements. Moreover, several states impose the same or similar state requirements on out-of-state laboratory testing specimens collected or received from, or test results reported back to, residents within that state. Therefore, the laboratory is required to meet certain laboratory licensing requirements for those states in which Cardio offers services or from which Cardio accepts specimens and that have adopted regulations beyond CLIA. For more information on state licensing requirements, see “— California Laboratory Licensing,” “— New York Laboratory Licensing” and “— Other State Laboratory Licensing Laws.”

The laboratory running the test has also been accredited by the College of American Pathologists, or CAP, which means that it has been certified as following CAP standards and guidelines in operating the laboratory facility and in performing tests that ensure the quality of the test results. CAP is a deemed accrediting body for CMS, meaning that successful inspection by CAP satisfies a laboratory’s CLIA requirements, and results in the issuance of a Certificate of Accreditation by CMS.

California Laboratory Licensing

In addition to federal certification requirements for laboratories under CLIA, the laboratory is required under California law to maintain a California state license and comply with California state laboratory laws and regulations. Similar to the federal CLIA regulations, the California state laboratory laws and regulations establish standards for the operation of a clinical laboratory and performance of test services, including the education and experience requirements of the laboratory director and personnel (including requirements for documentation of competency), equipment validations, and quality Management practices. All testing personnel must maintain a California state license or be supervised by licensed personnel.

Clinical laboratories are subject to both routine and complaint-initiated on-site inspections by the state. If a clinical laboratory is found to be out of compliance with California laboratory standards, the California Department of Public Health, or CDPH, may suspend, restrict or revoke the California state laboratory license to operate the clinical laboratory (and exclude persons or entities from owning, operating, or directing a laboratory for two years following license revocation), assess civil money penalties, and/or impose specific corrective action plans, among other sanctions. Clinical laboratories must also provide notice to CDPH of any changes in the ownership, directorship, name or location of the laboratory. Failure to provide such notification may result in revocation of the state license and sanctions under the CLIA program. Any revocation of a CLIA certificate or exclusion from participation in Medicare or Medicaid programs may result in suspension of the California state laboratory license.

New York Laboratory Licensing

Cardio currently does not conduct tests on specimens originating from New York State. In order to test specimens originating from, and return results to New York State, a clinical laboratory is required to obtain a New York state laboratory permit and comply with New York state laboratory laws and regulations. The New York state laboratory laws, regulations and rules are equal to or more stringent than the CLIA regulations and establish standards for the operation of a clinical laboratory and performance of test services, including education and experience requirements of a laboratory director and personnel, physical requirements of a laboratory facility, equipment validations, and quality Management practices. The laboratory director(s) must maintain a Certificate of Qualification issued by the New York State Department of Health, or NYS DOH, in the permitted test categories.

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A clinical laboratory conducting tests on specimens originating in New York is subject to proficiency testing and on-site survey inspections conducted by the Clinical Laboratory Evaluation Program, or CLEP, under the NYS DOH. If a laboratory is found to be out of compliance with New York’s CLEP standards, the NYS DOH, may suspend, limit, revoke or annul the New York laboratory permit, censure the holder of the license or assess civil money penalties. Statutory or regulatory noncompliance may result in a laboratory’s operator, owners and/or laboratory director being found guilty of a misdemeanor under New York law. Clinical laboratories must also provide notice to CLEP of any changes in ownership, directorship, name or location of the laboratory. Failure to provide such notification may result in revocation of the state license and sanctions under the CLIA program. Any revocation of a CLIA certificate or exclusion from participation in the Medicare or Medicaid programs may result in suspension of the New York laboratory permit.

The NYS DOH also must approve each LDT before that test is offered to patients located in New York

Other State Laboratory Licensing Laws

In addition to New York and California, certain other states require licensing of out-of-state laboratories under certain circumstances. Cardio has obtained licenses in the states that it believes require it to do so and believes it is in compliance with applicable state laboratory licensing laws, including Maryland and Pennsylvania.

Potential sanctions for violation of state statutes and regulations can include significant monetary fines, the rejection of license applications, the suspension or loss of various licenses, certificates and authorizations, and in some cases criminal penalties, which could harm Cardio’s business. CLIA does not preempt state laws that have established laboratory quality standards that are more stringent than federal law.

Laboratory-Developed Tests

The FDA generally considers a laboratory-developed test, or LDT, to be a test that is developed, validated, used and performed within a single laboratory.

The FDA has historically taken the position that it has the authority to regulate LDTs as in vitro diagnostic, or IVD medical devices under the Federal Food, Drug and Cosmetic Act, or FDC Act, but it has generally exercised enforcement discretion with regard to LDTs. This means that even though the FDA believes it can impose regulatory requirements on LDTs, such as requirements to obtain premarket approval, de novo authorization, or 510(k) clearance of LDTs, it has generally chosen not to enforce those requirements to date. However, there have been situations in which FDA, because of safety, public health, or other concerns, has required companies offering LDTs to comply with FDA regulations applicable to other IVDs, including the requirement for premarket review and authorization.

Separately, the Centers for Medicare and Medicaid Services, or CMS, oversees clinical laboratory operations through the CLIA program.

The regulatory environment for LDTs has changed over time. For example, in 2020, the Department of Health and Human Services, or HHS, directed the FDA to stop regulating LDTs, but in 2021, HHS reversed its policy. Thereafter, the FDA resumed requiring submission of emergency use authorization, or EUA, requests, for COVID-19 LDTs, but has not indicated an intent to change its policy of enforcement discretion with respect to other, non-COVID, LDTs.

Various bills have been introduced in Congress seeking to substantially change the regulation of both LDTs and IVDs:

The VALID Act

In March 2020, the Verifying Accurate Leading-edge IVCT Development, or VALID, Act was introduced in the Senate, and proposed a common regulatory framework for in vitro clinical tests, or IVCTs, which would comprise both IVDs and LDTs, and would require premarket approval for some tests currently offered as LDTs. The VALID Act was reintroduced in June 2021 and would similarly clarify and enhance the FDA’s authority to regulate LDTs. The VALID Act was included in the FDA Safety and Landmark Advancements, or FDASLA, legislation, which was favorably voted upon by the Senate Health, Education, Labor and Pensions (HELP) Committee in June 2022. The FDASLA will now be considered by the full Senate. In May 2022, the House Energy and Commerce Committee approved a version of the FDASLA that does not include the VALID Act, and which will now be considered by the full House. If the Senate and the House pass their respective versions of the FDASLA, a Senate-House conference committee will be convened to reconcile the differences in the legislation, including any differences relating to the VALID Act.

If enacted, VALID will foreseeably have a significant impact on the clinical laboratory sector, and many LDTs will be required to undergo FDA premarket review and authorization at some point. The particular impact on Cardio’s LDTs is difficult to predict at this time. Depending on the final version of the legislation, some tests already on the market as of the date of enactment may be “grandfathered” and may not require premarket authorization, at least initially. Other LDTs may not be required to obtain premarket authorization at all. Additionally, the FDA will need to undertake rulemaking or develop guidance to implement the new law, a process that would likely take months or years. It is therefore not possible to predict the specific impact of VALID on Cardio’s operations. If premarket authorization is required, it could lead to a substantial increase in the time and cost to bring the tests to market or require significant resources to obtain FDA authorization to allow continued marketing of tests. VALID may also result in ongoing FDA regulatory obligations even for tests that do not need to undergo FDA review.

The VITAL Act

In March 2020, the Verified Innovative Testing in American Laboratories, or VITAL, Act was introduced in the Senate, and would expressly shift the regulation of LDTs from the FDA to CMS. The VITAL Act was reintroduced in May 2021. Unlike the VALID Act, the VITAL Act has not been referred to the HELP Committee and has not been incorporated into FDASLA, making its prospects of enactment in this session of Congress unlikely.

In addition to potential legislation affecting LDTs, the FDA or the Federal Trade Commission, or FTC, as well as state consumer protection agencies and competitors, regulate the materials and methods used in the promotion of LDTs, including with respect to the product claims in promotional materials. Enforcement actions by the FDA, FTC and/or state consumer protection agencies for objectionable claims may include, among others, injunctions, civil penalties, and equitable monetary relief.

Regulation by the U.S. Food and Drug Administration

Should the FDA decide not to exercise enforcement discretion for LDTs, LDTs would be subject to extensive regulation as medical devices under the FDC Act and its implementing regulations, which govern, among other things, medical device development, testing, labeling, storage, premarket clearance or approval, advertising and promotion and product sales and distribution. To be commercially distributed in the United States, medical devices, including collection devices used to collect samples for testing, and certain types of software must receive from the FDA prior to marketing, unless subject to an exemption, clearance of a premarket notification, or 510(k), premarket approval, or a PMA, or a de novo authorization.

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In vitro diagnostics, or IVDs, are a type of medical device that can be used in the diagnosis or detection of diseases or conditions, including assessment of state of health, through collection, preparation and examination of specimens from the human body. IVDs can be used to detect the presence of certain chemicals, genetic information or other biomarkers related to health or disease. IVDs include tests for disease prediction, prognosis, diagnosis, and screening.

The FDC Act classifies medical devices into one of three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the fewest regulatory controls. Many Class I devices are exempt from FDA premarket review requirements. Class II devices, including some software products to the extent that they qualify as a device, are deemed to be moderate risk, and generally require clearance through the premarket notification, or 510(k) clearance, process. Class III devices are generally the highest risk devices and are subject to the highest level of regulatory control to provide reasonable assurance of the device's safety and effectiveness. Class III devices typically require a PMA by the FDA before they are marketed. A clinical trial is almost always required to support a PMA application or de novo authorization and is sometimes required for 510(k) clearance. All clinical studies of investigational devices must be conducted in compliance with any applicable FDA and Institutional Review Board requirements. Devices that are exempt from FDA premarket review requirements must nonetheless comply with post-market general controls as described below, unless the FDA has chosen otherwise.

510(k) clearance pathway. To obtain 510(k) clearance, a manufacturer must submit a premarket notification demonstrating to the FDA’s satisfaction that the proposed device is substantially equivalent to a previously 510(k)-cleared device or to a device that was in commercial distribution before May 28, 1976 for which the FDA has not called for submission of a PMA application. The previously cleared device is known as a predicate. The FDA’s 510(k) clearance pathway usually takes from three to 12 months from submission, but it can take longer, particularly for a novel type of product. In addition, the COVID-19 pandemic has resulted in significant workload increases within the Center for Devices and Radiological Health that could affect 510(k) review timelines.

PMA pathway. The PMA pathway requires proof of the safety and effectiveness of the device to the FDA’s satisfaction. The PMA pathway is costly, lengthy, and uncertain. A PMA application must provide extensive preclinical and clinical trial data as well as information about the device and its components regarding, among other things, device design, manufacturing, and labeling. As part of its PMA review process, the FDA will typically inspect the manufacturer’s facilities for compliance with QSR requirements, which impose extensive testing, control, documentation, and other quality assurance procedures. The PMA review process typically takes one to three years from submission but can take longer, including, as noted above, due to delays resulting from the COVID-19 pandemic.

De novo pathway. If no predicate device can be identified, a device is automatically classified as Class III, requiring a PMA application. However, the FDA can reclassify, either on its own initiative or in response to a request for de novo classification, for a device for which there was no predicate device if the device is low- or moderate-risk. If the device is reclassified as Class II, the FDA will identify special controls that the manufacturer must implement, which may include labeling, performance standards, or other requirements. Subsequent applicants can rely upon the de novo product as a predicate for a 510(k) clearance, unless the FDA exempts subsequent devices from the need for a 510(k). The de novo route is intended to be less burdensome than the PMA process. In October 2021, the FDA issued final regulations codifying FDA’s expectations for de novo requests, which went into effect in January 2022. In October 2021, the FDA also issued updated and final guidance on the de novo request and classification process, for the purpose of providing clarity and transparency regarding the de novo classification process. The de novo route has historically been used for many IVD products.

Post-market general controls. After a device, including a device exempt from FDA premarket review, is placed on the market, numerous regulatory requirements apply. These include: the QSR, labeling regulations, registration and listing, the Medical Device Reporting regulation (which requires that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur), and the Reports of Corrections and Removals regulation (which requires manufacturers to report to the FDA corrective actions made to products in the field, or removal of products once in the field if such actions were initiated to reduce a risk to health posed by the device or to remedy a violation of the FDC Act). Depending on the severity of the legal violation that led to correction or removal, the FDA may classify the manufacturer’s action as a recall.

The FDA enforces compliance with its requirements through inspection and market surveillance. If the FDA finds a violation, it can institute a wide variety of actions, ranging from an untitled or public warning letter to enforcement actions such as fines, injunctions, and civil penalties; recall or seizure of products; operating restrictions, partial suspension or total shutdown of production; refusing requests for 510(k) clearance or PMA approval of new products; withdrawal of PMAs already granted; and criminal prosecution.

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Corporate Practice of Medicine; Fee-Splitting

Cardio contracts with a healthcare telemedicine company to deliver services to Cardio’s patients. This contractual relationship is subject to various state laws, including those of New York, Texas and California, that prohibit fee-splitting or the practice of medicine by lay entities or persons and are intended to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment. In addition, various state laws also generally prohibit the sharing of professional services income with nonprofessional or business interests. Activities other than those directly related to the delivery of healthcare may be considered an element of the practice of medicine in many states. Under the corporate practice of medicine restrictions of certain states, decisions and activities such as scheduling, contracting, setting rates and the hiring and Management of non-clinical personnel may implicate the restrictions on the corporate practice of medicine.

State corporate practice of medicine and fee-splitting laws vary from state to state and are not always consistent among states. In addition, these requirements are subject to broad powers of interpretation and enforcement by state regulators. Some of these requirements may apply to any telemedicine company we contract with. Failure to comply with regulations could lead to adverse judicial or administrative action against Cardio and/or telemedicine providers we work with, civil or criminal penalties, receipt of cease-and-desist orders from state regulators, loss of Provider licenses, the need to make changes to the terms of engagement with any telemedicine company we contract with that interfere with Cardio’s business and other materially adverse consequences.

Federal and State Fraud and Abuse Laws

Healthcare Laws Generally

The federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations, which is collectively referred to as HIPAA, established several separate criminal penalties for making false or fraudulent claims to insurance companies and other non-governmental payors of healthcare services. Under HIPAA, these two additional federal crimes are: “Healthcare Fraud” and “False Statements Relating to Healthcare Matters.” The Healthcare Fraud statute prohibits knowingly and recklessly executing a scheme or artifice to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government-sponsored programs. The False Statements Relating to Healthcare Matters statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines or imprisonment. This statute could be used by the government to assert criminal liability if a healthcare provider knowingly fails to refund an overpayment. These provisions are intended to punish some of the same conduct in the submission of claims to private payors as the federal False Claims Act covers in connection with governmental health programs.

In addition, the Civil Monetary Penalties Law imposes civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs and employing or contracting with individuals or entities who are excluded from participation in federally funded healthcare programs. Moreover, a person who offers or transfers to a Medicare or Medicaid beneficiary any remuneration, including waivers of co-payments and deductible amounts (or any part thereof), that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of Medicare or Medicaid payable items or services may be liable for civil monetary penalties of up to $10,000 for each wrongful act. Moreover, in certain cases, providers who routinely waive copayments and deductibles for Medicare and Medicaid beneficiaries can also be held liable under the Anti-Kickback Statute and civil False Claims Act, which can impose additional penalties associated with the wrongful act. One of the statutory exceptions to the prohibition is non-routine, unadvertised waivers of copayments or deductible amounts based on individualized determinations of financial need or exhaustion of reasonable collection efforts. The OIG emphasizes, however, that this exception should only be used occasionally to address special financial needs of a particular patient. Although this prohibition applies only to federal healthcare program beneficiaries, the routine waivers of copayments and deductibles offered to patients covered by commercial payers may implicate applicable state laws related to, among other things, unlawful schemes to defraud, excessive fees for services, tortious interference with patient contracts and statutory or common law fraud.

Federal Stark Law

Cardio is subject to the federal self-referral prohibitions, commonly known as the Stark Law. Where applicable, this law prohibits a physician from referring Medicare patients to an entity providing “designated health services” if the physician or a member of such physician’s immediate family has a “financial relationship” with the entity, unless an exception applies. The penalties for violating the Stark Law include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services, civil penalties of up to $15,000 for each violation and twice the dollar value of each such service and possible exclusion from future participation in the federally-funded healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme. The Stark Law is a strict liability statute, which means proof of specific intent to violate the law is not required. In addition, the government and some courts have taken the position that claims presented in violation of the various statutes, including the Stark Law can be considered a violation of the federal False Claims Act (described below) based on the contention that a provider impliedly certifies compliance with all applicable laws, regulations and other rules when submitting claims for reimbursement. A determination of liability under the Stark Law could have a material adverse effect on Cardio’s business, financial condition and results of operations.

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Federal Anti-Kickback Statute

Cardio is also subject to the federal Anti-Kickback Statute. The Anti-Kickback Statute is broadly worded and prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person covered by Medicare, Medicaid or other governmental programs, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs. Certain federal courts have held that the Anti-Kickback Statute can be violated if “one purpose” of a payment is to induce referrals. In addition, a person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation, making it easier for the government to prove that a defendant had the requisite state of mind or “scienter” required for a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, as discussed below. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, including fines of $50,000 per violation and three times the amount of the unlawful remuneration. Imposition of any of these remedies could have a material adverse effect on Cardio’s business, financial condition and results of operations. In addition to a few statutory exceptions, the U.S. Department of Health and Human Services Office of Inspector General, or OIG, has published safe-harbor regulations that outline categories of activities that are deemed protected from prosecution under the Anti-Kickback Statute provided all applicable criteria are met. The failure of a financial relationship to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG.

False Claims Act

Both federal and state government agencies have continued civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the federal False Claims Act. These investigations can be initiated not only by the government but also by a private party asserting direct knowledge of fraud. These “qui tam” whistleblower lawsuits may be initiated against any person or entity alleging such person or entity has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government or has made a false statement or used a false record to get a claim approved. In addition, the improper retention of an overpayment for 60 days or more is also a basis for a False Claim Act action, even if the claim was originally submitted appropriately. Penalties for False Claims Act violations include fines ranging from $5,500 to $11,000 for each false claim, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from the federally-funded healthcare programs. In addition, some states have adopted similar fraud, whistleblower and false claims provisions.

State Fraud and Abuse Laws

Several states in which Cardio operates have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any third-party payor, including commercial insurers, not just those reimbursed by a federally-funded healthcare program. A determination of liability under such state fraud and abuse laws could result in fines and penalties and restrictions on Cardio’s ability to operate in these jurisdictions.

State and Federal Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information, or PII, including health information. In particular, HIPAA establishes privacy and security standards that limit the use and disclosure of protected health information, or PHI, and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Since the effective date of the HIPAA Omnibus Final Rule on September 23, 2013, HIPAA’s requirements are also directly applicable to the independent contractors, agents and other “business associates” of covered entities that create, receive, maintain or transmit PHI in connection with providing services to covered entities. Although Cardio is a covered entity under HIPAA, Cardio is also a business associate of other covered entities when Cardio is working on behalf of Cardio’s affiliated medical groups.

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Violations of HIPAA may result in civil and criminal penalties. The civil penalties range from $100 to $50,000 per violation, with a cap of $1.5 million per year for violations of the same standard during the same calendar year. However, a single breach incident can result in violations of multiple standards. Cardio must also comply with HIPAA’s breach notification rule. Under the breach notification rule, covered entities must notify affected individuals without unreasonable delay in the case of a breach of unsecured PHI, which may compromise the privacy, security or integrity of the PHI. In addition, notification must be provided to the HHS and the local media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to HHS on an annual basis. The regulations also require business associates of covered entities to notify the covered entity of breaches by the business associate.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for a HIPAA violation, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. In light of the HIPAA Omnibus Final Rule, recent enforcement activity, and statements from HHS, Cardio expects increased federal and state HIPAA privacy and security enforcement efforts.

HIPAA also required HHS to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. On January 16, 2009, HHS released the final rule mandating that everyone covered by HIPAA must implement ICD-10 for medical coding on October 1, 2013, which was subsequently extended to October 1, 2015 and is now in effect.

Many states in which Cardio operates and in which Cardio’s patients reside also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California, in which Cardio operates, are more restrictive than HIPAA. Where state laws are more protective than HIPAA, Cardio must comply with the state laws Cardio is subject to, in addition to HIPAA. In certain cases, it may be necessary to modify Cardio’s planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state laws are changing rapidly, and there is discussion of a new federal privacy law or federal breach notification law, to which Cardio may be subject.

In addition to HIPAA, state health information privacy and state health information privacy laws, Cardio may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and pursuant to the related contracts that Cardio enters into with Cardio’s business associates, Cardio must report breaches of unsecured PHI to Cardio’s contractual partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

State Privacy Laws

Various states have enacted laws governing the privacy of personal information collected and used by businesses online. For example, California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which went into effect on January 1, 2020 and was recently amended by the California Privacy Rights Act of 2020 which significantly modified the CCPA in ways that affect businesses. This law, in part, requires that companies make certain disclosures to consumers via their privacy policies, or otherwise at the time the personal data is collected. Cardio will have to determine what personal data it is collecting from individuals and for what purposes, and to update its privacy policy every 12 months to make the required disclosures, among other things.

Prior Relationships of Cardio with I-On Digital Corp. and Boustead Securities, LLC

Cardio previously entered into an Agreement and Plan of Merger and Reorganization (as amended, the “I-On Merger Agreement”) on April 27, 2021, the parties to which were I-On Digital Corp., a Delaware corporation (“I-On”), CDI Acquisition Corp., a Delaware corporation created for purposes of the proposed transaction and a wholly-owned subsidiary of I-On (“CDI Acquisition”), Cardio and the Cardio stockholders. Under the terms of the I-On Merger Agreement, CDI Acquisition would merge with Cardio, and Cardio would be the surviving corporation in a “reverse merger” transaction. The I-On Merger Agreement was amended to extend the period under which the Parties could consummate the merger on August 29, 2021, October 11, 2021 and December 28, 2021. Cardio terminated the Merger Agreement on April 20, 2022.

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In connection with the termination of the Merger Agreement, Cardio also terminated (i) an Escrow Agreement, dated February 26, 2021 (the “Escrow Agreement”), by and among Jae Cheol Oh, as representative of certain sellers of shares of common stock of I-On, Meeshanthini Dogan (the “Purchasers Representative”), as representative for the purchasers of the shares of common stock of I-On, and McCarter & English, LLP (the “Escrow Agent”), and (ii) a Placement Agent and Advisory Services Agreement (the “Placement Agent Agreement”), dated April 12, 2021, between Cardio and Boustead Securities, LLC (“Boustead Securities”).

Under the Escrow Agreement, in connection with the proposed acquisition by certain affiliates of Cardio of 500,000 shares of I-On common stock at the Closing under the I-On Merger Agreement, Cardio deposited an initial down payment of $50,000 with the Escrow Agent, followed by an additional deposit of $200,000, for a total of $250,000. In terminating the Escrow Agreement, Cardio requested the return of the escrowed funds in accordance with the terms of the Escrow Agreement.

In response, Cardio was informed that I-On objected to the release of the funds from escrow. I-On took the position that the $50,000 down payment was non-refundable. In addition, Cardio had previously agreed to pay the filing fees associated with I-On’s filing of its Form 10-K for the period ending December 31, 2021. I-On would require Cardio to pay such fees or authorize the release of those funds from the deposit in connection with any release of the funds from escrow. Finally, I-On asserted that Cardio terminated the Merger Agreement for improper reasons not contemplated by the Merger Agreement and that the delays in closing the merger were primarily caused by Cardio. As a result, I-On demanded that Cardio instruct the Escrow Agent to release the entire $250,000 deposited in escrow to I-On to compensate it for the delays it alleged Cardio had caused. Cardio strongly disputed each of the allegations with respect to the release of the funds from escrow. In July 2022, the parties entered into a final settlement agreement pursuant to which the funds deposited in escrow were allocated to the parties and mutual releases were given.

Under the terminated Placement Agent Agreement, Cardio agreed to certain future rights in favor of Boustead Securities, including (i) a two-year tail period during which Boustead Securities would be entitled to compensation in the event Cardio were to close on a transaction (as defined in the Placement Agent Agreement) with any party that was introduced to Cardio by Boustead Securities; and (ii) a right of first refusal to act as Cardio’s exclusive placement agent for 24-months from the end of the term of the Placement Agent Agreement (the “right of first refusal”). Cardio has taken the position that due to Boustead Securities’ failure to perform as contemplated by the Placement Agent Agreement, these provisions purporting to provide future rights are null and void.

Boustead Securities responded to the termination of the Placement Agent Agreement by disputing Cardio’s contention that it had not performed under the Placement Agent Agreement because, among other things, Boustead Securities had never sought out prospective investors. In its response, Boustead Securities included a list of funds that they had supposedly contacted on Cardio’s behalf. While Boustead Securities’ contention appears to contradict earlier communications from Boustead Securities in which they indicated that they had not made any such contacts or introductions, Boustead Securities is currently contending that they are due success fees for two years following the termination of the Placement Agent Agreement on any transaction with any person on the list of supposed contacts or introductions. Cardio strongly disputes this position. Notwithstanding the foregoing, Cardio has not consummated any transaction, as defined, with any potential party that purportedly was a contact of Boustead Securities in connection with the Placement Agent Agreement and has no plans to do so at any time during the tail period. No legal proceedings have been instigated by either party, and Cardio believes that the final outcome will not have a material adverse impact on its financial condition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against Cardio or any members of its management in their capacity as such.

Facilities

Cardio’s corporate headquarters is located in Chicago, Illinois, which we rent as co-work space under an office service agreement for a monthly rental fee. Cardio believes that these facilities are generally suitable to meet its current needs.

Employees

As of September 30, 2022, Cardio had five full-time employees and two part-time employees. In addition, Cardio also engages contractors and consultants as needed from time to time. None of Cardio’s employees is represented by a labor union. We have not experienced any work stoppages. We believe that relations with our employees are good.

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CARDIO’S DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding Cardio’s executive officers and directors as of the date of this proxy statement. Cardio expects that these executive officers will continue as executive officers following the Business Combination and that the directors will constitute three of the seven directors of the combined company. See “Management of the Company Following the Business Combination.”

Name	Age	Position	Held Position Since
Warren Hosseinion, MD	50	Non-Executive Chairman of the Board	November 2020
Meeshanthini (Meesha) Dogan, PhD	34	Chief Executive Officer and Director	May 2017
Robert (Rob) Philibert, MD PhD	61	Chief Medical Officer and Director	May 2017
Elisa Luqman, JD MBA	57	Chief Financial Officer	March 2021
Timur Dogan, PhD	34	Chief Technology Officer	May 2022
Khullani Abdullahi, JD	39	Vice President of Revenue and Strategy	May 2022

Biographical Information

Warren Hosseinion has been Cardio’s Non-Executive Chairman of the Board since May 2022 and has served on Cardio’s Board since November 2020. In March 2021, Cardio and Dr. Hosseinion entered into a consulting agreement under which he was retained to provide services in connection with a potential merger transaction. He is also currently the President and a director of Nutex Health, Inc. (“Nutex”) (Nasdaq: NUTX), a physician-led, technology-enabled healthcare services company, positions he has held since April 2022. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) and served as a member of the Board of Directors of Apollo Medical Holdings, Inc. since July 2008, the Chief Executive Officer of Apollo Medical Holdings, Inc. from July 2008 to December 2017, and a Co-Chief Executive Officer of Apollo Medical Holdings, Inc. from December 2017 to March 2019. In 2001, Dr. Hosseinion co-founded ApolloMed. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Medical Degree from the Georgetown University School of Medicine and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center.

Meeshanthini Dogan has served as Cardio’s Chief Executive Officer and a director since inception. Together with Dr. Philibert, she is the Co-Founder of Cardio, with over 10 years’ experience in bridging medicine, engineering and artificial intelligence towards building solutions to fulfill unmet clinical needs such as in cardiovascular disease prevention. Coming from a family with a two-generation history of heart disease and having worked for an extensive time interacting with those affected by heart disease, she understands the pain points and founded Cardio Diagnostics to help prevent others from experiencing its devastating impacts. Dr. Dogan is a pioneer in artificial intelligence/machine learning-driven integrated genetic-epigenetic approaches, which includes highly cited publications, and platform presentations at the American Heart Association and American Society of Human Genetics. She co-invented the patent-pending Integrated Genetic-Epigenetic Engine™ of Cardio Diagnostics (European Patent Granted in March 2021). In 2017, Dr. Dogan founded Cardio Diagnostics to commercialize this technology through a series of clinical tests towards making heart disease prevention and early detection more accessible, personalized and precise. Under her leadership, the company was awarded the prestigious One To Watch award in 2020 by Nature and Merck, has worked its way to become a technology leader in cardiovascular diagnostics, introduced its first product for marketing testing in January 2021, secured both dilutive and non-dilutive funding and key relationships with world renowned healthcare organizations and key opinion leaders. Dr. Dogan holds a PhD degree in Biomedical Engineering and BSE/MS degrees in Chemical Engineering from University of Iowa. She was named FLIK Woman Entrepreneur to Watch in 2021.

Robert Philibert has served as Cardio’s Chief Medical Officer and as a director since inception. Together with Dr. Dogan, he is a co-founder of Cardio. Dr. Philibert graduated from the University of Iowa Medical Scientist Training Program and completed a residency in Psychiatry at the University of Iowa. Between 1993 and 1998, he completed a Pharmacology Research Training Program (PRAT) Fellowship and a Staff Fellowship at the National Institutes of Health while also serving in the United States Uniformed Public Health Service. In late 1998, he returned to the University of Iowa where he now is a Professor of Psychiatry, with joint appointments in Neuroscience, Molecular Medicine and Biomedical Engineering. He has published over 170 peer reviewed manuscripts and is the recipient of numerous NIH grant awards and both national and international patents for his pioneering work in epigenetics. In particular, he is credited with discovering the epigenetic signatures for cigarette and alcohol consumption. In 2009, he founded Behavioral Diagnostics LLC, a leading provider of epigenetic testing services which has introduced two epigenetic tests, Smoke Signature© and Alcohol Signature™ to the commercial market. Simultaneously, he has licensed related non-core technologies to manufacturing partners while developing an ecosystem of key complementary service providers in the clinical diagnostics space.

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Elisa Luqman has served as Cardio’s Chief Financial Officer since March 2021. In March 2021, Cardio and Ms. Luqman entered into a consulting agreement under which she was retained to provide services in connection with a potential merger transaction. Since April 2022, Ms. Luqman has also been serving as Chief Legal Officer (SEC) for Nutex Health, Inc. (“Nutex”), a physician-led, technology-enabled healthcare services company. She attained that position upon the closing of a merger transaction in which her employer, Clinigence Holdings, Inc. ("Clinigence"), was the surviving entity. She served as the Chief Financial Officer, Executive Vice President Finance and General Counsel of Clinigence from October 2019 until the merger. She also served as a director of Clinigence from October 2019 to February 2021. At Clinigence, Ms. Luqman was responsible for maintaining the corporation’s accounting records and statements, preparing its SEC filings and overseeing compliance requirements. She was an integral member of the Clinigence team responsible for obtaining the company’s NASDAQ listing and completing the reverse merger with Nutex. At Nutex Ms. Luqman continues to be responsible for preparing its SEC filings and overseeing compliance requirements. Ms. Luqman co-founded bigVault Storage Technologies, a cloud- based file hosting company acquired by Digi-Data Corporation in February 2006. From March 2006 through February 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi-Data’s outside counsel firms. In March 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form 10 filing with the SEC in 2010 through its reverse merger with Clinigence Holdings, Inc. in October 2019. Ms. Luqman received a BA degree, a JD in Law, and an MBA Degree in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.

Timur Dogan has served as Cardio’s Chief Technology Officer since May 2022. He has been employed by Cardio since August 2019, after obtaining his Ph.D., and was serving as its Senior Data Scientist until he was promoted to CTO. Dr. Dogan was instrumental in developing and advancing the Integrated Genetic-Epigenetic Engine™ that is at the core of Cardio Diagnostics’ cardiovascular solutions. Along with the founding team, he is the co-inventor of two patent-pending technologies in cardiovascular disease and diabetes. He holds a joint B.S.E./M.S. and Ph.D. degrees in Mechanical Engineering from the University of Iowa where he researched complex fluid flows. He developed machine learning models on high-performance computing systems using a mixture of low and high-fidelity numerical simulations and experiments to draw insights from non-linear physics.

Khullani Abdullahi has served as Cardio’s Vice President of Revenue and Strategy since May 2022. In July 2020, Ms. Abdullahi began working with Cardio as a consultant, where she was a member of the advisory board as a go-to-market and growth advisor and provided other services as mutually agreed upon. After two years as an advisor, in May 2022, she joined Cardio full-time to lead the sales, marketing, and customer success teams. Ms. Abdullahi has more than ten years of experience as a revenue and sales strategist, helping clients and companies develop and execute aggressive customer-acquisition campaigns, services she provides to various clients through Episteme X, her consulting company. She has led commercialization, pricing, and monetization strategies and scaled revenue teams in healthcare and biotech. As a data-driven account-based marketing revenue strategist, her methods emphasize identifying all relevant contacts across the total addressable target market to drive defensive market penetration growth. Ms. Abdullahi holds a BA in Philosophy from Carleton College and a Juris Doctor from the University of Minnesota Law School.

Family Relationships

Other than Meeshanthini Dogan and Timur Dogan, who are wife and husband, there are no family relationships among Cardio’s executive officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of Cardio’s directors or executive officers have been the subject of the following events:

1.	a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
2.	convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
ii)	engaging in any type of business practice; or
iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;
5.	was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;
6.	was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

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i)	any Federal or State securities or commodities law or regulation;
ii)	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over our members or persons associated with a member.

Employment Arrangements with Named Executive Officers

In connection with preparations for the Business Combination, Cardio executed employment agreements as of May 27, 2022 with each person expected to be named an executive officer of the combined entity. Other than the agreement with Khullani Abdullahi, whose agreement was effective as of May 19, 2022, the agreements will be effective upon Closing of the Business Combination. Other than with respect to Ms. Abdullahi, Cardio does not currently have a currently-effective employment agreement or other formal agreement with Dr. Dogan or any of its other executive officers. See “Management of the Company After the Business Combination” for information concerning employment agreements between the Company and its executive officers that will take effect following completion of the Business Combination.

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CARDIO’S EXECUTIVE COMPENSATION

Compensation of Cardio Directors and Executive Officers

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officer of Cardio for services rendered to Cardio in all capacities for the years indicated. Cardio paid no compensation to its executive officers in 2020, and no executive officer received compensation over $100,000 in 2021.

	Year	Salary($)	All Other Compensation($)		Total($)

Meeshanthini Dogan	2021	$75,000	$5,694	(1)	$80,694
Chief Executive Officer	2020	—	—		—
(1)	All Other Compensation includes Cardio’s contribution to the Company’s 401(k) account on behalf of Dr. Dogan and health and dental insurance coverage.

Outstanding Equity Awards at 2021 Fiscal Year-End for Executive Officers of Cardio

Cardio did not make any equity awards in 2020 or 2021. It adopted its equity incentive plan in 2022 and made its first grants tin May 2022.

Cardio’s Director Compensation

During 2021, Cardio did not compensate its directors for service as a director. Cardio reimburses its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings or undertaking other business on behalf of Cardio.

Following completion of the Business Combination, the Compensation Committee of the new board will determine the type and level of compensation, if any, for those persons serving as members of the Board of Directors.

CERTAIN CARDIO RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

As part of an earlier friends and family round of financing by Cardio, Robert Philibert, Co-Founder, Chief Medical Officer and Director of the Company, personally invested $25,000 as part of the Cardio’s early friends and family round. In addition, Dr. Philibert’s spouse and other family members invested $150,000. Finally, Behavioral Diagnostics LLC, an affiliate of Dr. Philibert, invested $46,471 via the SAFE instrument in this earlier round. These SAFEs were converted to common stock effective as of April 6, 2022.

Certain research and development laboratory runs were performed on a fee-for-service basis at Dr. Philibert’s academic laboratory at the University of Iowa. Cardio paid $31,468 and $1,500 to the lab in 2021 and 2020.

Cardio has an exclusive, worldwide patent license of the Core Technology from the University of Iowa Research Foundation (UIRF). Under UIRF’s Inventions Policy inventors are generally entitled to 25% of income from earnings from their inventions. Consequently, Meeshanthini Dogan and Robert Philibert will benefit from this policy.

Timur Dogan, spouse of Meeshanthini (Meesha) Dogan (the Company’s Co-Founder, Chief Executive Officer and Director), has been a full-time employee of the Company since August 2019. In 2021, he was paid $37,500 in salary and an additional $4,765 in benefits.

In May 2022, Cardio granted 511,843 stock options to its executive officers and directors. The options fully vest upon the merger with a publicly traded entity and have an exercise price of $13.35 per share with an expiration date of May 6, 2032. If the proposed Business Combination is consummated, all outstanding options will vest and become immediately exercisable.

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CARDIO SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following tables show selected historical consolidated financial data of Cardio for the periods ended and as of the dates indicated. The selected historical consolidated statements of operations data of Cardio for the years ended December 31, 2020 and 2021 and the historical consolidated balance sheet data at December 31, 2020 and 2021 are derived from Cardio’s audited consolidated financial statements included elsewhere in this proxy statement. The selected historical consolidated statements of operations data of Cardio for the six months ended June 30, 2022 and the historical consolidated balance sheet data at June 30, 2022 are derived from Cardio’s unaudited interim consolidated financial statements included elsewhere in this proxy statement. In the opinion of Cardio’s Management, the unaudited interim consolidated financial statements include all adjustments necessary to state fairly Cardio’s financial position at June 30, 2022 and the results of operations for the six months ended June 30, 2022.

The financial information contained in this section relates to Cardio, prior to and without giving pro forma effect to the impact of the Business Combination. The results reflected in this section may not be indicative of the results of the post-combination company going forward. See “Unaudited Pro Forma Combined Financial Information.”

The following selected historical consolidated financial information should be read together with the consolidated financial statements and accompanying notes and “Cardio Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this proxy statement. The selected historical financial information in this section is not intended to replace Cardio’s consolidated financial statements and the related notes. Cardio’s historical results are not necessarily indicative of the results that may be expected in the future, and Cardio’s results for the six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2022 or any other period.

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Cardio is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

	Year Ended December 31,		Six Months Ended June 30,
	2020	2021	2021	2022
Consolidated Statement of Operations Data:
Revenue	$—	$901	$—	$—
Operating expenses
Sales and marketing	5,476	103,318	20,274	49,204
Research and development	1,500	31,468	—	6,171
General and administrative	591,521	470,563	207,452	956,144
Amortization	10,667	16,000	8,000	8,000
Total operating expenses	609,164	621,349	235,726	1,019,519
Loss from operations	(609,164)	(620,448)	(235,726)	(1,019,519)
Other income (expense)
Other income	4,000	—	—	—
Acquisition-related expense	—	—	—	(112,534)
Net loss	(605,164)	(620,448)	(235,726)	(1,132,053)
Basic and fully diluted loss per share	$(0.58)	$(0.53)	$(0.21)	$(0.80)
Weighted average shares of common
stock outstanding - basic and fully
Diluted	1,035,403	1,163,222	1,110,262	1,408,924

	December 31,
	2020	2021	June 30, 2022
Consolidated Balance Sheet Data:
Cash	$237,087	$512,767	$9,660,026
Total current assets	245,917	803,507	9,906,420
Total assets	446,375	1,101,994	10,240,463
Total liabilities	386,010	33,885	537,680
Additional paid-in capital	2,769,428	2,397,438	12,265,208
Accumulated deficit	(710,113)	(1,330,561)	(2,462,614)
Total stockholders' equity	60,365	1,068,109	9,702,783

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COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for Cardio and MANA on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, (1) assuming no MANA stockholders exercise redemption rights with respect to their common stock upon the consummation of the Business Combination; and (2) assuming that MANA stockholders exercise their redemption rights with respect to a maximum of 5,999,999 shares of common stock upon consummation of the Business Combination such that there is at least $5,000,001 in the trust account upon the consummation of the Business Combination; and in each instance assuming (w) Cardio has Closing Net Debt of $0; (x) there are approximately 1,656,383 Cardio options and 2,061,773 Cardio warrants outstanding upon the consummation of the Business Combination, and (y) the conversion of the outstanding MANA Rights into an aggregate of 928,571 MANA Shares.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of MANA” and “Selected Historical Consolidated Financial and Other Data of Cardio” and the historical financial statements of MANA and Cardio included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement entitled “Unaudited Pro Forma Combined Financial Information.”

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would have been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined stockholders’ equity per share information below does not purport to represent what the value of MANA and Cardio would have been had the companies been combined during the periods presented. Except for per share data and as otherwise indicated, all dollar amounts set out herein are in thousands.

	MANA	Cardio	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
June 30, 2022 book value per share(a)	$(0.02)	$(0.80)	$(0.20)	$(0.27)

Dividends per share	$—	$—	$—	$—

Income (loss) per share attributable to common stockholders:
Year ended December 31, 2021
Basic	$(0.09)	$(0.53)	$(0.04)	$(0.06)
Diluted	$(0.09)	$(0.53)	$(0.04)	$(0.06)

Six months ended June 30, 2022
Basic	$(0.09)	$(0.80)	$(0.20)	$(0.27)
Diluted	$(0.09)	$(0.80)	$(0.30)	$(0.27)

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(a)      Book value per share is calculated using the formula: Total stockholder’s equity divided by shares outstanding.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CARDIO

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Financial Information for Cardio,” our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2021 and the related notes, and our unaudited interim consolidated financial statements as of and for the three and six months ended June 30, 2021 and 2022 and the related notes included elsewhere in this proxy statement. Some of the information contained in this discussion and analysis contains forward-looking statements that reflect our plans, estimates, objectives, and beliefs. You should read the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Throughout this section, unless otherwise noted, Cardio refers to Cardio and its consolidated subsidiary. Unless the context requires otherwise, references to “we,” “us” and “our” in this section are to the business and operations of Cardio prior to the Business Combination.

Proposed Business Combination Transaction

On May 27, 2022, Cardio and MANA executed a definitive Merger Agreement. In connection with the proposed Business Combination, MANA will be renamed to Cardio Diagnostics Holdings, Inc., and Cardio Diagnostics, Inc. will become a wholly-owned subsidiary of Cardio Diagnostics Holdings, Inc. Upon the completion of the proposed Business Combination transaction, our stockholders will exchange their interests in Cardio for shares of common stock of the newly-combined company and awards issued under our existing equity incentive plans will be exchanged for awards issued under a new equity incentive plan to be adopted by the newly-combined company. In addition, the parties have also agreed to cooperate and use their best efforts to consummate a PIPE Investment of at least $3 million as soon as reasonably practicable after Closing of the Business Combination. The Combined Company will continue to operate under the Cardio Management team. The boards of directors of both MANA and Cardio have approved the proposed transaction. Completion of the transaction, which is expected in the third or fourth quarter of 2022, is subject to approval of MANA’s stockholders and the satisfaction or waiver of certain other customary closing conditions.

While the legal acquirer in the Merger Agreement is MANA, for financial accounting and reporting purposes under GAAP, Cardio will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Cardio in many respects. Under this method of accounting, MANA will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, Cardio will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Cardio (i.e., a capital transaction involving the issuance of stock by MANA for the stock of Cardio). Accordingly, the consolidated assets, liabilities and results of operations of Cardio will become the historical financial statements of the newly-combined company, and MANA’s assets, liabilities and results of operations will be consolidated with Cardio beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Cardio in future reports. The net assets of MANA will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Overview

Cardio was founded in 2017 in Coralville, Iowa, by Meeshanthini (Meesha) Dogan, PhD, and Robert (Rob) Philibert, MD PhD (the “Founders”). It was formed in January 2017 as an Iowa limited liability company and was subsequently incorporated as a Delaware C-Corp in September 2019. Cardio Diagnostics, LLC is a wholly-owned subsidiary of Cardio Diagnostics, Inc. and are collectively referred to herein as “Cardio.”

Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities, including coronary heart disease (CHD), stroke, heart failure and diabetes, by leveraging our Artificial Intelligence (“AI”)-driven Integrated Genetic-Epigenetic Engine™. As a company, we aspire to give every American adult insight into their unique risk for various cardiovascular diseases. Cardio aims to become one of the leading medical technology companies for enabling improved prevention, early detection and treatment of cardiovascular disease. Cardio is transforming the approach to cardiovascular disease from reactive to proactive and hope to accelerate the adoption of Precision Medicine for all. We believe that incorporating Cardio’s solutions into routine practice in primary care and prevention efforts can help alter the trajectory that nearly one in two Americans is expected to develop some form of cardiovascular disease by 2035.

Cardio believes it is the first company to develop and commercialize epigenetics-based clinical tests for cardiovascular disease that have clear value propositions for multiple stakeholders including (1) patients, (2) clinicians, (3) hospitals/health systems, (4) employers and (5) payors. According to the CDC, epigenetics is the study of how a person’s behaviors and environment can cause changes that affect the way a person’s genes work. Unlike genetic changes, epigenetic changes are reversible and do not change one’s DNA sequence, but they can change how a person’s body reads a DNA sequence.

Cardio’s ongoing strategy for expanding its business operations includes the following:

•	Develop blood-based and saliva-based products for stroke, congestive heart failure and diabetes;
•	Build out clinical and health economics evidence in order to obtain payer reimbursement for Cardio’s tests;
•	Expand its testing process outside of a single high complexity CLIA laboratory to multiple laboratories, including hospital laboratories;
•	Introduce the test across several additional key channels, including health systems and self-insured employers; and
•	Pursue the potential acquisition of one or more laboratories and/or synergistic companies in the telemedicine, AI or remote patient monitoring space.

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Results of Operations

Comparison of the Three Month Periods Ended June 30, 2021 and June 30, 2022

	Three Months Ended June 30,
	2021	2022
Revenue
Revenue	$—	$—

Operating Expenses
Sales and marketing	7,004	26,806
Research and development	—	5,041
General and administrative expenses	84,450	751,117
Amortization	4,000	4,000
Total operating expenses	(95,454)	786,964
Other (expense) income	—	(55,034)
Net loss	(95,454)	$(841,998)

Net Loss Attributable to CDI.

Cardio’s net loss attributable for the three months ended June 30, 2022 was $841,998 as compared to $95,454 for the three months ended June 30, 2021, an increase of $746,544.

Sales and marketing

Expenses related to sales and marketing for the three months ended June 30, 2022 were $26,806 as compared to $7,004 for the three months ended June 30, 2021, an increase of $19,802. The overall increase was due to an increase in sales and marketing related to the launching of our first product, Epi+Gen CHD™ in January 2021.

Research and Development

Research and development expense for three months ended June 30, 2022, was $5,041 as compared to $0 for the three months ended June 30, 2021, an increase of $5,041. The increase was attributable to laboratory runs performed in the 2022 period, whereas no laboratory runs were performed in the corresponding period in 2021.

General and Administrative Expenses

General and administrative expenses for the three months ended June 30, 2022, were $751,117 as compared to $84,450 for the three months ended June 30, 2021, an increase of $666,667. The overall increase is primarily due to an increase in personnel and legal and accounting expenses related to financing and merger transactional activity.

Amortization

Amortization expense for the three months ended June 30, 2022 was $4,000 as compared to $4000 for the three months ended June 30, 2021. The total amortization expense includes the amortization of intangible assets.

Other Expenses

Other expense for the three months ended June 30, 2022, was $55,034. This amount was attributable to acquisition-related expenses incurred in 2022, while there was no activity in the corresponding 2021 period related to possible acquisitions.

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Comparison of the Six Month Periods Ended June 30, 2021 and June 30, 2022

The following table summarizes Cardio’s consolidated results of operations for the six month periods ended June 30, 2021 and 2022, respectively:

	Six Months Ended June 30,
	2021	2022
Revenue
Revenue	$—	$—

Operating Expenses
Sales and marketing	20,274	49,204
Research and development	—	6,171
General and administrative expenses	207,452	956,144
Amortization	8,000	8,000
Total operating expenses	(235,726)	1,019,519
Other (expense) income	—	(112,534)
Net loss	(235,7262)	$(1,132,053)

Net Loss Attributable to CDI.

Cardio’s net loss attributable for the six months ended June 30, 2022 was $1,132,053 as compared to $235,726 for the six months ended June 30, 2021, an increase of $896,327.

Sales and marketing

Expenses related to sales and marketing for the six months ended June 30, 2022 were $49,204 as compared to $20,274 for the six months ended June 30, 2021, an increase of $28,930. The overall increase was due to an increase in sales and marketing related to the launching of our first product, Epi+Gen CHD™ in January 2021.

Research and Development

Research and development expense for six months ended June 30, 2022 was $6,171 as compared to $0 for the six months ended June 30, 2021, an increase of $6,171. The increase was attributable to laboratory runs performed in the 2022 period, whereas no laboratory runs were performed in the corresponding period in 2021.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2022 were $956,144 as compared to $207,452 for the six months ended June 30, 2021, an increase of $748,692. The overall increase is primarily due to an increase in personnel and legal and accounting expenses related to financing and merger transactional activity.

Amortization

Amortization expense for the six months ended June 30, 2022 was $8,000 as compared to $8,000 for the six months ended June 30, 2021. The total amortization expense includes the amortization of intangible assets.

Other Expenses

Other expense for the six months ended June 30, 2022 was $112,534. This amount was attributable to financing and acquisition-related expenses incurred in 2022, while there was no activity in the corresponding 2021 period related to possible acquisitions.

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Comparison of the Years Ended December 31, 2020 and December 31, 2021

The following table summarizes Cardio’s consolidated results of operations for the years ended December 31, 2020 and 2021, respectively:

	Years Ended December 31,
	2020	2021
Revenue
Revenue	$—	$901

Operating Expenses
Sales and marketing	5,476	103,318
Research and development	1,500	31,468
General and administrative expenses	591,521	470,563
Amortization	10,667	16,000
Total operating expenses	609,164	621,349
Loss from operations	(609,164)	(620,448)
Other income	4,000	—
Net loss	$(605,164)	$(620,448)

Net Loss Attributable to Cardio

The net loss attributable to Cardio for the year ended December 31, 2021 was $620,448 as compared to $605,164 for the year ended December 31, 2020, an increase of $ 15,284.

Sales and marketing

Expenses related to sales and marketing for the year ended December 31, 2021 were $103,318 as compared to $5,476 for the year ended December 31, 2020, an increase of $97,842. The overall increase was due to the sales and marketing related to the launching of our first product, Epi+Gen CHDTM in January 2021.

Research and Development

Research and development expense for the year ended December 31, 2021 was $31,468 as compared to $1,500 for the year ended December 31, 2020. The increase was attributable to laboratory runs performed.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2021, were $470,563 as compared to $591,521 for the year ended December 31, 2020, a decrease of $120,958. The overall decrease is primarily due to a shift in consulting expenses to sales and marketing and research and development.

Amortization

Amortization expense for the year ended December 31, 2021 was $16,000 as compared to $10,667 for the year ended December 31, 2020. The total amortization expense includes the amortization of intangible assets.

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Liquidity and Capital Resources

Since Cardio’s inception, we have financed our operations almost exclusively with the proceeds from outside invested capital. The Company has had, and expects that it will continue to have, an ongoing need to raise additional cash from outside sources to fund its operations and expand its business. If we are unable to raise additional capital when desired, our business, financial condition and results of operations would be harmed. Successful transition to attaining profitable operations depends upon achieving a level of revenue adequate to support the combined companies.

We expect that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next 12 months. Cardio has no lines of credit or other bank financing arrangements. We have financed operations to date through the proceeds of private placements of equity and debt instruments. In connection with our business plan, Management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. Cardio intends to finance these expenses with further issuances of securities and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.

Six Months Ended June 30, 2022

Cash at June 30, 2022 totaled $9,660,026 as compared to $512,767 at December 31, 2021, an increase of $9,147,259.

Cash used in operating activities for the six months ended June 30, 2022, was $580,862, as compared to $184,729 for the six months ended June 30, 2021. The cash used in operations during the six months ended June 30, 2022, is a function of net loss of $1,132,053, adjusted for the following non-cash operating items: amortization of $8,000 and $112,534 in acquisition related expense, offset by an increase of $69,089 in prepaid expenses and other current assets, an increase in deposits of $4,950 and an increase of $503,795 in accounts payable and accrued expenses.

Cash used in investing activities for the six months ended June 30, 2022, was $38,606 compared to $273,828 for the six months ended June 30, 2021. The cash used in investing activities for the six months ended June 30, 2022 was due to patent costs incurred.

Cash provided by financing activities for the six months ended June 30, 2022, was $9,766,727 as compared to $280,000 for the six months ended June 30, 2021. This change was due to $10,863,036 in proceeds from the sale of common stock, offset by $1,096,309 in placement agent fees, during the six months ended June 30, 2022.

Subsequent to June 30, 2022, Cardio completed a private placement of units consisting of one share of common stock and one-half warrant to purchase an additional share of common stock. In this financing, Cardio sold an aggregate of 30,532 units to accredited investors at $21.29 per unit for gross proceeds of $650,000. Additionally, Cardio paid the placement agent $75,000 in cash and issued 9,160 warrants.

Year Ended December 31, 2021

Cash at December 31, 2021 totaled $512,767 as compared to $237,087 at December 31, 2020, an increase of $275,680.

Cash used in operating activities for the year ended December 31, 2021 was $585,291, as compared to cash provided by operating activities of $25,859 for the year ended December 31, 2020. The cash used in operations during the year ended December 31, 2021 is a function of net loss of $620,448, adjusted for the following non-cash operating items: amortization of $16,000, stock based compensation of $60,000, offset by an increase of $31,009 in prepaid expenses and other current assets, and an increase of $901 in accounts receivable, and a decrease of $5,654 in accounts payable and accrued expenses.

Cash used in investing activities for the year ended December 31, 2021 was $364,029 as compared to $29,910 for the year ended December 31, 2020. This change was primarily due to $250,000 deposit for acquisition and $114,029 in patent costs incurred.

Cash provided by financing activities for the year ended December 31, 2021 was $1,225,000 as compared to $240,000 for the year ended December 31, 2020. This change was primarily due to $1,225,000 in proceeds from the sale of common stock.

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Going Concern and Management’s Plans

Year Ended December 31, 2021

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant revenue since inception and has an accumulated deficit of $1,330,561 at December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next 12 months from the date that the financial statements are issued. Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event.

The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next 12 months. See “Cardio’s Business – Cardio’s Plans and Uses of Proceeds” for information on Cardio’s plans and goals and how it currently anticipates using the proceeds from its 2022 private placements and the Business Combination, assuming differing redemption scenarios.

The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of a private placement of equity and debt instruments. In connection with the Company’s business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. The Company intends to finance these expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Contractual Obligations and Commitments

The following summarizes Cardio’s contractual obligations as of June 30, 2022 and the effects that such obligations are expected to have on its liquidity and cash flows in future periods:

Deposit For Acquisition

On April 14, 2021, the Company deposited $250,000 with an escrow agent in connection with a planned business acquisition. The Company subsequently decided to terminate the acquisition and entered a settlement agreement with the counterparty. The Company recorded expenses of $112,534 in connection with the termination, and the balance of the amount held in escrow was returned to the Company.

Related Party Transactions

The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $83,767 and $0 for the six months ended June 30, 2021 and 2022, respectively.

The following summarizes CDI’s contractual obligations as of December 31, 2021 and the effects that such obligations are expected to have on CDIs liquidity and cash flows in future periods:

Stock to Be Issued

Stock to be issued consists of Simple Agreements for Future Equity (“SAFE”) issued to accredited investors with balances of $0 and $346,471 at December 31, 2021 and 2020, respectively. Each SAFE is convertible upon the occurrence of certain events as follows:

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Equity Financing: If there is an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of SAFE preferred stock equal to the purchase amount divided by the discount price. The discount price is the lowest price per share of the standard preferred stock sold in the equity financing multiplied by the discount rate of 85%.

Liquidity Event: If a liquidity event occurs before the termination of the SAFE, the SAFE will automatically be entitled to receive a portion of the proceeds due and payable to the investor immediately prior to, or concurrent with the consummation of such liquidity event, equal to the greater of (i) the purchase amount (the “Cash-out Amount”) or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (“the Conversion Amount”).

Dissolution Event: If there is a dissolution event before the termination of the SAFE, the investor will automatically be entitled to receive a portion of proceeds equal to the Cash-out Amount, due and payable to the investor immediately prior to the consummation of the dissolution event.

Each SAFE will automatically terminate immediately following the earliest of (i) the issuance of capital stock to the investor pursuant to the automatic conversion of the SAFE pursuant to an equity financing, or (ii) the payment, or setting aside for payment of amounts due the investor pursuant to a liquidity event or dissolution event.

Related Party Transactions

Included in convertible notes payable are notes payable due to related parties of $221,471 and $0 as of December 31, 2020 and 2021, respectively.

The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $116,105 and $79,920 for the years ended December 31, 2020 and 2021, respectively.

Research and development laboratory runs are performed on a fee-for-service basis at the Chief Medical Officer’s academic laboratory at the University of Iowa. Payments for these services totaled $1,500 and $0 for the years ended December 31, 2020 and 2021, respectively.

Critical Accounting Policies and Significant Judgments and Estimates

Cardio’s consolidated financial statements are prepared in accordance with GAAP in the United States. The preparation of its consolidated financial statements and related disclosures requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in Cardio’s financial statements. Cardio bases its estimates on historical experience, known trends and events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. CDI evaluates its estimates and assumptions on an ongoing basis. Cardio’s actual results may differ from these estimates under different assumptions or conditions.

While Cardio’s significant accounting policies are described in more detail in Note 2 to its consolidated financial statements, Cardio believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned-subsidiary, Cardio Diagnostics, LLC. All intercompany accounts and transactions have been eliminated.

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Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Revenue Recognition

The Company will host its product, Epi+Gen CHD™ on InTeleLab’s Elicity platform (the “Lab”). The Lab collects payments from patients upon completion of eligibility screening. Patients then send their samples to MOgene, a high complexity CLIA lab, which perform the biomarker assessments. Upon receipt of the raw biomarker data from MOgene, the Company performs all quality control, analytical assessments and report generation and shares test reports with the Elicity healthcare provider via the Elicity platform. Revenue is recognized upon receipt of payments from the Lab for each test at the end of each month.

The Company will account for revenue under (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit.

The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:

1. Identifying the contract with a customer;

2. Identifying the performance obligations in the contract;

3. Determining the transaction price;

4. Allocating the transaction price to the performance obligations in the contract; and

5. Recognizing revenue when (or as) the Company satisfies its performance obligations.

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Patent Costs

Cardio accounts for patents in accordance with ASC 350-30, General Intangibles Other than Goodwill. The Company capitalizes patent costs representing legal fees associated with filing patent applications and amortize them on a straight-line basis. The Company are in the process of evaluating its patents' estimated useful life and will begin amortizing the patents when they are brought to the market or otherwise commercialized.

Stock-Based Compensation

Cardio accounts for its stock-based awards granted under its employee compensation plan in accordance with ASC Topic No. 718-20, Awards Classified as Equity, which requires the measurement of compensation expense for all share-based compensation granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service period for awards expected to vest. The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock options and warrants. The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected stock price volatility of the Company’s common stock, the risk free interest rate at the date of grant, the expected vesting term of the grant, expected dividends, and an assumption related to forfeitures of such grants.  Changes in these subjective input assumptions can materially affect the fair value estimate of the Company’s stock options and warrants.

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Merger. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical unaudited balance sheet of MANA as of June 30, 2022 with the historical unaudited consolidated balance sheet of Cardio as of June 30, 2022, giving effect to the Merger as if it had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 combines the historical unaudited statement of operations of MANA through June 30, 2022 with the historical unaudited consolidated statement of operations of Cardio for the six months ended June 30, 2022. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2021 combines the historical unaudited statement of operations of MANA for the fiscal year ended December 31, 2021 with the historical unaudited consolidated statement of operations of Cardio for the fiscal year ended December 31, 2021. The unaudited pro forma statements of operations give effect to the Merger as if it had been consummated on January 1, 2021.

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The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement:

● The historical unaudited financial statements of MANA for as of and for the six months ended June 30, 2022 and the historical audited financial statements of MANA as of and for the fiscal year ended December 31, 2021.

● The historical unaudited consolidated financial statements of Cardio as of and for the six months ended June 30, 2022, and the historical audited consolidated financial statements of Cardio as of and for the fiscal year ended December 31, 2021.

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Mana” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cardio,” and other financial information included elsewhere in this proxy statement.

Description of the Merger

Upon the terms and subject to the conditions set forth in Article IX of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

On May 27, 2022, MANA entered into the Merger Agreement (as amended on September 15, 2022) with Parent, Merger Sub, Cardio, and the other parties thereto, a copy of which is attached to this proxy statement as Annex A whereby, among other things, Merger Sub will merge with and into Cardio, with Cardio surviving the merger as a wholly-owned subsidiary of MANA.

Pursuant to the Merger Agreement, in considerations of the transactions set forth above, Cardio equity holders will be entitled to receive Common Stock, of Cardio as set forth in the Merger Agreement and as further described in this as set forth in the Merger Agreement and as further described in this proxy statement.

The aggregate Merger Consideration issuable to Cardio equity holders at Closing will be 10,170,235 shares of Common Stock at a deemed value of $10.00 per share for an aggregate Merger Consideration of $101,702,354.

Accounting for the Merger

Under any of the redemption scenarios, we anticipate that the Merger will be accounted for akin to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. We anticipate that the Merger will not be treated as a change in control of Cardio, as Cardio controls (x) Cardio through its rights to nominate the majority of the members of the board of directors of Cardio under Cardio’s existing by-laws and (y) Parent through its control of the board of directors of Parent and, pursuant to Section 2.5 of the Merger Agreement, such board’s right prior to Closing to nominate the Cardio Nominees. Pursuant to Section 2.5 of the Merger Agreement, we also anticipate that one of the Cardio Nominees will serve as the chairman of the Parent Board of Directors effective upon the Closing and that all Cardio Nominees will continue to control and serve on the Parent Board of Directors until at least the 2023 annual shareholder meeting of Parent. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities, and noncontrolling interests of Cardio and Mana are recognized at their carrying amounts on the date of the Merger.

Under this method of accounting, MANA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Cardio issuing stock for the net assets of MANA, accompanied by a recapitalization. The net assets of MANA will be stated at their historical value within the pro forma financial information with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Merger and the Cardio Equity Raise. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing.

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The unaudited pro forma condensed combined financial information is for illustrative purposes only and do not necessarily reflect what the Parent’s financial condition or results of operations would have been had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Parent. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. MANA and Cardio have not had any historical relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of MANA Shares into cash:

No Redemption Scenario

This presentation assumes that no holders of MANA Common Shares exercise their redemption rights upon the Closing.

Maximum Redemption Scenario

This presentation assumes the redemption of 5,999,999 MANA Shares, at a per share redemption price of $10.00, inclusive of interest earned on the trust account, resulting in a total aggregate redemption of $59,999,990 million from the trust account, such that after redemptions the trust account will be at least $5,000,001.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different. For more information regarding the underlying assumptions to the No Redemption Scenario and Maximum Redemption Scenario, see the section titled “Voting Power and Implied Ownership of Parent Upon Consummation of the Business Combination.”

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2022

	MANA SPAC	Cardio Diagnostics Inc.	Transaction Adjustments		Proforma Combined	Transaction Adjustments		Proforma Combined	Transaction Adjustments		Proforma Combined
	(as reported)	(as reported)	( No Redemption)		( No Redemption)	( Maximum Redemption)		(Maximum Redemption)	(50% Redemption)		(50% Redemption)

Current Assets
Cash and cash equivalents	$45,587	$9,660,026	$65,010,733	(c)	$71,336,346			$6,325,613	$32,505,367		$38,830,980
			—			—
			(1,625,000	)(g)		(1,625,000	)(g)		(1,625,000	)(g)
			(1,755,000	)(h)		(1,755,000	)(i)		(1,755,000	)(h)
Deposits for acquisition		137,466			137,466			137,466			137,466
Prepaid expenses and other current assets	140,532	108,928			249,460			249,460			249,460
Total current assets	$186,119	$9,906,420	$61,630,733		$71,723,272	$(3,380,000)		$6,712,539	$29,125,367		$39,217906

Long-term assets					—
Investments held in Trust Account	65,010,733		(65,010,733	)(c)	—	(65,010,733	)(e)	—	(65,010,733	)(f)	—
Intangible assets, net	—	45,333			45,333			45,333			45,333
Deposits	—	4,950			4,950			4,950			4,950
Patent costs	—	283,760			283,760			283,760			283,760
Total assets	$65,196,852	$10,240,463	$(3,380,000)		$72,057,315	$(68,390,733)		$7,046,582	$(35,885,367)		$39,551,949

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$5,000	$537,680			$542,680			$542,680			$542,680
Franchise tax liability	224,434		—		224,434			224,434			224,434
Total Liabilities	$229,434	$537,680	$—		$767,114	$—		$767,114	$—		$767,114

Commitments and Contingencies
					—
Common stock subject to possible redemption 6,500,000 shares at conversion value of $10.00 per share	65,000,000		(65,000,000	)(c)	—	(65,000,000	)(e)	—	(65,000,000	)(f)	—
								—			—
Stockholder's equity								—			—
Preferred stock $.00001 par value, 100,000,000 authorized; none issued and outstanding					—			—			—
Common stock $0.00001 par value, 300,000,000 shares 1,625,000 issued and outstanding as of June 30, 2022 and December 31, 2021 (excluding 6,500,000 shares subject to possible redemption)	16			(e)	188			128			161
Common stock $0.0001 par value, 2,300,000 shares authorized and 1,900,918 and 1,232,315 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively		190	(190	)(a)	—	(190	)(a)		(190	)(a)
			103	(b)		103	(b)		103	(b)
			60	(d)				—	33	(f)	—
			9	(k)		9	(k)		9	(k)
APIC	827,553	12,265,208	(103	)(b)	73,852,628	(103	)(b)	8,841,955	(103	)(b)	41,347,289
			190	(a)	—	190	(a)		190	(a)
			64,999,940	(d)	—	(10,733	)(e)		64,999,967	(f)
			—			—			(32,505,366	)(f)
			(1,625,000	)(g)		(1,625,000	)(g)
			(1,755,000	)(h)		(1,755,000	)(h)		(1,625,000	)(g)
									(1,755,000	)(h)
			(860,151	)(i)	—	(860,151	)(i)		(860,151	)(i)
			(9	)(j)		(9	)(j)		(9	)(j)
Stock subscriptions receivable		(100,001)			(100,001)			(100,001)			(100,001)
Accumulated deficit	(860,151)	(2,462,614)	860,151	(i)	(2,462,614)	860,151	(i)	(2,462,614)	860,151	(k)	(2,462,614)
Total stockholders' equity	(32,582)	9,702,783	61,620,000		71,290,201	(3,390,733)		6,279,468	29,114,634		39,784,835

Total liabilities and stockholders' equity	$65,196,852	$10,240,463	$(3,380,000)		$72,057,315	$(68,390,733)		$7,046,582	$(35,885,367)		$39,551,949

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS SIX MONTHS ENDED JUNE 30, 2022

	MANA SPAC	Cardio Diagnostics Inc.	Transaction Adjustments	Proforma Combined	Transaction Adjustments	Proforma Combined	Transaction Adjustments	Proforma Combined
	(as reported)	(as reported)	( No Redemption)	( No Redemption)	( Maximum Redemption)	(Maximum Redemption)	( 50% Redemption)	(50% Redemption)

Revenue	$—	$—	$—	$—	—	$—	—	$—

Operating expenses				—
Operating costs	625,671			625,671		625,671		625,671
Franchise	100,000			100,000		100,000		100,000
Sales and Marketing		49,204		49,204		49,204		49,204
Research and development		6,171		6,171		6,171		6,171
General and administrative expenses	—	956,144		956,144	—	956,144	—	956,144
Amortization	—	8,000		8,000		8,000		8,000

Total operating expenses	$725,671	$1,019,519	$—	$1,745,190	—	$1,745,190	—	$1,745,190

Income (Loss) from operations	$(725,671)	$(1,019,519)	$—	$(1,745,190)	—	$(1,745,190)	—	$(1,745,190)

Other income (expenses)				—		—		—
Acquisition related expense		(112,534)						(112,534)
Interest income	107	—	—	107	—	107	—	107
Investment income on investment held in trust Account	10,250	—	—	10,250	—	10,250	—	10,250

Total other income (expenses)	$10,357	$(112,534)	$—	$10,357	—	$10,357	—	$(102,177)

Net income (loss) from operations before provision for income tax	$(715,314)	$(1,132,053)	$—	$(1,847,367)	—	$(1,847,367)	—	$(1,847,367)

Provision for Income tax		$—	$—	$—	—	$—	—	$—

Net loss from operations	$(715,314)	$(1,132,053)	—	$(1,847,367)	—	$(1,847,367)	—	$(1,847,367)

Basic and fully diluted loss per common share:
Basic and diluted weighted average shares outstanding,	6,500,000	$—		$(0.20)		(0.27)		(0.23)
common stock subject to possible redemption
Net loss per common share	(0.09)	(0.80)		—		—		—
Net income (loss) per common share	(0.09)	$(0.80)		$(0.20)	(aa)	(0.27)	(aa)	(0.23)	(aa)

Weighted average common shares outstanding	1,625,000	1,408,924		9,383,778		6,730,599		7,946,639

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

	MANA SPAC	Cardio Diagnostics Inc.	Transaction Adjustments	Proforma Combined	Transaction Adjustments	Proforma Combined		Transaction Adjustments	Proforma Combined
	(as reported)	(as reported)	(No Redemption)	(No Redemption)	(Maximum Redemption)	(Maximum Redemption)		(50% Redemption)	(50% Redemption)

Revenue	$—	$901	$—	$901	—	$901		—	$901

Operating expenses				—		—			-
Formation and operating costs	20,887			20,887		20,887			20,887
Franchise	124,434			124,434		124,434			124,434
Sales and Marketing		103,318		103,318		103,318			103,318
Research and development		31,468		31,468		31,468			31,468
General and administrative expenses	—	470,563	—	470,563	—	470,563		—	470,563
Amortization	—	16,000		16,000		16,000			16,000

Total operating expenses	$145,321	$621,349	$—	$766,670	—	$766,670		—	$766,670

Income (Loss) from operations	$(145,321)	$(620,448)	$—	$(765,769)	—	$(765,769)		—	$(765,769)

Other income (expenses)				—		—			—
Interest income	—	—	—	—	—	—		—	—
Investment income on investment held in trust Account	484	—	—	484	—	484		—	484

Total other income (expenses)	$484	$—	$—	$484	—	$484		—	$484

Net income (loss) from operations before provision for income tax	$(144,837)	$(620,448)	$—	$(765,285)	—	$(765,285)		—	$(765,285)

Provision for Income tax	$—	$—	$—	$—	—	$—		—	$—

Net loss from operations	$(144,837)	$(620,448)	—	$(765,285)	—	$(765,285)		—	$(765,285)

Basic and fully diluted loss per common share:
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	1,001,427	$—		$(0.04)		$(0.06)			$(0.05)
Net loss per common share	(0.14)	(0.53)		—		—			—
Net income (loss) per common share	(0.09)	$(0.53)		$(0.04)	(aa)	(0.06)	(aa)		(0.05)	(aa)

Weighted average common shares outstanding	1,560,288	1,163,222		19,375,509		12,875,509			16,125,509

See accompanying notes to the unaudited pro forma condensed consolidated financial information

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Merger had been consummated on June 30, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Merger had been consummated on January 1, 2021, in the case of the unaudited pro forma condensed combined statement of operations, as this is the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Merger will be accounted for as a common control transaction, with no goodwill or other intangible assets recorded, in accordance with GAAP. As the Merger represents a common control transaction from an accounting perspective, the Merger will be treated similar to a reverse recapitalization. Cardio has been determined to be the predecessor to the combined entity.

Under this method of accounting, MANA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Cardio issuing stock for the net assets of MANA, accompanied by a recapitalization. The net assets of MANA will be stated at their historical value within the pro formas with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any tax impacts associated with the pro forma adjustments.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2022 are as follows:

(a) Reflects the cancellation of Cardio equity holders 1.9 million shares of Common Stock issued and outstanding immediately prior to the merger.

(b) Represents issuance of 10,170,235 shares of Parent Common Stock to existing Cardio equity holders.

(c) Reflects the reclassification of cash held in short-term investments that become available in conjunction with the Merger.

(d) Reflects the reclassification of 6.5 million of MANA Shares subject to possible redemption.

(e) Represents the pro forma adjustment to record the redemption of 6 million shares of common stock given a maximum redemption scenario, at an assumed redemption price of $10.00 per share, inclusive of interest earned on funds held in the trust account.

(f) Represents the pro forma adjustment to record the redemption of 3.25 million shares of common stock given a 50% redemption scenario, at an assumed redemption price of $10.00 per share, inclusive of interest earned on funds held in the trust account.

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(g) Represents the pro forma adjustment to record in MANA deferred underwriting commissions due of $1,625,000

(h) Represents the pro forma adjustment to record $1,755,000 of MANA transaction costs to be paid at the Closing of the Merger, consisting of $305,000 in legal fees and $1,450,000 in investment banking fees.

(i) Reflects the elimination of MANA historical accumulated deficit.

(j) Represents the issuance of 928,571 shares of Parent Common Stock to MANA conversion rights holders.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 and are related to the Merger:

(aa) Pro forma basic earnings per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average shares of Common stock outstanding during the period.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT of CARDIO

The following table sets forth information regarding the beneficial ownership of Cardio’s shares of common stock as of the Record Date by:

•	each person known by Cardio to be the beneficial owner of more than 5% of Cardio’s outstanding shares of common stock;
•	each of Cardio’s executive officers and directors; and
•	all of Cardio’s executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect beneficial ownership of outstanding options as these options are not exercisable unless and until a business combination is closed. As of the Record Date, there were 1,968,364 shares of Common Stock issued and outstanding and upon which the information in the table below is based.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares

Directors, Executive Officers and Greater than 5% Holders
Meeshanthini Dogan(2)	460,000	23.4%
Robert Philibert(3)	466,300	23.7%
Warren Hosseinion	33,650	1.7
Elisa Luqman	16,800	*
Timur Dogan(4)	31,922	1.6
Khullani Abdullahi	4,220	*
All Executive Officers and Directors as a Group (6 individuals)	1,012,892	51.5%

*	Less than 1%

(1)	Unless otherwise noted, the address for the persons in the table is 400 N. Aberdeen St., Suite 900, Chicago IL 60642.

(2)	Does not include the securities separately owned by Timur Dogan, Meeshanthini Dogan’s husband, which are separately presented in the above table. Meeshanthini Dogan may be deemed to be the indirect beneficial owner of the securities owned by Timur Dogan; however, she disclaims beneficial ownership of the shares held indirectly, except to the extent of her pecuniary interest.

(3)	Shares of common stock reflected in the table as beneficially owned by Dr. Philibert are held of record by BD Holdings, Inc., whose address is 2500 Crosspark Road, Suite W245, Coralville, IA 52241. BD Holdings, Inc. is a corporation owned and controlled by Dr. Philibert.
(4)	Does not include the securities separately owned by Meeshanthini Dogan, Timur Dogan’s wife, which are separately presented in the above table. Timur Dogan may be deemed to be the indirect beneficial owner of the securities owned by Meeshanthini Dogan; however, he disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest.

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IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        The ability to include only two years of audited financial statements and only two years of related Management’s discussion and analysis of financial condition and results of operations disclosure; and

•        An exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years from incorporation or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than US$1.07 billion in annual revenue, have more than US$700 million in market value of our common shares held by non-affiliates or issue more than US$1 billion of non-convertible debt over a three-year period.

SELECTED HISTORICAL FINANCIAL INFORMATION OF MANA

The following tables summarize the relevant financial data for MANA’s business and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MANA” and its audited and unaudited interim financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

MANA’s consolidated balance sheet data as of June 30, 2022 and statement of operations data for the six months ended June 30, 2022 are derived from MANA’s unaudited financial statements included elsewhere in this proxy statement. MANA’s balance sheet data as of December 31, 2021 and statement of operations data for the period from May 19, 2021 (inception) through December 31, 2021 are derived from MANA’s audited financial statements included elsewhere in this proxy statement. The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with MANA’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation of MANA” contained elsewhere herein.

	For the Six Months Ended June 30, 2022 (unaudited)	For the Period from May 19, 2021 (inception) Through December 31, 2021 (audited)
Statement of Operations Data:
Franchise Tax Expense	100,000	124,434
Formation and Operating expenses	$625,671	$20,887
Loss from operations	(725,671)	(145,321)
Investment income on investment held in Trust Account	10,250	484
Interest income	107	—
(Provision) Benefit for income taxes	—	—
Net loss	$(715,314)	$(144,837)
Basic and diluted net loss per share, common stock subject to possible redemption	$(0.09)	$(0.14)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	6,500,000	1,001,327
Basic and diluted net loss per share, common stock attributable To Mana Capital Acquisition Corp.	(0.09)	(0.09)
Basic and diluted weighted average shares outstanding, common stock attributable to Mana Capital Acquisition Corp.	1,625,000	1,560,288

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)

Balance Sheet Data:
Cash	$45,587	$526,625
Prepaid expenses	140,532	280,057
Investments held in Trust Account	$65,010,733	$65,000,484
Total assets	$65,196,852	$65,807,166
Total liabilities	229,434	124,434
Common stock subject to possible redemption	$65,000,000	$65,000,000
Total liabilities and stockholders’ equity (deficit)	$65,196,852	$65,807,166

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MANA’S MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE

SIX MONTHS ENDED JUNE 30, 2022 AND THE FISCAL YEAR ENDED DECEMBER 31, 2021

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” and “Mana”, refer specifically to Mana Capital Acquisition Corp. and its consolidated subsidiaries.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. The following discussion is based upon our unaudited Financial Statements included elsewhere in this proxy statement, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. Actual results may differ from these estimates under different assumptions or conditions. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this proxy statement, and in other reports we file with the SEC, and in our most recent Annual Report on Form 10-K. All references to years relate to the fiscal year ended December 31 of the particular year.

All forward-looking statements speak only at the date of the filing of this proxy statement. The reader should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this proxy statement are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this proxy statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. We do not undertake any obligation to update or revise publicly any forward-looking statements except as required by law.

Overview

We were formed on May 19, 2021 for the purpose of engaging in a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this report as our initial business combination or our “Business Combination”, with one or more businesses or entities with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We intend to utilize cash derived from the proceeds of our initial public offering and contemporaneous private placement and our securities, debt or a combination of cash, securities and debt, in effecting a Business Combination.

The issuance of additional shares of common stock or preferred stock:

•        may significantly reduce the equity interest of our stockholders;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•        our inability to pay dividends on our common stock;

158

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Results of Operations

Six Months Ended June 30, 2022

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through June 30, 2022 were organizational activities, those necessary to prepare for our initial public offering, described below, and subsequently identifying a target business for a business combination, conducting due diligence on Cardio, negotiating the terms of the Merger Agreement and undertaking other activities in connection with the proposed Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the trust account with Continental Stock Transfer & Trust Company (the “Trust Account”) after the initial public offering.

For the three months ended June 30, 2022, we had a net loss of $492,651 which consisted of operating expenses of $448,577 and a provision for franchise tax of $50,000, which was offset by interest income from our operating bank account of $95 and interest income on marketable securities held in the Trust Account of $5,831.

For the six months ended June 30, 2022, we had a net loss of $715,314 which consisted of operating expenses of $625,671 and a provision for franchise tax of $100,000, which was offset by interest income in our operating bank account of $107 and interest income on marketable securities held in the Trust Account of $10,250.

Year Ended December 31, 2021

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through December 31, 2021 were organizational activities, those necessary to prepare for our initial public offering, described below, and subsequently identifying a target business for a business combination. We do not expect to generate any operating revenues until after the completion of our business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account with Continental Stock Transfer & Trust Company after the initial public offering. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination.

For the period from May 19, 2021 (date of inception) through December 31, 2021, we had a net loss of $144,837, which consisted of formation costs and operating expenses of $20,887 and a provision for income taxes of $124,434, which was partially offset by interest income on marketable securities held in the Trust Account of $484.

Liquidity and Capital Resources

Six Months Ended June 30, 2022

On November 26, 2021, we consummated the initial public offering of 6,200,000 units at a price of $10.00 per unit, generating gross proceeds of $62,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of an aggregate of 2,500,000 private warrants for a total purchase price of $2,500,000 in a private placement to our sponsor. On November 30, 2021, we sold an additional 300,000 units to the underwriter pursuant to the partial exercise of the over-allotment option at an offering price of $10.00 per unit, generating additional gross proceeds to the Company of $3,000,000, or $65,000,000 in total.

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Following the initial public offering and the sale of the private placement warrants, a total of $65,000,000 was placed in the Trust Account located in the United States and we had $900,000 of cash held outside of the Trust Account, after payment of costs related to the Initial Public Offering, and available for working capital purposes. We incurred $1,697,431 in transaction costs, including $1,300,000 of underwriting fees and $397,431 of other costs.

For the six months ended June 30, 2022, cash used in operating activities was $481,038. Net loss of $715,314 was affected by interest earned on marketable securities held in the Trust Account of $10,250 and changes in operating assets and liabilities, which provided $481,038 of cash used in operating activities.

For the period from May 19, 2021(inception) through June 30, 2021, we incurred a net loss of $397 from formation and organization cost. Cash provided from financing activities was $34,250, which consisted of proceeds from the issuance of common stock to our sponsor of $25,000 and proceeds from a note payable of $45,000, which was offset by the payment of offering costs of $35,750.

As of June 30, 2022, we had cash and marketable securities of $65,010,733 held in the Trust Account. We may withdraw interest to pay taxes. During the period ended June 30, 2022 we did not withdraw any interest earned on the Trust Account. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete our Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2022, we had cash held outside of the Trust Account of $45,587. We intend to use the funds held outside the Trust Account primarily to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, our founders, officers and directors and their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial Business Combination, we may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $2,400,000 of such loans may be convertible into working capital warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our initial stockholders. The terms of such loans by our founders, officers and directors and their affiliates if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our Business Combination, we do not expect to seek loans from parties other than our founders, officers and directors and their affiliates if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. If our estimates of the costs of undertaking in-depth due diligence and negotiating an initial Business Combination is less than the actual amount necessary to do so, or we earn less interest on the funds held in the Trust Account than anticipated, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to consummate our initial Business Combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed Business Combination and market conditions at the time of the potential Business Combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial Business Combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

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Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Pursuant to a Business Combination Marketing Agreement, we have engaged Ladenburg Thalmann & Co. and I-Bankers Securities, Inc. as advisors in connection with our Business Combination to assist us in holding meetings with our stockholders to discuss the potential Business Combination and the target business’s attributes, introduce us to potential investors that are interested in purchasing our securities in connection with the potential Business Combination, provide financial advisory services to assist us in our efforts to obtain any stockholder approval for the Business Combination and assist us with our press releases and public filings in connection with the Business Combination. This agreement will provide that we will pay Ladenburg Thalmann and I-Bankers Securities, Inc. the marketing fee for such services upon the consummation of our initial Business Combination in an amount equal to, in the aggregate, 2.5% of the gross proceeds of our initial public offering. As a result, Ladenburg Thalmann and I-Bankers Securities, Inc. will not be entitled to such fee unless we consummate our initial Business Combination.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Shares subject to redemption

We account for our shares of common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable shares (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares are classified as shareholders’ equity. Our shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Year Ended December 31, 2021

On November 26, 2021, we consummated the initial public offering of 6,200,000 units at a price of $10.00 per unit, generating gross proceeds of $62,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of an aggregate of 2,500,000 private warrants for a total purchase price of $2,500,000 in a private placement to our sponsor. On November 30, 2021, we sold an additional 300,000 units to the underwriter pursuant to the partial exercise of the over-allotment option at an offering price of $10.00 per unit, generating additional gross proceeds to the Company of $3,000,000, or $65,000,000 in total.

Following the initial public offering and the sale of the private placement warrants, a total of $65,000,000 was placed in the Trust Account located in the United States and we had $900,000 of cash held outside of the Trust Account, after payment of costs related to the Initial Public Offering, and available for working capital purposes. We incurred $1,697,431 in transaction costs, including $1,300,000 of underwriting fees and $397,431 of other costs.

For the year ended December 31, 2021, cash used in operating activities was $300,944. Net loss of $144,837 was affected by interest earned on marketable securities held in the Trust Account of $484 and changes in operating assets and liabilities, which provided $300,944 of cash used in operating activities.

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As of December 31, 2021, we had cash and marketable securities of $65,000,484 held in the Trust Account. We may withdraw interest to pay taxes. During the period ended December 31, 2021, we did not withdraw any interest earned on the Trust Account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our founders, officers and directors and their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $2,400,000 of such loans may be convertible into working capital warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our initial stockholders. The terms of such loans by our founders, officers and directors and their affiliates if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our business combination, we do not expect to seek loans from parties other than our founders, officers and directors and their affiliates if any, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. If our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or we earn less interest on the funds held in the Trust Account than anticipated, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Pursuant to a Business Combination Marketing Agreement, we have engaged Ladenburg Thalmann & Co. and I-Bankers Securities, Inc. as advisors in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’s attributes, introduce us to potential investors that are interested in purchasing our securities in connection with the potential business combination, provide financial advisory services to assist us in our efforts to obtain any stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. This agreement will provide that we will pay Ladenburg Thalmann and I-Bankers Securities, Inc. the marketing fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 2.5% of the gross proceeds of our initial public offering. As a result, Ladenburg Thalmann and I-Bankers Securities, Inc. will not be entitled to such fee unless we consummate our initial business combination.

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Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Shares subject to redemption

We account for our shares of common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable shares (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares are classified as shareholders’ equity. Our shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

MANA’s BUSINESS

Company Profile

Mana Capital Acquisition Corp. was formed on May 19, 2021 formed under the laws of the State of Delaware, as a blank check company for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses operating in North America, Europe and Asia in the healthcare, technology, green economy, and consumer products sectors. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets.

Our Registration Statement on Form S-1 was declared effective by the SEC on November 22, 2021. Ladenburg Thalmann & Co., Inc., acted as lead bookrunner for our initial public offering. We may refer to our initial public offering in this proxy statement as our “IPO”. On November 26, 2021, we consummated our initial public offering of 6,200,000 units. Each unit consists of one share of common stock, par value $0.00001 per share, one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share, subject to adjustment, and one right to receive one-seventh (1/7) of one share of common stock upon the consummation of our initial business combination. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of $62,000,000. In connection with our initial public offering, the underwriters were granted a 45-day option to purchase up to 930,000 additional units to cover over-allotments, if any. On November 30, 2021, the underwriters purchased an additional 300,000 units pursuant to the partial exercise of the over-allotment option. The additional units were sold at an offering price of $10.00 per unit, generating additional gross proceeds of $3,000,000.

Simultaneously with the consummation of the initial public offering, we completed the private sale of an aggregate of 2,500,000 private warrants to our Sponsor at a purchase price of $1.00 per private warrant, generating gross proceeds to the Company of $2,500,000.

As a result of the IPO and the private placement, and assuming all of the units separate into their component parts, we had: (i) 6,500,000 units, (ii) 8,125,000 shares of common stock, (iii) 6,500,000 rights to acquire an aggregate of 928,571 shares of common stock; and (iv) 5,750,000 whole warrants to acquire 5,750,000 shares of common stock issued and outstanding. We have not issued any securities since such date. A total of $65,000,000 of the proceeds from the sale of the units and private placement warrants, including the sale of the units from the partial exercise of the over-allotment option, were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

A total of $65,000,000 of the proceeds from the sale of the units and private placement warrants, including the sale of the units from the partial exercise of the over-allotment option, were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.  As of December 31, 2021, there was $65,000,484 in investments and cash held in the trust account, which includes interest income available to us for franchise tax obligations of approximately $484 and $526,625 of cash held outside the trust account. As of December 31, 2021, we have not withdrawn any interest earned from the trust account to pay taxes.

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The funds held in trust has been invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

Business Combination Activities

Since our IPO, our sole business activity has been identifying and evaluating suitable acquisition transaction candidates and engaging in non-binding discussions with potential target entities. We presently have no revenue and have had losses since inception from incurring formation and operating costs since completion of our IPO. On May 27, 2022, we entered into the Merger Agreement. As a result of the transaction, Cardio Diagnostics will become our wholly-owned subsidiary, and we will change our name to “Cardio Diagnostics Holdings, Inc.” In the event that the Business Combination is not consummated by August 26, 2022, we will be required to dissolve and liquidate and our corporate existence will crease and we will distribute the proceeds held in the trust account to our public stockholders, unless our Sponsor (or designee) deposits into the trust account $216,667 on or prior to such date to extend the date by which the Business Combination may be consummated by one month, to September 26, 2022. Thereafter, we may further extend the time period within which we may consummate the Business Combination for eleven additional one-month periods if our Sponsor (or designee) deposits the sum of $216,667 into the trust account for each additional month.

Extension of MANA’s Duration

Under its Amended and Restated Certificate of Incorporation, if MANA does not consummate the Business Combination and fails to complete an initial business combination by August 26, 2022 or obtain the approval of MANA’s board of directors to extend such date by up to twelve (12) months thereafter or the MANA stockholders to extend the deadline beyond then, then MANA will be required to dissolve and liquidate. On August 22, 2022, MANA notified the trustee of its trust account that it was extending the time available to it to consummate its initial business combination for a period of one (1) month from August 26, 2022 to September 26, 2022. Thereafter, pursuant to the terms of the Merger Agreement, on August 23, 2022, Cardio loaned MANA the sum of $216,667 (the “Extension Payment”) which was deposited into the trust account in order to extend the existence of MANA to September 26, 2022. This extension is the first of up to twelve one-month extensions permitted under MANA’s Amended and Restated Certificate of Incorporation. MANA expects that it will receive at least a second payment to further extend the deadline. In connection with the deposit of such funds and the exercise of the extension, MANA issued to Cardio a promissory note in the aggregate principal amount equal to the Extension Payment, which note is convertible into shares of MANA at the rate of $10.00 per share. The shares issuable upon conversion of such notes will be issued proportionately to Cardio stockholders at Closing and are covered by the registration statement of which this prospectus forms a part.

Effecting A Business Combination

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. In the case of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. In either case, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Securities Exchange Act of 1934 (the “Exchange Act”) or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to Rule 3a51-1, which we refer to as the SEC’s “penny stock” rules) and, if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We have nine months (or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail below) from the consummation of our IPO to consummate our initial business combination. Public stockholders will not be offered the opportunity to vote on or redeem their shares in connection with such extensions. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of taxes payable), pro rata to our public stockholders, by way of redemption of their shares, and thereafter cease operations except for the purpose of winding up our affairs, as further described herein. We expect the pro rata redemption price to be $10.00 per share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

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As stated above, we will have nine months from the consummation of our IPO to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may, but are not obligated to, extend the period of time to consummate a business combination up to 12 times, each by an additional one month (for a total of up to 21 months to complete a business combination), subject to our board of directors authorizing such extension and the sponsor or its affiliates or designees depositing additional funds into the trust account as set out below. Pursuant to the terms of our Amended and Restated Certificate of Incorporation and the trust agreement entered into between us and Continental Stock Transfer & Trust Company, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution approving such extension and our founders or their respective affiliates or designees (which may include the potential target business), upon five days advance notice prior to each applicable deadline, must deposit into the trust account $216,667 (approximately $0.0333 per public share) for each one-month extension, up to an aggregate of $2,600,000, or $0.40 per public share (for an aggregate of 12 months), on or prior to the date of the applicable deadline, for each extension. The insiders or sponsor (or their respective affiliates or designees) providing such additional funds will receive non-interest bearing, unsecured promissory notes equal to the amount of any such deposit. Any such loan would be interest free and will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Under the Merger Agreement, such notes will convert upon consummation of our business combination into MANA Shares at $10.00 per Share. Public stockholders will not be offered the opportunity to vote on or redeem their shares in connection with such extension. If we are unable to consummate our initial business combination within such time period, we will distribute the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (net of taxes payable), pro rata to our public stockholders, by way of redemption of their shares, and thereafter cease operations except for the purpose of winding up our affairs, as further described herein.

In the event that we receive notice from our sponsor or their respective affiliates or designees at least five days prior to an applicable deadline of their intent to affect an extension, we intend to issue a press release announcing such intention at least three days prior to such applicable deadline. In addition, we intend to issue a press release the day after such applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account and then seek to dissolve and liquidate. In such event, all warrants and rights will expire and will be worthless.

The rules of The Nasdaq Stock Market require that our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our business combination. The fair market value of the target or targets will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our Board of Directors will rely on generally accepted standards, our Board of Directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the Board of Directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our Board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. However, if Nasdaq delists our securities from trading on its exchange after the Closing of the Business Combination, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Redemption Rights

We are a Delaware corporation and our affairs are governed by our Amended and Restated Certificate of Incorporation, and the Delaware General Corporation Law. Pursuant to our Amended and Restated Certificate of Incorporation, our public stockholders will be entitled to redeem their public shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.00 per share of Common Stock for stockholders) net of taxes payable.  The Sponsor and our other initial.

Public stockholders, whether they are a record holder or hold their shares in “street name,” must either (i) physically tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal fee and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem or tender such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered his or her certificate in connection with an election of their redemption or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption or tender rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

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Automatic Liquidation of Trust Account if No Business Combination

If 21 months, if the deadline is extended, as discussed below) we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may, but are not obligated to, extend the period for up to twelve (12) additional one-month periods to consummate a business combination. Pursuant to the terms of our Amended and Restated Certificate of Incorporation and the trust agreement to be entered into between us and Continental Stock Transfer and Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution authorizing such extension and our founders or their affiliates or designees (which may include the potential target business), upon five days advance notice prior to the applicable deadline, must deposit into the trust account $216,667 (approximately $0.0333 per share) on or prior to the date of the applicable deadline for each one-month extension (or up to an aggregate of $2,600,000 or $0.40 per share if we extend for the full 12 months). The providers of such additional funds will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Under the Merger Agreement, such notes will convert upon consummation of our business combination into MANA Shares at the price of $10.00 per Share. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we do extend the period of time to consummate our initial business combination as described above, we would follow the same liquidation procedures described above if we do not complete a business combination by the end of the extended period. At such time, the warrants and rights will expire and holders of warrants and rights will receive nothing upon a liquidation and the warrants and rights will be worthless.

There will be no redemption rights or liquidating distributions with respect to our warrants and rights, which will expire worthless if we fail to complete our initial business combination within the nine-month time period (or up to 21-month time period) from the closing of our Initial Public Offering. We will pay the costs of our liquidation from our remaining assets outside of the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors).

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the ninth month from the closing of our Initial Public Offering (or any extension period) and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

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Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after our IPO) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our Management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by Management to be superior to those of other consultants that would agree to execute a waiver or a situation in which Management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 (whether or not the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. Our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. Our sponsor has been newly formed and we believe that our sponsor’s only assets are securities or promissory notes of our company. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, subject to our obligations under Delaware law to provide for claims of creditors as described below.

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net income and other tax obligations) that may be released to us to fund our working capital requirements. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us redeem their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption amount received by public stockholders may be less than $10.00.

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If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Facilities

We currently maintain our principal executive offices at 8 The Green, Suite #12490, Dover, Delaware 19901. The cost for this space is $50 per month with an unaffiliated third party and the third party provides limited general and administrative services on a month to month basis. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We currently have one officer, Jonathan Intrater, who is our Chief Executive Officer and Principal Financial and Accounting Officer. He is not obligated to devote any specific number of hours to our matters and intends to devote only as much time as he deems necessary to our affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

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mana’S DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE

Our current directors and executive officers are as follows:

Name	Age	Position
Jonathan Intrater	64	Chairman, Chief Executive Officer and Principal Financial Officer
Allan Liu	65	Director
Loren Mortman	48	Director

Biographical Information

Jonathan Intrater has been our Chairman, Chief Executive Officer and Principal Financial Officer since our inception. Mr. Intrater is a Managing Director in the investment banking department at Ladenburg, Thalmann & Co., Inc., which he joined in 1998. His broad transactional experience over the past 29 years of investment banking encompassing over $10 billion in public equity and high-yield note offerings, private placements of debt and equity securities, merger advisory transactions, and various debt restructuring assignments. From September 2019 to August 2021, he served as a member of the board and Chairman of the audit committee of GreenVision Acquisition Corp., a Nasdaq Capital Market-listed special purpose acquisition company which completed its initial business combination in August 2021. Prior to joining Ladenburg Thalmann, he served as a Managing Director at the Brenner Securities Corporation from 1982 to 1989 and a Senior Vice President, BIA/Frazier, Gross & Kadlec, the nation’s largest telecommunications valuation firm from 1982 to 1989. Mr. Intrater holds an M.B.A from Vanderbilt University and a bachelor’s degree from the University of Pennsylvania.

Allan Liu, has been one of our independent directors since June 2021. Mr. Liu is a partner and Asia Chairman of the Versant Group, as well as Chairman of VG Asset Management Co, a Hong Kong SFC licensed company focused on asset Management since 2018. Prior to joining Versant, from 2006 to 2018, Mr. Liu was with Hong Kong-based Pacific Alliance Group (PAG) as a co-founding partner of the group’s private equity business. PAG is now a leading alternative asset manager in Asia with over $40 billion USD under Management. Prior to joining PAG, in 1995 Mr. Liu co-founded and led American International Group’s direct investment fund in China.  Since the early 1980s, Mr. Liu has been involved in advising, managing and investing over $20 billion capital in numerous projects for international corporations and investors, and participated in building successful funds and asset Management platforms.

Loren Mortman has been one of our independent directors since June 2021. Ms. Mortman is President of The Equity Group Inc., an investor relations consulting firm founded in 1974 that specializes in investor communications, investment community outreach, and IR advisory for small-to-mid-cap public and pre-public companies. After joining The Equity Group in 1997, she spent 10 years implementing comprehensive investor relations programs for clients in various industries, including industrials, cleantech, gaming, technology, healthcare and business services. Client programs involved investment thesis development, written communications, investment community outreach, media relations, market intelligence and C-suite advisory. In 2007, Loren became a Senior Vice President of The Equity Group, focusing on corporate development, and was appointed President in 2013. Loren acts in an advisory capacity, counseling clients on transactions, critical communications, relations with the investment community, and other areas that relate to their postures as public companies. Prior to joining The Equity Group, Loren was a Financial Analyst at Brenner Securities, an Investment Bank. Ms. Mortman earned her BBA in Finance from the Goizueta Business School at Emory University.

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Number and Terms of Office of Officers and Directors

We currently have three directors. Our board of directors will be elected each year at our annual meeting of stockholders. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officers, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Director Independence

Our board has determined that each of Allan Liu and Loren Mortman is an “independent director” under Nasdaq listing standards and applicable SEC rules.

The Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Our independent directors expect to have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Committees of the Board of Directors

Upon the effective date of the registration statement for our IPO, we established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules, the Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq rules require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below.

Audit Committee

Upon the effective date of the registration statement for our IPO, we established an audit committee of the Board of Directors consisting of Allan Liu and Loren Mortman. Mr. Liu and Ms. Mortman are each an independent director under Nasdaq listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with Management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•        discussing with Management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with Management major risk assessment and risk Management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with Management our compliance with applicable laws and regulations;

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•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between Management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

 •       reviewing and approving any annual or long-term incentive cash bonus or equity or other incentive plans in which our executive officers may participate;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our Management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of directors who are “financially literate” as defined under Nasdaq’s listing standards.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Ms. Loren Mortman qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Upon the effective date upon the date of the registration statement for our IPO, we established a compensation committee of the Board of Directors, consisting of Allan Liu and Loren Mortman. Mr. Liu and Ms. Mortman are each an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        establishing, reviewing, and approving our overall executive compensation philosophy and policies;

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        receiving and evaluating performance target goals for the senior officers and employees (other than executive officers) and reviewing periodic reports from the CEO as to the performance and compensation of such senior officers and employees;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        reviewing and approving any annual or long-term incentive cash bonus or equity or other incentive plans in which our executive officers may participate;

•        reviewing and approving for our CEO and other executive officers any employment agreements, severance arrangements, and change in control agreements or provisions;

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•        reviewing and discussing with Management the Compensation Discussion and Analysis set forth in Securities and Exchange Commission Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual report or proxy statement for the annual meeting of stockholders;

•        assisting Management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement;

•        reviewing and recommending to the Board for approval the frequency with which we will conduct Say-on-Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say-on-Pay Votes required by Section 14A of the Exchange Act, and review and recommend to the Board for approval the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in our proxy statement filed with the SEC;

•        conducting an annual performance evaluation of the committee; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating Committee

Upon the effective of the registration statement for our IPO, we established a nominating committee of the Board of Directors consisting of Allan Liu and Loren Mortman. Mr. Liu and Ms. Mortman are each an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, Management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to Management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

We have adopted a written code of business conduct and ethics, which applies to our principal executive officer, principal financial or accounting officer or person serving similar functions and all of our other employees and members of our board of directors. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We did not waive any provisions of the code of business ethics during the year ended December 31, 2021 (we did not adopt a Code of Ethics until our IPO was completed). We have previously filed a copy of our form of Code of Ethics (and our audit committee charter and compensation committee charter) as exhibits to the registration statement for our IPO. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

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Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interests:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our Management has pre-existing fiduciary duties and contractual obligations to such entities (as well as to us) and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        With certain limited exceptions, the sponsor shares will not be transferable or assignable by our sponsor and other initial stockholders until the earlier of six months after the date of the consummation of our initial business combination and the date on which the Closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. With certain limited exceptions, the private placement warrants, working capital warrants, extension warrants, and the common stock underlying such warrants, will not be transferable, assignable or saleable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        In addition, our officers and directors may loan funds to us after our initial public offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which may only be repaid from the trust account if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and being able to transfer their shares and private warrants.

•        Our sponsor, officers and directors have agreed to waive their redemption rights with respect to any sponsor shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial stockholders, officers and directors have agreed to waive their redemption rights with respect to any sponsor shares held by them if we fail to consummate our initial business combination within nine months after the Closing of our initial public offering or during any extension period. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after our initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless.

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•        Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•        Our key personnel may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such key personnel was included by a target business as a condition to any agreement with respect to our initial business combination.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary or contractual obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary or contractual obligations, our officers and directors will honor those fiduciary or contractual obligations subject to his or her fiduciary duties under the laws of the State of Delaware. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary or contractual obligations and any successors to such entities have declined to accept such opportunities subject to his or her fiduciary duties under the laws of the State of Delaware.

Amended and Restated Certificate of Incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company subject to his or her fiduciary duties under the laws of the State of Delaware and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

The conflicts described above may not be resolved in our favor. The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Entity	Position at Affiliated Entity
Jonathan Intrater	Ladenburg, Thalmann & Co. Inc.	Managing Director
Allan Liu	Versant Group VG Asset Management Co	Asia Chairman Chairman
Loren Mortman	The Equity Group Inc.	President

If we submit our initial business combination to our public stockholders for a vote, our sponsor, as well as all of our Management team have agreed to vote any shares held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their founder shares. If they purchase shares of common stock, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to redeem such shares in connection with the consummation of an initial business combination.

All ongoing and future transactions between us and any of our sponsor or Management team, or their respective affiliates, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsors, officers or directors. To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our founders, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our founders, members of our Management team or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, an initial business combination (regardless of the type of transaction that it is) other than the amounts described in the prospectus set forth in the registration statement for our initial public offering and reimbursement of any out-of-pocket expenses.

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As noted above, our Chief Executive Officer is affiliated with Ladenburg Thalmann, which was also the underwriter in our initial public offering. He will owe a pre-existing fiduciary duty to Ladenburg Thalmann, meaning that he will present opportunities to Ladenburg Thalmann prior to presenting them to us, if, for example, a potential target company is open to either raising funds in an offering or engaging in a transaction with a SPAC. This may limit the number of potential targets they present to us for purposes of completing a business combination.

Ladenburg Thalmann is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for an initial business combination. While Ladenburg Thalmann will not have any duty to offer acquisition opportunities to us, Ladenburg Thalmann may become aware of a potential transaction that is an attractive opportunity for us, which Ladenburg Thalmann may decide to share with us. In addition, our officers and directors may have a duty to offer acquisition opportunities to other entities to which they owe duties or clients of affiliates of our sponsor. In addition, investment ideas generated within Ladenburg Thalmann, including by our Chief Executive Officer and other persons who may make decisions for the company, may be suitable both for us and for affiliates of Ladenburg Thalmann or any of their respective clients, and may be directed initially to such persons rather than to us. None of Ladenburg Thalmann nor members of our Management team who are also employed by Ladenburg Thalmann have any obligation to present us with any opportunity for a potential business combination of which they become aware unless it is offered to them solely in their capacity as a director or officer of the Company and after they have satisfied their contractual and fiduciary obligations to other parties.

Upon the closing of our Initial Public Offering, we entered into a Business Combination Marketing Agreement with Ladenburg Thalmann, pursuant to which we engaged Ladenburg Thalmann to provide certain specified services to us in connection with our initial business combination. In particular, Ladenburg Thalmann may assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’s attributes, introduce us to potential investors that are interested in purchasing our securities in connection with the potential business combination, provide financial advisory services to assist us in our efforts to obtain any stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination, but will not provide any M&A-related advisory services pursuant to the Business Combination Marketing Agreement. This agreement provides that we will pay Ladenburg Thalmann the Marketing Fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 2.5% of the gross proceeds of our initial public offering. In the ordinary course of business, Ladenburg Thalmann and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account and the accounts of customers, in debt or equity securities of us, our affiliates or other entities that may be involved in the transactions contemplated by the Business Combination Marketing Agreement, and may provide advisory and other services to one or more actual or potential business combination targets, investors or other parties to any business combination or other transaction entered into by us, for which services Ladenburg Thalmann or one or more of its affiliates may be paid fees, including fees conditioned upon the closing of a particular business combination or other transaction or transactions. This financial interest may result in Ladenburg Thalmann having a conflict of interest when providing the services to us in connection with an initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Amended and Restated Certificate of Incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in our initial public offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and our directors’ and officers’ liability insurance are necessary to attract and retain talented and experienced officers and directors.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our shares of common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that, during the fiscal year ended December 31, 2021, our sponsor, directors, executive officer, and ten percent stockholders complied with all Section 16(a) filing requirements, except that the reports on Form 3 filed by our sponsor, directors and executive officer were inadvertently tardy and were filed on December 2, 2021 except for the Form 3 of Mr. Liu which was filed on December 6, 2021.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our Management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is).

Directors, officers and founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review on a quarterly basis all payments that were made to the sponsor, our officers or directors, or our or their affiliates.

After our initial business combination, members of our Management team who remain with us may be paid employment, consulting, Management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. The amount of such compensation may not be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in an Exchange Act filing such as Current Report on Form 8-K, as required by the SEC. The existence or terms of any such employment or consulting arrangements may influence our Management’s motivation in identifying or selecting a target business, but we do not believe that such arrangements will be a determining factor in our decision to proceed with any potential business combination.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT and Related Stockholder Matters

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the Record Date by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of its officers and directors;

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect beneficial ownership of the warrants or rights included in the units sold in our IPO or the private warrants included the private placement as these warrants are not exercisable and these rights are not convertible within 60 days of the Record Date. As of the Record Date, there were 8,125,000 shares of Common Stock (assuming all of the shares of common stock are separated from the units) issued and outstanding and upon which we base the information in the table below.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(3)	Approximate Percentage of Outstanding Shares(2)

Directors and Executive Officers

Jonathan Intrater (3)	—	—
Allan Liu	30,000	*
Loren Mortman	30,000	*
All directors and officers as a group (3 individuals)	60,000	0.74%

5% or greater beneficial owners

Mana Capital LLC (4)	1,565,000	19.26%
Weiss Asset Management LP(5)	589,000	7.25%
Space Summit Capital LLC(6)	415,689	5.1%
Feis Equities LLC(7)	583,612	7.18%
Saba Capital Management, L.P. (8)	471,299	5.8%

*        Less than one percent.

(1)	Unless otherwise indicated, the business address of each of our officers, directors and sponsor is 8 The Green, Suite #12490, Dover, Delaware 19901.

(2)	Based on an aggregate of 8,125,000 shares of common stock issued and outstanding.

(3)	Excludes 150,000 shares of common stock and 100,000 private warrants to be transferred to the listed holder by our Sponsor upon, or subsequent to, the closing of our initial business combination.

(4)	Excludes 2,500,000 private warrants purchased by our sponsor simultaneously with the consummation of our IPO. Such warrants are not exercisable within the next 60 days. Tong Mao is the owner of substantially all of the voting interests of MANA Capital LLC and has the power to direct its affairs, including the voting and sale of all securities of the Company owned by MANA Capital LLC.

(5)	Based on information contained in the Schedule 13G filed by Weiss Asset Management, WAM GP, and Andrew Weiss. Each reporting person has shared power to vote 589,000 shares of common stock and shared the power to dispose of such shares. The business address for each reporting person is 222 Berkeley St., 16th Floor, Boston, Massachusetts 02116.

(6)	Based on information contained in the Schedule 13G/A filed by Space Summit Capital LLC, the reporting entity has sole power to vote 415,689 share and sole power to dispose of such shares. The business address for the reporting person is 15455 Albright Street, Pacific Palisades, CA 90272.

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(7)	Based on information contained in the Schedule 13G/A filed by Feis Equities LLC and Mr. Lawrence M. Feis. Each reporting person has sole power to vote 583,612 shares and sole power to dispose of such shares. The business address for the reporting persons is 20 North Wacker Drive, Suite 2115, Chicago, Illinois 60606.

(8)	Based on information contained in the Schedule 13G filed by Saba Capital Management, L.P., Saba Capital Management GP, LLC, and Boaz R. Weinstein, the reporting persons have the shared power to vote 471,299 shares and the shared power to dispose of such shares. The business address for the reporting person is 405 Lexington Avenue, 58th Floor, New York, New York, 10174.

Our sponsor and members of our board of directors beneficially own approximately 20% of the issued and outstanding shares of our common stock. Because of the ownership block held by our sponsor and directors, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. Our sponsor, officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

All of the sponsor shares (an aggregate of 1,625,000 shares) held by our sponsor and our two directors outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) to our officers or directors, any affiliate or family member of any of our officers or directors, any of the sponsor’s members, officers, directors, consultants, or affiliates of the sponsor or any of their affiliates or any other pecuniary interest holders in the sponsor at the time of our IPO or family members of the foregoing , (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, (viii) in the event of our liquidation prior to our consummation of an initial business combination, (ix) by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor, or (x) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property in each case (except for clauses (vi), (viii), (ix) or (x) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions. The holders will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the sponsor.

Our Sponsor has agreed to transfer to Mr. Intrater an aggregate of 150,000 of its sponsor shares upon, or subsequent to, the consummation of our initial business combination. In addition, our Sponsor agreed to transfer to Mr. Intrater 100,000 of the private warrants following the consummation of our initial business combination if the closing price of our common stock is greater than $12.50 per share for twenty (20) consecutive trading days prior to the consummation of our initial business combination.

In order to meet our working capital needs following the consummation of our IPO, our founders, officers, directors and their respective affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $2,400,000 of the notes may be converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants would be identical to the private warrants issued to the sponsor. In the event that the initial business combination does not close, we may use a portion of the working capital loans held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Our executive officers and directors, and MANA Capital LLC, are our “promoters,” as that term is defined under the federal securities laws.

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CERTAIN RELATIONSHIPS, AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE OF MANA

On June 22, 2021, our sponsor purchased 1,437,500 shares of common stock for an aggregate purchase price of $25,000. In September 2021, we amended the terms of the subscription agreement to issue our sponsor an additional 62,500 shares of common stock, resulting in our sponsor holding an aggregate of 1,500,000 shares of common stock so that the shares of common stock held by our sponsor will account for, in the aggregate, 20% of our issued and outstanding shares following our initial public offering. In November 2021, we entered into a second amended and restated subscription agreement with the sponsor pursuant to which we issued the sponsor an additional 50,000 shares, resulting in the sponsor holding an aggregate of 1,550,000 shares (so that the sponsor shares will account for 20% of our issued and outstanding shares after the initial public offering) and also agreed that, if the underwriters exercise the over-allotment option, we will issue to our sponsor such number of additional shares of common stock (up to 232,500 shares) as to maintain our sponsor’s ownership at 20% or our issued and outstanding common stock upon the consummation of our initial public offering.

The sponsor shares are identical to the shares of common stock included in the units offered and sold in our initial public offering. However, the holders of sponsor shares have agreed (A) to vote their sponsor shares (as well as any public shares acquired in or after our initial public offering) in favor of any proposed business combination, (B) not to propose an amendment to the Certificate of Incorporation, prior to a business combination, to affect the substance or timing of the Company’s obligation to redeem all public shares if it cannot complete an business combination within nine months (or up to 21 months) of the closing of our Initial Public Offering, unless the Company provides public stockholders an opportunity to redeem their public shares, (C) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination or any amendment to our charter documents prior to consummation of an initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination and (D) that the sponsor shares shall not participate in any liquidating distribution from the trust account upon winding up if a business combination is not consummated.

All of the sponsor shares held by our sponsor and our directors have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of these shares (and the private warrants, as discussed below) will not be able to sell or transfer their securities except for transfers, assignments or sales (i) to our officers or directors, any affiliate or family member of any of our officers or directors, any of the sponsor’s members, officers, directors, consultants, or affiliates of the sponsor or any of their affiliates or any other pecuniary interest holders in the sponsor at the time of our initial public offering or family members of the foregoing , (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, (viii) in the event of our liquidation prior to our consummation of an initial business combination, (ix) by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor, or (x) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property in each case (except for clauses (vi), (viii), (ix) or (x) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions. The holders will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the sponsor.

On June 11, 2021, our sponsor agreed to loan us up to $200,000 pursuant to a note which was due and payable by the later of December 11, 2021 in the event that our initial public offering was not successfully completed by such date or the date on which we complete our initial business combination. We had borrowed $45,000 under this note and such amount was repaid at the closing of our initial public offering.

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Our sponsor purchased 2,500,000 warrants at the closing of our initial public offering in a private placement, for an aggregate price of $2,500,000. This purchase of the additional 2,500,000 warrants took place on a private placement basis simultaneously with the consummation of our initial public offering. These private warrants have an exercise price of $11.50 per share, are identical to the public warrants contained in the public units sold in our initial public offering, and the terms of the private warrants will remain the same irrespective of the holder thereof. In the event of a liquidation prior to our initial business combination, the private warrants will expire worthless. The purchasers of the private warrants have also agreed not to transfer, assign or sell any of the private warrants or underlying securities (except to the same permitted transferees as the sponsor and provided the transferees agree to the same terms and restrictions as the permitted transferees of the sponsor must agree to, each as described above) until the completion of our initial business combination.

Our Sponsor has agreed to transfer to Mr. Intrater, our Chief Executive Officer, an aggregate of 150,000 of its sponsor shares upon, or subsequent to, the consummation of our initial business combination. In addition, our Sponsor agreed to transfer to Mr. Intrater 100,000 of the private warrants following the consummation of our initial business combination if the closing price of our common stock is greater than $12.50 per share for twenty (20) consecutive trading days prior to the consummation of our initial business combination.

In addition, upon the completion of our initial public offering, our sponsor transferred 30,000 sponsor shares to each of Mr. Liu and Ms. Mortman in consideration of future services to us as a director of the Company.

Other than the foregoing and as described in this paragraph, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our Sponsor, members of our Management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive the repayment of any loans from our Sponsor, officers and directors (i) in connection with the extension of the time period to complete a business combination or (ii) for working capital purposes and reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed.

If we anticipate that we may not be able to consummate our initial business combination within nine months, we may, but are not obligated to, extend the period for up to twelve (12) additional one-month periods to consummate a business combination. In order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution authorizing such extension and our founders or their affiliates or designees must deposit into the trust account $216,667 (approximately $0.0333 per share) on or prior to the date of the applicable deadline for each one-month extension (or up to an aggregate of $2,600,000, or $0.40 per share if we extend for the full 12 months). The providers of such additional funds will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Under the Merger Agreement, such notes will convert upon consummation of our business combination into MANA Shares at the price of $10.00 Share.

In order to meet our working capital needs following the consummation of our initial public offering, our founders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $2,400,000 of the notes may be converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants would be identical to the private warrants held by the sponsor, including an exercise price of $11.50 per share. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

We have entered into a registration rights agreement with our sponsor, officers, and directors pursuant to which we agreed to register any shares of common stock, warrants (including working capital and extension warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Other than the repayment of up non-interest bearing extension loans or working capital loans, the reimbursement of expenses, and the other matters described above, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our Management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

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 After our initial business combination, members of our Management team who remain with us may be paid consulting, Management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our founders, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

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Principal Accounting Fees and Services.

We had engaged the firm Marcum, Bernstein & Pinchuk, LLP as our independent registered public accounting firm from the period May 19, 2021 (inception) through January 19, 2022. On January 19, 2022 we engaged MaloneBailey, LLP as our independent registered public accounting firm to audit our financial statements for the year ended December 31, 2021 as included in this Annual Report on Form 10-K. Fees for professional services provided by our independent registered public accounting firms since inception were as follows:

	MaloneBailey, LLP

	For the Year Ended December 31, 2021	For the period of May 19, 2021 (inception) through November 26, 2021
Audit Fees (1)	$25,000	—
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$25,000	—

	Marcum, Bernstein & Pinchuk, LLP

	For the Year Ended December 31, 2021	For the period of May 19, 2021 (inception) through November 26, 2021
Audit Fees (1)	$—	39,655
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$—	39,655

(1)	Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements, reviews of our quarterly interim financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. As noted above, we engaged MaloneBailey, LLP to conduct the audit of our financial statements for the year ended December 31, 2021. Although Marcum, Bernstein & Pinchuck, LLP performed an audit of our financial statements from the period from inception through June 30, 2021 and provided subsequent review services through November 26, 2021, they did not perform any audit services for the full fiscal year ended December 31, 2021.

(2)	Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. We did not pay our independent registered public accounts for other services for the periods shown in the table above.

(3)	Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice. We did not pay our independent registered public accounts for tax services for the periods shown in the table above.

(4)	All Other Fees. All other fees consist of fees billed for all other services including permitted due diligence services related potential business combinations. We did not pay our independent registered public accounts for other services for the periods shown in the table above.

Pre-Approval Policy

Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

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MANAGEMENT OF THE COMPANY AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the proposed Business Combination, the business and affairs of the Company will be managed by or under the direction of its Board of Directors. The directors and executive officers of the Company upon consummation of the proposed Business Combination will include the following:

Name	Age	Position
Executive Officers
Meeshanthini (Meesha) Dogan, PhD	33	Chief Executive Officer and Director
Robert (Rob) Philibert, MD PhD	61	Chief Medical Officer and Director
Elisa Luqman, JD MBA	57	Chief Financial Officer
Timur Dogan, PhD	34	Chief Technology Officer
Khullani Abdullah, JD	39	Vice President of Revenue and Strategy

Non-Employee Directors
Warren Hosseinion, MD	50	Non-Executive Chairman
Brandon Sim	29	Director
Stanley K. Lau, MD	66	Director
Oded Levy	61	Director
James Intrater	58	Director

Certain biographical information about each of the persons expected to serve as the executive officers and directors of the Company following the Closing of the Business Combination is as follows:

Executive Officers

Meeshanthini (Meesha) Dogan will serve as the Company’s Chief Executive Officer and a member of the Board of Directors upon consummation of the proposed Business Combination. She is the Co-Founder of Cardio, having served as its Chief Executive Officer and a director since Cardio’s inception. Dr. Dogan has over 10 years’ experience in bridging medicine, engineering and artificial intelligence towards building solutions to fulfill unmet clinical needs such as in cardiovascular disease prevention. Coming from a family with a two-generation history of heart disease and having worked for an extensive time interacting with those affected by heart disease, she understands the pain points and founded Cardio Diagnostics to help prevent others from experiencing its devastating impacts. Dr. Dogan is a pioneer in artificial intelligence/machine learning-driven integrated genetic-epigenetic approaches, which includes highly cited publications, and platform presentations at the American Heart Association and American Society of Human Genetics. She co-invented the patent-pending Integrated Genetic-Epigenetic Engine™ of Cardio Diagnostics (European Patent Granted in March 2021). In 2017, Dr. Dogan founded Cardio Diagnostics to commercialize this technology through a series of clinical tests towards making heart disease prevention and early detection more accessible, personalized and precise. Under her leadership, the company was awarded the prestigious One To Watch award in 2020 by Nature and Merck, has worked its way to become a technology leader in cardiovascular diagnostics, introduced its first product for marketing testing in January 2021, secured both dilutive and non-dilutive funding and key relationships with world renowned healthcare organizations and key opinion leaders. Dr. Dogan holds a PhD degree in Biomedical Engineering and BSE/MS degrees in Chemical Engineering from University of Iowa. She was named FLIK Woman Entrepreneur to Watch in 2021.

Robert Philibert, MD PhD will serve as the Company’s Chief Medical Officer and as a member of the Company’s Board of Directors upon consummation of the proposed Business Combination. He has served as Cardio’s Chief Medical Officer and as a director since inception. Together with Dr. Dogan, he is a co-founder of Cardio. Dr. Philibert graduated from the University of Iowa Medical Scientist Training Program and completed a residency in Psychiatry at the University of Iowa. Between 1993 and 1998, he completed a Pharmacology Research Training Program (PRAT) Fellowship and a Staff Fellowship at the National Institutes of Health while also serving in the United States Uniformed Public Health Service. In late 1998, he returned to the University of Iowa where he now is a Professor of Psychiatry, with joint appointments in Neuroscience, Molecular Medicine and Biomedical Engineering. He has published over 170 peer reviewed manuscripts and is the recipient of numerous NIH grant awards and both national and international patents for his pioneering work in epigenetics. In particular, he is credited with discovering the epigenetic signatures for cigarette and alcohol consumption. In 2009, he founded Behavioral Diagnostics LLC, a leading provider of epigenetic testing services, which has introduced two epigenetic tests, Smoke Signature© and Alcohol Signature™ to the commercial market. Simultaneously, he has licensed related non-core technologies to manufacturing partners while developing an ecosystem of key complementary service providers in the clinical diagnostics space

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Elisa Luqman will serve as the Company’s Chief Financial Officer upon consummation of the proposed Business Combination. She has served as Cardio’s Chief Financial Officer since March 2021. In March 2021, Cardio and Ms. Luqman entered into a consulting agreement under which she was retained to provide services in connection with a potential merger transaction. Since April 2022, Ms. Luqman has also been serving as Chief Legal Officer (SEC) for Nutex Health, Inc. (“NUTX”), a physician-led, technology-enabled healthcare services company. She attained that position upon the closing of a merger transaction in which her employer, Clinigence Holdings, Inc. (“Clinigence”), was the surviving entity. She served as the Chief Financial Officer, Executive Vice President Finance and General Counsel of Clinigence from October 2019 until the merger. She also served as a director of Clinigence from October 2019 until February 2021. At Clinigence, Ms. Luqman was responsible for maintaining the corporation’s accounting records and statements, preparing the SEC filings and overseeing compliance requirements. Ms. Luqman was an integral member of the Clinigence team responsible for obtaining the company’s NASDAQ listing and completing the reverse merger with Nutex. At Nutex Ms. Luqman continues to be responsible for preparing its SEC filings and overseeing compliance requirements. Ms. Luqman co-founded bigVault Storage Technologies a cloud- based file hosting company acquired by Digi-Data Corporation in February 2006. From March 2006 through February 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi-Data’s outside counsel firms. In March 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form 10 filing with the SEC in 2010 through its reverse merger with Clinigence Holdings, Inc. in October 2019. Ms. Luqman received a BA degree, a JD in Law, and an MBA Degree in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.

Timur Dogan will serve as the Company’s Chief Technology Officer upon consummation of the proposed Business Combination. He has served as Cardio’s Chief Technology Officer since May 2022, although he has been employed by Cardio since August 2019, after obtaining his PhD, was serving as its Senior Data Scientist until his promotion to CTO. Dr. Dogan was instrumental in developing and advancing the Integrated Genetic-Epigenetic Engine™ that is at the core of Cardio Diagnostics’ cardiovascular solutions. Along with the founding team, he is the co-inventor of two patent-pending technologies in cardiovascular disease and diabetes. He holds a joint B.S.E./M.S. and Ph.D. degrees in Mechanical Engineering from the University of Iowa where he researched complex fluid flows. He developed machine learning models on high-performance computing systems using a mixture of low and high-fidelity numerical simulations and experiments to draw insights from non-linear physics.

Khullani Abdullahi will serve as the Company’s Vice President of Revenue and Strategy upon consummation of the proposed Business Combination. In July 2020, Ms. Abdullahi began working with Cardio as a consultant, where she was a member of the advisory board as a go-to-market and growth advisor and provided other services as mutually agreed upon. After two years as an advisor, in May 2022, she joined Cardio full-time to lead the sales, marketing, and customer success teams. Ms. Abdullahi has more than ten years of experience as a revenue and sales strategist, helping clients and companies develop and execute aggressive customer-acquisition campaigns, services she provides to various clients through Episteme X, her consulting company. She has led commercialization, pricing, and monetization strategies and scaled revenue teams in healthcare and biotech. As a data-driven account-based marketing revenue strategist, her methods emphasize identifying all relevant contacts across the total addressable target market to drive defensive market penetration growth. Ms. Abdullahi holds a BA in Philosophy from Carleton College and a Juris Doctor from the University of Minnesota Law School.

Non-Employee Members of the Board of Directors

Warren Hosseinion, MD will serve as the Company’s Non-Executive Chairman of the Board upon consummation of the proposed Business Combination. He has been Cardio’s Non-Executive Chairman of the Board since May 2022 and has been on Cardio’s Board of Directors since November 2020. In March 2021, Cardio and Dr. Hosseinion entered into a consulting agreement under which he was retained to provide services in connection with a potential merger transaction. He is also currently the President and a director of Nutex, positions he has held since April 2022. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) and served as a member of the Board of Directors of Apollo Medical Holdings, Inc. since July 2008, the Chief Executive Officer of Apollo Medical Holdings, Inc. from July 2008 to December 2017, and the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. from December 2017 to March 2019. In 2001, Dr. Hosseinion co-founded ApolloMed. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Medical Degree from the Georgetown University School of Medicine and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center.

Brandon Sim will serve as a member of the Company’s Board of Directors upon consummation of the proposed Business Combination. He is the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. where he is focused on transforming healthcare delivery for physicians and patients. He is responsible for ApolloMed’s overall strategy, growth, operations, and technology innovation. Since joining ApolloMed in 2019, he has also served as Chief Operating Officer, Chief Technology Officer and Vice President of Engineering. Prior to joining ApolloMed, Mr. Sim served as Quantitative Researcher at Citadel Securities from 2015 to 2019. From 2012 to 2015, Mr. Sim co-founded and served as Chief Technology Officer at Theratech, a medical device company focused on developing a low-cost, simple-to-use patch for automated drug delivery. Mr. Sim was a member of the board of directors of Clinigence Holdings, Inc. between October 2021 and April 2022. Mr. Sim received his Master of Science in Computer Science and Engineering and Bachelor of Arts in Statistics and Physics, Magna Cum Laude with High Honors, from Harvard University.

Stanley K. Lau, MD will serve as a member of the Company’s Board of Directors upon consummation of the proposed Business Combination. In September 2006, Dr. Lau founded Synergy Imaging Center, San Gabriel, California, where he has held the position of Medical Director since inception. In addition, since November 1997, Dr. Lau has been affiliated with the Southern California Heart Centers, San Gabriel, California, which he founded. Earlier in his professional career, from November 1996 to November 1997, Dr. Lau served as an Assistant Professor in Cardiology at Texas Tech University, and from August 1995 to November 1996, he provided cardiovascular consulting services at Chandra Cardiovascular Consultant, PC, Sioux City, Iowa. Dr. Lau has the following clinical appointments at the Garfield Medical Center, Monterey Park, California: Director, Cardiac Structural Heart Program, Chairman of the Cardiovascular Committee, member of the Board of Directors, Los Angeles County certified ST-Elevation Myocardial Infarction (STEM) Program Director and Director of the Cardiac Catheterization Lab. Dr. Lau received his M.B.B.S (Bachelor of Medicine and Bachelor of Surgery) in 1984 from the University of New South Wales School of Medicine, Sydney, Australia. He received further training at the University of Southern California, specializing in diagnostic cardiac catheterization, coronary angioplasty, coronary artery stenting, intervascular ultrasound, renal and peripheral diagnostic angiograms and pacemaker implantation. He is board certified in interventional cardiology, cardiovascular disease, internal medicine, certification board of cardiovascular computer tomography, echocardiography subspecialty, acute critical care echocardiography subspecialty, nuclear cardiology subspecialty and is board certified as a hypertension specialist. He also extensive experience in coronary CT Angiogram and Cardiac MRI. He has a level III (highest) Certification in CCTA by the Society of Cardiovascular Computed Tomography and a Level II Certification in Cardiac MR by the Society of Cardiovascular Magnetic Resonance, in addition to being board certified in Cardiovascular Disease, Internal Medicine, Echocardiography, Nuclear Cardiology and as a Hypertension Specialist. Dr. Lau also founded the structured heart program at Garfield Medical Center, recently implementing the TAVR program in 2017. Dr. Lau received his medical degree from the University of New South Wales School of Medicine in Sydney, Australia, and completed his Residency in Internal Medicine, Fellowship in Cardiology and Fellowship in Interventional Cardiology at the University of Southern California.

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Oded Levy will serve as a member of the Company’s Board of Directors upon consummation of the proposed Business Combination. He is the founder, president and managing partner of Blue Ox Healthcare Partners, (“Blue Ox”) a private equity firm based in New York City that invests growth capital in commercial-stage healthcare companies, with a focus on companies involved in precision health. Mr. Levy has over 30 years of experience in specialized healthcare investing in private equity, capital markets and asset management. He co-founded Blue Ox in 2009, leads origination and structuring of the firm’s investments, and chairs the Investment Committee. Prior to Blue Ox, he was a principal at Oracle Partners, LP, a private investment firm specializing in public securities investing and merchant banking in the healthcare, bioscience and related industries.  Previously, he was Head Trader and a member of the Executive Committee at Genesis Merchant Group Securities (“GMGS”), a San Francisco-based investment bank. Mr. Levy was also Senior Vice President of Investments at Bering Holdings, Inc., the investment arm of publicly traded MAXXAM, Inc. He began his career in 1987 as a corporate finance analyst at Bear, Stearns & Co. Inc. Mr. Levy currently serves on the board of Blue Ox portfolio company, Advocate My Meds (formerly Rx Solutions), and previously served on the boards of former Blue Ox investments, MedSave USA, as Executive Chairman, Delphi Behavioral Health Group and Infinity Funding. He holds an MBA in Finance and International Business and a BS in Computer and Information Systems from New York University.

James Intrater is the director nominee named by MANA. Mr. Intrater is a senior materials and process engineer with over thirty-five (35) years of professional experience. He has worked in both commercial product development and on Federal R&D projects, including work for NASA, the U.S. Department of Defense, and the U.S. Department of Energy. Since June 2014, Mr. Intrater has served as the president of IntraMont Technologies, a consumer health products development company. In addition, since May 2020, he has also provided engineering consultancy services for Falcon AI, a private investment firm to evaluate potential portfolio investments. Mr. Intrater has published numerous technical works and reports for various agencies of the federal government and in technical journals and is listed as holder or co-holder of five patents, with another patent pending. Mr. Intrater received his Master of Science in Metallurgical Engineering from the University of Tennessee and a Bachelor of Sciences in Ceramic Engineering from Rutgers University - College of Engineering.

Mr. Intrater is the brother of Jonathan Intrater, who currently serves as the Chairman, Chief Executive Officer and Principal Accounting Officer of MANA.

Family Relationships

Meeshanthini Dogan and Timur Dogan are wife and husband. There are no other family relationships among executive officers and directors of the Company.

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Employment Arrangements with the Company’s Executive Officers

In connection with preparations for the Business Combination, Cardio executed employment agreements as of May 27, 2022 with each person expected to be named an executive officer of the combined entity. Other than the agreement with Khullani Abdullahi, whose agreement was effective as of May 19, 2022, the agreements will be effective upon Closing of the Business Combination. The principal terms of each of agreements will be as follows:

Employment Agreement between Cardio and Meeshanthini Dogan (Chief Executive Officer)

Dr. Dogan’s five-year employment agreement provides for (i) an annual base salary of $300,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Dr. Dogan achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Dr. Dogan were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Dr. Dogan will be reimbursed for her reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Dr. Dogan’s termination is either by the Company without cause or by her with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Dr. Dogan an amount equal to a (x) two times the sum of her most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for her coverage under group medical, dental and vision programs for a period of 24 months. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Dr. Dogan’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Dr. Dogan may terminate her employment for any reason.

Employment Agreement between Cardio and Robert Philibert (Chief Medical Officer)

Dr. Philibert’s five-year employment agreement provides for (i) an annual base salary of $180,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Dr. Philibert achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Dr. Philibert were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Dr. Philibert will be reimbursed for his reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Dr. Philibert’s termination is either by the Company without cause or by him with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Dr. Philibert an amount equal to a (x) the sum of his most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for his coverage under group medical, dental and vision programs for a period of 12 months, provided that he has elected continued coverage under COBRA. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Dr. Philibert’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Dr. Philibert may terminate his employment for any reason.

Employment Agreement between Cardio and Elisa Luqman (Chief Financial Officer)

Ms. Luqman’s five-year employment agreement provides for (i) an annual base salary of $275,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Ms. Luqman achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Ms. Luqman were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Ms. Luqman will be reimbursed for her reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Ms. Luqman’s termination is either by the Company without cause or by her with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Ms. Luqman an amount equal to a (x) the sum of her most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for her coverage under group medical, dental and vision programs for a period of 12 months, provided that she has elected continued coverage under COBRA. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Ms. Luqman’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Ms. Luqman may terminate her employment for any reason.

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Employment Agreement between Cardio and Timur Dogan (Chief Technology Officer)

Dr. Dogan’s five-year employment agreement provides for (i) an annual base salary of $250,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Dr. Dogan achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Dr. Dogan were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Dr. Dogan will be reimbursed for his reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Dr. Dogan’s termination is either by the Company without cause or by him with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Dr. Dogan an amount equal to a (x) the sum of his most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for his coverage under group medical, dental and vision programs for a period of 12 months, provided that he has elected continued coverage under COBRA. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Dr. Dogan’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Dr. Dogan may terminate his employment for any reason.

Employment Agreement between Cardio and Khullani Abdullahi (Vice President of Revenue and Strategy)

Ms. Abdullahi’s three-year employment agreement provides for (i) an annual base salary of $220,000, (ii) eligibility to receive an annual cash bonus based on the extent to which, in the discretion of the Board, Ms. Adbullahi achieves or exceeds specific and measurable individual and Company performance objectives, and (iii) eligibility to participate in any long-term incentive plan that is made available to similarly positioned executives, employee benefit or group insurance plans maintained from time to time by Cardio. Long-term incentive plan awards may include cash, or equity awards settled in shares of Company stock, including but not limited to stock options, restricted stock and performance shares. If Ms. Adbullahi were to leave the Company as a “Good Leaver,” as defined in the employment agreement, terms of any long-term incentive award will be deemed satisfied immediately prior to such termination and as such, all awards and grants will be deemed fully vested. In addition, Ms. Adbullahi will be reimbursed for her reasonable and usual business expenses incurred on behalf of the Company. Severance benefits will be payable in the event Ms. Adbullahi’s termination is either by the Company without cause or by her with “good reason,” as defined in the agreement. In such event and in addition to accrued salary benefits as of the date of termination, the Company will pay Ms. Adbullahi an amount equal to a (x) the sum of her most recent base salary and target annual bonus and (y) an amount in cash equal to the Company’s premium amounts paid for her coverage under group medical, dental and vision programs for a period of 12 months, provided that she has elected continued coverage under COBRA. The agreement also contains customary confidentiality, non-solicitation, non-competition and cooperation provisions. The employment agreement will automatically renew for an additional year following the initial term and any renewal term, unless either party provides 60-days’ written notice before the end of the then-current term. The Company may terminate Ms. Adbullahi’s employment without cause (as defined in the agreement) by providing 60 days’ advance written notice. Ms. Adbullahi may terminate her employment for any reason.

Non-Executive Chairman and Consulting Agreement between Cardio and Warren Hosseinion

Cardio has retained Dr. Hosseinion under a five-year consulting agreement to serve as Non-Executive Chairman of the Board following the Merger and to provide other services as requested. Upon expiration of such provision, the agreement may be renewed for an additional one-year term. In addition to his duties as Chairman, the agreement provides that Dr. Hosseinion will provide consulting services assisting management in developing business strategy and business plans, identifying business opportunities and identifying strategic relationships and strategies to further develop the Company’s brand. In the event he is not reelected as Chairman of the Board, the terms of this agreement will continue strictly as a consulting services agreement. Conversely, if his consulting services are terminated, such termination will not affect his Chairman Services, provided that he remains eligible to serve as Chairman. For his Chairman services and consulting services, the agreement provides for a fee of $300,000 per year payable in monthly installments of $25,000. In addition, Dr. Hosseinion is entitled to be awarded any equity compensation otherwise payable to Board members in connection with their service on the Board and to be reimbursed for all reasonable and necessary business expenses incurred in the performance of his consulting services and Chairman services. If Dr. Hosseinion’s services are terminated by the Company other than for Cause (as defined in the agreement), including any discharge without Cause, liquidation or dissolution of the Company, or a termination caused by death or Disability (as defined in the agreement), the Company will pay Dr. Hosseinion (or his estate) the consulting fees equal to two times his annual consulting compensation, payable within 60 days, in one lump sum, plus any expenses owing for periods prior to and including the date of termination of the consulting services. The agreement also contains customary confidentiality, non-solicitation, non-disparagement and cooperation provisions. Either party may terminate the agreement without cause after giving prior written notice to the other party. The agreement may be terminated by the Company at any time for cause, as defined in the agreement.

Cash Performance Incentives

Cardio’s Board of Directors has determined that it is in Cardio’s best interests to award cash performance incentive payments to certain Cardio executive officers and directors in recognition of each such individual’s efforts required in connection with: (i) successfully completing the private placements of Cardio’s common stock in 2022, and (ii) since May 27, 2022, assisting in the preparation and filing with the SEC of the registration statement on Form S-4 of which this prospectus forms a part, as well as amendments thereto, responding to comments thereon made by the SEC applicable to Cardio, facilitating the completion of the SEC’s review thereof, including assisting in seeking to cause the registration statement to be declared effective, and handling numerous other matters incidental to consummating the Business Combination pursuant to the Merger Agreement. The Cardio Board has awarded an aggregate of $650,000 in performance incentive payments to Warren Hosseinion ($250,000), Meeshanthini (Meesha) Dogan ($250,000), Robert Philibert ($50,000) and Elisa Luqman ($100,000), which awards have been approved by MANA. These payments are contingent upon, not payable before, and only payable promptly following the consummation of the Business Combination.

Invention and Non-Disclosure Agreement with Cardio’s Executive Officers

At the Closing of the Business Combination, Dr. Dogan, Dr. Philibert, Ms. Luqman, Dr. Dogan and Ms. Abdullahi each will also enter into an Invention and Non-Disclosure Agreement. An integral part of the Invention and Non-Disclosure Agreement is the disclosure by the employee of any discoveries, ideas, inventions, improvements, enhancements, processes, methods, techniques, developments, software and works of authorship (“developments”) that were created, made, conceived or reduced to practice by the employee prior to his or her employment by Cardio and that are not assigned to the Company. Dr. Philibert’s agreement lists certain developments that are epigenetic methods unrelated to the current mission of Cardio and that were developed separate and apart from Cardio. There is no assurance that as the Company broadens the scope of its products and services that one or more of Dr. Philibert’s developments could be relevant. Under the agreement, all rights to the developments listed by Dr. Philibert are his sole property and their use, if desired by the Company, would be in the sole discretion of Dr. Philibert, who is under no obligation to license or otherwise grant permission to the Company to use them.

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Information Regarding the Company’s Board of Directors and its Corporate Governance

The following information is being provided to explain the operation of the Company’s board of directors following consummation of the Merger.

Number and Terms of Office of Officers and Directors

The Company’s board will have seven directors. The board of directors will be elected each year at the annual meeting of stockholders. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq.

The Company officers will be appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. The board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. The Company’s bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officers, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Director Independence

Upon the consummation of the Business Combination, the Company board is expected to undertake a review of the independence of each director. The Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Company’s independent directors expect to have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to the Company than could be obtained from independent parties. The Company’s Board of Directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Based on information provided by each director concerning his or her background, employment and affiliations, the Company Board is expected to determine that Brandon Sim, Stanley K. Lau, MD, Oded Levy and James Intrater, representing four of the Company’s seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq and applicable SEC rules. In making these determinations, the Company Board will consider the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Company Board deems relevant in determining their independence, including the beneficial ownership of the Company capital stock by each non- employee director, and the transactions involving them. See “Certain Cardio Relationships and Related Persons Transactions.”

Committees of the Board of Directors

The Company’s Board of Directors will establish three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules, the Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq rules require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by the Company’s board of directors and will have the composition and responsibilities described below.

Audit Committee

Following the consummation of the proposed Business Combination, the Company’s audit committee will, among other things:

•        reviewing and discussing with Management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•        discussing with Management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with Management major risk assessment and risk Management policies;

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•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with Management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between Management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        reviewing and approving any annual or long-term incentive cash bonus or equity or other incentive plans in which our executive officers may participate;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Company’s audit committee will operate under a written charter that satisfies the applicable listing standards of Nasdaq.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of directors who are “financially literate” as defined under Nasdaq’s listing standards.

In addition, the Company must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. In determining candidates to sit on the Company board, the requirement that at least one of its directors qualify as a “financial expert” was a criterion considered in the search. It was determined that Oded Levy qualifies as a financial expert in accordance with Nasdaq’s listing standards.

Compensation Committee

Following the consummation of the proposed Business Combination, the Company’s compensation committee will, among other things:

•        establishing, reviewing, and approving our overall executive compensation philosophy and policies;

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

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•        receiving and evaluating performance target goals for the senior officers and employees (other than executive officers) and reviewing periodic reports from the CEO as to the performance and compensation of such senior officers and employees;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        reviewing and approving any annual or long-term incentive cash bonus or equity or other incentive plans in which our executive officers may participate;

•        reviewing and approving for our CEO and other executive officers any employment agreements, severance arrangements, and change in control agreements or provisions;

•        reviewing and discussing with Management the Compensation Discussion and Analysis set forth in Securities and Exchange Commission Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual report or proxy statement for the annual meeting of stockholders;

•        assisting Management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement;

•        reviewing and recommending to the Board for approval the frequency with which we will conduct Say-on-Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say-on-Pay Votes required by Section 14A of the Exchange Act, and review and recommend to the Board for approval the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in our proxy statement filed with the SEC;

•        conducting an annual performance evaluation of the committee; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Company’s compensation committee will operate under a written charter that satisfies the applicable listing standards of Nasdaq.

Nominating and Corporate Governance Committee

Following the consummation of the proposed Business Combination, the Company’s nominating and corporate governance committee will, among other things:

•         review and assess and make recommendations to the board of directors regarding desired qualifications, expertise and characteristics sought of board members;

•         identify, evaluate, select or make recommendations to the board of directors regarding nominees for election to the board of directors;

•         develop policies and procedures for considering stockholder nominees for election to the board of directors;

•         review the Company’s succession planning process for Company’s chief executive officer, and assist in evaluating potential successors to the chief executive officer;

•         review and make recommendations to the board of directors regarding the composition, organization and governance of the board and its committees;

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•        review and make recommendations to the board of directors regarding corporate governance guidelines and corporate governance framework;

•        oversee director orientation for new directors and continuing education for directors;

•        oversee the evaluation of the performance of the board of directors and its committees;

•        review and monitor compliance with the Company’s code of business conduct and ethics; and

•        administer policies and procedures for communications with the non-management members of the Company’s Board of Directors.

The Company’s nominating and corporate governance committee will operate under a written charter that satisfies the applicable listing standards of Nasdaq.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

The Company adopted a written code of business conduct and ethics, which applies to its principal executive officer, principal financial or accounting officer or person serving similar functions and all of our other employees and members of our board of directors. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interests:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our Management has pre-existing fiduciary duties and contractual obligations to such entities (as well as to us) and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by our company.

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The conflicts described above may not be resolved in our favor.

All ongoing and future transactions between us and any of our management team or their respective affiliates, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Limitation on Liability and Indemnification of Officers and Directors

The Charter Amendment Proposal (Proposal No. 2) does not alter provisions relating to the limitation on liability and indemnification of officers and directors as currently exists in the Company’s Amended and Restated Certificate of Incorporation, as currently in effect. See “MANA’s Directors, Executive Officers, Executive Compensation and Corporate Governance – Limitation on Liability and Indemnification of Officers and Directors” for an explanation of the provisions of the Amended and Restated Certificate of Incorporation and Bylaws with respect to limitation of liability and indemnification that will be applicable to the Company upon consummation of the Business Combination.

The Company intends to enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law (“DGCL”). These indemnification agreements will require the Company, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require the Company to advance all expenses reasonably and actually incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The Company will also expect to maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been its directors or officers. The coverage provided by these policies may apply whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL. At present, we are not aware of any pending litigation or proceeding involving any person who will be one of the Company’s directors or officers or is or was one of its directors or officers, or is or was one of its directors or officers serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

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SECURITY OWNERSHIP OF THE COMPANY
AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of the Company’s common stock immediately after the consummation of the Business Combination assuming that no public shares are redeemed, and alternatively, that 5,999,999 public shares are redeemed, by:

•        each person known to MANA who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

•        each person who will become an executive officer and director of the post-combination company; and

•        all of its officers and directors as a group.

The following table also assumes the following: (i) a $101,702,354 merger valuation; (ii) the conversion of the MANA Rights into 928,571 shares; and (iii) the exercise of Cardio equity rights in connection with the Business Combination. It does not include the impact of (i) the possible future issuance of Earnout Shares in connection with the Business Combination; or (ii) the issuance of shares upon conversion of the Extension Notes. Unless otherwise indicated, MANA believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all MANA securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, MANA believes, based on the information furnished to it as of the Record Date, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All MANA stock subject to options or warrants exercisable within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on MANA issuing in the Business Combination approximately 6,452,076 MANA Shares to Cardio stockholders and to the holder of Cardio equity rights and 928,571 MANA Shares are issued upon conversion of rights issued to MANA’s public stockholders in its Initial Public Offering, up to 1,656,383 options to purchase MANA Shares, and up to 2,061,773 warrants to purchase MANA Shares. Using those assumptions and further assuming no additional issuances of MANA Shares and Cardio Closing Cash of $8,900,000 (the cash balance on October 3, 2022), there will be approximately 9,505,648 MANA Shares outstanding upon consummation of the Business Combination if the maximum number of redemptions occurs and approximately 15,505,647 MANA Shares outstanding upon consummation of the Business Combination if no redemptions occur. However, if prior to the Effective Time of the Closing of the Business Combination, Company Closing Cash or Closing Net Debt of Cardio differs from the assumptions on which the Aggregate Merger Consideration and resulting Exchange Ratio described in this proxy statement have been calculated and/or Cardio’s capital structure changes, the allocation of the MANA Shares issuable to the Cardio security holders will change. Accordingly, the securities ownership information in the table below is presented based on the merger valuation set forth above, but upon consummation of the Business Combination, the actual securities ownership of the persons in the table below could be different.

The following table does not reflect beneficial ownership of any common stock issuable upon exercise of warrants, as the warrants are not exercisable within 60 days of the Closing of the Business Combination, but it does reflect those options to be held by the following persons, all of which become exercisable upon consummation of the Business Combination. The table also reflects the reallocation of the Merger Consideration to existing Cardio stockholders in light of the exercise of outstanding equity rights held by the University of Iowa Research Foundation, which has elected to exercise those rights in connection with the Business Combination. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Closing of the Business Transaction. We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The applicable footnotes are an integral part of the table and should be carefully read in order to understand the actual ownership of our securities.

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	Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Directors, Executive Officers and Greater than 5% Holders
Meeshanthini Dogan(2)	2,129,305	13.2%	2,129,305	21.0%
Robert Philibert(3)	1,988,319	12.4%	1,988,319	19.9%
Warren Hosseinion(4)	431,184	2.7%	431,184	4.4%
James Intrater	—	—	—	—
Stanley Lau	—	—	—	—
Oded Levy	—	—	—	—
Brandon Sim	—	—	—	—
Elisa Luqman(5)	215,511	1.4%	215,511	2.2%
Timur Dogan(6)	141,195	*	141,195	1.5%
Khullani Abdullahi	13,615	*	13,690	*
All Directors and Executive Officers as a Group 10 individuals)(7)	4,919,129	28.7%	4,946,253	44.0%

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*	means less than 1%.

(1)	Unless otherwise noted, the address for the persons in the table is 400 N. Aberdeen St., Suite 900, Chicago IL 60642.

(2)	Includes 645,244 shares issuable upon exercise of options being assumed in the Business Combination that become exercisable upon Closing of the Business Combination. Does not include the securities separately owned by Timur Dogan, Meeshanthini Dogan’s husband, which are separately presented in the above table. Meeshanthini Dogan may be deemed to be the indirect beneficial owner of the securities owned by Timur Dogan; however, she disclaims beneficial ownership of the shares held indirectly, except to the extent of her pecuniary interest.

(3)	Shares of common stock reflected in the table as beneficially owned by Dr. Philibert are held of record by BD Holdings, Inc., whose address is 2500 Crosspark Road, Suite W245, Coralville, IA 52241. BD Holdings, Inc. is a corporation owned and controlled by Dr. Philibert. Includes 483,933 shares of common stock issuable upon exercise of options being assumed in the Business Combination that become exercisable upon Closing of the Business Combination.

(4)	Includes 322,622 shares of common stock issuable upon exercise of options being assumed in the Business Combination that become exercisable upon Closing of the Business Combination.

(5)	Includes 161,311 shares of common stock issuable upon exercise of options being assumed in the Business Combination that become exercisable upon Closing of the Business Combination.

(6)	Includes 38,208 shares issuable upon exercise of options being assumed in the Business Combination that become exercisable upon Closing of the Business Combination. Does not include the securities separately owned by Meeshanthini Dogan, Timur Dogan’s wife, which are separately presented in the above table. Timur Dogan may be deemed to be the indirect beneficial owner of the securities owned by Meeshanthini Dogan; however, he disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest.

(7)	Includes 1,651,318 shares issuable upon exercise of options being assumed in the Business Combination that become exercisable upon Closing of the Business Combination.

The above table does not reflect that in connection with the Business Combination, MANA, the Shareholders’ Representative on behalf of the stockholders of Cardio, and MANA’s Transfer Agent will enter into an indemnification escrow agreement for the escrow of 800,000 MANA shares (the “Escrow Shares”) to be deposited for a period of up to 36 months after the Closing to satisfy any potential indemnification claims pursuant to the Business Combination Agreement. While the escrow would preclude holders of the Escrow Shares from selling or otherwise transferring such shares until the termination of the escrow or earlier release therefrom, the holders of such shares will nevertheless be entitled to vote their MANA Shares in connection with any election or proposal brought before the stockholders of the Company.

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DESCRIPTION OF MANA’S SECURITIES

As a result of the Business Combination and the Charter Amendment Proposal, Cardio Stockholders will receive shares of MANA common stock. As stockholders of MANA, your rights will continue to be governed by Delaware law and the Amended and Restated Certificate of Incorporation of MANA, as amended as described in this proxy statement. The following description of the material terms of MANA’s securities reflects the anticipated state of affairs upon completion of the Business Combination. The following summary of the material terms of MANA’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Charter is attached as Annex B to this proxy statement. You are encouraged to read the applicable provisions of Delaware law and the Proposed Charter in their entirety for a complete description of the rights and preferences of MANA’s securities following the Business Combination.

General

Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 300,000,000 shares of common stock, par value $0.00001 and 100,000,000 shares of preferred stock, par value $0.00001 per share. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our Amended and Restated Certificate of Incorporation, bylaws, and the forms of warrant agreement which are filed as exhibits to the registration statement of which this prospectus is a part.

Units

Each unit was offered at a price of $10.00 and consists of one share of common stock, one-half of one redeemable warrant, and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus of Initial Public Offering. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of the company’s common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.  In addition, we will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware Law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination.

The common stock, warrants, and rights comprising the units began separate trading on January 14, 2022. Once the shares of common stock, warrants, and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, warrants, and rights.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them, including any shares acquired in the Initial Public Offering or following our Initial Public Offering in the open market, in favor of the proposed business combination.

 Our Certificate of Incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. Accordingly, we will consummate our initial business combination only if upon such consummation either our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act or we have net tangible assets (as determined in accordance with Rule 3a51-1(g) of the Exchange Act, or any successor rule) of at least $5,000,001 (in either case, so that we are not subject to the SEC’s “penny stock” rules) and a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Further, in connection with any vote of our stockholders to amend any provisions of our Amended and Restated Certificate of Incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will not be able to amend our Amended and Restated Certificate of Incorporation or conduct the related redemption of our pubic shares if holders of our public shares sought to exercise their redemption rights in connection with such proposal in such an amount that we would not be able to satisfy the net tangible asset requirement (as described above), unless our shares are listed on a national securities exchange as contemplated by Rule 3a51-1(a) under the Exchange Act.

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Notwithstanding the foregoing description of redemptions rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Amended and Restated Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in in the IPO, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our Management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Without this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in our IPO could threaten to exercise its redemption rights against an initial business combination if such holder’s shares are not purchased by us or our Management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in the IPO, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in the IPO) for or against our initial business combination.

Pursuant to our Certificate of Incorporation, if we do not consummate our initial business combination within nine months from the closing of the Initial Public Offering (or up to 21 months from the closing of the Initial Public Offering if the extension criteria described elsewhere in the prospectus of IPO is met), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time period.

We have nine months from the consummation of our Initial Public Offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within nine months, we may extend the period of time to consummate a business combination up to twelve (12) times, each by an additional one month (for a total of up to 21 months) to complete a business combination. Pursuant to the terms of our Amended and Restated Certificate of Incorporation and the trust agreement we entered into with Continental Stock Transfer & Trust Company, in order to extend the time available for us to consummate our initial business combination, our board of directors would adopt a resolution authorizing the extension and our sponsor or its affiliates or designees (which may include the potential target business), upon five-days advance notice prior to the applicable deadline, must deposit into the trust account $216,667 ($0.0333 per share) on or prior to the date of the applicable deadline, for each one-month extension (or up to an aggregate of $2,600,004, or $0.40 per share if we extend for the full 12 months). The providers of such additional funds will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Under the Merger Agreement, such notes will convert upon consummation of our business combination into MANA Shares at the price of $10.00 per Share.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, redeeming stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. Public stockholders who sell or redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights.

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Sponsor Shares

The sponsor shares are identical to the shares of common stock included in the units being sold in our IPO, and our insiders have the same stockholder rights as public stockholders, except that (i) the sponsor shares are subject to certain transfer restrictions, as described in more detail below and (ii) our insiders have agreed (A) to vote their sponsor shares and any public shares acquired in or after our IPO in favor of any proposed business combination, (B) not to propose an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within nine months from the closing of our Initial Public Offering (or up to 21 months, if we extend the time to complete a business combination as described in this prospectus of Initial Public Offering), unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, net of taxes payable, divided by the number of then outstanding public shares, (C) not to redeem any shares (including the sponsor shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination (or sell any sponsor shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within nine months from the closing of the Initial Public Offering (or up to 21 months), and (D) that the sponsor shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated.

 The sponsor shares were deposited into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, LLC, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of our initial business combination, or earlier, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers to our officers or directors, any affiliate or family member of any of our officers or directors, any of the sponsor’s members, officers, directors, consultants, or affiliates of the sponsor or any of their affiliates or any other pecuniary interest holders in the sponsor at the time of our IPO or family members of the foregoing , (ii) to an initial holder’s stockholders or members upon its liquidation, (iii) by gift to a member of an individual stockholder’s family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased (7) transfers to us for cancellation in connection with the consummation of an initial business combination, (8) in the event of our liquidation prior to our consummation of an initial business combination,(9) by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor, or (10) in the event that, subsequent to the consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property, in each case (except for clauses 7 - 10) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

Preferred Stock

There are no shares of preferred stock outstanding. Our Amended and Restated Certificate of Incorporation filed with the State of Delaware authorizes the issuance of 100,000,000 shares of preferred stock, $0.00001 par value per share, with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in the IPO. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Rights Included as Part of Units

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination, even if the holder of a public right redeemed all shares of common stock held by him, her or it in connection with the initial business combination or an amendment to our certificate of incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

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We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants

Public Warrants

Upon the separation of all of the public units into their component parts, there will be an aggregate of 3,250,000 public warrants outstanding. Each whole redeemable warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination and 12 months from the date of the prospectus of IPO. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of a Business Combination at 5:00 p.m., Eastern Standard Time.

We may call the outstanding warrants for redemption, in whole and not in part:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

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If we call the warrants for redemption, the redemption price shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per warrant.

 The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, all holders that wish to redeem or exercise warrants can do so by paying the cash exercise price or on a “cashless basis.” If a holder elects to exercise the warrant on a “cashless” basis, such a holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Alternatively, a warrant holder may request that we redeem his, her or its warrants by surrendering such warrants and receiving the redemption price of such number of shares of common stock determined as if the warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its warrants nor requests redemption on a “cashless” basis, then on or after the redemption date, a record holder of a warrant will have no further rights except to receive the cash redemption price of $0.01 for such holder’s warrant upon surrender of such warrant. The right to exercise the warrant will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (“Market Price”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

 The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may notify us in writing if it elects to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

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No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Warrants

We issued 2,500,000 private warrants to our sponsor in a private placement that was completed simultaneously with our IPO in an amount of $2,500,000. These private warrants will be identical to the warrants underlying the units sold in our IPO and the terms of the private warrants will remain the same irrespective of the holder thereof; provided, however, that the private warrants will be subject to the transfer restrictions agreed to in the letter agreement with our sponsor. Accordingly, we may redeem the private warrants on the same terms and conditions as the public warrants.  The warrants will have an exercise price of $11.50 per share.

 In addition, in order to meet our working capital needs following the consummation of the IPO, our founders, officers, directors and their respective affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $2,400,000 of the notes may be converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants would be identical to the private warrants issued to the sponsor.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will, subject to the laws of the State of Delaware, be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our units and common stock, warrant agent for our warrants, and rights agent for our rights is Continental Stock Transfer & Trust Company, 1 State Street Plaza, New York, New York 10004.

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Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our Amended and Restated Certificate of Incorporation will require that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to the company or the company’s stockholders, (iii) any action asserting a claim against the company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our Amended and Restated Certificate of Incorporation or the bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations; Conduct of Meetings

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Our bylaws will allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

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EXPERTS

The consolidated financial statements of Cardio Diagnostics, Inc. as of December 31, 2021 and 2020 and for the year then ended included in this proxy statement have been so included in reliance on the report of Prager Metis CPA’s LLC, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding Cardio’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Mana Capital Acquisition Corp. as of December 31, 2021 and for the fiscal period from May 21, 2021 (date of formation) to December 31, 2021 and for the year ended December 31, 2021 have been so included in reliance on the report of MaloneBailey LLP, an independent registered public accounting firm appearing elsewhere in this proxy statement, given on the authority of said firm as experts in auditing and accounting.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the next annual meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The next annual meeting date is unknown at this time. Once a tentative date is set by the Company’s Board of Directors, it will be disclosed in a subsequent quarterly report on Form 10-Q or current report on Form 8-K filed by the Company, which will also include the time period within which stockholder proposals must be submitted to the Company in order to be considered for inclusion in the Company’s proxy materials for that meeting. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Stockholders who wish to make a proposal at the next annual meeting, other than one that will be included in our proxy materials, must notify us a reasonable time before the Company mails the proxy statement for the next annual meeting, however, if a stockholder fails to notify us of a proposal a reasonable time before the proxy statement is mailed, the proxies that Management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Management of MANA knows of no other matters which may be brought before the MANA special meeting. If any matter other than the Proposals described in this proxy statement should properly come before the special meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Mana Capital Acquisition Corp., 8 The Green, Suite #4966, Dover, DE 19901, Attn: Chief Executive Officer or by telephone at (302) 289-8280, to inform us of the request; or

•        If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

MANA is subject to the informational requirements of the Exchange Act, and is required to file reports, proxy statements and other information with the SEC. You can read MANA’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. If you would like to request a copy of this proxy statement or the documents attached as annexes to this proxy statement, or if you have questions about the business combination or the proposals to be presented at the special meeting, you should contact the Company by writing to or calling us at the following address and telephone number and we will provide the requested documents to you without charge:

Mana Capital Acquisition Corp.
8 The Green, Suite #12490
Dover, DE 19901
Attn: Chief Executive Officer
Telephone: (302) 281-2147

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

If you are a stockholder of the Company and would like to request documents, please do so no later than five business days before the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to MANA has been supplied by MANA, and all such information relating to Cardio has been supplied by Cardio. Information provided by either MANA or Cardio does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of MANA for the special meeting. Neither MANA nor Cardio has authorized anyone to give any information or make any representation about the Business Combination, MANA or Cardio that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

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MANA CAPITAL ACQUISITION CORP.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Mana Capital Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mana Capital Acquisition Corp (the “Company”) as of December 31, 2021, and the related statements of operations, stockholders’ equity, and cash flows for the period from May 19, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from May 19, 2021 through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2022.

Houston, Texas

March 31, 2022

F-2

MANA CAPITAL ACQUISITION CORP.

BALANCE SHEET

December 31, 2021
Assets
Current assets:
Cash	$526,625
Prepaid expenses	280,057
Total current assets	806,682

Investments held in Trust Account	65,000,484
Total Assets	$65,807,166

Liabilities, Temporary Equity, and Stockholders’ Equity
Current liabilities:
Franchise tax payable	124,434
Total current liabilities	124,434

Total Liabilities	124,434

Commitments and Contingencies

Common stock subject to possible redemption, 6,500,000 shares at conversion value of $10.00 per share	65,000,000

Stockholders’ Equity:
Preferred stock, $0.00001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 1,625,000 issued and outstanding as of December 31, 2021 (excluding 6,500,000 shares subject to possible redemption)	16
Additional paid-in capital	827,553
Accumulated deficit	(144,837)
Total Stockholders' Equity	682,732
Total Liabilities, Temporary Equity, and Stockholders' Equity	$65,807,166

The accompany notes are an integral part of these financial statements.

F-3

MANA CAPITAL ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the Period
From May 19,2021
(inception) through
December 31, 2021

Formation and operating costs	$20,887
Franchise tax expense	124,434
Loss from Operations	(145,321)

Other income:
Investment income on investment held in Trust Account	484

Loss before income taxes	(144,837)

Income taxes provision	—

Net loss	$(144,837)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	1,001,327
Basic and diluted net loss per share, common stock subject to possible redemption	$(0.14)
Basic and diluted weighted average shares outstanding, common stock attributable to Mana Capital Acquisition Corp.	1,560,288
Basic and diluted net loss per share, common stock attributable To Mana Capital Acquisition Corp.	$(0.09)

The accompany notes are an integral part of these financial statements.

F-4

MANA CAPITAL ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

					Additional		Total
	Preferred stock		Common stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of May 19, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Founders shares issued to the Sponsor	—	—	1,550,000	16	24,984	—	25,000
Sale of public units through public offering	—	—	6,200,000	62	61,999,938	—	62,000,000
Sale of private placement warrants	—	—	—	—	2,500,000	—	2,500,000
Underwriters' discount	—	—	—	—	(1,240,000)	—	(1,240,000)
Underwriters' reimbursement	—	—	—	—	(90,000)	—	(90,000)
Exercise of the over-allotment option by underwriters	—	—	300,000	3	2,999,997	—	3,000,000
Underwriters' discount - over-allotment option exercised	—	—			(60,000)	—	(60,000)
Additional founders shares issued to the Sponsor in connection with underwriters' over-allotment option	—	—	75,000	—	—	—	—
Other offering expenses	—	—	—	—	(307,431)	—	(307,431)
Reclassification of common stock subject to redemption	—	—	(6,500,000)	(65)	(64,999,935)	—	(65,000,000)
Net loss	—	—	—	—	—	(144,837)	(144,837)
Balance as of December 31, 2021	—	$—	1,625,000	$16	$827,553	$(144,837)	$682,732

The accompany notes are an integral part of these financial statements.

F-5

MANA CAPITAL ACQUISITION CORP.

STATEMENT OF CASH FLOWS

From May 19, 2021
(inception) through
December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(144,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(484)
Changes in operating assets and liabilities:
Prepaid expenses	(280,057)
Franchise tax payable	124,434
Net cash used in operating activities	(300,944)

Cash Flows from Investing Activities:
Purchase of investment held in trust account	(65,000,000)
Net cash used in investing activities	(65,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of shares of Common Stock to the Sponsor	25,000
Proceeds from sale of public units through public offering	65,000,000
Proceeds from sale of private placement shares	2,500,000
Payment of underwriters' discount	(1,300,000)
Payment of offering costs	(397,431)
Proceeds from issuance of promissory note to related party	125,547
Repayment on promissory note to related party	(125,547)
Net cash provided in financing activities	65,827,569

Net Change in Cash	526,625

Cash at beginning of period	—
Cash at end of period	$526,625

Supplemental Disclosure of Non-cash Financing Activities
Reclassification of common stock subject to redemption	$65,000,000

The accompany notes are an integral part of these financial statements.

F-6

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Mana Capital Acquisition Corp. (the “Company”) was incorporated in Delaware on May 19, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from May 19, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s Initial Public Offering (the “Registration Statement”) was declared effective on November 22, 2021. On November 26, 2021, the Company consummated the Initial Public Offering (“IPO”) of 6,200,000 units at $10.00 per unit (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $62,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant for gross proceeds of $2,500,000 in a private placement transaction to Mana Capital, LLC (the “Sponsor”), which is described in Note 4.

In connection with the Initial Public Offering, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 930,000 additional units to cover over-allotments (the “Option Units”), if any. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000. Pursuant to the Second Amended and Restated Subscription Agreement between the Sponsor and the Company, the Company issued the Sponsor a total of 75,000 shares of Common Stock in connection with the partial exercise by the underwriters of the Over-Allotment Option.

Trust account

Following the closing of the Initial Public Offering on December 31, 2021, an amount of $62,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants in the Private Placement (as defined in Note 4) was placed in the Trust Account. Following the closing of underwriters’ exercise of over-allotment option on November 30, 2021, an additional $3,000,000 of net proceeds was place in the Trust Account, bringing the aggregate proceeds hold in the Trust Account to $65,000,000.

The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

F-7

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants or rights.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

F-8

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within nine months from the closing of the Initial Public Offering, or up to 21 months in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

F-9

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resource

As of December 31, 2021, the Company had $526,625 in cash held outside its Trust Account available for the Company’s payment of expenses related to working capital purposes subsequent to the Initial Public Offering.

Prior to the Initial Public Offering, the Company’s liquidity needs had been satisfied through a loan under an unsecured promissory note from the Sponsor of up to $200,000. The Company had an outstanding loan balance of $125,547 which was repaid in full as of December 31, 2021.

Upon the closing of the Initial Public Offering on November 26, 2021, an amount of $62,000,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants in the Private Placement was placed in the Trust Account. In addition, on November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000 which was placed in the Trust Account.

In order to finance transaction costs in connection with a Business Combination, the initial shareholders or affiliates of the initial shareholders or certain of the Company’s officers and directors may, but are not obligated to, provide the Company working capital loans, as defined below (see Note 5). To date, there were no amounts outstanding under any working capital loans.

F-10

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

F-11

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $526,625 and no cash equivalents as of December 31, 2021.

Cash held in Trust Account

At December 31, 2021, the Company had $65,000,484 in cash held in the Trust Account. The assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Offering Costs associated with a Public Offering

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs of $397,431 consist principally of costs such as legal, accounting and other advisory fees incurred in connection with the Initial Public Offering. Such, costs were charged to stockholders’ equity upon completion of the Initial Public Offering.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. (See Note 9).

Common stock subject to possible redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2021, common stock subject to possible redemption are presented at redemption value of $10.00 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

F-12

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis. The franchise tax of $124,434 was expensed as of December 31, 2021.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements” approximates the carrying amounts represented in the balance sheet, partially due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

• Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

• Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

• Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-13

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable common stock and non-redeemable common stock and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable common stock. As of December 31, 2021, the Company has not considered the effect of the warrants sold in the Initial Public Offering in the calculation of diluted net income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the period presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering on November 26, 2021, the Company sold 6,200,000 Units at a price of $10.00 per Unit, which does not include the 45-day option of the exercise of the underwriters’ 930,000 over-allotment option. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000. Each Unit consists of one share of Common stock, one-half of one redeemable warrant (“Public Warrant”), and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of our initial business combination (“Public Right”). Each whole Public Warrant entitles the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

The remaining 630,000 Option Units were expired on November 30, 2021. Transaction costs in connection with the Initial Public Offering and the issuance and sale of Option Units amounted to $1,697,431, consisting of $1,300,000 of underwriting fees, and $397,431 of other offering costs.

Each unit has an offering price of $10.00 and consists of one share of the Company’s common stock and one-half of one redeemable warrant and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of the initial business combination. The Company will not issue fractional shares. As a result, the warrants must be exercised in multiples of one whole warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $11.50 per share, and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

F-14

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

All of the 6,500,000 public shares sold as part of the Public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) to the Sponsor of an aggregate of 2,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant ($2,500,000). Each Private Placement Warrant is exercisable to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

F-15

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

NOTE 5 — RELATED PARTIES

Founder Shares

On June 22, 2021, the Sponsor received 1,437,500 shares of the Company’s Common stock (the “Founder Shares”) for $25,000. Subsequently, in September 2021, the Company amended the terms of this subscription agreement to issue the Sponsor an additional 62,500 Founder Shares. In November 2021, the Company issued the Sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor held 1,550,000 Founder Shares so that the Founder Shares will account for, in the aggregate, 20% of the issued and outstanding shares after the Initial Public Offering. All share amounts have been retroactively restated to reflect this adjustment. In November 2021, the Company amended the terms of the subscription agreement and agreed to issue the Sponsor up to an additional 232,500 Founder Shares, in the event the over-allotment is exercised in full. On November 30, 2021 the Company issued the founder a total of 75,000 shares of Common Stock in connection with the partial exercise by the underwriters of the Over-Allotment Option. The remaining 157,500 shares of common stock issuable pursuant to the Second Amended and Restated Subscription Agreement were not issued.

As of December 31, 2021, there were 1,625,000 Founder Shares issued and outstanding. The aggregate capital contribution was $25,000, or approximately $0.02 per share.

The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Initial Public Offering.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On June 11, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 11, 2021 or (ii) the consummation of the Proposed Public Offering. The Company had an outstanding loan balance of $125,547, which was repaid in full as of December 31, 2021. As of December 31, 2021, there was no amount outstanding under the Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $2,400,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2021, there was no amount outstanding under the Working Capital Loans.

F-16

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

NOTE 6 — INVESTMENTS HELD IN TRUST ACCOUNT

As of December 31, 2021, assets held in the Trust Account were comprised of $65,000,484 in mutual funds which are invested in U.S. Treasury Securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021
Assets:
Trust Account – U.S. Treasury Securities Mutual funds	1	$65,000,484

NOTE 7— COMMITMENTS AND CONTINGENCIES

Registration Rights

The Company entered into a registration rights agreement with its founders, officers, directors or their affiliates upon the effective date of the Initial Public Offering pursuant to which the Company is required to register any shares of common stock, warrants (including working capital warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of these securities will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 930,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions to the extent provided for in the underwriting agreement. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Company paid an underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering and the sale of Option Units or $1,300,000 to the underwriters at the closing of the Initial Public Offering and the sale of Option Units.

NOTE 8 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. As of December 31, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 300,000,000 shares of Common stock with a par value of $0.00001 per share. Holders of Common stock are entitled to one vote for each share. As of December 31, 2021 there were 1,625,000 (excluding 6,500,000 shares subject to possible redemption) shares of common stock issued and outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-seventh (1/7) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of a share underlying each Public Right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of seven in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

F-17

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 30 days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 90 days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Common stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;
•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and
•	if, and only if, the last reported sale price of the Common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

The redemption price for the warrants shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per warrant.

If the Company calls the warrants for redemption, all holders that wish to exercise warrants can do so by paying the cash exercise price or on a “cashless” basis. If a holder elects to exercise the warrant on a “cashless” basis, such a holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Alternatively, a warrant holder may request that we redeem his, her or its warrants by surrendering such warrants and receiving the redemption price of such number of shares of common stock determined as if the warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its warrants nor requests redemption on a “cashless” basis, then on or after the redemption date, a record holder of a warrant will have no further rights except to receive the cash redemption price of $0.01 for such holder’s warrant upon surrender of such warrant. The right to exercise the warrant will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

F-18

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants are be identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

The Company accounts for the 5,750,000 warrants issued in connection with the Initial Public Offering (including 3,250,000 Public Warrants and 2,500,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. The Company’s management has examined the public warrants and private warrants and determined that these warrants qualify for equity treatment in the Company’s financial statements. The Company accounted for the warrant as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity.

NOTE 9 — INCOME TAXES

The Company’s taxable income primarily consists of interest earned on investments held in the Trust Account. There was no income tax expense for the period from May 19, 2021 (inception) through December 31, 2021.

The income tax provision (benefit) consists of the following for the period from May 19, 2021 (inception) through December 31, 2021:

For the Period from
May 19, 2021
(inception) through
December 31, 2021
Current
Federal	$—
State	124,434
Deferred
Federal	(30,416)
State	—
Valuation allowance	30,416
Income tax provision	$124,434

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

For the Period from
May 19, 2021
(inception) through
December 31, 2021

U.S. statutory rate	21.0%
Change in valuation allowance	(21.0)%

F-19

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

For the period from May 19, 2021 (Inception) through December 31, 2021

The Company’s net deferred tax assets were as follows as of December 31, 2021

Deferred tax assets:
Net operating loss carryover	$30,416
Total deferred tax assets	30,416
Valuation allowance	(30,416)
Deferred tax asset, net of allowance	$—

As of December 31, 2021, the Company had $144,837 of U.S. federal net operating loss carryovers available to offset future taxable income which do not expire.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

NOTE 10 — NET INCOME (LOSS) PER SHARE

The net income (loss) per share presented in the audited statement of operations is based on the following:

	For the Period From
	May 19, 2021
	(inception) through
	December 31, 2021
		Non-
	Redeemable	Redeemable
	Common	Common
	Stock	Stock
Basic and diluted net income/(loss) per share:
Numerators:
Net income/(loss)	$(144,837)	$(144,837)
Denominators:
Weighted-average shares outstanding	1,001,327	1,560,288
Basic and diluted net income/(loss) per share	(0.14)	(0.09)

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statement was available to be issued. Based upon this review, except as noted above, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

F-20

MANA CAPITAL ACQUISITION CORP.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Page
Balance Sheets as of June 30, 2022 (unaudited) and December 31, 2021 (audited)	F-22
Statements of Operations for the Three and Six Months Ended June 30, 2022 (unaudited) and for the Period from May 19, 2021 (Inception) through June 30, 2021 (unaudited)	F-23
Statements of Changes in Stockholders’ Equity (deficit) for the Six Months Ended June 30, 2022 and for the Period from May 19, 2021 (Inception) through June 30, 2021 (unaudited)	F-23
Statements of Cash Flows for the Six Months Ended June 30, 2022 (unaudited) and for the Period from May 19, 2021 (Inception) through June 30, 2021 (unaudited)	F-25
Notes to Unaudited Financial Statements	F-26 - F-37

F-21

MANA CAPITAL ACQUISITION CORP.

BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$45,587	$526,625
Prepaid expenses	140,532	280,057
Total current assets	186,119	806,682

Investments held in Trust Account	65,010,733	65,000,484
Total Assets	$65,196,852	$65,807,166

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accrued expense	$5,000	$—
Franchise tax payable	224,434	124,434
Total current liabilities	229,434	124,434

Total Liabilities	229,434	124,434

Commitments and Contingencies	—

Common stock subject to possible redemption, 6,500,000 shares at conversion value of $10.00 per share	65,000,000	65,000,000

Stockholders’ Equity (Deficit):
Preferred stock, $0.00001 par value; 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 1,625,000 issued and outstanding as of June 30, 2022 and December 31, 2021 (excluding 6,500,000 shares subject to possible redemption)	16	16
Additional paid-in capital	827,553	827,553
Accumulated deficit	(860,151)	(144,837)
Total Stockholders' Equity (Deficit)	(32,582)	682,732
Total Liabilities, Equity, and Stockholders' Equity (Deficit)	$65,196,852	$65,807,166

The accompanying notes are an integral part of these unaudited financial statements

F-22

MANA CAPITAL ACQUISITION CORP.

STATEMENTS OF OPERATIONS

			For the Period
	For the	For the	From May 19, 2021
	Three Months Ended	Six Months Ended	(inception) through
	June 30, 2022	June 30, 2022	June 30, 2021
	(Unaudited)	(Unaudited)	(Unaudited)
Operating costs	$448,577	$625,671	$397
Franchise tax expenses	50,000	100,000	—
Loss from Operations	(498,577)	(725,671)	(397)

Other income:
Interest income	95	107	—
Investment income on investment held in Trust Account	5,831	10,250	—
Loss before income taxes	(492,651)	(715,314)	(397)

Income taxes provision	—	—	—

Net loss	$(492,651)	$(715,314)	$(397)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	6,500,000	6,500,000	—
Basic and diluted net loss per share, common stock subject to possible redemption	$(0.06)	$(0.09)	$—
Basic and diluted weighted average shares outstanding, common stock attributable to Mana Capital Acquisition Corp.	1,625,000	1,625,000	1,550,000
Basic and diluted net loss per share, common stock attributable To Mana Capital Acquisition Corp.	$(0.06)	$(0.09)	$(0.00)

The accompanying notes are an integral part of these unaudited financial statements.

F-23

MANA CAPITAL ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the Six Months Ended June 30, 2022

							Total
	Preferred stock		Common stock		Additional Paid-in	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2021 (Audited)	—	$—	1,625,000	$16	$827,553	$(144,837)	$682,732

Net loss	—	—	—	—	—	(222,663)	(222,663)
Balance as of March 31, 2022 (Unaudited)	—	$—	1,625,000	$16	$827,553	$(367,500)	$460,069

Net loss	—	—	—	—	—	(492,651)	(492,651)
Balance as of June 30, 2022 (Unaudited)	—	$—	1,625,000	$16	$827,553	$(860,151)	$(32,582)

	For the Period from May 19, 2021 (inception) through June 30, 2021
							Total
	Preferred stock		Common stock		Additional Paid-in	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of May 19, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Common Stock to Sponsor	—	—	1,550,000	16	24,984	—	25,000
Net loss	—	—	—	—	—	(397)	(397)
Balance as of June 30, 2021 (Unaudited)	—	$—	1,550,000	$16	$24,984	$(397)	$24,603

The accompanying notes are an integral part of these unaudited financial statements.

F-24

MANA CAPITAL ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

		For the Period
	For the	From May 19, 2021
	Six Months Ended	(inception) through
	June 30, 2022	June 30, 2021
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(715,314)	$(397)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(10,250)	—
Formation and organization costs paid by related party	—	397
Changes in operating assets and liabilities:
Prepaid expenses	139,526	—
Accrued expense	5,000	—
Franchise tax payable	100,000	—
Net cash used in operating activities	(481,038)	—

Cash Flows from Financing Activities:
Payment of offering costs	—	(35,750)
Proceeds from issuance of common stock to sponsor	—	25,000
Proceeds from note payable	—	45,000
Net cash provided in financing activities	—	34,250

Net Change in Cash	(481,038)	34,250

Cash at beginning of period	526,625	—
Cash at end of period	$45,587	$34,250

Supplemental Disclosure of Non-cash Financing Activities
Deferred offering costs included in accrued offering costs	$—	$5,000
Deferred offering costs included in advances from related party	$—	$30,000

The accompanying notes are an integral part of these unaudited financial statements.

F-25

MANA CAPITAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Mana Capital Acquisition Corp. (the “Company”) was incorporated in Delaware on May 19, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2022 and December 31, 2021, the Company had not commenced any operations. All activity for the six months ended June 30, 2022 and for the period from May 19, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s Initial Public Offering (the “Registration Statement”) was declared effective on November 22, 2021. On November 26, 2021, the Company consummated the Initial Public Offering (“IPO”) of 6,200,000 units at $10.00 per unit (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $62,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant for gross proceeds of $2,500,000 in a private placement transaction to Mana Capital, LLC (the “Sponsor”), which is described in Note 4.

In connection with the Initial Public Offering, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 930,000 additional units to cover over-allotments (the “Option Units”), if any. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000. Pursuant to the Second Amended and Restated Subscription Agreement between the Sponsor and the Company, the Company issued the Sponsor a total of 75,000 shares of Common Stock in connection with the partial exercise by the underwriters of the Over-Allotment Option.

Trust account

Following the closing of the Initial Public Offering on November 26, 2021, an amount of $62,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants in the Private Placement (as defined in Note 4) was placed in the Trust Account. Following the closing of underwriters’ exercise of over-allotment option on November 30, 2021, an additional $3,000,000 of net proceeds was place in the Trust Account, bringing the aggregate proceeds hold in the Trust Account to $65,000,000.

The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

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Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants or rights.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

F-27

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within nine months from the closing of the Initial Public Offering, or up to 21 months in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On May 27, 2022, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Mana Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Mana (“Merger Sub”), Cardio Diagnostics, Inc., a Delaware corporation (“Cardio”) and Meeshanthini (Meesha) Dogan, in her capacity as the representative of the Cardio shareholders. Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, (i) Merger Sub will merge with and into Cardio (the “Merger”), with Cardio surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned subsidiary of Mana Capital; and (ii) Mana Capital will change its name to Cardio Diagnostics Holdings Inc. (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”).

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 including proxy materials in the form of a proxy statement (as amended or supplemented from time to time, the “Form S-4”) for the purpose of soliciting proxies from the stockholders of the Company to vote in favor of the Merger Agreement and the other proposals set forth below at a special meeting of the stockholders of the Company (the “Special Meeting”) and to register certain securities of the Company with the SEC.

The Closing will be on a date to be specified by the Company and Cardio, but in no event later than three business days following the satisfaction or waiver of all of the closing conditions. It is expected that the Closing will occur in the third quarter or fourth quarter of 2022. The Merger Agreement includes an outside Closing date of December 23, 2022.

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Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial Business Combination within the prescribed period of time from the closing of the IPO, the requirement that the Company cease all operations, redeem the public shares and thereafter liquidate and dissolve raises substantial doubt about the ability to continue as a going concern. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty. Management has determined that the Company has funds that are sufficient to fund the working capital needs of the Company until the consummation of an initial Business Combination or the winding up of the Company as stipulated in the Company’s amended and restated memorandum of association. The accompanying financial statement has been prepared inconformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or completing a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. Interim results are not necessarily indicative of results to be expected for any other interim period or for the full year. The information included in this Form 10-Q should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $45,587 and $526,625 and no cash equivalents as of June 30, 2022 and December 31, 2021 respectively.

Cash held in Trust Account

At June 30, 2022 and December 31, 2021, the Company had $65,010,733 and $65,000,484 in cash held in the Trust Account. The assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Offering Costs associated with a Public Offering

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs of $397,431 consist principally of costs such as legal, accounting and other advisory fees incurred in connection with the Initial Public Offering. Such, costs were charged to stockholders’ equity upon completion of the Initial Public Offering.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

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For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. (See Note 9).

Common stock subject to possible redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of June 30, 2022 and December 31, 2021, common stock subject to possible redemption are presented at redemption value of $10.00 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

In assessing realizable deferred tax assets, management assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not likely or there is insufficient operating history, a valuation allowance is established. The Company adjusts the valuation allowance in the period management determines it is more likely than not that net deferred tax assets will or will not be realized. As of June 30, 2022, the Company determined that a valuation allowance should be established.

As of June 30, 2022 and December 31, 2021, the Company did not recognize any assets or liabilities relative to uncertain tax positions. Interest or penalties, if any, will be recognized in income tax expense. Since there are no significant unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest. Tax positions are positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements.

F-31

The Company reflects tax benefits, only if it is more likely than not that the Company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it is measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. Management does not believe that there are any uncertain tax positions at June 30, 2022 and December 31, 2021.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis. The franchise tax of $100,000 and $124,434 was expensed for the six months ended June 30, 2022 and for the period from May 19, 2021 (inception) through December 31, 2021, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements” approximates the carrying amounts represented in the balance sheet, partially due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

• Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

• Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

• Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable common stock and non-redeemable common stock and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable common stock. Any remeasurement of the accretion to redemption value of the common stock subject to possible redemption was considered to be dividends paid to the public stockholders. For the six months ended June 30, 2022, the Company has not considered the effect of the warrants sold in the Initial Public Offering in the calculation of diluted net income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the period presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

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NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering on November 26, 2021, the Company sold 6,200,000 Units at a price of $10.00 per Unit, which does not include the 45-day option of the exercise of the underwriters’ 930,000 over-allotment option. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000. Each Unit consists of one share of Common stock, one-half of one redeemable warrant (“Public Warrant”), and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of our initial Business Combination (“Public Right”). Each whole Public Warrant entitles the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

The remaining 630,000 Option Units expired on November 30, 2021. Transaction costs in connection with the Initial Public Offering and the issuance and sale of Option Units amounted to $1,697,431 consisting of $1,300,000 of underwriting fees, and $397,431 of other offering costs.

Each unit has an offering price of $10.00 and consists of one share of the Company’s common stock and one-half of one redeemable warrant and one right entitling the holder thereof to receive one-seventh (1/7) of a share of common stock upon consummation of the initial Business Combination. The Company will not issue fractional shares. As a result, the warrants must be exercised in multiples of one whole warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $11.50 per share, and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

All of the 6,500,000 public shares sold as part of the Public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) to the Sponsor of an aggregate of 2,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant ($2,500,000). Each Private Placement Warrant is exercisable to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

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NOTE 5 — RELATED PARTIES

Founder Shares

On June 22, 2021, the Sponsor received 1,437,500 shares of the Company’s Common stock (the “Founder Shares”) for $25,000. Subsequently, in September 2021, the Company amended the terms of this subscription agreement to issue the Sponsor an additional 62,500 Founder Shares. In November 2021, the Company issued the Sponsor an additional 50,000 shares of Common stock for no additional consideration, following which the Sponsor held 1,550,000 Founder Shares so that the Founder Shares will account for, in the aggregate, 20% of the issued and outstanding shares after the Initial Public Offering. All share amounts have been retroactively restated to reflect this adjustment. In November 2021, the Company amended the terms of the subscription agreement and agreed to issue the Sponsor up to an additional 232,500 Founder Shares, in the event the over-allotment is exercised in full. On November 30, 2021 the Company issued the founder a total of 75,000 shares of Common Stock in connection with the partial exercise by the underwriters of the Over-Allotment Option. The remaining 157,500 shares of common stock issuable pursuant to the Second Amended and Restated Subscription Agreement were not issued.

As of June 30, 2022, there were 1,625,000 Founder Shares issued and outstanding. The aggregate capital contribution was $25,000, or approximately $0.02 per share.

The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Initial Public Offering.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $2,400,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2022, there was no amount outstanding under the Working Capital Loans.

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NOTE 6 — INVESTMENTS HELD IN TRUST ACCOUNT

As of June 30, 2022, assets held in the Trust Account were comprised of $65,010,733 in money market funds which are invested in U.S. Treasury Securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2022
Assets:
Trust Account – U.S. Treasury Securities Money Market funds	1	$65,010,735

NOTE 7— COMMITMENTS AND CONTINGENCIES

Registration Rights

The Company will enter into a registration rights agreement with its founders, officers, directors or their affiliates prior to or on the effective date of the Initial Public Offering pursuant to which the Company will be required to register any shares of common stock, warrants (including working capital warrants), and shares underlying such warrants, that are not then covered by an effective registration statement. The holders of these securities will be entitled to make up to two demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 930,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions to the extent provided for in the underwriting agreement. On November 30, 2021, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Company paid an underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering and the sale of Option Units or $1,300,000 to the underwriters at the closing of the Initial Public Offering and the sale of Option Units.

NOTE 8 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. As of June 30, 2022, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 300,000,000 shares of Common stock with a par value of $0.00001 per share. Holders of Common stock are entitled to one vote for each share. As of June 30, 2022 there were 1,625,000 (excluding 6,500,000 shares subject to possible redemption) shares of common stock issued and outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-seventh (1/7) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of a share underlying each Public Right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of seven in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

F-35

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 30 days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 90 days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Common stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

•	if, and only if, the last reported sale price of the Common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

The redemption price for the warrants shall be either (i) if the holder of a warrant has followed the procedures specified in our notice of redemption and surrendered the warrant, the number of shares of common stock as determined in accordance with the “cashless exercise” provisions of the warrant agreement or (ii) if the holder of a warrant has not followed such procedures specified in our notice of redemption, the price of $0.01 per warrant.

F-36

If the Company calls the warrants for redemption, all holders that wish to exercise warrants can do so by paying the cash exercise price or on a “cashless” basis. If a holder elects to exercise the warrant on a “cashless” basis, such a holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Alternatively, a warrant holder may request that we redeem his, her or its warrants by surrendering such warrants and receiving the redemption price of such number of shares of common stock determined as if the warrants were exercised on a “cashless” basis. If the holder neither exercises his, her or its warrants nor requests redemption on a “cashless” basis, then on or after the redemption date, a record holder of a warrant will have no further rights except to receive the cash redemption price of $0.01 for such holder’s warrant upon surrender of such warrant. The right to exercise the warrant will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants are be identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

The Company accounts for the 5,750,000 warrants issued in connection with the Initial Public Offering (including 3,250,000 Public Warrants and 2,500,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. The Company’s management has examined the public warrants and private warrants and determined that these warrants qualify for equity treatment in the Company’s financial statements. The Company accounted for the warrant as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity.

NOTE 9 — NET INCOME (LOSS) PER SHARE

The net income (loss) per share presented in the unaudited condensed statement of operations is based on the following:

	For the Three Months Ended June 30, 2022		For the Six Months Ended June 30, 2022
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
	Common Stock	Common Stock	Common Stock	Common Stock
Basic and diluted net loss per share:
Numerators:
Allocation of net loss	$(394,121)	$(98,530)	$(572,251)	$(143,063)
Denominators:
Weighted-average shares outstanding	6,500,000	1,625,000	6,500,000	1,625,000
Basic and diluted net loss per share	$(0.06)	$(0.06)	$(0.09)	$(0.09)

F-37

CARDIO DIAGNOSTICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

F-38

Cardio Diagnostics Inc. and Subsidiary

F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cardio Diagnostic, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cardio Diagnostics, Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. As described in Note 3 to the consolidated financial statements, the Company has not generated significant revenue since inception and has an accumulated deficit of $1,330,561 at December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Continuation as a going concern is dependent on the ability to raise additional capital and financing, though there is no assurance of success. Management’s plans in regard to these matters are also described in Note 3 to the accompanying consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2021

Hackensack, New Jersey
May 4, 2022

F-40

CARDIO DIAGNOSTICS, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2021	2020

ASSETS

Current assets
Cash	$512,767	$237,087
Deposit for acquisition	250,000	—
Accounts receivable	901	—
Prepaid expenses and other current assets	39,839	8,830

Total current assets	803,507	245,917

Long-term assets
Intangible assets, net	53,333	69,333
Patent costs	245,154	131,125

Total assets	$1,101,994	$446,375

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$33,885	$39,539
Stock to be issued	—	346,471

Total liabilities	33,885	386,010

Stockholders' equity
Common stock, $.001 par value; authorized - 2,300,000 shares;
1,232,315 and 1,050,318 shares issued and outstanding
as of December 31, 2021 and 2020, respectively	1,232	1,050
Additional paid-in capital	2,397,438	769,428
Accumulated deficit	(1,330,561)	(710,113)

Total stockholders' equity	1,068,109	60,365

Total liabilities and stockholders' equity	$1,101,994	$446,375

See accompanying notes to the consolidated financial statements.

F-41

CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31,

	2021	2020

Revenue	$901	$—

Operating expenses
Sales and marketing	103,318	5,476
Research and development	31,468	1,500
General and administrative expenses	470,563	591,521
Amortization	16,000	10,667

Total operating expenses	621,349	609,164

Loss from operations	(620,448)	(609,164)

Other income
Other income	—	4,000

Loss before provision for income taxes	(620,448)	(605,164)

Provision for income taxes	—	—

Net loss	$(620,448)	$(605,164)

Basic and fully diluted income (loss) per common share:
Net loss per common share	$(.53)	$(.58)

Weighted average common shares outstanding - basic and fully diluted	1,163,222	1,035,403

See accompanying notes the consolidated financial statements.

F-42

 CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED DECEMBER 31, 2021 AND 2020

			Additional
	Common stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Totals

Balances, December 31, 2019	—	$—	$—	$(104,949)	$(104,949)

Common stock issued to members per contribution agreement	1,000,000	1,000	—	—	1,000

Stock-based compensation	44,753	45	588,218	—	588,263

Common stock issued for intangible assets	5,565	5	79,995	—	80,000

Patent deposits contributed by shareholders	—	—	101,215	—	101,215

Net loss				(605,164)	(605,164)

Balances, December 31, 2020	1,050,318	1,050	769,428	(710,113)	60,365

Common stock issued for cash	91,761	92	1,224,908	—	1,225,000

Placement agent fee	—	—	(105,000)	—	(105,000)

Stock-based compensation	50,450	50	59,950	—	60,000

SAFE agreements converted to common stock	39,786	40	451,431	—	451,471

Adjustment to patent deposits contributed by shareholders	—	—	(3,279)	—	(3,279)

Net loss				(620,448)	(620,448)

Balances, December 31, 2021	1,232,315	$1,232	$2,397,438	$(1,330,561)	$1,068,109

See accompanying notes to the consolidated financial statements.

F-43

 CARDIO DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(620,448)	$(605,164)
Adjustments to reconcile net loss to net
cash used in operating activities
Amortization	16,000	10,667
Stock-based compensation expense	60,000	589,263
Adjustment to patent deposits contributed by shareholders	(3,279)	—
Changes in operating assets and liabilities:
Accounts receivable	(901)	—
Prepaid expenses and other current assets	(31,009)	(8,067)
Accounts payable and accrued expenses	(5,654)	39,160

NET CASH PROVIDED (USED IN) OPERATING ACTIVITIES	(585,291)	25,859

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposit for acquisition	(250,000)	—
Patent costs incurred	(114,029)	(29,910)

NET CASH USED IN FINANCING ACTIVITIES	(364,029)	(29,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,120,000	—
Proceeds from stock to be issued	105,000	300,000
Payments on stock to be issued	—	(60,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,225,000	240,000

NET INCREASE IN CASH	275,680	235,949

CASH - BEGINNING OF YEAR	237,087	1,138

CASH - END OF YEAR	$512,767	$237,087

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—

Non-cash investing and financing activities:
Common stock issued for intangible assets	$—	$80,000
Patent deposits contributed by shareholders	—	101,215
Common stock issued for SAFE agreements	451,471	—

See accompanying notes to the consolidated financial statements.

F-44

CARDIO DIAGNOSTICS, INC.

Notes to Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Note 1 - Organization and Basis of Presentation

The consolidated financial statements presented are those of Cardio Diagnostics, Inc., (the “Company”) and its wholly-owned subsidiary, Cardio Diagnostics, LLC (“Cardio LLC”). The Company was incorporated under the laws of the state of Delaware on September 6, 2019 and Cardio LLC was organized under the laws of the state of Iowa on January 16, 2017. The Company was formed to develop and commercialize a patent-pending Artificial Intelligence (“AI”)-driven DNA biomarker testing technology (“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the goal of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease. The Company is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes.

Business Acquisition

On January 1, 2020, the Company entered into a contribution agreement with Cardio Diagnostics, LLC whereby the members of Cardio LLC contributed their membership interests to the Company in exchange for 1 million shares of the Company’s common stock as a tax-free transaction under Section 351 of the Internal Revenue Code. As a result of the contribution agreement, Cardio LLC became a wholly owned subsidiary of the Company. The agreement was accounted for as a combination of entities under common control and the results of Cardio LLC are reported retrospectively on a consolidated basis in the Company’s financial statements.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Cardio Diagnostics, LLC.  All intercompany accounts and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

F-45

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Revenue Recognition

The Company will host its product, Epi+Gen CHD on InTeleLab’s Elicity platform (“the Lab”). The Lab collects payments from patients upon completion of eligibility screening. Patients then send their samples to MOgene, a high complexity CLIA lab, which perform the biomarker assessments. Upon receipt of the raw biomarker data from MOgene, the Company performs all quality control, analytical assessments and report generation and shares test reports with the Elicity healthcare provider via the Elicity platform. Revenue is recognized upon receipt of payments from the Lab for each test at the end of each month.

The Company will account for revenue under (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit.

The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:

1. Identifying the contract with a customer;

2. Identifying the performance obligations in the contract;

3. Determining the transaction price;

4. Allocating the transaction price to the performance obligations in the contract; and

5. Recognizing revenue when (or as) the Company satisfies its performance obligations.

F-46

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs of $103,318 and $5,476 were charged to operations for the years ended December 31, 2021 and 2020, respectively.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase. The Company does not have any cash equivalents as of December 31, 2021 and 2020. Cash is maintained at a major financial institution. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured.

Patent Costs

The Company accounts for patents in accordance with ASC 350-30, General Intangibles Other than Goodwill. The Company capitalizes patent costs representing legal fees associated with filing patent applications and amortize them on a straight-line basis. The Company are in the process of evaluating its patents' estimated useful life and will begin amortizing the patents when they are brought to the market or otherwise commercialized.

Long-Lived Assets

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

Stock-Based Compensation

The Company accounts for its stock-based awards granted under its employee compensation plan in accordance with ASC Topic No. 718-20, Awards Classified as Equity, which requires the measurement of compensation expense for all share-based compensation granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service period for awards expected to vest.  The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock options and warrants. The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected stock price volatility of the Company’s common stock, the risk free interest rate at the date of grant, the expected vesting term of the grant, expected dividends, and an assumption related to forfeitures of such grants.  Changes in these subjective input assumptions can materially affect the fair value estimate of the Company’s stock options and warrants.

F-47

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC Topic No. 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

The Company applies the provisions of ASC Topic No. 740 for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the Company’s financial statements. In accordance with this provision, tax positions must meet a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position.

Recent Accounting Pronouncements

We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the condensed consolidated financial statements as a result of future adoption.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated significant revenue since inception and has an accumulated deficit of $1,330,561 at December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date that the financial statements are issued.  Management’s plans and assessment of the probability that such plans will mitigate and alleviate any substantial doubt about the Company’s ability to continue as a going concern, is dependent upon the ability to attain funding to secure additional resources to generate sufficient revenues and increased margin, which without these represent the principal conditions that raise substantial doubt about our ability to continue as a going concern.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which are likely to negatively impact operations. Other financial impact could occur though such potential impact is unknown at this time. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event.

The Company expects that working capital requirements will continue to be funded through a combination of its existing funds and further issuances of securities. Working capital requirements are expected to increase in line with the growth of the business. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund operations over the next twelve months. The Company has no lines of credit or other bank financing arrangements. The Company has financed operations to date through the proceeds of a private placement of equity and debt instruments.  In connection with the Company’s business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. The Company intends to finance these expenses with further issuances of securities, and debt issuances. Thereafter, the Company expects it will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to current stockholders. Further, such securities might have rights, preferences or privileges senior to common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict business operations.

F-48

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Intangible Assets

The following tables provide detail associated with the Company’s acquired identifiable intangible assets:

	As of December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (in years)
Amortized intangible assets:
Know-how license	$80,000	$(26,667)	$53,333	5
Total	$80,000	$(26,667)	$53,333

Amortization expense charged to operations was $16,000 and $10,667 for the years ended December 31, 2021 and 2020, respectively.

Note 5 – Patent Costs

As of December 31, 2020, the Company has three pending patent applications. The initial patent applications consist of a US patent and international patents filed in six countries. The EU patent was granted on March 31, 2021. Legal fees associated with the patents totaled $245,154 and $131,125 as of December 31, 2021 and 2020, respectively and are presented in the balance sheet as patent costs.

Note 6 - Earnings (Loss) Per Common Share

The Company calculates net income (loss) per common share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). Basic and diluted net earnings (loss) per common share was determined by dividing net earnings (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive shares, which include outstanding common stock options, common stock warrants, and convertible debt have not been included in the computation of diluted net loss per share for the years ended December 31, 2021 and 2020 as the result would be anti-dilutive.

F-49

	Years Ended
	December 31,
	2021	2020
Stock warrants	84,372	21,450
Total shares excluded from calculation	84,372	21,450

Note 7 – Stock To Be Issued

Stock to be issued consists of Simple Agreements for Future Equity (“SAFE”) issued to accredited investors with balances of $0 and $346,471 at December 31, 2021 and 2020, respectively. Each SAFE is convertible upon the occurrence of certain events as follows:

Equity Financing: If there is an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of SAFE preferred stock equal to the purchase amount divided by the discount price. The discount price is the lowest price per share of the standard preferred stock sold in the equity financing multiplied by the discount rate of 85%.

Liquidity Event: If a liquidity event occurs before the termination of the SAFE, the SAFE will automatically be entitled to receive a portion of the proceeds due and payable to the investor immediately prior to, or concurrent with the consummation of such liquidity event, equal to the greater of (i) the purchase amount (the “Cash-out Amount”) or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (“the Conversion Amount”).

Dissolution Event: If there is a dissolution event before the termination of the SAFE, the investor will automatically be entitled to receive a portion of proceeds equal to the Cash-out Amount, due and payable to the investor immediately prior to the consummation of the dissolution event.

Each SAFE will automatically terminate immediately following the earliest of (i) the issuance of capital stock to the investor pursuant to the automatic conversion of the SAFE pursuant to an equity financing, or (ii) the payment, or setting aside for payment of amounts due the investor pursuant to a liquidity event or dissolution event.

On March 15, 2021, the investors converted their SAFE agreements to 39,786 common shares, valued at $451,471.

F-50

Note 8 – Stockholders’ Equity

Common Stock Issued

In connection with a private offering memorandum that the Company issued through a placement agent on April 12, 2021, the Company sold 91,761 common shares valued at $13.35 per share to various investors for proceeds totaling $1,225,000 during the year ended December 31, 2021. The Company paid the placement agent $105,000 in cash and issued 23,596 warrants.

On March 10, 2021, the Company issued 50,450 common shares to various consultants for services, valued at $60,000.

On March 15, 2021, the investors converted their SAFE agreements to 39,786 common shares, valued at $451,471.

In connection with the acquisition of Cardio LLC the Company issued 1,000,000 common shares valued at $.001 per share to the members of Cardio LLC on January 1, 2020 (See Note 1).

During the year ended December 31, 2020, the Company issued 12,831 common shares to various consultants for services, valued at $111,027.

The Company issued 31,922 common shares to an employee in connection with an employment agreement during the year ended December 31, 2020, valued at $477,236.

The Company issued 5,565 common shares to the Mayo Clinic for a know-how license on May 1, 2020, valued at $80,000.

Warrants

On October 1, 2019, the Company issued warrants to a seed funding firm equivalent to 2% of the fully-diluted equity of the Company, or 21,450 common shares at the time of issuance. The warrant is exercisable on the earlier of the closing date of the next Qualified Equity Financing occurring after the issuance of the warrant, and immediately before a Change of Control. The exercise price is the price per share of the shares sold to investors in the next Qualified Equity Financing, or if the warrant becomes exercisable in connection with a Change in Control before the next Qualified Equity Financing, the greater of the quotient obtained by dividing $150,000 by the Pre-financing Capitalization, and the price per share paid by investors in the then-most recent Qualified Equity Financing, if any. The warrant will expire upon the earlier of the consummation of any Change of Control, or 15 years after the issuance of the warrant.

Note 9 - Income Taxes

Prior to January 1, 2020, the Company operated as a Limited Liability Company (“LLC”). Taxable income and losses of an LLC are passed through to its members and there is no entity level tax.

F-51

The reconciliation between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense (benefit) for the year ended December 31, 2021 is as follows:

Statutory U.S. federal income tax rate	(21.0)%
State income taxes, net of federal income tax benefit	(0.2)%
Tax effect of expenses that are not
deductible for income tax purposes:
Change in Valuation Allowance	21.2%
Effective tax rate	0.0%

At December 31, the significant components of the deferred tax assets (liabilities) are summarized below:

	2021	2020
Deferred Tax Assets:
Net Operating Losses	$146,578	$4,048
Stock-based compensation	197,895	179,607
Total deferred tax assets	344,473	183,655

Deferred Tax Liabilities	—	—

Valuation Allowance	(344,473)	(183,655)

Net deferred tax assets	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.

In accordance with ASC 740, a valuation allowance must be established if it is more likely than not that the deferred tax assets will not be realized. This assessment is based upon consideration of available positive and negative evidence, which includes, among other things, the Company’s most recent results of operations and expected future profitability. Based on the Company’s cumulative losses in recent years, a full valuation allowance against the Company’s deferred tax assets as of December 31, 2021 has been established as Management believes that the Company will not more likely than not realize the benefit of those deferred tax assets. Therefore, no tax provision has been recorded for the year ended December 31, 2021.

The Company complies with the provisions of ASC 740-10 in accounting for its uncertain tax positions. ASC 740-10 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Management has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740-10.

F-52

The Company is subject to income tax in the U.S., and certain state jurisdictions. The Company has not been audited by the U.S. Internal Revenue Service, or any states in connection with income taxes. The Company’s tax years generally remain open to examination for all federal and state income tax matters until its net operating loss carryforwards are utilized and the applicable statutes of limitation have expired. The federal and state tax authorities can generally reduce a net operating loss (but not create taxable income) for a period outside the statute of limitations in order to determine the correct amount of net operating loss which may be allowed as a deduction against income for a period within the statute of limitations.

The Company recognizes interest and penalties related to unrecognized tax benefits, if incurred, as a component of income tax expense. No interest or penalties have been recorded for the years ended December 31, 2021 and 2020, respectively.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOL’s incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but at present does not expect that the NOL carryback provision of the CARES Act would result in a material cash benefit to us.

Note 10 – Commitments and Contingencies

Deposit For Acquisition

On April 14, 2021, the Company deposited $250,000 with an escrow agent in connection with a planned business acquisition.

Note 11 - Related Party Transactions

Included in stock to be issued (Note 7) are SAFE agreements from related parties of $0 and $221,471 as of December 31, 2021 and 2020, respectively.

The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $79,920 and $116,105 for the years ended December 31, 2021 and 2020, respectively.

Research and development laboratory runs are performed on a fee-for-service basis at the Chief Medical Officer’s academic laboratory at the University of Iowa. Payments for these services totaled $0 and $1,500 for the years ended December 31, 2021 and 2020, respectively.

Note 12 – Subsequent Events

The Company evaluated its December 31, 2021 consolidated financial statements for subsequent events through May 4, 2022, the date the consolidated financial statements were available to be issued.

Amendment to Certificate of Incorporation

On April 22, 2022 the Company Amended its Certificate of Incorporation increasing the total number of shares of stock which the Company shall have authority to issue from two million three hundred thousand 2,300,000 (2,300,000) shares of Common Stock with a par value of $0.0001 to ten million (10,000,000) shares of Common Stock with a par value of $0.0001.

F-53

CARDIO DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED
JUNE 30, 2022 AND 2021

(UNAUDITED)

F-54

Cardio Diagnostics Inc. and Subsidiary

F-55

CARDIO DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

	JUNE 30,	DECEMBER 31,
	2022	2021

ASSETS

Current assets
Cash	$9,660,026	$512,767
Deposit for acquisition	137,466	250,000
Accounts receivable	—	901
Prepaid expenses and other current assets	108,928	39,839

Total current assets	9,906,420	803,507

Long-term assets
Intangible assets, net	45,333	53,333
Deposits	4,950	—
Patent costs	283,760	245,154

Total assets	$10,240,463	$1,101,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$537,680	$33,885

Total liabilities	537,680	33,885

Stockholders' equity
Common stock, $.0001 par value; authorized - 10,000,000 shares;
1,900,918 shares issued and outstanding
as of June 30, 2022 and December 31, 2021, respectively	190	123
Additional paid-in capital	12,265,208	2,398,547
Stock subscriptions receivable	(100,001)
Accumulated deficit	(2,462,614)	(1,330,561)

Total stockholders' equity	9,702,783	1,068,109

Total liabilities and stockholders' equity	$10,240,463	$1,101,994

See accompanying notes to the consolidated financial statements.

F-56

 CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS		SIX MONTHS
	ENDED		ENDED
	JUNE 30,		JUNE 30,
	2022	2021	2022	2021

Revenue	$—	$—	$—	$—

Operating expenses
Sales and marketing	26,806	7,004	49,204	20,274
Research and development	5,041	—	6,171	—
General and administrative expenses	751,117	84,450	956,144	207,452
Amortization	4,000	4,000	8,000	8,000

Total operating expenses	786,964	95,454	1,019,519	235,726

Other expenses
Acquisition related expense	(55,034)	—	(112,534)	—

Loss from operations before provision for income taxes	(841,998)	(95,454)	(1,132,053)	(235,726)

Provision for income taxes	—	—	—	—

Net loss	$(841,998)	$(95,454)	$(1,132,053)	$(235,726)

Basic and fully diluted income (loss) per common share:
Net loss per common share	$(.53)	$(.08)	$(.80)	$(.21)

Weighted average common shares outstanding - basic and fully diluted	1,583,583	1,149,918	1,408,924	1,110,262

 See accompanying notes to the consolidated financial statements.

F-57

 CARDIO DIAGNOSTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Common stock		Additional Paid-in	Stock Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Totals

Balances, December 31, 2021	1,232,324	$123	$2,398,547	$—	$(1,330,561)	$1,068,109

Net loss					(290,055)	(290,055)

Balances, March 31, 2022	1,232,324	$123	$2,398,547	$—	$(1,620,616)	$778,054

Common stock issued for cash	668,594	67	10,962,970	$(100,001)	—	10,863,036

Placement agent fee	—	—	(1,096,309)	—	—	(1,096,309)

Net loss					(841,998)	(841,998)

Balances, June 30, 2022	1,900,918	$190	$12,265,208	$(100,001)	$(2,462,614)	$9,702,783

Balances, December 31, 2020	1,050,318	$105	$770,373	—	$(710,113)	$60,365

Stock-based compensation	50,450	5	59,995	—	—	60,000

SAFE agreements converted to common stock	39,786	4	451,467	—	—	451,471

Net loss					(140,272)	(140,272)

Balances, March 31, 2021	1,140,554	$114	$1,281,835	$—	$(850,385)	$431,564

Common stock issued for cash	13,109	1	174,999	—		175,000

Net loss					(95,454)	(95,454)

Balances, June 30, 2021	1,153,663	$115	$1,456,834	$—	$(945,839)	$511,110

See accompanying notes to the consolidated financial statements

F-58

CARDIO DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30,

(UNAUDITED)

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,132,053)	$(235,727)
Adjustments to reconcile net loss to net
cash used in operating activities
Amortization	8,000	8,000
Acquisition related expense	112,534	—
Stock-based compensation expense	—	60,000
Changes in operating assets and liabilities:
Accounts receivable	901	—
Prepaid expenses and other current assets	(69,089)	4,023
Deposits	(4,950)	—
Accounts payable and accrued expenses	503,795	(21,025)

NET CASH USED IN OPERATING ACTIVITIES	(580,862)	(184,729)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposit for acquisition	—	(250,000)
Patent costs incurred	(38,606)	(23,828)

NET CASH USED IN INVESTING ACTIVITIES	(38,606)	(273,828)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	10,863,036	175,000
Payments of placement agent fee for capital raise	(1,096,309)	—
Proceeds from stock to be issued	—	105,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,766,727	280,000

NET INCREASE (DECREASE) IN CASH	9,147,259	(178,557)

CASH - BEGINNING OF PERIOD	512,767	237,087

CASH - END OF PERIOD	$9,660,026	$58,530

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—	$—

Non-cash investing and financing activities:
Common stock issued for subscriptions receivable	$100,001	$—
Common stock issued for SAFE agreements	—	451,471

See accompanying notes to the consolidated financial statements.

F-59

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 31, 2022 and 2021

Note 1 - Organization and Basis of Presentation

The consolidated financial statements presented are those of Cardio Diagnostics, Inc., (the “Company”) and its wholly-owned subsidiary, Cardio Diagnostics, LLC (“Cardio LLC”). The Company was incorporated under the laws of the state of Delaware on September 6, 2019 and Cardio LLC was organized under the laws of the state of Iowa on January 16, 2017. The Company was formed to develop and commercialize a patent-pending Artificial Intelligence (“AI”)-driven DNA biomarker testing technology (“Core Technology”) for cardiovascular disease invented at the University of Iowa by the Founders, with the goal of becoming one of the leading medical technology companies for enabling precision prevention, early detection and treatment of cardiovascular disease. The Company is transforming the approach to cardiovascular disease from reactive to proactive. The Core Technology is being incorporated into a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease (CHD), stroke, heart failure and diabetes.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Cardio Diagnostics, LLC.  All intercompany accounts and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

F-60

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2022 and 2021

Revenue Recognition

The Company will host its product, Epi+Gen CHD on InTeleLab’s Elicity platform (“the Lab”). The Lab collects payments from patients upon completion of eligibility screening. Patients then send their samples to MOgene, a high complexity CLIA lab, which perform the biomarker assessments. Upon receipt of the raw biomarker data from MOgene, the Company performs all quality control, analytical assessments and report generation and shares test reports with the Elicity healthcare provider via the Elicity platform. Revenue is recognized upon receipt of payments from the Lab for each test at the end of each month.

The Company will account for revenue under (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, using the modified retrospective method. The modified retrospective adoption used by the Company did not result in a material cumulative effect adjustment to the opening balance of accumulated deficit.

The Company determines the measurement of revenue and the timing of revenue recognition utilizing the following core principles:

1. Identifying the contract with a customer;

2. Identifying the performance obligations in the contract;

3. Determining the transaction price;

4. Allocating the transaction price to the performance obligations in the contract; and

5. Recognizing revenue when (or as) the Company satisfies its performance obligations.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs of $49,204 and $20,274 were charged to operations for the six months ended June 30, 2022 and 2021, respectively.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase. The Company does not have any cash equivalents as of June 30, 2022 and December 31, 2021. Cash is maintained at a major financial institution. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. The Company is exposed to credit risk in the event of default by the financial institutions or the issuers of these investments to the extent the amounts on deposit or invested are in excess of amounts that are insured.

Patent Costs

The Company accounts for patents in accordance with ASC 350-30, General Intangibles Other than Goodwill. The Company capitalizes patent costs representing legal fees associated with filing patent applications and amortize them on a straight-line basis. The Company is in the process of evaluating its patents' estimated useful life and will begin amortizing the patents when they are brought to the market or otherwise commercialized.

Long-Lived Assets

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether an impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

F-61

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2022 and 2021

Stock-Based Compensation

The Company accounts for its stock-based awards granted under its employee compensation plan in accordance with ASC Topic No. 718-20, Awards Classified as Equity, which requires the measurement of compensation expense for all share-based compensation granted to employees and non-employee directors at fair value on the date of grant and recognition of compensation expense over the related service period for awards expected to vest.  The Company uses the Black-Scholes option pricing model to estimate the fair value of its stock options and warrants. The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected stock price volatility of the Company’s common stock, the risk free interest rate at the date of grant, the expected vesting term of the grant, expected dividends, and an assumption related to forfeitures of such grants.  Changes in these subjective input assumptions can materially affect the fair value estimate of the Company’s stock options and warrants.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC Topic No. 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

The Company applies the provisions of ASC Topic No. 740 for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the Company’s financial statements. In accordance with this provision, tax positions must meet a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position.

Recent Accounting Pronouncements

We have reviewed other recent accounting pronouncements and concluded they are either not applicable to the business, or no material effect is expected on the condensed consolidated financial statements as a result of future adoption.

Note 3 – Intangible Assets

The following tables provide detail associated with the Company’s acquired identifiable intangible assets:

	As of June 30, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (in years)
Amortized intangible assets:
Know-how license	$80,000	$(34,667)	$45,333	5
Total	$80,000	$(34,667)	$45,333

Amortization expense charged to operations was $8,000 for the six months ended June 30, 2022 and 2021, respectively.

F-62

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2022 and 2021

Note 4 – Patent Costs

As of June 30, 2022, the Company has three pending patent applications. The initial patent applications consist of a US patent and international patents filed in six countries. The EU patent was granted on March 31, 2021. Legal fees associated with the patents totaled $283,760 and $245,154 as of June 30, 2022 and December 31, 2021, respectively and are presented in the balance sheet as patent costs.

Note 5 - Earnings (Loss) Per Common Share

The Company calculates net income (loss) per common share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). Basic and diluted net earnings (loss) per common share was determined by dividing net earnings (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive shares, which include outstanding common stock options, common stock warrants, and convertible debt have not been included in the computation of diluted net loss per share for the six months ended June 30, 2022 and 2021 as the result would be anti-dilutive.

	Six Months Ended
	June 30,
	2022	2021

Stock warrants	652,620	52,000
Stock options	513,413	—
Total shares excluded from calculation	1,166,033	52,000

Note 6 – Stockholders’ Equity

Stock Transactions

On April 22, 2022, the Board unanimously approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from Two million three hundred thousand (2,300,000) to Ten million (10,000,000) shares of Common Stock, $0.0001 par value per share.

Effective May 2, 2022, the Company adopted the 2022 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of the Company and its stockholders by providing eligible employees, directors and consultants with additional incentives to remain with the Company and its subsidiaries, to increase their efforts to make the Company more successful, to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms and to attract and retain the best available personnel to participate in the ongoing business operations of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

Common Stock Issued

The Company sold 668,594 common shares to various investors for proceeds totaling $10,963,037 during the six months ended June 30, 2022. The Company received $100,001 of the proceeds in the third quarter of 2022 for which a receivable was recorded at June 30, 2022. The Company paid the placement agent $1,096,309 in cash and issued 200,581 warrants.

F-63

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2022 and 2021

The Company sold 13,109 common shares valued at $13.35 per share to various investors for proceeds totaling $175,000 during the six months ended June 30, 2021.

On March 10, 2021, the Company issued 50,450 common shares to various consultants for services, valued at $60,000.

On March 15, 2021, the investors converted their SAFE agreements to 39,796 common shares, valued at $451,471.

Warrants

On October 1, 2019, the Company issued warrants to a seed funding firm equivalent to 2% of the fully-diluted equity of the Company, or 22,500 common shares at the time of issuance. The warrant is exercisable on the earlier of the closing date of the next Qualified Equity Financing occurring after the issuance of the warrant, and immediately before a Change of Control. The exercise price is the price per share of the shares sold to investors in the next Qualified Equity Financing, or if the warrant becomes exercisable in connection with a Change in Control before the next Qualified Equity Financing, the greater of the quotient obtained by dividing $150,000 by the Pre-financing Capitalization, and the price per share paid by investors in the then-most recent Qualified Equity Financing, if any. The warrant will expire upon the earlier of the consummation of any Change of Control, or 15 years after the issuance of the warrant.

In April 2022, the Company issued fully vested warrants to investors as part of private placement subscription agreements pursuant to which the Company issued common stock. Each shareholder received warrants to purchase 50% of the common stock issued at an exercise price of $13.35 per share with an expiration date of June 30, 2027.

As of May 23, 2022, the Company issued fully vested warrants to investors as part of an additional private placement subscription agreements pursuant to which the Company issued common stock. Each shareholder received warrants to purchase 50% of the common stock issued at an exercise price of $21.29 per share with an expiration date of five years from the date of issue.

Warrant activity during the six months ended June 30, 2022 and 2021 follows:

		Weighted	Average Remaining
	Warrants Outstanding	Average Exercise Price	Contractual Life (Years)
Warrants outstanding at December 31, 2020	52,000	$13.35	13.76
No warrant activity	—	—
Warrants outstanding at June 30, 2021	52,000	$13.35	13.26
Warrants outstanding at December 31, 2021	114,924	$13.35	5.90
Warrants granted	537,696	16.38
Warrants outstanding at June 30, 2022	652,620	$15.85	5.07

F-64

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2022 and 2021

Warrants outstanding at June 30, 2022 consist of:

Date	Number	Number	Exercise	Expiration
Issued	Outstanding	Exercisable	Price	Date
October 1, 2019	52,000	52,000	$13.35	October 1, 2034
July 12, 2021	1,873	1,873	$13.35	June 30, 2027
July 15, 2021	2,809	2,809	$13.35	June 30, 2027
July 19, 2021	6,554	6,554	$13.35	June 30, 2027
July 26, 2021	3,745	3,745	$13.35	June 30, 2027
July 27, 2021	1,873	1,873	$13.35	June 30, 2027
July 30, 2021	1,873	1,873	$13.35	June 30, 2027
August 4, 2021	1,873	1,873	$13.35	June 30, 2027
August 6, 2021	5,618	5,618	$13.35	June 30, 2027
August 9, 2021	1,873	1,873	$13.35	June 30, 2027
August 17, 2021	1,873	1,873	$13.35	June 30, 2027
August 19, 2021	1,873	1,873	$13.35	June 30, 2027
September 14, 2021	3,745	3,745	$13.35	June 30, 2027
October 13, 2021	27,342	27,342	$13.35	June 30, 2027
April 1, 2022	2,809	2,809	$13.35	June 30, 2027
April 29, 2022	75,842	75,842	$13.35	June 30, 2027
May 1, 2022	49,626	49,626	$13.35	June 30, 2027
May 3, 2022	42,135	42,135	$13.35	June 30, 2027
May 4, 2022	7,490	7,490	$13.35	June 30, 2027
May 5, 2022	7,490	7,490	$13.35	June 30, 2027
May 6, 2022	147,004	147,004	$13.35	June 30, 2027
May 23, 2022	56,368	56,368	$21.29	May 23, 2027
May 24, 2022	11,275	11,275	$21.29	May 24, 2027
May 25, 2022	1,880	1,880	$21.29	May 25, 2027
May 31, 2022	34,307	34,307	$21.29	May 31, 2027
June 1, 2022	18,789	18,789	$21.29	June 1, 2027
June 2, 2022	16,910	16,910	$21.29	June 2, 2027
June 3, 2022	3,758	3,758	$21.29	June 3, 2027
June 4, 2022	3,758	3,758	$21.29	June 4, 2027
June 6, 2022	3,758	3,758	$21.29	June 6, 2027
June 7, 2022	13,153	13,153	$21.29	June 7, 2027
June 8, 2022	7,517	7,517	$21.29	June 8, 2027
June 10, 2022	7,515	7,515	$21.29	June 10, 2027
June 23, 2022	3,758	3,758	$21.29	June 23, 2027
June 27, 2022	15,036	15,036	$21.29	June 27 2027
June 29, 2022	1,880	1,880	$21.29	June 29, 2027
June 30, 2022	5,638	5,638	$21.29	June 30, 2027
Total	652,620	652,620

F-65

CARDIO DIAGNOSTICS, INC.

Notes to Condensed Consolidated Financial Statements

Six Months Ended June 30, 2022 and 2021

Options

On May 6, 2022 the Company granted 513,413 stock options to the board of directors pursuant to the Plan. The options fully vest upon the merger with a publicly traded entity and have an exercise price of $13.35 per share with an expiration date of May 6, 2032.

Note 7 – Commitments and Contingencies

Deposit For Acquisition

On April 14, 2021, the Company deposited $250,000 with an escrow agent in connection with a planned business acquisition. The Company subsequently decided to terminate the acquisition and recorded expenses of $112,534 in connection with the termination and is presented as other expenses in the condensed consolidated statements of operations.

Note 8 - Related Party Transactions

The Company reimburses Behavioral Diagnostic, LLC (“BDLLC”), a company owned by its Chief Medical Officer for salaries of the Company’s CEO and its senior data scientist, who is the husband of the CEO. Payments to BDLLC for salaries totaled $0 and $83,767 for the six months ended June 30, 2022 and 2021, respectively.

Note 9 – Subsequent Events

The Company evaluated its June 30, 2022 condensed consolidated financial statements for subsequent events through August 12, 2022, the date the consolidated financial statements were available to be issued.

Common Stock Issued

Subsequent to the end of the period through the date of the report, the Company sold 30,532 shares of common stock to various investors valued at $21.29 per share for proceeds of $650,000. Each shareholder received warrants to purchase 50% of the common stock issued at an exercise price of $21.29 per share with an expiration date of five years from the issue date.

F-66

Annex A

MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

CARDIO DIAGNOSTICS, INC.,

MEESHANTHINI (MEESHA) DOGAN, AS REPRESENTATIVE OF THE SHAREHOLDERS OF THE COMPANY,

MANA CAPITAL ACQUISITION CORP.

AND

MANA MERGER SUB INC.

DATED AS OF MAY 27, 2022

i

(Cont.)

ii

(Cont.)

iii

(Cont.)

iv

(Cont.)

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MERGER AGREEMENT

AND

PLAN OF REORGANIZATION

This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made and entered into as of May 27, 2022 (the “Execution Date”) by and among Cardio Diagnostics, Inc., a Delaware corporation (the “Company” or “Cardio”), Meeshanthini (Meesha) Dogan, as representative of the shareholders of the Company (the “Shareholders’ Representative”), Mana Capital Acquisition Corp., a Delaware corporation (“Parent” or “Mana”), and Mana Merger Sub Inc., a Delaware corporation (“Merger Sub”).

W I T N E S E T H:

WHEREAS, Merger Sub is a wholly-owned direct subsidiary of Parent;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Merger by the stockholders of the Company;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (a) approved and adopted this Agreement and declared its advisability and approved the payment of the Per Share Merger Consideration to stockholders of the Company pursuant to this Agreement and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of Parent;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has (a) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub;

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, that the Company, Merger Sub and Parent are parties to such reorganization within the meaning of Section 368(b) of the Code and that this Agreement constitutes a plan of reorganization.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

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“Additional Parent SEC Documents” shall have the meaning ascribed to such term in Section 5.11.

“Affiliate” means, as to any Person, any (i) officer or director of such Person, (ii) spouse, parent, sibling or descendant (including adopted or stepchildren) of such Person (or a spouse, parent, sibling or descendant (including adopted or stepchildren) of any director or officer of such Person), and (iii) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall include the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Closing Merger Consideration” means a number of shares of Parent Common Stock equal to the quotient of (a) the Aggregate Closing Merger Consideration Value divided by (b) $10.00.

“Aggregate Closing Merger Consideration Value” means (a) $75,000,000, plus (b) the Aggregate Exercise Price, plus (c) the amount held by which the Company Closing Cash exceeds $500,000, minus (d) the amount by which the Company Closing Net Debt exceeds $500,000.

“Aggregate Exercise Price” means the sum of the exercise prices of all Company Options and Company Warrants outstanding immediately prior to the Effective Time.

“Aggregate Investment Amount” means the aggregate amount of immediately available funds contained in the Trust Account (net of any Parent Redemption Amount) immediately prior to the Closing (but prior to the payment of any expenses of Parent).

“Alternative Transaction” mean any of the following transactions involving the Company or the Parent (other than the transactions contemplated by this Agreement): (i) any merger, acquisition consolidation, recapitalization, share exchange, business combination or other similar transaction, public investment or public offering, or (ii) any sale, lease, exchange, transfer or other disposition of a majority of the assets of such Person (other than sales of inventory or obsolete equipment in the ordinary course of such Person’s business) or any class or series of the capital stock, membership interests or other equity interests of the Company or Parent in a single transaction or series of transactions (other than the PIPE Financing and the Private Placement).

“Ancillary Agreements” means the (i) the Lock-Up Agreement substantially in the form attached hereto as Exhibit A attached hereto (“Lock-Up Agreement”); (ii) Indemnification Escrow Agreement substantially in the form attached hereto as Exhibit B (“Indemnification Escrow Agreement”) by and among the Parent, the Shareholders Representative on behalf of the Company Securityholders and the Escrow Agent; (iii) Employment Agreements or Consulting Agreements by and among each of the persons named in Schedule 7.3 of the Company Disclosure Schedule, the Company and the Parent (the “Employment Agreements”) in the form as mutually agreed by the Company, the Parent and each such named person, and (iv) the Non-Compete and Non-Solicitation Agreement substantially in the form of Exhibit C (the “Non-Compete Agreements”), and all other agreements, certificates and instruments executed and delivered by Parent, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

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“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Business Systems” means all Software, computer hardware (whether general or special purpose), devices, electronic data processing, information, record keeping, communications, circuits, telecommunications, networks, interfaces, websites, data lines, automated processes, platforms, routers, servers, peripherals, documentation, and computer systems, including any outsourced systems and processes, and other information technology equipment or assets that are owned, leased, licensed or used or held for use in the conduct of the Company Business.

“Clinical Laboratory” means any laboratory that performs testing on human specimens for medical purposes, including laboratories that develop, validate, manufacture and/or distribute “in-house” or “laboratory developed” diagnostic tests (“LDTs”) utilizing the proprietary processes and procedures, Intellectual Property and Know-How of the Company for or on behalf of the Company or any Company Subsidiary, possessing such approvals, and conducting its operations, in compliance with the applicable requirements of the FDA and Healthcare Laws for developing, validating, manufacturing and/or distributing a LDT.

“Closing” has the meaning set forth in Section 2.2(b).

“COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated by the Internal Revenue Service thereunder.

“Company Business” means the business of the Company and the Company Subsidiaries as currently conducted and currently proposed to be conducted as of the date hereof.

“Company Capital Stock” means the Company Common Stock.

“Company Certificate of Incorporation” means the certificate of incorporation of the Company filed with the Delaware Secretary of State on September 6, 2019, as such may have been amended, supplemented or modified from time to time.

“Company Closing Cash” means the aggregate sum of the consolidated cash and cash equivalents of the Company and the Company Subsidiaries as of immediately prior to the Effective Time.

“Company Closing Debt” means all Company Debt as of immediately prior to the Effective Time.

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“Company Closing Net Debt” means all Company Closing Debt, minus all Company Closing Cash.

“Company Common Stock” or “Company Shares” means the Company’s common stock, with a par value of $0.0001 per share.

“Company Debt” means the following consolidated obligations of the Company: (a) all indebtedness for borrowed money or in respect of loans or advances of any kind or for the deferred purchase price of property; (b) the amount of all liabilities pursuant to all financial leases; (c) all liabilities evidenced by bonds, debentures, notes or similar instruments or debt securities; (d) all guarantees of the debt of other Persons; (e) all liabilities in respect of bankers’ acceptances; and (f) all fees, accrued and unpaid interest, premiums or penalties (including prepayment penalties) or other obligations related to any of the foregoing.

“Company Equity Rights” means all rights to acquire Company Capital Stock pursuant to any agreement, instrument or understanding, including any convertible debt instrument, and any agreement pursuant to any agreement with any employee, contractor, licensor, vendor or other Person, other than Company Options and Company Warrants, all of which are listed on Schedule 4.5 (e) of the Company Disclosure Schedule.

“Company Fully Diluted Capital Stock” means the sum of (a) the aggregate number of shares of Company Capital Stock that are issued and outstanding as of immediately prior to the Effective Time (including shares issued upon the exercise or conversion of Company Options Company Warrants and Company Equity Rights, in each case prior to the Effective Time, but excluding any shares to be cancelled pursuant to Section 3.1(b), and (b) the maximum number of shares of Company Common Stock issuable upon full exercise, exchange or conversion of all Company Options, Company Warrants and Company Equity Rights, outstanding as of the Effective Time.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or any Company Subsidiary or to which the Company or any Company Subsidiary otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change, development, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (b) prevents, materially delays or materially impedes the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law (including any COVID-19 Measures) or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries in which the Company and the Company Subsidiaries operate; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including COVID-19), or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vi) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement, (vii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities), (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect, (ix) any actions taken, or failures to take action, or such other changes or events, in each case, which Parent has requested or to which it has consented or which actions are contemplated by this Agreement or (x) any statements or items set forth in the Company Disclosure Schedule; except in the cases of clauses (i) through (v), to the extent that any such change, development, circumstance, effect or event as contemplated by any of the foregoing items has a disproportionate effect on the Company and the Company Subsidiaries as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

A - 5

“Company Option Plan” means the Cardio Diagnostics Inc. 2022 Equity Incentive Plan, as such may have been amended, supplemented or modified from time to time.

“Company Options” means all of the issued and outstanding options to acquire shares of Common Stock of the Company issued under the Company Option Plan, all of which are listed on Schedule 4.5(c) of the Company Disclosure Schedule, and all of which shall be treated in accordance with Section 3.1 hereof).

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Securities” means the Company Capital Stock, Company Options, Company Warrants and Company Equity Rights and any other of the Company’s outstanding securities or rights to acquire securities, all as described on Schedule 4.5 of the Company Disclosure Schedule.

“Company Securityholder” means each Person who holds Company Securities or has the right to acquire Company Securities immediately prior to the Effective Time and the list of the existing Company Securityholders as of the date of this Agreement appears as Schedule 4.5(g) of the Company Disclosure Schedule.

“Company Software” means Software owned or purported to be owned by or developed by or for the Company or any Company Subsidiary.

“Company Subsidiary” means a Subsidiary of the Company.

“Company Warrant” means a warrant to purchase Company Common Stock, all of which are listed on Schedule 4.5(d) of the Company Disclosure Schedule.

“Confidential Information” means any information, knowledge or data concerning the business and affairs of the Company, the Company Subsidiaries, or any Suppliers or customers of the Company or any Company Subsidiaries or Parent or its subsidiaries (as applicable) that is not already generally available to the public.

“Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company or any of the Company Subsidiaries is a party or by which any of their respective assets are bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlled”, “controlling” and “under common control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, workplace safety or similar Law promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

“Copyleft License” means any terms of a license commonly referred to as an open source, free Software, copyleft, or community source code license (including any Software licensed under the GNU General Public License, GNU Lesser General Public License, Apache Software License, or any other public source code license arrangement) or any similar license, in each case that require, as a condition of or in connection with any use, modification, reproduction, or distribution of any Software licensed thereunder (or any proprietary Software or other Company Intellectual Property rights that are used by, incorporated into or includes, relies on, is linked to or with, is derived from, or is distributed with such Software), any of the following: (a) the disclosing, making available, distribution, offering or delivering of source code or any information regarding such Software or other Company Intellectual Property rights for no or minimal charge; (b) the granting of permission for creating modifications to or derivative works of such Software or other Company Intellectual Property rights; (c) the granting of a royalty-free license, whether express, implied, by virtue of estoppel or otherwise, to any Person under Intellectual Property rights (including without limitation Patents) regarding such Software or other Company Intellectual Property rights (whether alone or in combination with other hardware or Software); or (d) the imposition of restrictions on future Patent licensing terms, or other abridgement or restriction of the exercise or enforcement of any Intellectual Property rights through any means.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“DGCL” means the Delaware General Corporation Law.

“Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Escrow Agent” means Continental Stock Transfer & Trust Company which shall serve as escrow agent with respect to Indemnification Escrow Agreement.

“Escrow Participant(s)” means each of the Stockholders who are members of the Stockholder Earnout Group.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient of (a) the Aggregate Closing Merger Consideration divided by (b) the Company Fully Diluted Capital Stock.

“FDA” means the U.S. Food and Drug Administration.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any United States or non-United States government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States government or governmental authority or any political subdivision thereof, (iii) any United States or non-United States regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, or (iv) any official of any of the foregoing acting in such capacity.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Government Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant, including: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos, per- and polyfluoroalkyl substances, and radon; and (e) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

A - 8

“Health Care Laws” means any and all Laws of any Governmental Authority pertaining to (a) health regulatory matters applicable to the business of the Company; (b) requirements of Law relating to the manufacturing, labeling or, packaging, marketing, sale, or distribution of drugs or medical devices, including the Federal Food, Drug & Cosmetic Act (FDC Act) (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder, laws governing clinical laboratories, including the Clinical Laboratory Improvement Amendments (42 U.S.C. §263a), and license requirements for any of the foregoing activities; (c) fraud and abuse (including the following Laws: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Civil False Claims Act (31 U.S.C. § 3729 et seq.) and the Criminal False Claims Act (18 U.S.C.§ 287); the Stark Law (42. U.S.C. §1395nn); Sections 1320a-7, 1320a-7a and 1320a-7b of Title 42 of the United States Code; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (d) Medicare, Medicaid, TRICARE or other governmental health care or payment program (including but not limited to Title XVIII and Title XIX of the Social Security Act); (e) quality, safety certification and accreditation standards and requirements; (f) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; and (g) any other Law or regulation of any Governmental Authority which regulates kickbacks, patient or Health Care Program reimbursement, Health Care Program claims processing, medical record documentation requirements, the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs or any other aspect of providing health care applicable to the operations of the Company.

“HIPAA” has the meaning set forth in the definition of “Privacy Laws”.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means without duplication, the following obligations of a Person, whether or not contingent, in respect of: (a) any indebtedness for borrowed money, (b) any obligation evidenced by bonds, debentures, notes, or other similar instruments, (c) any reimbursement obligation with respect to mortgages, letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company (inclusive of any current portion thereof), (d) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement and any earned but unpaid compensation (including salary, bonuses and paid time off) for any period prior to the Closing Date; and (e) any obligation of the type referred to in clauses (a) through (d) of another Person the payment of which the Company has guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor. For purposes of calculating “Indebtedness”, any amount that is conditioned upon the Closing shall be included in the calculation of Indebtedness as though the Closing occurred immediately prior to such calculation. For the avoidance of doubt, Indebtedness shall not include any deferred revenue of the Company, or accrued compensation or benefits of any employees of the Company or any Taxes.

“Indemnification Escrow Agreement” means an agreement in substantially the form attached hereto as Exhibit B, between the Shareholders’ Representative, the Escrow Agent and the Parent with respect to the Indemnification Escrow Shares to reflect the terms set forth in Section 10.3.

“Indemnification Escrow Shares” means an aggregate of 750,000 shares of Parent Common Stock issuable to the Escrow Participants at Closing and held by the Escrow Agent pursuant to the Indemnification Escrow Agreement which shall serve to satisfy and secure payment by the Escrow Participants of Losses suffered or incurred by the Indemnified Parties arising from or related to the Section 10.1 of this Agreement.

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“IPO” means the initial public offering of Parent pursuant to a prospectus dated November 24, 2021 as filed under the Securities Act.

“Intellectual Property” means any and all intellectual property or industrial property rights existing, created, arising, or protected under applicable Law anywhere in the world, including all rights, title, and interest in and to any and all: (a) trademarks, service marks, certification marks, brand names, slogans, logos, symbols, trade dress, trade names, corporate and business names, social media identifiers and related accounts, and other indicia of source or origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same (collectively, “Trademarks”); (b) patents, patent applications, patentable inventions, invention disclosures and other patent rights, including provisionals, extensions, divisionals, continuations, continuations-in-part, re-issues, re-examinations, interferences, and counterparts thereof (collectively, “Patents”); (c) confidential information, trade secrets, inventions, know-how, processes, procedures, ideas, research and development, formulas, compositions, algorithms, source code, object code, technology, data and databases, manufacturing and production processes and techniques, specifications, prototypes, models, designs, drawings, customer lists and supplier lists, pricing and cost information, and business and marketing plans and proposals; (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, data, databases and other compilations of information), copyrights, design and database rights, and registrations and applications for any of the foregoing and all renewals, extensions, restorations and reversions thereof, and all moral rights associated with any of the foregoing (collectively, “Copyrights”); (e) mask works and all applications, registrations, and renewals in connection therewith; (f) Internet domain names and URLs; (g) rights recognized under applicable Law that are equivalent or similar to any of the foregoing, including: any and all rights of any kind whatsoever accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and any and all claims and causes of action with respect to any of the foregoing and all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, or other violation of the foregoing; (h) copies and tangible embodiments thereof (in whatever form or medium); and (i) and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company or any of the Company Subsidiaries, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

“International Trade Laws” means (i) all U.S. import and export Laws (including those Laws administered by the U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 C.F.R., Parts 700-774; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1-192; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120-130; and the Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500-598) and (ii) all comparable applicable Laws outside the United States.

“Inventory” is defined in the UCC.

“Key Company Stockholders” means the following individuals: Meeshanthini (Meesha) Dogan, Robert Philibert, Elisa Luqman and Warren Hosseinion.

“Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

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“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Leases” means the leases set forth on Schedule 4.27 of the Company Disclosure Schedule attached hereto.

“Liability” means any liability, obligation or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Losses” mean any claims, losses, royalties, Liabilities, damages, deficiencies, interest and penalties, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Proceeding).

“Merger Sub Organizational Documents” means the certificate of incorporation and By Laws of Merger Sub, as amended, modified or supplemented from time to time.

“Nasdaq” means The Nasdaq Global Market.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. For the avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Open Source Materials” means any Software or other Intellectual Property subject to an Open Source License.

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, award or binding determination issued, promulgated or entered by or with any Governmental Authority or SRO.

“Owned Real Property” means the land owned by the Company or any of the Company Subsidiaries (collectively, the “Land”), together with all buildings and other structures, facilities, and other improvements located thereon (collectively, the “Improvements”); all right, title and interest of the Company or any Company Subsidiary, as applicable, if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, alleys, drainage facilities and rights-of-way bounding any of the Land; all utility capacity, utilities, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all rights of ingress and egress thereto; all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Authority in connection with the Land or the Improvements held by or granted to the Company or any Company Subsidiary, as applicable, any of their respective predecessors in title, and/or the agents thereof with respect to the Land or the Improvements; all right, title and interest of the Company or any Company Subsidiary, as applicable, in and to all site plans, surveys, soil and sub stratus studies, and engineering and architectural drawings, plans and specifications, in the possession or control of the Company or any Company Subsidiary, as applicable, relating to the Land or Improvements; all equipment and other personal property owned by the Company or any Company Subsidiary, as applicable, located on and/or exclusively used in connection with the operation of the Land or Improvements; and all written service and maintenance contracts and other written contracts, if any, relating to the Land or Improvements.

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“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent dated November 22, 2021.

“Parent Common Stock” means Parent’s common stock, par value $0.00001 per share.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Parent; or (b) would prevent, materially delay or materially impede the performance by Parent or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Parent Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law (including any COVID-19 Measures) or GAAP after the date of this Agreement; (ii) events or conditions generally affecting the industries or geographic areas in which Parent operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including COVID-19) or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vi) any actions taken or not taken by Parent as required by this Agreement or any Ancillary Agreement, (vii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction, or (viii) any actions taken, or failures to take action, or such other changes or events, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that Parent is materially and disproportionately affected thereby as compared with other participants in the industry in which Parent operates.

“Parent Organizational Documents” means the Parent Certificate of Incorporation, By Laws, and the Trust Agreement, in each case as amended, modified, or supplemented from time to time.

“Parent Rights” means the rights convertible into shares of Parent Common Stock which were issued as a component part of the Parent Units.

“Parent Sale” shall mean the occurrence of any of the following events: (a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto is or becomes the beneficial owner, directly or indirectly, of securities of Parent representing more than 50% of the combined voting power of Parent’s then outstanding voting securities, (b) there is consummated a merger or consolidation of Parent with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Parent Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of Parent immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (c) the shareholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by Parent of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, other than such sale or other disposition by Parent of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Parent in substantially the same proportions as their ownership of Parent immediately prior to such sale.

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“Parent Stockholder Meeting” the meeting of stockholders of Parent Common Stock to be called for the purpose of soliciting proxies from the stockholders of Parent Common Stock to, among other things, vote in favor of the adoption of this Agreement, the approval of the Merger and the Parent Proposals.

“Parent Units” means the units of securities issued by the Parent in its initial public offering, with each Parent Unit consisting of one share of Parent Common Stock, one Parent Right, and one Parent Public Warrant.

“Parent Private Warrants” means the 2,500,000 warrants issued in private placements at the time of consummation of the Parent’s initial public offering, each warrant entitling the holder thereof to purchase one share of Parent Common Stock at an exercise price of $11.50 per share.

“Parent Public Warrants” means warrants to purchase shares of Parent Common Stock included as part of the Parent Units, with each warrant exercisable for one-half of one share of Parent Common Stock at an exercise price of $11.50.

“Parent Warrants” means the Parent Public Warrants and the Parent Private Warrants.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Per Share Merger Consideration” means the number of shares of Parent Common Stock to be received in consideration of each share Company Common Stock, which shall be equal to the product obtained by multiplying such shares of Parent Common Stock by the Exchange Ratio.

“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained for the conduct of the Company’s business as currently conducted, from any Governmental Authority.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company or the Company Subsidiaries granted to any licensee in the ordinary course of business (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (g) Liens identified in the Financial Statements and (h) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

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“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means any information that relates, to, describes, identifies, could reasonably be used to identify, or could reasonably be linked directly or indirectly with an individual, browser household or device, including an individual’s combined first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser-or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing and any other, similar information or data regulated by Privacy/Data Security Laws, including information characterized as “personal data”, “personally identifiable information,” “protected health information”, or similar term under any applicable Privacy/Data Security Laws.

“PIPE Financing” means the private investment in securities (which may be debt or equity) of Parent as a public company by the PIPE Investors, in an aggregate amount of at least $3,000,000.

“PIPE Investors” means those certain third-party investors that enter into subscription agreements with the Parent on terms acceptable to the Company and Parent (the “Subscription Agreements”) pursuant to which such third-party investors commit to make the PIPE Financing.

“Predecessor” means an entity whose ownership, title and interest, including all rights, benefits, duties and liabilities were acquired in an uninterrupted chain of succession by the Company.

“Privacy/Data Security Laws” means all Laws, self-regulatory standards, third party system and platform requirements, and industry regulations governing (a) the receipt, collection, use, storage, processing, sharing, security, disclosure, transfer, sale, unauthorized access or modification, theft, loss, inaccessibility, breach, or transfer of Personal Information, Confidential Information, the Company’s Business Systems or Business Data and (b) unfair and deceptive practices, accessibility, advertising communications (e.g., text messages, emails, calls), PCI-DSS, location tracking and marketing, including the General Data Protection Regulation, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the Health Information Technology for Economic and Clinical Health Act; and any and all similar state and federal Laws.

“Private Placement” means the Company’s offering, in a private placement commencing on or about May 19, 2022, of shares of its Common Stock and warrants to purchase shares of its Common Stock to investors and the Company’s placement agent, with gross proceeds of at least $4,500,000.

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

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“Protected Health Information” has the meaning given to such term under HIPAA, including all such information in electronic form.

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed other otherwise made available by or on behalf of the Company or any Company Subsidiary, from which the Company or any Company Subsidiary has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Public Official” means any Person employed by, representing or acting on behalf of a Governmental Entity or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Redemption Rights” means the redemption rights provided for in Section 9.2 of Article IX of the Parent Certificate of Incorporation.

“Registered Company IP” means all Company-Owned IP that is the subject of registration or an application for registration, including domain names.

“Release” means any releasing, spilling, emitting, leaking, pumping, pouring, injection, escaping, depositing, disposing, emptying, discharging, dispersing, dumping, leaching or migration of any Hazardous Materials into, onto, in, on or through the indoor or outdoor environment, including relating to any landfill, basin, subsurface or aboveground pipeline or other structure, wetland, quarry or natural resource (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through indoor or outdoor air, soil, subsurface strata, sediment, surface water or groundwater.

“Requisite Approval” means the affirmative vote of the holders of at least a majority of the outstanding shares of the Company Capital Stock, voting together as a single class on an as-converted to Company Common Stock basis.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States’ Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” and all (a) computer programs, applications, middleware, firmware, microcode and other software (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates thereto), including operating systems, algorithms, heuristics, models and methodologies, compilations, development tools, compilers, comments, user interfaces, menus, buttons and icons, application programming interfaces, files, data scripts, architecture, algorithms, and higher level or “proprietary” languages, in each case, whether in source code, object code or other form or format, including code, libraries, subroutines and other components thereof, all documentation relating thereto; (b) testing, validation, verification and quality assurance materials; (c) databases, conversions, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise; (d) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (e) all documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing; (f) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing; (g) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing; and (h) all media and other tangible property necessary for the delivery or transfer of any of the foregoing.

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“SRO” means any self-regulatory organization.

“Stockholder” means each Person who holds shares of Company Capital Stock immediately prior to the Effective Time.

“Subsidiary” when used with respect to any Party, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.

“Supplemental Indemnification Escrow Shares” means an aggregate of 50,000 shares pf Parent Common Stock issuable to the Escrow Participants at Closing and held by the Escrow Agent pursuant to the Indemnification Escrow Agreement which shall serve to satisfy and secure payment by the Escrow Participants of Losses suffered or incurred by the Indemnified Parties arising from or related to the Supplemental Indemnification Matters pursuant to Section 10.2.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company or any of the Company Subsidiaries.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company and the Company Subsidiaries and other tangible property, including the items listed on Schedule 4.14(a) of the Company Disclosure Schedule.

“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible or the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

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“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Parent, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“UCC” means the Uniform Commercial Code of the State of Delaware, or any corresponding or succeeding provisions of Laws of the State of Delaware, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of Parent at such time.

1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, and not any particular provision of this Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) unless the context requires otherwise, the word “party” or “parties” means a party or the parties signatory hereto, (vi) whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and (vii) the word “or” shall be disjunctive but not exclusive. References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

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(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Disclosure Schedule. Any reference in a schedule contained in the Disclosure Schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice.

(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. All references to “$” or “dollars” shall mean United States Dollars.

(g) Captions are not a part of this Agreement, but are included for convenience, only.

(h) For the avoidance of any doubt, all references in this Agreement to “the Knowledge” or “the knowledge” or “best knowledge of the Company” or similar terms or phrases shall be deemed to mean the actual knowledge of the individuals serving as the Chief Executive Officer and the Chief Financial Officer of the Company, after reasonable inquiry.

ARTICLE II
AGREEMENT AND PLAN OF MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in Article IX, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

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2.2 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).

(b) Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.2(a), a closing (the “Closing”) shall be held at the offices of Becker & Poliakoff, LLP, 45 Broadway, 17th Floor, New York, New York 10006, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article IX. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation. The Merger Sub shall be merged with and into the Company, and the separate corporate existence of the Merger Sub will cease, and the Company will thereafter be a wholly owned subsidiary of the Parent, all as provided under the DGCL and the provisions of this Agreement. For the avoidance of doubt, (i) the Parent Common Stock, Parent Warrants and Parent Rights shall survive the Merger and remain in effect without any change to their existing terms and (ii) all issued and outstanding Company Securities shall either be (i) terminated and converted and represent the right to receive the Aggregate Per Share Merger Consideration and Pro Rata Stockholder Earnout Shares (as defined below) or other consideration or (ii) converted or exchanged for securities of Parent in accordance with Section 3.1 and Section 3.7, below.

2.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except that references therein to Merger Sub shall be treated as references to the Surviving Corporation, until thereafter amended as provided by law and such certificate of incorporation. After the Effective Time, the Company shall cause the certificate of incorporation of the Surviving Corporation to be amended to result in Surviving Corp. being named as “Cardio Diagnostics, Inc.”

(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except that references therein to Merger Sub shall be treated as references to the Surviving Corporation, until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such bylaws, as applicable.

(c) At the Closing, Parent shall amend and restate, effective as of the Effective Time, the Parent Certificate of Incorporation to be as set forth on Exhibit D, which shall among other things result in Parent being renamed as “Cardio Diagnostics Holdings, Inc.”

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2.5 Directors and Officers.

(a) The initial directors of the Surviving Corporation and the initial officers of the Surviving Corporation shall be the individuals set forth under the heading “Surviving Corporation” on Schedule 2.5 of the Company Disclosure Schedule hereto, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b) Immediately after the Closing, the Parent’s board of directors after the Closing (the “Post-Closing Board of Directors”) will consist of seven (7) directors: four (4) of whom shall be Warren Hosseinion, Meesha Dogan, Robert Philibert, and James Intrater, and the remaining three (3) of whom are listed on Schedule 2.5 of the Company Disclosure Schedule. At least a majority of the Post-Closing Board of Directors shall qualify as independent directors under the Securities Act and the Exchange Act and the listing rules of the Nasdaq Stock Market. If, at or after the Effective Time, a vacancy shall exist on the Post-Closing Board of Directors, such vacancy shall be filled in the manner provided in the Parent Certificate of Incorporation and Parent Bylaws and applicable Law.

(c) The parties shall cause the officers of Parent as of immediately following the Effective Time to be comprised of the individuals set forth under the heading “Parent” and the subheading “Officers” on Schedule 2.5 of the Company Disclosure Schedule, each to hold office in accordance with the Parent Certificate of Incorporation and the Bylaws of Parent.

2.6 Rights Not Transferable. The rights of the holders of Company Capital Stock as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except (a) (i) in the case of an entity, by operation of Law or (ii) in the case of a natural person, by will or the Laws of descent and distribution). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

2.7 Taking of Necessary Action; Further Action. Parent, Merger Sub and the Company, respectively, shall each use its respective best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the DGCL at the time specified in Section 2.1. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the constituent corporations, the officers of Parent and the Surviving Corporation are fully authorized in the name of each constituent corporation or otherwise to take, and shall take, all such lawful and necessary action.

2.8 Section 368 Reorganization. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations. The parties to this Agreement hereby agree to (i) file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (ii) file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each such party and each of the holders of the Company Capital Stock (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

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ARTICLE III
EFFECTS OF THE MERGER

3.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Capital Stock resulting from the conversion or exercise of Company Warrants, Company Options and Company Equity Rights prior to the Effective Time) shall be canceled and converted into (i) the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”) and (ii) the contingent right to receive a portion of the Stockholder Earnout Shares, calculated on a Pro Rata Basis together with all other shares of Company Capital Stock held by the holder of such share as of immediately prior to the Effective Time, if, as and when payable in accordance with the provisions of Section 3.7;

(b) each share of Company Capital Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(c) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation; and

(d) each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be assumed by Parent and converted into an option to purchase a number of shares of Parent Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code and Treasury Regulation Section 1.409A-1(b)(5)(v)(D); provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of the Surviving Corporation stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above or as agreed to in writing with any holder of a Company Option, following the Effective Time, each Exchanged Option shall continue to be governed by the same vesting and exercisability terms and otherwise substantially similar terms and conditions as were applicable to the corresponding former Company Option immediately prior to the Effective Time. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this subsection.

(e) each Company Warrant that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be assumed by Parent and converted into a warrant to purchase a number of shares of Parent Common Stock (such warrant, an “Exchanged Warrant”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Company Warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio. Except as specifically provided above or as agreed to in writing with any holder of a Company Warrant, following the Effective Time, each Exchanged Warrant shall continue to be governed by the same vesting and exercisability terms and otherwise substantially similar terms and conditions as were applicable to the corresponding former Company Warrant immediately prior to the Effective Time. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Warrants pursuant to this subsection.

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(f) each Company Equity Right that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall either be (i) exercised in full by the holder thereof immediately prior to Closing or (ii) assumed by Parent and converted into a right to purchase a number of shares of Parent Common Stock (such equity right, an “Exchanged Equity Right”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Equity Right immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Company Equity Right immediately prior to the Effective Time divided by (B) the Exchange Ratio. Except as specifically provided above or as agreed to in writing with any holder of a Company Equity Right, following the Effective Time, each Exchanged Equity Right shall continue to be governed by the same exercisability terms and otherwise substantially similar terms and conditions as were applicable to the corresponding former Company Equity Right immediately prior to the Effective Time. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Equity Right pursuant to this subsection.

(g) Notwithstanding anything to the contrary set forth in this Agreement, (i) the portion of the Aggregate Closing Merger Consideration issuable to any Person pursuant to Section 3.1(a) shall be calculated on an aggregate basis with respect to all shares of Company Capital Stock held of record by such Person immediately prior to the Effective Time, and (ii) after such aggregation, any fractional share of Parent Common Stock that would otherwise be issuable to such Person following such aggregation shall be rounded down to a whole share of Parent Common Stock.

3.2 Exchange of Certificates.

(a) Exchange Agent. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by Parent and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of Company Capital Stock, for exchange in accordance with this Article III, the number of shares of Parent Common Stock sufficient to deliver the aggregate Per Share Merger Consideration payable pursuant to this Agreement (such shares of Parent Common Stock, the Stockholder Earnout Shares and any dividends or distributions with respect thereto (pursuant to Section 3.2(c)), being hereinafter referred to as the “Exchange Fund”). Parent shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.2(c) and Section 3.7, the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of Company Capital Stock entitled to receive the Per Share Merger Consideration pursuant to Section 3.1: a letter of transmittal, which shall be in a form reasonably acceptable to Parent and the Company (the “Letter of Transmittal”) and shall specify (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Capital Stock (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent or confirmation of cancellation of such Certificates from the Company’s transfer agent, Continental Stock Transfer & Trust Company (each, a “Transfer Agent Cancellation”); and (ii) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation (or a Transfer Agent Cancellation), together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to deliver, the Per Share Closing Merger Consideration in accordance with the provisions of Section 3.1, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.2, each Certificate entitled to receive the Per Share Merger Consideration in accordance with Section 3.1(a) shall be deemed at all times after the Effective Time to represent only (A) the right to receive upon such surrender the Per Share Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.1(a) and (B) the contingent right to receive a portion of the Stockholder Earnout Shares, if, as and when payable in accordance with the provisions of Section 3.7.

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(c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.2(b). Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, Parent shall pay or cause to be paid to the holder of the certificates representing shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Parent Common Stock.

(d) No Further Rights in Company Capital Stock. The Per Share Merger Consideration and the Stockholder Earnout Shares payable upon conversion of the Company Capital Stock in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Capital Stock.

(e) Adjustments to Per Share Consideration. The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f) Termination of Exchange Fund. Except as set forth in Section 3.7 hereto, any portion of the Exchange Fund that remains undistributed to the holders of Company Capital Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Capital Stock who have not theretofore complied with this Section 3.2 shall thereafter look only to Parent for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Capital Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

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(g) No Liability. None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any holder of Company Capital Stock for any such Company Capital Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.2.

(h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be. The Surviving Corporation, Parent and any holder of Company Capital Stock, as applicable, shall reasonably cooperate to reduce or seek an exemption from any withholding, including by timely providing IRS Form W-9.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.1(a).

(j) Indemnification Escrow Shares. Notwithstanding anything to the contrary in the other provisions of this Article III, Parent shall withhold from the shares of Aggregate Closing Merger Consideration otherwise issuable to the Escrow Participants pursuant to this Article III the Indemnification Escrow Shares. Such Indemnification Escrow Shares shall be issued in the name of the Escrow Participants and deposited with the Indemnification Escrow Agent and held in accordance with the terms of the Indemnification Escrow Agreement.

3.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Capital Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Capital Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into (a) the Per Share Merger Consideration in accordance with the provisions of Section 3.1(a) and (b) the contingent right to receive a portion of the Stockholder Earnout Shares if, as and when payable in accordance with the provisions of Section 3.7.

3.4 Payment of Expenses.

(a) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall provide to Parent a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding Company Transaction Expenses”). On the Closing Date following the Closing, the Company shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Transaction Expenses. For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses of the Company’s Securityholders.

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(b) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, Parent shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of Parent or Merger Sub for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of Parent or Merger Sub in connection with the Transactions or otherwise in connection with Parent’s operations (together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “Outstanding Parent Transaction Expenses”). On the Closing Date following the Closing, Company shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Parent Transaction Expenses.

3.5 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Capital Stock in accordance with the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (collectively, the “Dissenting Shares”) shall not be converted into, and such stockholders shall have no right to receive, the Per Share Merger Consideration or the contingent right to receive any portion of the Stockholder Earnout Shares, unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Capital Stock under the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive (i) the Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.1(b), of the Certificate or Certificates that formerly evidenced such shares of Company Capital Stock, and a portion of the Stockholder Earnout Shares if, as and when payable in accordance with the provisions of Section 3.7.

(b) Prior to the Closing, the Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

3.6 Closing Calculations. Not less than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent:

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(a) A statement (the “Closing Date Statement”), signed and certified by the Chief Financial Officer of the Company on its behalf, which sets forth a good faith estimate (with reasonable supporting detail) of (i) the Company Closing Cash, (ii) Company Closing Debt, (iii) Company Closing Net Debt, (iv) the Aggregate Exercise Price and (v) the Company Fully Diluted Capital Stock. In addition, the Closing Date Statement shall also include (i) the Company’s calculation of the Per Share Merger Consideration based on the foregoing estimates (and the other components contemplated by Section 3.1 in the calculation of the Per Share Merger Consideration), (ii) a copy of the Company’s good faith estimated unaudited consolidated balance sheet of the Company as of immediately prior to the Closing upon which such calculations are based, and (iii) wire transfer or other applicable delivery instructions for payment of each item of Company Transaction Expenses to be paid at Closing. Each of the components required to be set forth on the Closing Date Statement shall be calculated in accordance with the definitions set forth in this Agreement.

(b) A statement (the “Merger Consideration Schedule”), signed and certified by the Chief Financial Officer of the Company in his or her capacity as such, which sets forth: (i) the Aggregate Closing Merger Consideration, the Aggregate Closing Merger Consideration Value and the Per Share Merger Consideration; (ii) a detailed capitalization schedule of the Company, setting forth all Company Capital Stock; (iii) the portion of the Aggregate Closing Merger Consideration payable in respect of each share of Company Common Stock; and (iv) for each holder of Company Common Stock: (A) the number of shares of Company Common Stock held by such Person (including the respective Certificate number of any certificated Company Common Stock held by such Person), (B) the portion of the Aggregate Closing Merger Consideration required to be paid under the Company Certificate of Incorporation to each holder of Company Common Stock in respect of such holder’s Company Common Stock, and (C) such holder’s aggregate Per Share Merger Consideration. The calculations set forth in the Merger Consideration Schedule shall be prepared in accordance with the Company Certificate of Incorporation and the requirements of the DGCL. Parent shall be entitled to rely (without any duty of inquiry) upon the Merger Consideration Schedule, and a Letter of Transmittal shall be required to be delivered by each holder of Company Common Stock as a condition to receipt of any Merger Consideration and shall include a waiver of, among other things, any and all claims (i) that the Merger Consideration Schedule did not accurately reflect the terms of the Company Certificate of Incorporation, and (ii) in connection with the issuance of any Company Common Stock (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such Stockholder in connection with such issuance). Any amounts delivered by Parent to an applicable holder of Company Common Stock in accordance with the foregoing shall be deemed for all purposes to have been delivered to the applicable holder in full satisfaction of the obligations of Parent under this Agreement and Parent shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.

(c) Parent shall be entitled to review and comment upon the Closing Date Statement and the Merger Consideration Schedule delivered by the Company pursuant to this Section 3.6(c), and the Company shall consider Parent’s comments thereto in good faith (and, in the event of any such adjustments based on the comment of Parent, all references in this Agreement to the Closing Date Statement or the Merger Consideration Schedule shall be deemed to be references to such documents after giving effect to such adjustments).

3.7 Stockholder Earnout.

(a) Delivery of Stockholder Earnout Shares. After the Closing, subject to the terms and conditions set forth herein, Stockholders who have received, or are entitled to receive, any Per Share Merger Consideration (the “Stockholder Earnout Group”) shall have the contingent right to receive additional shares of Parent Common Stock based on the performance of Parent if the requirements as set forth in this Section 3.7 are achieved. At the Closing and immediately prior to the Effective Time, Parent shall deliver to the Exchange Fund 1,000,000 shares of Parent Common Stock, as such shares may be adjusted for any stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination (the “Stockholder Earnout Shares”). The Stockholder Earnout Shares shall be allocated on a Pro Rata Basis among the members of the Stockholder Earnout Group in accordance with this Section 3.7.

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(b) Procedures Applicable to the Earnout of the Stockholder Earnout Shares.

(i) Promptly upon the occurrence of any triggering event described in Section 3.7(c) below, Parent shall prepare and deliver, or cause to be prepared and delivered, a written notice to the Exchange Agent (a “Release Notice”), which Release Notice shall set forth in reasonable detail the triggering event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Stockholder Earnout Shares to be released from the Exchange Fund and the identity of the person to whom they should be released).

(ii) The Stockholder Earnout Shares that are to be released from the Exchange Fund and distributed to each member of the Stockholder Earnout Group shall be distributed to each member of the Stockholder Earnout Group on a Pro Rata Basis. For the avoidance of doubt, any Stockholder Earnout Shares to be released and distributed pursuant to this Section 3.7 shall be distributed and released as shares of Parent Common Stock.

(c) Release of Earnout Shares. The Stockholder Earnout Shares shall be released and delivered as follows:

(i) one-quarter of the Stockholder Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a Pro Rata Basis if, on or prior to the fourth (4th) anniversary of the Closing Date, the VWAP of shares of Parent Common Stock equals or exceeds $12.50 per share for thirty (30) of any forty (40) consecutive trading days commencing after the Closing on the Nasdaq (or any other national securities exchange on which the Parent Common Stock is traded, as applicable) (the “First Share Price Trigger”);

(ii) in addition to the issuance of Stockholder Earnout Shares contemplated by the immediately preceding clause (i), an additional one-quarter of the Stockholder Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a Pro Rata Basis if, on or prior to the fourth (4th) anniversary of the Closing Date the VWAP of shares of Parent Common Stock equals or exceeds $15.00 per share for thirty (30) of any forty (40) consecutive trading days commencing after the Closing on the Nasdaq (or any other national securities exchange on which the Parent Common Stock is traded, as applicable) (the “Second Share Price Trigger”);

(iii) in addition to the issuance of Stockholder Earnout Shares contemplated by the immediately preceding clauses (i) and (ii), an additional one-quarter of the Stockholder Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a Pro Rata Basis if, on or prior to the fourth (4th) anniversary of the Closing Date the VWAP of shares of Parent Common Stock equals or exceeds $17.50 per share for thirty (30) of any forty (40) consecutive trading days commencing after the Closing on the Nasdaq (or any other national securities exchange on which the Parent Common Stock is traded, as applicable) (the “Third Share Price Trigger”);

(iv) in addition to the issuance of Stockholder Earnout Shares contemplated by the immediately preceding clauses (i), (ii) and (iii), an additional one-quarter of the Stockholder Earnout Shares will be released from the Exchange Account and distributed to each member of the Stockholder Earnout Group on a Pro Rata Basis if, on or prior to the fourth (4th) anniversary of the Closing Date the VWAP of shares of Parent Common Stock equals or exceeds $20.00 per share for thirty (30) of any forty (40) consecutive trading days commencing after the Closing on the Nasdaq (or any other national securities exchange on which the Parent Common Stock is traded, as applicable) (the “Fourth Share Price Trigger” and, collectively with the First Share Price Trigger, the Second Share Price Trigger, and the Third Share Price Trigger, the “Share Price Triggers”); and

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(v) if the conditions set forth in either Section 3.7(c)(i), (ii), (iii) or (iv) have not been satisfied following the fourth (4th) anniversary of the Closing Date, any Stockholder Earnout Shares remaining in the Exchange Fund shall be automatically released to Parent for cancellation and the members of the Stockholder Earnout Group shall not have any right to receive such Stockholder Earnout Shares or any benefit therefrom.

(d) For the avoidance of doubt, (i) if the condition for more than one triggering event is met pursuant to Section 3.7(c), then all of the Stockholder Earnout Shares to be released and distributed in connection with each such triggering event shall be released and delivered to the members of the Stockholder Earnout Group in accordance with this Section 3.7 and (ii) if the condition for the triggering event described in Section 3.7(c) with respect to the achievement of the applicable VWAP of shares of Parent Common Stock for any twenty (20) trading days is met prior to the date that is the thirtieth (30th) consecutive trading day following the Closing, a Release Notice shall be submitted at such time without any requirement to wait until the thirtieth (30th) consecutive trading day following the Closing has passed.

(e) The Parent Common Stock price targets set forth in Section 3.7(c) and the number of shares of Parent Common Stock to be issued and released pursuant to Section 3.7(c) shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Parent Common Stock after the date of this Agreement.

(f) As used in this Section 3.7, the term “Pro Rata Basis” shall mean, with respect to any member of the Stockholder Earnout Group, in accordance with the ratio calculated by dividing (x) the sum of the aggregate Per Share Merger Consideration issued or issuable to such Person by (y) the sum of the aggregate Per Share Merger Consideration issued or issuable to the Stockholder Earnout Group, in each case, as of immediately following the Closing as determined in accordance with the provisions of this Article III.

(g) Notwithstanding anything to the contrary set forth in this Agreement, any fractional Stockholder Earnout Share that would otherwise be issuable to any member of the Stockholder Earnout Group pursuant to this Section 3.7 shall be rounded down to a whole share of Parent Common Stock. In the event that there is an agreement with respect to a Parent Sale entered into after the Closing and prior to the date that is five (5) years following the Closing Date, each of the Share Price Triggers shall be deemed to have been achieved on the day prior to the closing of such Parent Sale (to the extent such Stockholder Earnout Shares have not previously been issued) and Parent shall issue the Stockholder Earnout Shares issuable pursuant to Section 3.7(c)(i), (ii), (iii) and (iv) on the date prior to the closing of such Parent Sale (in each case, to the extent such Stockholder Earnout Shares have not previously been issued).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

OF THE COMPANY AND THE COMPANY SUBSIDIARIES

Except as set forth in the disclosure schedules delivered by the Company and the Company Subsidiaries to the Parent prior to the execution of this Agreement which disclosure schedules shall be in form and substance reasonably acceptable to Parent (the “Company Disclosure Schedule”), each of the Company, the Company Subsidiaries and the Shareholders’ Representative on behalf of the Company Securityholders hereby represents and warrants to Parent and Merger Sub that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

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4.1 Organization and Qualification; Subsidiaries.

(a) The Company and each Company Subsidiary is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that do not constitute a Company Material Adverse Effect. The Company and its Subsidiaries have offices located only at the addresses set forth on Schedule 4.1 of the Company Disclosure Schedule.

(b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Schedule 4.1(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

4.2 Authorization. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles. The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

4.3 Compliance; Governmental Authorizations. The Business of the Company has been, and is being, conducted in compliance in all material respects of all applicable Laws. The Company has not received any written communication alleging any material noncompliance with any such Laws that has not been cured. Each of the Company and the Company Subsidiaries is in possession of, and in compliance with, all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its Business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits does not constitute a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that do not constitute a Company Material Adverse Effect.

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4.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and of the consents, approvals, authorizations or permits, filings and notifications contemplated by Schedule 4.4(a) of the Company Disclosure Schedule, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary (the “Company Organizational Documents”), (ii) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order, in each case, of any Governmental Authority (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Permit held by the Company or Material Contract or require any consent from a third party pursuant to any Material Contract, (iv) result in the creation or imposition of any Lien on any of the Company Capital Stock, (v) cause a loss of any material benefit relating to the Business to which the Company or any Company Subsidiary is entitled under any provision of any Permit or Contract binding upon the Company or any Company Subsidiary, or (vi) require any consent, approval or waiver from any Person pursuant to any provision of the Company Organizational Documents, except for such consent, approval or waiver which shall be obtained prior to the Closing; except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which do not constitute a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental or quasi-governmental, regulatory or administrative authority or office, any political or other subdivision thereof, agency, instrumentality, bureau, authority, body or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, does not constitute a Company Material Adverse Effect.

4.5 Capitalization.

(a) The authorized capital stock of the Company as of the date of this Agreement consists of ten million (10,000,000) shares of Company Common Stock. As of the date of this Agreement, (i) one million six hundred forty four three hundred twelve (1,644,312) shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) five hundred fifteen thousand (515,000) shares of Company Common Stock are reserved for future issuance pursuant to Company Options and other purchase rights (the “Company Share Awards”) granted or to be granted pursuant to the Company Option Plan or otherwise, and (iv) Company Warrants to purchase four hundred forty four thousand five hundred eleven (444,511) shares of Company Common Stock are issued and outstanding.

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(b) Except as set forth on Schedule 4.5(b) of the Company Disclosure Schedule, other than the Company Options, the Company Warrants and the Company Equity Rights, there are no options, restricted shares, restricted share units, phantom equity awards, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock or any of the equity interests or other securities of the Company or any of the Company Subsidiaries. The Company does not own any equity interests in any person, other than the Company Subsidiaries.

(c) Schedule 4.5(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the following information with respect to each Company Share Award outstanding: (i) the name of the Company Share Award recipient; (ii) whether or not the Company Share Award was granted pursuant to the Company Option Plan; (iii) the number of shares of the Company subject to such Company Share Award; (iv) the exercise or purchase price of such Company Share Award; (v) the date on which such Company Share Award was granted; and (vi) the date on which such Company Share Award expires. The Company has made available to Parent an accurate and complete copy of the Company Option Plan pursuant to which Company has granted the Company Share Awards that are currently outstanding and the form of all stock award agreements evidencing such Company Share Awards. No Company Option was granted with an exercise price per share less than the fair market value of the underlying Company Share Awards as of the date such Company Option was granted. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock are subject to vesting as of the date hereof and no Company Options are “early exercisable” as of the date hereof. The treatment of Company Options under Section 3.1 hereof is permitted under the Company Option Plan, applicable Laws, and the underlying individual agreements for such equity awards without obtaining the consent of any holder thereof. The Company has no outstanding commitments to grant Company Options.

(d) Schedule 4.5(d) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the following information with respect to each Company Warrant outstanding: (i) the name of the holder of such Company Warrant; (ii) the number of shares of the Company subject to such Company Warrant; (iii) the exercise or purchase price of such Company Warrant; (iv) the date on which such Company Warrant was granted; and (v) the date on which such Company Warrant expires. The Company has made available to Parent an accurate and complete copy of each Company Warrant. All shares of the Company subject to issuance pursuant to any Company Warrant, upon issuance on the terms and conditions specified therein, will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved four hundred forty four thousand five hundred eleven (444,511) shares of Company Common Stock for future issuance pursuant to the Company Warrants.

(e) Schedule 4.5(e) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the following information with respect to each Company Equity Right outstanding: (i) the name of the holder of such Company Equity Right; (ii) the number of shares of the Company subject to such Company Equity Right; (iii) the exercise or purchase price, or condition triggering the issuance of shares of Company Capital Stock pursuant to such Company Equity Right; (iv) the date on which such Company Equity Right was granted; and (v) the date on which such Company Equity Right expires or terminates, if any. The Company has made available to Parent an accurate and complete copy of each agreement, instrument or other document relating to each Company Equity Right. All shares of the Company subject to issuance pursuant to any Company Equity Right, upon issuance on the terms and conditions specified therein, will be duly authorized, validly issued, fully paid and nonassessable

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(f) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(g) Except as set forth on Schedule 4.5(g) of the Company Disclosure Schedule: (i) there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Share Award, Company Option, Company Warrant or Company Equity Right as a result of the proposed transactions herein, and (ii) all outstanding shares of the Company Capital Stock, all outstanding Company Share Awards and Company Options, all outstanding Company Warrants, all outstanding Company Equity Rights and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance with (A) all applicable securities Laws and other applicable Laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party.

(h) All of the issued and outstanding Company Capital Stock has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person. The stockholders of the Company collectively own directly and beneficially and of record, all of the Company Capital Stock (which are represented by the issued and outstanding shares of the Company), free and clear of all Liens (other than usual and customary federal and state securities laws regarding the transfer of unregistered securities). Schedule 4.5(h) of the Company Disclosure Schedule sets forth the names and holdings of all of the Company Securityholders. No outstanding Company Capital Stock is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. Except for the shares of the Company held by the stockholders of the Company, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(i) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(j) All outstanding shares of Company Capital Stock and all outstanding shares of capital stock or other equity securities (as applicable) of each Company Subsidiary have been issued and granted in compliance with (A) applicable securities laws and other applicable laws and (B) any pre-emptive rights and other similar requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party. The only shares of Company Capital Stock that will be outstanding after Closing will be the Company Capital Stock owned by the Parent following the consummation of the Merger. No other class of shares of the Company is authorized or outstanding.

4.6 Charter Documents. The Company has prior to the date of this Agreement made available a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

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4.7 Corporate Records. All proceedings occurring since the date of incorporation of the Company of the board of directors of the Company, including all committees thereof, and of the Company Securityholders, and all consents to actions taken thereby, are accurately reflected, in all material respects, in the minutes and records contained in the corporate minute books of the Company and made available to the Parent. The stock register of shareholders of every class of Company Securities of the Company is complete and accurate.

4.8 Assumed Names. Schedule 4.8 of the Company Disclosure Schedule is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement used by the Company and each of the Company Subsidiaries, including names on any websites. Since the date of the Company’s incorporation, neither the Company nor any of the Company Subsidiaries has used any name other than the names listed on such Schedule 4.8 to conduct the Business. The Company and the Company Subsidiaries have filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

4.9 Subsidiaries. Except as set forth on Schedule 4.9 of the Company Disclosure Schedule the Company owns or will own prior to the Effective Time any and all of the equity interests of each of the Subsidiaries set forth on Schedule 4.9 of the Company Disclosure Schedule, free and clear of all Liens. Each Subsidiary is duly organized and validly existing under the Laws of the State of its incorporation or formation and each Subsidiary is or will be at Closing, wholly-owned by the Company. Neither the Company nor any Subsidiary is a participant in any joint venture, partnership, or similar arrangement. The share capital of each Subsidiary is fully paid-up. Except for the Subsidiaries set forth on such Schedule 4.9, the Company (i) does not own or Control, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and (ii) has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person. The Company has delivered to Parent a true and correct and complete copy of each and every agreement and contract to acquire any Person. On or before the Closing Date, any Person set forth on such Schedule 4.9 shall be wholly-owned as of such date and there shall not be outstanding any rights or options of any kind or nature held by any Person other than Parent to acquire any capital stock or to obtain or share in any profits of the Company or any Subsidiary.

(a) Each Subsidiary has all corporate power and authority, and all governmental licenses, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted, except where the failure to have any license, franchise, permits, authorizations, permits, authorizations consents and approvals, would not have a Company Material Adverse Effect. Each Subsidiary is qualified to do business as a foreign entity in any jurisdiction where the character of the property owned or leased by such Subsidiary, or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. Each Subsidiary has offices or physical locations located only at the addresses set forth by its name on Schedule 4.9 of the Company Disclosure Schedule.

(b) No outstanding capital stock or other securities of any Subsidiary is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. Except as set forth on Schedule 4.9(b) of the Company Disclosure Schedule, there are no: (i) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary, or (ii) agreements with respect to any of the capital stock or other securities of any Subsidiary, including any voting trust, other voting agreement or proxy with respect thereto. Any such subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary shall be terminated prior to the Closing Date.

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(c) Each Company Subsidiary has conducted and continues to conduct the Business in any material respect in compliance with all Laws, judgments, orders and decrees entered by any Governmental Authority or SRO, domestic or foreign, applicable to such Company Subsidiary or its Business. No Company Subsidiary is in any material respect in violation of, nor has since the date of such Company Subsidiary’s formation, violated, nor to the Company’s best knowledge, has since the date of such Company subsidiary’s formation been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Governmental Authority or SRO, domestic or foreign.

(d) Each Company Subsidiary has all Permits necessary to operate its Business, as it is now being conducted, except where the failure to have such Permit would not have a Company Material Adverse Effect.

4.10 Consents. Except as listed on Schedule 4.10 of the Company Disclosure Schedule, there are no Contracts binding upon the Company or the Company Subsidiaries or by which any of the Company Capital Stock or any of the Company or the Company Subsidiaries’ assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.11 Financial Statements.

(a) Correct and complete copies of the following financial statements have been made available to Parent prior to the Execution Date and are included at Schedule 4.11 of the Company Disclosure Schedule: (i) audited consolidated financial statements of the Company and the Company Subsidiaries as of and for the fiscal years ended December 31, 2021 and 2020, consisting of (A) the audited consolidated balance sheets; (B) the audited consolidated statements of operations; (C) the audited consolidated cash flow statements; and (D) the related notes; and (ii) unaudited consolidated financial statements of the Company and the Company Subsidiaries as of and for the fiscal quarter ended March 31, 2022, consisting of (A) the unaudited consolidated balance sheet (the “Balance Sheet”); (B) the unaudited consolidated statements of operations; (C) the unaudited consolidated cash flow statements; and (D) the related notes (collectively, the “Financial Statements”).

(b) The Financial Statements are materially true, complete and correct, and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company and the Company Subsidiaries as of the dates thereof and the results of operations of the Company and the Company Subsidiaries for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company and the Company Subsidiaries; (ii) were prepared in accordance with U.S. GAAP consistently applied; and (iii) fairly presents in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the periods indicated therein, except as otherwise noted therein.

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(c) Except as: (i) specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet; (iii) liabilities that are executory obligations arising under Contracts to the Company or any of the Company Subsidiaries is a party (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Material Contract or applicable Law); (iv) expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; (v) liabilities that would not have a Company Material Adverse Effect; and (vi) liabilities set forth on Schedule 4.11(c), neither the Company nor any of the Company Subsidiaries has any material liabilities, debts or obligations of any nature of the type required to be reflected on a balance sheet in accordance with GAAP.

(d) Schedule 4.11(d) of the Company Disclosure Schedule sets forth a list and description (principal amount, interest rate and maturity date) of all Company Indebtedness issued and outstanding as of the date of this Agreement, which Schedule 4.11(d) of the Company Disclosure Schedule will be updated by the Company three (3) days prior to Closing and which Company Indebtedness is intended to survive the Closing. Except as set forth on Schedule 4.11(d) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has any Indebtedness.

(e) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC or any “variable interest entities” (within the meaning Accounting Standards Codification 810). Since the Company’s date of incorporation (the “Applicable Date”), to the Knowledge of the Company, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, including with respect to the Financial Statements, have been received by the Company. To the Company’s Knowledge, since the Applicable Date, neither the Company nor any of the Company Subsidiaries has been identified or made aware of any fraud, whether or not material, that involves the management or other employees of the Company or any of the Company Subsidiaries that have a significant role in the Company’s internal control over financial reporting and the preparation of the Financial Statements. Since the Applicable Date, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the any executive officer of the Company or the Company Board (or any committee thereof).

(f) To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(g) All accounts payable of the Company and the Company Subsidiaries reflected on the Financial Statements or arising after the date of audited consolidated financial statements of the Company and the Company Subsidiaries as of and for the fiscal year ended December 31, 2021 (the “Balance Sheet Date”) are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the Balance Sheet Date, the Company and the Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

4.12 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to Parent by or on behalf of the Company and the Company Subsidiaries are accurate, complete, and authentic.

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(a) The Books and Records of each member of the Company and the Company Subsidiaries accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company and the Company Subsidiaries. The Company and each of the Company Subsidiaries maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP; and

(iii) access to assets is permitted only in accordance with the respective management’s authorization.

(b) All accounts, books and ledgers of the Company and the Company Subsidiaries have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 4.12(b) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control the Company and the Company Subsidiaries and which is not located at the relevant office.

(c) From and after the Effective Time, the Company and each of the Company Subsidiaries shall maintain a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures will be designed to ensure that material information relating to the Company and the Company Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and at Closing, such disclosure controls and procedures will be effective in all material respects to perform the functions for which they were established.

4.13 Absence of Certain Changes. Since the Balance Sheet Date, the Company and the Company Subsidiaries have conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13 of the Company Disclosure Schedule, since the Balance Sheet Date, there has not been:

(a) any Company Material Adverse Effect;

(b) any material transaction, Contract or other instrument entered into, or commitment made, by the Company and the Company Subsidiaries, or any of the assets (including the acquisition or disposition of any assets) of the Company and the Company Subsidiaries or any relinquishment by the Company or any of the Company Subsidiaries of any Contract or other material right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

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(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests of the Company or the Company Subsidiaries; (ii) any issuance by the Company or the Company Subsidiaries of shares of capital stock or other equity interests in the Company or any of the Company Subsidiaries, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company or any of the Company Subsidiaries of any outstanding shares of capital stock or other equity interests;

(d) any material change in any compensation or benefits arrangement or agreement with any employee, officer, director or shareholder of the Company or the Company Subsidiaries, except for changes or amendments that are expressly provided for in this Agreement;

(e) (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Capital Stock or any other capital stock or securities of the Company or any of the Company Subsidiaries or on any of the assets of the Company or the Company Subsidiaries, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company or any of the Company Subsidiaries;

(f) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company or the Company Subsidiaries;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company and the Company Subsidiaries, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or the Company Subsidiaries;

(h) any sale, transfer, lease to others or otherwise disposition of any of its assets by the Company or the Company Subsidiaries except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(i) any capital expenditure by the Company or the Company Subsidiaries in excess in any fiscal month of an aggregate of $100,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $200,000 in the aggregate by the Company or any of the Company Subsidiaries;

(j) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company and the Company Subsidiaries or their property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company or the Company Subsidiaries or their property;

(k) any waiver by the Company or any Company Subsidiary of a material right or of a material debt owed to it;

(l) the incurrence of any Indebtedness, or any loan of any monies to any Person or guarantee of any obligations of any Person by the Company or the Company Subsidiaries;

(m) except as required by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company or the Company Subsidiaries or any revaluation of any of the assets of the Company or the Company Subsidiaries;

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(n) except as described on Schedule 4.13(n) of the Company Disclosure Schedule, any amendment to the organizational documents of the Company or the Company Subsidiaries, or any engagement by the Company or the Company Subsidiaries in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(p) any material Tax election made by the Company or the Company Subsidiaries outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company or the Company Subsidiaries; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company or the Company Subsidiaries; any annual Tax accounting period changed by the Company or the Company Subsidiaries; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company or the Company Subsidiaries; or any right to claim a material Tax refund surrendered by the Company or the Company Subsidiaries; or

(q) any commitment or agreement to do any of the foregoing.

4.14 Properties; Title to the Company’s Assets.

(a) Except as set forth on Schedule 4.14(a) of the Company Disclosure Schedule, the items of Tangible Personal Property are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and are suitable for their present uses.

(b) All of the Tangible Personal Property is located at the office of the Company or the offices of a Company Subsidiary.

(c) The Company and each Company Subsidiary has good and valid title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. Except as set forth on Schedule 4.14(c) of the Company Disclosure Schedule, no such asset is subject to any Liens other than Permitted Liens. The assets of the Company and the Company Subsidiaries, including all Intellectual Property rights, constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company and the Company Subsidiaries to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.15 Litigation. Except as set forth on Schedule 4.15 of the Company Disclosure Schedule, there is no Action pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any Company Subsidiary, any of its officers or directors in connection with the Company Business, or any Company Capital Stock or any of the assets of the Company or any of the Company Subsidiaries, any Contract, before any court, SRO, Government Authority or official, including one which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Ancillary Agreements, or which if determined against the Company or any Company Subsidiary would materially adversely affect the Business or assets of the Company or any Company Subsidiary. There are no outstanding judgments, awards, decree, injunction, or order of any Government Authority or SRO outstanding against the Company or the Company Subsidiaries, or any of its or their assets or properties which could reasonably be expected to have a Company Material Adverse Effect or which have or reasonably would result in a material adverse effect on the Company or any Company Subsidiary, or its respective Business. Neither the Company nor any Company Subsidiary is, and has not been in the past three (3) years, subject to any material proceeding with any Government Authority or SRO. Neither the Company nor any of the Company Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in this Section 4.15 that contains any ongoing material obligations, restrictions or liabilities (of any nature).

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4.16 Contracts.

(a) Schedule 4.16(a) of the Company Disclosure Schedule lists all Contracts, oral or written (collectively, “Material Contracts”) to which, as of the date of this Agreement, either the Company or any Company Subsidiary is a party, or by which any of its tangible or intangible assets are bound, and which are currently in effect and constitute the following:

(i) all Contracts that require payments or expenses incurred by, or payments or income to, the Company or any of the Company Subsidiaries of $100,000 or more, in the aggregate, over any 12-month period;

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, franchise, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company or any of the Company Subsidiaries in excess of $100,000 annually;

(iii) all Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of the Company Subsidiaries or income or revenues related to any product of the Company or any of the Company Subsidiaries;

(iv) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current officer, director, employee or consultant of the Company or any of the Company Subsidiaries, under which the Company or any of the Company Subsidiaries (A) has continuing obligations for payment of annual compensation of at least $75,000 (other than arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(v) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company or any of the Company Subsidiaries is a party;

(vi) all Contracts relating to any acquisitions or dispositions of any business or material assets by the Company or any of the Company Subsidiaries (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice), including, without limitation, Contracts (A) containing any standstill or similar agreement pursuant to which a Person has agreed not to acquire assets or securities of another Person and (B) with any supplier of a significant quantity of goods or components;

(vii) each Contract that (A) relates to the direct or indirect acquisition or disposition of any securities, capital stock or other similar interests, assets or business (whether by merger, sale of stock, sale of assets or otherwise) or (B) contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company or any of the Company Subsidiaries could be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business of any other Person;

(viii) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property rights of the Company or any of the Company Subsidiaries, including Contracts licensing Intellectual Property rights, other than (a) “shrink wrap” or other licenses for generally commercially available software (including open source software) or hosted services, (b) customer or channel partner Contracts substantially on the Company’s standard forms and not providing for payments by either the Company or the counterparty of more than $50,000 in aggregate, (c) Contracts with Company’s own employees or contractors substantially on Company’s standard forms and providing for annual compensation of not more than $50,000, and (d) standard non-disclosure agreements (collectively, and excluding all material transfer and other sample agreements, services agreements and scientific advisory board agreements, “Standard Contracts”);

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(ix) any Contract containing covenants restricting the Company or any of the Company Subsidiaries from competing with any Person or in any line of business, industry or geographical area;

(x) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any of the Company Subsidiaries, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations other than Standard Contracts;

(xi) all Contracts with or pertaining to the Company or any of the Company Subsidiaries to which any director, officer, or Affiliate of the Company or any of the Company Subsidiaries, or any Person beneficially owning 5% or more of the outstanding capital stock of the Company or any of their respective Affiliates, is a party;

(xii) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company or any of the Company Subsidiaries holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $50,000 per year;

(xiii) all Contracts relating to outstanding Indebtedness or Liens;

(xiv) any Contract relating to (A) the voting or control of the equity interests of the Company or any of the Company Subsidiaries or (B) the election of directors of the Company or any of the Company Subsidiaries;

(xv) any Contract not cancellable by the Company or any of the Company Subsidiaries with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company or any of the Company Subsidiaries in excess of $50,000 per the terms of such contract;

(xvi) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements to which the Company or any of the Company Subsidiaries is a party;

(xvii) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xviii) each Contract evidencing financial or commodity hedging or similar trading activities, including any interest rate swaps, financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements or similar Contract;

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(xix) each Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company or any of the Company Subsidiaries, the pledging of the capital stock or other equity interests of the Company or any of the Company Subsidiaries, or the incurrence of Indebtedness by the Company or any of the Company Subsidiaries;

(xx) each Contract obligating the Company or any of the Company Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single third party or granting any third party the exclusive right to develop, market, sell or distribute any of the Company’s or the Company Subsidiaries’ products or services;

(xxi) each Contract with current or former officers, directors or employees of the Company or any of the Company Subsidiaries, in each case in respect of which the Company or any of the Company Subsidiaries has any (A) ongoing base compensation obligations in excess of $50,000 on an annual basis; or (B) indemnification obligations;

(xxii) each Contract related to any settlement of any proceeding;

(xxiii) each collective bargaining agreement or Contract with any union, staff association, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively with respect to employees of the Company or any of the Company Subsidiaries;

(xxiv) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits; and

(xxv) each Contract under which the consequences of a default, non-renewal or termination would reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth on Schedule 4.16(b) of the Company Disclosure Schedule, each Material Contract is a valid and binding agreement, and is in full force and effect (subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies), and neither the Company nor any Company Subsidiary, nor, to the Company’s best knowledge, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Except as set for the on Schedule 4.16(b) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto. The Company has furnished or made available to Parent true and complete copies of all Material Contracts in effect as of the date of this Agreement, including amendments thereto that are material in nature.

(c) Except as set forth on Schedule 4.16(c) of the Company Disclosure Schedule, none of the execution, delivery or performance by the Company of this Agreement or Ancillary Agreements to which the Company or any Company Subsidiary is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or any of the Company Subsidiaries or to a loss of any material benefit to which the Company or any of the Company Subsidiaries is entitled under any provision of any Material Contract.

(d) Except as set for the on Schedule 4.16(d) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness which is intended to survive the Closing as described on Schedule 4.11(d) of the Company Disclosure Schedule. The Company and the Company Subsidiaries are not required to obtain any approval or consent from the lender under any Material Contracts relating to outstanding Indebtedness or Liens in connection with the consummation of the transactions contemplated by this Agreement.

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4.17 Licenses and Permits. Schedule 4.17 of the Company Disclosure Schedule correctly lists each material license, franchise, permit, order or approval or other similar authorization required under applicable law to carry out or relating in any way to, the Business, together with the name of the Government Authority or SRO issuing the same (the “Permits”). Except as indicated on Schedule 4.17 of the Company Disclosure Schedule, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company, the Company Subsidiaries, and to the best knowledge of the Company, each Clinical Laboratory with which it does business as set forth on Schedule 4.17 have all Permits necessary to operate the Business, as it is now being conducted and as contemplated to be conducted, except where the failure to obtain any Permit would not have a Company Material Adverse Effect.

4.18 Compliance with Laws. Except as set forth on Schedule 4.18 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries, nor, to the best knowledge of the Company, any Clinical Laboratory with respect to any matter relating to the Company, any Company Subsidiary or their respective Business, including the validation or production of their test kits or similar medical devices, is in violation in any material respect of, nor has it since the Company’s or any Company Subsidiary’s date of incorporation or formation, violated in any material respect, or since the Company’s or any Company Subsidiary’s date of incorporation or formation been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Government Authority or SRO, domestic or foreign.

(a) Without limiting the foregoing paragraph, the Company, the Company Subsidiaries, and, to the best knowledge of the Company, any Clinical Laboratory with which it conducts business, are not in material violation of, have not violated in any material respect, and to the Company’s best knowledge are not under investigation with respect to and have been threatened or charged with or given notice of any violation of any provisions of:

(i) any Law applicable to the Company and/or any of the Company Subsidiaries due to the specific nature of the Business, including Laws applicable to data privacy, data security and/or personal information (“Data Protection Laws”);

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”) or any comparable or similar Law of any jurisdiction applicable to the Company and the Company Subsidiaries;

(iii) any Healthcare Law applicable to the Company, any of the Company Subsidiaries or any Clinical Laboratory with which it conducts business; or

(iv) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b) Without limiting the foregoing paragraph, neither the Company nor any of the Company Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

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(c) Except as set forth on Schedule 4.18 of the Company Disclosure Schedule, no Permit, license or registration is required by the Company or the Company Subsidiaries in the conduct of the Business under any of the Laws described in this Section 4.18, except where the failure to obtain any Permit would not have a Company Material Adverse Effect.

4.19 Intellectual Property.

(a) Schedule 4.19 of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the following: (i) Registered Company IP (showing in each, as applicable, the filing date, date of issuance, jurisdictions by or in which such Intellectual Property right has been registered (or where any application therefor has been filed), expiration date and registration or application number, and registrar); (ii) other Company-Owned IP material to the Company Business, including material unregistered trademarks and copyrights, Company Software, and any Business Systems owned or purported to be owned by the Company or any Company Subsidiary; and (iii) all contracts or agreements to use any Company-Licensed IP that are material to the Company Business, including for Intellectual Property rights incorporated in or necessary for any Products, and the Business Systems of any other person (other than unmodified, commercially available, “off-the-shelf” Software or shrink-wrap licenses with a replacement cost and/or aggregate annual license and maintenance fees of less than $100,000 and Open Source Licenses). The Company IP specified on Schedule 4.19(a) of the Company Disclosure Schedule constitutes all material Intellectual Property rights used or held for use in the operation of the Company Business and is sufficient for the conduct of the Company Business.

(b) The Company or one of the Company Subsidiaries solely and exclusively owns and possesses, free and clear of all Liens, all right, title and interest in and to the Company-Owned IP and each of the Company and Company Subsidiaries has the right to use pursuant to a valid and enforceable written license, all Company-Licensed IP used by it in the Company Business. The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company’s or any Company Subsidiary’s right to own or use any Company-Owned IP or Company-Licensed IP. Except as provided on Schedule 4.19(b) of the Company Disclosure Schedule, immediately subsequent to the Closing, the Company IP shall be owned or available for use by the Company and the Company Subsidiaries on terms and conditions identical to those under which they own or use the Company IP immediately prior to the Closing, without payment of additional fees. All Company-Owned IP is subsisting and, excluding any Registered Company IP that consists solely of an application for registration, to the knowledge of the Company, is valid and enforceable. All Registered Company IP is currently in compliance with all applicable legal requirements. There is no loss or expiration of any of the Company-Owned IP or Company-Licensed IP pending, and to the Company’s knowledge, no such loss or expiration is threatened. The Company and the Company Subsidiaries have in their possession all know-how, information, and embodiments of all Intellectual Property rights, in each case, necessary and sufficient to enable the Company and the Company Subsidiaries to use, practice, and exploit the in-licensed Intellectual Property rights as contemplated to be used, practiced, and exploited in the conduct of the Business.

(c) The Company and each of the Company Subsidiaries have taken and take reasonable actions to maintain, protect and enforce Intellectual Property rights, including the secrecy, confidentiality and value of its trade secrets, Personal Information and other Confidential Information. To the knowledge of the Company, neither the Company nor any Company Subsidiaries have disclosed any trade secrets, Personal Information or other Confidential Information that is material to the business of the Company and or any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such trade secrets, Personal Information and Confidential Information. All of the Company Registered IP is subsisting, valid and enforceable. Neither the Company, any Company Subsidiary nor any of the Company Intellectual Property are subject to any outstanding Order materially adversely affecting the validity or enforceability of, or the Company’s or Company Subsidiaries’ ownership or exclusive use of, or exclusive rights in or to, any such Intellectual Property rights or otherwise restricting or materially adversely affecting the Company or the Company Subsidiaries’ right to own, license or use any Intellectual Property rights. All of the Company Registered IP has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any Company Registered IP is threatened, pending or reasonably foreseeable that would be materially adverse to the conduct of the Business.

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(d) (i) There have been no claims filed and served, or threatened in writing (including email), against the Company or any Company Subsidiary in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company-Owned IP, or (B) alleging any infringement, violation or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or unsolicited offers to license any Intellectual Property rights from any other person); (ii) to the Company’s knowledge, the operation of the Company Business (including the use, development, manufacture, marketing, license, sale, distribution or furnishing of any Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons or constitute, unfair competition or trade practices under the Laws of any applicable jurisdiction; (iii) to the Company’s knowledge, no other person, including any employee or former employee of Company or any Company Subsidiary, has infringed, misappropriated or violated any of the Company-Owned IP; (iv) none of the Company-Owned IP or Products is subject to any proceeding, or outstanding order, agreement, settlement or stipulation restricting in any manner the use, enforcement, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by the Company or any of the Company Subsidiaries of any Company-Owned IP, or any Product, and (v) neither the Company nor any of the Company Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(e) All persons who have contributed, developed or conceived (each, a “Contributor”) any Intellectual Property (i) for or on behalf of Company or any of the Company Subsidiaries, or (ii) in the course of and related to his, her or its relationship with the Company or the applicable Company Subsidiary (in each case a “Contribution”) have an obligation to maintain the confidentiality of the Company’s proprietary information and have assigned all rights, title and interest to such Company-Owned IP to the Company or the applicable Company Subsidiary. To the knowledge of the Company, no current or former officer, employee, consultant or independent contractor of the Company or any of the Company Subsidiaries: (A) is, nor has been, in violation of any term or covenant of any agreement (including, without limitation, any employment or settlement agreement or stipulation) with any other person, or any order or judgment of any court, arbitrator or other Governmental Authority, by virtue of such employee, consultant or independent contractor being employed by, performing services for, or developing Intellectual Property used by, the Company or any Company Subsidiary, or is, nor has been while such employee, consultant or independent contractor has been employed by, performed services for, or developed Intellectual Property used by, the Company or any Company Subsidiary, using trade secrets or proprietary information of others without permission; (B) has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP, or (C) has developed any Intellectual Property for the Company or any of the Company Subsidiaries that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights in or to such Intellectual Property.

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(f) Neither the Company nor any of the Company Subsidiaries or, to the Company’s knowledge, any other person is in material breach or in material default of any agreement required to be disclosed in Sections 4.19(a)(iii), 4.19(e) or 4.19(k) of the Company Disclosure Schedule.

(g) All use and distribution of Open Source Materials by or through the Company and the Company Subsidiaries is in full compliance with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements. Neither the Company nor any Company Subsidiary has incorporated any Copyleft Materials into any Company Software or otherwise used any Copyleft Materials, in each case, in a manner that requires the Company Software or Company-Licensed IP, any portion thereof, or any Company IP, to be subject to Copyleft Licenses.

(h) The Company and/or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the Company Business. There has never been any material failure with respect to any of the Business Systems that has not been remedied. The Company and each of the Company Subsidiaries maintains business continuity and disaster recovery plans consistent with industry standards for companies with similar resources in the same sector. The Company and each of the Company Subsidiaries have purchased a sufficient number of seat licenses for their Business Systems.

(i) The Company and each of the Company Subsidiaries currently and previously have complied in all material respects with (i) all applicable Privacy/Data Security Laws, (ii) any applicable privacy, data protection, security and other policies and procedures of the Company and/or the Company Subsidiary, respectively, concerning the processing, collection, disclosure, dissemination, storage, security, sale or use of Personal Information, Confidential Information or other Business Data, (iii) industry standards to which the Company or any Company Subsidiary is bound, and (iv) all Program Requirements and contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy, data protection, transfer and/or security (collectively, the “Data Security Requirements”). At all times, the Company and the Company Subsidiaries have each implemented and maintained, and have required third parties that process Personal Information or Confidential Information for or on behalf of the Company or the Company Subsidiaries to implement and maintain, a written information security program and reasonable and industry standard physical, technical and administrative security safeguards to protect the security and integrity of its Business Systems, Personal Information, Confidential Information and any Business Data, including conducting regular vulnerability scans, risk assessments and remediation activities and implementing industry standard procedures preventing unauthorized access, modification, disclosure, misuse, loss, or unavailability of the foregoing and/or the introduction of Disabling Devices (“Program Requirements”). Neither the Company nor any Company Subsidiaries has inserted, and to the knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems or Product components. Since the Company’s date of incorporation, neither the Company nor any of the Company Subsidiaries has (x) experienced any data or security breaches or unauthorized access, modification, disclosure, misuse, loss, or unavailability of Personal Information, Business Data, Business Systems or Product components including those that were required to be reported under applicable Data Security Requirements; or (y) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any person, or received any material claims or complaints regarding the processing, collection, disclosure, dissemination, storage, security, sale, or use of Personal Information or Confidential Information, or the violation of any applicable Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for the same. Neither the Company nor any Company Subsidiary has engaged in the sale of Personal information. The Company and the Company Subsidiaries have valid and legal rights to process all Personal Information and Confidential Information that is processed by or on behalf of the Company and the Company Subsidiaries, and the execution, delivery, or performance of this Agreement will not affect these rights or violate any applicable Data Security Requirements.

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(j) The Company and/or one of the Company Subsidiaries (i) exclusively owns and possesses all right, title and interest in and to the Business Data free and clear of any restrictions of any nature or (ii) has all rights to use, exploit, publish, reproduce, process, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any Data Security Requirements or other legal obligations, including based on the Transactions contemplated hereunder, that would prohibit Merger Sub or Parent from receiving or using Personal Information or other Business Data, in the manner in which the Company and the Company Subsidiaries receive and use such Personal Information and other Business Data prior to the Closing Date or result in liabilities in connection with Data Security Requirements.

(k) All current officers, management employees, technical and professional employees, consultants and independent contractors of the Company and the Company Subsidiaries are under obligation to the Company and the Company Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Company Subsidiaries all Intellectual Property made by them within the scope of their employment during such employment. To the Company’s knowledge, no past or current officers, management employees, technical or professional employees, consultants or independent contractors of the Company or any Company Subsidiaries are in breach of any such obligations to the Company or any of the Company Subsidiaries.

(l) Except as set forth on Schedule 4.19(l) of the Company Disclosure Schedule, no funding and no personnel, facilities or other resources of any Governmental Authority, SRO, university, college, other similar institution, or research center were used in the development of any Company-Owned IP, nor does any such person have any rights, title or interest in or to any Company-Owned IP.

(m) Neither the Company nor any Company Subsidiaries is, or has ever been, a member or promoter of, or contributor to, any industry standards body or similar standard setting organization that could require or obligate the Company or any Company Subsidiaries to grant or offer to any other person any license or right to any Company-Owned IP.

(n) No person or entity other than the Company and the Company Subsidiaries (including any escrow agent) has or has had possession of any source code for any Company Software and the consummation of the transactions contemplated herein will not result in the release of any source code for any Company Software or any other proprietary Company-Owned IP.

4.20 Suppliers. Section 4.20 of the Disclosure Schedule sets forth a complete and accurate list of the top ten (10) suppliers of the Company and the Company Subsidiaries for the twelve (12)-month period ended on the Execution Date based on the U.S. dollar value purchased from each supplier during such period (each, a “Significant Supplier”). No Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor of the Company or any of the Company Subsidiaries has cancelled or otherwise terminated its relationship with the Company or any of the Company Subsidiaries or has materially altered, in a manner adverse to the Company or any of the Company Subsidiaries, its relationship with the Company or any of the Company Subsidiaries. To the Knowledge of the Company, no such Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor has any plan or intention, and has not threatened to terminate, cancel or otherwise materially modify in a manner adverse to the Company or any of the Company Subsidiaries its relationship with the Company or any of the Company Subsidiaries.

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4.21 Accounts Receivable and Payable.

(a) All accounts receivable of the Company and the Company Subsidiaries reflected on the Financial Statements, and all accounts receivable arising subsequent to the date thereof, represent valid obligations arising from services actually performed by the Company or the Company Subsidiaries in the ordinary course of business consistent with past practice. The accounts payable of the Company and the Company Subsidiaries reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable relating to the amount or validity of such account, receivables or note involving an amount in excess of $50,000. Except as set forth on Schedule 4.21(b) of the Company Disclosure Schedule, to the best knowledge of the Company, all accounts and receivables are good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 4.21(c) of the Company Disclosure Schedule separately identifies any and all accounts, receivables of the Company and the Company Subsidiaries which are owed by any Affiliate of the Company. Except as set forth on Schedule 4.21(c) of the Company Disclosure Schedule, the Company and the Company Subsidiaries are not indebted to any of their Affiliates and no Affiliates are indebted to the Company and the Company Subsidiaries.

4.22 Pre-payments. Except as set forth on Schedule 4.22 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.23 Employees.

(a) Schedule 4.23(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of (i) each of the 5 highest compensated employees of the Company and the Company Subsidiaries as of December 31, 2021, and (ii) the Chief Executive Officer, Chief Financial Officer, and each other executive officer of the Company and the Company Subsidiaries, setting forth the name, title, current salary or compensation rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal year ended December 31, 2021.

(b) Except as set forth on Schedule 4.23(b) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to or subject to any collective bargaining agreement, or any similar agreement, and to the company’s knowledge there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company or the Company Subsidiaries.

(c) There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company or the Company Subsidiaries under any worker’s compensation policy or long-term disability policy.

4.24 Employment Matters.

(a) Schedule 4.24(a) of the Company Disclosure Schedule sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company and the Company Subsidiaries now in effect or under which the Company and the Company Subsidiaries have or might have any obligation, or any understanding between the Company and the Company Subsidiaries and any employee concerning the terms of such employee’s employment that does not apply to the Company and the Company Subsidiaries’ employees generally (collectively, “Labor Agreements”). The Company and the Company Subsidiaries have previously delivered to Parent true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company and the Company Subsidiaries, and complete and correct information concerning the Company’s and the Company Subsidiaries’ employees. Except as set forth on Schedule 4.24(a) of the Company Disclosure Schedule or as would not result in material liability for the Company and the Company Subsidiaries, taken as a whole, as of the date hereof, all compensation, including wages, commissions and bonuses and any termination indemnities, due and payable to all current and former employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

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(b) Except as disclosed on Schedule 4.24(b) of the Company Disclosure Schedule: (i) to the best knowledge of the Company, no employee of the Company or the Company Subsidiaries, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and (ii) neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement, has any material labor relations problems, and to the Company’s knowledge, there is no pending representation question or union organizing activity respecting employees of the Company or the Company Subsidiaries. Other than those employees with a written employment agreement, all employees are employees at will.

(c) Since the Company’s date of incorporation, the Company and the Company Subsidiaries have complied in all material respects with all Labor Agreements and all applicable Laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of the Company or any of the Company Subsidiaries in the United States or his or her permanent employment by the Company or the Company Subsidiaries. To its knowledge, no present or former employee, officer, director or manager of the Company has, or will have at the Closing Date, any claim against the Company or any of the Company Subsidiaries for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made and neither the Company nor any Company Subsidiaries is liable in any material amount for any arrears of wages, taxes, social contributions, penalties or other sums for failure to comply with any of the foregoing. Except as would not result in material liability for the Company and the Company Subsidiaries, taken as a whole, (i) all current and former employees of the Company and the Company Subsidiaries, as applicable, are properly classified as exempt or non-exempt under the Fair Labor Standards Act and applicable state wage and hour Laws; and (ii) all current and former independent contractors and temporary workers of the Company or the Company Subsidiaries, as applicable, are properly classified. Within the past three years, there have been no misclassification claims filed or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any current or former employees, independent contractors or temporary workers or by any Governmental Authority.

(d) (i) The Company and each Company Subsidiary have, since March 31, 2020, complied in all material respects and are in compliance in all material respects with, have not materially violated, and are not in material violation of, and have not received any notices of material non-compliance or violation or alleged material non-compliance or violation with respect to, any Law relating or pertaining to COVID-19 pertaining to employees of the Company and the Company Subsidiaries. The Company has delivered to Parent accurate and complete copies of all (1) material workplace communications from the Company and any Company Subsidiary to employees regarding actions or changes in workplace schedules, employee travel, remote work practices, onsite meetings, or other changes that have been implemented in response to COVID-19; (2) contingency plans for workplace cessation in light of COVID-19; and (3) policies implemented in relation to COVID-19.

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(e) There has been and will be no layoff, plant closing, termination, redundancy or any other forms of employment losses in the six-month period prior to Closing that would trigger the obligations of the Company or any Company Subsidiary under the WARN Act or similar state, local or foreign Laws.

4.25 Withholding. Except as disclosed on Schedule 4.25 of the Company Disclosure Schedule, all material obligations of the Company and the Company Subsidiaries applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company or the Company Subsidiaries to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 4.25 of the Company Disclosure Schedule, all reasonably anticipated obligations of the Company and the Company Subsidiaries with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by each the Company and the Company Subsidiaries prior to the Closing Date.

4.26 Employee Benefits and Compensation.

(a) Schedule 4.26 of the Company Disclosure Schedule sets forth each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company and the Company Subsidiaries at any time during the 5-calendar year period immediately preceding the date hereof and/or with respect to which the Company and Company Subsidiaries could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is in compliance with applicable law in all material respects.

(b) Each Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”) has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c) Neither the Company nor to the knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. The Company has not maintained any Plan (other than a Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to current or former employees or directors following their termination of service with the Company (other than as required pursuant to COBRA). Each Plan subject to the requirements of COBRA has been operated in substantial compliance therewith.

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(d) No individual will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated hereby. No material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of the Company, threatened, by or against any Plan or the Company with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to each Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof (determined in accordance with Statement of Financial Accounting Standards No. 35) did not exceed the aggregate fair market value of the assets allocable thereto.

(e) No Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and the Company has not been obligated to contribute to any multiemployer plan. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by the Company or any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).

(f) There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(g) The Company has not made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 4.26 of the Company Disclosure Schedule, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable law).

(h) The Company does not have any plan, arrangement or agreement providing for “deferred compensation” that is subject to Section 409A(a) of the Code, or any plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

(i) With respect to each Plan, the Company has delivered or caused to be delivered to Parent and its counsel true and complete copies of the following documents, as applicable, for each respective Plan: (i) all Plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee or government communications; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500; (vi) the three most recently prepared financial statements; and (vii) all material related contracts, including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

(j) Each Plan that is a group health plan (as defined in Section 733(a) of ERISA) (i) has at all times complied in all material respects with the applicable health insurance reform requirements added to Section 715 of ERISA by the Patient Protection and Affordable Care Act and the guidance issued thereunder (“PPACA”), including annual reporting requirements under Code Section 1094 and 1095; and (ii) has for all months beginning January 1, 2015 made offers of coverage to all Full-Time Employees of the Company and the Company Subsidiaries and its ERISA Affiliates that is Affordable and provides Minimum Value in accordance with Section 4980H of the Code and the regulations and guidance issued thereunder. For purposes of this Section 4.26(k), the terms “Full-Time Employee,” “Affordable” and “Minimum Value” shall have the meanings ascribed to them by the PPACA.

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4.27 Real Property.

(a) Except as set forth on Schedule 4.27 of the Company Disclosure Schedule, the Company and the Company Subsidiaries do not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company and the Company Subsidiaries have good and valid title to its respective leasehold estates in the offices described on Schedule 4.27 of the Company Disclosure Schedule, free and clear of all Liens. Neither the Company nor any of the Company Subsidiaries have breached or violated any local zoning ordinance, and no notice from any Person has been received by or served upon the Company or the Company Subsidiaries claiming any violation of any local zoning ordinance except where such breach, violation or claim would not have a Company Material Adverse Effect.

(b) With respect to each Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no material default or event of default thereunder by the Company or the Company Subsidiaries or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company or Company Subsidiaries thereunder; and (vii) to the Company’s knowledge, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Real Property leased by the Company and the Company Subsidiaries is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. Except as set forth on Schedule 4.27(b) of the Company Disclosure Schedule, the Company and the Company Subsidiaries are in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premise located at the leased Real Property. The Company and the Company Subsidiaries do not owe any brokerage commission with respect to any Real Property.

4.28 Accounts. Schedule 4.28 of the Company Disclosure Schedule sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of each of the Company and the Company Subsidiaries, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.29 Tax Matters. Except as set forth on Schedule 4.29 of the Company Disclosure Schedule:

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(a) (i) The Company and the Company Subsidiaries have duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Company and the Company Subsidiaries; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company and the Company Subsidiaries for which a Lien may be imposed on any of the assets of the Company and the Company Subsidiaries has been waived or extended, which waiver or extension is in effect; (v) the Company and the Company Subsidiaries have complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and have duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company and the Company Subsidiaries; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the Company Securities by the Company Securityholders to the Parent pursuant to this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company and the Company Subsidiaries; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Company and the Company Subsidiaries; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any of the Company Subsidiaries has not paid any Tax or filed Tax Returns, asserting that the Company or any of the Company Subsidiaries is or may be subject to Tax in such jurisdiction; (x) the Company and the Company Subsidiaries is not nor has it ever been subject to Tax in any country other than their respective countries of incorporation or formation by virtue of having a permanent establishment or other place of business in that country, and the Company and the Company Subsidiaries are and have always been tax residents solely in their respective countries of incorporation or formation; (xi) the Company and the Company Subsidiaries have provided to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after the later of (y) the date of its formation or incorporation or (z) December 31, 2015; (xii) is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xiii) the Company and the Company Subsidiaries are and have never been included in any consolidated, combined or unitary Tax Return; (xiv) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company and the Company Subsidiaries with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company or any of the Company Subsidiaries for any other period; and (xv) the Company and the Company Subsidiaries have not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Company and the Company Subsidiaries will not be required to include any material item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Company and the Company Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

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(d) The Company and the Company Subsidiaries have been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Company and the Company Subsidiaries are arm’s-length prices for purposes of the relevant transfer pricing laws.

(e) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.30 Environmental Laws.

(a) Except as set forth in Schedule 4.30 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company and the Company Subsidiaries.

(b) The Company and the Company Subsidiaries and all of their operations and property have been in material compliance with all applicable Environmental Laws and all Real Property owned or leased by the Company and the Company Subsidiaries have been and will be operated in material compliance with all applicable Environmental Laws.

(c) The Company and the Company Subsidiaries will use, are using, and has used commercially reasonable efforts to take assignment of or otherwise obtain all Permits, licenses, identification numbers, approvals, registrations or other authorizations required or issued under any Environmental Law necessary for the Company’s operations.

(d) The Company and the Company Subsidiaries are not (i) conducting or actually responsible for (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) actually responsible for any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls. The Company has not received notice of any allegations that it is responsible for (i) conducting (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls.

(e) The Company and the Company Subsidiaries are not subject to any liability for any actual exposure by any Person or damage to any property relating to the Release of any Hazardous Materials and has not received notice of any allegations of liability for such exposure.

(f) The Company and the Company Subsidiaries have not received, nor, to the Knowledge of the Company, has any Predecessor received, any notice, demand, letter, claim or request for information indicating that the Company or the Company Subsidiaries or any of their Predecessors may be in violation of or, directly or indirectly subject to liability relating to any Environmental Law or the Release of any Hazardous Materials.

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(g) The Company and the Company Subsidiaries are not subject to any Order, asset retirement obligation, financial assurance requirement, or indemnity or other agreement with any third party, relating to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(h) There are no circumstances or conditions, including the presence of any aboveground or subsurface structures, involving or affecting the Company or the Company Subsidiaries or, after acquisition of the Real Property and assignment of leases of the Real Property, any Real Property that could reasonably be expected to result in any claim, liability, investigation or cost of the Company or the Company Subsidiaries relating to any Environmental Law, including any restriction on the ownership, use or transfer of or otherwise relating to the Real Property.

(i) The Company and the Company Subsidiaries have made available to Parent correct and complete copies of all Permits, reports, studies, assessments, audits, records, sampling data, notices, correspondence, agreements and other information that it has in its care, custody or control relating both to (i) any Environmental Law or Hazardous Materials and (ii) the Company and the Company Subsidiaries, any Company Predecessor, or any properties currently or formerly owned or operated by any of them.

4.31 Finders’ Fees. Except as set forth on Schedule 4.31 of the Company Disclosure Schedule, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company and the Company Subsidiaries or any of Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Parent or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.32 Powers of Attorney and Suretyships. Except as set forth on Schedule 4.32 of the Company Disclosure Schedule, the Company and the Company Subsidiaries do not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.33 Directors and Officers. Schedule 4.33 of the Company Disclosure Schedule sets forth a true, correct and complete list of all directors and executive officers of the Company and the Company Subsidiaries.

4.34 Anti-Corruption; International Trade; Sanctions.

(a) The operations of the Company and the Company Subsidiaries are and have been conducted at all times in compliance with all applicable anti-bribery, anti-corruption and anti-money laundering Laws, in all applicable jurisdictions (foreign or domestic), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations under any of the foregoing Laws, (collectively, the “Anti-Corruption Laws”). Neither the Company, any of the Company Subsidiaries, nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company or Company Subsidiaries has, directly or indirectly, violated any, or been subject to actual or, to the Knowledge of the Company, pending or threatened Actions, demand letters, settlements or enforcement actions relating to any Anti-Corruption Law or any Law related to terrorism financing.

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(b) Neither the Company, the Company Subsidiaries, nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company or Company Subsidiaries has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (i) which would violate any applicable Anti-Corruption Law; or (ii) to or for a Public Official with the intention of (A) unlawfully influencing any official act or decision of such Public Official; (B) inducing such Public Official to do or omit to do any act in violation of their lawful duty; (C) securing any unlawful advantage; or (D) inducing such Public Official to influence or affect any act or decision of any Governmental Entity or commercial enterprise owned or controlled by any Governmental Entity, in each case, in order to assist the Company, or, to the Knowledge of the Company, any employee, agent or representative of the Company in obtaining or retaining business for or with, or in directing business to, the Company or any other Person.

(c) The Company, the Company’s predecessors and all Company Subsidiaries have adopted and maintain adequate policies, procedures, and controls to ensure that the Company, the Company’s predecessors and the Company Subsidiaries have complied and are in compliance with all applicable Anti-Corruption Law or any Law related to terrorism financing. The Company, the Company’s predecessors and all Company Subsidiaries have at all times maintained accounting and financial controls adequate to ensure that: (i) all payments and activities have been accurately recorded in the books, records and accounts of the Company, the Company’s predecessors and all Company Subsidiaries; (ii) there have been no false, inaccurate, misleading, or incomplete entries made in the Company’s books, records and accounts; and (iii) the Company, the Company’s predecessors and all Company Subsidiaries have not established or maintained any secret or unrecorded funds or accounts. The books, records, and accounts of the Company, the Company’s predecessors and all Company Subsidiaries accurately reflect in reasonable detail the character and amount of all transactions, and the Company, the Company’s predecessors and all Company Subsidiaries have not had or maintained any bank or other financial account that is not or was not accurately disclosed in their books, records, and accounts.

(d) The Company and the Company Subsidiaries are in compliance in all respects with all International Trade Laws applicable to them, except where the failure to be in compliance does not constitute a Company Material Adverse Effect. Without limiting the foregoing: (i) the Company and the Company Subsidiaries have obtained all export and import licenses and other approvals required for their respective imports and exports of products, software and technologies required by any International Trade Law, and all such approvals and licenses are in full force and effect; (ii) the Company and the Company Subsidiaries are in compliance with the terms of such applicable export and import licenses or other approvals; (iii) there are no claims pending or threatened in writing against any Company or Company Subsidiaries with respect to such export and import licenses or other approvals, except with respect to clauses (i), (ii) and (iii) does not constitute a Company Material Adverse Effect; and (iv) the Company and the Company Subsidiaries have processes in place to ensure that any imported merchandise into the United States is properly declared, marked and labeled in accordance with all U.S. Laws at the time of importation.

(e) Neither the Company, the Company Subsidiaries, nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company or Company Subsidiaries, is a Person that is the subject of economic sanctions administered by OFAC (including the designation as a “Specially Designated National or Blocked Person” thereunder), Her Majesty’s Treasury, the European Union, the Bureau of Industry Security of the U.S. Department of Commerce, or any applicable sanctions measures under the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act, the U.S. Iran Sanctions Act, the U.S. Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the U.S. Iran Threat Reduction and Syria Human Rights Act of 2012, the U.S. National Defense Authorization Act of 2012 or the U.S. National Defense Authorization Act of 2013, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Department of the Treasury set forth under 31 CFR, Subtitle B, Chapter V, or any orders or licenses issued thereunder (collectively, “Sanctions”), nor, to the Knowledge of the Company, are any of the foregoing designated as a Specially Designated National or Blocked Person by OFAC. At no time has the Company or any of the Company Subsidiaries been in violation of applicable Sanctions.

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4.35 Insurance. All forms of insurance owned or held by and insuring the Company and the Company Subsidiaries are set forth on Schedule 4.35 of the Company Disclosure Schedule, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. To the Company’s knowledge, there is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute as noncompliance with any such policy or constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company or the Company Subsidiaries is a party are sufficient for compliance with all requirements of all Contracts to which the Company or any of the Company Subsidiaries are a party or by which the Company or any of the Company Subsidiaries is bound, and, to the knowledge of the Company, are of the type and for the coverage typical for other similar businesses. In the three (3) years preceding the date of this Agreement, the Company and the Company Subsidiaries have not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company and the Company Subsidiaries do not have any self-insurance arrangements.

4.36 Related Party Transactions. Except as set forth in Schedule 4.36 of the Company Disclosure Schedule, as contemplated by this Agreement or as provided in the Financial Statements, no officer, director or Affiliate of the Company or any of the Company Subsidiaries (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company or any of the Company Subsidiaries, (b) owns any property or right, tangible or intangible, which is used by the Company or any of the Company Subsidiaries, or (c) has or has had, directly or indirectly: (i) an economic interest in any Person that has furnished or sold, or furnishes or sells, services or Products that the Company or any of the Company Subsidiaries furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (iii) a beneficial interest in any contract or agreement disclosed in Schedule 4.16(a) of the Company Disclosure Schedule; or (iv) any contractual or other arrangement with the Company or any of the Company Subsidiaries, other than customary indemnity arrangements. The Company and the Company Subsidiaries have not, since the Company’s date of incorporation, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit. None of the contracts listed in Schedule 4.36 of the Company Disclosure Schedule was entered into on a basis other than on arm’s length.

4.37 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The Requisite Approval (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, if executed and delivered, would qualify as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.

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4.38 Intentionally Omitted.

4.39 Compliance with Privacy Laws, Privacy Policies and Certain Contracts.

(a) Except as set forth on Schedule 4.39 (a) of the Company Disclosure Schedule:

(i) Neither the Company, nor, the Knowledge of the Company, its officers, directors, managers, employees, agents, subcontractors and vendors to whom Company has given access to Personal Information or Protected Health Information, are and have been at all times since the Company’s date of incorporation, in compliance in all material respects with all applicable Privacy Laws;

(ii) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, since the Company’s date of incorporation, the Company has not experienced any loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information or Protected Health Information maintained by or on behalf of the Company (including, to the Knowledge of the Company, by any agent, subcontractor or vendor of the Company);

(iii) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, since the Company’s date of incorporation, to the Knowledge of the Company, (i) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Privacy Law by the Company (ii) the Company has not been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Information or Protected Health Information maintained by or on behalf of the Company (including by any agent, subcontractor or vendor of the Company); and

(iv) Neither the Company nor, to the Knowledge of the Company, any subcontractor agent or vendor of the Company, has incurred any breach of “unsecured protected health information” (as defined in 45 C.F.R. Part 164, Subpart D) requiring reporting to any Governmental Authority.

(b) To the Knowledge of the Company, all activities conducted by the Company with respect to any Protected Health Information or Personal Information are permitted under the Contracts relating to Personal Information or Protected Health Information.

(c) To the Knowledge of the Company, each Contract between the Company and a customer of the Company contains all the terms and conditions that the Company is required to include therein under the Company’s Contracts with its vendors and suppliers.

4.40 Compliance with Health Care Laws and Certain Contracts.

(a) Except as set forth on Schedule 4.40(a) of the Company Disclosure Schedule:

(i) the Company and any Company Subsidiary is, including the conduct of its business, is and has been at all times since the Company’s or any Company Subsidiary’s date of incorporation or formation in compliance in all material respects with all applicable Health Care Laws;

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(ii) all data, information and representations contained in any submission to, or communications with, the FDA were accurate, complete, truthful and non-misleading in all material respects when submitted or communicated to FDA and, to the Knowledge of the Company, remain so currently. All clinical, non-clinical, manufacturing and product quality studies and tests conducted in development of the products or services, including those provided or developed by or with any Clinical Laboratory and upon which the Company relies for LDT status of a laboratory test or other product or intends to rely in support of any application to the FDA related to product clearance or approval were conducted in compliance with all applicable Laws and all Health Care Laws, including without limitation to the extent applicable those related to Good Clinical Practice, Good Laboratory Practice, Quality Systems Regulations/Good Manufacturing Practices, and the protection of human study subjects.

(iii) All required approvals and authorizations for clinical studies to proceed have been obtained from an appropriate Institutional Review Board (IRB), and informed consent, in compliance with applicable Health Care Laws, has been obtained from all subjects enrolled in the study.

(iv) the Company has to date promoted the Company products and services in compliance in all material respects with all applicable Health Care Laws and other Legal Requirements. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received, and to the Company’s Knowledge, there is no pending civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from the FDA or any Governmental Authority or SRO concerning material noncompliance with Health Care Laws and other Legal Requirements with regard to promotion of Company products or services.

(v) (A) since the Company’s date of incorporation and any Company’s Subsidiary’s date of formation, to the Knowledge of the Company, neither the Company nor any Company Subsidiary has been charged in or identified as a target or subject of, or threatened to be charged in or identified as a target or subject of, an investigation, audit or inquiry by any Person or Governmental Authority under any Health Care Law and (B) to the Knowledge of the Company, neither the Company nor any Company Subsidiary is currently under investigation or review with respect to any suspected or actual violation of any Health Care Law;

(vi) no Person, including any Governmental Authority or SRO, has made any written claim or commenced any Proceeding with respect to any violation of any Health Care Law by the Company or any Company Subsidiary nor has the Company or any Company Subsidiary been given written notice of any potential criminal, civil or administrative violation of any Health Care Law;

(vii) neither the Company, any Company Subsidiary nor, to the Knowledge of the Company, any of their current officers, directors, managers, employees engaged or is engaging, in any activities which are cause for civil monetary or criminal penalties or mandatory or permissive exclusion from any Medicare, Medicaid or any other similar reimbursement program (each, a “Health Care Program”);

(viii) neither the Company nor any of its Affiliates, officers, directors, or employees has: (i) been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction; (ii) made or offered any payment, gratuity or other thing of value that is prohibited by any law to personnel of the FDA or any other Governmental Authority or any SRO; (iii) made an untrue statement of a material fact or fraudulent statement to the FDA, any other Governmental Authority or any SRO, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority or any SRO, or in any records and documentation prepared or maintained to comply with applicable Laws, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure in the foregoing in this subsection (iii) was made could reasonably be expected to provide a basis for the FDA or any other Governmental Authority or any SRO to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, nor (iv) received written notice of or, to the Knowledge of the Company, been subject to any other material enforcement action involving the FDA or any other similar Governmental Authority or SRO, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter that would result in a Company Material Adverse Effect, and none of the foregoing are pending or threatened in writing;

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(ix) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has truthfully and accurately completed and submitted all applications, forms and filings required to be submitted to all Governmental Authorities and SROs, and their contractors, with respect to accessing eligibility information or claims systems, or submitting claims or appeals on behalf of its customers; and

(x) the Company has obtained, maintains and has maintained at all times all required registrations and enrollments with all Governmental Authorities and SROs, with respect to accessing eligibility information or claims systems, or submitting claims or appeals on behalf of its customers.

(b) As required under Law or a Contract to which the Company is a party or is otherwise bound, the Company has entered into a fully executed “business associate agreement” with (i) each customer of the Company that is a Covered Entity or Business Associate (as each term is defined under 45 CFR § 164.502) from whom the Company receives or maintains Protected Health Information, and (ii) each supplier, vendor and/or other applicable Person that has or may have access to Protected Health Information as a result of such Person’s relationship with the Company and is a Business Associate of the Company. Each “business associate agreement” contains all the terms and conditions that the Company is required to include therein under Contracts to which the Company is a party or otherwise bound, including Contracts with customers, resellers, referral partners, vendors and other Persons, and, in all material respects, in accordance with Law. Neither the Company, nor to the Knowledge of the Company, any other party to any “business associate agreement” is in material breach thereof.

4.41 SEC Matters. The information relating to the Company supplied by the Company for inclusion in the Form S-4/Proxy Statement (as defined below), will not as of the Form S-4 Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or at the time of Parent Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or that are included in the Form S-4/Proxy Statement). Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by Parent or its Affiliates for inclusion or incorporation by reference in the Form S-4/Proxy Statement, or (b) any projections, forecasts or estimates relating to the Company, any of its Subsidiaries or any of their respective businesses, operations, assets, liabilities or financial condition.

4.42 Exchange Act. Neither the Company nor any Company Subsidiary is currently (or has previously been) subject to the requirements of Section 12 of the Exchange Act.

4.43 Directors and Officers.   Each of the individuals that have been nominated to serve on the Company’s board of directors immediately following the Closing as independent directors satisfy in all respects the independence requirements as set forth in the rules of the Nasdaq Stock Market and pursuant to Rule 10A-3 under the Exchange Act.  None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement, Parent and Merger Sub (the “Parent Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

5.1 Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the Delaware. Merger Sub is a company duly organized and validly existing under the laws of the State of Delaware. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger. Merger Sub is the only subsidiary of Parent. Except for Merger Sub, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person. The Parent Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of the Parent Organizational Documents and the Merger Sub Organizational Documents, respectively.

5.2 Corporate Authorization. Each of Parent and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to Parent Proposals except for Section 8.1(e)(ii), the affirmative vote of the holders of a majority of the shares of Parent Common Stock entitled to vote thereon and present in person, virtually or by proxy at a meeting in which a quorum is present; (b) with respect to the proposal referenced in Section 8.1(e)(ii), the affirmative vote of the holders of a majority of the shares of Parent Common Stock entitled to vote thereon; and (c) (i) the approval of the holder of the then-outstanding shares of Merger Sub Common Stock and (ii) the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by general equitable principles.

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5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 4.3, neither the execution, delivery nor performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

5.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Parent Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.4(b) have been obtained and all filings and obligations described in Section 5.4(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of Parent or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Parent or Merger Sub is a party or by which each of Parent or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which do not constitute a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Parent or Merger Sub from performing its material obligations under this Agreement.

5.5 Compliance. Neither Parent nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that do not constitute a Parent Material Adverse Effect. Each of Parent and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Parent or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

5.6 Issuance of Merger Consideration. The Per Share Merger Consideration being delivered by Parent hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws, the Transaction Documents, and the Parent Organizational Documents. The Per Share Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

5.7 Capitalization.

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(a) The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock par value $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.00001 per share (“Parent Preferred Stock”) of which 8,125,000 shares of Parent Common Stock, and no shares of Parent Preferred Stock are issued and outstanding as of the date of this Agreement. In addition, (i) 6,500,000 Parent Public Warrants (to acquire 3,250,000 shares of Parent Common), (ii) 2,500,000 Parent Private Warrants, and (iii) Parent Rights to acquire an aggregate of 928,571 shares of Parent Common Stock are issued and outstanding as of the date of this Agreement. Except for the PIPE Financing, no other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under the DGCL, the Parent Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in the Parent Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The Merger Sub is authorized to issue 2,000 shares of common stock, with $0.00001 par value (“Merger Sub Common Stock”), of which 100 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under the DGCL, the Merger Sub Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Trust Fund. As of the date of this Agreement, Parent has at least $65,000,000 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of November 22, 2021, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock sold in Parent’s IPO who shall have elected to redeem their shares of Parent Common Stock pursuant to the Certificate of Incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and the Parent’s organizational documents. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

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5.9 Listing. The Parent Units, Parent Common Stock, Rights and Parent Warrants are listed on the Nasdaq Global Market, with trading symbols of MAAQU, MAAQ, MAAQR and MAAQW, respectively.

5.10 Board Approval.

(a) The Parent Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Parent and its stockholders, (ii) approved this Agreement and the transactions contemplated by this Agreement and declared their advisability, (iii) recommended that the stockholders of Parent approve and adopt this Agreement and Merger, and directed that this Agreement and the Merger, be submitted for consideration by the stockholders of Parent at the Parent Stockholders’ Meeting.

(b) The only vote of the holders of any class or series of capital stock of Parent necessary to approve the transactions contemplated by this Agreement is the affirmative vote of the holders of Parent Common Stock as described in Section 5.2 of this Agreement.

(c) The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the sole stockholder of Merger Sub.

(d) The only vote of the holders of any class or series of capital stock of Merger Sub is necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

5.11 Parent SEC Documents and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year Parent was required to file such a form, (ii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.11) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent. Except as and to the extent set forth in the Parent SEC Reports, neither Parent nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Parent’s and Merger Sub’s business.

(c) Except as disclosed in the Parent SEC Reports, neither Parent (including any employee thereof) nor Parent’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (ii) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or (iii) any claim or allegation regarding any of the foregoing.

(d) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Parent SEC Reports. To the knowledge of Parent, none of the Parent SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

5.12 Absence of Certain Changes or Events. Since November 22, 2021, except as expressly contemplated by this Agreement, (a) Parent has conducted its business in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Parent Material Adverse Effect.

5.13 Certain Business Practices. Neither the Parent, nor any director, officer or employee of the Parent (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Parent, nor any director, officer or employee of the Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer or employee of the Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Parent or assist the Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Parent and would reasonably be expected to subject the Parent to suit or penalty in any private or governmental litigation or proceeding.

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5.14 Anti-Money Laundering Laws. The operations of the Parent are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Parent with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

5.15 Affiliate Transactions. Except as described in the Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between any of Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Parent or any of its subsidiaries.

5.16 Litigation. Except as may be set forth in the Parent SEC Reports, there is no (i) Proceeding pending, or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any of its or their assets or properties, or (ii) judgment, decree, injunction, rule or order of any Authority outstanding against Parent or any of its subsidiaries or any of its or their assets or properties. Neither Parent nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its subsidiaries.

5.17 Expenses, Indebtedness and Other Liabilities. Except as set forth in the Parent SEC Documents, Parent does not have any Indebtedness or other liabilities.

5.18 Tax Matters.

(a) (i) The Parent has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action pending with respect to Taxes of the Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Parent for which a Lien may be imposed on any of the Parent’s assets has been waived or extended, which waiver or extension is in effect; (v) the Parent has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Parent; (vi) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Parent; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Parent; (viii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Parent has not paid any Tax or filed Tax Returns, asserting that the Parent is or may be subject to Tax in such jurisdiction, the Parent is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Parent members by virtue of having a permanent establishment or other place of business in that country; (ix) there is no outstanding power of attorney from the Parent authorizing anyone to act on behalf of the Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Parent; (x) the Parent is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xi) the Parent is and has never been included in any consolidated, combined or unitary Tax Return; (xii) to the knowledge of the Parent, no issue has been raised by a Taxing Authority in any prior Action relating to the Parent with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Parent for any other period; and (xiv) the Parent has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

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(b) The Parent will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Parent (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent in filing its Tax Return.

(d) The Parent has been in compliance, in all material respects, with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Parent are arm’s-length prices for purposes of the relevant transfer pricing laws.

(e) The Parent is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) The Shareholders acknowledge that following the Closing, any FIRPTA Certificate or IRS Forms W-9 or applicable W-8 delivered to Parent pursuant to Section 10.2(m) will be retained by Parent, and will be made available to the Taxing Authorities upon request.

5.19 Finders’ Fees. Except for any liabilities for fees or commissions described on Schedule 4.31 of the Company Disclosure Schedule (which are the responsibility of the Company) and except for Benchmark Company, LLC, Ladenburg Thalmann & Co., Inc., and I-Bankers Securities, Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

ARTICLE VI
CONDUCT OF BUSINESS PENDING CLOSING

6.1 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in Schedule 6.1 of the Company Disclosure Schedule, or (3) as required by applicable Law, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business and in a manner consistent with past practice, shall timely file all Tax Returns and pay all Taxes required by any Taxing Authority and observe and conform in all material respects to all applicable Laws and Orders; and

(ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

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(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in Schedule 6.1 of the Company Disclosure Schedule, and (3) as required by applicable Law, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(ii) except in connection with the Private Placement, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of Company Capital Stock or capital stock of any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary; provided that (i) the exercise or settlement of any Company Options, Company Warrants or Company Equity Rights outstanding prior to the date of this Agreement or grants of Company Options in the ordinary course of business consistent with past practice shall not require the consent of Parent; or (B) any material assets of the Company or any Company Subsidiary except in the ordinary course of business and consistent with past practice;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $250,000; or (B) incur any indebtedness for borrowed money in excess of $250,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

(vi) make or commit to make any capital expenditures except (A) as contemplated by the Company’s current budget, (B) in the ordinary course of business and in a manner consistent with past practice, or (C) such expenditures as do not exceed $250,000 in the aggregate;

(vii) commence any Proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually in excess of $250,000;

(viii) (A) grant any material increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company as of the date of this Agreement, other than increases in the ordinary course of business and increases required by the terms of a Plan, existing employment agreement or applicable Law, (B) enter into any new, or materially amend any existing severance or termination agreement (or the severance or termination provisions of existing employment agreements) with any current or former director, officer or employee whose compensation would exceed, on an annualized basis, $200,000, or (C) adopt, establish or enter into any plan, policy or arrangement that would constitute a benefit arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans; provided, that any increase to the compensation, incentives or benefits of any current officer of the Company, or any decision to hire any new officer of the Company (and the terms of any hire), shall be made by the Company only in consultation with Parent;

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(ix) change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;

(x) materially amend, other than reasonable and usual amendments in the ordinary course of business, accounting policies or procedures, other than as required by GAAP;

(xi) make, change or revoke any material Tax election, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income Tax liability;

(xii) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract, in each case, in a manner that is materially adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;

(xiii) assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material Permit, except in the ordinary course of business and consistent with past practice;

(xiv) intentionally permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable;

(xv) permit any insurance policy protecting the Company’s or any of the Company Subsidiaries’ or the Parent’s assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xvi) adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization, or otherwise merge or consolidate with or into any other Person; or

(xvii) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

(c) Notice of Changes. The Company shall give prompt written notice to Parent of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 9.3(a) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 9.3(b) would not be satisfied, and (c) any event, circumstance or development that would reasonably be expected to have a Company Material Adverse Effect; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Company Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

6.2 Conduct of Business by Parent and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including consummating the PIPE Financing) or required by applicable Law (including any COVID-19 Measures or as may be requested or compelled by any Governmental Authority), Parent agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of Parent and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, or as set forth on Schedule 6.2 of the Company Disclosure Schedule attached hereto or as required by applicable Law (including any COVID-19 Measures or as may be requested or compelled by any Governmental Authority), neither Parent nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) amend or otherwise change the Parent Organizational Documents (except if necessary to extend the duration within which it has to complete a business combination) or the Merger Sub Organizational Documents or form any subsidiary of Parent other than Merger Sub;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the Parent Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Parent Common Stock except for redemptions from the Trust Fund that are required pursuant to the Parent Organizational Documents;

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(d) other than pursuant to the PIPE Subscription Agreement, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Parent or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or Merger Sub (except as may be agreed to by the Company and Sponsor, or its designee, in connection with the issuance of promissory notes to the Parent for working capital purposes or in connection with any extension of the time period within which the Parent must complete its initial business combination);

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f) engage in any conduct in a new line of business or engage in any commercial activities (other than to consummate the transactions contemplated by this Agreement);

(g) except in connection with (i) any extension of the time period within which the Parent must complete its initial business combination or (ii) incurring indebtedness for working capital purposes, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

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(h) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(i) make any material Tax election or settle or compromise any material United States federal, state, local or non-United States income Tax liability, except in the ordinary course consistent with past practice;

(j) liquidate, dissolve, reorganize or otherwise wind up the business and operations of Parent or Merger Sub; or

(k) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

6.3 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time, the Company and Parent shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, brokers, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel, financial statements, audit reports, regulatory reports, permits and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor Parent shall be required to provide access to or disclose information where the access or disclosure would (i) jeopardize the protection of attorney-client privilege or contravene applicable Law or (ii) require providing access that such party reasonably determines, in light of COVID-19 or COVID-19 Measures, would jeopardize the health and safety of any employee of such party (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the parties pursuant to this Section 6.3 shall be kept confidential in accordance with the confidentiality agreement, dated April 10, 2022 (the “Confidentiality Agreement”), between Parent and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, (i) each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement and (ii) the Company and its Representatives shall be permitted to circulate a private placement memorandum with respect to the Private Placement to prospective investors that contains confidential information relating to the Company and the Transactions.

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6.4 Exclusivity.

(a) From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement, the Company shall not, and shall cause its Representatives not to, directly or indirectly, (A) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning (1) any sale of assets of the Company equal to 5% or more of the Company’s assets or to which 5% or more of the Company’s revenues or earnings are attributable, (2) the issuance or acquisition of 5% or more of the outstanding capital stock (on an as converted to Company Common Stock basis) or other voting securities representing 5% or more of the combined voting power of the Company or (3) any conversion, consolidation, merger, liquidation, dissolution or similar transaction which, if consummated, would result in any person or other entity or group beneficially owning 5% or more of the combined voting power of the Company, other than with Parent and its Representatives (an “Alternative Transaction”), (B) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (C) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided, that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 6.4(a). The Company shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its, his or her consideration of acquiring the Company to return or destroy all Confidential Information furnished to such person by or on behalf of it, him or her prior to the date hereof. If the Company or any of its Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company shall promptly (and in no event later than twenty-four (24) hours after the Company become aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits it from considering such inquiry or proposal, and will provide Parent with a copy of any such written inquiry or proposal or a detailed summary of any such verbal inquiry or proposal, including in each case the identity of the person making such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 6.4(a) by the Company or its affiliates or Representatives shall be deemed to be a breach of this Section 6.4(a) by the Company.

(b) From and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement, Parent shall not take, nor shall it permit any of its affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than the Company, its stockholders and/or any of their affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction (a “Business Combination Proposal”) other than with the Company, its stockholders and their respective affiliates and Representatives. Parent shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

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ARTICLE VII
ADDITIONAL COVENANTS OF THE COMPANY

7.1 Waiver of Claim against Trust Account. Each of the Company, Company Subsidiary, and Shareholder Representative on behalf of itself and the Company Securityholders represents and warrants that it understands that Parent has established the Trust Account containing the proceeds of the initial public offering of the Parent and from certain private placements occurring simultaneously with the initial public offering (including interest accrued from time to time thereon) for the benefit of Parent’s public stockholders (including overallotment shares acquired by Parent’s underwriters) (the “Public Stockholders”). The Company, Company Subsidiaries and the Shareholders’ Representative on behalf of each Company Securityholder agree that none of them has any right, title, interest or claim of any kind (“Claim”) in or to any monies in the Trust Account established by the Continental Stock Transfer and Trust Company to hold funds from Parent’s initial public offering. Each of the Company, the Company Subsidiaries and the Shareholders’ Representative on behalf of all Company Securityholders hereby waives any Claim it may have at any time as a result of or arising out of any negotiation, contract or agreement with the Parent and shall not seek recourse against the Trust Account for any reason whatsoever. The Company, Company Subsidiaries and the Shareholder Representative on behalf of itself and the Company Securityholders hereby irrevocably waives any and all claims that any such person or any of its affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent or its representatives and will not seek recourse against the Trust Account (including any Public Stockholder distributions) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Parent or its Affiliates). The Company and the Company Subsidiaries and the Shareholder Representative on behalf of itself and the Company Securityholders each agree and acknowledges that such irrevocable waiver contained in this Section 7.1 is material to this Agreement and specifically relied upon by Parent and its Affiliates to induce Parent to enter in this Agreement, and the Company and the Company Subsidiaries and the Shareholder Representative on behalf of itself and the Company Securityholders further intends and understands such waiver to be valid, binding and enforceable against such persons and each of their respective Affiliates under applicable Law. This Section 7.1 shall survive termination of this Agreement for any reason.

7.2 Commercially Reasonable Best Efforts to Obtain Consents. The Company shall use its commercially reasonable best efforts to obtain each Company Consent set forth on Schedule 7.2 of the Company Disclosure Schedule and Governmental Approval as promptly as practicable hereafter.

7.3 Termination of Existing Employment Agreements. Effective as of the Closing Date, the Company shall (i) cause the termination of all employment agreements between the Company and the Company Subsidiaries and any employee, and (ii) enter into the Employment Agreements or Consulting Agreements with each of the individuals set forth in Schedule 7.3 of the Company Disclosure Schedule, in form and substance acceptable to Parent.

7.4 Lockup. Prior to the Closing, the Company shall cause those persons set forth on Schedule 7.4 of the Company Disclosure Schedule to enter into an agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration shall be subject to a lock-up in accordance with the terms and conditions more fully set forth in the Lock-Up Agreement.

7.5 Non-Compete and Non-Solicitation Agreement. The Company shall cause those persons listed on Schedule 7.5 of the Company Disclosure Schedule to enter into a Non-Compete and Non-Solicitation Agreement (or include within any employment agreement with such person) annexed hereto in return for the consideration being delivered hereunder, and otherwise in form and substance acceptable to Parent.

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7.6 No Trading. Each of the Company, Company Subsidiary and Shareholders’ Representative acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective representatives is aware or, upon receipt of any material nonpublic information of the Parent, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of the Company, Company Subsidiary and Shareholders’ Representative hereby agrees that, while it is in possession of such material nonpublic information of the Parent, it shall not purchase or sell any securities of the Parent in violation of such Laws, communicate such information to any third party without the consent of the Parent, take any other action with respect to the Parent in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

7.7 Financial Statements. The Company has provided Parent with the Financial Statements. Subsequent to the date hereof, the Company’s consolidated interim financial information for each quarterly period after the date of the Balance Sheet shall be delivered to Parent no later than 45 calendar days following the end of each such quarterly period (the “Required Financial Statements”). All of Required Financial Statements shall be prepared under U.S. GAAP in accordance with requirements of the PCAOB for public companies. The Required Financial Statements shall be accompanied by a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments (other than with respect to year-end audited financial statements). The Company will promptly provide additional Company financial information reasonably requested by Parent for inclusion in the Form S-4/Proxy Statement and any other filings to be made by Parent with the SEC.

7.8 FIRPTA Certificate. The Company shall deliver to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than thirty (30) days prior to the Closing Date.

ARTICLE VIII
COVENANTS AND AGREEMENTS OF THE PARTIES

8.1 Proxy Statement; Registration Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning the Company and the Stockholders as is either required by the federal securities Laws, or reasonably requested by Parent for inclusion in the Form S-4/Proxy Statement (as hereinafter defined). As promptly as practicable after the receipt by Parent from the Company of all such information relating to the Company, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, a Registration Statement on Form S-4 (the “Form S-4”), which shall include proxy materials in the form of a proxy statement (the “Proxy Statement”, and together “Form S-4/Proxy Statement”) for the purpose of soliciting proxies from holders of Parent Common Stock to, among other things, vote in favor of the adoption of this Agreement and the approval of the Merger and the other Parent Proposals at the Parent Stockholder Meeting.

(b) Parent (i) shall permit the Company and its counsel to review and comment on the Form S-4/Proxy Statement and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file the Form S-4/Proxy Statement or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a complete summary thereof), including any comments from the SEC or its staff, between Parent or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Form S-4/Proxy Statement, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4/Proxy Statement or any amendment or supplement thereto has been filed with the SEC and the time when all SEC comments to the Form S-4/Proxy Statement have been cleared.

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(c) As soon as practicable following the date on which the Form S-4/ Proxy Statement is declared effective by the SEC (the “Form S-4 Effective Date”), Parent shall distribute the Form S-4/Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call a Parent Stockholder Meeting in accordance with the Parent Organizational Documents and the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the Merger and the approval of the other matters presented to Parent Stockholders for approval or adoption at Parent Stockholder Meeting, including, without limitation, the Parent Proposals (as hereinafter defined), and (ii) provide its stockholders the opportunity to elect to effect a redemption as contemplated in Section 8.1(f) below.

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware and Nasdaq, in the preparation, filing and distribution of the Form S-4/Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of Parent Stockholder Meeting. Without limiting the foregoing, Parent shall ensure that the Form S-4/Proxy Statement, as of the Form S-4 Effective Date, and the Proxy Statement, as of the date on which it is first distributed to Parent Stockholders, and as of the date of Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Form S-4/Proxy Statement). If at any time prior to Closing, a change in the information relating to Parent or any other information furnished by Parent for inclusion in the Form S-4/Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, it shall promptly notify the Company of such change. If at any time prior to Closing, a change in the information relating to the Company or any other information furnished by the Company for inclusion in the Form S-4/Proxy Statement, which would make the preceding sentence incorrect, should be discovered by the Company, it shall promptly notify Parent of such change. In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e) In the Proxy Statement, Parent shall seek, in accordance with Parent’s Organizational Documents and applicable securities Laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq, from the holders of Parent Common Stock, approval of certain proposals, including (i) approval of this Agreement and the Merger; (ii) adoption and approval of Amended and Restated Certificate of Incorporation of Parent set forth in Exhibit D, with effect from the Closing, including the change of the name of Parent to “Cardio Diagnostics Holdings, Inc.”, and increasing the number of authorized shares of Parent Common Stock; (iii) all required approvals under the Nasdaq rules of the issuance of the shares of Parent Common Stock to the holders of the Company’s Common Stock in connection with the Merger; (iv) all required approvals under the Nasdaq rules of the issuance of securities of Parent; (v) approval of the appointment of the Company’s designees to the Post-Closing Board of Directors as contemplated by this Agreement; (vi) approval of the Equity Incentive Plan; (vii) approval to adjourn the Parent Stockholder Meeting, if necessary; and (viii) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger and the other transactions contemplated by this Agreement (the proposals set forth in the forgoing clauses (i) through (viii) are referred to as the “Parent Proposals”).

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(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the Form S-4/Proxy Statement to “clear” comments from the SEC and the Form S-4 to become effective as promptly as reasonably practicable. Concurrently with the dissemination of the Proxy Statement and in accordance with Parent’s Organizational Documents, Parent shall commence an offer to the Parent Public Stockholders to redeem all or a portion of their Parent Public Shares, up to that number of Parent Public Shares that would permit Parent to maintain net tangible assets of at least $5,000,001, all in accordance with and as required by Parent’s Organizational Documents, applicable Law, and any applicable rules and regulations of the SEC. In accordance with Parent’s Organizational Documents, the proceeds held in the Trust Account will be used for the redemption of Parent Public Shares held by Parent Public Stockholders who have elected to redeem such Parent Public Shares.

(g) Notwithstanding anything else to the contrary in this Agreement or any Transaction Document, Parent may make any public filing with respect to the Merger to the extent required by applicable Law; provided, however, Parent (i) shall permit the Company and its counsel to review and comment on any such filing and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file any such filing or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed.

(h) The Company acknowledges and agrees that: (x) the Parent will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; (y) the Parent will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions; and (z) that the Parent shall be entitled to file reports contemplated by this Section 8.1(h) without regard to the requirements of Section 8.1(g).

8.2 Parent Stockholders’ Meetings; and Merger Sub Stockholder’s Approval.

(a) Parent shall take all action necessary under applicable Law to, in consultation with the Company, establish a record date for, call, give notice of and hold a meeting of the holders of Parent Common Stock to consider and vote on Parent Proposals at the Parent Stockholder Meeting. Parent Stockholder Meeting shall be held as promptly as practicable, in accordance with applicable Law and Parent’s Organizational Documents, after the Form S-4 Effective Date, provided that Parent may postpone or adjourn the Parent Stockholder Meeting on one or more occasions upon the good faith determination the Parent Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the Parent Proposals. Parent shall use its reasonable best efforts to obtain the approval of the Parent Proposals at the Parent Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the Parent Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. The Parent Board shall recommend to its stockholders that they approve the Parent Proposals and shall include such recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholder Meeting, or a date preceding the date on which the Parent Stockholder Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the applicable Parent Required Vote for each Parent Proposal, whether or not a quorum would be present or (ii) it will not have sufficient Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholder Meeting, Parent may postpone or adjourn, or make one or more successive postponements or adjournments of, the Parent Stockholder Meeting in compliance with the DGCL and Parent’s Certificate of Incorporation.

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(b) Promptly following the execution of this Agreement, Parent shall approve and adopt this Agreement and approve the Merger and the Transactions, in its capacity as the sole stockholder of Merger Sub.

8.3 Stockholders’ Written Consent. Upon the terms set forth in this Agreement, the Company shall seek the irrevocable written consent, in form and substance reasonably acceptable to Parent, of holders of the Requisite Approval (including the Key Company Stockholders) in favor of the approval and adoption of this Agreement and the Merger and all other transactions contemplated by this Agreement (the “Written Consent”) as soon as reasonably practicable after the Form S-4/Proxy Statement becomes effective, and in any event within ten (10) business days after the Form S-4/Proxy Statement becomes effective.

8.4 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 4.5 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b) Subject to applicable Law, each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions. Each of the parties hereto agrees, however, that in complying with each of its respective obligations hereunder, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

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(c) In the event any Proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, Parent, Merger Sub and the Company agree to cooperate and use their reasonable best efforts to defend against such Proceeding and, if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger.

(d) The Company shall use its commercially reasonable efforts to obtain or provide, as applicable, at the earliest practicable date, all consents, approvals and notices listed in Schedule 8.4(d) of the Company Disclosure Schedule. The Company shall keep Parent apprised of its efforts undertaken by reason of this Section 8.4(d) and the results of such efforts including by giving Parent copies of consents obtained and notices provided.

8.5 PIPE Financing. Parent and Merger Sub shall use its best efforts to enter into Subscription Agreements of at least an aggregate of $3,000,000 of Parent securities in the PIPE Financing and to consummate the purchases contemplated by the Subscription Agreements that may be entered into on the terms and conditions described or contemplated therein. The Company shall use its best efforts to cooperate in connection with the arrangement and closing of the PIPE Financing as may be requested by Parent, including by (i) participating in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with investors at mutually agreeable times and locations and upon reasonable advance notice; (ii) reasonably assisting with the preparation of customary materials for actual and potential participants in the PIPE Financing offering documents, private placement memoranda, prospectuses and similar documents required in connection with the PIPE Financing; (iii) providing financial statements and such other financial information regarding the Company, that is readily available or within its possession and as is reasonably requested in connection with the PIPE Financing; (iv) taking or appointing a representative of the Company to take all corporate actions, subject to the occurrence of the Closing, reasonably requested by the Parent to permit the consummation of the PIPE Financing; (v) assisting Parent to satisfy the conditions set forth in any document executed in connection with the PIPE Financing; and (vi) otherwise using its best efforts to cooperate with Parent in its efforts to consummate the PIPE Financing as soon as reasonably practicable after the Closing. Further, the Company shall use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate transactions contemplated by any Subscription Agreements, if any are entered into, on the terms and conditions described therein, including assisting the Parent in maintaining in effect any Subscription Agreements that may be entered into and using its best efforts to (a) satisfy in all material respects on a timely basis all conditions and covenants applicable to it in any Subscription Agreements that may be entered into and otherwise comply with its obligations thereunder and (b) assisting the Parent in enforcing its rights under any Subscription Agreements that may be entered into in the event that all conditions in any Subscription Agreements that may be entered into (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to contribute the applicable portion of the PIPE Investment set forth in any Subscription Agreements that may be entered into. Parent and the Company acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, the Closing is not contingent on the consummation of the PIPE Financing and the PIPE Financing, if it occurs, is expected to be consummated after the Closing.

8.6 Compliance with SPAC Agreements. The Company and Parent shall comply with each of the following agreements (“SPAC Agreements”) to which it is a party: (i) Investment Management Trust Agreement, dated November 22, 2021, by and between the Parent and Continental Stock Transfer & Trust Company; (ii) the Rights Agreement as of November 22, 2021 between Parent and Continental Stock Transfer & Trust Company; and (iii) the Warrant Agreement is made as of November 22, 2021 between Parent and Continental Stock Transfer & Trust Company.

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8.7 Employee Benefits Matters. The Company shall prepare and present to the Parent’s board of directors, a long-term incentive plan for service providers to Parent and its subsidiaries that initially reserves 1,600,000 shares of Parent Common Stock with effect immediately following Closing (the “Equity Incentive Plan”). The Equity Incentive Plan shall be subject to reasonable review and comment by Parent, and thereafter adopted by Parent’s board of directors prior to the Closing.

8.8 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company and the Parent as provided in their respective organizational documents or in any indemnification agreements shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms.

(b) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of seven years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. Parent further agrees that with respect to the provisions of the bylaws or limited liability company agreements of the Company Subsidiaries relating to indemnification, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of seven years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law.

(c) On the Closing Date, Parent shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Parent with the post-Closing directors and officers of Parent and the Surviving Corporation, which indemnification agreements shall continue to be effective following the Closing.

(d) Prior to the Effective Time, the Company and Parent shall obtain and fully pay the premium for a seven (7) year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Parent’s and the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of seven years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Parent and the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. After the Effective Time, Company shall cause such “tail” policy to be maintained in full force and effect, for its full term, and shall honor all of its obligations thereunder, and no party shall have any other obligation to purchase or pay for any insurance hereunder. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall at all times provide that the surviving corporation shall indemnify the directors and officers of the Company and the Parent to the maximum extent provided by law.

(e) On and after the Closing Date, for a period of no less than six years, Parent shall, with regard to pre-Closing acts, errors, omissions of Parent directors and officers, maintain a certificate of incorporation and bylaws with provisions no less favorable with respect to indemnification, advancement, expense reimbursement, and exculpation, than are set forth in the certificate of incorporation or bylaws of Parent just prior to Closing.

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(f) If the Company or Parent or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Company or Parent shall assume all of the obligations set forth in this Section 8.8. The provisions of this Section 8.8 are intended to be for the benefit of, and from and after the Closing shall be enforceable by, each Person who is an intended third-party beneficiary of this Section 8.8. The rights of such Persons under this Section 8.8 shall be in addition to any rights such Persons may have under the organizational documents of the Company or Parent, as case may be, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Parent or Company for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 8.5 is not prior to or in substitution of any such claims under such policies).

8.9 Execution of Employment and Consulting Agreements with Senior Management. Prior to the filing of any Form S-4/Proxy Statement by the Parent, the Company will identify members of the senior management team and will execute an offer letter or other employment related or consulting agreement with each such senior management member as set forth on Schedule 8.9 of the Company Disclosure Schedule, in such form and terms as agreed upon by the Company, such persons and Parent; provided that at a minimum, the Company shall enter into a consulting agreement, in a form acceptable to the Parent, with Warren Hosseinion to serve as the Chairman of the Company’s board of directors for no fewer than five (5) years, and employment agreements, in forms acceptable to the Parent, with Meesha Dogan to serve as the Chief Executive Officer for no less than five (5) years, and Robert Philibert to serve as the Chief Medical Officer for no less than five (5) years, in each case starting from the Closing Date.

8.10 Tax Matters. Each of Parent, Merger Sub and the Company shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any of their affiliates or subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of Parent, Merger Sub and the Company shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Merger.

8.11 Stock Exchange Listing. Parent will use its reasonable best efforts to cause the Per Share Merger Consideration issued in connection with the Transactions to be approved for listing on the Nasdaq Stock Market at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Units, Parent Common Stock, Parent Rights and Parent Warrants listed for trading on the Nasdaq Stock Market. The Company will cooperate with Parent as reasonably requested by Parent with respect to the any listing application or other notifications required by the Nasdaq Stock Market in connection with the foregoing, and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this section.

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8.12 Intentionally omitted.

8.13 Retention of Proxy Solicitation Agent. The Parties shall use their reasonable efforts to retain a proxy solicitation agent mutually acceptable to the Parties, within ten (10) Business Days of execution of this Agreement to assist the Parties with preparing the Proxy Statement and soliciting Parent’s stockholders to obtain the affirmative vote of the Parent’s stockholders in favor of the Merger, and such other matters as may be determined by the Parties.

8.14 Trust Account. As of the Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period as contained in Parent’s Certificate of Incorporation will be terminated and Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the Merger or otherwise, and no stockholder of Parent shall be entitled to receive any amount from the Trust Account (other than pursuant to the redemption rights provided to such stockholders under the Parent Organizational Documents). The Parent covenants that it shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to stockholders of Parent holding Parent Units or Parent Common Stock who shall have validly redeemed their Parent Units or Parent Common Stock upon acceptance by the Parent of such Parent Units or Parent Common Stock (the “Parent Redemption Amount”), (ii) the expenses to the third parties to which they are owed (including the payment of Transaction expenses of Parent, and other general corporate purposes of the business following the Closing , and (iii) the remaining monies in the Trust Account to Parent.

8.15 Section 16 Matters. Prior to the Closing, the board of directors of Parent, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Parent securities pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Parent following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

8.16 Fees and Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.

8.17 Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Proceedings (including derivative claims) relating to this Agreement, any of the other Transaction Documents or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Parent, any of the Parent Parties or any of their respective Representatives (in their capacity as a representative of a Parent Party) or, in the case of the Company, the Company or any of its Representatives (in their capacity as a representative of a Parent Party). Parent and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of Parent, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall the Company or any of its Representatives settle or compromise any Transaction Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for Parent to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party and Representative that is the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by any Parent Party or Representative thereof or would otherwise constitute a Parent Liability or (y) any non-monetary, injunctive, equitable or similar relief against any Parent Party or (C) contains an admission of wrongdoing or Liability by a Parent Party or any of its Representatives). Without limiting the generality of the foregoing, in no event shall Parent, any of the Parent Parties or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent.

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8.18 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article X) unless otherwise prohibited by applicable Law or the requirements of the Nasdaq Stock Market, each of Parent and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party. Furthermore, nothing contained in this Section 8.18 shall (i) prevent Parent and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors or (ii) prevent Parent from filing any reports or forms it may be required to file under Law.

ARTICLE IX
CONDITIONS TO THE MERGER

9.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Written Consent. The Written Consent shall have been delivered to Parent.

(b) Parent Stockholders’ Approval. The Parent Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of Parent in accordance with the Proxy Statement, the DGCL, the Parent Organizational Documents and the rules and regulations of the Nasdaq Stock Market.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) Net Tangible Assets Test. After giving effect to the Redemption Rights, Parent shall have net tangible assets of at least $5,000,001 upon consummation of the Merger.

(e) Consents. All consents, approvals and authorizations set forth on Schedule 4.4(a) of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities, SROs or any other Person to the extent required under this Agreement.

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(f) Stock Exchange Listing. The Parent’s initial listing application in connection with the Transactions shall have been approved by Nasdaq so that immediately following the Merger, Parent satisfies any applicable initial and continuing listing requirements of Nasdaq.

(g) Registration Statement. The Form S-4 shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Form S-4 shall have been initiated or, to the Knowledge of the Parent, be threatened by the SEC.

9.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Company Subsidiaries contained in Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.2 (Authorization), Section 4.4 (No Conflict; Required Filings and Consents), Section 4.5 (Capitalization); and Section 4.31 (Finders’ Fees) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 9.2(a), Section 9.2(b) and Section 9.2(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date and there shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Company Material Adverse Effect.

(e) Resignation. Other than those persons identified as continuing directors on Schedule 2.5 of the Company Disclosure Schedule, all members of the Company Board and the Board of Directors of the Company Subsidiaries shall have executed written resignations effective as of the Effective Time.

(f) Intentionally omitted.

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(g) Ancillary Agreements. All parties to the Lock-Up Agreement, Non-Compete Agreements, Employment Agreements, and Indemnification Escrow Agreement (other than Parent) shall have delivered, or cause to be delivered, to Parent copies of each such agreement duly executed by all such parties.

(h) FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to Parent a properly executed certification that shares of Company Capital Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by Parent with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(i) The Company shall have executed and delivered to the Parent a copy of each Transaction Document to which it is a party.

(j) The Company shall have delivered to the Parent executed copies of (i) payoff letters for all Indebtedness, expenses and other liabilities of the Company and each of its Subsidiaries that remain unpaid as of immediately prior to the Closing and (ii) any required consents to the transactions contemplated hereunder under any Material Contracts, Leases or Permits.

(k) The Parent shall receive from the Company written evidence of: (i) release of any and all Liens with respect to any shares of the Company Capital Stock of the capital stock of the Company Subsidiaries; (ii) all of the outstanding options, warrants and all other securities of the Company that are convertible into or which may be exercised or exchange for capital stock of the Company shall have been converted, exercised or exchanged for capital stock of the Company or cancelled prior to the completion of the Merger; (iii) the termination of all stockholder agreements, voting agreements, rights of first refusal, put or similar rights, pledge agreements, operating agreements, rights to acquire capital stock of the Company, and similar contracts or agreements between any stockholders of the Company or any pre-closing member or stockholder of any Subsidiary; (iv) termination of any broker’s or finders’ fees agreements binding upon the Company and the Company Subsidiaries; (v) termination of any and all agreements related to profit sharing with respect to the Company and the Company Subsidiaries; and (vi) the termination of the additional agreements specified on Schedule 9.2(k) of the Company Disclosure Schedule.

(l) Parent shall have received a certificate, signed by an officer of the Company, certifying that (i) true, complete and correct copies of the Company Organizational Documents, as in effect on the Closing Date, are attached to such certificate; (ii) true, complete and correct copies of the resolutions of the directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and performance by the Company of the Transactions, including the Merger, having been duly and validly adopted and being in full force and effect as of the Closing Date, are attached to such certificate; and (iii) the signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, are true and correct.

(m) The Company and each Company Subsidiary shall have delivered to Parent a certificate of good standing with respect to the Company and each Company Subsidiary from the states of their incorporation and from any state in which they are conducting business as a foreign entity as of a date no later than ten (10) days prior to the Closing Date.

(n) The Company shall have consummated sales of at least $4,500,000 of its securities in the Private Placement.

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9.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in Section 5.1 (Corporation Existence and Power), Section 5.3 (Capitalization), Section 5.2 (Corporate Authorization), Section 5.4 (No Conflict, Required Filings and Consents), Section 5.7 (Capitalization), and Section 5.19 (Finders’ Fee) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Parent Material Adverse Effect.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of Parent, certifying as to the satisfaction of the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.3(d).

(d) Material Adverse Effect. No Parent Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Stock Exchange Listing. A supplemental listing application shall have been filed with Nasdaq as of the Closing Date to list the shares constituting the Merger Consideration and such listing shall have been approved by Nasdaq, subject to official notice of issuance.

(f) Ancillary Agreements. Parent shall have delivered to the Company a copy of each of the Ancillary Agreements to which it is a party duly executed by Parent.

(g) The Company shall have received the Resignation Letters of each of the directors and each of the officers of Parent.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such Party or any of its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

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ARTICLE X
INDEMNIFICATION

10.1 Indemnification of Parent and Affiliates. From and after the Closing, each Escrow Participant hereby agrees to indemnify and hold harmless Parent, its directors, officers, sponsor and the Affiliates of each of the foregoing (individually or collectively, an “Indemnified Party”) against and in respect of any actual and direct out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by an Indemnified Party as a result of: (a) any breach or inaccuracy of any of the representations, warranties set forth in Article IV (as modified by the Company’s Disclosure Schedules) or in the Company Certificate of Incorporation, in each case as of the Closing Date, and (b) any breach or nonfulfillment of any covenants of the Company contained in this Agreement to be performed prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, the maximum liability of each Escrow Participant under this Agreement, including this Article X, or otherwise in connection with the transactions contemplated by this Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the total number of Escrow Shares held by the Escrow Participants (the “Indemnifiable Loss Limit”). Further, an Indemnified Party shall not be entitled to indemnification pursuant to this Section 10.1 unless and until the aggregate amount of Losses to Parent equals at least $375,000 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, the Indemnified Party shall be entitled to indemnification for any Losses above the Basket per Loss.

10.2 Supplemental Indemnification. The Escrow Participants, jointly and severally, agree to indemnify and hold harmless the Indemnified Parties from and in respect of any and all Losses that are incurred by any of the Indemnified Parties based upon, arising out of or otherwise in respect of any of the matters set forth on Schedule 10.2 (such matters may be referred to as the “Supplemental Indemnification Matters”), whether or not such Supplemental Indemnification Matters constitutes a breach of a representation, warranty, covenant or agreement in this Agreement or any other Transaction Document. Notwithstanding anything to the contrary in this Agreement, any indemnification payments based upon any of the Supplemental Indemnification Matters will not be subject to the Basket or the Indemnifiable Loss Limit set forth in Section 10.1. Any Losses incurred by the Indemnified Parties pursuant to this Section shall be paid first from the Indemnification Escrow Shares and second, to the extent required, from the Supplemental Indemnification Escrow Shares.

10.3 Procedure. The following shall apply with respect to all claims by an Indemnified Party for indemnification pursuant to this Article X:

(a) An Indemnified Party shall give the Shareholders’ Representative prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to this Article X (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Sections 10.1 or 10.2, except to the extent such failure prejudices the ability of the Escrow Participants (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Escrow Participants, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Shareholders’ Representative, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within twenty (20) Business Days thereafter), shall notify such Indemnified Party in writing of the intention of the Shareholders’ Representative to assume the defense thereof.

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(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 10.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ one separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised in writing by its counsel that there is a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable documented out-of-pocket fees and expenses of one separate counsel of the Indemnified Party shall be borne by the Indemnifying Parties subject to the limitations set forth in this Article X.

(d) If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 10.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from the defense of such Third-Party Claim, or unless a judgment is entered against the Indemnified Party for such liability by an Authority of competent jurisdiction. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense subject to the limitations set forth in this Article X. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 10.1 or 10.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

(f) Following the Closing, the disinterested members of the board of directors of the Parent shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of the Parent to enforce the terms of this Agreement.

10.4 Escrow of Escrow Shares by Escrow Participants. The Company and the Shareholders’ Representative each hereby authorizes the Parent to deliver the Indemnification Escrow Shares and the Supplemental Indemnification Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Indemnification Escrow Agreement. For purposes of this Article X, the Indemnification Escrow Shares and the Supplemental Indemnification Escrow Shares are each valued at $10.00 per share (the “Escrow Share Value”).

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(a) Indemnification Escrow Shares; Payment of Dividends; Voting. Any dividends, interest payments, or other distributions payable in cash shall be paid to the Escrow Participants and all dividends and other distributions, including, but not limited to, any dividends or distributions payable in securities of any kind made in respect of the Indemnification Escrow Shares and the Supplemental Indemnification Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow (the “Escrow Income”). Each Escrow Participant shall be entitled to vote such Escrow Participant’s Indemnification Escrow Shares and Supplemental Indemnification Escrow Shares on any matters to come before the shareholders of the Parent. It is intended that for U.S. federal income tax purposes that while the Indemnification Escrow Shares and the Supplemental Indemnification Escrow Shares are held by the Escrow Agent, each Escrow Participant shall be treated as the owner of the Indemnification Escrow Shares and the Supplemental Indemnification Escrow Shares registered in such Escrow Participant’s name, and to the extent required by Applicable Law, the Escrow Agent shall report in a manner consistent with such treatment.

(b) Distribution of Escrow Shares. At the times provided for in the Indemnification Escrow Agreement, the Indemnification Escrow Shares and the Supplemental Indemnification Escrow Shares shall be distributed to the Escrow Participants or Parent, as the case may be. The Parent will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Indemnification Escrow Shares and Supplemental Indemnification Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund and all fractional shares shall be rounded to the nearest whole share.

(c) Assignability. Other than for estate planning purposes, no Indemnification Escrow Shares or Supplemental Indemnification Escrow Shares nor any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Escrow Participants or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Participants, prior to the delivery to such Escrow Participant of the Escrow Fund by the Escrow Agent as provided herein and in the Indemnification Escrow Agreement.

(d) Release from Escrow Fund. As soon as practicable, but in no event later than five (5) Business Days, following the date that is, in the case of the Indemnification Escrow Shares, 24 months after the Closing Date (the “General Indemnification Release Date”), the Indemnification Escrow Shares will be released from escrow to each Escrow Participant less (x) the number of Indemnification Escrow Shares (at an assumed value equal to the Escrow Share Value per Indemnification Escrow Share) previously delivered to Parent in payment for indemnification for Losses pursuant to Sections 10.1 and 10.2, and (y) such additional Indemnification Escrow Shares reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by the Parent prior to the Release Date that remain pending and unresolved. Prior to the General Indemnification Release Date, the Shareholders’ Representative and the Parent shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Indemnification Escrow Shares determined in accordance with this Section 10.3(d). Promptly, but in no event later than five (5) Business Days, following the resolution in accordance with the provisions of this Article X of any claim(s) for indemnification that remain unresolved as of the Release Date, the Shareholders’ Representative and the Parent shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release to the Escrow Participants the number of Indemnification Escrow Shares retained in escrow following the resolution of such claim(s) and not released to Parent, and otherwise as provided in the Indemnification Escrow Agreement. The Escrow Agent shall retain the Supplemental Indemnification Escrow Shares until a date that is (A) the earlier of the date(s) provided in the Escrow Agreement and (B) 36 months after the Closing Date (the “Supplemental Indemnification Release Date”), less (x) the number of Supplemental Indemnification Escrow Shares (at an assumed value equal to the Escrow Share Value per Supplemental Indemnification Escrow Share) previously delivered to Parent in payment for indemnification for Losses pursuant to Section 10.2, and (y) such additional Supplemental Indemnification Shares reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by the Parent prior to the Supplemental Indemnification Release Date that remain pending and unresolved.

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10.5 Payment of Indemnification. In the event that Parent is entitled to any indemnification for any Losses pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement, the Indemnified Parties’ sole and exclusive remedy for such Losses shall be the recovery of a number of shares of Parent Common Stock from the Indemnification Escrow Shares or the Supplemental Indemnification Shares, as the case may be, having a value equal to the Losses that have been finally determined to be owing to the Parent in accordance with this Article X (at an assumed value equal to the Escrow Share Value per Indemnification Escrow Share or Supplemental Indemnification Escrow Share), in each case, subject to the limitations set forth in this Article X. Any payments to Parent from the Indemnification Escrow Shares or the Supplemental Escrow Shares will be treated as a reduction in the number of shares of Parent Common Stock issued to the Escrow Participants for U.S. federal income tax purposes.

10.6 Insurance. In calculating amounts of Losses payable to an Indemnified Party hereunder, the amount of any indemnified Losses shall be determined net of amounts actually recovered under any insurance policy or other third-party reimbursement actually received.

10.7 Survival of Indemnification Rights. The representations and warranties of the Company shall survive until 24 months following the Closing Date and the indemnification obligations with respect to Section 10.2 shall survive until 36 months following the Closing Date (each such survival period may be referred to herein as the relevant or applicable “Survival Period”), except that claims based on fraud shall survive indefinitely. The Indemnifying Parties’ obligation to indemnify, reimburse, defend and hold harmless the Indemnified Parties shall not terminate with respect to any individual item before the expiration of the applicable Survival Period. In the event that any outstanding claims have arisen prior to (x) the General Indemnification Release Date, with respect to indemnification pursuant to Section 10.1 or (y) the Supplemental Indemnification Release Date, with respect to indemnification pursuant to Section 10.2, which would be eligible for indemnification under this Article X, the Escrow Participants shall leave in Escrow that number of Indemnification Escrow Shares and/or Supplemental Indemnification Escrow Shares (at the price of $10.00 per share upon the consummation of the Transaction) equal to the amount that Parent reasonably determines in good faith is necessary to settle or otherwise satisfy any such outstanding claims. Upon the resolution of such claim, any remaining Indemnification Escrow Shares or Supplemental Indemnification Escrow Shares, as the case may be, shall be released and delivered to the Company Securityholders. The covenants of the Company contained in this Agreement to be performed prior to Closing shall expire and be of no further force or effect as of the Closing; provided, that claims for breach or nonfulfillment thereof shall survive until 24 months following the Closing Date. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Sections 10.1 or 10.2 for Losses shall be effective so long as it is asserted prior to the expiration of the relevant Survival Period; provided, that in the event that any Indemnification Notice shall have been given in accordance with the provisions of this Agreement prior to the expiration of the relevant Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnifications Notice shall survive solely for purposes of resolving such claim until such matters are finally resolved. The parties acknowledge that the time periods set forth in this Section 10.7 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties without regard to the applicable statute of limitations with respect to such matters and that the 20 year statute of limitations contemplated by Title 10 of Section 8106(c) of the Delaware Code shall not apply to this Agreement.

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10.8 Sole and Exclusive Remedy. The remedies provided in this Article X and the rights to enforce the Additional Agreements in accordance with their terms shall be deemed the sole and exclusive remedies of the Indemnified Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, except nothing in this Agreement (i) will limit the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent Parent or the Company from bringing an action for fraud (with scienter) against the Person who committed such fraud (with scienter) or (iii) limit the right of any Person to pursue remedies under any Additional Agreement against the parties thereto.

ARTICLE XI
TERMINATION AND EXTENSION

11.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or Parent, as follows:

(a) by mutual written consent of Parent and the Company; or

(b) by either Parent or the Company if the Effective Time shall not have occurred prior to December 23, 2022 (the “Outside Date”); provided, however, that if all of the conditions to Closing, other than the conditions set forth in Section 9.1(d), Section 9.1(f) and Section 9.1(g) and, as a direct result of the failure to satisfy the conditions set forth in Section 9.1(g), Section 9.1(a) and Section 9.1(b), shall have been satisfied or shall be capable of being satisfied at such time, or, to the extent permitted by applicable Law, shall have been waived, on or before such date, the Company may extend the Outside Date for a three (3) month period by providing notice to Parent of such extension; provided, further, that this Agreement may not be terminated under this Section 11.1(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article IX on or prior to the Outside Date; or

(c) by either Parent or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any permanent injunction, order, decree or ruling which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger; or

(d) by either Parent or the Company if any of the Parent Proposals shall fail to receive the requisite vote for approval at the Parent Stockholders’ Meeting; or

(e) by either Parent or the Company if the requisite number of Stockholders shall fail to approve the Merger and the transactions contemplated by this Agreement within the time period specified in Section 8.3 (as evidenced by the Company’s delivery of the Written Consent to Parent within such time period); or

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(f) by Parent (i) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 9.2(a) and 9.2(b) would not be satisfied (“Terminating Company Breach”) or (ii) if the Company amends, changes or modifies or seeks to amend, change or modify the Company Disclosure Schedules or Financial Statements delivered to Parent under this Agreement, which amendment, change or modification does or would constitute a Company Material Adverse Event; provided that Parent has not waived such Terminating Company Breach and Parent and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, Parent may not terminate this Agreement under this Section 11.1(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Parent to the Company; or

(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 9.3(a) and 9.3(b) would not be satisfied (“Terminating Parent Breach”); provided that the Company has not waived such Terminating Parent Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub, the Company may not terminate this Agreement under this Section 11.1(g) for so long as Parent and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Parent; or

(h) by either the Company or Parent if any Order having the effect set forth in Section 9.1(c) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(h) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement.

11.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Article XI, or in the case of termination subsequent to any fraud (with scienter) or willful material breach by a party hereto. For avoidance of doubt, the termination of this Agreement shall not affect the obligations of any party under the Confidentiality Agreement. The provisions of Section 9.4, Article X, Article XI, Article XII and Article XIII shall survive any termination hereof pursuant to this Article XI.

11.3 Expenses. Except as set forth in this Section 11.3 or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses in case the contemplated Merger is not consummated, except that Parent and the Company shall each pay one-half of all expenses relating to (a) all SEC and other regulatory filing fees incurred in connection with the Form S-4/Proxy Statement, and (b) the filing fee for the Notification and Report Forms filed under the HSR Act. Notwithstanding anything to the contrary, the Transaction successor of the Parent post-merger shall be responsible for all Transaction related expenses, including to legal fees, accounting and auditing fees and expenses, filing fees, printer expenses, mailing expenses, banking fees and any other expenses legitimately incurred.

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11.4 Break-Up Fee.

(a) Notwithstanding the provisions above, other than with respect to the failure of the SEC to provide to the Parent its notice of no further comments to the Form S-4/Proxy Statement and declare effective the Form S-4, in the event that (i) the Closing does not take place by the Outside Date, or a later date as extended by the Parent under its Amended and Restated Certificate of Incorporation, due to any material delay caused by or any reason directly attributable to the Company or any of the Company Subsidiaries or Shareholders’ Representative, (ii) the Company does not obtain the Requisite Approval, or (iii) there is a valid and effective termination of this Agreement by the Parent pursuant to Section 11.1(f), but only if and to the extent the breach triggering such termination does or would constitute a Company Material Adverse Event, then the Company shall pay to the Parent a break-up fee in cash equal to Three Million Dollars ($3,000,000) ( the “Break-Up Fee”). The Break-Up Fee shall be paid by wire transfer of immediately available funds to an account designated in writing by the Parent within five (5) Business Days after the Parent delivers to the Company written notice of such termination in accordance with this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where a Break-Up Fee is payable under this Section 11.4, the payment of such Break-Up Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which the Parent or its Affiliates would otherwise be entitled to assert against the Company, Shareholders’ Representative or their Affiliates or any of their respective assets, or against any of their respective directors, officers, employees or shareholders with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to the Parent or its Affiliates, provided, that the foregoing shall not limit (A) the Company, Shareholders’ Representative or their Affiliates from Liability for any fraud claim relating to events occurring prior to termination of this Agreement or (B) the rights of the Parent to seek specific performance or other injunctive relief in lieu of terminating this Agreement.

11.5 Extension Deposit. In the event that the Closing cannot occur on or before the initial expiration date of the Parent (the “Initial Expiration Date”), as provided for in the Parent Certificate of Incorporation, because the SEC has not declared the Form S-4/Proxy Statement effective, resulting in the inability of Parent to schedule the Parent Stockholder Meeting prior to the Initial Expiration Date, the Parent shall have the right to effect one or more one-month extensions of the Parent’s corporate duration (in accordance with the terms of the Parent Certificate of Incorporation) so that the Transaction can be consummated and the Company shall, within five (5) business days after receipt of a written request of Parent, advance to the Parent the necessary extension fees (as provided for in the Parent Certificate of Incorporation) by wire transfer of immediately available funds. Such advance(s) shall be evidenced by the issuance of one or more promissory notes, which notes will be repaid for the benefit of the Stockholders in shares of Parent Common Stock at the price of $10.00 per share upon the consummation of the Transaction. In the event of termination of this Agreement pursuant to Section 11.1(b) (but only if such termination is as a direct result of the failure to satisfy the conditions set forth in Section 9.1(a),Section 9.1(e), or Section 9.2) or Section 11.1(e), or termination by Parent pursuant to Section 11.1(f), Parent shall have the right, without further action, to retain the full amount of such advances and the note evidencing such advances shall be deemed cancelled and satisfied in full. In the event of the termination of this Agreement for any other reason, Parent shall promptly repay to the Company the full amount of such advances.

ARTICLE XII
MISCELLANEOUS

12.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM (New York time) on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 4:00 PM (New York time) on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; (c) if email, on the date of transmission if acknowledgment of receipt is given on opening or, if no such acknowledgement is given, two business days after the date of transmission; or (d) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

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if to the Company (or, following the Closing, the Surviving Company):

Cardio Diagnostics, Inc.

400 N Aberdeen St., Suite 900

Chicago IL 60607

Attn.: Meeshanthini (Meesha) Dogan, Chief Executive Officer

e-mail: mdogan@cardiodiagnosticsinc.com

with a copy to (which shall not constitute notice):

Shartsis Friese LLP

1 Maritime Plaza, 18th Floor

San Francisco, CA 94111

Attention: P. Rupert Russell

Email: rrussell@sflaw.com

if to the Shareholders’ Representative, or to the Company Securityholders after Closing, to:

Meeshanthini (Meesha) Dogan

400 N. Aberdeen St., Suite 900

Chicago IL 60642

e-mail: mdogan@cardiodiagnosticsinc.com

if to the Parent or Merger Sub:

Mana Capital Acquisition Corp.

8 The Green, Suite 12490

Dover, DE 19901

Attn: Jonathan Intrater, Chief Executive Officer

e-mail: intrabel@comcast.net

with a copy to (which shall not constitute notice):

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, NY 10006

Attention: Jie Chengying Xiu, Esq.

e-mail: Jxiu@beckerlawyers.com

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12.2 Amendments; No Waivers; Remedies.

This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct.

(a) At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder, nor any course of dealing, shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party or parties to be bound thereby.

(b) No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

12.3 Arm’s-length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

12.4 Publicity. Except as required by law or applicable stock exchange rules and except with respect to the Additional Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance. Notwithstanding anything in this Agreement to the contrary, following the Closing Date and the public announcement of the Merger, the Shareholders’ Representative shall be permitted to disclose that it has been engaged to serve as the Shareholders’ Representative in connection with the Merger as long as such disclosure does not disclose any of the other terms of the Merger or the other transactions contemplated herein.

12.5 Expenses. Out of pocket amounts previously incurred by Parent for lien searches including for UCC, litigation, judgments and taxes shall be paid or reimbursed by the Company to the extent copies have been provided to the Company. Except as otherwise specified in this Agreement, all other costs and expenses, including, without limitation, fees and disbursements of counsel, accountants and other advisors, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing has taken place.

12.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of Law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

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12.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of law rule or principle that would result in the application of any laws other than the laws of the State of New York; provided, however, that any matter of corporate law that would be governed by the DGCL shall be governed by and construed in accordance with the DGCL, without regard to any conflict of law rule or principle that would result in the application of any laws other than the DGCL. The Parties agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of Delaware. Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 12.1 hereof or in such other manner as may be permitted by Law, shall be effective service of process for any Proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 12.7. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.8 Counterparts; Electronic Signatures; Electronic Transmission. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission (including portable document format (.pdf)) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic transmission (including portable document format (.pdf)) shall be deemed to be their original signatures for all purposes.

12.9 Entire Agreement. This Agreement together with the Ancillary Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein, except for the Confidentiality Agreement. No provision of this Agreement or any Ancillary Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage.

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12.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

12.11 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

12.12 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.7 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

12.13 Waiver. Reference is made to the final prospectus of the Parent, dated November 24, 2021 (the “Prospectus”). The Company has read the Prospectus and understands that the Parent has established the Trust Account for the benefit of the public shareholders of the Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Parent agreeing to enter into this Agreement, each of the Company and the Shareholders’ Representative, for itself and on behalf of the Shareholders of the Company, hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it shall not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Parent. This Section 12.13 shall survive termination of this Agreement for any reason.

12.14 Release of Claims. In consideration of the receipt the Merger Consideration, each Stockholder (in its capacity as a Stockholder of the Company), (collectively, “Releasors”) hereby releases and discharges the Company and its Affiliates and their respective past, present and future directors, officers, employees, agents, representatives and their respective successors and assigns (collectively, “Releasees”) fully, finally and forever, from all and any manner of claims, actions, rights, causes of actions, suits, obligations, liabilities, debts, due sums of money, agreements, promises, damages, judgments, executions, accounts, expenses, costs, attorneys’ fees and demands whatsoever, whether in law, contract or equity, whether known or unknown, matured or unmatured, foreseen or unforeseen, arising out of events existing or occurring contemporaneously with or prior to the Effective Time (including whether or not the Merger Consideration Schedule did not accurately reflect the terms of the Company Certificate of Incorporation) or otherwise relating to such Stockholder’s acquisition, ownership, control or sale of Company Common Stock (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such Stockholder in connection with such issuance); provided, that nothing contained herein shall operate to release any liabilities of a Releasee based upon, arising out of or relating to, without duplication, (i) this Agreement or any of the Transaction Documents, (ii) the obligations of any insurer under any insurance policy, (iii) any rights to indemnification to the extent provided for (A) in the Company Organizational Documents or (B) pursuant to Indemnification Agreement by and between any Stockholder and the Company entered into prior to the date hereof and made available to Parent prior to the date hereof, (iv) if applicable, any rights to compensation or other employment benefits earned or accrued by or for his benefit prior to the Closing in respect of services performed as an employee or consultant of the Company prior to the Closing, solely to the extent not paid by the Company prior to the Closing, (v) any employment agreement or consulting agreement, as applicable, entered into connection with the consummation of the Transactions, in each of clauses (iv) and (v) to the extent such agreements and the agreements underlying such services have been made available to Parent or (vi) any claims, actions, or causes of action that, as a matter of applicable Law, are not waivable.

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12.15 Shareholders’ Representative.

(a) By virtue of the adoption of this Agreement and the transactions contemplated hereby, the approval of the principal terms of the Merger, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Company Securityholder shall be deemed to have appointed the designation of, and hereby designates, Meeshanthini (Meesha) Dogan as the Shareholders’ Representative for all purposes in connection with the negotiation and execution of this Agreement, the Additional Agreements and the agreements ancillary hereto, including, but not limited to, (i) to give and receive notices and communications to Parent for any purpose under this Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Section 10.1 or, following the Closing, other disputes arising under or related to this Agreement, (iii) to enter into and deliver the Escrow Agreement on behalf of each of the Company Securityholders, (iv) to authorize or object to delivery to Parent of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by the Parent in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of Company Securityholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger and (vi) to take all actions necessary or appropriate in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing.

(b) The Shareholders’ Representative may resign at any time. Such agency may be changed by the Company Securityholders from time to time upon no less than twenty (20) days prior written notice to the Parent, provided, however, that the Shareholders’ Representative may not be removed unless holders of a majority of the shares of Company Capital Stock (on an as converted to Company Shares) outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Shareholders’ Representative may be filled by approval of the holders of a majority of the shares of Company Capital Stock (on an as converted to Company Shares) outstanding immediately prior to the Effective Time. No bond shall be required of the Shareholders’ Representative.

(c) The Shareholders’ Representative will incur no liability of any kind with respect to any action or omission by the Shareholders’ Representative in connection with the Shareholders’ Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Shareholders’ Representative’s gross negligence or willful misconduct. The Shareholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders will indemnify, defend and hold harmless the Shareholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Shareholders’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that Representative Losses shall not include costs (other than third party expenses) incurred by the Shareholders’ Representative in the ordinary course of business of the Shareholders’ Representative under any engagement letter entered into by the Shareholders’ Representative, the Company, and certain of the Company Securityholders; provided, further, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Shareholders’ Representative, the Shareholders’ Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. In no event will the Shareholders’ Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Shareholders’ Representative under this section. The foregoing indemnities will survive the Closing, the resignation or removal of the Shareholders’ Representative or the termination of this Agreement.

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12.16 Time. Time is of the essence in each and every provision of this Agreement.

12.17 Specific Performance. The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that each Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with Section 12.7, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking injunctive relief to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement, shall not be required to provide any bond or other security in connection with any such Order or injunction.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent: MANA CAPITAL ACQUISITION CORP.

By:	/s/ Jonathan Intrater
Name: Jonathan Intrater
Title: Chief Executive Officer

Merger Sub: MANA MERGER SUB INC.

By:	/s/ Jonathan Intrater
Name: Jonathan Intrater
Title: Chief Executive Officer

Company: CARDIO DIAGNOSTICS, INC.

By:	/s/ Meeshanthini (Meesha) Dogan
Name: Meeshanthini (Meesha) Dogan
Title: Chief Executive Officer

Shareholders’ Representative:

By:	/s/ Meeshanthini (Meesha) Dogan
Name: Meeshanthini (Meesha) Dogan

FIRST AMENDMENT TO
MERGER AGREEMENT AND PLAN OF REORGANIZATION

This FIRST AMENDMENT TO MERGER AGREEMENT AND PLAN OF REORGANIZATION (the “Amendment”) is made and entered into as of September 15, 2022 by and among Cardio Diagnostics, Inc., a Delaware corporation (the “Company” or “Cardio”), Meeshanthini (Meesha) Dogan, as representative of the shareholders of the Company (the “Shareholders’ Representative”), Mana Capital Acquisition Corp., a Delaware corporation (“Parent” or “Mana”), and Mana Merger Sub Inc., a Delaware corporation (“Merger Sub”).

A.The Company, Parent, Shareholders’ Representative and Merger Sub have previously entered into that certain Merger Agreement and Plan of Reorganization dated as of May 27, 2022 (the “Merger Agreement”).

B.Section 12.2 of the Merger Agreement provides that the Merger Agreement cannot be amended, except by a writing signed by each party thereto.

C.The parties hereto desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.Definitions.

(a)Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Merger Agreement.

(b)The definition of “Company Equity Rights” set forth in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Company Equity Rights” means all rights to acquire the Equity Right Shares (as defined herein).

(c)The definition of “Escrow Participant(s)” set forth in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Escrow Participant(s)” means each of the Persons who are members of the Stockholder Earnout Group.

(d)The definition of “Exchange Ratio” set forth in Section 1.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Exchange Ratio” means the quotient of (a) the Aggregate Closing Merger Consideration less the Equity Right Shares, divided by (b) the Company Fully Diluted Capital Stock.

2.Section 3.1(a). Section 3.1(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

(a)each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Capital Stock resulting from the conversion or exercise of Company Warrants and Company Options prior to the Effective Time, but excluding Equity Right Shares) shall be canceled and converted into (i) the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”) and (ii) the contingent right to receive a portion of the Stockholder Earnout Shares, calculated on a Pro Rata Basis together with all other shares of Company Capital Stock held by the holder of such share as of immediately prior to the Effective Time, if, as and when payable in accordance with the provisions of Section 3.7;

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3.Section 3.1(f). Section 3.1(f) of the Merger Agreement is hereby amended and restated in its entirety as follows:

(f)each Company Equity Right that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted into a right to acquire a number of shares of Parent Common Stock equal to one percent (1%) of the Aggregate Closing Merger Consideration (the “Equity Right Shares”). At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Equity Right pursuant to this subsection.

4.Section 3.6(a) and 3.6(b). Section 3.6(a) and 3.6(b) of the Merger Agreement are hereby amended and restated in its entirety as follows:

(a)A statement (the “Closing Date Statement”), signed and certified by the Chief Financial Officer of the Company on its behalf, which sets forth a good faith estimate (with reasonable supporting detail) of (i) the Company Closing Cash, (ii) Company Closing Debt, (iii) Company Closing Net Debt, (iv) the Aggregate Exercise Price and (v) the Company Fully Diluted Capital Stock. In addition, the Closing Date Statement shall also include (i) the Company’s calculation of the Per Share Merger Consideration and the number of Equity Right Shares based on the foregoing estimates (and the other components contemplated by Section 3.1 in the calculation of the Per Share Merger Consideration), (ii) a copy of the Company’s good faith estimated unaudited consolidated balance sheet of the Company as of immediately prior to the Closing upon which such calculations are based, and (iii) wire transfer or other applicable delivery instructions for payment of each item of Company Transaction Expenses to be paid at Closing. Each of the components required to be set forth on the Closing Date Statement shall be calculated in accordance with the definitions set forth in this Agreement.

(b)A statement (the “Merger Consideration Schedule”), signed and certified by the Chief Financial Officer of the Company in his or her capacity as such, which sets forth: (i) the Aggregate Closing Merger Consideration, the Aggregate Closing Merger Consideration Value, the Per Share Merger Consideration and the number of Equity Right Shares; (ii) a detailed capitalization schedule of the Company, setting forth all Company Capital Stock; (iii) the portion of the Aggregate Closing Merger Consideration payable in respect of each share of Company Common Stock; (iv) the holder to whom the Equity Right Shares are issuable; and (v) for each holder of Company Common Stock: (A) the number of shares of Company Common Stock held by such Person (including the respective Certificate number of any certificated Company Common Stock held by such Person), (B) the portion of the Aggregate Closing Merger Consideration required to be paid under the Company Certificate of Incorporation to each holder of Company Common Stock in respect of such holder’s Company Common Stock, and (C) such holder’s aggregate Per Share Merger Consideration. The calculations set forth in the Merger Consideration Schedule shall be prepared in accordance with the Company Certificate of Incorporation and the requirements of the DGCL. Parent shall be entitled to rely (without any duty of inquiry) upon the Merger Consideration Schedule, and a Letter of Transmittal shall be required to be delivered by each holder of Company Common Stock as a condition to receipt of any Merger Consideration and shall include a waiver of, among other things, any and all claims (i) that the Merger Consideration Schedule did not accurately reflect the terms of the Company Certificate of Incorporation, and (ii) in connection with the issuance of any Company Common Stock (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such Stockholder in connection with such issuance). Any amounts delivered by Parent to an applicable holder of Company Common Stock in accordance with the foregoing shall be deemed for all purposes to have been delivered to the applicable holder in full satisfaction of the obligations of Parent under this Agreement and Parent shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.

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5.Section 3.7(a). Section 3.7(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

(a)Delivery of Stockholder Earnout Shares. After the Closing, subject to the terms and conditions set forth herein, (i) Stockholders who have received, or are entitled to receive, any Per Share Merger Consideration and (ii) holders of Equity Right Shares (collectively, the “Stockholder Earnout Group”) shall have the contingent right to receive additional shares of Parent Common Stock based on the performance of Parent if the requirements as set forth in this Section 3.7 are achieved. At the Closing and immediately prior to the Effective Time, Parent shall deliver to the Exchange Fund 1,000,000 shares of Parent Common Stock, as such shares may be adjusted for any stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination (the “Stockholder Earnout Shares”). The Stockholder Earnout Shares shall be allocated on a Pro Rata Basis among the members of the Stockholder Earnout Group in accordance with this Section 3.7.

6.Section 3.7(f). Section 3.7(f) of the Merger Agreement is hereby amended and restated in its entirety as follows:

(f)As used in this Section 3.7, the term “Pro Rata Basis” shall mean, with respect to any member of the Stockholder Earnout Group, in accordance with the ratio calculated by dividing (x) the sum of the aggregate Per Share Merger Consideration plus the Equity Right Shares issued or issuable to such Persons by (y) the sum of the aggregate Per Share Merger Consideration plus the Equity Right Shares issued or issuable to the Stockholder Earnout Group, in each case as of immediately following the Closing as determined in accordance with the provisions of this Article III.

7.Section 8.7. Section 8.7 of the Merger Agreement is hereby amended and restated in its entirety as follows:

8.7 Employee Benefits Matters. The Company shall prepare and present to the Parent’s board of directors, a long-term incentive plan for service providers to Parent and its subsidiaries that initially reserves 3,265,516 shares of Parent Common Stock with effect immediately following Closing (the “Equity Incentive Plan”). The Equity Incentive Plan shall be subject to reasonable review and comment by Parent, and thereafter adopted by Parent’s board of directors prior to the Closing.

8.Miscellaneous.

8.1Effect of Amendment. Except as expressly amended by this Amendment, all of the terms of the Merger Agreement shall remain unchanged and in full force and effect. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto. The provisions of Article XII of the Merger Agreement are incorporated in this Amendment by this reference, mutatis mutandis. Counterparts of this Amendment may be executed and delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.2References. Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Merger Agreement shall, effective from the date of this Amendment, refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement and references in the Merger Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to May 27, 2022 and references to the date of this Amendment and “as of the date of this Amendment” shall refer to date of this Amendment as set forth at the top of page 1 of this Amendment.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written

Parent: MANA CAPITAL ACQUISITION CORP.

By:	/s/ Jonathan Intrater
Name: Title:	Jonathan Intrater Chief Executive Officer

Merger Sub: MANA MERGER SUB INC.

By:	/s/ Jonathan Intrater
Name: Title:	Jonathan Intrater Chief Executive Officer

Company: CARDIO DIAGNOSTICS, INC.

By:	/s/ Meeshanthini (Meesha) Dogan
Name: Title:	Meeshanthini (Meesha) Dogan Chief Executive Officer

Shareholder Representative:

By:	/s/ Meeshanthini (Meesha) Dogan
Name:	Meeshanthini (Meesha) Dogan

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Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MANA CAPITAL ACQUISITION CORP.

_______ [ ], 2022

Mana Capital Acquisition Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.	The name of the Corporation is “Mana Capital Acquisition Corp.”

2.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 19, 2021 (the “Original Certificate of Incorporation”) and the Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 22, 2021 (the “Amended and Restated Certificate”).

3.	This Second Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate (the “Second Amended and Restated Certificate”).

4.	This Second Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5.	This Second Amended and Restated Certificate of Incorporation shall become effective on the date of filing with the Secretary of State of Delaware.

6.	The text of the Amended and Restated Certificate is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation (hereinafter the “Corporation”) is: Cardio Diagnostics Holdings, Inc.

SECOND: The address of the initial registered office and registered agent in this state is c/o A Registered Agent, Inc., 8 The Green, STE A, Dover, the County of Kent, Delaware, Zip Code 19901, United States. The registered agent in charge thereof is A Registered Agent, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware, now or hereafter in effect, or implied by the reasonable construction of the said laws.

FOURTH: Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is FOUR HUNDRED MILLION (400,000,000) shares, consisting of THREE HUNDRED MILLION (300,000,000) shares of Common Stock, $0.00001 par value per share (hereinafter, the “Common Stock”), and ONE HUNDRED MILLION (100,000,000) shares of Preferred Stock, $0.00001 par value per share (hereinafter, the “Preferred Stock”).

A.  Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.  Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

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FIFTH:

Section 5.1 General.

(a) The provisions of this Article FIFTH shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination (as defined below) and no amendment to this Article FIFTH shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least a majority of all then outstanding shares of the Common Stock. For the purposes of this Amended and Restated Certificate, a “Business Combination” shall mean any merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination involving the Corporation and one or more businesses or entities.

(b) Immediately after the consummation of the Corporation’s initial public offering (the “Offering”), a certain amount of the net offering proceeds received by the Corporation in the Offering and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest income (if any) to pay the Corporation’s taxes, if any, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation does not complete its initial Business Combination within nine (9) months from the closing of the Offering (unless extended in accordance with the provisions of Section 5.9 below), subject to applicable law, and (iii) the redemption of Offering Shares in connection with a stockholder vote to approve an amendment to this Amended and Restated Certificate that (A) would affect the substance or timing of the Corporation’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Offering Shares if the Corporation has not completed an initial Business Combination within nine (9) months from the closing of the Offering (unless extended in accordance with the provisions of Section 5.9 below), or (B) with respect to stockholders’ rights or pre-initial Business Combination activity (as described in Section 5.7). Holders of shares of the Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or any affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

Section 5.2 Redemption Rights.

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 5.2(b) and 5.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 5.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares to the extent that upon the consummation of the Business Combination such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) of at least $5,000,001 (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant or rights issued pursuant to the Offering.

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(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 5.2(a) hereof, pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 5.2(a) hereof, in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 5.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the completion of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Corporation to pay its taxes by (ii) the number of the then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights shall be equal to the quotient obtained by dividing (a) the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the completion of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Corporation to pay its taxes by (b) the number of the then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the Offering Shares without the prior consent of the Corporation.

(d) In the event that the Corporation has not completed an initial Business Combination within nine (9) months from the closing of the Offering (unless extended in accordance with the provisions of Section 5.9 below), the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Offering Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account not previously released to the Corporation to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, liquidate and dissolve, subject in each case to the Corporation’s obligations under the GCL to provide for claims of creditors and the requirements of other applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) either (A) the Redemption Limitation is not exceeded or (B) the shares of the Corporation’s Common Stock are listed on a national securities exchange, as contemplated by Rule 3a51-1(a) under the Exchange Act, or any successor rule.

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(f) If the Corporation conducts a tender offer pursuant to Section 5.2(b), the Corporation shall consummate the proposed initial Business Combination only if either (i) the Redemption Limitation is not exceeded or (ii) the shares of the Corporation’s Common Stock are listed on a national securities exchange, as contemplated by Rule 3a51-1(a) under the Exchange Act, or any successor rule.

Section 5.3 Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 5.2(a), 5.2(b), 5.2(d) or 5.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination, including the requirement that any Public Stockholder holder that holds Offering Shares beneficially through a nominee must identify itself to the Corporation in connection with any redemption election in order to validly redeem such Offering Shares. Holders of Offering Shares seeking to exercise their Redemption Rights may be required to either tender their certificates (if any) to the Corporation’s transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, prior to a date set forth in the tender offer documents or proxy materials, as the case may be, sent in connection with the proposal to approve the Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 5.4 Share Issuances. Prior to or in connection with the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional securities of the Corporation that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on the Corporation’s initial Business Combination or any other proposal presented to the stockholders prior to or in connection with the completion of an initial Business Combination.

Section 5.5 Transactions with Affiliates. In the event the Corporation seeks to complete its initial Business Combination with a business combination target that is affiliated with the Sponsor, or the executive officers or directors of the Corporation, the Corporation, or a committee of independent directors of the Corporation, shall obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority or an independent accounting firm, that such initial Business Combination is fair to the Corporation from a financial point of view.

Section 5.6 No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

 Section 5.7 Additional Redemption Rights. If, in accordance with Section 5.1(b), any amendment is made to Section 5.2(d) that would affect the substance or timing of the Corporation’s obligation to allow redemption in connection with the Corporation’s initial Business Combination or to redeem 100% of the Offering Shares if the Corporation does not complete an initial Business Combination within a maximum of 21 months from the closing of the Offering or with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Corporation to pay its taxes, divided by the number of the then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article FIFTH will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation, unless the shares of the Corporation’s Common Stock are listed on a national securities exchange, as contemplated by Rule 3a51-1(a) under the Exchange Act, or any successor rule.

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Section 5.8 Minimum Value of Target. The Corporation’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination.

Section 5.9 Duration of Existence; Extension.  In the event that the Corporation does not consummate a Business Combination within nine (9) months after the consummation of the Offering, the Board of Directors of the Corporation may extend the period of time to consummate a Business Combination up to twelve (12) times, each by an additional period of one (1) month, for an aggregate of twelve (12) additional months (the latest such date being referred to as the “Termination Date”) provided that (i) for each such extension the Sponsor (or its affiliates or designees) must deposit into the Trust Account an amount of $206,667 (or $237,667 if the over-allotment option provided for in the Offering is exercised by the underwriters in full)($0.0333 per Offering Share) per extension, and up to a maximum of $2,480,000(or $2,852,000 if the over-allotment option provided for in the Offering is exercised by the underwriters in full)(a maximum of $0.40 per Offering Share) if all twelve (12) extensions occur and (ii) the procedures relating to any such extension, as set forth in the Investment Management Trust Agreement between the Corporation and Continental Stock Transfer & Trust Company, shall have been complied with. The total amount of such deposits will be added to the proceeds from the Offering to be held in the Trust Account and shall be used to fund the redemption of the Offering Shares in accordance with this Section 5.9. In the event that the Corporation does not consummate a Business Combination by the Termination Date, the Corporation shall comply with Section 5.2(d) of this Amended and Restated Certificate.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

Section 6.1.  Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

Section 6.2.  The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation.

Section 6.3.   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

Section 6.4.   In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

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 SEVENTH:

Section 7.1.   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

Section 7.2.  The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Section 7.3.   Notwithstanding the foregoing provisions of this Article Seventh, no indemnification nor advancement of expenses will extend to any claims made by the Company’s officers and directors to cover any loss that such individuals may sustain as a result of such individuals’ agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Corporation for services rendered or contracted for or products sold to the Corporation, as described in the Registration Statement.

EIGHT: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:

Section 9.1.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the GCL or this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended.

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Section 9.2  If any action the subject matter of which is within the scope of Section 9.1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 9.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 9.3. If any provision or provisions of this Article NINTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article NINTH (including, without limitation, each portion of any sentence of this Article NINTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article NINTH.

TENTH: Prior to the consummation of the Corporation’s initial Business Combination, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation. In addition to the foregoing, prior to the consummation of the Corporation’s initial Business Combination, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be duly executed on behalf of the Corporation by an authorized officer as of the date first set forth above.

Mana Capital Acquisition Corp.

By: ___________________________

Name: Jonathan Intrater

Title: Chief Executive Officer

[Signature Page to Second Amended and Restated Certificate of Incorporation]

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Annex C

CARDIO DIAGNOSTICS HOLDINGS INC.

2022 EQUITY INCENTIVE PLAN

Page

SECTION 1 Establishment and Purpose.	1
(a) Purpose	1
(b) Adoption and Term	1
SECTION 2 Definitions	1
SECTION 3 Administration	4
(a) Committee of the Board of Directors	5
(b) Authority.	5
(c) Exchange Program	5
(d) Delegation by the Committee	5
(e) Indemnification	6
SECTION 4 Eligibility and Award Limitations.	6
(a) Award Eligibility	6
(b) Award Limitations	6
SECTION 5 Stock Subject To The Plan.	6
(a) Shares Subject to the Plan	6
(b) Lapsed Awards	6
SECTION 6 Terms And Conditions Of Stock Options	6
(a) Power to Grant Options	6
(b) Optionee to Have No Rights as a Stockholder	6
(c) Award Agreements	6
(d) Vesting	7
(e) Exercise Price and Procedures	7
(f) Effect of Termination of Service	7
(g) Limited Transferability of Options	8
(h) Acceleration of Exercise Vesting	8
(i) No Repricing	8
(j) Modification, Extension, Cancellation and Regrant	8
(k) Term of Option	8
(l) Special Rules For Incentive Stock Options (“ISOs”).	8
(m) Shareholder Rights
SECTION 7 Restricted Stock	9
(a) Grant of Restricted Stock.	9
(b) Establishment of Performance Criteria and Restrictions	9
(c) Share Certificates and Transfer Restrictions	9
(d) Voting and Dividend Rights	9
(e) Award Agreements	10
(f) Time Vesting	10
(g) Acceleration of Vesting.	10
SECTION 8 Restricted Stock Units	10

i

(a) Grant	10
(b) Vesting Criteria and Other Terms	10
(c) Earning of Restricted Stock Units	11
(d) Dividend Equivalents	11
(e) Form and Timing of Payment	11
(f) Cancellation	11
SECTION 9 Stock Appreciation Rights	11
(a) Grant	11
(b) Exercise and Payment	11
SECTION 10 Performance Units and Performance Shares	11
(a) Grant of Performance Units/Shares	11
(b) Value of Performance Units/Shares	12
(c) Performance Objectives and Other Terms	12
(d) Measurement of Performance Goals	12
(e) Earning of Performance Units/Shares	13
(f) Form and Timing of Payment of Performance Units/Shares	13
(g) Cancellation of Performance Units/Shares	13
(h) Non-transferability	13
SECTION 11 Tax Withholding	13
(a) Tax Withholding for Options	13
(b) Tax Withholding for Restricted Stock and Other Awards	13
SECTION 12 Adjustment of Shares and Representations	13
(a) General	13
(b) Mergers and Consolidations	14
(c) Reservation of Rights.	14
SECTION 13 Miscellaneous	14
(a) Regulatory Approvals	14
(b) Strict Construction.	14
(c) Choice of Law	14
(d) Compliance With Code Section 409A	15
(e) Date of Grant	15
(f) Conditions Upon Issuance of Shares	15
(g) Clawback Provisions	15
(h) Stockholder Approval	15
SECTION 14 No Employment or Service Retention Rights	15
SECTION 15 Duration and Amendments	15
(a) Term of the Plan	15
(b) Right to Amend or Terminate the Plan	15
(c) Effect of Amendment or Termination	15
SECTION 16 Execution	16

ii

CARDIO DIAGNOSTICS HOLDNGS INC.

2022 EQUITY INCENTIVE PLAN

SECTION 1 Establishment and Purpose.

(a) Purpose. The purpose of the Plan is to promote the interests of Cardio Diagnostics Holdings Inc., a Delaware corporation (the “Company”), and its stockholders by providing eligible employees, directors and consultants with additional incentives to remain with the Company and its subsidiaries, to increase their efforts to make the Company more successful, to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms and to attract and retain the best available personnel to participate in the ongoing business operations of the Company.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

(b) Adoption and Term. The Plan has been approved by the Board of Directors (the “Board”) of the Company, and subject to stockholder approval, and is effective October 25, 2022. The Plan will remain in effect until terminated by action of the Board except as otherwise provided in Section 15.

SECTION 2 Definitions.

(a) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(b) “Award” means the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units or Performance Shares made pursuant to the Plan.

(c) “Award Agreement” means an agreement entered into by the Company and the Participant setting forth the terms applicable to an Award granted to the Participant under the Plan.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company public disgrace or disrepute, or adversely affects the Company's operations, condition (financial or otherwise), prospects or interests, (ii) gross negligence or willful misconduct with respect to the Company, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (6) below) to the Company (other than due to a disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Company; or (vi) any breach of any obligation or duty to the Company (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines "Cause," then with respect to such Participant, "Cause" shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change of Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company's then outstanding capital stock; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's securities outstanding immediately following such event or, if the resulting entity is a direct or indirect subsidiary of the entity whose securities are issued in such transaction(s), the voting power of such issuing entity's securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization or any similar purpose); (iv) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (v) a liquidation or dissolution of the Company; or (vi) any similar event deemed by the Committee to constitute a Change in Control for purposes of the Plan. For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Company, any successor to the Company, or any successor to the Company's business, being controlled, directly or indirectly, by the same person or persons who controlled the Company, directly or indirectly, immediately before such transaction(s).

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(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee of the Board of Directors or such other committee or individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Cardio Diagnostics Holdings, Inc., a Delaware corporation and where applicable, its Subsidiaries.

(k) “Consultant” means any person other than an Employee, engaged by the Company or Subsidiary to render services to such entity.

(l) “Date of Grant” means the date on which the Committee grants an Award pursuant to the Plan.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(n) “Effective Date” means October 25, 2022.

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(o) “Employee” means any individual who is a common-law employee of the Company or a Subsidiary.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 12 or any action taken in connection with a Change in Control transaction or (ii) transfer or other disposition permitted under Section 12. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company's shareholders.

(r) “Exercise Price” with respect to an Option, means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option, as determined by the Committee on the Date of Grant. In no event shall the Exercise Price of any Common Stock made the subject of an Option, be less than the Fair Market Value on the Date of Grant.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if the Common Stock is quoted on the Over-the-Counter (OTC) market, be that the OTCQB, OTCBB or Pink Sheets, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal, the OTC, or such other source as the Committee deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Board after taking into account such factors as the Board shall deem appropriate.

(t) “Incentive Stock Option” or “ISO” means a stock option intended to satisfy the requirements of Section 422(b) of the Code.

(u) “Nonstatutory Option” means a stock option not intended to satisfy the requirements of Section 422(b) of the Code.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase shares of Common Stock.

(x) “Option Stock” means those shares of Common Stock made the subject of an Option granted pursuant to the Plan.
(y) “Optionee” means an individual who is granted an Option.

(z) “Outside Director” means a member of the Board of Directors who is not an Employee.

(aa) “Participant” means a person who has an outstanding Award under the Plan. The term Participant also refers to an Optionee.

(bb) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10(c) of the Plan.

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(cc) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine pursuant to Section 10.

(dd) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee) “Plan” means this Cardio Diagnostics Holdings Inc. 2022 Equity Incentive Plan.

(ff) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company's securities.

(gg) “Repricing” means (i) reducing the exercise price of Nonqualified Stock Options, Incentive Stock Options, or Stock Appreciation Right (collectively, “Stock Rights”), (ii) cancel outstanding Stock Rights in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original options or base price of stock appreciation rights, as applicable, (iii) cancel outstanding Stock Rights with an exercise price or base price, as applicable, that is less than the then current Fair Market Value of a Share in exchange for other Awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted without stockholder approval.

(hh) “Restricted Stock” means those shares of Common Stock made the subject of an Award granted under the Plan.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll) “Service” means service as an Employee, Consultant or Outside Director.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(nn) “Stock Appreciation Right” or “SAR” means a right awarded to a Participant pursuant to Section 9 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, in an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

(oo) “Subsidiary” means any Company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3 Administration.

(a) Committee of the Board of Directors. The Plan may be administered by the Compensation Committee of the Board or such other Committee or individuals as appointed by the Board to administer the Plan. Each Committee shall have such authority and be responsible for such functions as the Board has assigned to it. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authorities previously delegated to the Committee. If no Committee has been appointed, the entire Board shall administer the Plan.

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To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Authority. Subject to the terms and conditions of the Plan, the Committee shall have the sole discretionary authority:

(i) to authorize the granting of Awards under the Plan;

(ii) to select the Employees, Consultants or Outside Directors who are to be granted Awards under the Plan and to determine the conditions subject to such Awards;

(iii) to construe and interpret the Plan;

(iv) to determine Fair Market Value;

(v) to establish and modify administrative rules for the Plan;

(vi) to impose such conditions and restrictions with respect to the Awards, not inconsistent with the terms of the Plan, as it determines appropriate;

(vii) to execute or cause to be executed Award Agreements; and

(viii) generally, to exercise such power and perform such other acts in connection with the Plan and the Awards, and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

Any person delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

(c) Exchange Program. Notwithstanding anything in this Section 3, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company's shareholders.

(d) Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan's qualification under Code Section 162(m), if applicable, or Rule 16b-3.

(e) Indemnification. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee, the Board, and any Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (ii) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

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SECTION 4 Eligibility and Award Limitations.

(a) Award Eligibility. Employees, Consultants, and Outside Directors shall be eligible for the grant of Awards under the Plan. Only Employees shall be eligible for the grant of Incentive Stock Options.

(b) Award Limitations. The Company may apply limits on the grant of Awards during any fiscal year or any particular type or amount of Award.

SECTION 5 Stock Subject To The Plan.

(a) Shares Subject to the Plan. The maximum aggregate number of Shares that may be issued under the Plan immediately after the Effective Date is 3,265,516 Shares, subject to both increase under Section 5(b) and adjustment under Section 12 after the Effective Date (the “Share Reserve”); provided, however that the Share Reserve will increase on January 1st of each calendar year beginning on January 1, 2023 and ending on and including January 1, 2027 (each, an “Evergreen Date”), in an amount equal to the lesser of (i) 7% of the total number of shares of Common Stock outstanding on the December 31st immediately preceding the applicable Evergreen Date and (ii) such lesser number of shares of Common Stock as determined to be appropriate by the Committee in its sole discretion. Notwithstanding the foregoing and, subject to adjustment as provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 3,265,516.

(b) Lapsed Awards. To the extent an Award expires, is surrendered pursuant to an Exchange Program or becomes unexercisable without having been exercised or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing (and except with respect to Shares of Restricted Stock that are forfeited rather than vested), Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

SECTION 6 Terms And Conditions Of Stock Options.

(a) Power to Grant Options. Subject to the maximum per person share limitation in Section 4, the Committee may grant to such Employees or persons as the Committee may select, Options entitling the Optionee to purchase shares of Common Stock from the Company in such quantity, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Committee at the time of grant or pursuant to applicable resolution of the Committee, and as set forth in the Participant’s Option Award Agreement. Options granted under the Plan may be Nonstatutory Stock Options or Incentive Stock Options.

(b) Optionee to Have No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder of the Company with respect to the shares of Common Stock made subject to an Option unless and until such Optionee exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, dividends, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option.

(c) Award Agreements. The terms of any Option shall be set forth in an Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. In the event that any provision of an Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan constituted on the Date of Grant of such Option shall control. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Optionee have executed an Award Agreement setting forth the grant and the terms and conditions of the Option.

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(d) Vesting. Unless a different vesting schedule is listed in an individual Award Agreement, the Shares subject to an Option granted under the Plan shall vest and become exercisable in accordance with the following schedule:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

(e) Exercise Price and Procedures.

(1) Exercise Price. The Exercise Price means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option. Notwithstanding the foregoing, in no event shall the Exercise Price of any Common Stock made the subject of an Option be less than the Fair Market Value of such Common Stock, determined as of the Date of Grant.

(2) Exercise Procedures. Each Option granted under the Plan shall be exercised by providing written notice to the Committee, together with payment of the Exercise Price, which notice and payment must be received by the Committee on or before the earlier of (i) the date such Option expires, and (ii) the last date on which such Option may be exercised as provided in paragraph (f) below.

(3) Payment of Exercise Price. The Exercise Price times the number of the shares to be purchased upon exercise of an Option granted under the Plan shall be paid in full at the time of exercise. The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (i) cash; (ii) check; (iii) promissory note, to the extent permitted by Applicable Laws, (iv) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion; (v) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (vi) by net exercise; (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (viii) any combination of the foregoing methods of payment.

(f) Effect of Termination of Service. Subject to paragraph (k) below regarding Special Rules for Incentive Stock Options, the following provisions shall govern the exercise of any Options granted to an Optionee that are vested and outstanding at the time Optionee’s Service ceases:

(1) Termination of Employment for Reasons Other than Death, Disability or a Termination for Cause. Should Optionee’s Service with the Company cease for any reason other than death, Disability or a termination for Cause (as determined by the Committee), then each Option shall remain exercisable until the close of business on the earlier of (i) 3 months following the date Optionee’s Service ceased or (ii) the expiration date of the Option.

(2) Termination of Employment Due to Death or Disability. Should Optionee’s Service cease due to death or Disability, then each Option shall remain exercisable until the close of business on the earlier of (i) the 12 month anniversary of the date Optionee’s Service ceased, or (ii) the expiration date of the Option.

(3) Termination for Cause. Should Optionee’s Service be terminated for Cause while his Option remains outstanding, each outstanding Option granted to Optionee (whether vested or unvested) shall terminate immediately and Optionee shall forfeit all rights with respect to such Award.

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(g) Limited Transferability of Options. An Option shall be exercisable only by the Optionee during his lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee’s death.

(h) Acceleration of Exercise Vesting. Notwithstanding anything to the contrary in the Plan, the Committee, in its discretion, may allow the exercise in whole or in part, at any time after the Date of Grant, any Option held by an Optionee, which Option has not previously become exercisable. In the event of a Change of Control of the Company, the Committee, in its discretion may provide that Options shall become 100% vested and exercisable on the date of the Change of Control. Options shall also become 100% vested in the event Optionee dies or becomes Disabled while employed.

(i) No Repricing. The terms of any outstanding Award may not be amended, and action may not otherwise be taken, in a manner to achieve a Repricing; provided, however, that nothing herein shall prevent the Committee from taking any action provided for in Section 14 below

(j) Modification, Extension, Cancellation and Regrant. Within the limitations of the Plan and after taking into account any possible adverse tax or accounting consequences, the Committee may modify, or extend outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option or cause a violation of Code Section 409A.

(k) Term of Option. No Option shall have a term in excess of ten (10) years measured from the date that the Option is granted.

(l) Special Rules For Incentive Stock Options (“ISOs”). In addition to the provisions of this Section 6, the terms specified below shall be applicable to all Incentive Stock Options granted under the Plan. Except as modified by the provisions of this paragraph (k), all of the provisions of the Plan shall be applicable to Incentive Stock Options. Options that are specifically designated as Nonstatutory Options are not subject to the terms of this paragraph (k).

(1) Eligibility. Incentive Options may only be granted to Employees.

(2) Dollar Limitation. The aggregate Fair Market Value of the shares of Common stock (determined as of the Date of Grant) for which one or more Incentive Options granted to any Employee pursuant to the Plan may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s Options exceed that limit, they will be treated as Nonstatutory Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were awarded to Optionee to be treated as Incentive Stock Options.

(3) Restrictions on Sale of Shares. Shares issued pursuant to the exercise of an Incentive Stock Option may not be sold by the Employee until the expiration of 12 months after exercise and 24 months from the Date of Grant. Shares that do not satisfy these restrictions shall be treated as a grant of Nonstatutory Options.

(4) Special Rules for Incentive Stock Options Granted to 10% Stockholder.

a. Exercise Price. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, the Exercise Price of the Incentive Stock Option must be at least 110% of the Fair Market Value of the Company’s Common Stock.

b. Term of Option. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option term shall not exceed five years measured from the date the Incentive Stock Option is granted.

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c. Definition of 10% Stockholder. For purposes of the Plan, an Employee is deemed to be a “10% Stockholder” if he owns more than 10% of the Company or any Subsidiary.

(5) Special Rules for Exercise of Incentive Stock Options Following Termination of Employment.

a. Death or Disability. In order to preserve tax treatment as an Incentive Stock Option, Options granted to an Optionee who dies or becomes Disabled while employed must be exercised by the Optionee or his executor or beneficiary no later than (i) 12 months following the date of death or Disability, or (ii) the expiration date of the Incentive Stock Option, if earlier.

b. Termination For Reason Other Than Death or Disability. In order to preserve tax treatment as an Incentive Stock Option, an Optionee must exercise any vested and outstanding Incentive Stock Options no later than: (i) three (3) months following the date the Optionee terminates employment for any reason other than death or Disability; or (ii) the expiration date of the Incentive Stock Option if earlier.

(6) Miscellaneous. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. To the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Nonstatutory Stock Option for all purposes of this Plan.

(m) Shareholder Rights. Until the Shares covered by an Option are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

SECTION 7 Restricted Stock.

(a) Grant of Restricted Stock. The Committee may cause the Company to issue shares of Restricted Stock under the Plan, subject to such restrictions, conditions and other terms as the Committee may determine in addition to those set forth herein.

(b) Establishment of Performance Criteria and Restrictions. Restricted Stock Awards will be subject to time vesting under paragraph (f) of this Section 7. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than time vesting, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Stock. Corporate or individual performance criteria include, but are not limited to, designated levels or changes in total shareholder return, net income, total asset return, or such other financial measures or performance criteria as the Committee may select. Such restrictions shall be set forth in the Participant’s Restricted Stock Agreement.

(c) Share Certificates and Transfer Restrictions. Restricted Stock awarded to a Participant may be held under the Participant’s name in a book entry account maintained by or on behalf of the Company. Upon vesting of the Restricted Stock, the Company will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form. None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Stock vests in accordance with the Plan.

(d) Voting and Dividend Rights. Except as otherwise determined by the Committee either at the time Restricted Stock is awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Stock shall not have the right to vote such shares or the right to receive any dividends with respect to such shares, until such shares are vested. All distributions, if any, received by the Participant with respect to Restricted Stock as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

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(e) Award Agreements. The terms of the Restricted Stock granted under the Plan shall be as set forth in an Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Company and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Restricted Stock. The terms of the Plan shall govern all Restricted Stock granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan shall control.

(f) Time Vesting. Except as otherwise provided in a Participant’s Award Agreement, the Restricted Stock granted under the Plan will vest in accordance with the following schedule:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

In the event a Participant terminates employment prior to 100% vesting, any Shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. However, a Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death or Disability. A Participant shall also be 100% vested in his Restricted Stock on the date of a Change of Control. If a Participant’s Service is terminated for Cause as determined in the sole discretion of the Committee, his or her Restricted Stock Award (whether vested or unvested) shall be forfeited immediately. The Committee may approve Restricted Stock grants that provide alternate vesting schedules. Fractional shares shall be rounded down.

(g) Acceleration of Vesting. Notwithstanding anything to the contrary in the Plan, the Board, in its discretion, may accelerate, in whole or in part, the vesting schedule applicable to a grant of Restricted Stock.

SECTION 8 Restricted Stock Units

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Committee. After the Committee determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Committee will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Committee may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Committee in its discretion. Unless a different vesting schedule is set forth in the Award Agreement, the following time vesting schedule will apply:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

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(c) Earning of Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Committee and as set forth in the Award Agreement on the Date of Grant. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout as long as such reduction or waiver does not violate Code Section 409A.

(d) Dividend Equivalents. The Committee may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both. Timing and payment of Restricted Stock Units will be subject to and structured to comply with the rules of Code Section 409A and the treasury regulations thereunder.

(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

SECTION 9 Stock Appreciation Rights.

(a) Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee but shall be a price that is equal to or greater than the Fair Market Value of such shares. Other than as adjusted pursuant to Section 12, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

(b) Exercise and Payment. To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Fair Market Value of the shares subject to the Stock Option exceed the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. Unless the Committee decides otherwise (in its sole discretion), SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment. Shares issuable in connection with a SAR are subject to the transfer restrictions under the Plan.

SECTION 10 Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees, Consultants or Outside Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of the grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a “Performance Period.”

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(c) Performance Objectives and Other Terms. The Committee will set Performance Goals or other vesting provisions (including, without limitation, continued status as an Employee, Consultant or Outside Director) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to an Employee, Consultant or Outside Director. The time period during which the performance objectives or other vesting provisions must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(d) Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

(i) Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) net income; (vi) pre-tax income or after-tax income; (vii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (viii) raising of financing or fundraising; (ix) project financing; (x) revenue backlog; (xi) power purchase agreement backlog; (xii) gross margin; (xiii) operating margin or profit margin; (xiv) capital expenditures, cost targets, reductions and savings and expense management; (xv) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (xvi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xvii) performance warranty and/or guarantee claims; (xviii) stock price or total stockholder return; (xix) earnings or book value per share (basic or diluted); (xx) economic value created; (xxi) pre-tax profit or after-tax profit; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals; (xxiii) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxiv) construction projects consisting of one or more objectives based upon meeting project completion timing milestones, project budget, site acquisition, site development, or site equipment functionality; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, headcount, performance management, completion of critical staff training initiatives; (xxvi) objective goals relating to projects, including project completion timing milestones, project budget; (xxvii) key regulatory objectives; and (xxviii) enterprise resource planning.

(ii) Committee Discretion on Performance Measures. As determined in the discretion of the Committee, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more Subsidiaries, divisions, departments, regions, stores, segments, products, functions or business units of the Company, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per branch basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(e) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Unit/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, and subject to restrictions under Applicable Laws such as Code Section 409A, the Committee, in its sole discretion, may waive the achievement of any performance goals for such Performance Unit/Share.

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(f) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within 90 calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate fair market value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in combination thereof. Prior to the beginning of each Performance Period, Participants may, if so permitted by the Company, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

(g) Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, the Shares subject thereto shall again be available for grant under the Plan.

(h) Non-transferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

SECTION 11 Tax Withholding.

(a) Tax Withholding for Options. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment in cash in United States dollars from an Optionee or beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares of Common Stock issuable under such Optionee's Option, and the Company may defer payment or issuance of the shares of Common Stock upon such Optionee's exercise of an Option unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be determined by the Company.

(b) Tax Withholding for Restricted Stock and Other Awards. When a Participant incurs tax liability in connection with the vesting, lapse of a restriction or distribution of Restricted Stock or other Award, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the Committee shall establish procedures to satisfy the withholding tax obligation. The Participant also has the option to make payment in cash in United States dollars pursuant to procedures established by the Company. The amount of any such withholding shall be determined by the Company.

SECTION 12 Adjustment of Shares and Representations.

(a) General. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Committee shall make appropriate adjustments to (i) the maximum number and/or class of securities issuable pursuant to the Plan, (ii) the number and/or class of securities and the Exercise Price per share in effect for each outstanding Option in order to prevent the dilution or enlargement of benefits, (iii) the number of shares of Restricted Stock granted; or (iv) the number of Performance Shares awarded, if applicable. As a condition to the exercise of an Award, the Company may require the person exercising such Option to make such representations and warranties at the time of any such exercise as the Company may at that time determine, including without limitation, representations and warranties that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares in violation of applicable federal or state securities laws, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing the Shares.

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The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Mergers and Consolidations. In the event that the Company is a party to a Change of Control, outstanding Awards that are not yet vested shall be subject to the agreement of merger or consolidation or asset sale. Such agreement, without the Participant’s consent, may provide for:

(i) The continuation of such outstanding Awards by the Company (if the Company is the surviving Company);

(ii) The assumption of the Plan and such outstanding Awards by the surviving Company;

(iii) The substitution by the surviving Company of options with substantially the same terms for such outstanding Awards;

(iv) Such other action as the Board determines.

Each Option that is assumed or otherwise continued in effect in connection with a Change of Control shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Optionee in connection with the consummation of such Change of Control, had the Option been exercised immediately prior to such Change of Control.

(c) Reservation of Rights. Except as provided in this Section 12, a Participant shall have no Shareholder rights by reason of (i) any subdivision or consolidation of shares of stock of any class, or (ii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13 Miscellaneous.

(a) Regulatory Approvals. The implementation of the Plan, the granting of any Options, Restricted Stock or Performance Unit/Performance Share Awards under the Plan, and the issuance of any shares of Common Stock upon the exercise of any Option, lapse of restrictions on Restricted Stock, or payout of Performance Share Award shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities, if any, including applicable securities laws having jurisdiction over the Plan, the Options or Restricted Stock granted, and the shares of Common Stock issued pursuant to it.

(b) Strict Construction. No rule of strict construction shall be implied against the Committee, the Company or Subsidiary or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

(c) Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Delaware and construed in accordance therewith.

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(d) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

(e) Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(f) Conditions Upon Issuance of Shares.

(i) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(ii) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(g) Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.

(h)Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SECTION 14 No Employment or Service Retention Rights.

Nothing in the Plan or in any Award granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 15 Duration and Amendments.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Awards that have already occurred for which shareholder approval is a prerequisite for the granting of such Awards, shall be rescinded, and no such additional grants or awards shall be made thereafter under the Plan. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan or (ii) the date determined by the Board pursuant to its authority pursuant to paragraph (b) below.

(b) Right to Amend or Terminate the Plan. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. No Shares of Common Stock shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any shares of Restricted Stock or Performance Shares previously issued or any Option previously granted under the Plan.

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SECTION 16 Execution.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

CARDIO DIAGNOSTICS HOLDINGS INC.

By:
Date:	_______________, 2022

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Annex D

May 27, 2022

STRICTLY CONFIDENTIAL

The Board of Directors

Mana Capital Acquisition Corp.

To the Board of Directors:

We understand that Mana Capital Acquisition Corp. (“Mana”, the “Company”) intends to enter into a merger agreement and plan of reorganization (the “Agreement”) by and among Mana, Cardio Diagnostics, Inc. (“CDI”, the “Target”), Meeshanthini (Meesha) Dogan, as representative of the shareholders of the Target (the “Shareholders’ Representative”), and Mana Merger Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, as currently contemplated: (i) the Company and the Target will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Target (the “Merger”, the “Transaction”), with the Target surviving the Merger as a wholly owned subsidiary of the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”); (ii) at the Effective Time, each share of CDI’s Capital Stock issued and outstanding immediately prior to the Effective Time shall be canceled and converted into (i) the right to receive a number of shares of Mana’s Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”) and (ii) the contingent right to receive a portion of the Stockholder Earnout Shares, calculated on a Pro Rata Basis together with all other shares of CDI’s Capital Stock held by the holder of such share as of immediately prior to the Effective Time; (iii) the Exchange Ratio is the quotient of (a) the Aggregate Closing Merger Consideration divided by (b) the Company Fully Diluted Capital Stock, with the Aggregate Closing Merger Consideration means a number of shares of Mana’s Common Stock equal to the quotient of (a) the Aggregate Closing Merger Consideration Value divided by (b) $10.00; and (iv) the Aggregate Closing Merger Consideration Value means (a) $75,000,000, plus (b) the Aggregate Exercise Price, plus (c) the amount held by which CDI’s Closing Cash exceeds $500,000, minus (d) the amount by which CDI’s Closing Net Debt exceeds $500,000.

The board of directors of the Company (the “Board”) has requested that The Benchmark Company, LLC (“Benchmark”) provide a written opinion (the “Opinion”) to the Board as to whether the consideration to be paid by the Company in the Transaction is fair to the Company’s shareholders from a financial point of view.

In exchange for our services in rendering this Opinion, the Company has agreed to pay a fee to Benchmark, which is not contingent upon either the conclusion expressed herein or the consummation of the Transaction. The Company has also agreed to indemnify us against certain potential liabilities in connection with our services in rendering this Opinion and to reimburse us for certain of our expenses incurred in connection with our engagement with the Company. We are engaged by the Company to provide other financial advisory or investment banking services to the Company and/or its affiliates and other participants in the Transaction for which we may receive compensation.

This Opinion is addressed to, and is intended for the use, information and benefit of the Board (solely in their capacity as such) and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

The Benchmark Company, LLC - Member FINRA, SIPC

150 East 58th Street, 17th Floor, New York, NY 10155 - Tel: 212-312-6700

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We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company, the Target or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of the Target, the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Target, the Company, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

In arriving at this Opinion, we reviewed and considered such financial and other matters as we deemed relevant, including, among other things:

  a draft of the Agreement provided to us by the Company, dated May 27, 2022;
  certain information relating to the historical, current and future operations, financial condition and prospects of the Target, made available to us by the Company, including historical financial statements for the years ending 12/31/2021 and 12/31/2020, preliminary financial statements for the 3 months ending 3/31/2022, and a financial model with projected financials for the calendar years 2022-2026;
  discussions with certain members of the management of the Company and Target and certain of its advisors and representatives regarding the business, operations, financial condition and prospects of the Target, the Transaction and related matters;
  a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) on the Target provided to, or discussed with, us by or on behalf of the Company;
  the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain companies that we deemed to be relevant;
  the publicly available financial terms of certain transactions that we deemed to be relevant; and
  such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

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We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company and Target has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Target and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Target since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Benchmark has further relied upon the assurance of the management of the Company and Target that they are unaware of any facts that would make the information provided to Benchmark incomplete or misleading in any material respect. In connection with its review and arriving at this Opinion, Benchmark did not assume any responsibility for the independent verification of any of the foregoing information and relied on the completeness and accuracy as represented by the Company and Target. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the version of the Agreement provided to us as identified above. In addition, Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of the Company or the Target nor was Benchmark furnished with any such independent evaluations or appraisals. This Opinion is necessarily based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date hereof. Although subsequent developments might affect this Opinion, Benchmark does not have any obligation to update, revise or reaffirm this Opinion.

Benchmark has assumed that the Transaction will be consummated on terms substantially similar to those set forth in the draft of the Agreement provided to us as identified above. Furthermore, the Company represented to Benchmark that the Transaction was negotiated by the parties on an arm’s length basis.

In the ordinary course of our business, Benchmark may have actively traded the equity or debt securities of the Company and may continue to actively trade such equity or debt securities. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may currently be stockholders of the Company.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be paid by the Company in the Transaction pursuant to the Agreement is fair to the Company’s shareholders from a financial point of view.

Very truly yours,

THE BENCHMARK COMPANY, LLC

By: /s/ Edward Rubin

Name: Edward Rubin

Title: Senior Managing Director & Co-Head of Investment Banking

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